                                          Free Writing Prospectus
                                          Filed Pursuant to Rule 433
                                          Registration Statement No.: 333-127668

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing
Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED
                     PRIOR TO SALE, DATED DECEMBER 4, 2005

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED OCTOBER 14, 2005)

                          $2,332,345,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C22

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

--------------------------------------------------------
 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
 BEGINNING ON PAGE S-44 OF THIS PROSPECTUS
 SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING
 PROSPECTUS.

 Neither the offered certificates nor the underlying
 mortgage loans are insured or guaranteed by any
 government agency or instrumentality.

 The offered certificates will represent interests in
 the trust fund only. They will not represent
 obligations of any other party. The offered
 certificates will not be listed on any national
 securities exchange or any automated quotation
 system of any registered securities association.

 This prospectus supplement may be used to offer and
 sell the offered certificates only if it is
 accompanied by the prospectus dated December     , 2005.
--------------------------------------------------------

THE TRUST FUND:

 o   As of December 11, 2005,* the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $2,563,016,891.

 o   The trust fund will consist of a pool of 151 fixed rate mortgage loans.

 o   The mortgage loans are secured by first liens on commercial and multifamily properties.

 o   All of the mortgage loans were originated or acquired by Wachovia Bank,
     National Association and CWCapital LLC.

THE CERTIFICATES:

 o   The trust fund will issue 27 classes of certificates.

 o   Only the 12 classes of offered certificates described in the following table are being offered by this prospectus supple ment and the accompanying prospectus.

                      ORIGINAL      PERCENTAGE OF                                                     EXPECTED S&P/
                    CERTIFICATE      CUT-OFF DATE   PASS-THROUGH       ASSUMED FINAL                  MOODY'S/FITCH
      CLASS         BALANCE (1)      POOL BALANCE       RATE       DISTRIBUTION DATE(2)   CUSIP NO.     RATING(3)
---------------- ----------------- --------------- -------------- ---------------------- ----------- --------------

Class A-1 ......  $   51,163,000         1.996%         Fixed       October 15, 2010                   AAA/Aaa/AAA
Class A-2 ......  $   91,861,000         3.584%         Fixed       November 15, 2010                  AAA/Aaa/AAA
Class A-3 ......  $  157,444,000         6.143%        WAC(4)       December 15, 2012                  AAA/Aaa/AAA
Class A-PB .....  $  204,025,000         7.960%        WAC(5)        August 15, 2015                   AAA/Aaa/AAA
Class A-4 ......  $1,035,637,000        40.407%        WAC(4)       November 15, 2015                  AAA/Aaa/AAA
Class A-1A .....  $  253,981,000         9.909%        WAC(4)       November 15, 2015                  AAA/Aaa/AAA
Class A-M ......  $  256,302,000        10.000%        WAC(4)       November 15, 2015                  AAA/Aaa/AAA
Class A-J ......  $  153,781,000         6.000%        WAC(4)       December 15, 2015                  AAA/Aaa/AAA
Class B ........  $   22,426,000         0.875%        WAC(4)       December 15, 2015                  AA+/Aa1/AA+
Class C ........  $   32,038,000         1.250%        WAC(4)       December 15, 2015                   AA/Aa2/AA
Class D ........  $   25,630,000         1.000%        WAC(4)       December 15, 2015                  AA-/Aa3/AA-
Class E ........  $   48,057,000         1.875%        WAC(4)       December 15, 2015                    A/A2/A

--------------------------------------------------------------------------------
*     One mortgage loan will be originated after December 11, 2005.

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-127668) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. - 5 p.m.
EST).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering.
Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P.
Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-managers for the offering. Wachovia Capital Markets, LLC, Deutsche Bank
Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Nomura
Securities International, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately
   % of the initial certificate balance of the offered certificates, plus accrued interest from December 1, 2005, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about December 29, 2005.

                               WACHOVIA SECURITIES

Deutsche Bank Securities
                              Goldman, Sachs & Co.
                                                        JPMorgan
                                                                          NOMURA
                                December  , 2005

                     WACHOVIA BANK COMMERCIAL MORTAGE TRUST

         Commerical Mortgage Pass-Through Certificates, Series 2005-C22
                    Geographic Overview of Mortgage Pool(1)

                         [MAP OF UNITED STATES OMITTED]

WASHINGTON                    ALABAMA               MAINE
2 properties                  6 properties          2 properties
$15,441,296                   $74,479,042           $27,200,000
0.6% of total                 2.9% of total         1.1% of total

OREGON                        UTAH                  MASSACHUSETTS
3 properties                  1 property            2 properties
$19,430,843                   $9,250,000            $8,742,776
0.8% of total                 0.4% of total         0.3% of total

NEVADA                        NEBRASKA              CONNECTICUT
5 properties                  5 properties          2 properties
$216,374,199                  $9,047,236            $19,785,450
8.4% of total                 0.4% of total         0.8% of total

NORTHERN CALIFORNIA(2)        NORTH DAKOTA          RHODE ISLAND
8 properties                  2 properties          1 property
$180,782,259                  $3,367,059            $12,600,000
7.1% of total                 0.1% of total         0.5% of total

CALIFORNIA                    MISSOURI              NEW JERSEY
38 properties                 2 properties          4 properties
$540,534,128                  $6,220,000            $68,051,997
21.1% of total                0.2% of total         2.7% of total

SOUTHERN CALIFORNIA(2)        IOWA                  MARYLAND
30 properties                 2 properties          3 properties
$359,751,869                  $5,003,436            $12,027,001
14.0% of total                0.2% of total         0.5% of total

ARIZONA                       MINNESOTA             VIRGINIA
10 properties                 4 properties          34 properties
$134,921,648                  $71,206,213           $106,531,043
5.3% of total                 2.8% of total         4.2% of total

NEW MEXICO                    WISCONSIN             NORTH CAROLINA
3 properties                  2 properties          10 properties
$45,751,170                   $3,557,054            $52,697,989
1.8% of total                 0.1% of total         2.1% of total

KANSAS                        ILLINOIS              SOUTH CAROLINA
2 properties                  13 properties         2 properties
$6,353,000                    $240,066,035          $20,720,000
0.2% of total                 9.4% of total         0.8% of total

OKLAHOMA                      MICHIGAN              GEORGIA
2 properties                  1 property            3 properties
$34,100,000                   $3,563,872            $44,458,750
1.3% of total                 0.1% of total         1.7% of total

TEXAS                         INDIANA               FORIDA
15 properties                 1 property            18 properties
$72,547,160                   $8,600,000            $228,692,682
2.8% of total                 0.3% of total         8.9% of total

LOUISIANA                     OHIO
5 properties                  7 properties
$75,310,000                   $32,347,606
2.9% of total                 1.3% of total

TENNESSEE                     PENNSYLVANIA
7 properties                  4 properties
$23,470,131                   $149,025,000
0.9% of total                 5.8% of total

KENTUCKY                      NEW YORK
3 properties                  12 properties
$61,895,000                   $99,628,074
2.4% of total                 3.9% of total

MORTGAGED PROPERTIES BY PROPERTY TYPE

                               [PIE CHART OMITTED]

Mixed Use                4.6%

Self Storage             9.9%

Hospitality             11.2%

Retail                   22.3%

Industrial               3.3%

Office                  25.5%

Multifamily             23.2%

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the
Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California. Mortgaged Properties north of San Luis
Obisop County, Kern County and San Bernadino County were included in Northern
California and Mortgaged Properties located in or south of such counties were included in Southern California.

                            [LEGEND GRAPHIC OMITTED]

[ ] >10.0% of Cut-Off Date Pool Balance

[ ] >50-10.0% of Cut-Off Date Pool Balance

[ ] >1.0-5.0% of Cut-Off Date Pool Balance

[ ] (less than or equal to)1.0% of Cut-Off Date Pool Balance

[PICTURE OF HYATT CENTER OMITTED]                 [PICTURES OF WESTIN CASUARINA HOTEL & SPA OMITTED]

Hyatt Center, Chicago, IL                         Westin Casuarina Hotel & Spa, Las Vegas, NV

[PICTURES OF EXTRA SPACE PRISA POOL OMITTED]      [PICTURES OF ABBEY II POOL OMITTED]

Extra Space PRISA Pool, Various                   Abbey II Pool, Various

[PICTURES OF EXTRA SPACE SELF STORAGE PORTFOLIO #6 OMITTED]

Extra Space Self Storage Portfolio #6, Various

[PICTURES OF 300 FOUR FALLS CORPORATE CENTER OMITTED]        [PICTURE OF EAGLE RIDGE MALL OMITTED]

300 Four Falls Corporate Center,                             Eagle Ridge Mall, Lake Wales, FL
West Conshohocken Borough, PA

[PICTURE OF TIFFANY BUILDING OMITTED]

Tiffany Building, Parsippany, NJ

[PICTURE OF BIRTCHER PORTFOLIO OMITTED]                      [PICTURES OF METRO POINTE AT SOUTH COAST OMITTED]

Birtcher Portfolio, Various                                  Metro Pointe at South Coast, Costa Mesa, CA

              IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

     The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus)
and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you;
any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

     As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This prospectus supplement is being provided to you for informative purposes only in response to your specific request. The underwriters described in this prospectus supplement may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this prospectus supplement.

     The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale.

     This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS
DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o RISK FACTORS, commencing on page S-44 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                                      S-1

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-273 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS TO BE AN OFFER OR SOLICITATION:

     o    if used in a jurisdiction in which such offer or solicitation is not authorized;

     o    if the person making such offer or solicitation is not qualified to do so; or

     o    if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a "Relevant
Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant
Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that
Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

       (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

       (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (eurodollar) 43,000,000 and (3) an annual net turnover of more than (eurodollar) 50,000,000, as shown in its last annual or consolidated accounts; or

       (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
    Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                      S-2

                                 UNITED KINGDOM

     Each underwriter has represented and agreed that:

       (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
    Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

       (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services
and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation
Scheme.

(Footnotes to table on the front cover)
----------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
      Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
      CONSIDERATIONS--Weighted Average Life" in this prospectus supplement).
      The "Rated Final Distribution Date" is the distribution date to occur in
      December 2044. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final
      Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch,
      Inc. See "RATINGS" in this prospectus supplement.

(4)   The pass-through rates applicable to the Class A-3, Class A-4, Class
      A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E
      certificates for any distribution date will be equal to the applicable weighted average net mortgage rate for the related date.

(5)   The pass through rates applicable to the Class A-PB certificates for any distribution date will be equal to the weighted average net mortgage rate
      (calculated as described in the prospectus supplement), minus   % for the
      related date.

                                      S-3

                                                                                              PAGE
                                                                                             ------

 Certain Provisions of the Intercreditor Agreements with respect to Certain Subordinate

                                      S-4

                                                                                            PAGE
                                                                                           ------

ANNEX A-5     Certain Characteristics of the Mortgage Loans and Mortgaged Properties

                                      S-5

                       SUMMARY OF PROSPECTUS SUPPLEMENT

    o  THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
       SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO
       CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF
       THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS
       SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    o  THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS
       AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE
       FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION
       IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    o  WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE
       CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO
       ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT
       OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS
       SUPPLEMENT.

    o  FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2, CLASS
       A-3, CLASS A-PB, CLASS A-4 AND CLASS A-1A CERTIFICATES, THE POOL OF
       MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN
       GROUP 1 AND LOAN GROUP 2.

    o  UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED
       IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED
       IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE
       CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS
       INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS DECEMBER 11,
       2005, WITH RESPECT TO 147 MORTGAGE LOANS, DECEMBER 1, 2005, WITH RESPECT
       TO 3 MORTGAGE LOANS AND THE ORIGINATION DATE OF THE RELATED MORTGAGE
       LOAN, WITH RESPECT TO 1 MORTGAGE LOAN), AFTER GIVING EFFECT TO PAYMENTS
       DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE
       BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH
       CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES
       THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH
       MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY
       MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF
       MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE
       PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND,
       OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND,
       AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF
       THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

    o  ONE (1) MORTGAGE LOAN, THE HYATT CENTER MORTGAGE LOAN, IS PART OF A
       SPLIT LOAN STRUCTURE WHERE THE COMPANION LOAN THAT IS PART OF THE SPLIT
       LOAN STRUCTURE IS PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH THE
       MORTGAGE LOAN. CERTAIN OTHER MORTGAGE LOANS ARE EACH PART OF A SPLIT
       LOAN STRUCTURE IN WHICH THE RELATED COMPANION LOANS ARE SUBORDINATE TO
       THE RELATED MORTGAGE LOAN(S). AMOUNTS ATTRIBUTABLE TO ANY COMPANION LOAN
       WILL NOT BE ASSETS OF THE TRUST FUND AND WILL BE BENEFICIALLY OWNED BY
       THE HOLDER OF SUCH COMPANION LOAN.

    o  ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
       INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND
       EXCLUDES INFORMATION ON THE SUBORDINATE COMPANION LOANS.

                                      S-6

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C22, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                CLOSING DATE
                CERTIFICATE     PERCENTAGE                                 INITIAL    WEIGHTED        CASH FLOW          EXPECTED
                 BALANCE OR     OF CUT-OFF                                  PASS-      AVERAGE       OR PRINCIPAL          S&P/
                  NOTIONAL       DATE POOL  CREDIT        PASS-THROUGH     THROUGH      LIFE            WINDOW        MOODY'S/ FITCH
      CLASS      AMOUNT(1)        BALANCE   SUPPORT     RATE DESCRIPTION     RATE    (YEARS)(2)     (MON./YR.)(2)        RATING(3)
------------ ----------------- ------------ --------    ------------------ --------- ------------ ------------------- --------------

Class A-1 ..  $    51,163,000      1.996%    30.000%          Fixed         %           2.74     01/06 -- 10/10         AAA/Aaa/AAA
Class A-2 ..  $    91,861,000      3.584%    30.000%          Fixed         %           4.81     10/10 -- 11/10         AAA/Aaa/AAA
Class A-3 ..  $   157,444,000      6.143%    30.000%         WAC(4)         %           6.66     08/12 -- 12/12         AAA/Aaa/AAA
Class A-PB .  $   204,025,000      7.960%    30.000%         WAC(5)         %           7.89     10/10 -- 08/15         AAA/Aaa/AAA
Class A-4 ..  $ 1,035,637,000     40.407%    30.000%         WAC(4)         %           9.78     08/15 -- 11/15         AAA/Aaa/AAA
Class A-1A .  $   253,981,000      9.909%    30.000%         WAC(4)         %           9.60     01/06 -- 11/15         AAA/Aaa/AAA
Class A-M ..  $   256,302,000     10.000%    20.000%         WAC(4)         %           9.88     11/15 -- 11/15         AAA/Aaa/AAA
Class A-J ..  $   153,781,000      6.000%    14.000%         WAC(4)         %           9.93     11/15 -- 12/15         AAA/Aaa/AAA
Class B ....  $    22,426,000      0.875%    13.125%         WAC(4)         %           9.96     12/15 -- 12/15         AA+/Aa1/AA+
Class C ....  $    32,038,000      1.250%    11.875%         WAC(4)         %           9.96     12/15 -- 12/15          AA/Aa2/AA
Class D ....  $    25,630,000      1.000%    10.875%         WAC(4)         %           9.96     12/15 -- 12/15         AA-/Aa3/AA-
Class E ....  $    48,057,000      1.875%     9.000%         WAC(4)         %           9.96     12/15 -- 12/15           A/A2/A
 Class F ...  $    32,038,000      1.250%     7.750%          WAC(4)        %            (7)          (7)                 A-/A3/A-
 Class G ...  $    28,834,000      1.125%     6.625%          WAC(4)        %            (7)          (7)             BBB+/Baa1/BBB+
 Class H ...  $    28,833,000      1.125%     5.500%          WAC(4)        %            (7)          (7)              BBB/Baa2/BBB
 Class J ...  $    35,242,000      1.375%     4.125%          WAC(4)        %            (7)          (7)             BBB-/Baa3/BBB-
 Class K ...  $    16,019,000      0.625%     3.500%         Fixed(6)       %            (7)          (7)                BB+/NR/BB+
 Class L ...  $    12,815,000      0.500%     3.000%         Fixed(6)       %            (7)          (7)                 BB/NR/BB
 Class M ...  $    12,815,000      0.500%     2.500%         Fixed(6)       %            (7)          (7)                BB-/NR/BB-
 Class N ...  $     6,408,000      0.250%     2.250%         Fixed(6)       %            (7)          (7)                 B+/NR/B+
 Class O ...  $     6,407,000      0.250%     2.000%         Fixed(6)       %            (7)          (7)                  B/NR/B
 Class P ...  $     9,611,000      0.375%     1.625%         Fixed(6)       %            (7)          (7)                 B-/NR/B-
 Class Q ...  $    41,649,890      1.625%     0.000%         Fixed(6)       %            (7)          (7)                NR/NR/NR
 Class IO ..  $ 2,563,016,890       NA        NA             WAC-IO(8)      %            (8)          (8)               AAA/Aaa/AAA

----------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   Based on no prepayments and the other assumptions set forth under "YIELD
      AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch,
      Inc. See "RATINGS" in this prospectus supplement.

(4)   The pass-through rates applicable to the Class A-3, Class A-4, Class
      A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
      Class G, Class H and Class J certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

(5)   The pass-through rates applicable to the Class A-PB certificates for any distribution date will be equal to the weighted average net mortgage rate
      (calculated as described in this prospectus supplement) minus  % for that date.

                                      S-7

(6)   The pass-through rates applicable to the Class K, Class L, Class M, Class
      N, Class O, Class P and Class Q certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement).

(7)   Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)   The Class IO certificates are not offered by this prospectus supplement.
      Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the
      Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See
      "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

----------
           Offered certificates
----------

----------
           Private certificates
----------

                                      S-8

                                  THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and
                                 servicing agreement, dated as of December 1,
                                 2005, by and among the depositor, the master
                                 servicer, the special servicer and the trustee.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the
                                 mortgage loan sellers, the master servicer and
                                 an affiliate of one of the underwriters. Our
                                 principal executive office is located at 301
                                 South College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates
                                 have insured or guaranteed the offered
                                 certificates. For more detailed information,
                                 see "THE DEPOSITOR" in the accompanying
                                 prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association and
                                 CWCapital LLC. For more information, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage
                                 Loan Sellers" in this prospectus supplement.
                                 Wachovia Bank, National Association is an
                                 affiliate of the depositor, the master servicer
                                 and one of the underwriters. The mortgage loan
                                 sellers will sell and assign to us on the
                                 closing date the mortgage loans to be included
                                 in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                     MORTGAGE LOANS BY MORTGAGE LOAN SELLER

                                                                    PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                      NUMBER OF      AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
                                       MORTGAGE     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
        MORTGAGE LOAN SELLER            LOANS         BALANCE         BALANCE       BALANCE         BALANCE
------------------------------------ ----------- ----------------- ------------ --------------- --------------

Wachovia Bank, National Association      148      $2,512,592,268        98.0%         97.8%          100.0%
CWCapital LLC* .....................       3          50,424,622         2.0           2.2               0
                                         ---      --------------       -----         -----           -----
 TOTAL .............................     151      $2,563,016,891       100.0%        100.0%          100.0%
                                         ===      ==============       =====         =====           =====

----------
*     For purposes of the information contained in this prospectus supplement
      (including the appendices to this prospectus supplement), although 3 mortgage loans representing 2.0% of the mortgage pool were sold to the trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage
      Securities II LLC, all references to "mortgage loan seller" or "seller"
      with respect to such mortgage loans will be deemed to refer to CWCapital
      LLC. Prior to this securitization, those mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to
      CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities II
      LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage
      Securities I LLC or CWCapital Mortgage Securities II LLC, as applicable, will be separately made to the Depositor by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC. The
      Master Servicer will enter into a subservicing agreement with CWCapital
      LLC with respect to the loans for which CWCapital LLC is or is deemed to be the "seller".

                                      S-9

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate,
                                 one of the mortgage loan sellers and an
                                 affiliate of one of the underwriters. The
                                 master servicer will be primarily responsible
                                 for collecting payments and gathering
                                 information with respect to the mortgage loans
                                 included in the trust fund and the companion
                                 loans which are not part of the trust fund.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" in
                                 this prospectus supplement.

THE SPECIAL SERVICER..........   Initially, CWCapital Asset Management LLC. An
                                 affiliate of the special servicer is one of the
                                 mortgage loan sellers and the primary servicer
                                 of the mortgage loans sold by that mortgage
                                 loan seller and another affiliate is the
                                 anticipated initial holder of certain
                                 non-offered classes of certificates. The
                                 special servicer will be responsible for
                                 performing certain servicing functions with
                                 respect to the mortgage loans included in the
                                 trust fund and the companion loans which are
                                 not part of the trust fund that, in general,
                                 are in default or as to which default is
                                 imminent.

                                 Some holders of certificates (initially the
                                 holder of the Class Q certificates with
                                 respect to each mortgage loan other than the
                                 One Grumman Road West mortgage loan) will have
                                 the right to replace the special servicer and
                                 to select a representative who may advise and
                                 direct the special servicer and whose approval
                                 is required for certain actions by the special
                                 servicer under certain circumstances. With
                                 respect to the One Grumman Road West mortgage
                                 loan, the holder of the related subordinate
                                 companion loan may appoint or remove the
                                 special servicer with respect to the related
                                 mortgage loan, subject to certain conditions.
                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" and
                                 "--The Controlling Class Representative" in
                                 this prospectus supplement.

                                 It is anticipated that Cadim TACH inc. (an
                                 affiliate of the special servicer) or an
                                 affiliate will purchase certain non-offered
                                 classes of certificates (including the Class Q
                                 certificates). See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

THE TRUSTEE...................   Wells Fargo Bank, N.A. The trustee will be
                                 responsible for (among other things)
                                 distributing payments to certificateholders and
                                 delivering to certificateholders certain
                                 reports on the mortgage loans included in the
                                 trust fund and the certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--The Trustee"
                                 in this prospectus supplement.

                                      S-10

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Deutsche Bank
                                 Securities Inc., Goldman, Sachs & Co., J.P.
                                 Morgan Securities Inc. and Nomura Securities
                                 International, Inc. It is intended that
                                 Wachovia Securities International Limited will
                                 act as a member of the selling group on behalf
                                 of Wachovia Capital Markets, LLC and may sell
                                 offered certificates on behalf of Wachovia
                                 Capital Markets, LLC in certain jurisdictions.
                                 Wachovia Capital Markets, LLC is our affiliate
                                 and is an affiliate of Wachovia Bank, National
                                 Association, which is the master servicer and
                                 one of the mortgage loan sellers. See "RISK
                                 FACTORS--Potential Conflicts of Interest" in
                                 this prospectus supplement. Wachovia Capital
                                 Markets, LLC is acting as sole lead manager for
                                 this offering. Deutsche Bank Securities Inc.,
                                 Goldman, Sachs & Co., J.P. Morgan Securities
                                 Inc. and Nomura Securities International, Inc.
                                 are acting as co-managers for this offering.
                                 Wachovia Capital Markets, LLC is acting as sole
                                 bookrunner with respect to the offered
                                 certificates.

                                      S-11

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about December 29, 2005.

CUT-OFF DATE..................   For 147 mortgage loans, representing 95.2% of
                                 the mortgage pool (123 mortgage loans in loan
                                 group 1 or 94.7% and all of the mortgage loans
                                 in loan group 2), December 11, 2005; for 3
                                 mortgage loans, representing 2.0% of the
                                 mortgage pool (2.2% of loan group 1), December
                                 1, 2005 and for 1 mortgage loan, representing
                                 2.8% of the mortgage pool (3.1% of loan group
                                 1), the origination date of the related
                                 mortgage loan. The cut-off date balance of each
                                 mortgage loan included in the trust fund and
                                 each cut-off date certificate balance in this
                                 prospectus supplement assumes the timely
                                 receipt of principal scheduled to be paid (if
                                 any) on each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in January 2006.

DETERMINATION DATE............   The 11th day of each month, or if such 11th
                                 day is not a business day, the next succeeding
                                 business day, commencing in January 2006.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately
                                 preceding month (or the day after the
                                 applicable cut-off date in the case of the
                                 first collection period) through and including
                                 the 11th day of the month in which the
                                 distribution date occurs. Notwithstanding the
                                 foregoing, in the event that the last day of a
                                 collection period is not a business day, any
                                 payments with respect to the mortgage loans
                                 which relate to such collection period and are
                                 received on the business day immediately
                                 following such last day will be deemed to have
                                 been received during such collection period and
                                 not during any other collection period, and in
                                 the event that the payment date (after giving
                                 effect to any grace period) related to any
                                 distribution date occurs after the related
                                 collection period, any amounts received on that
                                 payment date (after giving effect to any grace
                                 period) will be deemed to have been received
                                 during the related collection period and not
                                 during any other collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 12
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C22 pursuant to this prospectus
                                 supplement:

                                         Class A-1
                                         Class A-2
                                         Class A-3

                                      S-12

                                         Class A-PB
                                         Class A-4
                                         Class A-1A
                                         Class A-M
                                         Class A-J
                                         Class B
                                         Class C
                                         Class D
                                         Class E

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions
                                 of payments or other collections on the
                                 mortgage loans that the master servicer
                                 collected or that the master servicer and/or
                                 the trustee advanced during or with respect to
                                 the related collection period after deducting
                                 certain fees and expenses. For purposes of
                                 making certain distributions to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4,
                                 and Class A-1A certificates, the mortgage pool
                                 will be deemed to consist of 2 loan groups:

                                  o Loan group 1 will consist of (i) all of the
                                    mortgage loans that are not secured by
                                    multifamily properties, and (ii) 23
                                    mortgage loans that are secured by
                                    multifamily properties; and

                                  o Loan group 2 will consist of 24 mortgage
                                    loans that are secured by multifamily
                                    properties.

                                 Annex A-1 to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan.

                                 The trustee will distribute amounts to the
                                 extent that the money is available, in the
                                 following order of priority, to pay:

                                      S-13

                                 ----------------------------------------------
                                  Interest, concurrently (i) pro rata, on the
                                  Class A-1, Class A-2, Class A-3, Class A-PB
                                  and Class A-4 certificates from the portion
                                  of money available attributable to mortgage
                                  loans in loan group 1, (ii) on the Class A-1A
                                  certificates from the portion of money
                                  available attributable to mortgage loans in
                                  loan group 2, and (iii) pro rata, on the
                                  Class IO certificates from any and all money
                                  attributable to the mortgage pool; provided,
                                  however, if on any distribution date, the
                                  money available on such distribution date is
                                  insufficient to pay in full the total amount
                                  of interest to be paid to any of the classes
                                  as described above, money available with
                                  respect to the entire mortgage pool will be
                                  allocated among all those classes pro rata.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class A-PB certificates, up
                                  to the principal distribution amount related
                                  to loan group 1, until the certificate
                                  balance of the Class A-PB certificates is
                                  reduced to the planned principal balance set
                                  forth in the table on Annex C to this
                                  prospectus supplement, and, after the Class
                                  A-1A certificate balance has been reduced to
                                  zero, the principal distribution amount
                                  relating to loan group 2 remaining after
                                  payments to the Class A-1A certificates have
                                  been made, until the certificate balance of
                                  the Class A-PB certificates is reduced to the
                                  planned principal balance set forth in the
                                  table on Annex C to this prospectus
                                  supplement.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  certificates as set forth in the priority
                                  immediately preceding, principal of the Class
                                  A-1 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A and Class A-PB certificates have
                                  been made, until their certificate balance is
                                  reduced to zero.
                                 ----------------------------------------------

                                      S-14

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  and Class A-1 certificates as set forth in
                                  the immediately preceding priorities,
                                  principal of the Class A-2 certificates, up
                                  to the remaining principal distribution
                                  amount relating to loan group 1 and, after
                                  the Class A-1A certificate balance has been
                                  reduced to zero, the principal distribution
                                  amount relating to loan group 2 remaining
                                  after payments to the Class A-1A, Class A-PB
                                  and Class A-1 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB,
                                  Class A-1 and Class A-2 certificates as set
                                  forth in the immediately preceding
                                  priorities, principal on the Class A-3
                                  certificates, up to the remaining principal
                                  distribution amount relating to loan group 1
                                  and, after the Class A-1A certificate balance
                                  has been reduced to zero, the principal
                                  distribution amount relating to loan group 2
                                  remaining after payments to the Class A-1A,
                                  Class A-PB, Class A-1 and Class A-2
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB,
                                  Class A-1, Class A-2 and Class A-3
                                  certificates as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-PB certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A, Class A-PB, Class A-1, Class A-2
                                  and Class A-3 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.
                                 ----------------------------------------------

                                      S-15

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB,
                                  Class A-1, Class A-2 and Class A-3
                                  certificates as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-4 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A, Class A-PB, Class A-1, Class A-2
                                  and Class A-3 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class A-1A certificates, up
                                  to the principal distribution amount relating
                                  to loan group 2 and, after the certificate
                                  balances of the Class A-PB, Class A-1, Class
                                  A-2, Class A-3 and Class A-4 certificates
                                  have been reduced to zero, the principal
                                  distribution amount relating to loan group 1
                                  remaining after payments to the Class A-PB,
                                  Class A-1, Class A-2, Class A-3 and Class A-4
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class A-1, Class A-2,
                                  Class A-3, Class A-PB, Class A-4 and Class
                                  A-1A certificates, pro rata, for any realized
                                  loss and trust fund expenses borne by such
                                  certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class A-M certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal on the Class A-M certificates, up
                                  to the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class A-M certificates,
                                  for any realized losses and trust fund
                                  expenses borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class A-J certificates.
                                 ----------------------------------------------

                                      S-16

                                 ----------------------------------------------
                                  Principal of the Class A-J certificates, up
                                  to the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class A-J certificates
                                  for any realized losses and trust fund
                                  expenses borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class B certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class B certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class B certificates for
                                  any realized
                                  losses and trust fund expenses borne by such
                                  class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class C certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class C certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class C certificates for
                                  any realized
                                  losses and trust fund expenses borne by such
                                  class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class D certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class D certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class D certificates for
                                  any realized
                                  losses and trust fund expenses borne by such
                                  class.
                                 ----------------------------------------------

                                      S-17

                                 ----------------------------------------------
                                  Interest on the Class E certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class E certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class E certificates for
                                  any realized
                                  losses and trust fund expenses borne by such
                                  class.
                                 ----------------------------------------------

                                 If, on any distribution date, the certificate
                                 balances of the Class A-M through Class Q
                                 certificates have been reduced to zero, but
                                 any two or more of the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4 and Class
                                 A-1A certificates remain outstanding,
                                 distributions of principal (other than
                                 distributions of principal otherwise allocable
                                 to reduce the certificate balance of the Class
                                 A-PB certificates to the planned principal
                                 amount set forth in the table on Annex C to
                                 this prospectus supplement) and interest will
                                 be made, pro rata, to the outstanding Class
                                 A-1, Class A-2, Class A-3, Class A-PB, Class
                                 A-4 and Class A-1A certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions" in this prospectus supplement.

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class Z, Class R-I
                                 and Class R-II certificates) will be entitled
                                 to receive:

                                 o for each class of these certificates, one
                                   month's interest at the applicable
                                   pass-through rate accrued during the
                                   calendar month prior to the related
                                   distribution date, on the certificate
                                   balance or notional amount, as applicable,
                                   of each class of these certificates
                                   immediately prior to that distribution
                                   date;

                                 o plus any interest that this class of
                                   certificates was entitled to receive on all
                                   prior distribution dates to the extent not
                                   received;

                                 o minus (other than in the case of the Class
                                   IO certificates) that class' share of any
                                   shortfalls in interest collections due to
                                   prepayments on mortgage loans included in
                                   the trust fund that are not offset by
                                   certain payments made by the master
                                   servicer; and

                                 o minus (other than in the case of the Class
                                   IO certificates) that class' allocable
                                   share of any reduction in interest

                                      S-18

                                   accrued on any mortgage loan as a result of
                                   a modification that reduces the related
                                   mortgage rate and allows the reduction in
                                   accrued interest to be added to the stated
                                   principal balance of the mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4, Class A-1A,
                                 Class IO certificates, interest distributions
                                 on the Class A-1, Class A-2, Class A-3, Class
                                 A-PB and Class A-4 certificates will be based
                                 upon amounts available relating to mortgage
                                 loans in loan group 1 and interest
                                 distributions on the Class A-1A certificates
                                 will be based upon amounts available relating
                                 to mortgage loans in loan group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "--Distributions" in this prospectus
                                 supplement.

                                 The Class IO certificates will be entitled to
                                 distributions of interest only on their
                                 respective notional amounts. The notional
                                 amounts of each of these classes of
                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class IO certificates will accrue interest
                                 at a rate as described under "--Pass-Through
                                 Rates" below.

                                 The certificates (other than the Class Z,
                                 Class R-I and Class R-II certificates) will
                                 accrue interest on the basis of a 360-day year
                                 consisting of twelve 30-day months.

                                 The interest accrual period with respect to
                                 any distribution date and any class of
                                 certificates (other than the Class Z, Class
                                 R-I and Class R-II certificates) is the
                                 calendar month preceding the month in which
                                 such distribution date occurs.

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-13 above,
                                 on each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class IO
                                 certificates:

                                 o first, pro rata, to the Class IO
                                   certificates, Class A-1 certificates, Class
                                   A-2 certificates, Class A-3 certificates,
                                   Class A-PB certificates, Class A-4
                                   certificates and Class A-1A certificates as
                                   described above under "--Priority of
                                   Distributions", and then to each other
                                   class of offered certificates in order of
                                   priority of payment; and

                                 o only to the extent funds remain after the
                                   trustee makes all distributions of interest
                                   and principal required to be made on such
                                   date to each class of certificates with a
                                   higher priority of distribution.

                                     S-19

                                 You may, in certain circumstances, also
                                 receive distributions of prepayment premiums
                                 and yield maintenance charges collected on the
                                 mortgage loans included in the trust fund.
                                 These distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class IO, Class Z,
                                 Class R-I and Class R-II certificates) on each
                                 distribution date is set forth above under
                                 "OVERVIEW OF THE CERTIFICATES" in this
                                 prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 IO certificates is described under
                                 "DESCRIPTION OF THE CERTIFICATES--Pass-Through
                                 Rates" in this prospectus supplement.

                                 The weighted average net mortgage rate for
                                 each distribution date is the weighted average
                                 of the net mortgage rates for the mortgage
                                 loans included in the trust fund as of the
                                 beginning of the related collection period,
                                 weighted on the basis of their respective
                                 stated principal balances immediately
                                 following the preceding distribution date;
                                 provided that, for the purpose of determining
                                 the weighted average net mortgage rate only,
                                 if the mortgage rate for any mortgage loan
                                 included in the trust fund has been modified
                                 in connection with a bankruptcy or similar
                                 proceeding involving the related borrower or a
                                 modification, waiver or amendment granted or
                                 agreed to by the special servicer, the
                                 weighted average net mortgage rate for that
                                 mortgage loan will be calculated without
                                 regard to that event. The net mortgage rate
                                 for each mortgage loan included in the trust
                                 fund will generally equal:

                                 o the mortgage interest rate in effect for
                                   that mortgage loan as of the closing date;
                                   minus

                                 o the applicable administrative cost rate, as
                                   described in this prospectus supplement.

                                 Any increase in the interest rate of a
                                 mortgage loan as a result of not repaying the
                                 outstanding principal amount of such mortgage
                                 loan by the related anticipated repayment date
                                 will be disregarded for purposes of
                                 calculating the net mortgage rate.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate
                                 of each mortgage loan will be deemed adjusted
                                 as described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of

                                      S-20

                                 that mortgage loan as of the cut-off date,
                                 reduced as of any date of determination (to
                                 not less than zero) by:

                                 o the portion of the principal distribution
                                   amount for the related distribution date
                                   that is attributable to that mortgage loan;
                                   and

                                 o the principal portion of any realized loss
                                   incurred in respect of that mortgage loan
                                   during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of
                                 certificates (other than the Class IO, Class Z,
                                 Class R-I and Class R-II certificates) will
                                 have the certificate balance set forth above
                                 under "OVERVIEW OF THE CERTIFICATES". The
                                 certificate balance for each class of
                                 certificates entitled to receive principal may
                                 be reduced by:

                                 o distributions of principal; and

                                 o allocations of realized losses and trust
                                   fund expenses.

                                 The certificate balance or notional amount of
                                 a class of certificates may be increased in
                                 certain circumstances by the allocation of any
                                 increase in the stated principal balance of
                                 any mortgage loan resulting from the reduction
                                 of the related mortgage rate through
                                 modification. See "DESCRIPTION OF THE
                                 CERTIFICATES--Certificate Balances and
                                 Notional Amounts" in this prospectus
                                 supplement.

                                 The Class IO certificates do not have
                                 principal balances and will not receive
                                 distributions of principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o generally, the Class A-1, Class A-2, Class
                                   A-3, Class A-PB and Class A-4 certificates
                                   will only be entitled to receive
                                   distributions of principal collected or
                                   advanced in respect of mortgage loans in
                                   loan group 1 until the certificate balance
                                   of the Class A-1A certificates has been
                                   reduced to zero, and the Class A-1A
                                   certificates will only be entitled to
                                   receive distributions of principal
                                   collected or advanced in respect of
                                   mortgage loans in loan group 2 until the
                                   certificate principal balance of the Class
                                   A-4 certificates has been reduced to zero;
                                   provided, however, the Class A-1, Class
                                   A-2, Class A-3 and Class A-4 certificates
                                   will not be entitled to distributions of
                                   principal from either loan group 1 or loan
                                   group 2 until

                                     S-21

                                   the certificate principal balance of the
                                   Class A-PB certificates is reduced to the
                                   planned principal balance set forth on
                                   Annex C to this prospectus supplement;

                                 o principal is distributed to each class of
                                   certificates entitled to receive
                                   distributions of principal in the order
                                   described in "DESCRIPTION OF THE
                                   CERTIFICATES--Distributions" in this
                                   prospectus supplement;

                                 o principal is only distributed on a related
                                   class of certificates to the extent funds
                                   remain after the trustee makes all
                                   distributions of principal and interest on
                                   those classes of certificates with a higher
                                   priority of distribution as described under
                                   "DESCRIPTION OF THE CERTIFICATES--
                                   Distributions" in this prospectus
                                   supplement;

                                 o generally, no class of certificates is
                                   entitled to distributions of principal
                                   until the certificate balance of each class
                                   of certificates with a higher priority of
                                   distribution as described under
                                   "DESCRIPTION OF THE CERTIFICATES--
                                   Distributions" in this prospectus
                                   supplement has been reduced to zero; and

                                 o in no event will the holders of the Class
                                   A-M, Class A-J, Class B, Class C, Class D
                                   or Class E certificates or the classes of
                                   non-offered certificates be entitled to
                                   receive any payments of principal until the
                                   certificate balances of the Class A-1,
                                   Class A-2, Class A-3, Class A-PB, Class A-4
                                   and Class A-1A certificates have all been
                                   reduced to zero.

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o the scheduled principal payments (other
                                   than balloon payments) due on the mortgage
                                   loans included in the trust fund during the
                                   related collection period whether or not
                                   those scheduled payments are actually
                                   received;

                                 o balloon payments actually received with
                                   respect to mortgage loans included in the
                                   trust fund during the related collection
                                   period;

                                 o prepayments received with respect to the
                                   mortgage loans included in the trust fund
                                   during the related collection period; and

                                 o all liquidation proceeds, insurance
                                   proceeds, condemnation awards and
                                   repurchase and substitution amounts
                                   received during the related collection
                                   period that are allocable to principal.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4 and Class A-1A certificates, the
                                 principal distribution amount for each loan
                                 group on any distribution date will be equal
                                 to the sum of the

                                      S-22

                                 collections specified above but only to the
                                 extent such amounts relate to the mortgage
                                 loans comprising the specified loan group.

                                 However, if the master servicer or the trustee
                                 reimburses itself out of general collections
                                 on the mortgage pool for any advance that it
                                 or the special servicer has determined is not
                                 recoverable out of collections on the related
                                 mortgage loan and certain advances that are
                                 determined not to be reimbursed currently in
                                 connection with the work-out of a mortgage
                                 loan, then those advances (together with
                                 accrued interest thereon) will be deemed, to
                                 the fullest extent permitted pursuant to the
                                 terms of the pooling and servicing agreement,
                                 to be reimbursed first out of payments and
                                 other collections of principal otherwise
                                 distributable on the principal balance
                                 certificates, prior to, in the case of
                                 nonrecoverable advances only, being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise
                                 distributable on the offered certificates.

SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN EXPENSES..   Credit support for any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is provided by the
                                 subordination of payments and allocation of any
                                 losses to such classes of certificates which
                                 have a later priority of distribution. However,
                                 no class of Class A certificates (other than
                                 the Class A-M and the Class A-J certificates)
                                 will be subordinate to any other class of Class
                                 A certificates. The certificate balance of a
                                 class of certificates (other than the Class IO,
                                 Class Z, Class R-I and Class R-II certificates)
                                 will be reduced on each distribution date by
                                 any losses on the mortgage loans that have been
                                 realized and certain additional trust fund
                                 expenses actually allocated to that class of
                                 certificates on that distribution date.

                                      S-23

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the
                                 certificates (other than the Class IO, Class
                                 Z, Class R-I and Class R-II certificates) that
                                 are not offered by this prospectus supplement
                                 and then to the offered certificates as
                                 indicated on the following table:

                                                                ORDER OF
                                                  PERCENTAGE   APPLICATION
                                    ORIGINAL      OF CUT-OFF    OF LOSSES
                                  CERTIFICATE      DATE POOL       AND
       CLASS DESIGNATION            BALANCE         BALANCE     EXPENSES
------------------------------ ----------------- ------------ ------------

  Class A-1 ..................  $   51,163,000       1.996%         8
  Class A-2 ..................  $   91,861,000       3.584%         8
  Class A-3 ..................  $  157,444,000       6.143%         8
  Class A-PB .................  $  204,025,000       7.960%         8
  Class A-4 ..................  $1,035,637,000      40.407%         8
  Class A-1A .................  $  253,981,000       9.909%         8
  Class A-M ..................  $  256,302,000      10.000%         7
  Class A-J ..................  $  153,781,000       6.000%         6
  Class B ....................  $   22,426,000       0.875%         5
  Class C ....................  $   32,038,000       1.250%         4
  Class D ....................  $   25,630,000       1.000%         3
  Class E ....................  $   48,057,000       1.875%         2
  Non-offered certificates
   (excluding the Class R-I,
   Class R-II, Class IO and
   Class Z certificates) .....  $  230,671,890       9.000%         1

                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates will result in a
                                 corresponding reduction in the notional amount
                                 of the Class IO certificates.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, with regard to the
                                 mortgage loans with one or more pari passu
                                 companion loans, any losses and expenses that
                                 are associated with the whole loans will be
                                 allocated in accordance with the terms of the
                                 related intercreditor agreement, pro rata
                                 between the related mortgage loan (and
                                 therefore to the certificates other than the
                                 Class IO, Class Z, Class R-I and Class R-II
                                 certificates) and the related pari passu
                                 companion loan. Further, with regard to the
                                 mortgage loans with subordinate companion
                                 loans, any losses and expenses that are
                                 associated with the applicable whole loan will
                                 be allocated, in accordance with the terms of
                                 the related intercreditor agreement,
                                 generally, first, to the subordinate companion
                                 loan, and second, to the related mortgage
                                 loan. The portions of those losses and
                                 expenses that are allocated to the mortgage
                                 loans that are included in the trust fund will
                                 be allocated among the Series 2005-C22
                                 certificates in the manner described above.

                                      S-24

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and
                                 Certain Expenses" in this prospectus
                                 supplement.

PREPAYMENT PREMIUMS; YIELD
 MAINTENANCE CHARGES..........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 will be distributed to the holders of each
                                 class of offered certificates and the Class F,
                                 Class G, Class H and Class J certificates then
                                 entitled to distributions as follows:

                                 The holders of each class of offered
                                 certificates and the Class F, Class G, Class H
                                 and Class J certificates then entitled to
                                 distributions of principal with respect to the
                                 related loan group on that distribution date
                                 will generally be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges equal to the product of:

                                 o the amount of those prepayment premiums or
                                   yield maintenance charges;

                                 o a fraction (in no event greater than one),
                                   the numerator of which is equal to the
                                   excess, if any, of the pass-through rate of
                                   that class of certificates over the
                                   relevant discount rate, and the denominator
                                   of which is equal to the excess, if any, of
                                   the mortgage interest rate of the prepaid
                                   mortgage loan over the relevant discount
                                   rate; and

                                 o a fraction, the numerator of which is equal
                                   to the amount of principal distributable on
                                   that class of certificates on that
                                   distribution date, and the denominator of
                                   which is the principal distribution amount
                                   for that distribution date.

                                 If there is more than one class of
                                 certificates entitled to distributions of
                                 principal with respect to the related loan
                                 group on any particular distribution date on
                                 which a prepayment premium or yield
                                 maintenance charge is distributable, the
                                 aggregate amount of that prepayment premium or
                                 yield maintenance charge will be allocated
                                 among all such classes up to, and on a pro
                                 rata basis in accordance with, the foregoing
                                 entitlements.

                                 The portion, if any, of the prepayment
                                 premiums or yield maintenance charges
                                 remaining after any payments described above
                                 will be distributed to the holders of the
                                 Class IO certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates and the Class F, Class G,
                                 Class H and Class J certificates will be equal
                                 to the discount rate stated in the related
                                 mortgage loan documents used in calculating
                                 the yield maintenance charge with respect to
                                 such principal prepayment. To the extent that
                                 a discount rate is not stated

                                      S-25

                                 therein, the discount rate will equal the
                                 yield (when compounded monthly) on the U.S.
                                 Treasury issue with a maturity date closest to
                                 the maturity date for the prepaid mortgage
                                 loan or mortgage loan for which title to the
                                 related mortgaged property was acquired by the
                                 trust fund.

                                  o In the event that there are two or more
                                    such U.S. Treasury issues with the same
                                    coupon, the issue with the lowest yield
                                    will be utilized; and

                                  o In the event that there are two or more
                                    such U.S. Treasury issues with maturity
                                    dates equally close to the maturity date
                                    for the prepaid mortgage loan, the issue
                                    with the earliest maturity date will be
                                    utilized.

                                  EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS
                                  OR YIELD MAINTENANCE CHARGES

  Mortgage interest rate ..........................   8%
  Pass-through rate for applicable class ..........   6%
  Discount rate ...................................   5%

   ALLOCATION
 PERCENTAGE FOR
   APPLICABLE                  ALLOCATION PERCENTAGE FOR
     CLASS                              CLASS IO
---------------               ---------------------------

    6% -- 5%                  (100% -- 331/3%) = 662/3%
  ------------   = 331/3%
    8% -- 5%

                                See "DESCRIPTION OF THE CERTIFICATES--
                                Distributions--Allocation of Prepayment Premiums
                                and Yield Maintenance Charges" in this
                                prospectus supplement.

ALLOCATION OF ADDITIONAL
INTEREST.....................   On each distribution date, any additional
                                interest collected in respect of a mortgage loan
                                in the trust fund with an anticipated repayment
                                date during the related collection period will
                                be distributed to the holders of the
                                Class Z certificates. In each case, this
                                interest will not be available to provide credit
                                support for other classes of certificates or
                                offset any interest shortfalls.

ADVANCING OF PRINCIPAL
AND INTEREST.................   The master servicer is required to advance
                                delinquent scheduled payments of principal and
                                interest with respect to any mortgage loan
                                included in the trust fund unless the master
                                servicer or the special servicer determines that
                                the  advance would not be recoverable from
                                proceeds of the  related mortgage loan. The
                                master servicer will not be required to advance
                                balloon payments due at maturity in excess of
                                regular periodic payments, interest in excess of
                                the Mortgage loan's regular interest rate or
                                prepayment premiums or yield maintenance
                                charges. The amount of the interest portion of
                                any advance will be subject to reduction to the
                                extent that an appraisal reduction of the
                                related mortgage loan has occurred. If the
                                master servicer fails to make a required
                                advance, the trustee will be required to make
                                that advance, unless the trustee determines that
                                the advance would not be recoverable from
                                proceeds of the related mortgage loan. See
                                "DESCRIPTION OF THE

                                      S-26

                                 CERTIFICATES--P&I Advances" in this prospectus
                                 supplement.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure
                                 against losses. In other words, the advances
                                 are intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest
                                 to the master servicer or the trustee, as the
                                 case may be, on the amount of any principal
                                 and interest cash advance calculated at the
                                 prime rate (provided that no principal and/or
                                 interest cash advance shall accrue interest
                                 until after the expiration of any applicable
                                 grace or cure period for the related scheduled
                                 payment) and will reimburse the master
                                 servicer or the trustee for any principal and
                                 interest cash advances that are later
                                 determined to be not recoverable. Neither the
                                 master servicer nor the trustee will be
                                 required to make a principal and/or interest
                                 advance with respect to any subordinate
                                 companion loan. Additionally, the trustee will
                                 not be required to make an advance with
                                 respect to any companion loan. See
                                 "DESCRIPTION OF THE CERTIFICATES--P&I
                                 Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
 TRUST FUND...................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage
                                 loans included in the trust fund is less than
                                 1.0% of the aggregate principal balance of the
                                 pool of mortgage loans included in the trust
                                 fund as of the cut-off date. See "DESCRIPTION
                                 OF THE CERTIFICATES--Termination" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4, Class A-1A, Class A-M, Class A-J,
                                 Class B, Class C, Class D and Class E
                                 certificates have been paid in full and all of
                                 the remaining certificates (other than the
                                 Class Z, Class R-I and Class R-II
                                 certificates) are held by a single
                                 certificateholder. See "DESCRIPTION OF THE
                                 CERTIFICATES-- Termination" in this prospectus
                                 supplement.
REGISTRATION AND
 DENOMINATION..................  The offered certificates will initially be registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank
                                 S.A./N.V., as operator of the Euroclear System.
                                 You will not receive a definitive certificate
                                 representing your interest in the trust fund,
                                 except in the limited circumstances described
                                 in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in
                                 the accompanying prospectus.

                                      S-27

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A, Class A-M, Class A-J, Class B, Class C,
                                 Class D and Class E certificates will be
                                 offered in minimum denominations of $10,000
                                 actual principal amount and in integral
                                 multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES.................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 the trust fund ("REMIC I" and "REMIC II", each
                                 a "REMIC"). The offered certificates will
                                 evidence regular interests in a REMIC and
                                 generally will be treated as debt instruments
                                 of that REMIC. The Class R-I certificates will
                                 represent the residual interests in REMIC I,
                                 and the Class R-II certificates will represent
                                 the residual interests in REMIC II. In
                                 addition, the Class Z certificateholders'
                                 entitlement to any additional interest that has
                                 accrued on a related mortgage loan that
                                 provides for the accrual of that additional
                                 interest if the unamortized principal amount of
                                 that mortgage loan is not repaid on the
                                 anticipated repayment date set forth in the
                                 related mortgage note will be treated as a
                                 grantor trust (as described in the related
                                 prospectus) for federal income tax purposes.

                                 The offered certificates will be treated as
                                 newly originated debt instruments for federal
                                 income tax purposes. You will be required to
                                 report income with respect to the offered
                                 certificates using the accrual method of
                                 accounting, even if you otherwise use the cash
                                 method of accounting. It is anticipated that
                                 the offered certificates will be treated as
                                 having been issued [at a premium], and that
                                 the Class   certificates will be treated as
                                 having been issued with original issue
                                 discount for federal income tax reporting
                                 purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and the accompanying prospectus, the
                                 following certificates may be eligible for
                                 purchase by persons investing assets of

                                      S-28

                                 employee benefit plans, individual retirement
                                 accounts, or other retirement plans and
                                 accounts:

                                         Class A-1
                                         Class A-2
                                         Class A-3
                                         Class A-PB
                                         Class A-4
                                         Class A-1A
                                         Class A-M
                                         Class A-J
                                         Class B
                                         Class C
                                         Class D
                                         Class E

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Deutsche Bank
                                 Securities Inc., Goldman, Sachs & Co., J.P.
                                 Morgan Securities Inc. and Nomura Securities
                                 International, Inc. by the US Department of
                                 Labor. See "ERISA CONSIDERATIONS" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended ("SMMEA"). If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisers for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "LEGAL INVESTMENT" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                      S-29

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 Moody's Investors Service, Inc. and Fitch,
                                 Inc.:

                            EXPECTED RATING
CLASS                    FROM S&P/MOODY'S/FITCH
----------------------- -----------------------

  Class A-1 ...........       AAA/Aaa/AAA
  Class A-2 ...........       AAA/Aaa/AAA
  Class A-3 ...........       AAA/Aaa/AAA
  Class A-PB ..........       AAA/Aaa/AAA
  Class A-4 ...........       AAA/Aaa/AAA
  Class A-1A ..........       AAA/Aaa/AAA
  Class A-M ...........       AAA/Aaa/AAA
  Class A-J ...........       AAA/Aaa/AAA
  Class B .............       AA+/Aa1/AA+
  Class C .............        AA/Aa2/AA
  Class D .............       AA-/Aa2/AA-
  Class E .............          A/A2/A

                                 The ratings on the offered certificates
                                 address the likelihood of timely receipt of
                                 interest and ultimate receipt of principal by
                                 the rated final distribution date by the
                                 holders of offered certificates. They do not
                                 address the likely actual rate of prepayments.
                                 The rate of prepayments, if different than
                                 originally anticipated, could adversely affect
                                 the yield realized by holders of the offered
                                 certificates. In addition, ratings adjustments
                                 may result from a change in the financial
                                 position of the trustee as back-up liquidity
                                 provider. See "RATINGS" in this prospectus
                                 supplement and in the accompanying prospectus
                                 for a discussion of the basis upon which
                                 ratings are given, the limitations and
                                 restrictions on the ratings, and conclusions
                                 that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/room, loan-to-value
                                 ratios and debt service coverage ratios) with
                                 respect to the 5 mortgage loans with
                                 subordinate companion loans is calculated
                                 without regard to the related subordinate
                                 companion loans. Unless otherwise specified, in
                                 the case of mortgage loans with companion
                                 loans, the calculations of loan balance per
                                 square foot/room, loan-to-value ratios and debt
                                 service coverage ratios were based on the
                                 aggregate indebtedness of these mortgage loans
                                 and the related pari passu companion loans, if
                                 any (but not any subordinate companion loan).
                                 All percentages of the mortgage loans, or any
                                 specified group of mortgage loans, referred to
                                 in this prospectus supplement are approximate
                                 percentages.

                                      S-30

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.

                                         ALL
                                       MORTGAGE                 LOAN                 LOAN
                                        LOANS                 GROUP 1               GROUP 2
                                ---------------------  --------------------- --------------------

  Number of Mortgage
  Loans .......................               151                    127                   24
  Number of Crossed Loan
  Pools .......................                 3                      2                    1
  Number of Mortgaged
  Properties ..................               238                    214                   24
  Aggregate Balance of all
  Mortgage Loans ..............    $2,563,016,891         $2,309,035,621        $ 253,981,270
  Number of Mortgage
  Loans with Balloon
  Payments(1) .................               116                     98                   18
  Aggregate Balance of
  Mortgage Loans with
  Balloon Payments(1) .........    $1,919,882,268         $1,762,390,998        $ 157,491,270
  Number of Mortgage
  Loans with Anticipated
  Repayment Date(2) ...........                 3                      3                    0
  Aggregate Balance of
  Mortgage Loans with
  Anticipated Repayment
  Date(2) .....................    $   89,824,622         $   89,824,622        $           0
  Number of Fully
  Amortizing Mortgage
  Loans .......................                 0                      0                    0
  Aggregate Balance of
  Fully Amortizing
  Mortgage Loans ..............    $            0         $            0        $           0
  Number of Interest Only
  Mortgage Loans(3) ...........                32                     26                    6
  Aggregate Balance of
  Interest Only Mortgage
  Loans(3) ....................    $  553,310,000         $  456,820,000        $  96,490,000
  Average Mortgage Loan
  Balance .....................    $   16,973,622         $   18,181,383        $  10,582,553
  Minimum Mortgage Loan
  Balance .....................    $    1,380,000         $    1,380,000        $   2,200,000
  Maximum Mortgage Loan
  Balance .....................    $  162,500,000         $  162,500,000        $  33,500,000
  Maximum Balance for a
  Group of
  Cross-Collateralized and
  Cross-Defaulted
  Mortgage Loans ..............    $  101,000,000(4)      $  101,000,000(4)     $  12,800,000(5)
  Weighted average LTV
  ratio(6) ....................             69.1%                 68.9%              71.4%
  Minimum LTV ratio ...........             28.5%                 28.5%              60.0%
  Maximum LTV ratio ...........             81.1%                 81.1%              80.0%
  Weighted average LTV at
  Maturity or Anticipated
  Repayment Date(6) ...........             63.1%                 62.7%              66.3%
  Weighted Average
  DSCR(7) .....................             1.48x                 1.49x               1.40x
  Minimum DSCR ................             1.20x                 1.20x               1.20x
  Maximum DSCR ................             3.63x                 3.63x               1.62x
  Weighted Average
  Mortgage Loan Interest
  Rate ........................             5.380%                5.378%              5.399%
  Minimum Mortgage Loan
  Interest Rate ...............             4.740%                4.740%              5.120%
  Maximum Mortgage Loan
  Interest Rate ...............             6.570%                6.570%              6.200%
  Weighted Average
  Remaining Term to
  Maturity or Anticipated
  Repayment Date ..............               114                    113                  119

                                      S-31

                                  ALL
                               MORTGAGE      LOAN      LOAN
                                 LOANS     GROUP 1    GROUP 2
                              ----------  --------- ----------

  Minimum Remaining
   Term to Maturity or
   Anticipated Repayment
   Date (months) ............       55         55        117
  Maximum Remaining
   Term to Maturity or
   Anticipated Repayment
   Date (months) ............      120        120        120
  Weighted Average
  Occupancy Rate(8) .........     91.8%      91.4%      94.7%

                                 ----------
                                 (1)   Does not include mortgage loans with
                                       anticipated repayment dates or that are
                                       interest-only for their entire term.

                                 (2)   Does not include mortgage loans that are
                                       interest-only for their entire term.

                                 (3)   Includes mortgage loans with anticipated
                                       repayment dates that are interest-only
                                       for the entire period until the
                                       anticipated repayment date.

                                 (4)   Consists of a group of 19 individual
                                       mortgage loans (loan numbers 35, 66, 74,
                                       91, 94, 98, 102, 105, 113, 121, 122,
                                       126, 131, 133, 141, 144, 146, 148 and
                                       149).

                                 (5)   Consists of a group of 2 individual
                                       mortgage loans (loan numbers 80 and
                                       111).

                                 (6)   With respect to certain mortgage loans,
                                       "as stabilized" appraised values (as
                                       defined in the related appraisal) were
                                       used as opposed to "as is" appraised
                                       values. See "RISK FACTORS--Inspections
                                       and Appraisals May Not Accurately
                                       Reflect Value or Condition of Mortgaged
                                       Property."

                                 (7)   For purposes of determining the DSC
                                       ratio for 1 mortgage loan (loan number
                                       70), representing 0.4% of the mortgage
                                       pool (3.6% of loan group 2), such ratio
                                       was adjusted by taking into account
                                       amounts available under certain letters
                                       of credit or in cash reserves.

                                 (8)   Does not include 9 mortgage loans
                                       secured by hospitality properties,
                                       representing 11.2% of the mortgage pool
                                       (12.4% of loan group 1). In certain
                                       cases, occupancy includes space for
                                       which leases have been executed, but the
                                       tenant has not taken occupancy.

SECURITY FOR THE MORTGAGE LOANS
 IN THE TRUST FUND............   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                 o No mortgage loan included in the trust fund
                                   is insured or guaranteed by any government
                                   agency or private insurer.

                                 o All of the mortgage loans included in the
                                   trust fund are secured by first lien fee
                                   mortgages and/or leasehold mortgages on
                                   commercial properties or multifamily
                                   properties.

                                      S-32

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                        AGGREGATE                      PERCENTAGE OF   PERCENTAGE OF
                                         NUMBER OF       CUT-OFF       PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                         MORTGAGED         DATE         CUT-OFF DATE      GROUP 1         GROUP 2
             PROPERTY TYPE              PROPERTIES       BALANCE        POOL BALANCE      BALANCE         BALANCE
-------------------------------------- ------------ ----------------- --------------- --------------- --------------

Office ...............................       39      $  652,791,971         25.5%           28.3%            0.0%
Multifamily ..........................       70         594,878,763         23.2            14.8           100.0
Retail ...............................       42         571,918,468         22.3            24.8             0.0
 Retail - Anchored ...................       35         530,816,468         20.7            23.0             0.0
 Retail - Unanchored .................        6          31,902,000          1.2             1.4             0.0
 Retail - Shadow Anchored(2) .........        1           9,200,000          0.4             0.4             0.0
Hospitality ..........................       17         286,774,199         11.2            12.4             0.0
Self Storage .........................       56         254,550,000          9.9            11.0             0.0
Mixed Use ............................        5         118,302,500          4.6             5.1             0.0
Industrial ...........................        9          83,800,989          3.3             3.6             0.0
                                             --      --------------        -----           -----           -----
TOTAL ................................      238      $2,563,016,891        100.0%          100.0%          100.0%
                                            ===      ==============        =====           =====           =====

----------
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)  A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                               [PIE CHART OMITTED]

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                Office ...............................  25.5%
                Multifamily ..........................  23.2
                Retail ...............................  22.3
                Hospitality ..........................  11.2
                Self Storage .........................   9.9
                Mixed Use ............................   4.6
                Industrial ...........................   3.3

                                      S-33

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 37 states. The following tables
                                 describe the number and percentage of mortgaged
                                 properties in states which have concentrations
                                 of mortgaged properties above 5.0%:

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE       PERCENTAGE OF
                            MORTGAGED      CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE           BALANCE
-----------------------   ------------   ----------------   --------------

  CA ..................         38        $  540,534,128          21.1%
   Southern(2) ........         30           359,751,869          14.0
   Northern(2) ........          8           180,782,259           7.1
  IL ..................         13           240,086,035           9.4
  FL ..................         18           228,692,682           8.9
  NV ..................          5           216,374,199           8.4
  PA ..................          4           149,025,000           5.8
  AZ ..................         10           134,921,648           5.3
  Other ...............        150         1,053,383,198          41.1
                               ---        --------------         -----
  TOTAL ...............        238        $2,563,016,891         100.0%
                               ===        ==============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                              PERCENTAGE OF
                            NUMBER OF        AGGREGATE        CUT-OFF DATE
                            MORTGAGED       CUT-OFF DATE         GROUP 1
         STATE             PROPERTIES         BALANCE            BALANCE
-----------------------   ------------   -----------------   --------------

  CA ..................         36        $  493,034,128           21.4%
   Southern(2) ........         29           345,751,869           15.0
   Northern(2) ........          7           147,282,259            6.4
  IL ..................         10           227,467,838            9.9
  FL ..................         16           221,942,682            9.6
  NV ..................          3           174,574,199            7.6
  PA ..................          4           149,025,000            6.5
  AZ ..................          9           118,821,648            5.1
  Other ...............        136           924,170,125           40.0
                               ---        --------------          -----
  TOTAL ...............        214        $2,309,035,621          100.0%
                               ===        ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties

                                      S-34

                                    located north of San Luis Obispo County,
                                    Kern County and San Bernardino County were
                                    included in Northern California and
                                    mortgaged properties located in and south
                                    of such counties were included in Southern
                                    California.

                                 LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                           PERCENTAGE OF
                            NUMBER OF       AGGREGATE      CUT-OFF DATE
                            MORTGAGED     CUT-OFF DATE        GROUP 2
         STATE             PROPERTIES        BALANCE          BALANCE
-----------------------   ------------   --------------   --------------

  CA ..................         2         $ 47,500,000          18.7%
   Northern(2) ........         1           33,500,000          13.2
   Southern(2) ........         1           14,000,000           5.5
  NV ..................         2           41,800,000          16.5
  AL ..................         2           28,236,288          11.1
  NC ..................         2           18,350,000           7.2
  VA ..................         1           17,300,000           6.8
  AZ ..................         1           16,100,000           6.3
  TX ..................         3           15,000,000           5.9
  Other ...............        11           69,694,982          27.4
                               --         ------------         -----
  TOTAL ...............        24         $253,981,270         100.0%
                               ==         ============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate,
                                 other than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                  o Payments on the mortgage loans included in
                                    the trust fund are due on the 11th day of
                                    the month, except payments on 3 mortgage
                                    loans, representing 2.0% of the mortgage
                                    pool (2.2% of loan group 1), are due on the
                                    1st day of the month. No mortgage loan has
                                    a grace period that extends payment beyond
                                    the 11th day of any calendar month (other
                                    than 2 Mortgage Loans which have a grace
                                    period that extends payment until the 14th
                                    day of any calendar month).

                                  o As of the cut-off date, 149 of the mortgage
                                    loans, representing 97.4% of the mortgage
                                    pool (125 mortgage loans in loan group 1 or
                                    97.1% and 24 mortgage loans in loan group 2
                                    or 100.0%), accrue interest on an
                                    actual/360 basis, and 2 mortgage loans,
                                    representing 2.6% of the mortgage pool
                                    (2.9% of loan group 1), accrue interest on
                                    a 30/360 basis. Eighty-six (86) of the
                                    mortgage loans,

                                      S-35

                                    representing 56.1% of the mortgage pool (75
                                    mortgage loans in loan group 1 or 56.9% and
                                    11 mortgage loans in loan group 2 or
                                    48.4%), have periods during which only
                                    interest is due and periods in which
                                    principal and interest are due. Thirty-two
                                    (32) of the mortgage loans, representing
                                    21.6% of the mortgage pool (26 mortgage
                                    loans in loan group 1 or 19.8% and 6
                                    mortgage loans in loan group 2 or 38.0%),
                                    provide that only interest is due until
                                    maturity or the anticipated repayment date.

                                      S-36

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

                         RANGE OF CUT-OFF DATE BALANCES

                                                                                    PERCENTAGE OF   PERCENTAGE OF
                                      NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
              RANGE OF                 MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
      CUT-OFF DATE BALANCES ($)         LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------------------ ----------- ----------------- --------------- --------------- --------------

- 2,000,000 ........................       3      $    4,324,000          0.2%            0.2%            0.0%
2,000,001 - 3,000,000 ..............      14          35,823,548          1.4             1.1             4.2
3,000,001 - 4,000,000 ..............      15          51,835,288          2.0             1.9             2.7
4,000,001 - 5,000,000 ..............      14          63,578,345          2.5             2.4             3.6
5,000,001 - 6,000,000 ..............       7          37,875,600          1.5             1.4             2.2
6,000,001 - 7,000,000 ..............       8          51,297,000          2.0             2.2             0.0
7,000,001 - 8,000,000 ..............      11          83,099,644          3.2             2.9             6.0
8,000,001 - 9,000,000 ..............       6          52,300,000          2.0             1.5             6.8
9,000,001 - 10,000,000 .............       5          45,941,105          1.8             0.8            10.9
10,000,001 - 15,000,000 ............      15         183,656,510          7.2             6.4            14.5
15,000,001 - 20,000,000 ............      23         392,128,339         15.3            15.5            13.2
20,000,001 - 25,000,000 ............       5         115,600,172          4.5             5.0             0.0
25,000,001 - 30,000,000 ............       4         104,465,000          4.1             3.4             9.9
30,000,001 - 35,000,000 ............       6         198,665,632          7.8             5.7            26.2
35,000,001 - 40,000,000 ............       1          38,000,000          1.5             1.6             0.0
40,000,001 - 45,000,000 ............       6         251,091,510          9.8            10.9             0.0
45,000,001 - 50,000,000 ............       1          49,895,997          1.9             2.2             0.0
55,000,001 - 60,000,000 ............       2         115,400,000          4.5             5.0             0.0
70,000,001 - 75,000,000 ............       1          72,000,000          2.8             3.1             0.0
75,000,001  (greater than) .........       4         616,039,199         24.0            26.7             0.0
                                          --      --------------        -----           -----           -----
TOTAL ..............................     151      $2,563,016,891        100.0%          100.0%          100.0%
                                         ===      ==============        =====           =====           =====

                            RANGE OF MORTGAGE RATES

                                                                            PERCENTAGE OF   PERCENTAGE OF
                               NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 RANGE OF MORTGAGE RATES (%)     LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
----------------------------- ----------- ---------------- --------------- --------------- --------------

4.740 - 5.249 ...............      39      $  709,257,334        27.7%           26.7%           36.7%
5.250 - 5.499 ...............      57       1,010,178,824        39.4            40.6            28.9
5.500 - 5.749 ...............      41         708,291,029        27.6            27.0            33.5
5.750 - 5.999 ...............      12         116,089,703         4.5             5.0             0.0
6.000 - 6.249 ...............       1           2,200,000         0.1             0.0             0.9
6.500 - 6.570 ...............       1          17,000,000         0.7             0.7             0.0
                                   --      --------------       -----           -----           -----
TOTAL .......................     151      $2,563,016,891       100.0%          100.0%          100.0%
                                  ===      ==============       =====           =====           =====

                                      S-37

                       RANGE OF UNDERWRITTEN DSC RATIOS*

                                                                        PERCENTAGE OF   PERCENTAGE OF
                          NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
        RANGE OF           MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 UNDERWRITTEN DSCRS (X)     LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------ ----------- ----------------- --------------- --------------- --------------

1.20 - 1.24 ............      59      $  882,447,037         34.4%           36.7%           14.0%
1.25 - 1.29 ............      20         366,476,541         14.3            15.2             6.6
1.30 - 1.34 ............      14         173,867,989          6.8             5.5            18.5
1.35 - 1.39 ............       6          66,098,703          2.6             1.0            17.1
1.45 - 1.49 ............       7          79,646,288          3.1             2.2            11.4
1.50 - 1.54 ............      11         455,564,199         17.8            16.5            29.0
1.55 - 1.59 ............       3          55,880,000          2.2             2.4             0.0
1.60 - 1.64 ............       3          34,950,000          1.4             1.1             3.3
1.65 - 1.69 ............       2          11,205,000          0.4             0.5             0.0
1.70 - 1.74 ............       1          19,715,000          0.8             0.9             0.0
1.75 - 1.79 ............       5          36,122,622          1.4             1.6             0.0
1.80 - 1.84 ............       3          57,245,000          2.2             2.5             0.0
1.90 - 1.94 ............       2           6,774,000          0.3             0.3             0.0
1.95 - 1.99 ............       1           2,870,000          0.1             0.1             0.0
2.00 - 2.04 ............       2           6,294,000          0.2             0.3             0.0
2.05 - 2.09 ............       1         145,000,000          5.7             6.3             0.0
2.10 - 2.14 ............       3          12,569,000          0.5             0.5             0.0
2.15 - 2.19 ............       2          16,880,000          0.7             0.7             0.0
2.20 - 2.24 ............       1           8,800,000          0.3             0.4             0.0
2.30 - 3.63 ............       5         124,611,510          4.9             5.4             0.0
                              --      --------------        -----           -----           -----
TOTAL ..................     151      $2,563,016,891        100.0%          100.0%          100.0%
                             ===      ==============        =====           =====           =====

----------
*     For purposes of determining the DSC ratio for 1 mortgage loan (loan number 70), representing 0.4% of the mortgage pool (3.6% of loan group
      2), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or in cash reserves.

                      RANGE OF CUT-OFF DATE LTV RATIOS*

                                                                               PERCENTAGE OF   PERCENTAGE OF
                                 NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
            RANGE OF              MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
  CUT-OFF DATE LTV RATIOS (%)      LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------------- ----------- ----------------- --------------- --------------- --------------

25.01 - 30.00 .................       1      $   26,300,000          1.0%            1.1%            0.0%
35.01 - 40.00 .................       2          68,971,510          2.7             3.0             0.0
40.01 - 50.00 .................       5          54,650,000          2.1             2.4             0.0
50.01 - 55.00 .................       7          62,373,000          2.4             2.7             0.0
55.01 - 60.00 .................       5          52,935,000          2.1             1.8             4.9
60.01 - 65.00 .................      18         498,347,288         19.4            19.7            16.9
65.01 - 70.00 .................      19         390,652,199         15.2            15.5            12.5
70.01 - 75.00 .................      30         625,876,778         24.4            23.7            30.6
75.01 - 80.00 .................      62         750,211,116         29.3            28.6            35.0
80.01  (greater than) .........       2          32,700,000          1.3             1.4             0.0
                                     --      --------------        -----           -----           -----
TOTAL .........................     151      $2,563,016,891        100.0%          100.0%          100.0%
                                    ===      ==============        =====           =====           =====

----------
*     For purposes of determining the LTV ratio for certain mortgage loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values. See "RISK FACTORS --
      Inspections and Appraisals May Not Accurately Reflect Value or Condition
      of Mortgaged Property".

                                      S-38

                     RANGE OF REMAINING TERMS TO MATURITY
                         OR ANTICIPATED REPAYMENT DATE*

                                                                         PERCENTAGE OF   PERCENTAGE OF
                            NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
         RANGE OF            MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 REMAINING TERMS (MONTHS)     LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
-------------------------- ----------- ---------------- --------------- --------------- --------------

0 - 60 ...................       9      $   93,910,172         3.7%            4.1%            0.0%
61 - 84 ..................       3         166,850,000         6.5             7.2             0.0
109 - 120 ................     139       2,302,256,718        89.8            88.7           100.0
                               ---      --------------       -----           -----           -----
TOTAL ....................     151      $2,563,016,891       100.0%          100.0%          100.0%
                               ===      ==============       =====           =====           =====

------------
*     With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES

                                                                                        PERCENTAGE OF   PERCENTAGE OF
                                          NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                           MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
            AMORTIZATION TYPE               LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
---------------------------------------- ----------- ----------------- --------------- --------------- --------------

Interest-only, Amortizing Balloon* .....      84      $1,355,283,689         52.9%           53.4%           48.4%
Amortizing Balloon .....................      32         564,598,579         22.0            23.0            13.6
Interest-only ..........................      19         448,748,000         17.5            15.8            33.1
Interest-only ARD ......................      13         104,562,000          4.1             4.0             4.9
Interest-only, Amortizing ARD* .........       2          82,400,000          3.2             3.6             0.0
Amortizing ARD .........................       1           7,424,622          0.3             0.3             0.0
                                              --      --------------        -----           -----           -----
TOTAL ..................................     151      $2,563,016,891        100.0%          100.0%          100.0%
                                             ===      ==============        =====           =====           =====

------------
*     These mortgage loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 84 months with respect to loan group 1 and a period of 18 to 60 months with respect to loan group 2).

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if this type of mortgage
                                 loan is not prepaid by a date specified in its
                                 related mortgage note, interest will accrue at
                                 a higher rate and the related borrower will be
                                 required to apply all cash flow generated by
                                 the mortgaged property in excess of its
                                 regular debt service payments and certain
                                 other permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic
                                 payment on the mortgage loans is determined
                                 assuming interest is calculated on a "30/360
                                 basis," but interest actually accrues and is
                                 applied on the majority of the mortgage loans
                                 on an "actual/  360 basis," there will be less
                                 amortization, absent prepayments, of the
                                 principal balance during the term of the
                                 related mortgage loan, resulting in a higher
                                 final payment on such mortgage loan. This will
                                 occur even if a mortgage loan is a

                                      S-39

                                 "fully amortizing" mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary
                                 prepayments of principal in some manner for
                                 some period of time.

                        TYPES OF PREPAYMENT RESTRICTIONS

                                                                                   PERCENTAGE OF   PERCENTAGE OF
                                     NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                      MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
    PREPAYMENT RESTRICTION TYPE        LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
----------------------------------- ----------- ----------------- --------------- --------------- --------------

Prohibit prepayment for most of the
 term of the mortgage loan; but
 permit defeasance after a date
 specified in the related mortgage
 note for most or all of the
 remaining term* ..................     141      $2,283,446,891         89.1%           89.2%           88.3%
Prohibit prepayment for most of the
 term of the mortgage loan; but
 permit defeasance or impose a
 yield maintenance charge for most
 of the remaining term at the
 borrowers option* ................       1         145,000,000          5.7             6.3             0.0
Impose a yield maintenance charge
 for most or all of the remaining
 term* ............................       5          72,700,000          2.8             2.8             3.4
Prohibit prepayment until a date
 specified in the related mortgage
 note and then impose a yield
 maintenance charge for most of the
 remaining term* ..................       4          61,870,000          2.4             1.8             8.2
                                        ---      --------------        -----           -----           -----
TOTAL .............................     151      $2,563,016,891        100.0%          100.0%          100.0%
                                        ===      ==============        =====           =====           =====

----------
*     For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                      S-40

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive
                                 or modify the terms of any mortgage loan
                                 relating to the payment of a prepayment
                                 premium or yield maintenance charge will be
                                 limited as described in this prospectus
                                 supplement. See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We make no
                                 representations as to the enforceability of
                                 the provisions of any mortgage notes requiring
                                 the payment of a prepayment premium or yield
                                 maintenance charge or limiting prepayments to
                                 defeasance or the ability of the master
                                 servicer or special servicer to collect any
                                 prepayment premium or yield maintenance
                                 charge.

DEFEASANCE....................   One hundred forty two (142) of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 94.7% of the
                                 mortgage pool (121 mortgage loans in loan group
                                 1 or 95.5% and 21 of the mortgage loans in loan
                                 group 2 or 88.3%), permit the borrower, under
                                 certain conditions, to substitute United States
                                 government obligations as collateral for the
                                 related mortgage loans (or a portion thereof)
                                 following their respective lock-out periods.
                                 Upon substitution, the related mortgaged
                                 property (or, in the case of a mortgage loan
                                 secured by multiple mortgaged properties, one
                                 or more of such mortgaged properties) will no
                                 longer secure the related mortgage loan. The
                                 payments on the defeasance collateral are
                                 required to be at least equal to an amount
                                 sufficient to make, when due, all payments on
                                 the related mortgage loan or allocated to the
                                 related mortgaged property; provided that in
                                 the case of certain mortgage loans, these
                                 defeasance payments may cease at the beginning
                                 of the open prepayment period with respect to
                                 that mortgage loan, and the final payment on
                                 the defeasance collateral on that prepayment
                                 date would fully prepay the mortgage loan.
                                 Defeasance may not occur prior to the second
                                 anniversary of the issuance of the
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" in this
                                 prospectus supplement.
TWENTY LARGEST
MORTGAGE LOANS.................  The following table describes certain characteristics of the twenty largest mortgage
                                 loans or groups of cross collateralized
                                 mortgage loans in the trust fund by aggregate
                                 principal balance as of the cut-off date. With
                                 respect to the mortgage loan referred to as the
                                 Hyatt Center mortgage loan in the immediately
                                 following table, the loan balance per square
                                 foot, the debt service coverage ratio and the
                                 loan-to-value ratios set forth in such table,
                                 in each case, are based on the aggregate
                                 combined principal balance or combined debt
                                 service, as the case may be, of the Hyatt
                                 Center mortgage

                                      S-41

                                 loan and the Hyatt Center pari passu companion
                                 loan. No companion loan is included in the
                                 trust fund.

                                 For more information on the twenty largest
                                 mortgage loans in the trust fund, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                        NUMBER OF
                                        MORTGAGE                                               % OF
                            MORTGAGE     LOANS /                                  % OF       INITIAL
                              LOAN      MORTGAGED    LOAN     CUT-OFF DATE    INITIAL POOL    GROUP
         LOAN NAME           SELLER    PROPERTIES   GROUP      BALANCE(1)        BALANCE     BALANCE
-------------------------- ---------- ------------ ------- ----------------- -------------- ---------

Hyatt Center(2) .......... Wachovia       1/1      1        $  162,500,000         6.3%         7.0%
Westin Casuarina Hotel
 & Spa ................... Wachovia       1/1      1           159,674,199         6.2          6.9%
Abbey II Pool(3) ......... Wachovia      1/16      1           148,865,000         5.8          6.4%
Extra Space PRISA
 Pool .................... Wachovia      1/35      1           145,000,000         5.7          6.3%
Extra Space Self
 Storage Portfolio #6..... Wachovia      19/19     1           101,000,000         3.9          4.4%
300 Four Falls
 Corporate Center(3)...... Wachovia       1/1      1            72,000,000         2.8          3.1%
Tiffany Building ......... Wachovia       1/1      1            58,400,000         2.3          2.5%
Metro Pointe at South
 Coast ................... Wachovia       1/1      1            57,000,000         2.2          2.5%
Birtcher Portfolio ....... Wachovia       3/6      1            51,120,000         2.0          2.2%
Eagle Ridge Mall ......... Wachovia       1/1      1            49,895,997         1.9          2.2%
                                         -----              --------------        ----
WA / TOTAL (1-10): .......               30/82              $1,005,455,196        39.2%
                                         =====              ==============        ====
One & Olney Square(3)..... Wachovia       1/1      1        $   43,000,000         1.7%         1.9%
501 Second Street ........ Wachovia       1/1      1            42,720,000         1.7          1.9%
Knollwood Mall ........... Wachovia       1/1      1            41,911,510         1.6          1.8%
Monte Viejo
 Apartments .............. Wachovia       1/1      1            41,500,000         1.6          1.8%
Britannia Business
 Center II ............... Wachovia       1/1      1            41,000,000         1.6          1.8%
Residence Inn -
 Beverly Hills, CA ....... Wachovia       1/1      1            38,000,000         1.5          1.6%
Britannia Business
 Center III .............. Wachovia       1/1      1            35,000,000         1.4          1.5%
Greenery Mall ............ Wachovia       1/1      1            35,000,000         1.4          1.5%
Park Ridge
 Apartments .............. Wachovia       1/1      2            33,500,000         1.3         13.2%
Summerhill Pointe
 Apartments .............. Wachovia       1/1      2            33,100,000         1.3         13.0%
                                         -----              --------------        ----
WA / TOTAL (11-20): ......               10/10              $  384,731,510        15.0%
                                         -----              --------------        ----
WA / TOTAL (1-20): .......               40/92              $1,390,186,706        54.2%
                                         =====              ==============        ====

                                                   LOAN
                                                 BALANCE               CUT-OFF      LTV      WEIGHTED
                                                 PER SF/    WEIGHTED     DATE    RATIO AT    AVERAGE
                                 PROPERTY         UNIT/      AVERAGE     LTV     MATURITY    MORTGAGE
         LOAN NAME                 TYPE            ROOM       DSCR      RATIO     OR ARD       RATE
-------------------------- ------------------- ----------- ---------- --------- ---------- -----------

Hyatt Center(2) ..........    Office - CBD      $    221   1.51x         65.0%      60.3%      5.440%
Westin Casuarina Hotel     Hospitality - Full
 & Spa ...................       Service        $193,310   1.51x         66.5%      55.7%      5.510%
Abbey II Pool(3) .........       Various        $    105   1.29x         74.4%      68.8%      5.190%
Extra Space PRISA
 Pool ....................    Self Storage      $     61   2.09x         60.4%      60.4%      4.970%
Extra Space Self
 Storage Portfolio #6.....    Self Storage      $     71   1.25x         76.5%      70.9%      5.285%
300 Four Falls
 Corporate Center(3)......  Office - Suburban   $    246   1.23x         71.3%      64.0%      5.710%
                               Mixed Use -
Tiffany Building .........  Office/Industrial   $    159   1.20x         80.0%      74.0%      5.330%
Metro Pointe at South
 Coast ...................  Retail - Anchored   $    148   2.59x         36.1%      29.6%      5.300%
Birtcher Portfolio .......  Office - Suburban   $    135   1.25x         79.5%      73.9%      5.570%
Eagle Ridge Mall .........  Retail - Anchored   $     98   1.21x         70.1%      58.5%      5.411%
WA / TOTAL (1-10): .......                                 1.53X         67.8%      61.8%      5.341%
One & Olney Square(3).....  Retail - Anchored   $    125   1.23x         77.8%      71.9%      5.120%
501 Second Street ........    Office - CBD      $    206   1.24x         60.6%      58.1%      5.400%
Knollwood Mall ...........  Retail - Anchored   $     90   1.22x         74.8%      62.4%      5.351%
Monte Viejo                   Multifamily -
 Apartments ..............    Conventional      $ 86,458   1.21x         79.8%      74.1%      5.420%
Britannia Business
 Center II ...............  Office - Suburban   $    148   1.20x         71.3%      66.1%      5.320%
Residence Inn -               Hospitality -
 Beverly Hills, CA .......    Extended Stay     $204,301   1.33x         69.0%      62.2%      5.880%
Britannia Business
 Center III ..............  Office - Suburban   $    183   1.24x         78.7%      72.9%      5.320%
                               Mixed Use -
Greenery Mall ............    Retail/Office     $    160   1.26x         74.5%      65.3%      5.510%
Park Ridge                    Multifamily -
 Apartments ..............    Conventional      $ 96,264   1.54x         72.4%      72.4%      5.220%
Summerhill Pointe             Multifamily -
 Apartments ..............    Conventional      $ 57,465   1.38x         60.6%      54.5%      5.740%
WA / TOTAL (11-20): ......                                 1.28X         72.0%      66.0%      5.421%
WA / TOTAL (1-20): .......                                 1.46X         69.0%      63.0%      5.363%

----------
(1)   In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)   The Hyatt Center loan is a part of a split loan structure that includes a pari passu companion loan that is not included in the trust fund. With respect to the Hyatt Center loan, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot/room are based on the aggregate indebtedness of the Hyatt Center loan and the Hyatt Center pari passu companion loan.

(3)   The appraised value for each mortgaged property is based on an
      "as-stabilized" basis (3 mortgaged properties with respect to the Abbey
      II Pool).

CO-LENDER LOANS...............   Six (6) mortgage loans to be included in the
                                 trust fund that were originated or acquired by
                                 Wachovia Bank, National Association,
                                 representing approximately 11.0% of the
                                 mortgage pool (12.2% of loan group 1), are, in
                                 each case, evidenced by one of two or more
                                 notes which are secured by one or more
                                 mortgaged real properties. In each case, the
                                 related companion loan(s) will not be part of
                                 the trust fund.

                                 One (1) mortgage loan, loan number 1 (the
                                 Hyatt Center mortgage loan), is part of a
                                 split loan structure where the Hyatt Center
                                 mortgage loan is pari passu in right of
                                 entitlement to payment with the Hyatt Center
                                 pari passu companion loan. The remaining
                                 co-lender loans (loan

                                      S-42

                                 numbers 6, 29, 48, 50, and 89) are part of
                                 split loan structures in which the related
                                 companion loans are subordinate to the related
                                 mortgage loans. In each case, the related
                                 companion loan(s) will not be part of the
                                 trust fund. Each of these mortgage loans and
                                 its related companion loans are subject to
                                 intercreditor agreements.

                                 The intercreditor agreement for the Hyatt
                                 Center mortgage loan generally allocates
                                 collections in respect of that mortgage loan
                                 to the related mortgage loan and the Hyatt
                                 Center pari passu companion loan, on a pro
                                 rata basis. The intercreditor agreements for
                                 each of the remaining mortgage loans that are
                                 part of a split loan structure that includes
                                 subordinate companion loans generally allocate
                                 collections in respect of that mortgage loan,
                                 first, to the related mortgage loan, and then
                                 to amounts due on the related subordinate
                                 companion loan. No companion loan is included
                                 in the trust fund.

                                 The master servicer and special servicer will
                                 service and administer each of these mortgage
                                 loans and its related companion loans pursuant
                                 to the pooling and servicing agreement and the
                                 related intercreditor agreement, for so long
                                 as the related mortgage loan is part of the
                                 trust fund.

                                 Amounts attributable to any companion loan
                                 will not be assets of the trust fund and will
                                 be beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement
                                 for a description of certain rights of the
                                 holders of these companion loans to direct or
                                 consent to the servicing of the related
                                 mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage
                                 Loans Creates Additional Risks" in this
                                 prospectus supplement.

                                      S-43

                                  RISK FACTORS

    o You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision.
      Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

    o The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

    o This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

    o If any of the following risks are realized, your investment could be materially and adversely affected.

                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU.........   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans are
                                 insufficient to make payments on the offered
                                 certificates, no other assets will be available
                                 for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the
                                 accompanying prospectus.

PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which, in either case, may not require
                                 any accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of
                                 principal.

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield
                                 maintenance charge would be payable with
                                 respect to a purchase or repurchase). In
                                 addition, certain mortgage loans may permit
                                 prepayment without an accompanying prepayment
                                 premium or yield maintenance charge if the
                                 mortgagee elects to apply casualty or
                                 condemnation proceeds to the mortgage loan. We
                                 cannot make any representation as

                                      S-44

                                 to the anticipated rate of prepayments
                                 (voluntary or involuntary) on the mortgage
                                 loans or as to the anticipated yield to
                                 maturity of any certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4
                                 and Class A-1A certificates will generally be
                                 based upon the particular loan group in which
                                 the related mortgage loan is deemed to be a
                                 part, the yield on the Class A-1, Class A-2,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 1
                                 and the yield on the Class A-1A certificates
                                 will be particularly sensitive to prepayments
                                 on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in
                                 this prospectus supplement and "YIELD
                                 CONSIDERA-TIONS" in the accompanying
                                 prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate
                                 occur at a rate faster than you anticipated at
                                 the time of purchase, and no prepayment
                                 premiums or yield maintenance charges are
                                 collected, your actual yield to maturity may
                                 be lower than you had predicted at the time of
                                 purchase. Conversely, if you purchase an
                                 offered certificate at a discount and
                                 principal distributions on that offered
                                 certificate occur at a rate slower than you
                                 anticipated at the time of purchase, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.

                                 The yield on the Class A-3, Class A-PB, Class
                                 A-4, Class A-1A, Class A-M, Class A-J, Class
                                 B, Class C, Class D and Class E certificates
                                 could be adversely affected if mortgage loans
                                 with higher mortgage interest rates pay faster
                                 than mortgage loans with lower mortgage
                                 interest rates, since those classes bear
                                 interest at a rate equal to, based upon or
                                 limited by the weighted average net mortgage
                                 rate of the mortgage loans. In addition,
                                 because there can be no assurances with
                                 respect to losses, prepayments and performance
                                 of the mortgage loans, there can be no
                                 assurance that distributions of principal on
                                 the Class A-PB certificates will be made in
                                 conformity with the schedule attached on Annex
                                 C to this prospectus supplement.

                                 Interest Rate Environment. Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the
                                 rates borne by their mortgage loans. On the
                                 other hand, mortgagors are generally more
                                 likely to prepay if prevailing interest rates
                                 fall significantly below the mortgage interest
                                 rates of their mortgage loans. Mortgagors are
                                 generally less likely to prepay mortgage loans
                                 with a lockout period, yield maintenance
                                 charge or prepayment premium provision, to the
                                 extent enforceable, than similar mortgage
                                 loans without such provisions, with shorter
                                 lockout periods or with lower yield
                                 maintenance charges or prepayment premiums.

                                      S-45

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow
                                 funds or post a letter of credit related to
                                 obtaining certain performance objectives. In
                                 general, such funds will be released to the
                                 related borrower upon the satisfaction of
                                 certain conditions. If the conditions are not
                                 satisfied, although the master servicer will
                                 be directed in the pooling and servicing
                                 agreement (in accordance with the servicing
                                 standard) to hold the escrows, letters of
                                 credit or proceeds of such letters of credit
                                 as additional collateral and not use the funds
                                 to reduce the principal balance of the related
                                 mortgage loan, in the event such funds are
                                 required to be used to reduce the principal
                                 balance of such mortgage loans, such amounts
                                 will be passed through to the holders of the
                                 certificates as principal prepayments.

                                 For example, with respect to 1 mortgage loan
                                 (loan number 92), representing approximately
                                 0.3% of the mortgage pool (0.3% of loan group
                                 1), in the event the related borrower does not
                                 satisfy certain economic performance criteria
                                 specified in the related mortgage loan
                                 documents, funds deposited in certain reserve
                                 accounts are required to be used to pay down
                                 the principal balance of the related mortgage
                                 loan. See "YIELD AND MATURITY
                                 CONSIDERATIONS--Yield Considerations" in this
                                 prospectus supplement.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under
                                 federal bankruptcy law, and may constitute
                                 interest for usury purposes. Accordingly, we
                                 cannot provide assurance that the obligation
                                 to pay that premium or charge will be
                                 enforceable or, if enforceable, that the
                                 foreclosure proceeds will be sufficient to pay
                                 such prepayment premium or yield maintenance
                                 charge. Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 are not intended to be, and do not have the
                                 same effect on the certificateholders as a
                                 prepayment, we cannot provide assurance that a
                                 court would not interpret such provisions as
                                 requiring a prepayment premium or yield
                                 maintenance charge and possibly determine that
                                 such provisions are unenforceable or usurious
                                 under applicable law. Prepayment premiums and
                                 yield maintenance charges are generally not
                                 charged for prepayments resulting from
                                 casualty or condemnation and would not be paid
                                 in connection with repurchases of mortgage
                                 loans for breaches of representations or
                                 warranties or a material document defect. No
                                 prepayment premium or yield maintenance charge
                                 will be required for prepayments in connection
                                 with a casualty or condemnation unless, in the
                                 case of certain of the mortgage loans, an
                                 event of default has occurred and is
                                 continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust fund or in a particular
                                 group will occur at different rates. In

                                      S-46

                                 addition, mortgaged properties can be released
                                 from the trust fund as a result of
                                 prepayments, defeasance, repurchases,
                                 casualties or condemnations. As a result, the
                                 aggregate balance of the mortgage loans
                                 concentrated in various property types in the
                                 trust fund or in a particular loan group
                                 changes over time. You therefore may be
                                 exposed to varying concentration risks as the
                                 mixture of property types and relative
                                 principal balance of the mortgage loans
                                 associated with certain property types
                                 changes. See the table entitled "Range of
                                 Remaining Terms to Maturity or Anticipated
                                 Repayment Date for all Mortgage Loans as of
                                 the Cut-Off Date" under "DESCRIPTION OF THE
                                 MORTGAGE POOL--Additional Mortgage Loan
                                 Information" in this prospectus supplement for
                                 a description of the respective maturity dates
                                 of the mortgage loans included in the trust
                                 fund and in each loan group. Because principal
                                 on the certificates (other than the Class IO,
                                 Class Z, Class R-I and Class R-II
                                 certificates) is payable in sequential order
                                 to the extent described under "DESCRIPTION OF
                                 THE CERTIFICATES--Distributions" in this
                                 prospectus supplement, classes that have a
                                 lower priority of distributions are more
                                 likely to be exposed to the risk of changing
                                 concentrations discussed under "--Special
                                 Risks Associated With High Balance Mortgage
                                 Loans" below than classes with a higher
                                 sequential priority.

OPTIONAL EARLY TERMINATION OF
 THE TRUST FUND MAY RESULT IN
 AN ADVERSE IMPACT ON
 YOUR YIELD OR MAY RESULT
 IN A LOSS....................   The offered certificates will be subject to
                                 optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued on the certificates that are subject to
                                 the termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the

                                      S-47

                                 offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount of
                                 losses actually experienced, and if such
                                 losses are allocated to your class of
                                 certificates, your actual yield to maturity
                                 will be lower than the yield so calculated and
                                 could, under certain scenarios, be negative.
                                 The timing of any loss on a liquidated
                                 mortgage loan also will affect the actual
                                 yield to maturity of the offered certificates
                                 to which all or a portion of such loss is
                                 allocable, even if the rate of defaults and
                                 severity of losses are consistent with your
                                 expectations. In general, the earlier you bear
                                 a loss, the greater the effect on your yield
                                 to maturity. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a
                                 particular class of offered certificates, such
                                 losses may affect the weighted average life
                                 and yield to maturity of other certificates.
                                 Losses on the mortgage loans, to the extent
                                 not allocated to such class of offered
                                 certificates, may result in a higher
                                 percentage ownership interest evidenced by
                                 such certificates than would otherwise have
                                 resulted absent such loss. The consequent
                                 effect on the weighted average life and yield
                                 to maturity of the offered certificates will
                                 depend upon the characteristics of the
                                 remaining mortgage loans.

ADDITIONAL COMPENSATION AND
 CERTAIN REIMBURSEMENTS TO
 THE SERVICER WILL AFFECT
 YOUR RIGHT TO RECEIVE
 DISTRIBUTIONS................   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances and unreimbursed servicing expenses.
                                 The right of the master servicer or the trustee
                                 to receive such payments of interest is senior
                                 to the rights of certificateholders to receive
                                 distributions on the certificates and,
                                 consequently, may result in additional trust
                                 fund expenses being allocated to the offered
                                 certificates that would not have resulted
                                 absent the accrual of such interest. In
                                 addition, the special servicer will receive a
                                 fee with respect to each specially serviced
                                 mortgage loan and any collections thereon,
                                 including specially serviced mortgage loans
                                 which have been returned to performing status.
                                 This will result in shortfalls which will be
                                 allocated to the offered certificates.

                                      S-48

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES.........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A or Class IO certificates, your rights to
                                 receive distributions of amounts collected or
                                 advanced on or in respect of the mortgage loans
                                 will be subordinated to those of the holders of
                                 the offered certificates with an earlier
                                 payment priority.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTI- FICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this
                                 prospectus supplement.

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISKS..   You and other certificateholders generally do
                                 not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust fund. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement. Those decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust
                                 fund, even if that decision is determined to be
                                 in your best interests by that party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions
                                 relating to the trust fund. The interests of
                                 those certificateholders may be in conflict
                                 with those of the other certificateholders.
                                 For example, certificateholders of certain
                                 classes that are subordinate in right of
                                 payment may direct the actions of the special
                                 servicer with respect to troubled mortgage
                                 loans and related mortgaged properties. In
                                 certain circumstances, the holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt may direct the actions of the special
                                 servicer with respect to the related mortgage
                                 loan and the holder of a companion loan,
                                 mezzanine loan or subordinate debt will have
                                 certain consent rights relating to foreclosure
                                 or modification of the related loans. The
                                 interests of such holder of a companion loan,
                                 mezzanine loan or subordinate debt may be in
                                 conflict with those of the certificateholders.

                                 Six (6) of the mortgage loans (loan numbers 1,
                                 6, 29, 48, 50 and 89), representing 11.0% of
                                 the mortgage pool (12.2% of loan group 1), are
                                 each evidenced by multiple promissory notes.
                                 With respect to 1 of these mortgage loans
                                 (loan number 1), representing 6.3% of the
                                 mortgage pool (7.0% of loan group 1), the
                                 related mortgage loan is evidenced by a
                                 promissory note that is pari passu in right of
                                 payment, and the holders of the pari passu
                                 companion note have certain

                                      S-49

                                 control, consultation and/or consent rights
                                 with respect to the servicing and/or
                                 administration of this loan. The trust fund is
                                 comprised of only one of the pari passu notes.
                                 With respect to the other 5 mortgage loans
                                 evidenced by multiple promissory notes, the
                                 related mortgage loans are each part of a
                                 split loan structure where one promissory note
                                 is subordinate in right of payment to the
                                 other promissory note. In each case, the trust
                                 fund does not include the subordinate
                                 companion note. In addition, such holders of
                                 the pari passu companion note or the
                                 subordinate companion notes may have been
                                 granted various rights and powers pursuant to
                                 the related intercreditor agreement or other
                                 similar agreement, including cure rights and
                                 purchase options with respect to the related
                                 mortgage loans. In some cases, the foregoing
                                 rights and powers may be assignable or may be
                                 exercised through a representative or
                                 designee. Accordingly, these rights may
                                 potentially conflict with the interests of the
                                 certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this
                                 prospectus supplement and the accompanying
                                 prospectus.

LIQUIDITY FOR CERTIFICATES
 MAY BE LIMITED...............   There is currently no secondary market for
                                 the offered certificates. While each
                                 underwriter has advised us that it intends to
                                 make a secondary market in one or more classes
                                 of the offered certificates, none of them are
                                 under any obligation to do so. No secondary
                                 market for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange at the time
                                 of closing and may never be listed on any
                                 securities exchange or traded in any automated
                                 quotation system of any registered securities
                                 association such as NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the
                                 nominee for the Depository Trust Company, and
                                 will not be registered in your name. As a
                                 result, you will not be recognized as a
                                 certificateholder, or holder of record of your
                                 certificates.

                                      S-50

POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is one of the mortgage loan sellers and is an affiliate of the depositor
                                 and an affiliate of one of the underwriters.
                                 These affiliations could cause conflicts with
                                 the master servicer's duties to the trust fund
                                 under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard described in this prospectus
                                 supplement without regard to an affiliation
                                 with any other party to the pooling and
                                 servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 Wachovia Bank, National Association is also an
                                 equity owner of Capital Lease, LP, the holder
                                 of the companion loan with respect to the
                                 Tiffany Building mortgage loan. Accordingly, a
                                 conflict may arise between Wachovia Bank,
                                 National Association's duties to the trust
                                 fund under the pooling and servicing agreement
                                 and its or its affiliate's interest as a
                                 holder of a companion loan or the holder of
                                 certain certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 With respect to the Tiffany Building mortgage
                                 loan (loan number 6), representing
                                 approximately 2.3% of the mortgage pool (2.5%
                                 of loan group 1), the holder of the
                                 subordinate companion loan, Caplease, LP, is
                                 also the sole owner of the related borrower.
                                 Pursuant to the related intercreditor
                                 agreement, the mortgagee will be required to
                                 seek the consent of Caplease, LP, as holder of
                                 the subordinate companion loan, in connection
                                 with certain modifications and/or waivers of
                                 the corresponding whole loan which materially
                                 and adversely affect the holder of the
                                 companion loan; provided, however, following
                                 an event of default under the mortgage loan
                                 documents, Caplease, LP will not have any
                                 right to consult with or direct the mortgagee
                                 with respect to a foreclosure or liquidation
                                 of the related mortgaged property or to make
                                 property protection advances. Accordingly, a
                                 conflict may result.

                                 With respect to 4 mortgage loans (loan numbers
                                 5, 13, 25 and 28), representing 6.3% of the
                                 mortgage pool (7.0% of loan group 1), Wachovia
                                 Bank, National Association is the mortgagee
                                 under a second mortgage secured by the related
                                 mortgaged property, which is subject to the
                                 terms of a subordination and standstill
                                 agreement. Accordingly, a conflict may arise
                                 between Wachovia Bank, National Association's
                                 duties to the trust fund under the pooling and
                                 servicing agreement and its or its affiliate's
                                 interest as a holder of a companion loan, the
                                 holder of mezzanine indebtedness or the holder
                                 of certain other indebtedness secured by the
                                 mortgaged property. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 In addition, with respect to 3 mortgage loans
                                 (loan numbers 14, 97 and 120), representing
                                 2.0% of the mortgage pool

                                      S-51

                                 (2.2% of loan group 1), an affiliate of
                                 Wachovia Bank, National Association owns a 90%
                                 preferred equity interest in each related
                                 borrower. As a result, a conflict could have
                                 arisen during the origination process as a
                                 result of Wachovia Bank, National Association
                                 being the originator of the related mortgage
                                 loans as well as the owner of the equity
                                 interests in each related borrower. In
                                 addition, a conflict may arise between
                                 Wachovia Bank, National Association's duties
                                 to the trust fund under the pooling and
                                 servicing agreement and its affiliate's equity
                                 interest in the related borrower. However, the
                                 pooling and servicing agreement provides that
                                 the mortgage loans shall be administered in
                                 accordance with the servicing standard
                                 described in this prospectus supplement
                                 without regard to any relationship that the
                                 master servicer or any affiliate thereof may
                                 have with the related borrower. In addition,
                                 the special servicer (and any related
                                 sub-servicer) will be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer is not
                                 affiliated with the master servicer or the
                                 related borrower.

                                 The special servicer will (and any related
                                 sub-servicer may) be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate of the special servicer may purchase
                                 certain other non-offered certificates
                                 (including the controlling class and the Class
                                 Z certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing
                                 loans or interests in non-performing loans,
                                 which may include REO properties that compete
                                 with the mortgaged properties securing
                                 mortgage loans in the trust fund. The special
                                 servicer or its affiliates own and are in the
                                 business of acquiring assets similar in type
                                 to the assets of the trust fund. The special
                                 servicer or its affiliates may also make loans
                                 on properties that may compete with the
                                 mortgaged properties and may also advise other
                                 clients that own or are in the business of
                                 owning properties that compete with the
                                 mortgaged properties or that own loans like
                                 the mortgage loans included in the trust fund.
                                 Accordingly, the assets of the special
                                 servicer and its affiliates may, depending
                                 upon the particular circumstances including
                                 the nature and location of such assets,
                                 compete with the mortgaged properties for
                                 tenants, purchasers, financing and so forth.
                                 See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                 This could cause a conflict between the
                                 special servicer's duties to the trust fund
                                 under the pooling and servicing agreement and
                                 its interest as a holder of a certificate.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard without regard to ownership of any
                                 certificate by the master servicer, the
                                 special servicer or any affiliate of the
                                 special servicer. See "SERVICING OF THE

                                      S-52

                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                 o a substantial number of the mortgaged
                                   properties are managed by property managers
                                   affiliated with the respective borrowers;

                                 o these property managers also may manage
                                   and/or franchise additional properties,
                                   including properties that may compete with
                                   the mortgaged properties;

                                 o affiliates of the property manager and/or
                                   the borrowers or the property managers
                                   and/or the borrowers themselves also may
                                   own other properties, including competing
                                   properties; or

                                 o the mortgaged property is self-managed.

                                 In addition, certain mortgage loans included
                                 in the trust fund may have been refinancings
                                 of debt previously held by (or by an affiliate
                                 of) one of the mortgage loan sellers.

                                 The activities of the mortgage loan sellers
                                 and their affiliates may involve properties
                                 which are in the same markets as the mortgaged
                                 properties underlying the certificates. In
                                 such case, the interests of each of the
                                 mortgage loan sellers or such affiliates may
                                 differ from, and compete with, the interests
                                 of the trust fund, and decisions made with
                                 respect to those assets may adversely affect
                                 the amount and timing of distributions with
                                 respect to the certificates.

                                 One of the mortgage loan sellers (and the
                                 sub-servicer of the mortgage loans it is
                                 selling into the trust fund), CWCapital LLC,
                                 is an affiliate of the initial controlling
                                 class representative and an affiliate of the
                                 special servicer and such mortgage loan seller
                                 may have interests that conflict with the
                                 interests of those affiliates.

TERRORIST ATTACKS AND MILITARY
 CONFLICTS MAY ADVERSELY AFFECT
 YOUR INVESTMENT..............   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact

                                      S-53

                                 leasing revenue and mall traffic and
                                 percentage rent. As a result, the ability of
                                 the mortgaged properties to generate cash flow
                                 may be adversely affected. The terrorist
                                 attacks may also adversely affect the revenues
                                 or costs of operation of the mortgaged
                                 properties. See "--Insurance Coverage on
                                 Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq
                                 and elsewhere may significantly reduce air
                                 travel throughout the United States, and,
                                 therefore, continue to have a negative effect
                                 on revenues in areas heavily dependent on
                                 tourism. Any decrease in air travel may have a
                                 negative effect on certain of the mortgaged
                                 properties, including hotel mortgaged
                                 properties and those mortgaged properties
                                 located in tourist areas, which could reduce
                                 the ability of such mortgaged properties to
                                 generate cash flow.

                                 It is uncertain what continued effect armed
                                 conflict involving the United States,
                                 including the continuing military presence of
                                 the United States in Iraq and Afghanistan or
                                 any future conflict with any other country,
                                 will have on domestic and world financial
                                 markets, economies, real estate markets,
                                 insurance costs or business segments. Foreign
                                 or domestic conflicts of any kind could have
                                 an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely
                                 affect your investment in the certificates.

                              THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
 COMMERCIAL LENDING MAY BE
 DIFFERENT THAN FOR RESIDENTIAL
 LENDING......................   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by
                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                  o to generate income sufficient to pay debt
                                    service, operating expenses and leasing
                                    commissions and to make necessary repairs,
                                    tenant improvements and capital
                                    improvements; and

                                  o in the case of loans that do not fully
                                    amortize over their terms, to retain
                                    sufficient value to permit the borrower to
                                    pay off the loan at maturity through a sale
                                    or refinancing of the mortgaged property.

                                      S-54

FUTURE CASH FLOW AND PROPERTY
 VALUES ARE NOT PREDICTABLE...   A number of factors, many beyond the control
                                 of the property owner, may affect the ability
                                 of an income-producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.
                                 Among these factors are:

                                 o economic conditions generally and in the
                                   area of the project;

                                 o the age, quality, functionality and design
                                   of the project;

                                 o the degree to which the project competes
                                   with other projects in the area;

                                 o changes or continued weakness in specific
                                   industry segments;

                                 o increases in operating costs;

                                 o the willingness and ability of the owner to
                                   provide capable property management and
                                   maintenance;

                                 o the degree to which the project's revenue
                                   is dependent upon a single tenant or user,
                                   a small group of tenants, tenants
                                   concentrated in a particular business or
                                   industry and the competition to any such
                                   tenants;

                                 o an increase in the capital expenditures
                                   needed to maintain the properties or make
                                   improvements;

                                 o a decline in the financial condition of a
                                   major tenant;

                                 o the location of a mortgaged property;

                                 o whether a mortgaged property can be easily
                                   converted (or converted at all) to
                                   alternative uses;

                                 o an increase in vacancy rates;

                                 o perceptions regarding the safety,
                                   convenience and attractiveness of such
                                   properties;

                                 o vulnerability to litigation by tenants and
                                   patrons; and

                                 o environmental contamination.

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant. For example, 3 of the mortgaged
                                 properties securing the Birtcher Phoenix Pool
                                 mortgage loan (loan number 14), with an
                                 aggregate allocated loan amount representing
                                 approximately 1.0% of the mortgage pool (1.1%
                                 of loan group 1), are leased entirely to AIG,
                                 NCS Pearson Inc. and Hypercom Corporation. The
                                 mortgaged property securing the Tiffany
                                 Building mortgage loan (loan number 6),
                                 representing approximately 2.3% of the
                                 mortgage pool (2.5% of loan group 1), is
                                 leased entirely to Tiffany & Company. One (1)
                                 of the mortgaged properties securing the Abbey
                                 II Pool mortgage loan (loan number 3),

                                      S-55

                                 representing, by allocated loan amount,
                                 approximately 0.2% of the mortgage pool (0.2%
                                 of loan group 1), is leased entirely to Boise
                                 Building Solutions.

                                 In addition, the mortgaged properties securing
                                 10 mortgage loans (loan numbers 103, 112, 116,
                                 117, 118, 124, 127, 129, 136 and 138),
                                 representing 1.5% of the mortgage pool (1.7%
                                 of loan group 1), are leased entirely to
                                 Walgreens. If leases are not renewed or
                                 replaced, if tenants default, if rental rates
                                 fall and/or if operating expenses increase,
                                 the borrower's ability to repay the loan may
                                 be impaired and the resale value of the
                                 property, which is substantially dependent
                                 upon the property's ability to generate
                                 income, may decline. Even if borrowers
                                 successfully renew leases or relet vacated
                                 space, the costs associated with reletting,
                                 including tenant improvements, leasing
                                 commissions and free rent, can exceed the
                                 amount of any reserves maintained for that
                                 purpose and reduce cash from the mortgaged
                                 properties. Although some of the mortgage
                                 loans included in the trust fund require the
                                 borrower to maintain escrows for leasing
                                 expenses, there is no guarantee that these
                                 reserves will be sufficient.

                                 In addition, there are other factors,
                                 including changes in zoning or tax laws,
                                 restrictive covenants, tenant exclusives and
                                 rights of first refusal to lease or purchase,
                                 the availability of credit for refinancing and
                                 changes in interest-rate levels that may
                                 adversely affect the value of a project and/or
                                 the borrower's ability to sell or refinance
                                 without necessarily affecting the ability to
                                 generate current income. In addition, certain
                                 of the mortgaged properties may be leased in
                                 whole or in part by government-sponsored
                                 tenants who may have certain rights to cancel
                                 their leases or reduce the rent payable with
                                 respect to such leases at any time for, among
                                 other reasons, lack of appropriations. With
                                 respect to the Virginia Office Pool loan (loan
                                 number 52), representing 0.6% of the mortgage
                                 pool (0.7% of loan group 1), 66.5% of the
                                 rentable area at the related mortgaged
                                 properties is occupied by U.S. government
                                 agencies. Although such U.S. government leases
                                 generally do not permit the related tenant to
                                 terminate its lease due to any lack of
                                 appropriations, certain of the U.S. government
                                 leases may permit the related tenant to
                                 terminate its lease after a specified date
                                 contained in the respective lease, some of
                                 which may be prior to the maturity date of the
                                 related mortgage loan, subject to certain
                                 terms and conditions contained therein.

                                 Other factors are more general in nature, such
                                 as:

                                 o national, regional or local economic
                                   conditions (including plant and military
                                   installation closings, industry slowdowns
                                   and unemployment rates);

                                 o local real estate conditions (such as an
                                   oversupply of retail space, office space or
                                   multifamily housing);

                                 o demographic factors;

                                     S-56

                                 o consumer confidence;

                                 o consumer tastes and preferences; and

                                 o changes in building codes and other
                                   applicable laws.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o the length of tenant leases;

                                 o the creditworthiness of tenants;

                                 o in the case of rental properties, the rate
                                   at which new rentals occur;

                                 o the property's "operating leverage" (that
                                   is, the percentage of total property
                                   expenses in relation to revenue, the ratio
                                   of fixed operating expenses to those that
                                   vary with revenues and the level of capital
                                   expenditures required to maintain the
                                   property and to retain or replace tenants);
                                   and

                                 o a decline in the real estate market or in
                                   the financial condition of a major tenant
                                   will tend to have a more immediate effect
                                   on the net operating income of property
                                   with short-term revenue sources, such as
                                   short-term or month-to-month leases, and
                                   may lead to higher rates of delinquency or
                                   defaults.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property including, in the case of
                                 mortgaged properties which are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any
                                 mortgaged property, subject to limitations of
                                 the kind described above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with
                                 Industrial and Mixed-Use Facilities" and
                                 "--Special Risks Associated with Self Storage
                                 Facilities" below.

                                      S-57

LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, any mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee, or any of their
                                 respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower
                                 or another person in the event of a default.
                                 Accordingly, you should assume all of the
                                 mortgage loans included in the trust fund are
                                 nonrecourse loans, and that recourse in the
                                 case of default will be limited to the related
                                 mortgaged property.

                                 However, in certain circumstances a mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                 o there is a defect or omission with respect
                                   to certain of the documents relating to
                                   such mortgage loan and such defect or
                                   omission materially and adversely affects
                                   the value of a mortgage loan or the
                                   interests of the trust fund therein or the
                                   interests of any certificateholder; or

                                 o certain of their respective representations
                                   or warranties concerning such mortgage loan
                                   are breached, and such breach materially
                                   and adversely affects the value of such
                                   mortgage loan, the interests of the trust
                                   fund therein or the interests of any
                                   certificateholder and is not cured as
                                   required.

                                 We cannot provide assurance that the
                                 applicable mortgage loan seller will be in a
                                 financial position to make such a repurchase
                                 or substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES...............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
 OFFICE PROPERTIES............   Office properties may require their owners to
                                 expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive.

                                 In addition, a large number of factors may
                                 adversely affect the value of office
                                 properties, including:

                                 o the quality of an office building's
                                   tenants;

                                 o the physical attributes of the building in
                                   relation to competing buildings (for
                                   example, age, condition, design, access to
                                   transportation and ability to offer certain
                                   amenities, such as sophisticated building
                                   systems);

                                     S-58

                                 o the physical attributes of the building
                                   with respect to the technological needs of
                                   the tenants, including the adaptability of
                                   the building to changes in the
                                   technological needs of the tenants;

                                 o the desirability of the area as a business
                                   location;

                                 o the presence of competing properties; and

                                 o the strength and nature of the local
                                   economy (including labor costs and quality,
                                   tax environment and quality of life for
                                   employees).

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                 Office properties secure, in whole or in part,
                                 24 of the mortgage loans included in the trust
                                 fund as of the cut-off date, representing, by
                                 allocated loan amount, 25.5% of the mortgage
                                 pool (28.3% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low
                                 barriers to entry. Thus, a particular apartment
                                 market with historically low vacancies could
                                 experience substantial new construction and a
                                 resultant oversupply of units in a relatively
                                 short period of time. Since multifamily
                                 apartment units are typically leased on a
                                 short-term basis, the tenants who reside in a
                                 particular project within such a market may
                                 easily move to alternative projects with more
                                 desirable amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o the physical attributes of the apartment
                                   building (for example, its age, appearance
                                   and construction quality);

                                 o the location of the property (for example,
                                   a change in the neighborhood over time);

                                 o the ability of management to provide
                                   adequate maintenance and insurance;

                                 o the types of services and amenities that
                                   the property provides;

                                 o the property's reputation;

                                 o the level of mortgage interest rates
                                   (which, if relatively low, may encourage
                                   tenants to purchase rather than lease
                                   housing);

                                 o the tenant mix, such as the tenant
                                   population being predominantly students or
                                   being heavily dependent on workers from a
                                   particular business or personnel from a
                                   local military base;

                                 o dependence upon governmental programs that
                                   provide rent subsidies to tenants pursuant
                                   to tenant voucher

                                     S-59

                                   programs or tax credits to developers to
                                   provide certain types of development;

                                 o the presence of competing properties;

                                 o adverse local or national economic
                                   conditions; and

                                 o state and local regulations.

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent stabilization,
                                 use restrictions or similar programs. The
                                 limitations and restrictions imposed by these
                                 programs could result in realized losses on
                                 the mortgage loans. In addition, in the event
                                 that the program is cancelled, it could result
                                 in less income for the project. These programs
                                 may include:

                                 o rent limitations that could adversely
                                   affect the ability of borrowers to increase
                                   rents to maintain the condition of their
                                   mortgaged properties and satisfy operating
                                   expenses; and

                                 o tenant income restrictions that may reduce
                                   the number of eligible tenants in those
                                   mortgaged properties and result in a
                                   reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be
                                 a sufficient economic incentive for some
                                 eligible tenants to reside at a subsidized or
                                 supported property that may have fewer
                                 amenities or be less attractive as a
                                 residence. As a result, occupancy levels at a
                                 subsidized or supported property may decline,
                                 which may adversely affect the value and
                                 successful operation of such property.

                                 Multifamily properties secure 47 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 23.2% of the
                                 mortgage pool (23 mortgage loans in loan group
                                 1 or 14.8% and all of the mortgage loans in
                                 loan group 2).

SPECIAL RISKS ASSOCIATED WITH
 SHOPPING CENTERS AND OTHER
 RETAIL PROPERTIES.............  Shopping centers are affected by the health of the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer demand due to
                                 demographic changes (for example, population
                                 decreases or changes in average age or income)
                                 and/or changes in consumer preference (for
                                 example, to discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,

                                      S-60

                                 shadow anchor or major tenant, or the
                                 cessation of the business of an anchor, shadow
                                 anchor or major tenant at its store,
                                 notwithstanding that such tenant may continue
                                 payment of rent after "going dark," may have a
                                 particularly negative effect on the economic
                                 performance of a shopping center property
                                 given the importance of anchor tenants, shadow
                                 anchor tenants and major tenants in attracting
                                 traffic to other stores within the same
                                 shopping center. In addition, the failure of
                                 one or more major tenants, such as an anchor
                                 or shadow anchor tenant, to operate from its
                                 premises may entitle other tenants to rent
                                 reductions or the right to terminate their
                                 leases. See "--The Failure of a Tenant Will
                                 Have a Negative Impact on Single Tenant and
                                 Tenant Concentration Properties" below.

                                 In addition, 2 mortgage loans secured by a
                                 retail mortgaged property (loan numbers 7 and
                                 8), have a movie theater as a tenant,
                                 representing 4.2% of the mortgage pool (4.6%
                                 of loan group 1). These mortgaged properties
                                 are exposed to certain unique risks. In recent
                                 years, the theater industry has experienced a
                                 high level of construction of new theaters and
                                 an increase in competition among theater
                                 operators. This new construction has caused
                                 some operators to experience financial
                                 difficulties, resulting in downgrades in their
                                 credit ratings and, in certain cases,
                                 bankruptcy filings. In addition, because of
                                 the unique construction requirements of
                                 theaters, any vacant theater space would not
                                 be easily converted to other uses.

                                 Retail properties, including shopping centers,
                                 secure, in whole or in part, 40 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing, by
                                 allocated loan amount, 22.3% of the mortgage
                                 pool (24.8% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 HOSPITALITY PROPERTIES.......   Hospitality properties are affected by
                                 various factors, including:

                                 o location;

                                 o quality;

                                 o management ability;

                                 o amenities;

                                 o franchise affiliation (or lack thereof);

                                 o continuing expenditures for modernizing,
                                   refurbishing and maintaining existing
                                   facilities prior to the expiration of their
                                   anticipated useful lives;

                                 o a deterioration in the financial strength
                                   or managerial capabilities of the owner and
                                   operator of a hotel;

                                 o changes in travel patterns caused by
                                   changes in access, energy prices, strikes,
                                   relocation of highways, the construction of
                                   additional highways or other factors;

                                     S-61

                                 o adverse economic conditions, either local,
                                   regional or national, which may limit the
                                   amount that may be charged for a room and
                                   may result in a reduction in occupancy
                                   levels; and

                                 o construction of competing hotels or motels,
                                   which may also limit the amount that may be
                                   charged for a room and may result in a
                                   reduction in occupancy levels.

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. All of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel
                                 management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o the continued existence and financial
                                   strength of the franchisor or hotel
                                   management company;

                                 o the public perception of the franchise or
                                   hotel chain service mark; and

                                 o the duration of the franchise licensing or
                                   management agreements.

                                 With respect to 2 mortgage loans (loan numbers
                                 64 and 90), representing in the aggregate 0.7%
                                 of the mortgage pool (0.8% of loan group 1),
                                 the related mortgaged properties are not
                                 affiliated with a nationally recognized hotel
                                 franchise.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a
                                 liquor license. Such a license may not be
                                 transferable (for example, in connection with
                                 a foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hospitality property's room and restaurant
                                 revenues, occupancy levels, room rates and
                                 operating expenses. In addition, the events of
                                 September 11, 2001, have had an adverse impact
                                 on the tourism and convention industry. See
                                 "--Terrorist Attacks and Military

                                      S-62

                                 Conflicts May Adversely Affect Your
                                 Investment" in this prospectus supplement.

                                 Hospitality properties secure 9 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 11.2% of the
                                 mortgage pool (12.4% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 SELF STORAGE FACILITIES......   The self storage facilities market contains
                                 low barriers to entry. In addition, due to the
                                 short term nature of self storage leases, self
                                 storage properties also may be subject to more
                                 volatility in terms of supply and demand than
                                 loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to
                                 convert such a facility to an alternative use.
                                 Thus, liquidation value of self storage
                                 properties may be substantially less than
                                 would be the case if the same were readily
                                 adaptable to other uses.

                                 In addition, it is difficult to assess the
                                 environmental risks posed by such facilities
                                 due to tenant privacy, anonymity and
                                 unsupervised access to such facilities.
                                 Therefore, such facilities may pose additional
                                 environmental risks to investors. The
                                 environmental site assessments discussed in
                                 this prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units included in the self storage properties.
                                 We therefore cannot provide assurance that all
                                 of the units included in the self storage
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future. See "--Environmental
                                 Laws May Adversely Affect the Value of and
                                 Cash Flow from a Mortgaged Property" below.

                                 Self storage properties secure 22 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 9.9% of the
                                 mortgage pool (11.0% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 INDUSTRIAL AND MIXED-USE
 FACILITIES...................   Industrial and mixed-use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of
                                 industrial properties include:

                                 o the quality of tenants;

                                 o building design and adaptability; and

                                 o the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                      S-63

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear ceiling heights, column spacing,
                                 favorable zoning restrictions, number of bays
                                 and bay depths, divisibility, truck turning
                                 radius and overall functionality and
                                 accessibility. In addition, because of the
                                 unique construction requirements of many
                                 industrial properties, any vacant industrial
                                 property may not be easily converted to other
                                 uses. Location is also important to an
                                 industrial property. An industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (for example, a decline in
                                 defense spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties. In addition,
                                 lease terms with respect to industrial
                                 properties are generally for shorter periods
                                 of time than with respect to other properties
                                 and may result in a substantial percentage of
                                 leases expiring in the same year at any
                                 particular industrial property.

                                 Industrial properties secure, in whole or in
                                 part, 8 of the mortgage loans included in the
                                 trust fund as of the cut-off date,
                                 representing, by allocated loan amount, 3.3%
                                 of the mortgage pool (3.6% of loan group 1).

                                 Mixed use mortgaged properties consist of
                                 either (i) office and retail components, (ii)
                                 office and industrial components or (iii)
                                 retail and multifamily components, and as
                                 such, mortgage loans secured by mixed use
                                 properties will share the risks associated
                                 with such underlying components. See
                                 "--Special Risks Associated with Office
                                 Properties", "--Special Risks Associated with
                                 Shopping Centers and Other Retail Properties"
                                 and "--Special Risks Associated with
                                 Multifamily Properties" in this prospectus
                                 supplement.

                                 Mixed-use properties secure, in whole or in
                                 part, 4 of the mortgage loans included in the
                                 trust fund as of the cut-off date,
                                 representing, by allocated loan amount, 4.6%
                                 of the mortgage pool (5.1% of loan group 1).

ENVIRONMENTAL LAWS MAY
 ADVERSELY AFFECT THE VALUE
 OF AND CASH FLOW FROM A
 MORTGAGED PROPERTY...........   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a
                                 mortgage loan included in the trust fund, the
                                 trust fund may be subject to certain risks
                                 including the following:

                                 o a reduction in the value of such mortgaged
                                   property which may make it impractical or
                                   imprudent to foreclose against such
                                   mortgaged property;

                                     S-64

                                 o the potential that the related borrower may
                                   default on the related mortgage loan due to
                                   such borrower's inability to pay high
                                   remediation costs or costs of defending
                                   lawsuits due to an environmental impairment
                                   or difficulty in bringing its operations
                                   into compliance with environmental laws;

                                 o liability for clean-up costs or other
                                   remedial actions, which could exceed the
                                   value of such mortgaged property or the
                                   unpaid balance of the related mortgage
                                   loan; and

                                 o the inability to sell the related mortgage
                                   loan in the secondary market or to lease
                                   such mortgaged property to potential
                                   tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to
                                 secure the reimbursement of remedial costs
                                 incurred by these agencies to correct adverse
                                 environmental conditions. This lien may be
                                 superior to the lien of an existing mortgage.
                                 Any such lien arising with respect to a
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund would adversely
                                 affect the value of such mortgaged property
                                 and could make impracticable the foreclosure
                                 by the special servicer on such mortgaged
                                 property in the event of a default by the
                                 related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property,
                                 as well as certain other types of parties, may
                                 be liable for the costs of investigation,
                                 removal or remediation of hazardous or toxic
                                 substances on, under, adjacent to or in such
                                 property. The cost of any required
                                 investigation, delineation and/or remediation
                                 and the owner's liability therefor is
                                 generally not limited under applicable laws.
                                 Such liability could exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. Under some environmental laws, a
                                 secured lender (such as the trust fund) may be
                                 found to be an "owner" or "operator" of the
                                 related mortgaged property if it is determined
                                 that the lender actually participated in the
                                 hazardous waste management of the borrower,
                                 regardless of whether the borrower actually
                                 caused the environmental damage. In such
                                 cases, a secured lender may be liable for the
                                 costs of any required investigation, removal
                                 or remediation of hazardous substances. The
                                 trust fund's potential exposure to liability
                                 for environmental costs will increase if the
                                 trust fund, or an agent of the trust fund,
                                 actually takes possession of a mortgaged
                                 property or control of its day-to-day
                                 operations. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying
                                 prospectus, and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                      S-65

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund. Such assessments
                                 do not generally include invasive
                                 environmental testing. In each case where the
                                 environmental site assessment or update
                                 revealed a material adverse environmental
                                 condition or circumstance at any mortgaged
                                 property, then (depending on the nature of the
                                 condition or circumstance) one or more of the
                                 following actions has been or is expected to
                                 be taken:

                                  o an environmental consultant investigated
                                    those conditions and recommended no further
                                    investigations or remediation;

                                  o an environmental insurance policy, having
                                    the characteristics described below, was
                                    obtained from a third-party insurer;

                                  o either (i) an operations and maintenance
                                    program, including, in several cases, with
                                    respect to asbestos-containing materials,
                                    lead-based paint, microbial matter and/or
                                    radon, or periodic monitoring of nearby
                                    properties, has been or is expected to be
                                    implemented in the manner and within the
                                    time frames specified in the related loan
                                    documents, or (ii) remediation in
                                    accordance with applicable law or
                                    regulations has been performed, is
                                    currently being performed or is expected to
                                    be performed either by the borrower or by
                                    the party responsible for the
                                    contamination;

                                  o an escrow or reserve was established to
                                    cover the estimated cost of remediation and
                                    either each remediation is required to be
                                    completed within a reasonable time frame in
                                    accordance with the related loan documents
                                    or such escrow or reserve is required to be
                                    held as additional security for the
                                    mortgage loan during its term; or

                                  o the related borrower or other responsible
                                    party having financial resources reasonably
                                    estimated to be adequate to address the
                                    related condition or circumstance is
                                    required to take (or is liable for the
                                    failure to take) actions, if any, with
                                    respect to those circumstances or
                                    conditions that have been required by the
                                    applicable governmental regulatory
                                    authority or any environmental law or
                                    regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and risks, that the
                                 related borrowers will implement all
                                 recommended operations and maintenance plans,
                                 that such plans will adequately remediate the
                                 environmental condition, or that any
                                 environmental indemnity, insurance or escrow
                                 will fully cover all potential environmental
                                 conditions and risks. In addition, the
                                 environmental condition of the underlying real
                                 properties

                                      S-66

                                 could be adversely affected by tenants or by
                                 the condition of land or operations in the
                                 vicinity of the properties, such as
                                 underground storage tanks.

                                 With respect to 5 mortgage loans (loan numbers
                                 4, 31, 40, 61 and 62), representing 8.1% of
                                 the mortgage pool (4 mortgage loans in loan
                                 group 1 or 8.4% and 1 mortgage loan in loan
                                 group 2 or 4.9%), the related borrower has
                                 obtained a pollution legal environmental
                                 insurance policy with respect to the related
                                 mortgaged property.

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms
                                 and conditions of such coverage would be met,
                                 that coverage would be sufficient for the
                                 claims at issue or that coverage would not be
                                 subject to certain deductibles.

                                 In addition, some of the related borrowers
                                 have provided an environmental indemnification
                                 in favor of the mortgagee.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust fund
                                 will become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will effectively insulate
                                 the trust fund from potential liability for a
                                 materially adverse environmental condition at
                                 any mortgaged property. See "DESCRIPTION OF
                                 THE POOLING AND SERVICING AGREEMENTS--
                                 Realization Upon Defaulted Mortgage Loans,"
                                 "RISK FACTORS--Environmental Liability May
                                 Affect the Lien on a Mortgaged Property and
                                 Expose the Lender to Costs" and "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
 BALLOON LOANS AND ANTICIPATED
 REPAYMENT DATE LOANS.........   All of the mortgage loans provide for
                                 scheduled payments of principal and/or interest
                                 based on amortization schedules significantly
                                 longer than their respective remaining terms to
                                 maturity or provide for payments of interest
                                 only until their respective maturity date and,
                                 in each case, a balloon payment on their
                                 respective maturity date. Sixteen (16) of these
                                 mortgage loans, representing 7.6% of the
                                 mortgage pool (15 mortgage loans in loan group
                                 1 or 7.9% and 1 mortgage loan in loan group 2
                                 or 4.9%), are anticipated repayment date

                                      S-67

                                 loans, which provide that if the principal
                                 balance of the loan is not repaid on a date
                                 specified in the related mortgage note, the
                                 loan will accrue interest at an increased
                                 rate.

                                  o A borrower's ability to make a balloon
                                    payment or repay its anticipated repayment
                                    date loan on the anticipated repayment date
                                    typically will depend upon its ability
                                    either to refinance fully the loan or to
                                    sell the related mortgaged property at a
                                    price sufficient to permit the borrower to
                                    make such payment.

                                  o Whether or not losses are ultimately
                                    sustained, any delay in the collection of a
                                    balloon payment on the maturity date or
                                    repayment on the anticipated repayment date
                                    that would otherwise be distributable on
                                    your certificates will likely extend the
                                    weighted average life of your certificates.

                                  o The ability of a borrower to effect a
                                    refinancing or sale will be affected by a
                                    number of factors, including (but not
                                    limited to) the value of the related
                                    mortgaged property, the level of available
                                    mortgage rates at the time of sale or
                                    refinancing, the borrower's equity in the
                                    mortgaged property, the financial condition
                                    and operating history of the borrower and
                                    the mortgaged property, rent rolling
                                    status, rent control laws with respect to
                                    certain residential properties, tax laws,
                                    prevailing general and regional economic
                                    conditions and the availability of credit
                                    for loans secured by multifamily or
                                    commercial properties, as the case may be.

                                 We cannot assure you that each borrower under
                                 a balloon loan or an anticipated repayment
                                 date loan will have the ability to repay the
                                 principal balance of such mortgage loan on the
                                 related maturity date or anticipated repayment
                                 date, as applicable. In addition, fully
                                 amortizing mortgage loans which pay interest
                                 on an "actual/360" basis but have fixed
                                 monthly payments may, in fact, have a small
                                 "balloon payment" due at maturity. For
                                 additional description of risks associated
                                 with balloon loans, see "RISK FACTORS--Balloon
                                 Payments on Mortgage Loans Result in
                                 Heightened Risk of Borrower Default" in the
                                 accompanying prospectus.

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are in
                                 material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject,
                                 however, to the limitations described under
                                 "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We cannot
                                 provide assurance, however, that any such
                                 extension or modification will increase the
                                 present value of recoveries in a given case.
                                 Any delay in collection of a balloon payment
                                 that would otherwise be distributable on your
                                 certificates, whether such delay is due to
                                 borrower default or to modification of

                                      S-68

                                 the related mortgage loan, will likely extend
                                 the weighted average life of your
                                 certificates. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

ADVERSE CONSEQUENCES ASSOCIATED
 WITH BORROWER CONCENTRATION,
 BORROWERS UNDER COMMON CONTROL
 AND RELATED BORROWERS........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or becoming subject to a
                                 bankruptcy proceeding may have an adverse
                                 effect on the funds available to make
                                 distributions on the certificates and may lead
                                 to a downgrade, withdrawal or qualification (if
                                 applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related
                                 borrowers are likely to:

                                  o have common management, increasing the risk
                                    that financial or other difficulties
                                    experienced by the property manager could
                                    have a greater impact on the pool of
                                    mortgage loans included in the trust fund;
                                    and

                                  o have common general partners or managing
                                    members which would increase the risk that
                                    a financial failure or bankruptcy filing
                                    would have a greater impact on the pool of
                                    mortgage loans included in the trust fund.

                                 Six (6) mortgage loans (loan numbers 5, 13,
                                 16, 27, 52 and 73), representing in the
                                 aggregate 7.7% of the mortgage pool (5
                                 mortgage loans in loan group 1 or 8.1% and 1
                                 mortgage loan in loan group 2 or 3.6%) are not
                                 cross-collateralized or cross-defaulted but
                                 the sponsors of each such mortgage loan are
                                 affiliated. In addition, 12 mortgage loans
                                 (loan numbers 24, 26, 32, 39, 47, 65, 68, 81,
                                 93, 99, 123 and 135), representing

                                      S-69

                                 in the aggregate 5.9% of the mortgage pool (8
                                 mortgage loans in loan group 1 or 4.8% and 4
                                 mortgage loans in loan group 2 or 16.6%) are
                                 not cross-collateralized or cross-defaulted
                                 but the sponsors of each mortgage loan are
                                 affiliated.

                                 No group, individual borrower, sponsor or
                                 borrower concentration represents more than
                                 7.7% of the mortgage pool (8.1% of loan group
                                 1 and 3.6% of loan group 2).

THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES SUBJECTS
 THE TRUST FUND TO A GREATER
 EXTENT TO STATE AND REGIONAL
 CONDITIONS....................  Except as indicated in the following tables, less than 5.0% of the mortgage loans, by
                                 cut-off date pool or loan group balance, are
                                 secured by mortgaged properties in any one
                                 state.

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE       PERCENTAGE OF
                            MORTGAGED      CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE        POOL BALANCE
-----------------------   ------------   ----------------   --------------

  CA ..................         38       $  540,534,128           21.1%
   Southern(2) ........         30          359,751,869           14.0
   Northern(2) ........          8          180,782,259            7.1
  IL ..................         13          240,086,035            9.4
  FL ..................         18          228,692,682            8.9
  NV ..................          5          216,374,199            8.4
  PA ..................          4          149,025,000            5.8
  AZ ..................         10          134,921,648            5.3
  Other ...............        150        1,053,383,198           41.1
                               ---       --------------          -----
  TOTAL ...............        238       $2,563,016,891          100.0%
                               ===       ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                      S-70

                                 LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                      NUMBER OF      AGGREGATE       PERCENTAGE OF
                      MORTGAGED     CUT-OFF DATE     CUT-OFF DATE
       STATE         PROPERTIES       BALANCE       GROUP 1 BALANCE
------------------- ------------ ----------------- ----------------

  CA ..............       36      $  493,034,128          21.4%
   Southern(2) ....       29         345,751,869          15.0
   Northern(2) ....        7         147,282,259           6.4
  IL ..............       10         227,467,838           9.9
  FL ..............       16         221,942,682           9.6
  NV ..............        3         174,574,199           7.6
  PA ..............        4         149,025,000           6.5
  AZ ..............        9         118,821,648           5.1
  Other ...........      136         924,170,125          40.0
                         ---      --------------         -----
  TOTAL ...........      214      $2,309,035,621         100.0%
                         ===      ==============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF       AGGREGATE       PERCENTAGE OF
                            MORTGAGED     CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES        BALANCE       GROUP 2 BALANCE
-----------------------   ------------   --------------   ----------------

  CA ..................         2        $ 47,500,000            18.7%
   Northern(2) ........         1          33,500,000            13.2
   Southern(2) ........         1          14,000,000             5.5
  NV ..................         2          41,800,000            16.5
  AL ..................         2          28,236,288            11.1
  NC ..................         2          18,350,000             7.2
  VA ..................         1          17,300,000             6.8
  AZ ..................         1          16,100,000             6.3
  TX ..................         3          15,000,000             5.9
  Other ...............        11          69,694,982            27.4
                               --        ------------           -----
  TOTAL ...............        24        $253,981,270           100.0%
                               ==        ============           =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as detailed in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                      S-71

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region where the mortgagors and the mortgaged
                                 properties are located:

                                  o economic conditions;

                                  o conditions in the real estate market;

                                  o changes in governmental rules and fiscal
                                    policies;

                                  o acts of God or terrorism (which may result
                                    in uninsured losses); and

                                  o other factors which are beyond the control
                                    of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
 HIGH BALANCE MORTGAGE LOANS..   Several of the mortgage loans included in the
                                 trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe,
                                 relative to the size of the pool, than would
                                 be the case if the aggregate balance of the
                                 pool were more evenly distributed.

                                  o The largest single mortgage loan included
                                    in the trust fund as of the cut-off date
                                    represents 6.3% of the mortgage pool (7.0%
                                    of loan group 1).

                                  o The largest group of cross-collateralized
                                    mortgage loans included in the trust fund
                                    as of the cut-off date represents in the
                                    aggregate 3.9% of the mortgage pool (4.4%
                                    of loan group 1).

                                  o The 5 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans
                                    included in the trust fund as of the
                                    cut-off date represent, in the aggregate,
                                    28.0% of the mortgage pool (31.1% of loan
                                    group 1).

                                  o The 10 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans
                                    included in the trust fund as of the
                                    cut-off date represent, in the aggregate,
                                    39.2% of the mortgage pool (43.5% of loan
                                    group 1).

CONCENTRATIONS OF MORTGAGED
 PROPERTY TYPES SUBJECT THE
 TRUST FUND TO INCREASED
 RISK OF DECLINE IN
 PARTICULAR INDUSTRIES........   A concentration of mortgaged property types
                                 can increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism,

                                      S-72

                                 the hotel industry might be adversely
                                 affected, leading to increased losses on loans
                                 secured by hospitality properties as compared
                                 to the mortgage loans secured by other
                                 property types.

                                 In that regard, by allocated loan amount:

                                  o mortgage loans included in the trust fund
                                    and secured by office properties represent
                                    as of the cut-off date 25.5% of the
                                    mortgage pool (28.3% of loan group 1);

                                  o mortgage loans included in the trust fund
                                    and secured by multifamily properties
                                    represent as of the cut-off date 23.2% of
                                    the mortgage pool (23 mortgage loans in
                                    loan group 1 or 14.8% and all of the
                                    mortgage loans in loan group 2);

                                  o mortgage loans included in the trust fund
                                    and secured by retail properties represent
                                    as of the cut-off date 22.3% of the
                                    mortgage pool (24.8% of loan group 1);

                                  o mortgage loans included in the trust fund
                                    and secured by hospitality properties
                                    represent as of the cut-off date 11.2% of
                                    the mortgage pool (12.4% of loan group 1);

                                  o mortgage loans included in the trust fund
                                    and secured by self storage facilities
                                    represent as of the cut-off date 9.9% of
                                    the mortgage pool (11.0% of loan group 1);
                                    and

                                  o mortgage loans included in the trust fund
                                    and secured by industrial and mixed-use
                                    facilities represent as of the cut-off date
                                    7.9% of the mortgage pool (8.8% of loan
                                    group 1).

WE HAVE NOT REUNDERWRITTEN ANY
 OF THE MORTGAGE LOANS........   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan sellers, and the
                                 mortgage loan sellers' respective obligations
                                 to repurchase, cure or substitute a mortgage
                                 loan in the event that a representation or
                                 warranty was not true when made and such breach
                                 materially and adversely affects the value of
                                 the mortgage loan, the interest of the trust
                                 fund or the interests of any certificateholder.
                                 These representations and warranties do not
                                 cover all of the matters that we would review
                                 in underwriting a mortgage loan and you should
                                 not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans included in
                                 the trust fund, it is possible that the
                                 reunderwriting process may have revealed
                                 problems with a mortgage loan not covered by
                                 representations or warranties given by the
                                 mortgage loan sellers. In addition, we cannot
                                 provide assurance that the mortgage loan
                                 sellers will be able to repurchase or
                                 substitute a mortgage loan if a representation
                                 or warranty has been breached. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

                                      S-73

FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES.....   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and management of a mortgaged property
                                 subsequent to the trust fund's acquisition of a
                                 mortgaged property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax would
                                 substantially reduce net proceeds available for
                                 distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Federal Income Tax
                                 Conse-quences for REMIC Certificates--Taxation
                                 of Owners of REMIC Regular Certificates", and
                                 "--Taxation of Owners of REMIC Residual
                                 Certificates" in the accompanying prospectus.
                                 In addition, if the trust fund were to acquire
                                 one or more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged
                                 properties, the trust fund may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

INSURANCE COVERAGE ON
 MORTGAGED PROPERTIES MAY NOT
 COVER SPECIAL HAZARD LOSSES..   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will
                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or destruction of the improvements on
                                 the related mortgaged property by fire,
                                 lightning, explosion, smoke, windstorm and
                                 hail, and riot, strike and civil commotion,
                                 subject to the conditions and exclusions
                                 specified in each policy. The mortgage loans
                                 generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and therefore do not contain identical
                                 terms and conditions, most such policies
                                 typically may not cover any physical damage
                                 resulting from:

                                  o war;

                                  o terrorism;

                                      S-74

                                  o revolution;

                                  o governmental actions;

                                  o floods, and other water-related causes;

                                  o earth movement (including earthquakes,
                                    landslides and mud flows);

                                  o wet or dry rot;

                                  o vermin;

                                  o domestic animals;

                                  o sink holes or similarly occurring soil
                                    conditions; and

                                  o other kinds of risks not specified in the
                                    preceding paragraph.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage.
                                 In order to offset this risk, Congress passed
                                 the Terrorism Risk Insurance Act of 2002,
                                 which established the Terrorism Insurance
                                 Program.

                                 The Terrorism Insurance Program is
                                 administered by the Secretary of the Treasury
                                 and was established to provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that is the subject of an insurance
                                 claim. The Terrorism Risk Insurance Act of
                                 2002 requires the Treasury Department to
                                 establish procedures for the Terrorism
                                 Insurance Program under which the federal
                                 share of compensation will be equal to 90% of
                                 that portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion. An insurer that has
                                 paid its deductible is not liable for the
                                 payment of any portion of total annual United
                                 States-wide losses that exceed $100 billion,
                                 regardless of the terms of the individual
                                 insurance contracts.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 authorizes the exclusion or does not pay the
                                 premium, insurance for acts of terrorism may
                                 be excluded from the

                                      S-75

                                 policy. All policies for insurance issued
                                 after November 26, 2002, must make similar
                                 disclosure and provide a similar opportunity
                                 for the insured to purchase coverage. The
                                 Terrorism Risk Insurance Act of 2002 does not
                                 require insureds to purchase the coverage nor
                                 does it stipulate the pricing of the coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide
                                 terrorism coverage in their basic "all-risk"
                                 policies. Any commercial property and casualty
                                 terrorism insurance exclusion that was in
                                 force on November 26, 2002, is automatically
                                 voided to the extent that it excludes losses
                                 that would otherwise be insured losses,
                                 subject to the immediately preceding
                                 paragraph. Any state approval of such types of
                                 exclusions in force on November 26, 2002, is
                                 also voided.

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, there can be no assurance that
                                 the Terrorism Insurance Program or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005. In fact, the
                                 Secretary of the Treasury announced on June
                                 30, 2005 the Treasury Department's opposition
                                 to an extension of the Terrorism Risk
                                 Insurance Act of 2002 in its current form.

                                 If the Terrorism Risk Insurance Act of 2002 is
                                 not extended or renewed, premiums for
                                 terrorism insurance coverage will likely
                                 increase and/or the terms of such insurance
                                 may be materially amended to enlarge stated
                                 exclusions or to otherwise effectively
                                 decrease the scope of coverage available
                                 (perhaps to the point where it is effectively
                                 not available). In addition, to the extent
                                 that any policies contain "sunset clauses"
                                 (i.e., clauses that void terrorism coverage if
                                 the federal insurance backstop program is not
                                 renewed), then such policies may cease to
                                 provide terrorism insurance upon the
                                 expiration of the Terrorism Risk Insurance Act
                                 of 2002. There can be no assurance that such
                                 temporary program will create any long-term
                                 changes in the availability and cost of such
                                 insurance. Moreover, while the Senate recently
                                 passed Senate Bill 467 to extend, subject to
                                 various revisions, the Terrorism Risk
                                 Insurance Act of 2002, there can be no
                                 assurance that the bill will in fact become
                                 law in its current form or that any subsequent
                                 terrorism insurance legislation at all will be
                                 passed upon the expiration of the Terrorism
                                 Risk Insurance Act of 2002.

                                      S-76

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit
                                 of insurance against terrorist acts. In
                                 addition, no assurance can be given that the
                                 coverage for such acts, if obtained or
                                 maintained, will be broad enough to cover the
                                 particular act of terrorism that may be
                                 committed or that the amount of coverage will
                                 be sufficient to repair and restore the
                                 mortgaged property or to repay the mortgage
                                 loan in full. The insufficiency of insurance
                                 coverage in any respect could have a material
                                 and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or
                                 the special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar acts, nor will it be required to call
                                 a default under a mortgage loan, if the
                                 related borrower fails to maintain such
                                 insurance (even if required to do so under the
                                 related loan documents) if the special
                                 servicer has determined, in consultation with
                                 the controlling class representative, in
                                 accordance with the servicing standard that
                                 either:

                                  o such insurance is not available at
                                    commercially reasonable rates and that such
                                    hazards are not at the time commonly
                                    insured against for properties similar to
                                    the mortgaged property and located in or
                                    around the region in which such mortgaged
                                    property is located; or

                                  o such insurance is not available at any
                                    rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which
                                 terrorism insurance is required. With respect
                                 to the Residence Inn-Beverly Hills, CA
                                 mortgage loan (loan number 15), representing
                                 1.5% of the mortgage pool (1.6% of loan group
                                 1), the borrower is only required to maintain
                                 insurance coverage against acts of terrorism
                                 to the extent it is available at commercially
                                 reasonable prices not to exceed a $500,000
                                 premium attributable to such coverage under a
                                 blanket policy. In addition, certain of the
                                 mortgaged properties may contain pad sites
                                 that are ground leased to the tenant. The
                                 borrower may not be required to obtain
                                 insurance on the related improvements.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME MORTGAGE
 LOANS CREATES
  ADDITIONAL RISKS.............  In general, the borrowers are:

                                  o required to satisfy any existing
                                    indebtedness encumbering the related
                                    mortgaged property as of the closing of the
                                    related mortgage loan; and

                                      S-77

                                  o prohibited from encumbering the related
                                    mortgaged property with additional secured
                                    debt without the mortgagee's prior
                                    approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that secure
                                 other loans outside the trust fund, and,
                                 except as provided below, none of the related
                                 entities with a controlling ownership interest
                                 in the borrower may pledge its interest in
                                 that borrower as security for mezzanine debt.

                                 With respect to 1 mortgage loan (loan number
                                 72), representing 0.4% of the mortgage pool
                                 (0.4% of loan group 1), the related mortgage
                                 loan documents provide that under certain
                                 circumstances (a) the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future and /or (b) the
                                 entities owning an interest in the related
                                 borrower may pledge their interests in the
                                 borrower as security for mezzanine debt in the
                                 future without the consent of the mortgagee,
                                 subject to the terms of a subordination and
                                 standstill agreement to be entered into in
                                 favor of the mortgagee and the satisfaction of
                                 certain financial conditions.

                                 With respect to 1 mortgage loan (loan number
                                 20), representing 1.2% of the mortgage pool
                                 (1.4% of loan group 1), the mortgage loan
                                 documents provide that under certain
                                 circumstances the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future without the
                                 consent of the mortgagee.

                                 With respect to 2 mortgage loans (loan numbers
                                 8 and 11), representing 3.6% of the mortgage
                                 pool (4.0% of the loan group 1), the related
                                 mortgage loan documents provide that, under
                                 certain circumstances (a) the related
                                 borrowers may incur additional unsecured debt
                                 and/or (b) the entities owning an interest in
                                 the related borrowers may pledge their
                                 interests in the borrower as security for
                                 mezzanine debt in the future, with the consent
                                 of the mortgagee and subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 20 mortgage loans (loan
                                 numbers 3, 7, 12, 14, 17, 23, 26, 44, 63, 77,
                                 86, 93, 97, 100, 120, 123, 127, 132, 134, and
                                 135), representing approximately 17.8% of the
                                 mortgage pool (15 mortgage loans in loan group
                                 1 or 18.3% and 5 mortgage loans in loan group
                                 2 or 13.7%), the related mortgage loan
                                 documents provide that, under certain
                                 circumstances (which may include satisfaction
                                 of DSCR and LTV tests) and with the consent of
                                 the mortgagee, ownership interests in the
                                 related borrowers may be pledged as security
                                 for mezzanine debt in the future, subject to
                                 the terms of a subordination and standstill
                                 agreement or intercreditor agreement to be
                                 entered into in favor of the mortgagee. See

                                      S-78

                                 "RISK FACTORS--Additional Debt on Some
                                 Mortgage Loans Creates Additional Risks" in
                                 this prospectus supplement.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder
                                 (including the trust fund) on the mortgaged
                                 property could be delayed. In addition,
                                 substantially all of the mortgage loans permit
                                 the related borrower to incur limited
                                 indebtedness in the ordinary course of
                                 business or for capital improvements that is
                                 not secured by the related mortgaged property
                                 which is generally limited to a specified
                                 percentage of the outstanding principal
                                 balance of the related mortgage loan. Further,
                                 certain of the mortgage loans included in the
                                 trust fund do not prohibit limited partners or
                                 other owners of non-controlling interests in
                                 the related borrower from pledging their
                                 interests in the borrower as security for
                                 mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously
                                 described in this risk factor, permit the
                                 related borrower to incur, or do not prohibit
                                 the related borrower from incurring, unsecured
                                 debt to an affiliate of, or owner of an
                                 interest in, the borrower or to an affiliate
                                 of such an owner, subject to certain
                                 conditions under the related mortgage loan
                                 documents. Further, certain of the mortgage
                                 loans permit additional liens on the related
                                 mortgaged properties for (1) assessments,
                                 taxes or other similar charges or (2) liens
                                 which in the aggregate constitute an
                                 immaterial and insignificant monetary amount
                                 with respect to the net value of the related
                                 borrower's assets. A default by the borrower
                                 on such additional indebtedness could impair
                                 the borrower's financial condition and result
                                 in the bankruptcy or receivership of the
                                 borrower which would cause a delay in the
                                 foreclosure by the trust fund on the mortgaged
                                 property. It may not be evident that a
                                 borrower has incurred any such future
                                 subordinate second lien debt until the related
                                 mortgage loan otherwise defaults. In cases in
                                 which one or more subordinate liens are
                                 imposed on a mortgaged property or the
                                 borrower incurs other indebtedness, the trust
                                 fund is subject to additional risks,
                                 including, without limitation, the following:

                                  o the risk that the necessary maintenance of
                                    the mortgaged property could be deferred to
                                    allow the borrower to pay the required debt
                                    service on the subordinate financing and
                                    that the value of the mortgaged property
                                    may fall as a result;

                                  o the risk that the borrower may have a
                                    greater incentive to repay the subordinate
                                    or unsecured indebtedness first;

                                      S-79

                                  o the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment upon
                                    the maturity of the mortgage loan;

                                  o the existence of subordinated debt
                                    encumbering any mortgaged property may
                                    increase the difficulty of refinancing the
                                    related mortgage loan at maturity and the
                                    possibility that reduced cash flow could
                                    result in deferred maintenance; and

                                  o the risk that, in the event that the holder
                                    of the subordinated debt has filed for
                                    bankruptcy or been placed in involuntary
                                    receivership, foreclosing on the mortgaged
                                    property could be delayed and the trust
                                    fund may be subjected to the costs and
                                    administrative burdens of involvement in
                                    foreclosure or bankruptcy proceedings or
                                    related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and
                                 is secured by a pledge of the equity ownership
                                 interests in such borrowers. Because mezzanine
                                 debt is secured by the obligor's equity
                                 interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of
                                 a borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                 Generally, upon a default under mezzanine
                                 debt, the holder of such mezzanine debt would
                                 be entitled to foreclose upon the equity in
                                 the related mortgagor, which has been pledged
                                 to secure payment of such mezzanine debt.
                                 Although such transfer of equity may not
                                 trigger the due on sale clause under the
                                 related mortgage loan, it could cause the
                                 obligor under such mezzanine debt to file for
                                 bankruptcy, which could negatively affect the
                                 operation of the related mortgaged property
                                 and such borrower's ability to make payments
                                 on the related mortgage loan in a timely
                                 manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may
                                 give the holder of the mezzanine debt the
                                 right to cure certain defaults and, upon a
                                 default, to

                                      S-80

                                 purchase the related mortgage loan for an
                                 amount equal to the then current outstanding
                                 balance of such loan. Some intercreditor
                                 agreements relating to mezzanine debt may also
                                 limit the special servicer's ability to enter
                                 into certain modifications of the mortgage
                                 loan without the consent of the related
                                 mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Other Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Four (4) of the mortgage loans (loan numbers
                                 5, 13, 25 and 28), representing 6.3% of the
                                 mortgage pool (7.0% of loan group 1) have
                                 subordinate debt secured by a loan on the
                                 related mortgaged property.

                                 Five (5) of the mortgage loans (loan numbers
                                 6, 29, 48, 50 and 89), representing 4.6% of
                                 the mortgage pool (5.1% of Loan Group 1) have
                                 companion loans that are subordinate to the
                                 related mortgage loan.

                                 The Hyatt Center mortgage loan, representing
                                 6.3% of the mortgage pool (7.0% of loan group
                                 1), has a companion loan that is pari passu
                                 with the Hyatt Center mortgage loan. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" and "--Co-Lender
                                 Loans" in this prospectus supplement.

                                 Three (3) mortgage loans (loan numbers 9, 64
                                 and 90), representing 2.4% of the mortgage
                                 pool (2.7% of loan group 1) have subordinate
                                 unsecured debt.

                                 One (1) mortgage loan (loan number 69),
                                 representing 0.4% of the mortgage pool (3.6%
                                 of loan group 2) has subordinate debt secured
                                 by a lien on the mortgaged property and
                                 unsecured debt.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional obligations. As a result, the trust
                                 fund is subject to additional risks,
                                 including:

                                  o the risk that the necessary maintenance of
                                    the related mortgaged property could be
                                    deferred to allow the borrower to pay the
                                    required debt service on the subordinate or
                                    pari passu obligations and that the value
                                    of the mortgaged property may fall as a
                                    result; and

                                  o the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged

                                      S-81

                                    property for purposes of making any balloon
                                    payment on the entire balance of both the
                                    loans contained in the loan pair upon the
                                    maturity of the mortgage loans.

                                 The holder of the pari passu companion note
                                 has certain control, consultation and/or
                                 consent rights with respect to the servicing
                                 and/or administration of the subject split
                                 loan structures. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The bankruptcy of a
                                 borrower, or a general partner or managing
                                 member of a borrower, may impair the ability of
                                 the mortgagee to enforce its rights and
                                 remedies under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility
                                 of becoming insolvent or bankrupt, and
                                 therefore may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                  o operating entities with businesses distinct
                                    from the operation of the property with the
                                    associated liabilities and risks of
                                    operating an ongoing business; or

                                  o individuals that have personal liabilities
                                    unrelated to the property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws"
                                 in the accompanying prospectus.

                                      S-82

                                 In addition, with respect to 19 mortgage loans
                                 (loan numbers 5, 13, 16, 25, 27, 28, 31, 44,
                                 50, 52, 57, 61, 71, 73, 77, 79, 80, 89 and
                                 111), representing 14.4% of the mortgage pool
                                 (12 mortgage loans in loan group 1 or 13.0%
                                 and 7 mortgage loans in loan group 2 or
                                 26.6%), the borrowers own the related
                                 mortgaged property as tenants-in-common. As a
                                 result, the related mortgage loans may be
                                 subject to prepayment, including during
                                 periods when prepayment might otherwise be
                                 prohibited, as a result of partition. Although
                                 some of the related borrowers have purported
                                 to waive any right of partition, we cannot
                                 assure you that any such waiver would be
                                 enforced by a court of competent jurisdiction.
                                 In addition, enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged if
                                 the tenant-in-common borrowers become
                                 insolvent or bankrupt at different times
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court
                                 stay is reinstated.

CONDOMINIUM AGREEMENTS ENTAIL
 CERTAIN RISKS................   One (1) mortgage loan (loan number 119),
                                 representing 0.2% of the mortgage pool (0.2% of
                                 loan group 1), is subject to the terms of one
                                 or more condominium agreements. Due to the
                                 nature of condominiums, a default on the part
                                 of the related borrower will not allow the
                                 mortgagee the same flexibility in realizing on
                                 the collateral as is generally available with
                                 respect to commercial properties that are not
                                 condominiums. The rights of other unit owners,
                                 the condominium documents and the state and
                                 local laws applicable to condominium units must
                                 be considered and respected. Consequently,
                                 servicing and realizing upon the collateral
                                 could subject the certificateholders to greater
                                 delay, expense and risk than a loan secured by
                                 a commercial property that is not a
                                 condominium.

                                 With respect to 1 mortgage loan (loan number
                                 119), representing 0.2% of the mortgage pool
                                 (0.2% of loan group 1), the borrower owns a
                                 26.7% interest in a 6 unit condominium, 3
                                 units of which comprise the mortgaged
                                 property. While the condominium documents are
                                 structured to try to protect the rights of the
                                 borrower's minority interest, there can be no
                                 guaranty that the mortgagee's ability to
                                 foreclose on the mortgaged property will not
                                 be adversely affected by the borrower's
                                 condominium ownership.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISKS................   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a
                                 mortgagee from foreclosing on the mortgaged
                                 property (subject to

                                      S-83

                                 certain protections available to the
                                 mortgagee). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to the then current value of the
                                 mortgaged property, which would make the
                                 mortgagee a general unsecured creditor for the
                                 difference between the then current value and
                                 the amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may: (1)
                                 grant a debtor a reasonable time to cure a
                                 payment default on a mortgage loan; (2) reduce
                                 periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a
                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and costly and
                                 may significantly delay or diminish the
                                 receipt of rents. Rents also may escape an
                                 assignment to the extent they are used by the
                                 borrower to maintain the mortgaged property or
                                 for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the
                                 holder of the mortgage loan will have all
                                 rights to direct all such actions. There can
                                 be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinated
                                 lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                      S-84

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans may have a
                                 borrower, a principal or a sponsor of the
                                 related borrower that has previously filed
                                 bankruptcy. In each case, the related entity
                                 or person has emerged from bankruptcy.
                                 However, we cannot assure you that such
                                 borrowers, principals and sponsors will not be
                                 more likely than others, to utilize their
                                 rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

INSPECTIONS AND APPRAISALS
 MAY NOT ACCURATELY REFLECT
 VALUE OR CONDITION OF
  MORTGAGED PROPERTY...........  In general, appraisals represent only the analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or liquidation sale.
                                 In certain cases, appraisals may reflect "as
                                 stabilized" values reflecting certain
                                 assumptions, such as future construction
                                 completion, projected re-tenanting or increased
                                 tenant occupancies. For example, with respect
                                 to 14 mortgaged properties (loan numbers by
                                 property 3.05, 3.10. 3.14, 5, 9, 29, 46, 52.01,
                                 52.02, 52.03, 52.04, 52.05, 73 and 92),
                                 representing by allocated loan amount
                                 approximately 8.1% of the mortgage pool (13
                                 mortgaged properties in loan group 1 or 8.6%
                                 and 1 mortgaged property in loan group 2 or
                                 3.6%), the appraised value represented is the
                                 "as-stabilized" value. For example, with
                                 respect to the appraisal for 1 mortgage loan
                                 (loan number 9), representing 1.7% of the
                                 mortgage pool (1.9% of loan group 1), the "as
                                 stabilized" value was based upon stabilization
                                 as of December 2007 and resulted in a loan to
                                 value ratio as of the cut-off date of 77.8%,
                                 but when the "as is" value was utilized, it
                                 resulted in a loan to value ratio as of the
                                 cut-off date of 90.8%. With respect to the
                                 appraisal for the 300 Four Falls mortgage loan
                                 (loan number 5), representing 2.8% of the
                                 mortgage pool (3.1% of loan group 1), the "as
                                 stabilized" value was based upon stabilization
                                 as of November 2006 and resulted in a loan to
                                 value ratio as of the cut-off date of 71.3%,
                                 but when the "as is" value was utilized, it
                                 resulted in a loan to value ratio as of the
                                 cut-off date of 74.2%. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans".
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report
                                 is presented under "DESCRIPTION OF THE MORTGAGE
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement for illustrative
                                 purposes only. Any engineering reports or site
                                 inspections obtained in connection with this
                                 offering represent only the analysis of the
                                 individual engineers or site inspectors
                                 preparing such reports at the time of such

                                      S-85

                                 report, and may not reveal all necessary or
                                 desirable repairs, maintenance or capital
                                 improvement items.

THE MORTGAGED PROPERTIES MAY
 NOT BE IN COMPLIANCE WITH
 CURRENT ZONING LAWS..........   The mortgaged properties securing the
                                 mortgage loans included in the trust fund are
                                 typically subject to building and zoning
                                 ordinances and codes affecting the construction
                                 and use of real property. Since the zoning laws
                                 applicable to a mortgaged property (including,
                                 without limitation, density, use, parking and
                                 set-back requirements) are usually subject to
                                 change by the applicable regulatory authority
                                 at any time, the improvements upon the
                                 mortgaged properties may not, currently or in
                                 the future, comply fully with all applicable
                                 current and future zoning laws. Such changes
                                 may limit the ability of the related borrower
                                 to rehabilitate, renovate and update the
                                 premises, and to rebuild or utilize the
                                 premises "as is" in the event of a casualty
                                 loss with respect thereto. Such limitations may
                                 adversely affect the cash flow of the mortgaged
                                 property following such loss. Insurance
                                 proceeds may not be sufficient to pay off such
                                 mortgage loan in full. In addition, if the
                                 mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

CERTAIN MORTGAGED PROPERTIES
 MAY BE REDEVELOPED OR
 RENOVATED....................   Certain of the mortgaged properties are
                                 currently undergoing or are expected to undergo
                                 redevelopment or renovation. There can be no
                                 assurance that current or planned redevelopment
                                 or renovation will be completed, that such
                                 redevelopment or renovation will be completed
                                 in the time frame contemplated or that, when
                                 and if such redevelopment or renovation is
                                 completed, it will improve the operations at,
                                 or increase the value of, the related mortgaged
                                 property. Failure of any of the foregoing to
                                 occur could have a material adverse impact on
                                 the related mortgage loan, which could affect
                                 the ability of the related borrower to repay
                                 the related mortgage loan.

                                 In the event the related borrower fails to pay
                                 the costs of work completed or material
                                 delivered in connection with such ongoing
                                 redevelopment or renovation, the portion of
                                 the mortgaged property on which there are
                                 renovations may be subject to mechanics' or
                                 materialmen's liens that may be senior to the
                                 lien on the related mortgage loans.

                                 The existence of construction or renovation at
                                 a mortgaged property may make such mortgaged
                                 property less attractive to tenants or their
                                 customers or, in the case of hospitality
                                 properties may require that a portion of the
                                 mortgaged property not be used during that
                                 renovation and, accordingly, could have a
                                 negative effect on net operating income.

                                      S-86

                                 For example, 3 mortgage loans (loan numbers
                                 18, 37, and 60), representing 2.5% of the
                                 mortgage pool (2 mortgage loans in loan group
                                 1 or 1.3% and 1 mortgage loan in loan group 2
                                 or 13.2%), are currently undergoing planned
                                 renovations at the mortgaged property.

RESTRICTIONS ON CERTAIN OF
 THE MORTGAGED PROPERTIES
 MAY LIMIT THEIR USE..........   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does
                                 not represent the entire condominium building.
                                 For example, 1 mortgage loan (loan number
                                 119), representing 0.2% of the mortgage pool
                                 (0.2% of loan group 1), is subject to
                                 condominium declarations where the related
                                 mortgaged property does not represent the
                                 entire condominium building. Such use
                                 restrictions include, for example, limitations
                                 on the character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a
                                 prescribed radius. These limitations could
                                 adversely affect the ability of the related
                                 borrower to lease the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan. See "RISK
                                 FACTORS--Condominium Agreements Entail Certain
                                 Risks" in this prospectus supplement.

                                 If the special servicer forecloses on behalf
                                 of the trust or a mortgaged property that is
                                 being redeveloped or renovated, the special
                                 servicer will only be permitted to arrange for
                                 completion of the redevelopment or renovation
                                 if at least 10% of the costs of construction
                                 were incurred at the time default on the
                                 related mortgage loan became imminent.

COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS MAY RESULT
 IN LOSSES.....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all

                                      S-87

                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could negatively impact the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS
 LIMITED......................   The mortgages securing the mortgage loans
                                 included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's approval. In addition, certain of
                                 the mortgage loans may not restrict the
                                 transfer of limited partnership interests or
                                 non-managing member interests in the related
                                 borrower.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and
                                 interest as landlord under the leases on the
                                 related mortgaged property and the income
                                 derived therefrom to the mortgagee as further
                                 security for the related mortgage loan, while
                                 retaining a license to collect rents for so
                                 long as there is no default. In the event the
                                 borrower defaults, the license terminates and
                                 the mortgagee is entitled to collect the
                                 rents. Such assignments are typically not
                                 perfected as security interests prior to the
                                 mortgagee's taking possession of the related
                                 mortgaged property and/or appointment of a
                                 receiver. Some state laws may require that the
                                 mortgagee take possession of the mortgaged
                                 property and obtain a judicial appointment of
                                 a receiver before becoming entitled to collect

                                      S-88

                                 the rents. In addition, if bankruptcy or
                                 similar proceedings are commenced by or in
                                 respect of the borrower, the mortgagee's
                                 ability to collect the rents may be adversely
                                 affected. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Leases and Rents"
                                 in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS
 OF CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED PROPERTIES...   Three (3) groups of mortgage loans, the
                                 Birtcher Portfolio (loan numbers 14, 97 and
                                 120), representing in the aggregate 2.0% of the
                                 mortgage pool (2.2% of loan group 1), the Villa
                                 Sierra/Wyndchase Apartments Portfolio (loan
                                 numbers 80 and 111), representing in the
                                 aggregate 0.5% of the mortgage pool (5.0% of
                                 loan group 2), and the Extra Space Self Storage
                                 Portfolio #6 (loan numbers 35, 66, 74, 91, 94,
                                 98, 102, 105, 113, 121, 122, 126, 131, 133,
                                 141, 144, 146, 148 and 149), representing in
                                 the aggregate 3.9% of the mortgage pool (4.4%
                                 of loan group 1), are groups of mortgage loans
                                 that are cross-collateralized and
                                 cross-defaulted with each of the other mortgage
                                 loans in their respective groups, as indicated
                                 in Annex A-5.

                                 In addition, some mortgage loans are secured
                                 by first lien deeds of trust or mortgages, as
                                 applicable, on multiple properties securing
                                 obligations of one borrower or the joint and
                                 several obligations of multiple borrowers. For
                                 example, the Abbey II Pool loan (loan number
                                 3), representing 5.8% of the mortgage pool
                                 (6.4% of loan group 1) is secured by 16
                                 mortgaged properties located in 1 state. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--Abbey II Pool Loan" in
                                 this prospectus supplement. In addition, the
                                 BJB-Ridge Pool loan (loan number 82),
                                 representing 0.3% of the mortgage pool (0.3%
                                 of loan group 1) is secured by 2 mortgaged
                                 properties. The Extra Space PRISA Pool loan
                                 (loan number 4), representing 5.7% of the
                                 mortgage pool (6.3% of loan group 1), is
                                 secured by 35 properties located in 18 states.
                                 The Birtcher Phoenix Pool loan (loan number
                                 14), representing 1.6% of the mortgage pool
                                 (1.8% of loan group 1), is secured by 4
                                 properties. The River City Renaissance Pool
                                 loan (loan number 21), representing 1.2% of
                                 the mortgage pool (1.3% of loan group 1), is
                                 secured by 23 properties located in 1 state.
                                 The Virginia Office Pool loan (loan number
                                 52), representing 0.6% of the mortgage pool
                                 (0.7% of loan group 1) is secured by 5
                                 properties. However, some of these mortgage
                                 loans permit the release of individual
                                 properties from the related mortgage lien
                                 through partial defeasance or otherwise.
                                 Furthermore, such arrangements could be
                                 challenged as fraudulent conveyances by
                                 creditors of any of the related borrowers or
                                 by the representative of the bankruptcy estate
                                 of any related borrower if one or more of such
                                 borrowers becomes a debtor in a bankruptcy
                                 case. Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted
                                 by any such borrower could be voided if a
                                 court determines that:

                                      S-89

                                  o such borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent
                                    by the granting of the lien, was left with
                                    inadequate capital or was not able to pay
                                    its debts as they matured; and

                                  o such borrower did not, when it allowed its
                                    mortgaged property to be encumbered by the
                                    liens securing the indebtedness represented
                                    by the other cross-collateralized loans,
                                    receive "fair consideration" or "reasonably
                                    equivalent value" for pledging such
                                    mortgaged property for the equal benefit of
                                    the other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a
                                 cross-collateralized loan to secure the
                                 mortgage loan of another borrower, or any
                                 payment thereon, would not be avoided as a
                                 fraudulent conveyance. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans"
                                 in this prospectus supplement and Annex A-5 to
                                 this prospectus supplement for more
                                 information regarding the cross-collateralized
                                 loans. No mortgage loan included in the trust
                                 fund (other than the mortgage loans with
                                 companion loans) is cross-collateralized with
                                 a mortgage loan not included in the trust
                                 fund.

SUBSTITUTION OF MORTGAGED
 PROPERTIES MAY LEAD TO
 INCREASED RISKS...............  Fifteen (15) mortgage loans (loan numbers 4,
                                 33, 116, 117, 118, 124, 125, 127, 129, 136,
                                 138, 140, 142, 150, and 151) representing 8.0%
                                 of the mortgage pool (8.9% of loan group 1),
                                 permit the related borrowers the right to
                                 substitute mortgaged properties of like kind
                                 and quality for the properties currently
                                 securing the related mortgage loans. As a
                                 result, it is possible that one or more (and
                                 possibly all) mortgaged properties that secure
                                 the mortgage loans may not secure such mortgage
                                 loans for their entire term. Any substitution
                                 will require mortgagee consent and will have to
                                 meet certain conditions, including
                                 loan-to-value tests and debt service coverage
                                 tests, and, in certain cases, the related
                                 borrower will also be required to obtain
                                 written confirmation from the rating agencies
                                 that any ratings of the certificates will not,
                                 as a result of the proposed substitution, be
                                 downgraded, qualified or withdrawn and the
                                 related borrower will provide an opinion of
                                 counsel that the REMIC status of the trust fund
                                 will not be adversely impacted by the proposed
                                 substitution. Nevertheless, the replacement
                                 property may differ from the substituted
                                 property with respect to certain
                                 characteristics.

SINGLE TENANTS AND
 CONCENTRATION OF TENANTS
 SUBJECT THE TRUST FUND TO
 INCREASED RISK...............   Certain of the mortgaged properties are
                                 leased in large part to a single tenant or are
                                 in large part owner occupied. Any default by a
                                 major tenant could adversely affect the related
                                 borrower's ability to make payments on the
                                 related mortgage

                                      S-90

                                 loan. We cannot provide assurances that any
                                 major tenant will continue to perform its
                                 obligations under its lease (or, in the case
                                 of an owner-occupied mortgaged property, under
                                 the related mortgage loan documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event
                                 a sale is contemplated or an option to
                                 purchase all or a portion of the mortgaged
                                 property and this provision, if not waived,
                                 may impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure or
                                 adversely affect the foreclosure proceeds.
                                 With respect to the Tiffany Building mortgage
                                 loan (loan number 6), respectively 2.3% of the
                                 mortgage pool (2.5% of loan group 1), one of
                                 the tenants has a right of first refusal to
                                 purchase the mortgaged property within 45 days
                                 of notice of borrower's effort to sell the
                                 mortgaged property. With respect to the
                                 Birtcher Portfolio mortgage loan (loan numbers
                                 14, 97, and 120), representing 2.0% of the
                                 mortgage pool (2.2% of loan group 1), one of
                                 the tenants has a right of first refusal to
                                 purchase a portion of the mortgaged property
                                 within 30 days of notice of the borrower's
                                 intent to sell the mortgaged property.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants
                                 or a major tenant may have leases that
                                 terminate or grant the tenant early
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Mortgaged
                                 properties leased to a single tenant, or a
                                 small number of tenants, are more likely to
                                 experience interruptions of cash flow if a
                                 tenant fails to renew its lease because there
                                 may be less or no rental income until new
                                 tenants are found, and it may be necessary to
                                 expend substantial amounts of capital to make
                                 the space acceptable to new tenants. In
                                 addition, certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who may have
                                 certain rights to cancel their leases or
                                 reduce the rent payable with respect to such
                                 leases at any time for, among other things,
                                 lack of appropriations.

                                 With respect to the Virginia Office Pool
                                 mortgage loan (loan number 52), representing
                                 0.6% of the mortgage pool (0.7% of loan group
                                 1), 66.5% of the rentable area at the related
                                 mortgaged properties is occupied by U.S.
                                 government agencies. U.S. government leases
                                 may permit the related tenant to terminate its
                                 lease due to lack of appropriations.

                                 Thirty (30) of the mortgaged properties
                                 securing mortgage loans included in the trust
                                 fund, representing 9.0% of the mortgage pool
                                 (10.0% of loan group 1) by allocated loan
                                 amount, are leased wholly to a single tenant
                                 or are wholly owner occupied. For example, 3
                                 of the mortgaged properties securing the
                                 Birtcher Phoenix Pool mortgage loan (loan
                                 number 14), with an aggregate allocated loan
                                 amount representing approximately 1.0% of the
                                 mortgage pool (1.1% of loan group 1), are
                                 leased entirely to AIG, NCS Pearson Inc. and
                                 Hypercom Corporation. The mortgaged property

                                      S-91

                                 securing the Tiffany Building mortgage loan
                                 (loan number 6), representing approximately
                                 2.3% of the mortgage pool (2.5% of loan group
                                 1), is leased entirely to Tiffany & Company.
                                 One (1) of the mortgaged properties securing
                                 the Abbey II Pool mortgage loan (loan number
                                 3), representing, by allocated loan amount,
                                 approximately 0.2% of the mortgage pool (0.2%
                                 of loan group 1), is leased entirely to Boise
                                 Building Solutions. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans".
                                 The mortgaged property securing the Britannia
                                 II mortgage loan (loan number 13),
                                 representing 1.6% of the mortgage pool (1.8%
                                 of loan group 1), has two of its largest
                                 tenants occupying 84.7% of the net rentable
                                 square footage at the mortgaged property.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with
                                 respect to 10 mortgage loans (loan numbers
                                 103, 112, 116, 117, 118, 124, 127, 129, 136
                                 and 138), representing 1.5% of the mortgage
                                 pool (1.7% of loan group 1), the single tenant
                                 is Walgreens. For further information
                                 regarding certain significant tenants at the
                                 mortgaged properties, see Annex A-4 to this
                                 prospectus supplement.

THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON
 SINGLE TENANT AND TENANT
  CONCENTRATION PROPERTIES.....  The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants,
                                 in retail, industrial and office properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the Bankruptcy Code,
                                 a tenant has the option of assuming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant (absent
                                 collateral securing the claim) and the amounts
                                 the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
 EFFECT ON BORROWERS..........   From time to time, there may be legal
                                 proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or their respective affiliates. In addition,
                                 certain borrowers, managers and their
                                 respective affiliates may be or have been
                                 subject to investigation, civil penalty,
                                 criminal penalty or enforcement. It is possible
                                 that such proceedings may have a material
                                 adverse effect on any borrower's ability to
                                 meet its obligations under the related mortgage
                                 loan and, thus, on distributions on your
                                 certificates.

                                      S-92

                                 With respect to 6 mortgage loans (loan numbers
                                 5, 13, 16, 27, 52, and 73), representing
                                 approximately 7.7% of the mortgage pool (5
                                 mortgage loans in loan group 1 or 8.1% of loan
                                 group 1 and 1 mortgage loan in loan group 2 or
                                 3.6%), Triple Net Properties, LLC or G REIT,
                                 Inc., a public company affiliated with Triple
                                 Net Properties, LLC, is the sponsor of the
                                 related borrower and an affiliate is the
                                 property manager. Triple Net Properties, LLC
                                 has advised the related mortgage loan seller
                                 that the SEC commenced an investigation
                                 regarding certain of its activities. In its
                                 filings with the SEC, G REIT, Inc., indicated
                                 that the SEC requested information relating to
                                 disclosure in securities offerings and
                                 exemptions from the registration requirements
                                 of the Securities Act of 1933, as amended, for
                                 the private offerings in which Triple Net
                                 Properties, LLC and its affiliated entities
                                 were involved and exemptions from the
                                 registration requirements of the Securities
                                 Exchange Act of 1934, as amended, for several
                                 entities. In a recent filing with the SEC, G
                                 REIT, Inc. indicated that the information
                                 disclosed in connection with these securities
                                 offerings relating to the prior performance of
                                 all public and non-public investment programs
                                 sponsored by Triple Net Properties, LLC
                                 contained certain errors. G REIT, Inc.
                                 reported that these errors included the
                                 following: (i) the prior performance tables
                                 included in the offering documents were stated
                                 to be presented on a GAAP basis but generally
                                 were not, (ii) a number of the prior
                                 performance data figures were themselves
                                 erroneous, even as presented on a tax or cash
                                 basis and (iii) with respect to certain
                                 programs sponsored by Triple Net Properties,
                                 LLC, where Triple Net Properties, LLC invested
                                 either alongside or in other programs
                                 sponsored by Triple Net Properties, LLC, the
                                 nature and results of these investments were
                                 not fully and accurately disclosed in the
                                 tables, resulting in an overstatement of
                                 Triple Net's program and aggregate portfolio
                                 operating results. We cannot assure you that G
                                 REIT, Inc. or Triple Net Properties, LLC will
                                 be able to adequately address these disclosure
                                 issues or that these investigations will not
                                 result in fines, penalties or administrative
                                 remedies or otherwise have an adverse effect
                                 on the performance, operations or financial
                                 condition of G REIT, Inc. or Triple Net
                                 Properties, LLC. In addition, we cannot assure
                                 you that if litigation were to commence or
                                 security holders were to assert claims related
                                 to the foregoing, it would not have a material
                                 adverse effect on your certificates.

                                      S-93

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                  o responding to changes in the local market;

                                  o planning and implementing the rental
                                    structure;

                                  o operating the property and providing
                                    building services;

                                  o managing operating expenses; and

                                  o assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage the related mortgaged
                                 properties or any financial difficulties with
                                 respect to this property manager could have a
                                 significant negative impact on the continued
                                 income generation from these mortgaged
                                 properties and therefore the performance of
                                 the related mortgage loans. See "--Adverse
                                 Consequences Associated with Borrower
                                 Concentration, Borrowers under Common Control
                                 and Related Borrowers" above and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans" in this prospectus supplement.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot provide assurance that
                                 the property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT
 IN LOSSES.....................  From time to time, there may be condemnations pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

                                      S-94

THE STATUS OF A GROUND LEASE
 MAY BE UNCERTAIN IN A
 BANKRUPTCY PROCEEDING........   Seven (7) mortgaged properties, representing
                                 4.6% of the mortgage pool (5.1% of loan group
                                 1) by allocated loan amount, are secured in
                                 whole or in part by leasehold interests.
                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. One of these risks is that if the
                                 related leasehold interest were to be
                                 terminated upon a lease default, the mortgagee
                                 would lose its security in the loan. Generally,
                                 each related ground lease requires the lessor
                                 thereunder to give the mortgagee notice of the
                                 borrower's defaults under the ground lease and
                                 an opportunity to cure them, permits the
                                 leasehold interest to be assigned to the
                                 mortgagee or a purchaser at a foreclosure sale
                                 (in some cases only upon the consent of the
                                 lessor) and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease. In addition,
                                 pursuant to Section 365(h) of the Bankruptcy
                                 Code, ground lessees in possession under a
                                 ground lease that has commenced have the right
                                 to continue in a ground lease even though the
                                 representative of their bankrupt ground lessor
                                 rejects the lease. The leasehold mortgages
                                 generally provide that the borrower may not
                                 elect to treat the ground lease as terminated
                                 on account of any such rejection by the ground
                                 lessor without the prior approval of the holder
                                 of the mortgage note or otherwise prohibit the
                                 borrower from terminating the ground lease. In
                                 a bankruptcy of a ground lessee/borrower, the
                                 ground lessee/borrower under the protection of
                                 the Bankruptcy Code has the right to assume
                                 (continue) or reject (breach and/or terminate)
                                 any or all of its ground leases. If the ground
                                 lessor and the ground lessee/borrower are
                                 concurrently involved in bankruptcy
                                 proceedings, the trustee may be unable to
                                 enforce the bankrupt ground lessee/borrower's
                                 right to continue in a ground lease rejected by
                                 a bankrupt ground lessor. In such
                                 circumstances, a ground lease could be
                                 terminated notwithstanding lender protection
                                 provisions contained therein or in the related
                                 mortgage. Further, in a recent decision by the
                                 United States Court of Appeals for the Seventh
                                 Circuit (Precision Indus. v. Qualitech Steel
                                 SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the
                                 court ruled with respect to an unrecorded lease
                                 of real property that where a statutory sale of
                                 the fee interest in leased property occurs
                                 under Section 363(f) of the Bankruptcy Code (11
                                 U.S.C. Section 363(f)) upon the bankruptcy of a
                                 landlord, such sale terminates a lessee's
                                 possessory interest in the property, and the
                                 purchaser assumes title free and clear of any
                                 interest, including any leasehold estates.
                                 Pursuant to Section 363(e) of the Bankruptcy
                                 Code (11 U.S.C. Section 363(e)), a lessee may
                                 request the bankruptcy court to prohibit or
                                 condition the statutory sale of the property so
                                 as to provide adequate protection of the
                                 leasehold interest; however, the court ruled
                                 that this provision does not ensure continued
                                 possession of the property, but rather entitles
                                 the lessee to compensation

                                      S-95

                                 for the value of its leasehold interest,
                                 typically from the sale proceeds. While there
                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event
                                 of a statutory sale of leased property
                                 pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee will be able to maintain
                                 possession of the property under the ground
                                 lease. In addition, we cannot provide
                                 assurances that the lessee and/or the
                                 mortgagee will be able to recuperate the full
                                 value of the leasehold interest in bankruptcy
                                 court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will
                                 be subject to the bankruptcy risks with
                                 respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION
 OF A DEFECTIVE MORTGAGE LOAN..  Each mortgage loan seller is the sole warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Wachovia Bank,
                                 National Association in its capacity as a
                                 mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a breach of any mortgage
                                 loan seller's representations and warranties or
                                 any document defects, if such mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the mortgage
                                 loan sellers will have the financial ability to
                                 effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan
                                 sellers may have acquired a portion of the
                                 mortgage loans included in the trust fund in
                                 one or more secondary market purchases. Such
                                 purchases may be challenged as fraudulent
                                 conveyances. Such a challenge, if successful,
                                 may have a negative impact on the
                                 distributions on your certificates. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement and "DESCRIPTION OF
                                 THE POOLING AND SERVICING
                                 AGREEMENTS--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

                                      S-96

ONE ACTION JURISDICTION MAY
 LIMIT THE ABILITY OF THE
 SPECIAL SERVICER TO FORECLOSE
 ON THE MORTGAGED PROPERTY.....  Some states (including California) have laws that prohibit more than one judicial action to
                                 enforce a mortgage obligation, and some courts
                                 have construed the term judicial action
                                 broadly. Accordingly, the special servicer is
                                 required to obtain advice of counsel prior to
                                 enforcing any of the trust fund's rights under
                                 any of the mortgage loans that include
                                 mortgaged properties where this rule could be
                                 applicable. In the case of either a
                                 cross-collateralized and cross-defaulted
                                 mortgage loan or a multi-property mortgage loan
                                 which is secured by mortgaged properties
                                 located in multiple states, the special
                                 servicer may be required to foreclose first on
                                 properties located in states where such "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in the states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the special servicer
                                 may incur delay and expense in foreclosing on
                                 mortgaged properties located in states affected
                                 by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in
                                 the accompanying prospectus.

                                      S-97

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans included in the Trust Fund (the "Mortgage
Pool") is expected to consist of 151 fixed rate mortgage loans (the "Mortgage
Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance")
of $2,563,016,891. The "Cut-Off Date" for (i) 147 of the Mortgage Loans is
December 11, 2005, (ii) for 3 of the Mortgage Loans is December 1, 2005 and
(iii) for 1 of the Mortgage Loans is the origination date of the related
Mortgage Loan. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups
("Loan Group 1" and "Loan Group 2") and, collectively, the "Loan Groups"). Loan
Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties and (ii) 23 Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 127 Mortgage
Loans, with an aggregate Cut-Off Date Balance of $2,309,035,621 (the "Cut-Off
Date Group 1 Balance"). Loan Group 2 will consist of 24 Mortgage Loans that are secured by multifamily properties with an aggregate Cut-Off Date Balance of
$253,981,270 (the "Cut-Off Date Group 2 Balance" and, together with the Cut-Off
Date Group 1 Balance the "Cut-Off Date Group Balances"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in
the Mortgage Pool range from $1,380,000 to $162,500,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $16,973,622. The
Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from
$1,380,000 to $162,500,000. The Mortgage Loans in Loan Group 1 have an average
Cut-Off Date Balance of $18,181,383. The Cut-Off Date Balances of the Mortgage
Loans in Loan Group 2 range from $2,200,000 to $33,500,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $10,582,553. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the
Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related
Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of
Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

     All percentages of the Mortgage Loans or any specified group of Mortgage
Loans referred to in this prospectus supplement are approximate percentages.
All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, loan balances per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related
Subordinate Companion Loans if any; provided that, with respect to the Hyatt
Center Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios reflect the Pari Passu Companion Loan as well as the Mortgage
Loans themselves.

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 7 Mortgaged Properties, representing
4.6% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 1
Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a "Mortgaged Property").

                                      S-98

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                             PERCENTAGE     PERCENTAGE     PERCENTAGE
                                           NUMBER OF        AGGREGATE        OF CUT-OFF     OF CUT-OFF     OF CUT-OFF
                                           MORTGAGED       CUT-OFF DATE       DATE POOL     DATE GROUP     DATE GROUP
             PROPERTY TYPE                PROPERTIES         BALANCE           BALANCE       1 BALANCE     2 BALANCE
--------------------------------------   ------------   -----------------   ------------   ------------   -----------

Office ...............................         39       $  652,791,971           25.5%          28.3%          0.0%
Multifamily ..........................         70          594,878,763           23.2           14.8         100.0
Retail ...............................         42          571,918,468           22.3           24.8           0.0
 Retail - Anchored ...................         35          530,816,468           20.7           23.0           0.0
 Retail - Unanchored .................          6           31,902,000            1.2            1.4           0.0
 Retail - Shadow Anchored(2) .........          1            9,200,000            0.4            0.4           0.0
Hospitality ..........................         17          286,774,199           11.2           12.4           0.0
Self Storage .........................         56          254,550,000            9.9           11.0           0.0
Mixed Use ............................          5          118,302,500            4.6            5.1           0.0
Industrial ...........................          9           83,800,989            3.3            3.6           0.0
                                               --       --------------          -----          -----         -----
                                              238       $2,563,016,891          100.0%         100.0%        100.0%
                                              ===       ==============          =====          =====         =====

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for the Mortgage
      Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                               [GRAPHIC OMITTED]

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                Office ...............................  25.5%
                Multifamily ..........................  23.2
                Retail ...............................  22.3
                Hospitality ..........................  11.2
                Self Storage .........................   9.9
                Mixed Use ............................   4.6
                Industrial ...........................   3.3

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired
148 of the Mortgage Loans, representing 98.0% of the Cut-Off Date Pool Balance
(124 Mortgage Loans in Loan Group 1 or 97.8% of the Cut-Off Date Group 1
Balance and 24 Mortgage Loans in Loan Group 2 or 100% of the Cut-Off Date Group
2 Balance). CWCapital LLC ("CWCapital") originated or acquired 3 of the
Mortgage Loans, representing 2.0% of the Cut-Off Date Pool Balance (2.2% of the
Cut-Off Date Group 1 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past
12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. One hundred forty-nine (149) of

                                      S-99

the Mortgage Loans, representing 97.4% of the Cut-Off Date Pool Balance (125
Mortgage Loans in Loan Group 1 or 97.1% of the Cut-Off Date Group 1 Balance and
all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an "Actual/360 basis"). Two
(2) of the Mortgage Loans, representing 2.6% of the Cut-Off Date Pool Balance
(2.9% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a
360-day year consisting of 12 thirty-day months (a "30/360 basis"). These
Mortgage Loans are sometimes referred to in this prospectus supplement as the
"30/360 Mortgage Loans". Eighty six (86) of the Mortgage Loans, representing
56.1% of the Cut-Off Date Pool Balance (75 Mortgage Loans in Loan Group 1 or
56.9% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2
or 48.4% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Thirty-two
(32) of the Mortgage Loans, representing 21.6% of the Cut-Off Date Pool Balance
(26 Mortgage Loans in Loan Group 1 or 19.8% of the Cut-Off Date Group 1 Balance
and 6 Mortgage Loans in Loan Group 2 or 38.0% of the Cut-Off Date Group 2
Balance), are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 3 Mortgage Loans, the 1st day of the month). No
Mortgage Loan has a grace period that extends payment beyond the 11th day of each calendar month (other than 2 Mortgage Loans which have a once-per-year grace period that may extend payment until the 14th day of any calendar month).

     Amortization. All of the Mortgage Loans provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the "Balloon Loans"), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon
Payment"). Thirty-two (32) of these Mortgage Loans, representing 21.6% of the
Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 19.8% of the
Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 38.0% of
the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

     Sixteen (16) of the Balloon Loans (the "ARD Loans"), representing 7.6% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 7.9% and 1
mortgage loan in loan group 2 or 4.9%) of the Cut-Off Date Group 1 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest")
at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property
(as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated
Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Thirteen (13) of the ARD Loans, representing
4.1% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or
4.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or
4.9% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment
Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage
Loan together with all interest thereon at the Mortgage Rate has been paid.
With respect to such Mortgage Loans, no Prepayment Premiums or Yield
Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Eighty-six (86) of the Balloon Loans and ARD Loans, representing 56.1% of the Cut-Off Date Pool Balance (75 Mortgage Loans in Loan Group 1 or 56.9% of
the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 48.4%
of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 84 months in the case of Loan Group 1 and, in the case of Loan

                                     S-100

Group 2, the first 18 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage
Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans.
Thirty-two (32) of the Balloon Loans and ARD Loans, representing 21.6% of the
Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 19.8% of the
Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 38.0% of
the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Three (3) of the ARD Loans, representing 3.5% of the Cut-Off Date
Pool Balance (3.9% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, all of the
Mortgage Loans either (i) prohibit prepayment for most of the term of the
Mortgage Loan but permit defeasance after a date specified in the related
Mortgage Note for all or most of the remaining term (141 Mortgage Loans, or
89.1% of the Cut-Off Date Pool Balance (120 Mortgage Loans in Loan Group 1 or
89.2% of the Cut-Off Date Group 1 Balance and 21 Mortgage Loans in Loan Group 2
or 88.3% of the Cut-Off Date Group 2 Balance)); (ii) impose a yield maintenance charge for most or all of the remaining term (5 Mortgage Loans, or 2.8% of the
Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 2.8% of the
Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.4% of the
Cut-Off Date Group 2 Balance)); (iii) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance or impose a yield maintenance charge for most of the remaining term at the borrower's option (1 Mortgage Loan, or
5.7% of the Cut-Off Date Pool Balance (6.3% of the Cut-Off Date Group 1
Balance)); (iv) prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term (4 Mortgage Loans, or 2.4% of the Cut-Off Date Pool Balance (2
Mortgage Loans in Loan Group 1 or 1.8% of the Cut-Off Date Group 1 Balance and
2 Mortgage Loans in Loan Group 2 or 8.2% of the Cut-Off Date Group 2 Balance));
provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan
Information" in this prospectus supplement. Prepayment Premiums and Yield
Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Allocation of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment
Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment
Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of
Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance
Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged.
See "RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     One hundred forty-two (142) of the Mortgage Loans, representing 94.7% of the Cut-Off Date Pool Balance (121 Mortgage Loans in Loan Group 1 or 95.5% of
the Cut-Off Date Group 1 Balance and 21 Mortgage Loans in Loan Group 2 or 88.3%
of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years

                                     S-101

following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof)
from the lien of the related Mortgage without the prepayment of the Mortgage
Loan or the payment of the applicable Prepayment Premium or Yield Maintenance
Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining
Mortgaged Properties (or portion thereof) after the defeasance. In general,
"Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated
Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the
Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related
Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated
Repayment Date. The Pooling and Servicing Agreement requires the Master
Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master
Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs
(accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     With respect to 1 Mortgage Loans (loan number 92), representing in the aggregate 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group
1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents, funds deposited in certain reserve accounts may be required to be used to pay down the principal balance of the related mortgage loan. In some instances, the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will not be adjusted.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

     With respect to 1 Mortgage Loan (loan number 72), representing 0.4% of the
Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), the
related Mortgage Loan documents provide that under certain circumstances (a)
the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and /or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future without the consent of the mortgagee, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

                                     S-102

     With respect to 1 Mortgage Loan (loan number 20), representing 1.2% of the
Cut-Off Date Pool Balance (1.4% of the Cut-Off Date Group 1 Balance), the
Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future without the consent of the mortgagee.

     With respect to 2 Mortgage Loans (loan numbers 8 and 11), representing
3.6% of the Cut-Off Date Pool Balance (4.0% of the Cut-Off Date Group 1
Balance), the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrowers may incur additional unsecured debt and/or (b) the entities owning an interest in the related borrowers may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 20 Mortgage Loans (loan numbers 3, 7, 12, 14, 17, 23, 26,
44, 63, 77, 86, 93, 97, 100, 120, 123, 127, 132, 134, and 135), representing approximately 17.8% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan
Group 1 or 18.3% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in
Loan Group 2 or 13.7% of the Cut-Off Date Group 2 Balance), the related
Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See "RISK FACTORS--Additional Debt on Some
Mortgage Loans Creates Additional Risks" in this prospectus supplement.

     Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 19 Mortgage Loans (loan numbers 5, 13, 16,
25, 27, 28, 31, 44, 50, 52, 57, 61, 71, 73, 77, 79, 80, 89, and 111),
representing 14.4% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan
Group 1 or 13.0% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in
Loan Group 2 or 26.6% of the Cut-Off Date Balance of Loan Group 2), permit the borrowers to transfer tenant-in-common interests to investors that qualify as
"accredited investors" under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING
OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any

                                     S-103

right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loans. Three (3) groups of Mortgage Loans, the
Birtcher Portfolio (loan numbers 14, 97 and 120), representing in the aggregate
2.0% of the Cut-Off Date Pool Balance (2.2% of the Cut-Off Date Group 1
Balance), the Wyndchase and Villa Sierra Apartment Portfolio (loan numbers 80 and 111), representing in the aggregate 0.5% of the Cut-Off Date Pool Balance
(5.0% of the Cut-Off Date Group 2 Balance), and the Extra Space Self Storage
Portfolio #6 (loan numbers 35, 66, 74, 91, 94, 98, 102, 105, 113, 121, 122,
126, 131, 133, 141, 144, 146, 148, and 149), representing in the aggregate 3.9%
of the Cut-Off Date Pool Balance (4.4% of the Cut-Off Date Group 1 Balance) are
groups of Mortgage Loans that are cross-collateralized and cross-defaulted with each of the other Mortgage Loans in their respective groups. Although the
Mortgage Loans within each group of cross-collateralized and cross-defaulted
Mortgage Loans are cross-collateralized and cross-defaulted with the other
Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as
the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     In addition, 8 Mortgage Loans (loan numbers 3, 4, 14, 21, 52, 64, 82 and
90), representing in the aggregate 15.9% of the Cut-Off Date Pool Balance
(17.6% of the Cut-Off Date Group 1 Balance), are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     The terms of 8 Mortgage Loans (loan numbers 3, 4, 14, 50, 72, 140, 142 and
150), representing 14.3% of the Cut-Off Date Pool Balance (15.9% of the Cut-Off
Date Group 1 Balance), provide that in the event of a casualty or condemnation resulting in insurance proceeds that are applied to reduce the principal balance of the Mortgage Loan, the individual Mortgaged Property that was the subject of the casualty of condemnation may be released upon payment of a release price of 125% of the allocated loan amount for such Mortgaged Property.

     Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See "RISK FACTORS --Substitution of Mortgaged Properties May Lead to
Increased Risks" in this prospectus supplement.

CERTAIN STATE SPECIFIC CONSIDERATIONS

     Thirty-eight (38) of the Mortgaged Properties, representing, by allocated loan amount, 21.1% of the Cut-Off Date Pool Balance (36 Mortgaged Properties in
Loan Group 1 or 21.4% of the Cut-Off Date Group 1 Balance and 2 Mortgaged
Properties in Loan Group 2 or 18.7% of the Cut-Off Date Group 2 Balance) are
located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in
California may be accomplished by a non judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale,

                                     S-104

or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule"
requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee's right to have a receiver appointed under certain circumstances.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition.
No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged
Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement
Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 14 Mortgaged Properties (loan numbers by property 3.05, 3.10, 3.14, 5, 9, 29, 46, 52.01, 52.02, 52.03, 52.04,
52.05, 73 and 92), representing by allocated loan amount approximately 8.1% of the Cut-Off Date Pool Balance (13 Mortgaged Properties in Loan Group 1 or 8.6%
of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or
3.6% of the Cut-Off Date Group 2 Balance), the appraised value represented is the "as-stabilized" value. See also "RISK FACTORS--Inspections and Appraisals
May Not Accurately Reflect Value or Condition of Mortgaged Property".

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the
Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK
FACTORS--Environmental Laws May Adversely Affect the Value of and Cash Flow
from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. In connection with the origination of all of the
Mortgage Loans, a licensed engineer or architect inspected the related
Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related

                                     S-105

borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 2 of the Mortgaged Properties representing, by allocated loan amount, 0.2% of the Cut-off Date Pool Balance (0.2% of Loan
Group 1), are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

CO-LENDER LOANS

     General.

     While it is expected that the final form of the agreement will be substantially in the form described below, some or all of the Intercreditor
Agreements described below remain under negotiation and as a result the terms and provisions described in this prospectus supplement may not necessarily reflect what will ultimately be agreed to by the parties. To the extent the provisions change in a manner that would be materially adverse to holders of the Offered Certificates, the Depositor will deliver an updated description of the related provisions Intercreditor Agreement to prospective investors.

     Six (6) Mortgage Loans (loan number 1, the "Hyatt Center Loan", loan number 29, the "Lake Sweetwater Apartments Loan", loan number 48, the "Putman
Place Loan", loan number 50, the "One Grumman Road West Loan", loan number 6, the "Tiffany Building Loan") and loan number 89, the "Key Plaza Loan"
(collectively, the "Co-Lender Loans") originated by Wachovia Bank, National
Association are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the
Co-Lender Loans, certain other mortgage loans have additional debt. See "RISK
FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks".

     The Hyatt Center Loan is part of a split loan structure, which has 1 companion loan (the "Hyatt Center Pari Passu Companion Loan") that is pari passu in right of entitlement to payment with the Hyatt Center Loan. The Hyatt
Center Pari Passu Companion Loan and the Hyatt Center Loan are referred to collectively herein as the "Hyatt Center Whole Loan". The Hyatt Center Loan has
a Cut-Off Date Balance of $162,500,000, representing 6.3% of the Cut-Off Date
Pool Balance (7.0% of the Cut-Off Date Group 1 Balance). The Hyatt Center Pari
Passu Companion Loan will not be included in the Trust Fund. See "--Twenty
Largest Mortgage Loans--Hyatt Center" below.

     One (1) Mortgage Loan (loan number 6 (the "Caplease Loan"), is part of a split loan structure, which has 1 companion loan (the "Caplease Companion
Loan") that is subordinate in its right of entitlement to payment to the
Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of the Caplease Companion Loan has agreed to subordinate its interest in certain respects to the Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a "Defaulted Lease Claim"). See "--Caplease Loans"
below. Capital Lease, LP ("Caplease"), is the holder of the Caplease Companion
Loan, but may elect to sell the Caplease Companion Loan at any time. See "RISK
FACTORS--Potential Conflicts of Interest" in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in
Caplease and provides financing to Caplease secured by, among other things, the
Caplease Companion Loan.

     Three (3) Mortgage Loans (loan numbers 29, 48 and 89 (the "Mezz Cap
Loans") are part of a split loan structure, each of which have 1 companion loan
(a "Mezz Cap Companion Loan") that is subordinate in its right of entitlement to payment to the related Mezz Cap Loan. See "--Mezz Cap Loans" below.

                                     S-106

     One (1) Mortgage Loan (loan number 50 (the "One Grumman Road West Loan")), which has 1 companion loan (the "One Grumman Road West Companion Loan") is part of a split loan structure in which the One Grumman Road West Companion Loan is subordinate in its right of payment to the One Grumman Road West Loan.

     The Hyatt Center Pari Passu Companion Loan, the Mezz Cap Companion Loans,
the One Grumman Road West Companion Loan and the Caplease Companion Loan are
referred to herein as the "Companion Loans". None of the Companion Loans are
included in the Trust Fund. The Hyatt Center Pari Passu Companion Loan is
referred to herein as the "Pari Passu Companion Loan" and the Hyatt Center Loan
is referred to herein as the "Pari Passu Loan". The Companion Loans, except for the Pari Passu Companion Loan, are collectively referred to herein as the
"Subordinate Companion Loans". The Caplease Loan together with its respective
Caplease Companion Loan is referred to herein as the "Caplease Whole Loan." The
Mezz Cap Loans together with their related Mezz Cap Companion Loans are referred to herein as the "Mezz Cap Whole Loans". The One Grumman Road West
Loan together with the One Grumman Road West Companion Loan are referred to herein as the "One Grumman Road West Whole Loan." The Hyatt Center Whole Loan,
the Caplease Whole Loan, the Mezz Cap Whole Loans and the One Grumman Road West
Whole Loan are referred to in this prospectus supplement individually as a
"Whole Loan" and collectively as the "Whole Loans".

     With respect to the Hyatt Center Loan, the terms of the related intercreditor agreement (the "Hyatt Center Intercreditor Agreement" (the "Pari
Passu Loan Intercreditor Agreement"), provide that the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

     With respect to the One Grumman Road West Loan, the terms of the related intercreditor agreement (the "One Grumman Road West Intercreditor Agreement")
provide that the One Grumman Road West Companion Loan is subordinate in certain respects to the One Grumman Road West Loan.

     With respect to the Caplease Loan, the terms of the related intercreditor agreement (the "Caplease Intercreditor Agreement") provide that the Caplease
Companion Loan is subordinate in certain respects to the Caplease Loan.

     With respect to the Mezz Cap Loans, the terms of the related intercreditor agreements (the "Mezz Cap Intercreditor Agreements") provide that the Mezz Cap
Companion Loans are subordinate in certain respects to the related Mezz Cap
Loan. The Pari Passu Loan Intercreditor Agreements, the Caplease Intercreditor
Agreement, the One Grumman Road West Intercreditor Agreement and the Mezz Cap
Intercreditor Agreements are individually referred to in this prospectus supplement as an "Intercreditor Agreement" and collectively as the
"Intercreditor Agreements".

     The following table presents certain information with respect to the
Co-Lender Loans:

                                                           CUT-OFF DATE
                                                            PRINCIPAL     CUT-OFF DATE                    WHOLE
                                         CUT-OFF DATE       BALANCE OF      PRINCIPAL     WHOLE LOAN    LOAN CUT-
                                      PRINCIPAL BALANCE       SENIOR       BALANCE OF    UNDERWRITTEN   OFF DATE
            MORTGAGE LOAN              OF MORTGAGE LOAN     COMPONENT      WHOLE LOAN        DSCR          LTV
------------------------------------ ------------------- --------------- -------------- -------------- ----------

Hyatt Center .......................     $162,500,000     $325,000,000   $325,000,000         1.51x        65.0%
Tiffany Building ...................     $ 58,400,000     $ 58,400,000   $ 62,914,441         1.05x        86.2%
Lake Sweetwater Apartments .........     $ 21,875,172     $ 21,875,172   $ 23,245,033         1.09x        84.8%
Putnam Place. ......................     $ 15,900,000     $ 15,900,000   $ 16,799,782         1.12x        84.4%
One Grumman Road West ..............     $ 15,500,000     $ 15,500,000   $ 23,000,000         1.24x        70.6%
Key Plaza ..........................     $  7,200,000     $  7,200,000   $  7,450,000         1.18x        82.8%

     One Grumman Road West Loan

     Servicing Provisions of the One Grumman Road West Intercreditor
Agreement. Pursuant to the terms of the One Grumman Road West Intercreditor
Agreement, the One Grumman Road West Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The One Grumman Road West
Intercreditor Agreement provides that expenses,

                                     S-107

losses and shortfalls relating to the One Grumman Road West Whole Loan will be allocated first, to the holder of the One Grumman Road West Companion Loan and thereafter to the One Grumman Road West Loan.

     With respect to the One Grumman Road West Loan, the Master Servicer and
Special Servicer will service and administer the One Grumman Road West Loan and the One Grumman Road West Companion Loan pursuant to the Pooling and Servicing
Agreement and the One Grumman Road West Intercreditor Agreement for so long as the One Grumman Road West Loan is part of the Trust Fund. The holder of the One
Grumman Road West Companion Loan will be entitled to advise and direct the
Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the One
Grumman Road West Loan at such times as the One Grumman Road West Companion
Loan is not the subject of a One Grumman Road West Control Appraisal Period (as
defined below).

     A "One Grumman Road West Control Appraisal Period" occurs at such times when the principal balance of the One Grumman Road West Companion Loan minus any One Grumman Road West Control Appraisal Amount is less than or equal to twenty-five percent (25%) of the principal balance of the One Grumman Road West
Companion Loan. A "One Grumman Road West Control Appraisal Amount" is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the
One Grumman Road West Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the One Grumman Road West Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the One Grumman Road West
Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over
(ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the One
Grumman Road West Intercreditor Agreement (net of any liens senior to the lien of the One Grumman Road West Loan).

     No advice or direction of the holder of the One Grumman Road West
Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the
Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     In the event of certain defaults under the One Grumman Road West Whole
Loan, the holder of the One Grumman Road West Companion Loan will be entitled to (i) cure such default within five (5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30)
days of receipt of notice from the mortgagee with respect to non monetary defaults and/or (ii) purchase the One Grumman Road West Loan from the Trust
Fund after the expiration of the cure period subject to the conditions contained in the One Grumman Road West Intercreditor Agreement; provided, however, the holder of the One Grumman Road West Companion Loan may only cure such defaults five (5) times during the life of the One Grumman Road West Loan and no such cure is permitted to last for more than three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the One Grumman Road West Loan together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the One Grumman Road West Loan is responsible;
provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the Special Servicer pursuant to the Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the Trust Fund during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the Trust
Fund during such period, and any and all costs and expenses incurred by the
Trust Fund in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and

                                     S-108

fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the One Grumman Road West Whole
Loan.

     Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the One Grumman Road
West Whole Loan becomes a Specially Serviced Mortgage Loan (a "One Grumman Road
West Special Event of Default") has occurred and is continuing (subject to the cure and purchase rights of holder of the One Grumman Road West Companion Loan under the One Grumman Road West Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Grumman Road West Whole Loan will be paid in the following manner:

     first, to the holder of the One Grumman Road West Loan in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the One Grumman Road West Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the
One Grumman Road West Loan and the One Grumman Road West Companion Loan) of the
principal balance of the One Grumman Road West Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

     third, to the holder of the One Grumman Road West Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Grumman
Road West Loan;

     fourth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

     fifth, to the holder of the One Grumman Road West Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the One Grumman Road West Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the One Grumman Road West Loan and the One Grumman Road West
Companion Loan) of the principal balance of the One Grumman Road West Whole
Loan which is due and payable pursuant to the related Mortgage Loan documents;

     seventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
One Grumman Road West Companion Loan;

     eighth, to the holders of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, pro rata (calculated in the manner described in the related Intercreditor Agreements), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the One Grumman Road West
Whole Loan;

     ninth, to the holders of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, pro rata (based upon the outstanding principal balance of the One Grumman Road West Loan and the One Grumman Road
West Companion Loan, respectively), in an amount equal to any extension fees, to the extent actually paid, allocable to the One Grumman Road West Loan;

     tenth, to the holder of the One Grumman Road West Loan in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the One Grumman Road
West Companion Loan made cure payments in accordance with the terms of the One
Grumman Road West Intercreditor Agreement shall be paid to the holder of the
One Grumman Road West Companion Loan;

     eleventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any default interest;

     twelfth, to the holders of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the One Grumman Road West Loan and the
One Grumman Road West Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

                                     S-109

     thirteenth, any excess, pro rata, to the holders of the One Grumman Road
West Loan and the One Grumman Road West Companion Loan (based upon the outstanding principal balance of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, respectively).

     Following the occurrence and during the continuance of a One Grumman Road
West Special Event of Default (subject to the cure and purchase rights of holder of the One Grumman Road West Companion Loan under the One Grumman Road
West Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Grumman Road West Whole Loan will be paid in the following manner:

     first, to the holder of the One Grumman Road West Loan, in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the One Grumman Road West Loan, in an amount equal to the principal balance of the One Grumman Road West Loan until paid in full;

     third, to the holder of the One Grumman Road West Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Grumman
Road West Loan;

     fourth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed cure payments and advances;

     fifth, to the holder of the One Grumman Road West Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the principal balance of the One Grumman Road West Companion
Loan until paid in full;

     seventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
One Grumman Road West Companion Loan;

     eighth, to the holder of the One Grumman Road West Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the One Grumman Road West Loan;

     ninth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the One Grumman Road West Companion Loan;

     tenth, to the holder of the One Grumman Road West Loan in an amount equal to the full exit fee due under the related Mortgage Loan documents, to the extent actually paid;

     eleventh, to the holder of the One Grumman Road West Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the One Grumman Road West Loan (based upon the ratio between the initial principal balance of the One Grumman Road West Loan and the initial principal balance of the One Grumman Road West Whole Loan);

     twelfth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the One Grumman Road West Companion Loan (based upon the ratio between the initial principal balance of the One Grumman Road West Companion
Loan and the initial principal balance of the One Grumman Road West Whole
Loan);

     thirteenth, to the holder of the One Grumman Road West Loan in an amount equal to any default interest;

     fourteenth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any default interest; and

     fifteenth, any excess, pro rata, to the holders of the One Grumman Road
West Loan and the One Grumman Road West Companion Loan (based upon the initial principal balance of the One Grumman Road West Loan and the initial principal balance of the One Grumman Road West Companion Loan, respectively).

     Pari Passu Loan

     Servicing Provisions of the Hyatt Center Intercreditor Agreement. With
respect to the Hyatt Center Pari Passu Loan, the Master Servicer and the
Special Servicer will administer the Hyatt Center Loan and

                                     S-110

the Hyatt Center Companion Loan pursuant to the Pooling and Servicing Agreement and the Hyatt Center Intercreditor Agreement for so long as the Hyatt Center
Loan is part of the Trust Fund. The holder of the Pari Passu Companion Loan or an advisor on its behalf will generally share certain of the rights that the
Controlling Class Representative has with respect to directing the Master
Servicer and/or Special Servicer with respect to the servicing of the related
Hyatt Center Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     Application of Payments. Pursuant to the Hyatt Center Intercreditor
Agreement, all payments, proceeds and other recoveries on or in respect of the
Hyatt Center Loan and/or the Hyatt Center Pari Passu Companion Loan (subject in each case to the rights of the Master Servicer, the Special Servicer and the
Trustee to payments and reimbursements as set forth in the Pooling and
Servicing Agreement) will be applied to the Hyatt Center Pari Passu Loan and the Hyatt Center Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

     Application of Amounts Paid to Trust Fund.

     On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution
Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

     Caplease Loan

     Servicing Provisions of the Caplease Intercreditor Agreement. With respect to the Caplease Loan, the Master Servicer and Special Servicer will service and administer the Caplease Loan and the Caplease Companion Loan pursuant to the
Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as such Caplease Loan is part of the Trust Fund. The Caplease Loan and the
Caplease Companion Loan are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the
Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend a Caplease Loan or the related Caplease Companion Loan in a manner materially adverse to the holder of the related Caplease Companion Loan without the consent of the holder of the related Caplease Companion Loan. The holder of such Caplease Companion Loan will be entitled to advise the Special
Servicer with respect to certain matters related to the Caplease Loan and the related Caplease Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     In the event the Mortgage Loan becomes 90 days or more delinquent, an acceleration of the Caplease Loan and the Caplease Companion Loan after an event of default under the related loan documents occurs, the principal balance of the Mortgage Loan is not paid at maturity, or the borrower files a petition for bankruptcy, the holder of the Caplease Companion Loan will be entitled to purchase the Caplease Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the Caplease Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii)
unreimbursed Advances together with accrued and unpaid interest thereon and
(iii) certain other amounts payable under the loan documents.

     Applications of Payments. Pursuant to the Caplease Intercreditor
Agreement, to the extent described below, the right of the holder of the
Caplease Companion Loan to receive payments with respect to the Caplease
Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Caplease Loan. All payments and proceeds of the Caplease Loan and the Caplease Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of

                                     S-111

Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

     first, to the holder of the Caplease Loan, in an amount equal to interest due with respect to the Caplease Loan at the pre-default interest rate thereon;

     second, to the holder of the Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the Caplease Loan
(including, following acceleration, the full principal balance thereof);

     third, to fund any applicable reserves under the terms of the loan documents for the Caplease Whole Loan;

     fourth, to the holder of the Caplease Companion Loan, in an amount equal to amounts then due with respect to the Caplease Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the
Caplease Companion Loan, interest due with respect to the Caplease Companion
Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the Caplease Companion Loan);

     fifth, to reimburse the Master Servicer, Special Servicer or the holder of the Caplease Companion Loan for any outstanding advances made by either such party on the Caplease Loan or the Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

     sixth, sequentially to the Caplease Loan and then the Caplease Companion
Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

     seventh, to any prepayment premiums or yield maintenance charges
(allocated pro rata based on the principal then prepaid); and

     eighth, to any default interest, first to the default interest accrued on the Caplease Loan and then default interest accrued on the Caplease Companion
Loan.

     Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the Caplease Companion Loan, and thereafter will be payable to the holder of the Caplease Loan.

     Mezz Cap Loans

     Servicing Provisions of the Mezz Cap Intercreditor Agreements. With
respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loans and each related Mezz Cap Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreement for so long as the Mezz Cap Loans are part of the Trust
Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any of the Mezz Cap Loans or the related loan documents without obtaining the prior written consent of the holder of the related Mezz Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan or the related Mortgage Loan documents adversely affects the lien priority of the related mortgage or constitutes certain material modifications specified in the related Mezz Cap
Intercreditor Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See
"SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on a Mezz Cap
Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent,
(ii) the principal balance of such Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of such Mezz Cap Loan or Mezz Cap
Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy

                                     S-112

or (v) any other event where the cash flow payment under such Mezz Cap
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holders of such Mezz Cap Companion Loan will be entitled to purchase such Mezz Cap Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Mezz Cap Intercreditor Agreement.
The purchase price will generally equal the unpaid principal balance of such
Mezz Cap Loan, together with all unpaid interest on such Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap Loan is responsible. Unless the borrower or an affiliate is purchasing such Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap Loan.

     Application of Payments. Pursuant to the Mezz Cap Intercreditor Agreements
and prior to the occurrence of (i) the acceleration of the Mezz Cap Loans or
Mezz Cap Companion Loans, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrowers will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Mezz Cap Companion Loans. Any escrow and reserve payments required in respect of the Mezz Cap Loans or Mezz Cap Companion Loans will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of any of the Mezz Cap Loans or Mezz Cap Companion Loans, (ii) a
monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrowers, and subject to certain rights of the holder of the Mezz Cap Companion Loans to purchase the Mezz Cap Loans from the
Trust Fund, all payments and proceeds (of whatever nature) on the Mezz Cap
Companion Loans will be subordinated to all payments due on the related Mezz
Cap Loans and the amounts with respect to such Whole Loans will be paid
(excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

     first, to the Master Servicer, Special Servicer or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity;

     third, to the holder of such Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Loan;

     fourth, to the holder of such Mezz Cap Loan, in an amount equal to the principal balance of such Mezz Cap Loan until paid in full;

     fifth, to the holder of such Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap
Loan;

     sixth, to the holder of such Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz Cap
Companion Loan and then to accrued and unpaid servicing fees with respect to such Mezz Cap Companion Loan;

     seventh, to the holder of such Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Companion Loan;

     eighth, to the holder of such Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

     ninth, to the holder of such Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz
Cap Companion Loan;

     tenth, to the holder of such Mezz Cap Loan and the holder of such Mezz Cap
Companion Loan, in an amount equal to any unpaid excess default interest accrued on such Mezz Cap Loan and such Mezz Cap Companion Loan, respectively;

     eleventh, any amounts collected or recovered on such Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any

                                     S-113

servicer in respect of such Mezz Cap Loan or Mezz Cap Companion Loan are payable to the holder of such Mezz Cap Loan and Mezz Cap Companion Loan on a pro rata basis based on the initial balance of each such loan, respectively;
and

     twelfth, any excess, to the holder of such Mezz Cap Loan and the holder of such Mezz Cap Companion Loan, pro rata, based upon the initial principal balances of the related loans.

     Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the related borrower has paid to the applicable servicer an amount (or amounts are otherwise available)
sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related charges),
(ii) no other event of default exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with regard to the monetary event or default, then the Master
Servicer and/or the Special Servicer, as applicable, may apply the amount paid by such borrower (or otherwise available) net of amounts payable to the Master
Servicer and/or the Special Servicer, as applicable, or Trustee, first to the holder of such Mezz Cap Loan in an amount equal to the accrued and unpaid interest on such Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on such Mezz Cap Loan and second to the holder of such Mezz Cap Companion Loan in an amount equal to the accrued and unpaid interest on such Mezz Cap Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on such Mezz Cap Companion
Loan.

     Application of Amounts Paid to Trust Fund. On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreement will be included in the Available
Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related
Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related
Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage
Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

CERTAIN PROVISIONS OF THE INTERCREDITOR AGREEMENTS WITH RESPECT TO CERTAIN
   SUBORDINATE LOANS

     Pursuant to the terms of the related intercreditor agreements, the holders of the subordinate loans (the "Subordinate Loans") with respect to 5 Mortgage
Loans (loan numbers 5, 13, 25, 28 and 69) generally have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related intercreditor agreements and (iii)
purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related
Mortgage Loan documents.

     The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related intercreditor agreement.

                                     S-114

     The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan;
except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan, however, in a work-out context the forgoing consent is generally not required.

     The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee's sole and absolute discretion.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5 and
A-6 unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of
DSC Ratios, LTV Ratios and Loan per Sq. Ft., Unit, Pad or Room with respect to the Hyatt Center Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan. Certain of the Mortgage Loans
may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these
Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions," in this prospectus supplement and under
"DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
AND LEASES" in the accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross
Collateralized and Cross Defaulted Loan Flag" with respect to the other
Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5 and A-6:

       (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The
   DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash
   Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The "Net Cash Flow" for a Mortgaged Property is the
   "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 86 Mortgage Loans, representing 56.1% of the Cut-Off Date Pool
   Balance (75 Mortgage Loans in Loan Group 1 or 56.9% of the Cut-Off Date
   Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 48.4%) where
   Periodic Payments are interest-only for a certain amount of time after origination

                                     S-115

   after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; and (ii) with respect to 1 Mortgage Loan (loan number 70), representing 0.4% of the Cut-Off Date Pool Balance (3.6% of the
   Cut-Off Date Group 2 Balance), such ratio was adjusted by taking into account amounts available under letters of credit or certain cash reserves;
   provided, further, that, for purposes of calculating the DSCR's provided herein for each Pari Passu Loan, the debt service on the related Pari Passu
   Companion Loan will be taken into account. In general, the Mortgage Loan
   Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded
(or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income
(generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan
Sellers generally either reviewed rental revenue shown on the certified rolling
12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan
Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.
In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates.
Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of
5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of

                                     S-116

effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards -- Escrow
Requirements -- Replacement Reserves" in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
(thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Sellers nor the Depositor verified their accuracy.

       (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
   references to the ratio, expressed as a percentage, of the Cut-Off Date
   Balance of a Mortgage Loan (or, in the case of the Hyatt Center Pari Passu
   Loan, of the applicable Hyatt Center Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 14
   Mortgaged Properties (loan numbers by property 3.05, 3.10, 3.14, 5, 9, 29,
   46, 52.01, 52.02, 52.03, 52.04, 52.05, 73, and 92), representing by allocated loan amount approximately 8.1% of the Cut-Off Date Pool Balance
   (13 Mortgaged Properties in Loan Group 1 or 8.6% of the Cut-Off Date Group
   1 Balance and 1 Mortgaged Property in Loan Group 2 or 3.6% of the Cut-Off
   Date Group 2 Balance), the appraised value represented is the
   "as-stabilized" value.

       (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
   Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of a Pari Passu Loan, of the applicable Whole Loan) on its scheduled maturity date (or for an ARD
   Loan on its Anticipated Repayment Date) (prior to the payment of any
   Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 14 Mortgaged Properties (loan numbers by property 3.05, 3.10, 3.14, 5,
   9, 29, 46, 52.01, 52.02, 52.03, 52.04, 52.05, 73, and 92), representing by allocated loan amount approximately 8.1% of the Cut-Off Date Pool Balance
   (13 Mortgaged Properties in Loan Group 1 or 8.6% of the Cut-Off Date Group
   1 Balance and 1 Mortgaged Property in Loan Group 2 or 3.6% of the Cut-Off
   Date Group 2 Balance), the appraised value represented is the
   "as-stabilized" value.

       (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each
   Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan
   (or, in the case of the Hyatt Center Pari Passu Loan, of the Hyatt Center
   Whole Loan) divided by the number of dwelling units, pads or guest rooms, respectively, that the related Mortgaged Property comprises, and, for each
   Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or in the case of the Hyatt Center Pari Passu Loan, of the Hyatt Center Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

       (v) References to "Year Built" are references to the year that a
   Mortgaged Property was originally constructed or substantially renovated.
   With respect to any Mortgaged Property which was constructed in phases, the
   "Year Built" refers to the year that the first phase was originally constructed.

       (vi) References to "weighted averages" or "WA" are references to averages weighted on the basis of the Cut-Off Date Balances of the related
   Mortgage Loans.

       (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

       (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
   Loan, and (b) 0.00062%, which percentage

                                     S-117

   represents the trustee fee rate with respect to each Mortgage Loan. The
   Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

       (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

       (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the
   Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any
   Balloon Payment, if any, due on such Mortgage Loan.

       (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance
   Charge is assessed and (b) defeasance is no longer required. References to
   "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due
   Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a
   Prepayment Premium or a Yield Maintenance Charge (each such period, an
   "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such
   Mortgage Loan as set forth in the related Mortgage Loan documents.

       (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

       (xiii) References to "Occupancy Percentage" are, with respect to any
   Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

       (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
   Loan).

       (xv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

       (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

       (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

       (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be

                                     S-118

   subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

       (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

       (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                     S-119

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                               % OF
                                                             CUT-OFF      AVERAGE        MAXIMUM
                               NUMBER OF      AGGREGATE        DATE       CUT-OFF        CUT-OFF
                               MORTGAGED       CUT-OFF         POOL        DATE            DATE
        PROPERTY TYPE         PROPERTIES     DATE BALANCE    BALANCE      BALANCE        BALANCE
---------------------------- ------------ ----------------- --------- -------------- ---------------

Office .....................       39      $  652,791,971      25.5%   $16,738,256    $162,500,000
Multifamily ................       70         594,878,763      23.2    $ 8,498,268    $ 41,500,000
Retail .....................       42         571,918,468      22.3    $13,617,106    $ 57,000,000
 Retail -- Anchored ........       35         530,816,468      20.7    $15,166,185    $ 57,000,000
 Retail -- Unanchored ......        6          31,902,000       1.2    $ 5,317,000    $ 15,150,000
 Retail -- Shadow
  Anchored(4) ..............        1           9,200,000       0.4    $ 9,200,000    $  9,200,000
Hospitality ................       17         286,774,199      11.2    $16,869,071    $159,674,199
Self Storage ...............       56         254,550,000       9.9    $ 4,545,536    $ 18,400,000
Mixed Use ..................        5         118,302,500       4.6    $23,660,500    $ 58,400,000
Industrial .................        9          83,800,989       3.3    $ 9,311,221    $ 17,000,000
                                   --      --------------     -----
                                  238      $2,563,016,891     100.0%   $10,768,979    $162,500,000
                                  ===      ==============     =====

                                                        WTD. AVG.
                              WTD. AVG.                   STATED    WTD. AVG.   MINIMUM    MAXIMUM
                               CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF    CUT-OFF    CUT-OFF
                                 DATE         LTV        TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                                 LTV        RATIO AT     MATURITY      DSC        DSC        DSC     OCCUPANCY   MORTGAGE
        PROPERTY TYPE           RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATIO      RATIO     RATE(3)      RATE
---------------------------- ----------- ------------- ----------- ----------- --------- ---------- ----------- ----------

Office .....................     70.3%        64.2%        119     1.36x       1.20x     2.64x          87.4%      5.413%
Multifamily ................     73.3%        68.1%        110     1.36x       1.20x     2.34x          95.7%      5.352%
Retail .....................     64.8%        59.4%        118     1.67x       1.20x     3.63x          95.4%      5.369%
 Retail -- Anchored ........     64.6%        59.2%        118     1.69x       1.20x     3.63x          95.7%      5.365%
 Retail -- Unanchored ......     69.4%        64.3%        106     1.45x       1.21x     2.13x          89.6%      5.349%
 Retail -- Shadow
  Anchored(4) ..............     60.9%        58.4%        120     1.24x       1.24x     1.24x         100.0%      5.650%
Hospitality ................     65.9%        54.6%        119     1.50x       1.33x     1.75x          N/A        5.570%
Self Storage ...............     67.0%        64.5%         96     1.74x       1.20x     2.09x          82.5%      5.097%
Mixed Use ..................     77.2%        70.2%        118     1.24x       1.20x     1.31x          97.5%      5.373%
Industrial .................     65.7%        58.7%        109     1.55x       1.24x     2.19x          93.0%      5.606%

                                 69.1%        63.1%        114     1.48X       1.20X     3.63X          91.7%      5.380%

--------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 9 Mortgage Loans secured by hospitality properties, representing 11.2% of the Cut-Off Date Pool Balance.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                     S-120

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                               % OF
                                                             CUT-OFF      AVERAGE        MAXIMUM
                               NUMBER OF      AGGREGATE        DATE       CUT-OFF        CUT-OFF
                               MORTGAGED       CUT-OFF       GROUP 1       DATE            DATE
        PROPERTY TYPE         PROPERTIES     DATE BALANCE    BALANCE      BALANCE        BALANCE
---------------------------- ------------ ----------------- --------- -------------- ---------------

Office .....................       39      $  652,791,971      28.3%   $16,738,256    $162,500,000
Retail .....................       42         571,918,468      24.8    $13,617,106    $ 57,000,000
 Retail -- Anchored ........       35         530,816,468      23.0    $15,166,185    $ 57,000,000
 Retail - Unanchored .......        6          31,902,000       1.4    $ 5,317,000    $ 15,150,000
 Retail -- Shadow
  Anchored(4) ..............        1           9,200,000       0.4    $ 9,200,000    $  9,200,000
Multifamily ................       46         340,897,493      14.8    $ 7,410,815    $ 41,500,000
Hospitality ................       17         286,774,199      12.4    $16,869,071    $159,674,199
Self Storage ...............       56         254,550,000      11.0    $ 4,545,536    $ 18,400,000
Mixed Use ..................        5         118,302,500       5.1    $23,660,500    $ 58,400,000
Industrial .................        9          83,800,989       3.6    $ 9,311,221    $ 17,000,000
                                   --      --------------     -----
                                  214      $2,309,035,621     100.0%   $10,789,886    $162,500,000
                                  ===      ==============     =====

                                                        WTD. AVG.
                              WTD. AVG.                   STATED    WTD. AVG.   MINIMUM    MAXIMUM
                               CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF    CUT-OFF    CUT-OFF
                                 DATE         LTV        TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                                 LTV        RATIO AT     MATURITY      DSC        DSC        DSC     OCCUPANCY   MORTGAGE
        PROPERTY TYPE           RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATIO      RATIO     RATE(3)      RATE
---------------------------- ----------- ------------- ----------- ----------- --------- ---------- ----------- ----------

Office .....................     70.3%        64.2%        119     1.36x       1.20x     2.64x          87.4%      5.413%
Retail .....................     64.8%        59.4%        118     1.67x       1.20x     3.63x          95.4%      5.369%
 Retail -- Anchored ........     64.6%        59.2%        118     1.69x       1.20x     3.63x          95.7%      5.365%
 Retail - Unanchored .......     69.4%        64.3%        106     1.45x       1.21x     2.13x          89.6%      5.349%
 Retail -- Shadow
  Anchored(4) ..............     60.9%        58.4%        120     1.24x       1.24x     1.24x         100.0%      5.650%
Multifamily ................     74.6%        69.4%        104     1.32x       1.20x     2.34x          96.4%      5.318%
Hospitality ................     65.9%        54.6%        119     1.50x       1.33x     1.75x          N/A        5.570%
Self Storage ...............     67.0%        64.5%         96     1.74x       1.20x     2.09x          82.5%      5.097%
Mixed Use ..................     77.2%        70.2%        118     1.24x       1.20x     1.31x          97.5%      5.373%
Industrial .................     65.7%        58.7%        109     1.55x       1.24x     2.19x          93.0%      5.606%

                                 68.9%        62.7%        113     1.49X       1.20X     3.63X          91.4%      5.378%

--------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release price) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 9 Mortgage Loans secured by hospitality properties, representing 12.4% of the Cut-Off Date Group 1 Balance.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                     S-121

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                       % OF                                   WTD. AVG.
                                      AGGREGATE      CUT-OFF       AVERAGE        MAXIMUM      CUT-OFF
                        NUMBER OF      CUT-OFF         DATE        CUT-OFF        CUT-OFF        DATE
                        MORTGAGED        DATE        GROUP 2        DATE           DATE          LTV
    PROPERTY TYPE      PROPERTIES      BALANCE       BALANCE       BALANCE        BALANCE       RATIO
--------------------- ------------ --------------- ----------- -------------- -------------- -----------

Multifamily .........      24            $253,981,270       100.0%   $10,582,553    $33,500,000       71.4%
---------------------      --            ------------       -----
                           24            $253,981,270       100.0%   $10,582,553    $33,500,000       71.4%
                           ==            ============       =====

                                        WTD. AVG.
                                          STATED    WTD. AVG.   MINIMUM    MAXIMUM
                          WTD. AVG.     REMAINING    CUT-OFF    CUT-OFF    CUT-OFF
                             LTV         TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                            RATIO        MATURITY      DSC        DSC        DSC     OCCUPANCY   MORTGAGE
    PROPERTY TYPE      AT MATURITY(2)   (MOS.)(2)     RATIO      RATIO      RATIO       RATE       RATE
--------------------- ---------------- ----------- ----------- --------- ---------- ----------- ----------

Multifamily .........        66.3%     119         1.40x       1.20x     1.62x          94.7%      5.399%

                             66.3%     119         1.40X       1.20X     1.62X          94.7%      5.399%

--------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release price) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-122

                RANGE OF CUT-OFF BALANCES FOR ALL MORTGAGE LOANS

                                                             % OF
                                            AGGREGATE      CUT-OFF      AVERAGE
                                             CUT-OFF         DATE       CUT-OFF
      RANGE OF CUT-OFF       NUMBER OF         DATE          POOL         DATE
     DATE BALANCES ($)         LOANS         BALANCE       BALANCE      BALANCE
--------------------------- ----------- ----------------- --------- ---------------

- 2,000,000 ...............       3      $    4,324,000       0.2%   $  1,441,333
2,000,001 -- 3,000,000 ....      14          35,823,548       1.4    $  2,558,825
3,000,001 -- 4,000,000 ....      15          51,835,288       2.0    $  3,455,686
4,000,001 -- 5,000,000 ....      14          63,578,345       2.5    $  4,541,310
5,000,001 -- 6,000,000 ....       7          37,875,600       1.5    $  5,410,800
6,000,001 -- 7,000,000 ....       8          51,297,000       2.0    $  6,412,125
7,000,001 -- 8,000,000 ....      11          83,099,644       3.2    $  7,554,513
8,000,001 -- 9,000,000 ....       6          52,300,000       2.0    $  8,716,667
9,000,001 -- 10,000,000 ...       5          45,941,105       1.8    $  9,188,221
10,000,001 -- 15,000,000 ..      15         183,656,510       7.2    $ 12,243,767
15,000,001 -- 20,000,000 ..      23         392,128,339      15.3    $ 17,049,058
20,000,001 -- 25,000,000 ..       5         115,600,172       4.5    $ 23,120,034
25,000,001 -- 30,000,000 ..       4         104,465,000       4.1    $ 26,116,250
30,000,001 -- 35,000,000 ..       6         198,665,632       7.8    $ 33,110,939
35,000,001 -- 40,000,000 ..       1          38,000,000       1.5    $ 38,000,000
40,000,001 -- 45,000,000 ..       6         251,091,510       9.8    $ 41,848,585
45,000,001 -- 50,000,000 ..       1          49,895,997       1.9    $ 49,895,997
55,000,001 -- 60,000,000 ..       2         115,400,000       4.5    $ 57,700,000
70,000,001 -- 75,000,000 ..       1          72,000,000       2.8    $ 72,000,000
80,000,001 -- 162,500,000 .       4         616,039,199      24.0    $154,009,800
---------------------------      --      --------------     -----
                                151      $2,563,016,891     100.0%   $ 16,973,622
                                ===      ==============     =====

                                                                        WTD. AVG.
                                                                          STATED
                                MAXIMUM      WTD. AVG.                  REMAINING   WTD. AVG.
                                CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
      RANGE OF CUT-OFF            DATE        DATE LTV     LTV RATIO     MATURITY   DATE DSC   MORTGAGE
     DATE BALANCES ($)          BALANCE        RATIO     AT MATURITY*    (MOS.)*      RATIO      RATE
--------------------------- --------------- ----------- -------------- ----------- ---------- ----------

- 2,000,000 ...............  $  1,500,000       57.9%         56.4%         77     1.78x         5.464%
2,000,001 -- 3,000,000 ....  $  3,000,000       68.9%         61.5%        108     1.50x         5.469%
3,000,001 -- 4,000,000 ....  $  4,000,000       72.2%         66.3%        118     1.42x         5.377%
4,000,001 -- 5,000,000 ....  $  5,000,000       72.9%         64.7%        116     1.37x         5.428%
5,000,001 -- 6,000,000 ....  $  5,917,241       74.5%         66.1%        118     1.30x         5.404%
6,000,001 -- 7,000,000 ....  $  6,900,000       74.7%         68.3%        118     1.23x         5.433%
7,000,001 -- 8,000,000 ....  $  8,000,000       75.2%         65.4%        119     1.43x         5.402%
8,000,001 -- 9,000,000 ....  $  9,000,000       68.8%         66.0%        108     1.54x         5.104%
9,000,001 -- 10,000,000 ...  $  9,250,000       72.0%         63.4%        119     1.22x         5.446%
10,000,001 -- 15,000,000 ..  $ 14,040,000       65.8%         58.0%        119     1.57x         5.328%
15,000,001 -- 20,000,000 ..  $ 20,000,000       69.5%         63.7%        112     1.44x         5.407%
20,000,001 -- 25,000,000 ..  $ 24,825,000       74.5%         71.3%         97     1.36x         5.441%
25,000,001 -- 30,000,000 ..  $ 28,100,000       60.7%         59.4%        119     2.08x         5.395%
30,000,001 -- 35,000,000 ..  $ 35,000,000       72.2%         66.5%        119     1.36x         5.453%
35,000,001 -- 40,000,000 ..  $ 38,000,000       69.0%         62.2%        119     1.33x         5.880%
40,000,001 -- 45,000,000 ..  $ 43,000,000       74.0%         67.8%        118     1.23x         5.362%
45,000,001 -- 50,000,000 ..  $ 49,895,997       70.1%         58.5%        118     1.21x         5.411%
55,000,001 -- 60,000,000 ..  $ 58,400,000       58.3%         52.1%        119     1.89x         5.315%
70,000,001 -- 75,000,000 ..  $ 72,000,000       71.3%         64.0%        120     1.23x         5.710%
80,000,001 -- 162,500,000 .  $162,500,000       66.6%         61.2%        109     1.59x         5.287%
----------------------------
                             $162,500,000       69.1%         63.1%        114     1.48X         5.380%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-123

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % OF
                                                               CUT-OFF
                                                                 DATE       AVERAGE
                                                AGGREGATE      GROUP 1      CUT-OFF
        RANGE OF CUT-OFF         NUMBER OF       CUT-OFF         POOL         DATE
       DATE BALANCES ($)           LOANS       DATE BALANCE    BALANCE      BALANCE
------------------------------- ----------- ----------------- --------- ---------------

- 2,000,000 ...................       3      $    4,324,000       0.2%   $  1,441,333
2,000,001 -- 3,000,000 ........      10          25,274,989       1.1    $  2,527,499
3,000,001 -- 4,000,000 ........      13          44,889,000       1.9    $  3,453,000
4,000,001 -- 5,000,000 ........      12          54,507,577       2.4    $  4,542,298
5,000,001 -- 6,000,000 ........       6          32,401,944       1.4    $  5,400,324
6,000,001 -- 7,000,000 ........       8          51,297,000       2.2    $  6,412,125
7,000,001 -- 8,000,000 ........       9          67,787,644       2.9    $  7,531,960
8,000,001 -- 9,000,000 ........       4          35,100,000       1.5    $  8,775,000
9,000,001 -- 10,000,000 .......       2          18,341,105       0.8    $  9,170,553
10,000,001 -- 15,000,000 ......      12         146,866,510       6.4    $ 12,238,876
15,000,001 -- 20,000,000 ......      21         358,728,339      15.5    $ 17,082,302
20,000,001 -- 25,000,000 ......       5         115,600,172       5.0    $ 23,120,034
25,000,001 -- 30,000,000 ......       3          79,425,000       3.4    $ 26,475,000
30,000,001 -- 35,000,000 ......       4         132,065,632       5.7    $ 33,016,408
35,000,001 -- 40,000,000 ......       1          38,000,000       1.6    $ 38,000,000
40,000,001 -- 45,000,000 ......       6         251,091,510      10.9    $ 41,848,585
45,000,001 -- 50,000,000 ......       1          49,895,997       2.2    $ 49,895,997
55,000,001 -- 60,000,000 ......       2         115,400,000       5.0    $ 57,700,000
70,000,001 -- 75,000,000 ......       1          72,000,000       3.1    $ 72,000,000
80,000,001 -- 162,500,000 .....       4         616,039,199      26.7    $154,009,800
-------------------------------      --      --------------     -----
                                    127      $2,309,035,621     100.0%   $ 18,181,383
                                    ===      ==============     =====

                                                                            WTD. AVG.
                                                                             STATED
                                    MAXIMUM      WTD. AVG.                  REMAINING
                                    CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF CUT-OFF              DATE        DATE LTV     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       DATE BALANCES ($)            BALANCE        RATIO     AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------- --------------- ----------- -------------- ---------- -------------- ----------

- 2,000,000 ...................  $  1,500,000       57.9%         56.4%         77    1.78x             5.464%
2,000,001 -- 3,000,000 ........  $  2,891,000       66.8%         60.7%        104    1.57x             5.451%
3,000,001 -- 4,000,000 ........  $  4,000,000       73.4%         67.8%        117    1.41x             5.388%
4,000,001 -- 5,000,000 ........  $  5,000,000       71.7%         64.1%        116    1.36x             5.460%
5,000,001 -- 6,000,000 ........  $  5,917,241       73.6%         66.1%        118    1.32x             5.439%
6,000,001 -- 7,000,000 ........  $  6,900,000       74.7%         68.3%        118    1.23x             5.433%
7,000,001 -- 8,000,000 ........  $  7,903,448       74.7%         64.7%        119    1.46x             5.402%
8,000,001 -- 9,000,000 ........  $  9,000,000       67.9%         63.7%        103    1.53x             5.087%
9,000,001 -- 10,000,000 .......  $  9,200,000       70.3%         62.5%        119    1.24x             5.550%
10,000,001 -- 15,000,000 ......  $ 14,040,000       65.9%         57.6%        119    1.61x             5.322%
15,000,001 -- 20,000,000 ......  $ 20,000,000       69.1%         62.7%        111    1.44x             5.410%
20,000,001 -- 25,000,000 ......  $ 24,825,000       74.5%         71.3%         97    1.36x             5.441%
25,000,001 -- 30,000,000 ......  $ 28,100,000       54.6%         54.6%        119    2.31x             5.340%
30,000,001 -- 35,000,000 ......  $ 35,000,000       75.0%         68.1%        118    1.31x             5.440%
35,000,001 -- 40,000,000 ......  $ 38,000,000       69.0%         62.2%        119    1.33x             5.880%
40,000,001 -- 45,000,000 ......  $ 43,000,000       74.0%         67.8%        118    1.23x             5.362%
45,000,001 -- 50,000,000 ......  $ 49,895,997       70.1%         58.5%        118    1.21x             5.411%
55,000,001 -- 60,000,000 ......  $ 58,400,000       58.3%         52.1%        119    1.89x             5.315%
70,000,001 -- 75,000,000 ......  $ 72,000,000       71.3%         64.0%        120    1.23x             5.710%
80,000,001 -- 162,500,000 .....  $162,500,000       66.6%         61.2%        109    1.59x             5.287%
--------------------------------
                                 $162,500,000       68.9%         62.7%        113    1.49X             5.378%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-124

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                          % OF
                                                        CUT-OFF
                                           AGGREGATE      DATE      AVERAGE
                                            CUT-OFF     GROUP 2     CUT-OFF
      RANGE OF CUT-OFF       NUMBER OF       DATE         POOL        DATE
     DATE BALANCES ($)         LOANS        BALANCE     BALANCE     BALANCE
--------------------------- ----------- -------------- --------- -------------

2,000,001 -- 3,000,000 ....       4      $ 10,548,559      4.2%   $ 2,637,140
3,000,001 -- 4,000,000 ....       2         6,946,288      2.7    $ 3,473,144
4,000,001 -- 5,000,000 ....       2         9,070,767      3.6    $ 4,535,384
5,000,001 -- 6,000,000 ....       1         5,473,655      2.2    $ 5,473,655
7,000,001 -- 8,000,000 ....       2        15,312,000      6.0    $ 7,656,000
8,000,001 -- 9,000,000 ....       2        17,200,000      6.8    $ 8,600,000
9,000,001 -- 10,000,000 ...       3        27,600,000     10.9    $ 9,200,000
10,000,001 -- 15,000,000 ..       3        36,790,000     14.5    $12,263,333
15,000,001 -- 20,000,000 ..       2        33,400,000     13.2    $16,700,000
25,000,001 -- 30,000,000 ..       1        25,040,000      9.9    $25,040,000
30,000,001 -- 35,000,000 ..       2        66,600,000     26.2    $33,300,000
---------------------------       -      ------------    -----
                                 24      $253,981,270    100.0%   $10,582,553
                                 ==      ============    =====

                                                                      WTD. AVG.
                                                                       STATED
                               MAXIMUM     WTD. AVG.                  REMAINING
                               CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
      RANGE OF CUT-OFF           DATE       DATE LTV     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DATE BALANCES ($)         BALANCE       RATIO     AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- ------------- ----------- -------------- ---------- -------------- ----------

2,000,001 -- 3,000,000 ....  $ 3,000,000      74.0%         63.5%    119        1.33x             5.511%
3,000,001 -- 4,000,000 ....  $ 3,750,000      64.0%         56.5%    120        1.47x             5.303%
4,000,001 -- 5,000,000 ....  $ 4,800,000      79.9%         68.5%    119        1.39x             5.235%
5,000,001 -- 6,000,000 ....  $ 5,473,655      79.9%         66.2%    119        1.22x             5.200%
7,000,001 -- 8,000,000 ....  $ 8,000,000      77.8%         68.4%    119        1.30x             5.402%
8,000,001 -- 9,000,000 ....  $ 8,700,000      70.8%         70.8%    119        1.57x             5.140%
9,000,001 -- 10,000,000 ...  $ 9,250,000      73.1%         64.0%    118        1.21x             5.377%
10,000,001 -- 15,000,000 ..  $14,000,000      65.3%         59.5%    119        1.40x             5.352%
15,000,001 -- 20,000,000 ..  $17,300,000      74.6%         74.6%    118        1.50x             5.373%
25,000,001 -- 30,000,000 ..  $25,040,000      80.0%         74.4%    120        1.32x             5.570%
30,000,001 -- 35,000,000 ..  $33,500,000      66.5%         63.5%    119        1.46x             5.478%
----------------------------
                             $33,500,000      71.4%         66.3%    119        1.40X             5.399%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-125

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                                     % OF
                                    AGGREGATE      CUT-OFF      AVERAGE
                     NUMBER OF       CUT-OFF         DATE       CUT-OFF
                     MORTGAGED         DATE          POOL        DATE
       STATE        PROPERTIES       BALANCE       BALANCE      BALANCE
------------------ ------------ ----------------- --------- --------------

CA ...............       38      $  540,534,128      21.1%   $14,224,582
 Southern(3) .....       30         359,751,869      14.0    $11,991,729
 Northern(3) .....        8         180,782,259       7.1    $22,597,782
IL ...............       13         240,086,035       9.4    $18,468,157
FL ...............       18         228,692,682       8.9    $12,705,149
NV ...............        5         216,374,199       8.4    $43,274,840
PA ...............        4         149,025,000       5.8    $37,256,250
AZ ...............       10         134,921,648       5.3    $13,492,165
VA ...............       34         106,531,043       4.2    $ 3,133,266
NY ...............       12          99,628,074       3.9    $ 8,302,340
LA ...............        5          75,310,000       2.9    $15,062,000
AL ...............        6          74,479,042       2.9    $12,413,174
TX ...............       15          72,547,160       2.8    $ 4,836,477
MN ...............        4          71,206,213       2.8    $17,801,553
NJ ...............        4          68,051,997       2.7    $17,012,999
KY ...............        3          61,895,000       2.4    $20,631,667
NC ...............       10          52,697,989       2.1    $ 5,269,799
NM ...............        3          45,751,170       1.8    $15,250,390
GA ...............        3          44,458,750       1.7    $14,819,583
OK ...............        2          34,100,000       1.3    $17,050,000
OH ...............        7          32,347,606       1.3    $ 4,621,087
ME ...............        2          27,200,000       1.1    $13,600,000
TN ...............        7          23,470,131       0.9    $ 3,352,876
SC ...............        2          20,720,000       0.8    $10,360,000
CT ...............        2          19,785,450       0.8    $ 9,892,725
OR ...............        3          19,430,843       0.8    $ 6,476,948
WA ...............        2          15,441,296       0.6    $ 7,720,648
RI ...............        1          12,600,000       0.5    $12,600,000
MD ...............        3          12,027,001       0.5    $ 4,009,000
UT ...............        1           9,250,000       0.4    $ 9,250,000
NE ...............        5           9,047,236       0.4    $ 1,809,447
MA ...............        2           8,742,776       0.3    $ 4,371,388
IN ...............        1           8,600,000       0.3    $ 8,600,000
KS ...............        2           6,353,000       0.2    $ 3,176,500
MO ...............        2           6,220,000       0.2    $ 3,110,000
IA ...............        2           5,003,436       0.2    $ 2,501,718
MI ...............        1           3,563,872       0.1    $ 3,563,872
WI ...............        2           3,557,054       0.1    $ 1,778,527
ND ...............        2           3,367,059       0.1    $ 1,683,530
                         --      --------------     -----
                        238      $2,563,016,891     100.0%   $10,768,979
                        ===      ==============     =====

                                                              WTD. AVG.
                                                                STATED
                       MAXIMUM     WTD. AVG.                  REMAINING
                       CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
                        DATE        DATE LTV   LTV RATIO AT    MATURITY   CUT-OFF DATE   MORTGAGE
       STATE           BALANCE       RATIO      MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
------------------ -------------- ----------- -------------- ----------- -------------- ----------

CA ...............  $ 57,000,000      67.0%         61.8%        116     1.49x             5.285%
 Southern(3) .....  $ 57,000,000      66.4%         60.1%        116     1.55x             5.286%
 Northern(3) .....  $ 42,720,000      68.3%         65.2%        117     1.37x             5.284%
IL ...............  $162,500,000      67.9%         62.5%        118     1.44x             5.306%
FL ...............  $ 49,895,997      71.1%         63.4%        116     1.37x             5.388%
NV ...............  $159,674,199      65.2%         56.2%        118     1.50x             5.503%
PA ...............  $ 72,000,000      72.5%         66.9%        118     1.32x             5.479%
AZ ...............  $ 41,500,000      77.3%         72.6%        118     1.27x             5.465%
VA ...............  $ 17,300,000      69.0%         63.9%        113     1.58x             5.240%
NY ...............  $ 17,000,000      62.1%         55.5%        101     1.87x             5.461%
LA ...............  $ 21,500,000      78.6%         74.4%        102     1.30x             5.478%
AL ...............  $ 26,300,000      59.8%         55.4%        117     2.17x             5.482%
TX ...............  $ 23,400,000      69.5%         65.4%        110     1.53x             5.456%
MN ...............  $ 41,911,510      65.0%         56.9%         98     1.59x             5.183%
NJ ...............  $ 58,400,000      76.5%         70.9%        115     1.30x             5.322%
KY ...............  $ 31,780,000      68.7%         67.9%        119     1.58x             5.524%
NC ...............  $  9,250,000      74.5%         63.7%        119     1.25x             5.593%
NM ...............  $ 28,100,000      66.1%         66.1%        114     1.60x             5.129%
GA ...............  $ 21,875,172      75.2%         71.3%         64     1.26x             5.567%
OK ...............  $ 17,400,000      59.0%         48.2%        119     1.50x             5.350%
OH ...............  $ 15,750,000      74.1%         68.1%        113     1.33x             5.314%
ME ...............  $ 20,000,000      80.0%         66.0%        120     1.23x             5.634%
TN ...............  $  7,903,448      75.4%         70.6%        112     1.33x             5.334%
SC ...............  $ 16,000,000      75.7%         64.6%        120     1.32x             5.454%
CT ...............  $ 15,900,000      76.1%         69.6%        111     1.41x             5.637%
OR ...............  $  8,500,000      61.8%         61.8%        112     1.89x             5.080%
WA ...............  $ 12,740,000      74.3%         69.5%        112     1.36x             5.218%
RI ...............  $ 12,600,000      75.0%         61.3%        119     1.55x             5.380%
MD ...............  $  4,940,000      65.9%         62.3%         96     1.73x             5.290%
UT ...............  $  9,250,000      69.5%         59.8%        118     1.22x             5.250%
NE ...............  $  2,210,820      58.8%         38.4%        120     1.73x             5.910%
MA ...............  $  4,850,000      61.4%         61.4%         82     2.06x             5.175%
IN ...............  $  8,600,000      78.9%         72.9%        118     1.21x             5.100%
KS ...............  $  3,462,000      65.0%         65.0%        116     1.75x             5.510%
MO ...............  $  3,350,000      64.9%         64.9%        115     1.95x             5.030%
IA ...............  $  3,199,872      58.2%         38.0%        120     1.75x             5.910%
MI ...............  $  3,563,872      60.4%         60.4%         80     2.09x             4.970%
WI ...............  $  2,474,785      73.8%         58.2%        119     1.37x             5.527%
ND ...............  $  2,224,664      60.1%         39.3%        120     1.69x             5.910%
                    $162,500,000      69.1%         63.1%        114     1.48X             5.380%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-126

       MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                % OF
                               AGGREGATE      CUT-OFF      AVERAGE
                NUMBER OF       CUT-OFF         DATE       CUT-OFF
                MORTGAGED         DATE        GROUP 1       DATE
    STATE      PROPERTIES       BALANCE       BALANCE      BALANCE
------------- ------------ ----------------- --------- --------------

CA ..........       36      $  493,034,128      21.4%   $13,695,392
 Southern(3)        29         345,751,869      15.0    $11,922,478
 Northern(3)         7         147,282,259       6.4    $21,040,323
IL ..........       10         227,467,838       9.9    $22,746,784
FL ..........       16         221,942,682       9.6    $13,871,418
NV ..........        3         174,574,199       7.6    $58,191,400
PA ..........        4         149,025,000       6.5    $37,256,250
AZ ..........        9         118,821,648       5.1    $13,202,405
NY ..........       11          92,316,074       4.0    $ 8,392,370
VA ..........       33          89,231,043       3.9    $ 2,703,971
LA ..........        5          75,310,000       3.3    $15,062,000
MN ..........        4          71,206,213       3.1    $17,801,553
NJ ..........        4          68,051,997       2.9    $17,012,999
TX ..........       12          57,547,160       2.5    $ 4,795,597
KY ..........        2          51,495,000       2.2    $25,747,500
AL ..........        4          46,242,753       2.0    $11,560,688
GA ..........        3          44,458,750       1.9    $14,819,583
NC ..........        8          34,347,989       1.5    $ 4,293,499
OK ..........        2          34,100,000       1.5    $17,050,000
NM ..........        2          33,361,170       1.4    $16,680,585
OH ..........        7          32,347,606       1.4    $ 4,621,087
ME ..........        2          27,200,000       1.2    $13,600,000
TN ..........        7          23,470,131       1.0    $ 3,352,876
SC ..........        2          20,720,000       0.9    $10,360,000
CT ..........        2          19,785,450       0.9    $ 9,892,725
WA ..........        2          15,441,296       0.7    $ 7,720,648
RI ..........        1          12,600,000       0.5    $12,600,000
MD ..........        3          12,027,001       0.5    $ 4,009,000
OR ..........        2          10,930,843       0.5    $ 5,465,422
NE ..........        5           9,047,236       0.4    $ 1,809,447
MA ..........        2           8,742,776       0.4    $ 4,371,388
IN ..........        1           8,600,000       0.4    $ 8,600,000
KS ..........        2           6,353,000       0.3    $ 3,176,500
MO ..........        2           6,220,000       0.3    $ 3,110,000
IA ..........        2           5,003,436       0.2    $ 2,501,718
MI ..........        1           3,563,872       0.2    $ 3,563,872
ND ..........        2           3,367,059       0.1    $ 1,683,530
WI ..........        1           1,082,269       0.0    $ 1,082,269
                    --      --------------     -----
                   214      $2,309,035,621     100.0%   $10,789,886
                   ===      ==============     =====

                                                          WTD. AVG.
                                                            STATED
                  MAXIMUM     WTD. AVG.                   REMAINING   WTD. AVG.
                  CUT-OFF      CUT-OFF    WTD. AVG. LTV    TERM TO     CUT-OFF   WTD. AVG.
                   DATE        DATE LTV      RATIO AT      MATURITY   DATE DSC   MORTGAGE
    STATE         BALANCE       RATIO      MATURITY(2)    (MOS.)(2)     RATIO      RATE
------------- -------------- ----------- --------------- ----------- ---------- ----------

CA ..........  $ 57,000,000      66.7%         61.3%         116         1.49x     5.294%
 Southern(3)   $ 57,000,000      66.4%         60.4%         116         1.56x     5.292%
 Northern(3)   $ 42,720,000      67.4%         63.6%         117         1.33x     5.299%
IL ..........  $162,500,000      67.2%         62.3%         118         1.45x     5.311%
FL ..........  $ 49,895,997      71.3%         63.6%         116         1.36x     5.387%
NV ..........  $159,674,199      65.7%         55.7%         118         1.52x     5.477%
PA ..........  $ 72,000,000      72.5%         66.9%         118         1.32x     5.479%
AZ ..........  $ 41,500,000      77.9%         72.5%         118         1.24x     5.489%
NY ..........  $ 17,000,000      61.1%         54.6%          99         1.92x     5.451%
VA ..........  $ 14,040,000      67.6%         61.6%         112         1.60x     5.199%
LA ..........  $ 21,500,000      78.6%         74.4%         102         1.30x     5.478%
MN ..........  $ 41,911,510      65.0%         56.9%          98         1.59x     5.183%
NJ ..........  $ 58,400,000      76.5%         70.9%         115         1.30x     5.322%
TX ..........  $ 23,400,000      66.9%         64.2%         107         1.58x     5.478%
KY ..........  $ 31,780,000      68.2%         68.2%         119         1.62x     5.514%
AL ..........  $ 26,300,000      48.6%         45.3%         115         2.69x     5.454%
GA ..........  $ 21,875,172      75.2%         71.3%          64         1.26x     5.567%
NC ..........  $  7,500,000      74.3%         62.4%         119         1.27x     5.674%
OK ..........  $ 17,400,000      59.0%         48.2%         119         1.50x     5.350%
NM ..........  $ 28,100,000      68.4%         68.4%         113         1.63x     5.021%
OH ..........  $ 15,750,000      74.1%         68.1%         113         1.33x     5.314%
ME ..........  $ 20,000,000      80.0%         66.0%         120         1.23x     5.634%
TN ..........  $  7,903,448      75.4%         70.6%         112         1.33x     5.334%
SC ..........  $ 16,000,000      75.7%         64.6%         120         1.32x     5.454%
CT ..........  $ 15,900,000      76.1%         69.6%         111         1.41x     5.637%
WA ..........  $ 12,740,000      74.3%         69.5%         112         1.36x     5.218%
RI ..........  $ 12,600,000      75.0%         61.3%         119         1.55x     5.380%
MD ..........  $  4,940,000      65.9%         62.3%          96         1.73x     5.290%
OR ..........  $  7,358,000      56.2%         56.2%         106         2.10x     5.017%
NE ..........  $  2,210,820      58.8%         38.4%         120         1.73x     5.910%
MA ..........  $  4,850,000      61.4%         61.4%          82         2.06x     5.175%
IN ..........  $  8,600,000      78.9%         72.9%         118         1.21x     5.100%
KS ..........  $  3,462,000      65.0%         65.0%         116         1.75x     5.510%
MO ..........  $  3,350,000      64.9%         64.9%         115         1.95x     5.030%
IA ..........  $  3,199,872      58.2%         38.0%         120         1.75x     5.910%
MI ..........  $  3,563,872      60.4%         60.4%          80         2.09x     4.970%
ND ..........  $  2,224,664      60.1%         39.3%         120         1.69x     5.910%
WI ..........  $  1,082,269      60.1%         39.3%         120         1.69x     5.910%
               $162,500,000      68.9%         62.7%         113         1.49      5.378%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-127

       MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                      % OF
                                       AGGREGATE    CUT-OFF      AVERAGE
                         NUMBER OF      CUT-OFF       DATE       CUT-OFF
                         MORTGAGED       DATE       GROUP 2       DATE
         STATE          PROPERTIES      BALANCE     BALANCE      BALANCE
---------------------- ------------ -------------- --------- --------------

CA ...................       2       $ 47,500,000     18.7%   $23,750,000
 Northern(3) .........       1         33,500,000     13.2    $33,500,000
 Southern(3) .........       1         14,000,000      5.5    $14,000,000
NV ...................       2         41,800,000     16.5    $20,900,000
AL ...................       2         28,236,288     11.1    $14,118,144
NC ...................       2         18,350,000      7.2    $ 9,175,000
VA ...................       1         17,300,000      6.8    $17,300,000
AZ ...................       1         16,100,000      6.3    $16,100,000
TX ...................       3         15,000,000      5.9    $ 5,000,000
IL ...................       3         12,618,197      5.0    $ 4,206,066
NM ...................       1         12,390,000      4.9    $12,390,000
KY ...................       1         10,400,000      4.1    $10,400,000
UT ...................       1          9,250,000      3.6    $ 9,250,000
OR ...................       1          8,500,000      3.3    $ 8,500,000
NY ...................       1          7,312,000      2.9    $ 7,312,000
FL ...................       2          6,750,000      2.7    $ 3,375,000
WI ...................       1          2,474,785      1.0    $ 2,474,785
                             -       ------------    -----
                            24       $253,981,270    100.0%   $10,582,553
                            ==       ============    =====

                                                                 WTD. AVG.
                                                                   STATED
                           MAXIMUM     WTD. AVG.    WTD. AVG.    REMAINING   WTD. AVG.
                           CUT-OFF      CUT-OFF     LTV RATIO     TERM TO     CUT-OFF   WTD. AVG.
                            DATE        DATE LTV        AT        MATURITY   DATE DSC   MORTGAGE
         STATE             BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
---------------------- -------------- ----------- ------------- ----------- ---------- ----------

CA ...................  $33,500,000       70.3%        66.9%    119         1.47x         5.193%
 Northern(3) .........  $33,500,000       72.4%        72.4%    119         1.54x         5.220%
 Southern(3) .........  $14,000,000       65.4%        54.0%    120         1.31x         5.130%
NV ...................  $33,100,000       63.1%        58.2%    119         1.41x         5.611%
AL ...................  $25,040,000       78.2%        72.0%    120         1.33x         5.527%
NC ...................  $ 9,250,000       74.9%        66.2%    118         1.21x         5.442%
VA ...................  $17,300,000       75.9%        75.9%    119         1.49x         5.450%
AZ ...................  $16,100,000       73.2%        73.2%    117         1.51x         5.290%
TX ...................  $ 8,000,000       79.6%        69.7%    119         1.36x         5.372%
IL ...................  $ 5,473,655       79.9%        66.2%    118         1.26x         5.220%
NM ...................  $12,390,000       60.0%        60.0%    118         1.52x         5.420%
KY ...................  $10,400,000       71.5%        66.5%    120         1.39x         5.570%
UT ...................  $ 9,250,000       69.5%        59.8%    118         1.22x         5.250%
OR ...................  $ 8,500,000       69.1%        69.1%    119         1.62x         5.160%
NY ...................  $ 7,312,000       75.4%        66.2%    119         1.27x         5.590%
FL ...................  $ 3,750,000       62.8%        58.3%    120         1.50x         5.400%
WI ...................  $ 2,474,785       79.8%        66.5%    118         1.23x         5.360%
                        $33,500,000       71.4%        66.3%    119         1.40X         5.399%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-128

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          % OF
                                        AGGREGATE       CUT-OFF       AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF     CUT-OFF DATE    DATE POOL   CUT-OFF DATE
     DSC RATIOS (X)        LOANS         BALANCE        BALANCE       BALANCE
----------------------- ----------- ----------------- ----------- --------------

1.20 - 1.24 ...........      59      $  882,447,037       34.4%    $ 14,956,729
1.25 - 1.29 ...........      20         366,476,541       14.3     $ 18,323,827
1.30 - 1.34 ...........      14         173,867,989        6.8     $ 12,419,142
1.35 - 1.39 ...........       6          66,098,703        2.6     $ 11,016,451
1.45 - 1.49 ...........       7          79,646,288        3.1     $ 11,378,041
1.50 - 1.54 ...........      11         455,564,199       17.8     $ 41,414,927
1.55 - 1.59 ...........       3          55,880,000        2.2     $ 18,626,667
1.60 - 1.64 ...........       3          34,950,000        1.4     $ 11,650,000
1.65 - 1.69 ...........       2          11,205,000        0.4     $  5,602,500
1.70 - 1.74 ...........       1          19,715,000        0.8     $ 19,715,000
1.75 - 1.79 ...........       5          36,122,622        1.4     $  7,224,524
1.80 - 1.84 ...........       3          57,245,000        2.2     $ 19,081,667
1.90 - 1.94 ...........       2           6,774,000        0.3     $  3,387,000
1.95 - 1.99 ...........       1           2,870,000        0.1     $  2,870,000
2.00 - 2.04 ...........       2           6,294,000        0.2     $  3,147,000
2.05 - 2.09 ...........       1         145,000,000        5.7     $145,000,000
2.10 - 2.14 ...........       3          12,569,000        0.5     $  4,189,667
2.15 - 2.19 ...........       2          16,880,000        0.7     $  8,440,000
2.20 - 2.24 ...........       1           8,800,000        0.3     $  8,800,000
2.30 - 3.79 ...........       5         124,611,510        4.9     $ 24,922,302
-----------------------      --      --------------      -----
                            151      $2,563,016,891      100.0%    $ 16,973,622
                            ===      ==============      =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN      CUT-OFF     CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)      DATE BALANCE     LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $ 72,000,000        74.8%          67.4%        117    1.22x             5.405%
1.25 - 1.29 ...........  $148,865,000        75.4%          68.6%        116    1.27x             5.405%
1.30 - 1.34 ...........  $ 38,000,000        74.1%          66.9%        112    1.32x             5.516%
1.35 - 1.39 ...........  $ 33,100,000        67.6%          60.2%        119    1.38x             5.622%
1.45 - 1.49 ...........  $ 21,500,000        72.0%          66.5%        103    1.48x             5.331%
1.50 - 1.54 ...........  $162,500,000        66.2%          60.1%        119    1.51x             5.398%
1.55 - 1.59 ...........  $ 31,780,000        72.5%          65.8%        120    1.56x             5.624%
1.60 - 1.64 ...........  $ 23,400,000        66.1%          65.3%        120    1.61x             5.429%
1.65 - 1.69 ...........  $  7,155,000        56.0%          39.9%        120    1.68x             5.834%
1.70 - 1.74 ...........  $ 19,715,000        65.2%          65.2%        117    1.71x             5.360%
1.75 - 1.79 ...........  $ 11,345,000        61.0%          52.0%        119    1.76x             5.484%
1.80 - 1.84 ...........  $ 25,025,000        59.0%          59.0%        119    1.81x             5.256%
1.90 - 1.94 ...........  $  3,424,000        65.1%          65.1%        117    1.92x             5.030%
1.95 - 1.99 ...........  $  2,870,000        64.8%          64.8%        113    1.99x             5.030%
2.00 - 2.04 ...........  $  4,850,000        59.7%          59.7%         77    2.04x             5.425%
2.05 - 2.09 ...........  $145,000,000        60.4%          60.4%         80    2.09x             4.970%
2.10 - 2.14 ...........  $  7,358,000        53.6%          53.6%         94    2.11x             5.318%
2.15 - 2.19 ...........  $ 15,500,000        49.0%          43.7%        114    2.19x             5.372%
2.20 - 2.24 ...........  $  8,800,000        48.1%          48.1%         58    2.20x             4.740%
2.30 - 3.79 ...........  $ 57,000,000        37.7%          34.1%        112    2.77x             5.193%
------------------------
                         $162,500,000        69.1%          63.1%        114    1.48X             5.380%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-129

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     DSC RATIOS (X)        LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

1.20 - 1.24 ...........      54      $  846,898,596         36.7%     $ 15,683,307
1.25 - 1.29 ...........      16         349,820,000         15.2      $ 21,863,750
1.30 - 1.34 ...........      11         126,827,989          5.5      $ 11,529,817
1.35 - 1.39 ...........       4          22,598,703          1.0      $  5,649,676
1.45 - 1.49 ...........       3          50,600,000          2.2      $ 16,866,667
1.50 - 1.54 ...........       6         381,874,199         16.5      $ 63,645,700
1.55 - 1.59 ...........       3          55,880,000          2.4      $ 18,626,667
1.60 - 1.64 ...........       2          26,450,000          1.1      $ 13,225,000
1.65 - 1.69 ...........       2          11,205,000          0.5      $  5,602,500
1.70 - 1.74 ...........       1          19,715,000          0.9      $ 19,715,000
1.75 - 1.79 ...........       5          36,122,622          1.6      $  7,224,524
1.80 - 1.84 ...........       3          57,245,000          2.5      $ 19,081,667
1.90 - 1.94 ...........       2           6,774,000          0.3      $  3,387,000
1.95 - 1.99 ...........       1           2,870,000          0.1      $  2,870,000
2.00 - 2.04 ...........       2           6,294,000          0.3      $  3,147,000
2.05 - 2.09 ...........       1         145,000,000          6.3      $145,000,000
2.10 - 2.14 ...........       3          12,569,000          0.5      $  4,189,667
2.15 - 2.19 ...........       2          16,880,000          0.7      $  8,440,000
2.20 - 2.24 ...........       1           8,800,000          0.4      $  8,800,000
2.30 - 3.79 ...........       5         124,611,510          5.4      $ 24,922,302
-----------------------      --      --------------        -----
                            127      $2,309,035,621        100.0%     $ 18,181,383
                                     ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $ 72,000,000        74.8%          67.5%        117    1.22x             5.407%
1.25 - 1.29 ...........  $148,865,000        75.3%          68.8%        116    1.27x             5.400%
1.30 - 1.34 ...........  $ 38,000,000        73.5%          66.7%        110    1.32x             5.567%
1.35 - 1.39 ...........  $  7,500,000        75.9%          65.6%        119    1.37x             5.472%
1.45 - 1.49 ...........  $ 21,500,000        71.1%          64.4%         93    1.48x             5.303%
1.50 - 1.54 ...........  $162,500,000        65.4%          58.2%        119    1.51x             5.424%
1.55 - 1.59 ...........  $ 31,780,000        72.5%          65.8%        120    1.56x             5.624%
1.60 - 1.64 ...........  $ 23,400,000        65.1%          64.1%        120    1.61x             5.515%
1.65 - 1.69 ...........  $  7,155,000        56.0%          39.9%        120    1.68x             5.834%
1.70 - 1.74 ...........  $ 19,715,000        65.2%          65.2%        117    1.71x             5.360%
1.75 - 1.79 ...........  $ 11,345,000        61.0%          52.0%        119    1.76x             5.484%
1.80 - 1.84 ...........  $ 25,025,000        59.0%          59.0%        119    1.81x             5.256%
1.90 - 1.94 ...........  $  3,424,000        65.1%          65.1%        117    1.92x             5.030%
1.95 - 1.99 ...........  $  2,870,000        64.8%          64.8%        113    1.99x             5.030%
2.00 - 2.04 ...........  $  4,850,000        59.7%          59.7%         77    2.04x             5.425%
2.05 - 2.09 ...........  $145,000,000        60.4%          60.4%         80    2.09x             4.970%
2.10 - 2.14 ...........  $  7,358,000        53.6%          53.6%         94    2.11x             5.318%
2.15 - 2.19 ...........  $ 15,500,000        49.0%          43.7%        114    2.19x             5.372%
2.20 - 2.24 ...........  $  8,800,000        48.1%          48.1%         58    2.20x             4.740%
2.30 - 3.79 ...........  $ 57,000,000        37.7%          34.1%        112    2.77x             5.193%
------------------------
                         $162,500,000        68.9%          62.7%        113    1.49X             5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-130

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
     DSC RATIOS (X)        LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

1.20 - 1.24 ...........       5      $ 35,548,440        14.0%     $ 7,109,688
1.25 - 1.29 ...........       4        16,656,541         6.6      $ 4,164,135
1.30 - 1.34 ...........       3        47,040,000        18.5      $15,680,000
1.35 - 1.39 ...........       2        43,500,000        17.1      $21,750,000
1.45 - 1.49 ...........       4        29,046,288        11.4      $ 7,261,572
1.50 - 1.54 ...........       5        73,690,000        29.0      $14,738,000
1.60 - 1.64 ...........       1         8,500,000         3.3      $ 8,500,000
-----------------------      --      ------------       -----
                             24      $253,981,270       100.0%     $10,582,553
                             ==      ============       =====

                                                                     WTD. AVG.
                                                                      STATED
                           MAXIMUM                                   REMAINING
                           CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN       DATE      CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- ------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $ 9,250,000        74.6%          64.5%    118        1.22x             5.349%
1.25 - 1.29 ...........  $ 7,312,000        77.5%          66.2%    119        1.28x             5.519%
1.30 - 1.34 ...........  $25,040,000        75.7%          67.7%    120        1.32x             5.381%
1.35 - 1.39 ...........  $33,100,000        63.2%          57.4%    119        1.38x             5.699%
1.45 - 1.49 ...........  $17,300,000        73.7%          70.3%    119        1.48x             5.379%
1.50 - 1.54 ...........  $33,500,000        70.0%          69.8%    118        1.53x             5.264%
1.60 - 1.64 ...........  $ 8,500,000        69.1%          69.1%    119        1.62x             5.160%
------------------------
                         $33,500,000        71.4%          66.3%    119        1.40X             5.399%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-131

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF     CUT-OFF DATE        POOL       CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

25.01 - 30.00 .........       1      $   26,300,000          1.0%     $26,300,000
35.01 - 40.00 .........       2          68,971,510          2.7      $34,485,755
40.01 - 50.00 .........       5          54,650,000          2.1      $10,930,000
50.01 - 55.00 .........       7          62,373,000          2.4      $ 8,910,429
55.01 - 60.00 .........       5          52,935,000          2.1      $10,587,000
60.01 - 65.00 .........      18         498,347,288         19.4      $27,685,960
65.01 - 70.00 .........      19         390,652,199         15.2      $20,560,642
70.01 - 75.00 .........      30         625,876,778         24.4      $20,862,559
75.01 - 80.00 .........      62         750,211,116         29.3      $12,100,179
80.01 - 81.13 .........       2          32,700,000          1.3      $16,350,000
-----------------------      --      --------------        -----
                            151      $2,563,016,891        100.0%     $16,973,622
                            ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

25.01 - 30.00 .........  $ 26,300,000        28.5%          28.5%        119    3.63x             5.520%
35.01 - 40.00 .........  $ 57,000,000        36.5%          29.9%        120    2.60x             5.210%
40.01 - 50.00 .........  $ 15,500,000        47.8%          45.6%         92    2.11x             5.054%
50.01 - 55.00 .........  $ 17,400,000        52.3%          49.7%        112    1.95x             5.200%
55.01 - 60.00 .........  $ 15,300,000        58.1%          51.1%        119    1.62x             5.395%
60.01 - 65.00 .........  $162,500,000        62.7%          59.8%        107    1.66x             5.315%
65.01 - 70.00 .........  $159,674,199        67.6%          60.8%        116    1.48x             5.459%
70.01 - 75.00 .........  $148,865,000        73.1%          66.1%        119    1.28x             5.383%
75.01 - 80.00 .........  $ 58,400,000        78.5%          70.8%        116    1.26x             5.433%
80.01 - 81.13 .........  $ 21,500,000        80.8%          78.8%         78    1.39x             5.255%
------------------------
                         $162,500,000        69.1%          63.1%        114    1.48X             5.380%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-132

  RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

25.01 - 30.00 .........       1      $   26,300,000          1.1%     $26,300,000
35.01 - 40.00 .........       2          68,971,510          3.0      $34,485,755
40.01 - 50.00 .........       5          54,650,000          2.4      $10,930,000
50.01 - 55.00 .........       7          62,373,000          2.7      $ 8,910,429
55.01 - 60.00 .........       4          40,545,000          1.8      $10,136,250
60.01 - 65.00 .........      14         455,301,000         19.7      $32,521,500
65.01 - 70.00 .........      16         358,902,199         15.5      $22,431,387
70.01 - 75.00 .........      25         548,076,778         23.7      $21,923,071
75.01 - 80.00 .........      51         661,216,134         28.6      $12,965,022
80.01 - 81.13 .........       2          32,700,000          1.4      $16,350,000
-----------------------      --      --------------        -----
                            127      $2,309,035,621        100.0%     $18,181,383
                            ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

25.01 - 30.00 .........  $ 26,300,000        28.5%          28.5%        119    3.63x             5.520%
35.01 - 40.00 .........  $ 57,000,000        36.5%          29.9%        120    2.60x             5.210%
40.01 - 50.00 .........  $ 15,500,000        47.8%          45.6%         92    2.11x             5.054%
50.01 - 55.00 .........  $ 17,400,000        52.3%          49.7%        112    1.95x             5.200%
55.01 - 60.00 .........  $ 15,300,000        57.5%          48.4%        119    1.66x             5.387%
60.01 - 65.00 .........  $162,500,000        62.8%          60.2%        106    1.68x             5.284%
65.01 - 70.00 .........  $159,674,199        67.6%          60.9%        115    1.49x             5.485%
70.01 - 75.00 .........  $148,865,000        73.1%          65.4%        119    1.25x             5.398%
75.01 - 80.00 .........  $ 58,400,000        78.5%          70.8%        115    1.25x             5.428%
80.01 - 81.13 .........  $ 21,500,000        80.8%          78.8%         78    1.39x             5.255%
------------------------
                         $162,500,000        68.9%          62.7%        113    1.49X             5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-133

  RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
    RANGE OF CUT-OFF     NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
  DATE LTV RATIOS (%)      LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

55.01 - 60.00 .........       1      $ 12,390,000         4.9%     $12,390,000
60.01 - 65.00 .........       4        43,046,288        16.9      $10,761,572
65.01 - 70.00 .........       3        31,750,000        12.5      $10,583,333
70.01 - 75.00 .........       5        77,800,000        30.6      $15,560,000
75.01 - 80.00 .........      11        88,994,982        35.0      $ 8,090,453
-----------------------      --      ------------       -----
                             24      $253,981,270       100.0%     $10,582,553
                             ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
    RANGE OF CUT-OFF         DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIOS (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

55.01 - 60.00 .........  $12,390,000         60.0%          60.0%    118        1.52x             5.420%
60.01 - 65.00 .........  $33,100,000         61.2%          55.0%    119        1.40x             5.646%
65.01 - 70.00 .........  $14,000,000         67.6%          59.7%    119        1.37x             5.173%
70.01 - 75.00 .........  $33,500,000         72.7%          71.2%    119        1.48x             5.274%
75.01 - 80.00 .........  $25,040,000         78.2%          70.8%    119        1.33x             5.466%
------------------------
                         $33,500,000         71.4%          66.3%    119        1.40X             5.399%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-134

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                          ANTICIPATED REPAYMENT DATE

                                                            % OF
                                         AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY DATE   NUMBER OF     CUT-OFF DATE        POOL       CUT-OFF DATE
     LTV RATIOS (%)*        LOANS         BALANCE          BALANCE        BALANCE
------------------------ ----------- ----------------- -------------- --------------

20.01 - 30.00 ..........       2      $   83,300,000          3.3%     $41,650,000
30.01 - 40.00 ..........       3          30,471,510          1.2      $10,157,170
40.01 - 50.00 ..........       8          87,125,989          3.4      $10,890,749
50.01 - 55.00 ..........      12         115,796,288          4.5      $ 9,649,691
55.01 - 60.00 ..........      15         353,234,900         13.8      $23,548,993
60.01 - 65.00 ..........      30         690,975,058         27.0      $23,032,502
65.01 - 70.00 ..........      35         578,976,283         22.6      $16,542,180
70.01 - 75.00 ..........      44         584,336,861         22.8      $13,280,383
75.01 - 80.00 ..........       1          17,300,000          0.7      $17,300,000
80.01 - 81.13 ..........       1          21,500,000          0.8      $21,500,000
------------------------      --      --------------        -----
                             151      $2,563,016,891        100.0%     $16,973,622
                             ===      ==============        =====

                                                                       WTD. AVG.
                                                                        STATED
                             MAXIMUM                                   REMAINING
                             CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

20.01 - 30.00 ..........  $ 57,000,000        33.7%          29.3%        120    2.92x             5.369%
30.01 - 40.00 ..........  $ 11,971,510        50.8%          35.6%        119    2.09x             5.466%
40.01 - 50.00 ..........  $ 17,400,000        50.9%          45.3%        102    1.87x             5.170%
50.01 - 55.00 ..........  $ 33,100,000        59.3%          53.7%        116    1.67x             5.360%
55.01 - 60.00 ..........  $159,674,199        65.6%          57.1%        118    1.42x             5.435%
60.01 - 65.00 ..........  $162,500,000        67.7%          62.1%        110    1.54x             5.388%
65.01 - 70.00 ..........  $148,865,000        73.8%          67.7%        116    1.33x             5.403%
70.01 - 75.00 ..........  $ 58,400,000        78.3%          73.0%        116    1.27x             5.349%
75.01 - 80.00 ..........  $ 17,300,000        75.9%          75.9%        119    1.49x             5.450%
80.01 - 81.13 ..........  $ 21,500,000        81.1%          81.1%         58    1.49x             5.240%
-------------------------
                          $162,500,000        69.1%          63.1%        114    1.48X             5.380%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-135

              RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS
             AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                            % OF
                                         AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY DATE   NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     LTV RATIOS (%)*        LOANS         BALANCE          BALANCE        BALANCE
------------------------ ----------- ----------------- -------------- --------------

20.01 - 30.00 ..........       2      $   83,300,000          3.6%     $41,650,000
30.01 - 40.00 ..........       3          30,471,510          1.3      $10,157,170
40.01 - 50.00 ..........       8          87,125,989          3.8      $10,890,749
50.01 - 55.00 ..........       9          65,500,000          2.8      $ 7,277,778
55.01 - 60.00 ..........      11         324,844,900         14.1      $29,531,355
60.01 - 65.00 ..........      29         681,725,058         29.5      $23,507,761
65.01 - 70.00 ..........      26         526,371,302         22.8      $20,245,050
70.01 - 75.00 ..........      38         488,196,861         21.1      $12,847,286
80.01 - 85.00 ..........       1          21,500,000          0.9      $21,500,000
------------------------      --      --------------        -----
                             127      $2,309,035,621        100.0%     $18,181,383
                             ===      ==============        =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

20.01 - 30.00 ..........  $ 57,000,000        33.7%          29.3%        120    2.92x             5.369%
30.01 - 40.00 ..........  $ 11,971,510        50.8%          35.6%        119    2.09x             5.466%
40.01 - 50.00 ..........  $ 17,400,000        50.9%          45.3%        102    1.87x             5.170%
50.01 - 55.00 ..........  $ 16,920,000        57.1%          53.3%        113    1.90x             5.225%
55.01 - 60.00 ..........  $159,674,199        65.8%          56.9%        118    1.41x             5.442%
60.01 - 65.00 ..........  $162,500,000        67.6%          62.1%        110    1.54x             5.385%
65.01 - 70.00 ..........  $148,865,000        73.7%          67.8%        115    1.33x             5.405%
70.01 - 75.00 ..........  $ 58,400,000        78.8%          73.0%        115    1.23x             5.356%
80.01 - 85.00 ..........  $ 21,500,000        81.1%          81.1%         58    1.49x             5.240%
-------------------------
                          $162,500,000        68.9%          62.7%        113    1.49X             5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

              RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS
             AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                         % OF
                                        AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY DATE   NUMBER OF   CUT-OFF DATE      GROUP2      CUT-OFF DATE
     LTV RATIOS (%)*        LOANS        BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- -------------- --------------

50.01 - 55.00 ..........       3      $ 50,296,288        19.8%     $16,765,429
55.01 - 60.00 ..........       4        28,390,000        11.2      $ 7,097,500
60.01 - 65.00 ..........       1         9,250,000         3.6      $ 9,250,000
65.01 - 70.00 ..........       9        52,604,982        20.7      $ 5,844,998
70.01 - 75.00 ..........       6        96,140,000        37.9      $16,023,333
75.01 - 80.00 ..........       1        17,300,000         6.8      $17,300,000
------------------------       -      ------------       -----
                              24      $253,981,270       100.0%     $10,582,553
                              ==      ============       =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTVRATIO     MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

50.01 - 55.00 ..........  $33,100,000         62.2%          54.3%    119        1.36x             5.535%
55.01 - 60.00 ..........  $12,390,000         63.8%          59.5%    118        1.42x             5.360%
60.01 - 65.00 ..........  $ 9,250,000         75.2%          64.6%    118        1.20x             5.630%
65.01 - 70.00 ..........  $10,400,000         74.8%          67.0%    119        1.34x             5.384%
70.01 - 75.00 ..........  $33,500,000         75.5%          72.8%    119        1.45x             5.315%
75.01 - 80.00 ..........  $17,300,000         75.9%          75.9%    119        1.49x             5.450%
-------------------------
                          $33,500,000         71.4%          66.3%    119        1.40X             5.399%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-136

                RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                        AGGREGATE         % OF          AVERAGE
        RANGE OF         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   MORTGAGE RATES (%)      LOANS         BALANCE      POOL BALANCE      BALANCE
----------------------- ----------- ---------------- -------------- --------------

4.740 - 5.249 .........      39      $  709,257,334        27.7%     $18,186,085
5.250 - 5.499 .........      57       1,010,178,824        39.4      $17,722,436
5.500 - 5.749 .........      41         708,291,029        27.6      $17,275,391
5.750 - 5.999 .........      12         116,089,703         4.5      $ 9,674,142
6.000 - 6.249 .........       1           2,200,000         0.1      $ 2,200,000
6.500 - 6.749 .........       1          17,000,000         0.7      $17,000,000
-----------------------      --      --------------       -----
                            151      $2,563,016,891       100.0%     $16,973,622
                            ===      ==============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.740 - 5.249 .........  $148,865,000        67.8%          64.3%        106    1.61x             5.076%
5.250 - 5.499 .........  $162,500,000        69.3%          62.8%        117    1.41x             5.373%
5.500 - 5.749 .........  $159,674,199        69.7%          62.8%        117    1.46x             5.583%
5.750 - 5.999 .........  $ 38,000,000        70.7%          59.7%        119    1.39x             5.865%
6.000 - 6.249 .........  $  2,200,000        77.2%          65.8%        120    1.27x             6.200%
6.500 - 6.749 .........  $ 17,000,000        76.6%          66.4%         84    1.25x             6.570%
------------------------
                         $162,500,000        69.1%          63.1%        114    1.48X             5.380%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                         AVERAGE
                                        AGGREGATE      % OF CUT-OFF      CUT-OFF
        RANGE OF         NUMBER OF     CUT-OFF DATE    DATE GROUP 1       DATE
   MORTGAGE RATES (%)      LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

4.740 - 5.249 .........      29      $  615,942,849         26.7%     $21,239,409
5.250 - 5.499 .........      49         936,814,039         40.6      $19,118,654
5.500 - 5.749 .........      36         623,189,029         27.0      $17,310,806
5.750 - 5.999 .........      12         116,089,703          5.0      $ 9,674,142
6.500 - 6.749 .........       1          17,000,000          0.7      $17,000,000
-----------------------      --      --------------        -----
                            127      $2,309,035,621        100.0%     $18,181,383
                            ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO      MATURITY*     (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.740 - 5.249 .........  $148,865,000        67.0%          63.8%        105    1.64x             5.059%
5.250 - 5.499 .........  $162,500,000        69.2%          62.4%        117    1.41x             5.375%
5.500 - 5.749 .........  $159,674,199        69.6%          62.7%        117    1.48x             5.574%
5.750 - 5.999 .........  $ 38,000,000        70.7%          59.7%        119    1.39x             5.865%
6.500 - 6.749 .........  $ 17,000,000        76.6%          66.4%         84    1.25x             6.570%
------------------------
                         $162,500,000        68.9%          62.7%        113    1.49X             5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-137

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
        RANGE OF         NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
   MORTGAGE RATES (%)      LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

5.120 - 5.249 .........      10      $ 93,314,485        36.7%     $ 9,331,449
5.250 - 5.499 .........       8        73,364,785        28.9      $ 9,170,598
5.500 - 5.749 .........       5        85,102,000        33.5      $17,020,400
6.000 - 6.249 .........       1         2,200,000         0.9      $ 2,200,000
-----------------------      --      ------------       -----
                             24      $253,981,270       100.0%     $10,582,553
                             ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

5.120 - 5.249 .........  $33,500,000         72.8%          67.6%    119        1.45x             5.192%
5.250 - 5.499 .........  $17,300,000         70.6%          67.6%    118        1.42x             5.352%
5.500 - 5.749 .........  $33,100,000         70.5%          63.9%    119        1.33x             5.644%
6.000 - 6.249 .........  $ 2,200,000         77.2%          65.8%    120        1.27x             6.200%
------------------------
                         $33,500,000         71.4%          66.3%    119        1.40X             5.399%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-138

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                             FOR ALL MORTGAGE LOANS

                                                               % OF
 RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE
   REPAYMENT DATE (MONTHS)      LOANS         BALANCE         BALANCE        BALANCE
---------------------------- ----------- ---------------- -------------- --------------

0 - 60 .....................       9      $   93,910,172         3.7%     $10,434,464
61 - 84 ....................       3         166,850,000         6.5      $55,616,667
109 - 120 ..................     139       2,302,256,718        89.8      $16,562,998
----------------------------     ---      --------------       -----
                                 151      $2,563,016,891       100.0%     $16,973,622
                                 ===      ==============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 .....................  $ 21,875,172        67.6%          66.3%         58    1.65x             5.282%
61 - 84 ....................  $145,000,000        62.1%          61.1%         80    2.00x             5.144%
109 - 120 ..................  $162,500,000        69.7%          63.1%        119    1.44x             5.401%
-----------------------------
                              $162,500,000        69.1%          63.1%        114    1.48X             5.380%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                               % OF
 RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
   REPAYMENT DATE (MONTHS)      LOANS         BALANCE         BALANCE        BALANCE
---------------------------- ----------- ---------------- -------------- --------------

0 - 60 .....................       9      $   93,910,172         4.1%     $10,434,464
61 - 84 ....................       3         166,850,000         7.2      $55,616,667
109 - 120 ..................     115       2,048,275,448        88.7      $17,811,091
----------------------------     ---      --------------       -----
                                 127      $2,309,035,621       100.0%     $18,181,383
                                 ===      ==============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 .....................  $ 21,875,172        67.6%          66.3%         58    1.65x             5.282%
61 - 84 ....................  $145,000,000        62.1%          61.1%         80    2.00x             5.144%
109 - 120 ..................  $162,500,000        69.5%          62.7%        118    1.44x             5.401%
-----------------------------
                              $162,500,000        68.9%          62.7%        113    1.49X             5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-139

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                                           AVERAGE
 RANGE OF ORIGINAL TERMS TO                   % OF       % OF CUT-OFF      CUT-OFF
   MATURITY OR ANTICIPATED    NUMBER OF   CUT-OFF DATE   DATE GROUP 2       DATE
   REPAYMENT DATE (MONTHS)      LOANS        BALANCE        BALANCE        BALANCE
---------------------------- ----------- -------------- -------------- --------------

109 - 120 .................. 24           $253,981,270       100.0%     $10,582,553
---------------------------- --           ------------       -----
                             24           $253,981,270       100.0%     $10,582,553
                             ==           ============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

109 - 120 ..................  $33,500,000         71.4%          66.3%    119        1.40x             5.399%
-----------------------------
                              $33,500,000         71.4%          66.3%    119        1.40X             5.399%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
 RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE
   REPAYMENTDATE (MONTHS)       LOANS         BALANCE         BALANCE        BALANCE
---------------------------- ----------- ---------------- -------------- --------------

0 - 60 .....................       9      $   93,910,172         3.7%     $10,434,464
61 - 84 ....................       3         166,850,000         6.5      $55,616,667
109 - 120 ..................     139       2,302,256,718        89.8      $16,562,998
----------------------------     ---      --------------       -----
                                 151      $2,563,016,891       100.0%     $16,973,622
                                 ===      ==============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENTDATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 .....................  $ 21,875,172        67.6%          66.3%         58    1.65x             5.282%
61 - 84 ....................  $145,000,000        62.1%          61.1%         80    2.00x             5.144%
109 - 120 ..................  $162,500,000        69.7%          63.1%        119    1.44x             5.401%
-----------------------------
                              $162,500,000        69.1%          63.1%        114    1.48X             5.380%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-140

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING                                       % OF
   TERMS TO MATURITY OR                    AGGREGATE     CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT    NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
       DATE (MONTHS)          LOANS         BALANCE         BALANCE        BALANCE
-------------------------- ----------- ---------------- -------------- --------------

0 - 60 ...................       9      $   93,910,172         4.1%     $10,434,464
61 - 84 ..................       3         166,850,000         7.2      $55,616,667
109 - 120 ................     115       2,048,275,448        88.7      $17,811,091
--------------------------     ---      --------------       -----
                               127      $2,309,035,621       100.0%     $18,181,383
                               ===      ==============       =====

                                                                         WTD. AVG.
                                                                           STATED    WTD. AVG.
    RANGE OF REMAINING                                                   REMAINING    CUT-OFF
   TERMS TO MATURITY OR        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      DATE     WTD. AVG.
   ANTICIPATED REPAYMENT    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO     MATURITY      DSC     MORTGAGE
       DATE (MONTHS)           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      RATIO      RATE
-------------------------- -------------- -------------- -------------- ----------- ---------- ----------

0 - 60 ...................  $ 21,875,172        67.6%          66.3%         58     1.65x         5.282%
61 - 84 ..................  $145,000,000        62.1%          61.1%         80     2.00x         5.144%
109 - 120 ................  $162,500,000        69.5%          62.7%        118     1.44x         5.401%
---------------------------
                            $162,500,000        68.9%          62.7%        113     1.49X         5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING                                     % OF
   TERMS TO MATURITY OR                   AGGREGATE    CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT    NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
       DATE (MONTHS)          LOANS        BALANCE        BALANCE        BALANCE
-------------------------- ----------- -------------- -------------- --------------

109 - 120 ................ 24           $253,981,270       100.0%     $10,582,553
-------------------------- --           ------------       -----
                           24           $253,981,270       100.0%     $10,582,553
                           ==           ============       =====

                                                                         WTD. AVG.
                                                                           STATED    WTD. AVG.
    RANGE OF REMAINING                                                   REMAINING    CUT-OFF
   TERMS TO MATURITY OR        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      DATE     WTD. AVG.
   ANTICIPATED REPAYMENT    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO     MATURITY      DSC     MORTGAGE
       DATE (MONTHS)           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      RATIO      RATE
-------------------------- -------------- -------------- -------------- ----------- ---------- ----------

109 - 120 ................  $33,500,000         71.4%          66.3%    119         1.40x         5.399%
---------------------------
                            $33,500,000         71.4%          66.3%    119         1.40X         5.399%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-141

          RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                       AVERAGE
   RANGE OF REMAINING                   AGGREGATE     % OF CUT-OFF     CUT-OFF
   AMORTIZATION TERMS    NUMBER OF    CUT-OFF DATE      DATE POOL        DATE
      (MONTHS)(1)          LOANS         BALANCE         BALANCE       BALANCE
----------------------- ----------- ---------------- -------------- -------------

229 - 264 .............       3      $   21,175,989         0.8%     $ 7,058,663
265 - 300 .............       8         127,927,000         5.0      $15,990,875
301 - 348 .............       3          44,750,000         1.7      $14,916,667
349 - 360 .............     104       1,757,453,901        68.6      $16,898,595
Varies ................       1          58,400,000         2.3      $58,400,000
Non-amortizing ........      32         553,310,000        21.6      $17,290,938
                            ---      --------------       -----
                            151      $2,563,016,891       100.0%     $16,973,622
                            ===      ==============       =====

                                                                      WTD. AVG.
                                                                        STATED
                                                                      REMAINING
   RANGE OF REMAINING       MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)           BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
----------------------- -------------- -------------- -------------- ----------- -------------- --------------

229 - 264 .............  $ 11,345,000        60.9%          39.7%    119               1.68x         5.863%
265 - 300 .............  $ 38,000,000        67.6%          57.2%    114               1.42x         5.734%
301 - 348 .............  $ 20,000,000        67.8%          57.2%    119               1.55x         5.549%
349 - 360 .............  $162,500,000        71.2%          63.9%    118               1.36x         5.400%
Varies ................  $ 58,400,000        80.0%          74.0%    118               1.20x         5.330%
Non-amortizing ........  $145,000,000        62.1%          62.1%    100               1.90x         5.206%
                         $162,500,000        69.1%          63.1%    114             1.48X           5.380%

--------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and those that vary) is 354 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

     RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                       AVERAGE
   RANGE OF REMAINING                   AGGREGATE     % OF CUT-OFF     CUT-OFF
   AMORTIZATION TERMS    NUMBER OF    CUT-OFF DATE    DATE GROUP 1       DATE
      (MONTHS)(1)          LOANS         BALANCE         BALANCE       BALANCE
----------------------- ----------- ---------------- -------------- -------------

229 - 264 .............       3      $   21,175,989         0.9%     $ 7,058,663
265 - 300 .............       8         127,927,000         5.5      $15,990,875
301 - 348 .............       2          35,500,000         1.5      $17,750,000
349 - 360 .............      87       1,609,212,631        69.7      $18,496,697
Varies ................       1          58,400,000         2.5      $58,400,000
Non-amortizing ........      26         456,820,000        19.8      $17,570,000
                             --      --------------       -----
                            127      $2,309,035,621       100.0%     $18,181,383
                            ===      ==============       =====

                                                                      WTD. AVG.
                                                                        STATED
                                                                      REMAINING
   RANGE OF REMAINING       MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)           BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
----------------------- -------------- -------------- -------------- ----------- -------------- --------------

229 - 264 .............  $ 11,345,000        60.9%          39.7%        119           1.68x         5.863%
265 - 300 .............  $ 38,000,000        67.6%          57.2%        114           1.42x         5.734%
301 - 348 .............  $ 20,000,000        65.8%          55.2%        120           1.64x         5.528%
349 - 360 .............  $162,500,000        71.2%          64.0%        118           1.36x         5.395%
Varies ................  $ 58,400,000        80.0%          74.0%        118           1.20x         5.330%
Non-amortizing ........  $145,000,000        60.2%          60.2%         97           1.98x         5.190%
                         $162,500,000        68.9%          62.7%        113         1.49X           5.378%

--------
The weighted average remaining amortization term for all Loan Group 1 Mortgage
Loans (excluding non-amortizing loans and those that vary) is 354 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-142

     RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                     AVERAGE
   RANGE OF REMAINING                  AGGREGATE    % OF CUT-OFF     CUT-OFF        MAXIMUM
   AMORTIZATION TERMS    NUMBER OF   CUT-OFF DATE   DATE GROUP 2       DATE      CUT-OFF DATE
      (MONTHS)(1)          LOANS        BALANCE        BALANCE       BALANCE        BALANCE
----------------------- ----------- -------------- -------------- ------------- --------------

301 - 348 .............       1      $  9,250,000         3.6%     $ 9,250,000   $ 9,250,000
349 - 360 .............      17       148,241,270        58.4      $ 8,720,075   $33,100,000
Non-Amortizing ........       6        96,490,000        38.0      $16,081,667   $33,500,000
                             --      ------------       -----
                             24      $253,981,270       100.0%     $10,582,553   $33,500,000
                             ==      ============       =====

                                                       WTD. AVG.
                                                         STATED
                                                       REMAINING
   RANGE OF REMAINING      WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS    CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)          LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
----------------------- -------------- -------------- ----------- -------------- --------------

301 - 348 .............       75.2%          64.6%    118               1.20x         5.630%
349 - 360 .............       71.3%          63.3%    119               1.33x         5.459%
Non-Amortizing ........       71.3%          71.3%    119               1.53x         5.284%
                              71.4%          66.3%    119             1.40X           5.399%

--------
The weighted average remaining amortization term for all Loan Group 2 Mortgage
Loans (excluding non-amortizing loans) is 358 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                               AVERAGE
                                              AGGREGATE      % OF CUT-OFF      CUT-OFF
                               NUMBER OF     CUT-OFF DATE      DATE POOL        DATE
      AMORTIZATION TYPES         LOANS         BALANCE          BALANCE        BALANCE
----------------------------- ----------- ----------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      84      $1,355,283,689         52.9%     $16,134,330
Amortizing Balloon ..........      32         564,598,579         22.0      $17,643,706
Interest-only ...............      19         448,748,000         17.5      $23,618,316
Interest-only, ARD ..........      13         104,562,000          4.1      $ 8,043,231
Interest-only, Amortizing
 ARD(2) .....................       2          82,400,000          3.2      $41,200,000
Amortizing ARD ..............       1           7,424,622          0.3      $ 7,424,622
                                   --      --------------        -----
                                  151      $2,563,016,891        100.0%     $16,973,622
                                  ===      ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     DSC RATIO    MORTGAGE RATE
----------------------------- -------------- -------------- -------------- ----------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................  $162,500,000        72.1%          65.9%        118           1.31x         5.408%
Amortizing Balloon ..........  $159,674,199        67.4%          56.0%        115           1.51x         5.481%
Interest-only ...............  $145,000,000        61.8%          61.8%         97           1.94x         5.149%
Interest-only, ARD ..........  $ 25,025,000        63.6%          63.6%        113           1.74x         5.451%
Interest-only, Amortizing
 ARD(2) .....................  $ 58,400,000        77.9%          72.1%        119           1.20x         5.375%
Amortizing ARD ..............  $  7,424,622        78.2%          65.4%        118           1.77x         5.440%
                               $162,500,000        69.1%          63.1%        114         1.48X           5.380%

--------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

                                     S-143

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                              AGGREGATE                        AVERAGE
                                               CUT-OFF       % OF CUT-OFF      CUT-OFF
                               NUMBER OF         DATE        DATE GROUP 1       DATE
      AMORTIZATION TYPES         LOANS         BALANCE          BALANCE        BALANCE
----------------------------- ----------- ----------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      73      $1,232,281,689         53.4%     $16,880,571
Amortizing Balloon ..........      25         530,109,309         23.0      $21,204,372
Interest-only ...............      14         364,648,000         15.8      $26,046,286
Interest-only, ARD ..........      12          92,172,000          4.0      $ 7,681,000
Interest-only, Amortizing
 ARD(2) .....................       2          82,400,000          3.6      $41,200,000
Amortizing ARD ..............       1           7,424,622          0.3      $ 7,424,622
                                   --      --------------        -----
                                  127      $2,309,035,621        100.0%     $18,181,383
                                  ===      ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING   WTD. AVG.
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO      RATE
----------------------------- -------------- -------------- -------------- ----------- ---------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $162,500,000        72.2%          66.1%        118         1.31x     5.396%
Amortizing Balloon ..........  $159,674,199        67.1%          55.8%        115         1.52x     5.496%
Interest-only ...............  $145,000,000        59.2%          59.2%         92         2.03x     5.122%
Interest-only, ARD ..........  $ 25,025,000        64.1%          64.1%        113         1.77x     5.456%
Interest-only, Amortizing
 ARD(2) .....................  $ 58,400,000        77.9%          72.1%        119         1.20x     5.375%
Amortizing ARD ..............  $  7,424,622        78.2%          65.4%        118         1.77x     5.440%
                               $162,500,000        68.9%          62.7%        113       1.49X       5.378%

--------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                             AGGREGATE                       AVERAGE
                                              CUT-OFF      % OF CUT-OFF      CUT-OFF
                               NUMBER OF        DATE       DATE GROUP 2       DATE
      AMORTIZATION TYPES         LOANS        BALANCE         BALANCE        BALANCE
----------------------------- ----------- --------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      11      $123,002,000         48.4%     $11,182,000
Interest-only ...............       5        84,100,000         33.1      $16,820,000
Amortizing Balloon ..........       7        34,489,270         13.6      $ 4,927,039
Interest-only, ARD ..........       1        12,390,000          4.9      $12,390,000
                                   --      ------------        -----
                                   24      $253,981,270        100.0%     $10,582,553
                                   ==      ============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING   WTD. AVG.
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO      RATE
----------------------------- -------------- -------------- -------------- ----------- ---------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $33,100,000         71.3%          64.3%    119             1.33x     5.529%
Interest-only ...............  $33,500,000         72.9%          72.9%    119             1.53x     5.264%
Amortizing Balloon ..........  $14,000,000         72.4%          60.0%    119             1.29x     5.253%
Interest-only, ARD ..........  $12,390,000         60.0%          60.0%    118             1.52x     5.420%
                               $33,500,000         71.4%          66.3%    119           1.40X       5.399%

--------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)    These Mortgage Loans require payments of interest only for a period of 18 to 60 months from origination prior to the commencement of payments of principal and interest.

                                     S-144

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                          AGGREGATE          % OF          AVERAGE        MAXIMUM
    RANGE OF OCCUPANCY     NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE      CUT-OFF
       RATES (%)(1)          LOANS         BALANCE       POOL BALANCE      BALANCE     DATE BALANCE
------------------------- ----------- ----------------- -------------- -------------- --------------

55.00 - 59.99 ...........       1      $    5,100,000         0.2%      $ 5,100,000    $  5,100,000
65.00 - 69.99 ...........       1           9,000,000         0.4       $ 9,000,000    $  9,000,000
70.00 - 74.99 ...........       3          21,200,000         0.8       $ 7,066,667    $ 11,000,000
75.00 - 79.99 ...........       8         200,000,000         7.8       $25,000,000    $162,500,000
80.00 - 84.99 ...........      10         271,300,000        10.6       $27,130,000    $145,000,000
85.00 - 89.99 ...........      10         295,710,442        11.5       $29,571,044    $148,865,000
90.00 - 94.99 ...........      27         393,981,940        15.4       $14,591,924    $ 41,911,510
95.00 - 99.99 ...........      42         675,866,076        26.4       $16,092,049    $ 57,000,000
100.00 - 100.00 .........      40         404,084,234        15.8       $10,102,106    $ 58,400,000
                               --      --------------        ----
                              142      $2,276,242,692        88.8%      $16,029,878    $162,500,000
                              ===      ==============        ====

                                                              WTD. AVG.       WTD. AVG.
                             WTD. AVG.      WTD. AVG.     STATED REMAINING     CUT-OFF
    RANGE OF OCCUPANCY     CUT-OFF DATE   LTV RATIO AT         TERM TO        DATE DSC     WTD. AVG.
       RATES (%)(1)          LTV RATIO     MATURITY(2)   MATURITY (MOS.)(2)     RATIO    MORTGAGE RATE
------------------------- -------------- -------------- -------------------- ---------- --------------

55.00 - 59.99 ...........       76.1%          70.5%             116             1.24x       5.285%
65.00 - 69.99 ...........       77.1%          71.4%             116             1.20x       5.285%
70.00 - 74.99 ...........       57.6%          55.3%             119             1.61x       5.142%
75.00 - 79.99 ...........       65.4%          60.8%             119             1.50x       5.412%
80.00 - 84.99 ...........       66.2%          63.1%              98             1.69x       5.244%
85.00 - 89.99 ...........       74.4%          66.8%             118             1.27x       5.240%
90.00 - 94.99 ...........       74.3%          69.1%             118             1.35x       5.370%
95.00 - 99.99 ...........       65.0%          59.7%             111             1.60x       5.387%
100.00 - 100.00 .........       73.4%          67.6%             115             1.40x       5.436%
                                69.5%          64.2%             113           1.48X         5.356%

--------
(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 9 Mortgage Loans secured by hospitality properties representing
      11.2% of the Cut-Off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                             % OF
                                          AGGREGATE      CUT-OFF DATE      AVERAGE        MAXIMUM
    RANGE OF OCCUPANCY     NUMBER OF       CUT-OFF          GROUP 1        CUT-OFF        CUT-OFF
       RATES (%)(1)          LOANS       DATE BALANCE       BALANCE     DATE BALANCE   DATE BALANCE
------------------------- ----------- ----------------- -------------- -------------- --------------

55.00 - 59.99 ...........       1      $    5,100,000         0.2%      $ 5,100,000    $  5,100,000
65.00 - 69.99 ...........       1           9,000,000         0.4       $ 9,000,000    $  9,000,000
70.00 - 74.99 ...........       3          21,200,000         0.9       $ 7,066,667    $ 11,000,000
75.00 - 79.99 ...........       8         200,000,000         8.7       $25,000,000    $162,500,000
80.00 - 84.99 ...........      10         271,300,000        11.7       $27,130,000    $145,000,000
85.00 - 89.99 ...........      10         295,710,442        12.8       $29,571,044    $148,865,000
90.00 - 94.99 ...........      17         284,584,510        12.3       $16,740,265    $ 41,911,510
95.00 - 99.99 ...........      29         535,553,003        23.2       $18,467,345    $ 57,000,000
100.00 - 100.00 .........      39         399,813,466        17.3       $10,251,627    $ 58,400,000
                               --      --------------        ----
                              118      $2,022,261,422        87.6%      $17,137,809    $162,500,000
                              ===      ==============        ====

                                                             WTD. AVG.
                                                              STATED         WTD. AVG.
                             WTD. AVG.     WTD. AVG.         REMAINING        CUT-OFF
    RANGE OF OCCUPANCY     CUT-OFF DATE   LTV RATIOAT         TERM TO        DATE DSC     WTD. AVG.
       RATES (%)(1)          LTV RATIO    MATURITY(2)   MATURITY (MOS.)(2)     RATIO    MORTGAGE RATE
------------------------- -------------- ------------- -------------------- ---------- --------------

55.00 - 59.99 ...........       76.1%         70.5%             116             1.24x       5.285%
65.00 - 69.99 ...........       77.1%         71.4%             116             1.20x       5.285%
70.00 - 74.99 ...........       57.6%         55.3%             119             1.61x       5.142%
75.00 - 79.99 ...........       65.4%         60.8%             119             1.50x       5.412%
80.00 - 84.99 ...........       66.2%         63.1%              98             1.69x       5.244%
85.00 - 89.99 ...........       74.4%         66.8%             118             1.27x       5.240%
90.00 - 94.99 ...........       74.6%         68.3%             118             1.31x       5.390%
95.00 - 99.99 ...........       63.8%         58.9%             109             1.66x       5.366%
100.00 - 100.00 .........       73.3%         67.6%             115             1.41x       5.438%
                                69.3%         63.9%             113           1.49X         5.351%

--------
(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 9 Mortgage Loans secured by hospitality properties representing
      12.4% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-145

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                    % OF
                                    AGGREGATE     CUT-OFF      AVERAGE
                                     CUT-OFF        DATE       CUT-OFF
 RANGE OF OCCUPANCY   NUMBER OF        DATE       GROUP 2       DATE
      RATES (%)         LOANS        BALANCE      BALANCE      BALANCE
-------------------- ----------- --------------- --------- --------------

90.00 - 94.99 ...... 10           $109,397,430      43.1%   $10,939,743
95.00 - 99.99 ...... 13            140,313,073      55.2    $10,793,313
100.00 - 100.00 .... 1               4,270,767       1.7    $ 4,270,767
                     --           ------------     -----
                     24           $253,981,270     100.0%   $10,582,553
                     ==           ============     =====

                                                                    WTD. AVG.
                         MAXIMUM     WTD. AVG.                       STATED        WTD. AVG.
                         CUT-OFF      CUT-OFF      WTD. AVG.        REMAINING       CUT-OFF   WTD. AVG.
 RANGE OF OCCUPANCY       DATE          DATE     LTV RATIO AT        TERM TO       DATE DSC   MORTGAGE
      RATES (%)          BALANCE     LTV RATIO     MATURITY*    MATURITY (MOS.)*     RATIO      RATE
-------------------- -------------- ----------- -------------- ------------------ ---------- ----------

90.00 - 94.99 ......  $33,500,000       73.5%         71.1%    119                    1.46x     5.320%
95.00 - 99.99 ......  $33,100,000       69.5%         62.7%    119                    1.36x     5.465%
100.00 - 100.00 ....  $ 4,270,767       79.8%         66.3%    118                    1.29x     5.240%
                      $33,500,000       71.4%         66.3%    119                  1.40X       5.399%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1) (2) (3) (4)

     PREPAYMENT RESTRICTION          DEC-05          DEC-06          DEC-07          DEC-08          DEC-09
------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out ....................        97.16%          97.15%           9.35%           7.79%           0.00%
Defeasance ....................         0.00%           0.00%          79.67%          81.18%          88.91%
Yield Maintenance .............         2.84%           2.85%          10.98%          11.03%           8.55%
Prepayment Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%
Open ..........................         0.00%           0.00%           0.00%           0.00%           2.54%
                                   ---------       ---------       ---------       ---------       ---------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%
-------------------------------    ---------       ---------       ---------       ---------       ---------
Mortgage Pool Balance .........
Outstanding (in millions) .....   $ 2,563.02      $ 2,555.11      $ 2,546.08      $ 2,534.25      $ 2,519.94
                                  ----------      ----------      ----------      ----------      ----------
% of Initial Pool Balance......       100.00%          99.69%          99.34%          98.88%          98.32%

     PREPAYMENT RESTRICTION          DEC-10          DEC-11          DEC-12          DEC-13          DEC-14        DEC-15
------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out ....................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance ....................        91.06%          90.95%          96.77%          96.73%          96.68%         0.00%
Yield Maintenance .............         8.58%           8.69%           2.83%           2.87%           2.91%         0.00%
Prepayment Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Open ..........................         0.36%           0.37%           0.40%           0.40%           0.41%       100.00%
                                   ---------       ---------       ---------       ---------       ---------        ------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
--------------------------------   ---------       ---------       ---------       ---------       ---------        ------
Mortgage Pool Balance .........
Outstanding (in millions) .....   $ 2,410.42      $ 2,381.09      $ 2,185.53      $ 2,152.34      $ 2,117.27      $ 64.78
                                  ----------      ----------      ----------      ----------      ----------      --------
% of Initial Pool Balance......        94.05%          92.90%          85.27%          83.98%          82.61%         2.53%

--------------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)    Based on the assumptions set forth in footnote (1) above, after December
       2015, the outstanding loan balances represent less than 2.53% of the
       Cut-Off Date Pool Balance.

(3)    Assumes yield maintenance with respect to the Mortgage Loans which allow the borrower to choose yield maintenance or defeasance.

(4)    With respect to 1 Mortgage Loan (loan number 92), representing 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance),
       funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

                                     S-146

      PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

     PREPAYMENT RESTRICTION          DEC-05          DEC-06          DEC-07          DEC-08          DEC-09
------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out ....................        97.23%          97.22%           7.34%           5.60%           0.00%
Defeasance ....................         0.00%           0.00%          81.75%          83.45%          88.99%
Yield Maintenance .............         2.77%           2.78%          10.90%          10.95%           8.19%
Prepayment Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%
Open ..........................         0.00%           0.00%           0.00%           0.00%           2.82%
                                   ---------       ---------       ---------       ---------       ---------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%
                                   ---------       ---------       ---------       ---------       ---------
Group 1 Balance ...............
Outstanding (in millions) .....   $ 2,309.04      $ 2,301.60      $ 2,293.16      $ 2,282.32      $ 2,269.51
                                  ----------      ----------      ----------      ----------      ----------
% of Initial Group 1
 Balance ......................       100.00%          99.68%          99.31%          98.84%          98.29%

     PREPAYMENT RESTRICTION          DEC-10          DEC-11          DEC-12          DEC-13          DEC-14        DEC-15
------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out ....................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance ....................        91.40%          91.29%          97.89%          97.86%          97.83%         0.00%
Yield Maintenance .............         8.60%           8.71%           2.11%           2.14%           2.17%         0.00%
Prepayment Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Open ..........................         0.00%           0.00%           0.00%           0.00%           0.00%       100.00%
                                   ---------       ---------       ---------       ---------       ---------        ------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                   ---------       ---------       ---------       ---------       ---------        ------
Group 1 Balance ...............
Outstanding (in millions) .....   $ 2,161.70      $ 2,134.69      $ 1,941.57      $ 1,910.98      $ 1,878.65      $ 64.78
                                  ----------      ----------      ----------      ----------      ----------      --------
% of Initial Group 1
 Balance ......................        93.62%          92.45%          84.09%          82.76%          81.36%         2.81%

--------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

(2)    Based on the assumptions set forth in footnote (1) above, after December
       2015, the outstanding loan balances represent less than 2.81% of the
       Cut-Off Date Group 1 Balance.

(3)    Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)   With respect to 1 Mortgage Loan (loan number 92), representing approximately 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off
      Date Group 1 Balance), funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

             PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION*

     PREPAYMENT RESTRICTION         DEC-05        DEC-06        DEC-07        DEC-08        DEC-09
------------------------------- ------------- ------------- ------------- ------------- -------------

Locked Out ....................      96.57%        96.57%        27.56%        27.64%         0.00%
Defeasance ....................       0.00%         0.00%        60.74%        60.62%        88.18%
Yield Maintenance .............       3.43%         3.43%        11.70%        11.75%        11.82%
Prepayment Premium ............       0.00%         0.00%         0.00%         0.00%         0.00%
Open ..........................       0.00%         0.00%         0.00%         0.00%         0.00%
                                   -------       -------       -------       -------       -------
Total .........................     100.00%       100.00%       100.00%       100.00%       100.00%
                                   -------       -------       -------       -------       -------
Group 2 Balance ...............
Outstanding (in millions) .....   $ 253.98      $ 253.52      $ 252.92      $ 251.93      $ 250.42
-------------------------------   --------      --------      --------      --------      --------
% of Initial Group 2
 Balance ......................     100.00%        99.82%        99.58%        99.19%        98.60%

     PREPAYMENT RESTRICTION         DEC-10        DEC-11        DEC-12        DEC-13        DEC-14      DEC-15
------------------------------- ------------- ------------- ------------- ------------- ------------- ----------

Locked Out ....................       0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Defeasance ....................      88.10%        87.99%        87.87%        87.74%        87.60%       0.00%
Yield Maintenance .............       8.40%         8.48%         8.56%         8.66%         8.75%       0.00%
Prepayment Premium ............       0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Open ..........................       3.50%         3.53%         3.57%         3.60%         3.65%       0.00%
                                   -------       -------       -------       -------       -------       -----
Total .........................     100.00%       100.00%       100.00%       100.00%       100.00%       0.00%
                                   -------       -------       -------       -------       -------       -----
Group 2 Balance ...............
Outstanding (in millions) .....   $ 248.72      $ 246.40      $ 243.96      $ 241.36      $ 238.62     $ 0.00
--------------------------------  --------      --------      --------      --------      --------     -------
% of Initial Group 2
 Balance ......................      97.93%        97.01%        96.05%        95.03%        93.95%       0.00%

--------
*     Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

                                     S-147

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by
Cut-Off Date Balance:

                                                    NUMBER OF                                                  % OF
                                     MORTGAGE        MORTGAGE                                     % OF       INITIAL
                                       LOAN     LOANS / MORTGAGED    LOAN     CUT-OFF DATE    INITIAL POOL    GROUP
             LOAN NAME                SELLER        PROPERTIES      GROUP      BALANCE(1)        BALANCE     BALANCE
----------------------------------- ---------- ------------------- ------- ----------------- -------------- ---------

Hyatt Center(2) ................... Wachovia          1/1          1        $  162,500,000         6.3%         7.0%
Westin Casuarina Hotel & Spa ...... Wachovia          1/1          1           159,674,199         6.2          6.9%
Abbey II Pool(3) .................. Wachovia          1/16         1           148,865,000         5.8          6.4%
Extra Space PRISA Pool ............ Wachovia          1/35         1           145,000,000         5.7          6.3%
Extra Space Self Storage
 Portfolio #6 ..................... Wachovia         19/19         1           101,000,000         3.9          4.4%
300 Four Falls Corporate
 Center(3) ........................ Wachovia          1/1          1            72,000,000         2.8          3.1%
Tiffany Building .................. Wachovia          1/1          1            58,400,000         2.3          2.5%
Metro Pointe at South Coast ....... Wachovia          1/1          1            57,000,000         2.2          2.5%
Birtcher Portfolio ................ Wachovia          3/6          1            51,120,000         2.0          2.2%
Eagle Ridge Mall .................. Wachovia          1/1          1            49,895,997         1.9          2.2%
                                                     -----                  --------------        ----
WA/TOTAL (1-10): ..................                  30/82                  $1,005,455,196        39.2%
                                                     =====                  ==============        ====
One & Olney Square(3) ............. Wachovia          1/1          1        $   43,000,000         1.7%         1.9%
501 Second Street ................. Wachovia          1/1          1            42,720,000         1.7          1.9%
Knollwood Mall .................... Wachovia          1/1          1            41,911,510         1.6          1.8%
Monte Viejo Apartments ............ Wachovia          1/1          1            41,500,000         1.6          1.8%
Britannia Business Center II ...... Wachovia          1/1          1            41,000,000         1.6          1.8%
Residence Inn--
 Beverly Hills, CA ................ Wachovia          1/1          1            38,000,000         1.5          1.6%
Britannia Business Center III ..... Wachovia          1/1          1            35,000,000         1.4          1.5%
Greenery Mall ..................... Wachovia          1/1          1            35,000,000         1.4          1.5%
Park Ridge
 Apartments ....................... Wachovia          1/1          2            33,500,000         1.3         13.2%
Summerhill Pointe Apartments ...... Wachovia          1/1          2            33,100,000         1.3         13.0%
                                                     -----                  --------------        ----
WA / TOTAL (11-20): ...............                  10/10                  $  384,731,510        15.0%
                                                     -----                  --------------        ----
WA / TOTAL (1-20): ................                  40/92                  $1,390,186,706        54.2%
                                                     =====                  ==============        ====

                                                                        LOAN
                                                                      BALANCE               CUT-OFF      LTV      WEIGHTED
                                                                      PER SF/    WEIGHTED     DATE    RATIO AT    AVERAGE
                                                PROPERTY               UNIT/      AVERAGE     LTV     MATURITY    MORTGAGE
             LOAN NAME                            TYPE               ROOM/PADS     DSCR      RATIO     OR ARD       RATE
----------------------------------- ------------------------------- ----------- ---------- --------- ---------- -----------

Hyatt Center(2) ...................          Office - CBD            $    221   1.51x         65.0%      60.3%      5.440%
Westin Casuarina Hotel & Spa ......   Hospitality - Full Service     $193,310   1.51x         66.5%      55.7%      5.510%
Abbey II Pool(3) ..................            Various               $    105   1.29x         74.4%      68.8%      5.190%
Extra Space PRISA Pool ............          Self Storage            $     61   2.09x         60.4%      60.4%      4.970%
Extra Space Self Storage
 Portfolio #6 .....................          Self Storage            $     71   1.25x         76.5%      70.9%      5.285%
300 Four Falls Corporate
 Center(3) ........................       Office - Suburban          $    246   1.23x         71.3%      64.0%      5.710%
Tiffany Building .................. Mixed Use - Office/Industrial    $    159   1.20x         80.0%      74.0%      5.330%
Metro Pointe at South Coast .......       Retail - Anchored          $    148   2.59x         36.1%      29.6%      5.300%
Birtcher Portfolio ................       Office - Suburban          $    135   1.25x         79.5%      73.9%      5.570%
Eagle Ridge Mall ..................       Retail - Anchored          $     98   1.21x         70.1%      58.5%      5.411%
WA/TOTAL (1-10): ..................                                             1.53X         67.8%      61.8%      5.341%
One & Olney Square(3) .............       Retail - Anchored          $    125   1.23x         77.8%      71.9%      5.120%
501 Second Street .................          Office - CBD            $    206   1.24x         60.6%      58.1%      5.400%
Knollwood Mall ....................       Retail - Anchored          $     90   1.22x         74.8%      62.4%      5.351%
Monte Viejo Apartments ............   Multifamily - Conventional     $ 86,458   1.21x         79.8%      74.1%      5.420%
Britannia Business Center II ......       Office - Suburban          $    148   1.20x         71.3%      66.1%      5.320%
Residence Inn--
 Beverly Hills, CA ................  Hospitality - Extended Stay     $204,301   1.33x         69.0%      62.2%      5.880%
Britannia Business Center III .....       Office - Suburban          $    183   1.24x         78.7%      72.9%      5.320%
Greenery Mall .....................   Mixed Use - Retail/Office      $    160   1.26x         74.5%      65.3%      5.510%
Park Ridge
 Apartments .......................   Multifamily - Conventional     $ 96,264   1.54x         72.4%      72.4%      5.220%
                                            Multifamily -
Summerhill Pointe Apartments ......          Conventional            $ 57,465   1.38x         60.6%      54.5%      5.740%
WA / TOTAL (11-20): ...............                                             1.28X         72.0%      66.0%      5.421%
WA / TOTAL (1-20): ................                                             1.46X         69.0%      63.0%      5.363%

----------

(1)    In the case of a concentration of cross-collateralized Mortgage Loans, the aggregate principal balance.

(2)    The Hyatt Center Loan is part of a split loan structure that includes the
       Hyatt Center Pari Passu Companion Loan that is not included in the Trust
       Fund. With respect to the Hyatt Center Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot/unit/room are based on the aggregate indebtedness of or debt service on, as applicable, each such Mortgage Loan and the related Pari Passu
       Companion Loan.

(3)    The appraised value for each Mortgaged Property is based on an "as stabilized" basis (3 Mortgaged Properties with respect to Abbey II Pool
       Loan).

                                     S-148

HYATT CENTER

                          LOAN INFORMATION

 MORTGAGE LOAN SELLER                                   Wachovia
 CUT-OFF DATE BALANCE                               $162,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                    6.3%
 NUMBER OF MORTGAGE LOANS                                      1
 LOAN PURPOSE                                          Refinance
 SPONSOR                                         Pritzker Family
 TYPE OF SECURITY                                            Fee
 MORTGAGE RATE                                            5.440%
 MATURITY DATE                                 November 11, 2015
 AMORTIZATION TYPE                                       Balloon
 INTEREST ONLY PERIOD                                         60
 ORIGINAL TERM / AMORTIZATION                          120 / 360
 REMAINING TERM / AMORTIZATION                         119 / 360
 LOCKBOX                                                     Yes
 UP-FRONT RESERVES
   TAX/INSURANCE                        Yes
   TI/LC(1)                     $22,973,959
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                        Yes
   REPLACEMENT                  $     4,908
 ADDITIONAL FINANCING           Pari Passu Debt      $162,500,000
                                Mezzanine Debt(2)    $     10,000

                                             PARI PASSU NOTES(3)
                                          -----------------------
 CUT-OFF DATE BALANCE                        $325,000,000
 CUT-OFF DATE BALANCE/SF                             $221
 CUT-OFF DATE LTV                                   65.0%
 MATURITY DATE LTV                                  60.3%
 UW DSCR ON NCF                                     1.51x

(1)   Reserve funded at closing to be used for outstanding TI/LC costs and lease assumption obligations.

(2)   Revolving mezzanine line of credit up to $75,000,000.

(3)   LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of the Hyatt Center Loan and the Hyatt Center
      Pari Passu Companion Loan.

                       PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                 1
 LOCATION                                             Chicago, IL
 PROPERTY TYPE                                      Office -- CBD
 SIZE (SF)                                              1,472,460
 OCCUPANCY AS OF OCTOBER 31, 2005                           78.9%
 YEAR BUILT / YEAR RENOVATED                            2005 / NA
 APPRAISED VALUE                                     $500,000,000
 PROPERTY MANAGEMENT                           Jones Lang LaSalle
                                        Americas (Illinois), L.P.
 UW ECONOMIC OCCUPANCY                                      90.0%
 UW REVENUES                                         $ 62,158,320
 UW TOTAL EXPENSES                                   $ 27,938,222
 UW NET OPERATING INCOME (NOI)                       $ 34,220,099
 UW NET CASH FLOW (NCF)                              $ 33,175,314

NOTES:

                                     S-149

                                                    TENANT SUMMARY

                                                             NET      % OF NET                            % OF         DATE OF
                                          RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                 ACTUAL         LEASE
TENANT                                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT   RENT        EXPIRATION
------------------------------------ ------------------- ----------- ---------- ---------- ------------- ------- -------------------

Mayer, Brown, Rowe & Maw LLP .......       NR/NR/NR         392,534      26.7%  $ 28.20     $11,069,459    34.3%          June 2020
Hyatt Corporation ..................       NR/NR/NR         292,227      19.8   $ 29.28       8,557,120    26.5  Multiple Spaces(2)
Goldman, Sachs & Co. ...............      Aa3/A+/AA-        134,049       9.1   $ 26.12       3,500,815    10.8          April 2020
IBM ................................      A1/A+/AA-         126,607       8.6   $ 27.84       3,524,739    10.9         August 2016
Towers, Perrin, Forester & Crosby ..       NR/NR/NR          61,034       4.1   $ 25.00       1,525,850     4.7      September 2016
Non-major tenants ..................                        155,780      10.6   $ 26.29       4,096,109    12.7
Vacant .............................                        310,229      21.1                         0     0.0
                                                            -------     -----               -----------   -----
TOTAL ..............................                      1,472,460     100.0%              $32,274,092   100.0%
                                                          =========     =====               ===========   =====

(1)    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)    Under the terms of multiple leases, 219,654 SF expire in January 2020, and 72,573 SF expire in June 2020.

                                               LEASE EXPIRATION SCHEDULE
                    # OF       WA BASE                                    CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF       % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING      SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   ----------   ------------   -------------   ------------   -------------   ---------------

     2005             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2006             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2007             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2008             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2009             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2010             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2011             3       $ 25.85          5,546           0.4%            0.4%           0.4%             0.4%
     2012             3       $ 19.12         14,494           1.0%            1.4%           0.9%             1.3%
     2013             1       $ 25.00          2,343           0.2%            1.5%           0.2%             1.5%
     2014             0       $  0.00              0           0.0%            1.5%           0.0%             1.5%
     2015             4       $ 26.31         65,193           4.4%            5.9%           5.3%             6.8%
  Thereafter         36       $ 27.99      1,074,655          73.0%           78.9%          93.2%           100.0%
    Vacant            0          NA          310,229          21.1%          100.0%           0.0%           100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-150

THE LOAN. The Mortgage Loan (the "Hyatt Center Loan") is secured by a first mortgage encumbering an office building located in Chicago, Illinois. The Hyatt
Center Loan represents approximately 6.3% of the Cut-Off Date Pool Balance. The
Hyatt Center Loan was originated on November 4, 2005, and has a principal balance as of the Cut-Off Date of $162,500,000. The Hyatt Center Loan, which is evidenced by a pari passu note dated November 4, 2005, is a portion of a whole loan with an original principal balance of $325,000,000. The other loan related to the Hyatt Center Loan is evidenced by a separate note, dated November 4,
2005 (the "Hyatt Center Pari Passu Loan"), with an original principal balance of $162,500,000. The Hyatt Center Pari Passu Loan will not be an asset of the
Trust Fund. The Hyatt Center Pari Passu Loan and the Hyatt Center Loan are
governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The Hyatt
Center Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Hyatt Center Loan has a remaining term of 119 months and matures on
November 11, 2015. The Hyatt Center Loan may be prepaid on or after August 11,
2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is FrankMon LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Center Loan. The sponsor is the Pritzker
Family. The Pritzker Family controls over $15 billion in real estate assets, including the Hyatt Hotel chain. The Hyatt Hotel chain consists of 211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 in the
United States.

THE PROPERTY. The Mortgaged Property is an approximately 1,472,460 square foot office building situated on approximately 1.4 acres. The Mortgaged Property was constructed in 2005. The Mortgaged Property is located in Chicago, Illinois. As of October 31, 2005, the occupancy rate for the Mortgaged Property securing the
Hyatt Center Loan was approximately 78.9%.

The largest tenant is Mayer, Brown, Rowe & Maw LLP ("Mayer Brown"), occupying approximately 392,534 square feet, or approximately 26.7% of the net rentable area. Mayer Brown is one of the 10 largest law firms in the world with over
1,300 attorneys located in 7 major markets in the United States and 6 European cities. The Mayer Brown lease expires in June 2020. The second largest tenant is Hyatt Corporation, occupying approximately 292,227 square feet, or approximately 19.8% of the net rentable area. The Hyatt Corporation operates the Hyatt Hotel chain which consists of 211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 in the United States. The Hyatt
Corporation has multiple leases, with approximately 219,654 square feet expiring in January 2020 and 72,573 square feet expiring in June 2020. The third largest tenant is Goldman, Sachs & Co., occupying approximately 134,049 square feet, or approximately 9.1% of the net rentable area. Goldman, Sachs &
Co. is a global investment banking, securities and investment management firm that provides a range of services worldwide to a diversified client base that includes corporations, financial institutions, governments and high net worth individuals. As of November 29, 2005, Goldman, Sachs & Co. was rated "Aa3"
(Moody's), "A+" (S&P) and "AA--" (Fitch). The Goldman Sachs lease expires in
April 2020.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MEZZANINE DEBT. A revolving mezzanine loan with a maximum credit limit up to
$75,000,000 ($10,000 currently outstanding) was originated on November 4, 2005.
The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower.

MANAGEMENT. Jones Lang LaSalle Americas (Illinois), L.P. ("Jones Lang
LaSalle")is the property manager for the Mortgaged Property securing the Hyatt
Center Loan. Jones Lang LaSalle is a leading global provider of integrated real estate and money management services with offices in more than 100 markets on five continents.

                                     S-151

WESTIN CASUARINA HOTEL & SPA

                    LOAN INFORMATION

MORTGAGE LOAN SELLER                                     Wachovia
CUT-OFF DATE BALANCE                                 $159,674,199
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                      6.2%
NUMBER OF MORTGAGE LOANS                                        1
LOAN PURPOSE                                            Refinance
SPONSOR                               Columbia Sussex Corporation
TYPE OF SECURITY                                              Fee
MORTGAGE RATE                                              5.510%
MATURITY DATE                                    October 11, 2015
AMORTIZATION TYPE                                         Balloon
INTEREST ONLY PERIOD                                         None
ORIGINAL TERM / AMORTIZATION                            120 / 360
REMAINING TERM / AMORTIZATION                           118 / 358
LOCKBOX                                                       Yes

UP-FRONT RESERVES
  TAX/INSURANCE           Yes
  SEASONALITY             $227,273

ONGOING MONTHLY RESERVES
  TAX/INSURANCE           Yes
  REPLACEMENT             $102,017
  SEASONALITY             $ 22,727

ADDITIONAL FINANCING                                        None

                                        TRUST ASSET
                                       -----------------
 CUT-OFF DATE BALANCE                  $159,674,199
 CUT-OFF DATE BALANCE/ROOM               $193,310
 CUT-OFF DATE LTV                          66.5%
 MATURITY DATE LTV                         55.7%
 UW DSCR ON NCF                            1.51x

                      PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                 1
 LOCATION                                           Las Vegas, NV
 PROPERTY TYPE                        Hospitality -- Full Service
 SIZE (ROOMS)                                                 826
 OCCUPANCY AS OF JULY 31, 2005*                             74.7%
 YEAR BUILT / YEAR RENOVATED                          1977 / 2002
 APPRAISED VALUE                                     $240,000,000
 PROPERTY MANAGEMENT                  Columbia Sussex Corporation
 UW ECONOMIC OCCUPANCY                                      75.5%
 UW REVENUES                                         $ 41,767,079
 UW TOTAL EXPENSES                                   $ 23,663,652
 UW NET OPERATING INCOME (NOI)                       $ 18,103,427
 UW NET CASH FLOW (NCF)                              $ 16,432,744

*     Based on the trailing 12-month period ending July 31, 2005.

NOTES:

                                     S-152

WESTIN CASUARINA HOTEL & SPA - LAS VEGAS, NV

 GUESTROOM MIX                  NO. OF ROOMS
-----------------------------   -------------
 KING / DOUBLE DOUBLE                    816
 SUITES                                   10
                                      ------
     TOTAL                               826
                                      ======

 CASINO/BALLROOM/SPA SPACES      SQUARE FEET
-----------------------------   -------------
 CASINO                               20,000
 HIBISCUS SPA                         10,000
 ACACIA BALLROOM                       6,760
 MESQUITE BALLROOM                     4,926
 CASUARINA BALLROOM                    3,600
 EXECUTIVE BOARDROOM                     575
                                      ------
     TOTAL                            45,861
                                      ======

         FINANCIAL SCHEDULE

 YEAR                             2004 - 2005
 LATEST PERIOD                  T12-9/30/2005
 OCCUPANCY                              74.7%
 ADR                                  $129.79
 REVPAR                                $96.97
 UW OCCUPANCY                           75.5%
 UW ADR                               $133.00
 UW REVPAR                            $100.41

                                     S-153

THE LOAN. The Mortgage Loan (the "Westin Casuarina Hotel Loan") is secured by a first mortgage encumbering a full service luxury hotel and casino, The Westin
Casuarina Hotel & Spa, located in Las Vegas, Nevada. The Westin Casuarina Hotel
Loan represents approximately 6.2% of the Cut-Off Date Pool Balance. The Westin
Casuarina Hotel Loan was originated on September 15, 2005, and has a principal balance as of the Cut-Off Date of $159,674,199.

The Westin Casuarina Hotel Loan has a remaining term of 118 months and matures on October 11, 2015. The Westin Casuarina Hotel Loan may be prepaid on or after
June 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is CP Las Vegas, LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westin Casuarina Hotel Loan. The sponsor of the borrower is Columbia Sussex Corporation ("Columbia Sussex"). Columbia
Sussex and its affiliates own and operate 90 hotels (approximately 26,000 rooms), resorts and casinos in 30 states and overseas, including the Horizon
Casino Resort in South Lake Tahoe and the Westin Casuarina property on Grand
Cayman Island.

THE PROPERTY. The Mortgaged Property is a full-service luxury hotel and casino, containing 826 rooms, 15 meeting rooms containing over 20,000 square feet of meeting and open function space and an approximately 20,000 square foot full-service casino. Room amenities include the Westin "Heavenly" room amenities. The Mortgaged Property contains an approximately 10,000 square foot luxury spa and the Westin Reebok fitness center. Based upon the trailing
12-month period ending July 31, 2005, the occupancy rate for the Mortgaged
Property securing the Westin Casuarina Hotel Loan was approximately 74.7%.

LOCK BOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

MANAGEMENT. Columbia Sussex is the property manager for the Mortgaged Property securing the Westin Casuarina Hotel Loan.

                                     S-154

ABBEY II POOL

                     LOAN INFORMATION
-----------------------------------------------------------

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                             $148,865,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  5.8%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                                          Donald Abbey
 TYPE OF SECURITY                                      Various
 MORTGAGE RATE                                          5.190%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       60
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       118 / 360
 LOCKBOX                                                   Yes
 UP-FRONT RESERVES
   TAX                        Yes
   ENGINEERING                $425,438
   REPLACEMENT-TI/LC(1)       $955,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes / Springing
   REPLACEMENT(2)             Springing
   TI/LC(3)                   Springing
 ADDITIONAL FINANCING (4)                                 None

                                                 TRUST ASSET
                                                --------------
 CUT-OFF DATE BALANCE                            $148,865,000
 CUT-OFF DATE BALANCE/SF                            $105
 CUT-OFF DATE LTV                                   74.4%
 MATURITY DATE LTV                                  68.8%
 UW DSCR ON NCF                                     1.29x

(1)   Letter of Credit.

(2)   In the event the upfront replacement-TI/LC letter of credit is not renewed, a $19,237 monthly replacement reserve will be required.

(3)   In the event the upfront replacement-TI/LC letter of credit is not renewed, a $60,384 monthly TI/LC reserve will be required.

(4)   Future mezzanine debt permitted.

                  PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                             16
 LOCATION                                           California
 PROPERTY TYPE                                         Various
 SIZE (SF)                                           1,415,100
 OCCUPANCY AS OF NOVEMBER 1, 2005                        87.7%
 YEAR BUILT / YEAR RENOVATED                 Various / Various
 APPRAISED VALUE                                  $200,050,000
 PROPERTY MANAGEMENT          The Abbey Management Company LLC
 UW ECONOMIC OCCUPANCY                                   84.8%
 UW REVENUES                                       $21,370,666
 UW TOTAL EXPENSES                                  $7,762,891
 UW NET OPERATING INCOME (NOI)                     $13,607,775
 UW NET CASH FLOW (NCF)                            $12,650,196

NOTES:

                                     S-155

                                   ABBEY II POOL SUMMARY

                                                      ALLOCATED                      NET
                                        PROPERTY    CUT-OFF DATE   YEAR BUILT /    RENTABLE
PROPERTY NAME                             TYPE         BALANCE       RENOVATED    AREA (SF)
------------------------------------- ------------ -------------- -------------- -----------

Fletcher Parkway Medical Center .....    Office     $ 17,325,000      1985           82,024
Upland Freeway Center ...............    Retail       15,675,000      1986          116,029
Aliso Viejo Commerce Center .........    Retail       15,150,000      1992           64,536
Wimbledon Village ...................   Mixed Use     13,575,000      1987          123,225
Airport One Office Building .........    Office       12,282,500      1988           88,284
Cityview Plaza Office Park ..........    Office       12,000,000      1982          150,263
Commerce Corporate Center ...........    Office       10,125,000   1974 / 1997       67,314
Ming Office Park ....................    Office        9,600,000      1981          117,827
Moreno Valley Commerce Center........   Mixed Use      7,987,500      1986          111,060
Glendora Commerce Center ............    Retail        7,770,000      1986           70,180
La Mirada Commerce Center ...........  Industrial      7,312,500      1975           82,011
Abbey Center ........................    Office        5,962,500      1982           66,448
Arlington II - Riverside ............  Industrial      5,662,500      1976          131,263
Fresno Airport (Gateway Plaza) ......    Office        3,525,000      1980           52,050
Palm Springs Airport ................    Office        3,112,500      1981           62,986
Mt. Vernon Commerce Center ..........    Office        1,800,000      1988           29,600
                                                    ------------                    -------
                                                    $148,865,000                  1,415,100
                                                    ============                  =========

                                         ALLOCATED
                                       CUT-OFF DATE                                                           APPRAISED
                                          BALANCE                      UW       UNDERWRITTEN     APPRAISED      VALUE
PROPERTY NAME                             PER SF      OCCUPANCY*   OCCUPANCY   NET CASH FLOW       VALUE       PER SF
------------------------------------- -------------- ------------ ----------- --------------- -------------- ----------

Fletcher Parkway Medical Center .....      $211           95.7%       94.5%     $ 1,566,793    $ 23,100,000     $282
Upland Freeway Center ...............      $135           97.0%       95.0%       1,299,722      20,900,000     $180
Aliso Viejo Commerce Center .........      $235          100.0%       95.0%       1,465,093      20,200,000     $313
Wimbledon Village ...................      $110           97.5%       95.0%       1,356,930      18,100,000     $147
Airport One Office Building .........      $139            0.0%        0.0%        (247,172)     17,200,000     $195
Cityview Plaza Office Park ..........      $ 80           94.8%       95.0%       1,466,566      16,000,000     $106
Commerce Corporate Center ...........      $150           94.3%       94.3%       1,076,111      13,500,000     $201
Ming Office Park ....................      $ 81           97.1%       95.0%       1,025,852      12,800,000     $109
Moreno Valley Commerce Center........      $ 72           91.1%       91.4%         762,310      10,650,000     $ 96
Glendora Commerce Center ............      $111           57.5%       59.0%         441,166      11,100,000     $158
La Mirada Commerce Center ...........      $ 89           95.7%       96.1%         672,055       9,750,000     $119
Abbey Center ........................      $ 90           91.9%       92.0%         577,083       7,950,000     $120
Arlington II - Riverside ............      $ 43          100.0%       95.0%         505,602       7,550,000     $ 58
Fresno Airport (Gateway Plaza) ......      $ 68           79.8%       80.0%         247,604       4,700,000     $ 90
Palm Springs Airport ................      $ 49          100.0%       95.0%         280,598       4,150,000     $ 66
Mt. Vernon Commerce Center ..........      $ 61           97.3%       95.0%         153,883       2,400,000     $ 81
                                                                                -----------    ------------
                                           $105           87.7%       84.8%     $12,650,196    $200,050,000     $141
                                                                                ===========    ============

*     Occupancy date as of November 1, 2005 for all mortgaged properties.

                                     S-156

                                        TENANT SUMMARY
----------------------------------------------------------------------------------------------
                                                                        RATINGS*       NET
                                                                        MOODY'S/     RENTABLE
              TENANT                            PROPERTY               S&P/FITCH    AREA (SF)
---------------------------------- --------------------------------- ------------- -----------

Boise Building Solutions ......... Arlington II -- Riverside           Ba1/B+/BB      131,263
Desert Medical Group, Inc. ....... Palm Springs Airport                 NR/NR/NR       56,327
Processes Unlimitd
  International .................. Ming Office Park                     NR/NR/NR       23,829
Los Angeles Unified School
  District ....................... Commerce Corporate Center          Aaa/AAA/AAA      22,970
PIA-SC Insurance Services,
  Inc ............................ Commerce Corporate Center            NR/NR/NR       19,737
Bank of America .................. Commerce Corporate Center          Aa2/AA-/AA-      17,748
Colton Unified School District
                                   Mt. Vernon Commerce Center           NR/NR/NR       16,703
Primecare Medical Group .......... Wimbledon Village                    NR/NR/NR       14,636
IGEE LLC ......................... Wimbledon Village                    NR/NR/NR       13,610
Grossmont Hospital Corp .......... Fletcher Parkway Medical Center      NR/NR/NR       13,331
Non-major tenants ................                                                    911,597
Vacant ...........................                                                    173,349
                                                                                      -------
TOTAL ............................                                                  1,415,100
                                                                                    =========

                                    % OF NET                              % OF
                                    RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
              TENANT                  AREA     RENT PSF   ACTUAL RENT     RENT       EXPIRATION
---------------------------------- ---------- ---------- ------------- ---------- ---------------

Boise Building Solutions .........      9.3%   $  4.55    $   597,247       3.2%   February 2008
Desert Medical Group, Inc. .......      4.0    $ 13.09        737,153       3.9    November 2011
Processes Unlimitd
  International ..................      1.7    $ 16.42        391,377       2.1     January 2008
Los Angeles Unified School
  District .......................      1.6    $ 19.05        437,579       2.3      August 2012
PIA-SC Insurance Services,
  Inc ............................      1.4    $ 20.22        399,100       2.1        July 2006
Bank of America ..................      1.3    $ 38.67        686,352       3.6   September 2008
Colton Unified School District
                                        1.2    $ 11.40        190,414       1.0        June 2010
Primecare Medical Group ..........      1.0    $  9.09        132,970       0.7        June 2007
IGEE LLC .........................      1.0    $ 16.32        222,049       1.2     October 2011
Grossmont Hospital Corp ..........      0.9    $ 21.12        281,551       1.5   Month to Month
Non-major tenants ................     64.4    $ 16.20     14,764,296      78.4
Vacant ...........................     12.2                         0       0.0
                                      -----               -----------     -----
TOTAL ............................    100.0%              $18,840,085     100.0%
                                      =====               ===========     =====

*      Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                         LEASE EXPIRATION SCHEDULE
                  # OF     WA BASE                             CUMULATIVE %                    CUMULATIVE %
                 LEASES    RENT/SF    TOTAL SF    % OF TOTAL       OF SF       % OF ACTUAL    OF ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   SF ROLLING*     ROLLING*     RENT ROLLING*      ROLLING*
-------------- --------- ----------- ---------- ------------- -------------- --------------- ---------------

     2005          31      $ 19.59     52,327         3.7%           3.7%           5.4%            5.4%
     2006         114      $ 17.29    220,775        15.6%          19.3%          20.3%           25.7%
     2007         126      $ 14.27    278,720        19.7%          39.0%          21.1%           46.8%
     2008          70      $ 12.59    331,110        23.4%          62.4%          22.1%           68.9%
     2009          47      $ 15.99    112,603         8.0%          70.4%           9.6%           78.5%
     2010          33      $ 15.32     96,633         6.8%          77.2%           7.9%           86.4%
     2011          33      $ 14.35     89,862         6.4%          83.5%           6.8%           93.2%
     2012           4      $ 20.26     31,336         2.2%          85.7%           3.4%           96.6%
     2013           3      $ 31.05      9,360         0.7%          86.4%           1.5%           98.1%
     2014           1      $ 20.16      4,018         0.3%          86.7%           0.4%           98.5%
     2015           4      $ 20.60     13,279         0.9%          87.6%           1.5%          100.0%
  Thereafter        1      $  0.00      1,728         0.1%          87.8%           0.0%          100.0%
    Vacant          0        NA       173,349        12.2%         100.0%           0.0%          100.0%

*      Calculated based on the approximate square footage occupied by each tenant

                                     S-157

THE LOANS. The Mortgage Loan (the "Abbey II Pool Loan") is secured by first mortgages or first deeds of trust encumbering 16 retail, office, industrial or mixed use properties located California. The Abbey II Pool Loan represent approximately 5.8% of the Cut-Off Date Pool Balance. The Abbey II Pool Loan was
originated on September 29, 2005, and has a principal balance as of the Cut-Off
Date of $148,865,000. The Abbey II Pool Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Abbey II Pool Loan has a remaining term of 118 months and matures on
October 11, 2015. The Abbey II Pool Loan may be prepaid on or after July 11,
2015 and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS.  The borrowers are 16 Delaware limited liability companies, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Abbey II
Pool Loan. The sponsor of each of the borrowers is Donald Abbey, of The Abbey
Company. Based in Orange County, The Abbey Company currently owns approximately
42 properties, consisting of approximately 4 million square feet, all located in Southern or Central California.

THE PROPERTIES. The Mortgaged Properties consist of 9 office buildings, 3 retail buildings, 2 industrial buildings and 2 mixed use buildings containing, in the aggregate, approximately, 1,415,100 square feet. As of November 1, 2005, the occupancy rate for the Mortgaged Properties securing the Abbey II Pool Loan was approximately 87.7%.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagor-designated lockbox account. At any time during the term of the Abbey II Pool Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x or (ii) upon the occurrence of an event of default under the related Mortgage Loan documents, the amounts in the lockbox will be swept daily into a mortgagee-designated lock box account.

PARTIAL DEFEASANCE. Each Mortgaged Property may be released through partial defeasance.  The first 25% (by original principal balance) of Mortgaged
Properties may be released with the deposit of 100% of the allocated loan amount, the second 25% (by original principal balance) of Mortgaged Properties may be released with the deposit of 110% of the allocated loan amount and the remaining Mortgaged Properties may be released with the deposit of 125% of the allocated loan amount.

MANAGEMENT.  Abbey Management Company, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Abbey II Pool Loan.

                                     S-158

EXTRA SPACE PRISA POOL

                           LOAN INFORMATION

 MORTGAGE LOAN SELLER                                             Wachovia
 CUT-OFF DATE BALANCE                                         $145,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                              5.7%
 NUMBER OF MORTGAGE LOANS                                                1
 LOAN PURPOSE                                                  Acquisition
 SPONSOR                                    Prudential Property Investment
                                      Separate Account III and Extra Space
                                                               Storage LLC
 TYPE OF SECURITY                                                      Fee
 MORTGAGE RATE                                                      4.970%
 MATURITY DATE                                             August 11, 2012
 AMORTIZATION TYPE                                           Interest Only
 INTEREST ONLY PERIOD                                                   84
 ORIGINAL TERM / AMORTIZATION                                      84 / IO
 REMAINING TERM / AMORTIZATION                                     80 / IO
 LOCKBOX                                                              None

 UP-FRONT RESERVES
   TAX                             Yes
   ENGINEERING                     $927,248
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE*                  Yes / Springing
   REPLACEMENT*                    Springing

 ADDITIONAL FINANCING                                                 None

                                                              TRUST ASSET
                                                            --------------
 CUT-OFF DATE BALANCE                                         $145,000,000
 CUT-OFF DATE BALANCE/SF                                               $61
 CUT-OFF DATE LTV                                                    60.4%
 MATURITY DATE LTV                                                   60.4%
 UW DSCR ON NCF                                                      2.09x

*     Ongoing monthly insurance and replacement reserves will be required upon an event of default.

                       PROPERTY INFORMATION

 NUMBER OF OF MORTGAGED PROPERTIES                                      35
 LOCATION                                                          Various
 PROPERTY TYPE                                                Self Storage
 SIZE (SF)                                                       2,367,932
 OCCUPANCY AS OF VARIOUS                                             81.0%
 YEAR BUILT / YEAR RENOVATED                             Various / Various
 APPRAISED VALUE                                              $240,120,000
 PROPERTY MANAGEMENT                          Extra Space Management, Inc.
 UW ECONOMIC OCCUPANCY                                               78.0%
 UW REVENUES                                                   $26,832,877
 UW TOTAL EXPENSES                                             $10,994,273
 UW NET OPERATING INCOME (NOI)                                 $15,838,604
 UW NET CASH FLOW (NCF)                                        $15,057,846

NOTES:

                                     S-159

                                    EXTRA SPACE PRISA POOL SUMMARY
                                                                                             ALLOCATED
                                            ALLOCATED                                         CUT-OFF
                                             CUT-OFF         YEAR                   NET        DATE
                                              DATE         BUILT /                RENTABLE    BALANCE
PROPERTY NAME                                BALANCE      RENOVATED     UNITS    AREA (SF)    PER SF
---------------------------------------- -------------- ------------- --------- ----------- ----------

Extra Space PRISA - Brooklyn, NY          $ 12,709,204      1989        1,768      111,658     $114
Extra Space PRISA - Alexandria, VA          10,464,339      1988          849       68,465     $153
Extra Space PRISA - Hawaiian Gardens,
  CA                                         9,239,863      1985        1,147      135,233     $ 68
Extra Space PRISA - Miami, FL (Coral
  Way)                                       7,425,942      1992          792       75,389     $ 99
Extra Space PRISA - Hicksville, NY           6,856,837      1998          794       81,985     $ 84
Extra Space PRISA - Los Angeles, CA
  (North Vine Street)                        6,641,102      1989          739       46,776     $142
Extra Space PRISA - Santa Cruz, CA           5,917,259      2000          681       66,571     $ 89
Extra Space PRISA - Fredericksburg, VA       5,341,072      1996          679       71,775     $ 74
Extra Space PRISA - Santa Fe, NM             5,261,170      1990          606       83,773     $ 63
Extra Space PRISA - Birmingham, AL           4,884,407      1999          558       60,775     $ 80
Extra Space PRISA - Kingston, NY             4,647,884      1986          727       78,900     $ 59
Extra Space PRISA - Ridge, NY                4,507,660      1995          627       71,200     $ 63
Extra Space PRISA - Skokie, IL               4,346,838  1952 / 1998       625       60,522     $ 72
Extra Space PRISA - Gambrills, MD            4,327,957      1985          568       55,975     $ 77
Extra Space PRISA - Tyngsboro, MA            3,892,776      1983          563       79,200     $ 49
Extra Space PRISA - Brookfield, CT           3,885,450      1988          685       79,665     $ 49
Extra Space PRISA - Miami, FL (NW 2nd
  Avenue)                                    3,637,121      1988          896       80,707     $ 45
Extra Space PRISA - Aloha, OR                3,572,843      1987          617       71,310     $ 50
Extra Space PRISA - Belleville, MI           3,563,872      1987          636       85,550     $ 42
Extra Space PRISA - Los Angeles, CA
  (Fountain Avenue)                          3,502,582      1989          511       31,069     $113
Extra Space PRISA - Dallas, TX               3,389,363      1996          671       75,316     $ 45
Extra Space PRISA - Mount Laurel, NJ         3,099,924      1987          367       46,340     $ 67
Extra Space PRISA - Spring, TX               2,964,797      1983          593       70,340     $ 42
Extra Space PRISA - Towson, MD               2,759,044      1966          795       82,875     $ 33
Extra Space PRISA - Vancouver, WA            2,701,296      1988          551       62,730     $ 43
Extra Space PRISA - Moreno Valley, CA        2,554,983      1990          485       44,736     $ 57
Extra Space PRISA - Harrison, NJ             2,502,073      1986          535       29,866     $ 84
Extra Space PRISA - Mesa, AZ                 2,201,648      1987          765       79,558     $ 28
Extra Space PRISA - Bartlett, TN             1,776,173      1997          485       69,745     $ 25
Extra Space PRISA - Hauppauge, NY            1,759,398      1995          659       57,030     $ 31
Extra Space PRISA - Willoughby, OH           1,083,548      1996          287       46,800     $ 23
Extra Space PRISA - Mentor, OH               1,027,484      1989          408       75,800     $ 14
Extra Space PRISA - Memphis, TN
  (Covington Way)                              935,385      1984          491       65,454     $ 14
Extra Space PRISA - Amsterdam, NY              863,581      1987          242       27,900     $ 31
Extra Space PRISA - Memphis, TN
  (Raleigh-LaGrange Road)                      755,125      1984          315       36,944     $ 20
                                          ------------                  -----      -------
                                          $145,000,000                 22,717    2,367,932     $ 61
                                          ============                 ======    =========

                                                                   UNDERWRITTEN                  APPRAISED
                                                                        NET                        VALUE
                                                           UW          CASH         APPRAISED       PER
PROPERTY NAME                             OCCUPANCY*   OCCUPANCY       FLOW           VALUE         SF
---------------------------------------- ------------ ----------- -------------- -------------- ----------

Extra Space PRISA - Brooklyn, NY              77.6%       72.8%    $ 1,496,696    $ 22,500,000     $202
Extra Space PRISA - Alexandria, VA            86.0%       83.9%      1,138,668      17,380,000     $254
Extra Space PRISA - Hawaiian Gardens,
  CA                                          81.0%       74.8%        947,802      15,020,000     $111
Extra Space PRISA - Miami, FL (Coral
  Way)                                        85.4%       88.6%        735,233      11,150,000     $148
Extra Space PRISA - Hicksville, NY            80.4%       88.2%        756,176      11,370,000     $139
Extra Space PRISA - Los Angeles, CA
  (North Vine Street)                         89.3%       82.4%        675,446      10,300,000     $220
Extra Space PRISA - Santa Cruz, CA            90.7%       82.0%        679,381      11,000,000     $165
Extra Space PRISA - Fredericksburg, VA        82.0%       80.7%        546,232       8,300,000     $116
Extra Space PRISA - Santa Fe, NM              88.1%       89.1%        580,648       8,800,000     $105
Extra Space PRISA - Birmingham, AL            86.5%       82.9%        527,872       8,100,000     $133
Extra Space PRISA - Kingston, NY              80.1%       86.0%        494,176       7,600,000     $ 96
Extra Space PRISA - Ridge, NY                 78.2%       87.1%        483,999       7,500,000     $105
Extra Space PRISA - Skokie, IL                70.6%       74.8%        350,682       5,500,000     $ 91
Extra Space PRISA - Gambrills, MD             83.5%       76.5%        270,924       7,480,000     $134
Extra Space PRISA - Tyngsboro, MA             77.6%       76.8%        404,826       6,180,000     $ 78
Extra Space PRISA - Brookfield, CT            81.6%       75.5%        439,880       6,600,000     $ 83
Extra Space PRISA - Miami, FL (NW 2nd
  Avenue)                                     72.2%       68.6%        400,000       6,200,000     $ 77
Extra Space PRISA - Aloha, OR                 88.2%       74.4%        397,780       5,980,000     $ 84
Extra Space PRISA - Belleville, MI            70.0%       71.7%        280,411       5,150,000     $ 60
Extra Space PRISA - Los Angeles, CA
  (Fountain Avenue)                           93.6%       80.8%        363,352       6,390,000     $206
Extra Space PRISA - Dallas, TX                83.7%       79.2%        276,855       4,450,000     $ 59
Extra Space PRISA - Mount Laurel, NJ          85.0%       79.6%        327,057       4,850,000     $105
Extra Space PRISA - Spring, TX                84.3%       83.4%        269,333       3,970,000     $ 56
Extra Space PRISA - Towson, MD                69.3%       56.8%        277,905       5,550,000     $ 67
Extra Space PRISA - Vancouver, WA             85.0%       80.6%        313,945       4,640,000     $ 74
Extra Space PRISA - Moreno Valley, CA         89.9%       83.1%        270,923       4,560,000     $102
Extra Space PRISA - Harrison, NJ              83.5%       88.9%        298,089       4,300,000     $144
Extra Space PRISA - Mesa, AZ                  81.9%       76.1%        237,786       3,850,000     $ 48
Extra Space PRISA - Bartlett, TN              82.8%       71.7%        159,491       2,950,000     $ 42
Extra Space PRISA - Hauppauge, NY             74.2%       71.7%        193,402       3,300,000     $ 58
Extra Space PRISA - Willoughby, OH            85.7%       77.9%         86,102       1,800,000     $ 38
Extra Space PRISA - Mentor, OH                75.7%       61.3%        102,889       2,500,000     $ 33
Extra Space PRISA - Memphis, TN
  (Covington Way)                             73.4%       61.1%         92,900       2,000,000     $ 31
Extra Space PRISA - Amsterdam, NY             80.6%       74.6%         83,090       1,300,000     $ 47
Extra Space PRISA - Memphis, TN
  (Raleigh-LaGrange Road)                     77.8%       72.1%         97,893       1,600,000     $ 43
                                                                   -----------    ------------
                                              81.0%       78.0%    $15,057,846    $240,120,000     $101
                                                                   ===========    ============

*     Occupancy date as of April 30, 2005 for all mortgaged properties, except for Skokie, IL., Mentor, OH and Memphis, TN (Raleigh-LaGrange Road),
      which each have an occupancy date of March 31, 2005.

                                     S-160

THE LOAN. The Mortgage Loan (the "Extra Space PRISA Pool Loan") is secured by first mortgages or first deeds of trust encumbering 35 self storage properties located in New York (6), California (5), Tennessee (3), Florida (2), Maryland
(2), New Jersey (2), Texas (2), Ohio (2), Virginia (2), Alabama (1), Arizona
(1), Connecticut (1), Illinois (1), Massachusetts (1), Michigan (1), New Mexico
(1), Oregon (1) and Washington (1) . The Extra Space PRISA Pool Loan represents approximately 5.7% of the Cut-Off Date Pool Balance. The Extra Space PRISA Pool
Loan was originated on July 14, 2005, and has a principal balance as of the
Cut-Off Date of $145,000,000. The Extra Space PRISA Pool Loan provides for interest-only payments for the entire loan term.

The Extra Space PRISA Pool Loan has a remaining term of 80 months and matures on August 11, 2012. The Extra Space PRISA Pool Loan may be prepaid with the payment of a yield maintenance charge after December 11, 2007, or, at the borrowers' election, permits defeasance with United States government obligations beginning two years after the closing date. The Extra Space PRISA
Pool Loan may be prepaid on or after May 11, 2012, without the payment of a yield maintenance charge.

THE BORROWERS. The borrowers are ESS PRISA III Owner LLC and ESS PRISA III TX
LP, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the
Extra Space PRISA Pool Loan. The sponsors of the borrowers are the Prudential
Property Investment Separate Account III ("Prudential") and Extra Space Storage
LLC ("Extra Space"). Prudential is investing through its Prudential Property
Investment Separate Account III Fund, a fund that specializes in real estate investments. Extra Space Storage LLC (NYSE: EXR) is a publicly traded self storage REIT with a geographically diverse portfolio of approximately 630 properties in 34 states and the District of Columbia.

THE PROPERTIES. The Mortgaged Properties consist of 35 self storage facilities containing, in the aggregate, approximately 2,367,932 square feet. As of April
30, 2005 (or, with respect to 3 Mortgaged Properties, March 31, 2005), the occupancy rate for the Mortgaged Properties securing the Extra Space PRISA Pool
Loan was approximately 81.0%.

LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

PARTIAL RELEASE. The Mortgaged Properties may be released upon (i) the payment of 115% of the related allocated loan amount (including a yield maintenance premium), (ii) the remaining Mortgaged Properties having a 2.00x debt service coverage ratio and (iii) a minimum of 20 Mortgaged Properties must continue to secure the Extra Space PRISA Pool Loan.

SUBSTITUTION. The Extra Space PRISA Pool Loan permits the borrowers the right to substitute a Mortgaged Property for other properties of like kind and quality. Any substitution will have to meet certain conditions, including loan-to-value tests and debt service coverage tests. See "RISK
FACTORS----Substitution of Mortgaged Properties May Lead to Increased Risks" in
the Prospectus Supplement.

MANAGEMENT. Extra Space Management, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space PRISA
Pool Loan.

                                     S-161

EXTRA SPACE SELF STORAGE PORTFOLIO #6

                              LOAN INFORMATION

 MORTGAGE LOAN SELLER                                           Wachovia
 CUT-OFF DATE BALANCE                                       $101,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                            3.9%
 NUMBER OF MORTGAGE LOANS                                             19
 LOAN PURPOSE                                                Acquisition
 SPONSOR                                         Extra Space Storage LLC
 TYPE OF SECURITY                                                    Fee
 MORTGAGE RATE                                                    5.285%
 MATURITY DATE                                           August 11, 2015
 AMORTIZATION TYPE                                               Balloon
 INTEREST ONLY PERIOD                                                 60
 ORIGINAL TERM / AMORTIZATION                                  120 / 360
 REMAINING TERM / AMORTIZATION                                 116 / 360
 LOCKBOX*                                                      Springing

 UP-FRONT RESERVES
   TAX/INSURANCE                           Yes
   ENGINEERING                             $800,376

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                           Yes
   REPLACEMENT                             $ 33,907

 ADDITIONAL FINANCING                                               None

                                                           TRUST ASSET
                                                         -------------------
 CUT-OFF DATE BALANCE                                    $101,000,000
 CUT-OFF DATE BALANCE/SF                                 $         71
 CUT-OFF DATE LTV                                               76.5%
 MATURITY DATE LTV                                              70.9%
 UW DSCR ON NCF                                                 1.25x

*     Lockbox is required upon the occurrence of an event of default or if the debt service coverage ratio, as computed by the mortgagee, is less than
      1.15x.

                      PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                         19
 LOCATION                                                          Various
 PROPERTY TYPE                                                Self Storage
 SIZE (SF)                                                       1,428,594
 OCCUPANCY AS OF VARIOUS                                             81.1%
 YEAR BUILT / YEAR RENOVATED                             Various / Various
 APPRAISED VALUE                                              $131,970,000
 PROPERTY MANAGEMENT                            Extra Space Management LLC
 UW ECONOMIC OCCUPANCY                                               78.7%
 UW REVENUES                                                   $15,103,816
 UW TOTAL EXPENSES                                              $6,285,629
 UW NET OPERATING INCOME (NOI)                                  $8,818,187
 UW NET CASH FLOW (NCF)                                         $8,411,297

NOTES:

                                     S-162

                                EXTRA SPACE SELF STORAGE PORTFOLIO #6 SUMMARY
                                                                                        CUT-OFF
                                                                                          DATE
                                           CUT-OFF                                      BALANCE
                                            DATE        YEAR             NET RENTABLE     PER
PROPERTY NAME                              BALANCE     BUILT    UNITS      AREA (SF)       SF     OCCUPANCY*
-------------------------------------- -------------- ------- --------- -------------- --------- ------------

 Extra Space -- Marina Del Ray,
  CA .................................  $ 18,400,000  1987      1,260        113,706      $162        91.7%
 Extra Space -- Chatsworth, CA .......    11,200,000  1974        832        103,213      $109        80.5%
 Extra Space -- Philadelphia, PA .....     9,000,000  1902      1,687        104,472      $ 86        67.5%
 Extra Space -- Cordova, TN ..........     6,900,000  1998        735         89,315      $ 77        93.1%
 Extra Space -- Long Beach, CA .......     6,200,000  1986        610         68,355      $ 91        81.7%
 Extra Space -- Miami, FL ............     6,100,000  1988        974         77,346      $ 79        80.2%
 Extra Space -- Naples, FL ...........     5,400,000  1986        666         81,640      $ 66        94.9%
 Extra Space -- Burke, VA ............     5,100,000  1997        730         75,525      $ 68        58.8%
 Extra Space -- Dallas, TX ...........     4,400,000  1997        543         65,500      $ 67        80.0%
 Extra Space -- Las Vegas, NV ........     3,900,000  2001        809         74,625      $ 52        87.0%
 Extra Space -- Columbus, OH
  (Kenny Road) .......................     3,800,000  1997        442         62,308      $ 61        80.8%
 Extra Space -- Houston, TX ..........     3,400,000  1996        499         56,965      $ 60        76.0%
 Extra Space -- Plano, TX ............     3,300,000  1995        626         77,900      $ 42        79.7%
 Extra Space -- Memphis TN
  (Winchester Road) ..................     3,100,000  1997        648         78,724      $ 39        82.6%
 Extra Space -- West Palm Beach,
  FL .................................     2,600,000  1987        557         51,755      $ 50        93.9%
 Extra Space -- Austin, TX ...........     2,400,000  1997        483         57,450      $ 42        81.9%
 Extra Space -- North Highlands,
  CA .................................     2,200,000  1986        544         66,250      $ 33        76.6%
 Extra Space -- Memphis, TN
  (Mount Moriah Terrace) .............     2,100,000  1982        693         73,770      $ 28        75.8%
 Extra Space -- Columbus, OH
  (Schofield Drive) ..................     1,500,000  1995        403         49,775      $ 30        74.4%
                                        ------------            -----        -------
                                        $101,000,000           13,741      1,428,594      $ 71        81.1%
                                        ============           ======      =========

                                                    UNDERWRITTEN                  APPRAISED    CUT-OFF
                                            UW        NET CASH       APPRAISED      VALUE       DATE
PROPERTY NAME                           OCCUPANCY       FLOW           VALUE        PER SF       LTV       DSCR
-------------------------------------- ----------- -------------- -------------- ----------- ---------- ----------

 Extra Space -- Marina Del Ray,
  CA .................................     88.1%     $1,617,985    $ 24,000,000      $211        76.7%  1.32x
 Extra Space -- Chatsworth, CA .......     80.7%        891,689      13,950,000      $135        80.3%  1.20x
 Extra Space -- Philadelphia, PA .....     85.6%        715,553      11,680,000      $112        77.1%  1.20x
 Extra Space -- Cordova, TN ..........     85.1%        550,687       8,900,000      $100        77.5%  1.20x
 Extra Space -- Long Beach, CA .......     78.3%        495,631       8,000,000      $117        77.5%  1.20x
 Extra Space -- Miami, FL ............     81.7%        538,565       7,900,000      $102        77.2%  1.33x
 Extra Space -- Naples, FL ...........     77.4%        480,663       7,000,000      $ 86        77.1%  1.34x
 Extra Space -- Burke, VA ............     52.9%        421,834       6,700,000      $ 89        76.1%  1.24x
 Extra Space -- Dallas, TX ...........     77.0%        371,288       5,750,000      $ 88        76.5%  1.27x
 Extra Space -- Las Vegas, NV ........     81.2%        337,776       5,100,000      $ 68        76.5%  1.30x
 Extra Space -- Columbus, OH
  (Kenny Road) .......................     82.4%        305,263       4,900,000      $ 79        77.6%  1.21x
 Extra Space -- Houston, TX ..........     83.9%        278,050       4,410,000      $ 77        77.1%  1.23x
 Extra Space -- Plano, TX ............     65.7%        266,474       4,340,000      $ 56        76.0%  1.21x
 Extra Space -- Memphis TN
  (Winchester Road) ..................     77.2%        249,399       4,000,000      $ 51        77.5%  1.21x
 Extra Space -- West Palm Beach,
  FL .................................     70.0%        208,025       3,350,000      $ 65        77.6%  1.20x
 Extra Space -- Austin, TX ...........     84.5%        205,084       3,160,000      $ 55        75.9%  1.28x
 Extra Space -- North Highlands,
  CA .................................     75.4%        189,441       3,380,000      $ 51        65.1%  1.29x
 Extra Space -- Memphis, TN
  (Mount Moriah Terrace) .............     75.4%        167,768       2,850,000      $ 39        73.7%  1.20x
 Extra Space -- Columbus, OH
  (Schofield Drive) ..................     85.4%        120,123       2,600,000      $ 52        57.7%  1.20x
                                                     ----------    ------------
                                           78.7%     $8,411,297    $131,970,000      $ 92        76.5%  1.25X
                                                     ==========    ============

*     Occupancy as of date of April 30, 2005 for all properties, except for
      Columbus, OH (Kenny Road), which has an occupancy date of March 31, 2005, and Naples, FL and Cordova, TN, which each have an occupancy date of June
      30, 2005.

                                     S-163

THE LOAN. The 19 Mortgage Loans (the "Extra Space Self Storage Portfolio #6
Loans") are secured by first mortgages or first deeds of trust encumbering 19 self storage properties located in California (4), Texas (4), Florida (3),
Tennessee (3), Ohio (2), Nevada (1), Pennsylvania (1) and Virginia (1). The
Extra Space Self Storage Portfolio #6 Loans represent approximately 3.9% of the
Cut-Off Date Pool Balance. The Extra Space Self Storage Portfolio #6 Loans were originated on July 14, 2005, and have an aggregate principal balance as of the
Cut-Off Date of $101,000,000. Each Extra Space Self Storage Portfolio #6 Loan
is cross-collateralized and cross-defaulted with each of the other Extra Space
Self Storage Portfolio #6 Loans, and no release is permitted. Each Extra Space
Self Storage Portfolio #6 Loan provides for interest-only payments during the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Extra Space Self Storage Portfolio #6 Loans have a remaining term of 116 months and mature on August 11, 2015. The Extra Space Self Storage Portfolio #6
Loans may be prepaid on or after June 11, 2015, and permit defeasance with
United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrower for 15 of the Extra Space Self Storage Portfolio #6
Loans is Extra Space Properties Fifty One LLC and the borrower for 4 of the
Extra Space Self Storage Portfolio #6 Loans is Extra Space of Texas Eleven LP,
each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Extra
Space Self Storage Portfolio #6 Loans. The sponsor of the borrowers is Extra
Space Storage LLC, one of the largest operators of self storage facilities in the United States. Extra Space Storage LLC (NYSE: EXR) is a publicly traded self storage REIT with a geographically diverse portfolio of approximately 630 properties in 34 states and the District of Columbia.

THE PROPERTIES. The Mortgaged Properties consist of 19 self storage facilities containing, in the aggregate, approximately 1,428,594 square feet. As of April
30, 2005 (or with respect to 1 Mortgaged Property, March 31, 2005, and with respect to 2 Mortgaged Properties, June 30, 2005), the occupancy rate for the
Mortgaged Properties securing the Extra Space Self Storage Portfolio #6 Loans was approximately 81.1%.

LOCK BOX ACCOUNT. At any time during the term of the Extra Space Self Storage
Portfolio #6 Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a period of 12 consecutive months or (ii)
upon the occurrence of an event of default under the related Mortgage Loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee-designated lock box account.

MANAGEMENT. Extra Space Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self
Storage Portfolio #6 Loans.

                                     S-164

300 FOUR FALLS CORPORATE CENTER

                         LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $72,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  2.8%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                      Acquisition
 SPONSOR                            Triple Net Properties, LLC
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.710%
 MATURITY DATE                                January 11, 2016
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       36
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       120 / 360
 LOCKBOX(1)                                          Springing
 UP-FRONT RESERVES
   TI/LC                   $1,000,000
   OCCUPANCY(2)            $3,000,000
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE           Yes
   TI/LC                   $30,477
   REPLACEMENT             $29,258
                                                         Up to
 ADDITIONAL FINANCING      Secured Subordinate    $17,000,000

                                                   TRUST ASSET
                                                  ------------
 CUT-OFF DATE BALANCE                             $72,000,000
 CUT-OFF DATE BALANCE/SF                                 $246
 CUT-OFF DATE LTV                                       71.3%
 MATURITY DATE LTV                                      64.0%
 UW DSCR ON NCF                                         1.23x

(1)   Lockbox is required (i) upon the occurrence of an event of default or if the debt service coverage ratio, as computed by the mortgage, is less than 1.15x or (ii) if the 300 Four Falls Corporate Center Subordinate
      Loan is not fully repaid within 90 days after the origination date.

(2)   To be released upon the Mortgaged Property achieving a 93% occupancy rate at certain minimum rates described in the loan documents.

                      PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                        West Conshohocken Borough, PA
 PROPERTY TYPE                              Office -- Suburban
 SIZE (SF)                                             292,575
 OCCUPANCY(1) AS OF AUGUST 12, 2005                      84.9%
 YEAR BUILT / YEAR RENOVATED                         2003 / NA
 APPRAISED VALUE(2)                               $101,000,000
 PROPERTY MANAGEMENT                        BPG Management Co.
 UW ECONOMIC OCCUPANCY                                   93.0%
 UW REVENUES                                        $8,975,962
 UW TOTAL EXPENSES                                  $2,565,064
 UW NET OPERATING INCOME (NOI)                      $6,410,898
 UW NET CASH FLOW (NCF)                             $6,163,565

(1)   Occupancy includes space that has been leased but the related tenant has not taken occupancy.

(2)    As-stabilized. The "as-is" value set forth in the appraisal is
      $97,000,000.

NOTES:

                                     S-165

                                TENANT SUMMARY
                                                            NET      % OF NET
                                         RATINGS(1)       RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

John Templeton Foundation .........       A2/A/NR          43,711       14.9%
EMC Corporation ...................      NR/BBB/NR         38,962       13.3
The Judge Group ...................       NR/NR/NR         31,103       10.6
GCA Services Group, Inc ...........       NR/NR/NR         26,105        8.9
Trammel Crow ......................       NR/NR/NR         25,924        8.9
ECMB ..............................       NR/NR/NR         21,534        7.4
Citigroup, Inc. ...................     Aa1/AA-/AA+        14,827        5.1
Non-major tenants .................                        46,369       15.8
Vacant ............................                        44,040       15.1
                                                           ------      -----
TOTAL .............................                       292,575      100.0%
                                                          =======      =====

                                                                                  DATE OF
                                      ACTUAL                      % OF             LEASE
               TENANT                RENT PSF   ACTUAL RENT   ACTUAL RENT       EXPIRATION
----------------------------------- ---------- ------------- ------------- --------------------

John Templeton Foundation ......... $ 31.25     $1,366,175        17.9%           October 2015
EMC Corporation ................... $ 29.25      1,139,639        14.9                May 2010
The Judge Group ................... $ 29.05        903,625        11.8     Multiple Spaces (2)
GCA Services Group, Inc ........... $ 36.93        964,058        12.6            January 2016
Trammel Crow ...................... $ 29.30        759,573         9.9               June 2010
ECMB .............................. $ 29.44        633,961         8.3           December 2011
Citigroup, Inc. ................... $ 29.97        444,365         5.8              March 2015
Non-major tenants ................. $ 31.03      1,438,791        18.8
Vacant ............................                      0         0.0
                                                ----------       -----
TOTAL .............................             $7,650,187       100.0%
                                                ==========       =====

(1)    Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)    Under the terms of multiple leases, approximately 7,462 SF expire in
       December 2010, and approximately 23,641 SF expire in October 2014.

                                              LEASE EXPIRATION SCHEDULE
                                                                                                          CUMULATIVE
                                   WA BASE                  % OF TOTAL     CUMULATIVE     % OF ACTUAL     % OF ACTUAL
                  # OF LEASES      RENT/SF     TOTAL SF         SF           % OF SF          RENT           RENT
     YEAR           ROLLING        ROLLING      ROLLING      ROLLING*       ROLLING*        ROLLING*       ROLLING*
--------------   -------------   ----------   ----------   ------------   ------------   -------------   ------------

     2005        0                $  0.00            0          0.0%            0.0%           0.0%            0.0%
     2006        0                $  0.00            0          0.0%            0.0%           0.0%            0.0%
     2007        1                $  5.43        1,327          0.5%            0.5%           0.1%            0.1%
     2008        1                $ 36.99        1,316          0.4%            0.9%           0.6%            0.7%
     2009        0                $  0.00            0          0.0%            0.9%           0.0%            0.7%
     2010        6                $ 29.85       84,334         28.8%           29.7%          32.9%           33.6%
     2011        1                $ 29.44       21,534          7.4%           37.1%           8.3%           41.9%
     2012        5                $ 31.40       18,439          6.3%           43.4%           7.6%           49.5%
     2013        0                $  0.00            0          0.0%           43.4%           0.0%           49.5%
     2014        3                $ 29.12       30,363         10.4%           53.8%          11.6%           61.0%
     2015        6                $ 30.96       65,117         22.3%           76.0%          26.4%           87.4%
  Thereafter     2                $ 36.93       26,105          8.9%           84.9%          12.6%          100.0%
    Vacant       0                   NA         44,040         15.1%          100.0%           0.0%          100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-166

THE LOAN. The Mortgage Loan (the "300 Four Falls Loan") is secured by a first mortgage encumbering an office building located in West Conshohocken Borough,
Pennsylvania. The 300 Four Falls Loan represents approximately 2.8% of the
Cut-Off Date Pool Balance. The 300 Four Falls Loan will be originated on or about December 13, 2005, and will have a principal balance as of the Cut-Off
Date of $72,000,000. The 300 Four Falls Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 300 Four Falls Loan has a remaining term of 120 months and matures on
January 11, 2016. The 300 Four Falls Loan may be prepaid on or after November
11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrowers will consist of up to 35 tenant-in-common special purpose entities and will be managed by Triple Net Properties, LLC ("Triple
Net"). Legal counsel to the borrowers will deliver a non-consolidation opinion in connection with the origination of the 300 Four Falls Loan. Triple Net is the sponsor of the borrowers, and is a nationally active syndicator of tenant-in-common real estate investment structures. Triple Net currently has approximately 21,845 investors who own 119 properties with a market value in excess of $2.9 billion in 21 states. Triple Net is currently under investigation by certain governmental agencies. See "Risk Factors -- Litigation
May Have Adverse Effects on Borrowers" in the Prospectus Supplement.

THE PROPERTY. The Mortgaged Property is an approximately 292,575 square foot office building situated on approximately 4.5 acres. The Mortgaged Property was constructed in 2003. The Mortgaged Property is located in West Conshohocken
Borough, Pennsylvania, within the Philadelphia-Camden-Wilmington,
Pennsylvania-New Jersey-Delaware-Maryland metropolitan statistical area. As of
August 12, 2005, the occupancy rate for the Mortgaged Property securing the 300
Four Falls Loan was approximately 84.9%.

The largest tenant is John Templeton Foundation, occupying approximately 43,711 square feet, or approximately 14.9% of the net rentable area. The John
Templeton Foundation was established in 1987 by Sir John Templeton, to fund and carry out research in the areas of morality and spirituality. As of November
29, 2005, the John Templeton Foundation was rated "A2" (Moody's) and "A" (S&P).
The John Templeton Foundation lease expires in October 2015; however, the John
Templeton Foundation has the option to terminate all of its leased space in
October 2010 upon 12 months prior written notice to the sponsor and payment of all unamortized tenant improvement and leasing commission, free rent and professional costs. The second largest tenant is EMC Corporation ("EMC"), occupying approximately 38,962 square feet, or approximately 13.3% of the net rentable area. Established in 1979, EMC is one of the world's leading providers of products, services and solutions for information storage and management. As of November 29, 2005, EMC was rated "BBB" (S&P). The EMC lease expires in May
2010. The third largest tenant is The Judge Group, occupying approximately
31,103 square feet, or approximately 10.6% of the net rentable area. The Judge
Group was founded in 1970 by Martin E. Judge Jr. and is a global services provider of human capital management, talent acquisition, training services and business technology solutions. The Judge Group lease expires in various years with 23,641 square feet expiring in October 2014 and 7,462 expiring in December
2010.

LOCK BOX ACCOUNT. At any time during the term of the 300 Four Falls Loan, (i)
upon the occurrence of an event of default under the loan documents or if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x or (ii) if the 300 Four Falls Subordinate Loan is not fully repaid within 90 days after origination of the 300 Four Falls Loan, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

SUBORDINATE DEBT. A subordinate loan in an amount up to $17,000,000 will be originated on or about December 13, 2005. The subordinate loan is not an asset of the Trust Fund and is secured by a subordinate mortgage.

MANAGEMENT. BPG Management Co. ("BPG"), an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 300 Four Falls Loan.
BPG is based in the greater Philadelphia area and is an active national owner, property manager and developer of commercial real estate.

                                     S-167

TIFFANY BUILDING

                         LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $58,400,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  2.3%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                      Acquisition
 SPONSOR                           Capital Lease Funding, Inc.
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.330%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                         ARD
 INTEREST ONLY PERIOD                                       60
 ORIGINAL TERM / AMORTIZATION                     120 / Varies
 REMAINING TERM / AMORTIZATION                    118 / Varies
 LOCKBOX                                                   Yes
 UP-FRONT RESERVES           None
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE*            Springing
 ADDITIONAL Financing        B-Note                $ 4,514,441

                                                WHOLE MORTGAGE
                            TRUST ASSET              LOAN
                            ----------------      -----------
 CUT-OFF DATE BALANCE       $58,400,000          $62,914,441
 CUT-OFF DATE BALANCE/SF    $       159          $       171
 CUT-OFF DATE LTV                 80.0%                86.2%
 MATURITY DATE LTV                74.0%                74.0%
 UW DSCR ON NCF                   1.20x                1.05x

*     Ongoing monthly tax insurance reserves will be required upon (i) an event of default, (ii) the tenant not being required to make tax or insurance payments or (iii) mortgagee failing to receive notice that such amounts have been timely paid.

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                       Parsippany, NJ
 PROPERTY TYPE                  Mixed Use -- Office/Industrial
 SIZE (SF)                                             367,740
 OCCUPANCY AS OF SEPTEMBER 28, 2005                     100.0%
 YEAR BUILT / YEAR RENOVATED                       1996 / 2002
 APPRAISED VALUE                                   $73,000,000
 PROPERTY MANAGEMENT                              Self Managed
 UW ECONOMIC OCCUPANCY                                  100.0%
 UW REVENUES                                        $4,797,000
 UW TOTAL EXPENSES                                     $47,970
 UW NET OPERATING INCOME (NOI)                      $4,749,030
 UW NET CASH FLOW (NCF)                             $4,726,966

NOTES:

                                     S-168

                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                    RATINGS*       NET RENTABLE      % OF NET
            TENANT             MOODY'S/S&P/FITCH     AREA (SF)    RENTABLE AREA
----------------------------- ------------------- -------------- ---------------

Tiffany and Company ......... NR/A-/NR                367,740          100.0%
Vacant ......................                               0            0.0
                                                      -------          -----
TOTAL .......................                         367,740          100.0%
                                                      =======          =====

                                                           % OF
                                ACTUAL                    ACTUAL    DATE OF LEASE
            TENANT             RENT PSF   ACTUAL RENT      RENT       EXPIRATION
----------------------------- ---------- ------------- ----------- ---------------

Tiffany and Company ......... $ 13.04     $4,797,000       100.0%  September 2025
Vacant ......................                      0         0.0
                                          ----------       -----
TOTAL .......................             $4,797,000       100.0%
                                          ==========       =====

*      S&P assigned a private letter rating to Tiffany & Co. of "A-". Tiffany &
       Co. guarantees the subject lease.

                                     S-169

THE LOAN: The Mortgage Loan (the "Tiffany Building Loan") is secured by a first mortgage encumbering an office and industrial facility located in Parsippany,
New Jersey. The Tiffany Building Loan represents approximately 2.3% of the
Cut-Off Date Pool Balance. The Tiffany Building Loan was originated on
September 28, 2005, and has a principal balance as of the Cut-Off Date of
$58,400,000. The Tiffany Building Loan, which is evidenced by a senior note dated September 28, 2005, is the senior portion of a whole loan with an original principal balance of $62,984,621. The companion loan related to the
Tiffany Building Loan is evidenced by a separate subordinate note dated
September 28, 2005, with a Cut-Off Date Balance of $4,514,441 (the "Tiffany
Building Companion Loan"). The Tiffany Building Companion Loan will not be an asset of the Trust Fund. The Tiffany Building Loan and the Tiffany Building
Companion Loan will be governed by an intercreditor and servicing agreement, as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and
will be serviced pursuant to the terms of the pooling and servicing agreement.
The Tiffany Building Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Tiffany Building Loan has a remaining term of 118 months to its anticipated repayment date of October 11, 2015. The Tiffany Building Loan may be prepaid on or after August 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER: The borrower is CLF Sylvan Way LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tiffany Building Loan. The sponsor is
Capital Lease Funding, Inc., a real estate investment trust. Capital Lease
Funding, Inc. (through its affiliate) owns and finances commercial properties leased to high credit quality tenants and has structured and closed approximately $2.5 billion in credit-tenant lease transactions.

THE PROPERTY: The Mortgaged Property is an approximately 367,740 square foot office and industrial facility situated on approximately 40.7 acres. The
Mortgaged Property was constructed in 1996 and expanded and renovated in 2002.
The Mortgaged Property is located in Parsippany, New Jersey, within the New
York-Northern New Jersey-Long Island, NY-NJ-PA metropolitan statistical area.
As of September 28, 2005, the occupancy rate for the Mortgaged Property securing the Tiffany Building Loan was 100.0%.

The sole tenant is Tiffany & Company, occupying 367,740 square feet, or the entire net rentable area. Tiffany & Company is the primary operating subsidiary of Tiffany & Co. (NYSE:TIF) and engages in the design, manufacture, and retailing of fine jewelry, timepieces, sterling silverware, china, stationery, fragrances, and personal accessories. The Tiffany & Company lease expires in
September 2025.

LOCKBOX: All tenant payments due under the tenant's lease are deposited into a mortgagee-designated lock box account.

HYPER-AMORTIZATION: Commencing on the anticipated repayment date of October 11,
2015, if the Tiffany Building Loan is not paid in full, the Tiffany Building
Loan enters into a hyper-amortization period through October 11, 2025. The interest rate applicable to the Tiffany Building Loan during such hyper-amortization period will increase to 2.5% over the mortgage rate or 2.5%
over the treasury rate, as specified in the loan documents.

MANAGEMENT: The Mortgaged Property is self-managed by the tenant.

                                     S-170

METRO POINTE AT SOUTH COAST

                      LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $57,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  2.2%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                                     George L. Argyros
 TYPE OF SECURITY                                    Leasehold
 MORTGAGE RATE                                          5.300%
 MATURITY DATE                               December 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                     None
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       120 / 360
 LOCKBOX                                                  None

 SHADOW RATING(1)                                   AAA/A2/AA+
 UP-FRONT RESERVES               None

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE(2)               Springing

 ADDITIONAL FINANCING(3)                                  None

                                              TRUST ASSET
                                             ----------------
 CUT-OFF DATE BALANCE                        $57,000,000
 CUT-OFF DATE BALANCE/SF                          $148
 CUT-OFF DATE LTV                                 36.1%
 MATURITY DATE LTV                                29.6%
 UW DSCR ON NCF                                   2.59x

(1)   S&P, Moody's and Fitch have confirmed that the Metro Pointe of South
      Coast Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)   Ongoing monthly reserves for taxes and insurance will be required upon an event of default.

(3)   Future mezzanine debt permitted.

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                       Costa Mesa, CA
 PROPERTY TYPE                              Retail -- Anchored
 SIZE (SF)                                             385,620
 OCCUPANCY AS OF SEPTEMBER 20, 2005                      99.7%
 YEAR BUILT / YEAR RENOVATED                         1996 / NA
 APPRAISED VALUE                                  $157,900,000
 PROPERTY MANAGEMENT                              Self Managed
 UW ECONOMIC OCCUPANCY                                   97.0%
 UW REVENUES                                       $15,585,120
 UW TOTAL EXPENSES                                  $5,472,399
 UW NET OPERATING INCOME (NOI)                     $10,112,721
 UW NET CASH FLOW (NCF)                             $9,848,497

NOTES:

                                     S-171

                                TENANT SUMMARY
                                                             NET      % OF NET
                                           RATINGS*        RENTABLE   RENTABLE
               TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------ ------------------- ----------- ----------

Best Buy Co. Inc. ..................      NR/BBB/BBB        59,143       15.3%
Nordstrom Rack .....................      Baa1/A-/A-        50,187       13.0
Edwards Theatres Circuit ...........      B3/BB-/NR         46,902       12.2
Linens N Things ....................       NR/NR/NR         39,566       10.3
Barnes & Noble Superstores .........       NR/NR/NR         37,203        9.6
Marshalls ..........................       A3/A/NR          35,200        9.1
The Container Store, Inc. ..........       NR/NR/NR         24,169        6.3
Non-major tenants ..................                        91,924       23.8
Vacant .............................                         1,326        0.3
                                                            ------      -----
TOTAL ..............................                       385,620      100.0%
                                                           =======      =====

                                                                                  DATE OF
                                       ACTUAL                        % OF          LEASE
               TENANT                 RENT PSF    ACTUAL RENT    ACTUAL RENT    EXPIRATION
------------------------------------ ---------- --------------- ------------- --------------

Best Buy Co. Inc. .................. $ 33.40     $  1,975,376        16.6%     January 2017
Nordstrom Rack ..................... $ 26.19        1,314,398        11.1      January 2012
Edwards Theatres Circuit ........... $ 16.51          774,352         6.5     November 2016
Linens N Things .................... $ 33.14        1,311,217        11.0      January 2017
Barnes & Noble Superstores ......... $ 40.59        1,510,070        12.7     February 2017
Marshalls .......................... $ 33.62        1,183,424        10.0          May 2011
The Container Store, Inc. .......... $ 29.38          710,085         6.0          May 2016
Non-major tenants .................. $ 33.88        3,114,204        26.2
Vacant .............................                        0         0.0
                                                 ------------       -----
TOTAL ..............................             $ 11,893,126       100.0%
                                                 ============       =====

*      Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                              LEASE EXPIRATION SCHEDULE
                                                                                                          CUMULATIVE
                                   WA BASE                  % OF TOTAL     CUMULATIVE     % OF ACTUAL     % OF ACTUAL
                  # OF LEASES      RENT/SF     TOTAL SF         SF           % OF SF          RENT           RENT
     YEAR           ROLLING        ROLLING      ROLLING      ROLLING*       ROLLING*        ROLLING*       ROLLING*
--------------   -------------   ----------   ----------   ------------   ------------   -------------   ------------

     2005        0                $  0.00            0          0.0%            0.0%           0.0%            0.0%
     2006        8                $ 34.67       47,719         12.4%           12.4%          13.9%           13.9%
     2007        2                $ 42.95        4,614          1.2%           13.6%           1.7%           15.6%
     2008        1                $ 50.40        1,017          0.3%           13.8%           0.4%           16.0%
     2009        1                $ 25.75       14,385          3.7%           17.6%           3.1%           19.1%
     2010        1                $ 55.31        2,486          0.6%           18.2%           1.2%           20.3%
     2011        4                $ 32.42       48,881         12.7%           30.9%          13.3%           33.6%
     2012        2                $ 26.46       51,209         13.3%           44.2%          11.4%           45.0%
     2013        0                $  0.00            0          0.0%           44.2%           0.0%           45.0%
     2014        0                $  0.00            0          0.0%           44.2%           0.0%           45.0%
     2015        1                $ 37.25        7,000          1.8%           46.0%           2.2%           47.2%
  Thereafter     5                $ 30.35      206,983         53.7%           99.7%          52.8%          100.0%
    Vacant       0                   NA          1,326          0.3%          100.0%           0.0%          100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-172

THE LOAN. The Mortgage Loan (the "Metro Pointe at South Coast Loan") is secured by a first mortgage encumbering an anchored retail center located in Costa
Mesa, California. The Metro Pointe at South Coast Loan represents approximately
2.2% of the Cut-Off Date Pool Balance. The Metro Pointe at South Coast Loan
will be originated on or about December 9, 2005, and will have a principal balance as of the Cut-Off Date of $57,000,000.

The Metro Pointe at South Coast Loan has a remaining term of 120 months and matures on December 11, 2015. The Metro Pointe at South Coast Loan may be
prepaid on or after June 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is Metro Pointe Retail Associates II LLC, a special purpose entity. The sponsor of the borrower is George L. Argyros. Mr. Argyros is the Chairman and CEO of Arnel Development Company and has been involved in the development, construction and management of more than 6,000 multifamily units and several million square feet of commercial and industrial space.

THE PROPERTY. The Mortgaged Property is an approximately 385,620 square foot anchored retail center situated on approximately 20.6 acres. The Mortgaged
Property was constructed in 1996. The Mortgaged Property is located in Costa
Mesa, California, within the Los Angeles-Long Beach-Santa Ana, California metropolitan statistical area. As of September 20, 2005, the occupancy rate for the Mortgaged Property securing the Metro Pointe Loan was approximately 99.7%.

The largest tenant is Best Buy Co. Inc. ("Best Buy"), occupying approximately
59,143 square feet, or approximately 15.3% of the net rentable area. Best Buy is the one of the largest consumer electronics retailers, specializing in consumer electronics, home office products, entertainment software and appliances. As of November 30, 2005, Best Buy was rated "BBB" (S&P) and "BBB"
(Fitch). The Best Buy lease expires in January 2017. The second largest tenant is Nordstrom Rack ("Nordstrom Rack"), occupying approximately 50,187 square feet, or approximately 13.0% of the net rentable area. Nordstorm Rack is the outlet subsidiary of Nordstrom, Inc., one of the nation's largest upscale apparel and shoe retailers. As of November 30, 2005, Nordstrom, Inc. was rated
"Baa1" (Moody's), "A-" (S&P) and "A-" (Fitch). The Nordstrom Rack lease expires in January 2012. The third largest tenant is Edwards Theatres Circuit ("Edwards
Theatres"), occupying approximately 46,902 square feet, or approximately 12.2%
of the net rentable area. Edwards Theatres is a subsidiary of Regal
Entertainment Group, one of the largest theater owners in the United States with more than 6,600 screens at approximately 580 theaters in 40 states. The
Edwards Theatres lease expires in November 2016.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

MANAGEMENT. The Mortgaged Property is self-managed.

                                     S-173

Birtcher Portfolio

                     LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $51,120,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  2.0%
 NUMBER OF MORTGAGE LOANS                                    3
 LOAN PURPOSE                                      Acquisition
 SPONSOR                         BirtcherAnderson and Wachovia
                                       Development Corporation
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.570%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       60
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       118 / 360
 LOCKBOX                                                  None
 UP-FRONT RESERVES
   TAX/INSURANCE            Yes
   ENGINEERING              $47,813
   REPLACEMENT              $320,000
   TI/LC                    $500,000
   OUTSTANDING TI/LC(1)     $3,963,509
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE            Yes
   REPLACEMENT              $4,743
   TI/LC                    $16,666
 ADDITIONAL FINANCING(2)                                  None

                                                TRUST ASSET
                                                -----------
 CUT-OFF DATE BALANCE                           $51,120,000
 CUT-OFF DATE BALANCE/SF                           $135
 CUT-OFF DATE LTV                                  79.5%
 MATURITY DATE LTV                                 73.9%
 UW DSCR ON NCF                                    1.25x

(1)   Reserve funded at closing to be used for outstanding TI/LC expenses and free rent credits. Approximately $1,231,464 of the amount funded will be used for the April 2006 build-out of the Wells Fargo space.

(2)   Future mezzanine debt permitted.

                   PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              6
 LOCATION                                              Various
 PROPERTY TYPE                               Office - Suburban
 SIZE (SF)                                             378,621
 OCCUPANCY AS OF VARIOUS                                 98.2%
 YEAR BUILT / YEAR RENOVATED                 Various / Various
 APPRAISED VALUE                                   $64,300,000
 PROPERTY MANAGEMENT                     Birtcher Arizona, LLC
 UW ECONOMIC OCCUPANCY                                   94.4%
 UW REVENUES                                        $5,277,470
 UW TOTAL EXPENSES                                    $703,127
 UW NET OPERATING INCOME (NOI)                      $4,574,343
 UW NET CASH FLOW (NCF)                             $4,365,559

NOTES:

                                     S-174

                                   BIRTCHER PORTFOLIO

                                                     ALLOCATED                    NET
                                                   CUT-OFF DATE                 RENTABLE
       LOAN / PROPERTY NAME        PROPERTY TYPE      BALANCE     YEAR BUILT   AREA (SF)
--------------------------------- --------------- -------------- ------------ -----------

Birtcher Phoenix Pool ........... Office           $40,960,000     Various      299,220
 AIG Building ................... Office            16,700,000      1998        106,397
 TriWest Healthcare Complex ..... Office            15,520,000      1984        119,131
 NCS Pearson Building ........... Office             6,050,000      1982         49,920
 Hypercom Building .............. Office             2,690,000      1996         23,772
Kyrene Corporate Center ......... Office             6,160,000      1998         48,350
Dreamy Draw Office Plaza ........ Office             4,000,000      1985         31,051
                                                   -----------                  -------
                                                   $51,120,000                  378,621
                                                   ===========                  =======

                                   CUT-OFF DATE                            UNDERWRITTEN                  APPRAISED
                                    BALANCE PER                    UW           NET         APPRAISED      VALUE
       LOAN / PROPERTY NAME             SF        OCCUPANCY*   OCCUPANCY     CASH FLOW        VALUE       PER SF
--------------------------------- -------------- ------------ ----------- -------------- -------------- ----------

Birtcher Phoenix Pool ...........      $137          100.0%       95.6%     $3,506,977    $51,200,000      $171
 AIG Building ...................      $157          100.0%      100.0%      1,461,065     20,400,000      $192
 TriWest Healthcare Complex .....      $130          100.0%       91.5%      1,342,244     19,400,000      $163
 NCS Pearson Building ...........      $121          100.0%       95.0%        488,338      7,600,000      $152
 Hypercom Building ..............      $113          100.0%       95.0%        215,330      3,800,000      $160
Kyrene Corporate Center .........      $127           89.8%       90.0%        509,834      8,100,000      $168
Dreamy Draw Office Plaza ........      $129           94.3%       90.0%        348,748      5,000,000      $161
                                                                            ----------    -----------
                                       $135           98.2%       94.4%     $4,365,559    $64,300,000      $170
                                                                            ==========    ===========

*     Occupancy date as of September 22, 2005 for Dreamy Draw Office Plaza and
      Kyrene Corporate Center, as of September 19, 2005 for AIG Building, as of
      September 15, 2005 for TriWest Healthcare Complex, as of September 12,
      2005 for NCS Pearson Building and as of September 14, 2005 for Hypercom
      Building.

                                     S-175

                                     TENANT SUMMARY
-----------------------------------------------------------------------------------------
                                                             RATINGS*       NET RENTABLE
              TENANT                    PROPERTY        MOODY'S/S&P/FITCH     AREA (SF)
--------------------------------- -------------------- ------------------- --------------

AIG ............................. AIG Building              Aa2/AA/AA          106,397
TriWest Healthcare Alliance ..... Triwest Healthcare         NR/NR/NR           63,582
                                  Complex
Wells Fargo ..................... Triwest Healthcare        Aa1/AA-/AA          55,549
                                  Complex
Pearson NCS ..................... NCS Pearson             Baa1/BBB+/BBB+        49,920
                                  Building
HealthCare Dimensions, Inc. ..... Kyrene Corporate           NR/NR/NR           26,034
                                  Center
Hypercom Corporation ............ Hypercom Building          NR/NR/NR           23,772
Non-major tenants ...............                                               46,402
Vacant ..........................                                                6,965
                                                                               -------
TOTAL ...........................                                              378,621
                                                                               =======

------------------------------------------------------------------------------------------------
                                   % OF NET                              % OF
                                   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
              TENANT                 AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------------- ---------- ---------- ------------- ---------- ----------------

AIG .............................     28.1%   $ 14.26    $1,517,221       28.3%  December 2015
TriWest Healthcare Alliance .....     16.8    $ 13.00       826,566       15.4      April 2009

Wells Fargo .....................     14.7    $ 13.00       722,137       13.5      April 2006

Pearson NCS .....................     13.2    $ 12.13       605,530       11.3     August 2007

HealthCare Dimensions, Inc. .....      6.9    $ 19.16       498,788        9.3        May 2007

Hypercom Corporation ............      6.3    $  9.96       236,769        4.4     August 2011
Non-major tenants ...............     12.3    $ 20.51       951,909       17.8
Vacant ..........................      1.8                        0        0.0
                                     -----               ----------      -----
TOTAL ...........................    100.0%              $5,358,920      100.0%
                                     =====               ==========      =====

*      Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                    LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------
                                                                                       CUMULATIVE
                  # OF     WA BASE                 % OF     CUMULATIVE       % OF         % OF
                 LEASES    RENT/SF    TOTAL SF   TOTAL SF     % OF SF    ACTUAL RENT   ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   ROLLING*    ROLLING*      ROLLING*     ROLLING*
-------------- --------- ----------- ---------- ---------- ------------ ------------- ------------

     2005           3      $ 18.87      3,962       1.0%         1.0%         1.4%          1.4%
     2006          10      $ 15.23     74,068      19.6%        20.6%        21.0%         22.4%
     2007          11      $ 15.06     85,389      22.6%        43.2%        24.0%         46.4%
     2008           2      $ 20.42      7,424       2.0%        45.1%         2.8%         49.3%
     2009           3      $ 13.39     68,180      18.0%        63.1%        17.0%         66.3%
     2010           0      $  0.00          0       0.0%        63.1%         0.0%         66.3%
     2011           2      $ 11.00     26,236       6.9%        70.1%         5.4%         71.7%
     2012           0      $  0.00          0       0.0%        70.1%         0.0%         71.7%
     2013           0      $  0.00          0       0.0%        70.1%         0.0%         71.7%
     2014           0      $  0.00          0       0.0%        70.1%         0.0%         71.7%
     2015           1      $ 14.26    106,397      28.1%        98.2%        28.3%        100.0%
  Thereafter        0      $  0.00          0       0.0%        98.2%         0.0%        100.0%
    Vacant          0        NA         6,965       1.8%       100.0%         0.0%        100.0%

s*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-176

THE LOANS. The Mortgage Loans (the "Birtcher Portfolio Loans") are secured by first mortgages or first deeds of trust encumbering 6 office properties located
Arizona. The Birtcher Portfolio Loans represent approximately 2.0% of the
Cut-Off Date Pool Balance. The Birtcher Portfolio Loans were originated on
September 29, 2005, and have a principal balance as of the Cut-Off Date of
$51,120,000. The Birtcher Portfolio Loans consist of the Birtcher Phoenix Pool
Loan (secured by 4 office properties), the Kyrene Corporate Center Loan
(secured by 1 office property) and the Dreamy Draw Office Plaza Loan (secured by 1 office property). Each Birtcher Portfolio Loan is cross-collateralized and cross-defaulted with each of the other Birtcher Portfolio Loans. The Birtcher
Portfolio Loans provide for interest-only payments for the first 60 months of their terms, and thereafter, fixed monthly payments of principal and interest.

The Birtcher Portfolio Loans have a remaining term of 118 months and mature on
October 11, 2015. The Birtcher Portfolio Loans may be prepaid on or after
August 11, 2015, and permit defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrower is AB Associates Investors, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Birtcher Phoenix Pool Loan. The sponsors of the borrower are Birtcher Anderson and Wachovia Development Corporation.
Birtcher Anderson was founded in 1939 and is one of the leading commercial and industrial real estate firms in the western United States. Wachovia Development
Corporation is Birtcher Anderson's equity partner and is an affiliate of
Wachovia Bank, National Association, one of the Mortgage Loan Sellers and the
Master Servicer, and Wachovia Capital Markets, LLC, one of the underwriters.

THE PROPERTIES. The Mortgaged Properties consist of 6 office buildings containing, in the aggregate, approximately 378,621 square feet. As of mid-September 2005, the occupancy rate for the Mortgaged Properties securing the Birtcher Portfolio Loans was approximately 98.2%.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

MANAGEMENT. Birtcher Arizona, LLC, an affiliate of one of the sponsors, is the property manager for the Mortgaged Properties securing the Birtcher Portfolio
Loans.

                                     S-177

EAGLE RIDGE MALL

                      LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $49,895,997
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.9%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                       General Growth Properties, Inc.
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.411%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                     None
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       118 / 358
 LOCKBOX                                                   Yes

 UP-FRONT RESERVES              None

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)             Springing
   REPLACEMENT(1)               Springing
   TI/LC(1)                     Springing

 ADDITIONAL FINANCING(2)                                  None

                                             TRUST ASSET
                                            ----------------
 CUT-OFF DATE BALANCE                       $49,895,997
 CUT-OFF DATE BALANCE/SF                         $98
 CUT-OFF DATE LTV                               70.1%
 MATURITY DATE LTV                              58.5%
 UW DSCR ON NCF                                 1.21x

(1)   Ongoing monthly reserves for taxes, insurance and replacements will be required upon (i) upon an event of default or (ii) the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x.

(2)   Future mezzanine debt and future unsecured debt permitted.

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                       Lake Wales, FL
 PROPERTY TYPE                              Retail -- Anchored
 SIZE (SF)                                             508,976
 OCCUPANCY AS OF AUGUST 29, 2005                         88.8%
 YEAR BUILT / YEAR RENOVATED                       1996 / 2000
 APPRAISED VALUE                                   $71,200,000
 PROPERTY MANAGEMENT           General Growth Management, Inc.
 UW ECONOMIC OCCUPANCY                                   88.8%
 UW REVENUES                                        $8,414,898
 UW TOTAL EXPENSES                                  $4,003,981
 UW NET OPERATING INCOME (NOI)                      $4,410,917
 UW NET CASH FLOW (NCF)                             $4,096,176

NOTES:

                                     S-178

                                TENANT SUMMARY
                                                            NET      % OF NET
                                          RATINGS*        RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

ANCHOR TENANTS -- ANCHOR OWNED
Dillards ..........................      B2/BB/BB-        120,000
                                                          -------
 TOTAL ANCHOR OWNED ...............                       120,000
ANCHOR TENANTS -- COLLATERAL
Sears .............................      Ba1/BB+/BB       130,092       25.6%
JCPenney ..........................     Ba1/BB+/BBB-       61,160       12.0
Recreation Station ................       NR/NR/NR         44,468        8.7
                                                          -------      -----
 TOTAL ANCHOR TENANTS .............                       235,720       46.3%
TOP 5 NON-ANCHOR TENANTS
Regal Cinemas .....................      Ba3/BB-/NR        38,735        7.6%
Toys R Us (Ground Lease) ..........     Caa2/B-/CCC        30,625        6.0
Burke's Outlet ....................       NR/NR/NR          9,063        1.8
Lane Bryant .......................      B2/BB-/NR          7,247        1.4
FYE ...............................       NR/NR/NR          6,502        1.3
                                                          -------      -----
 TOTAL TOP 5 TENANTS ..............                        92,172       18.1%
NON-MAJOR TENANTS .................                       124,271       24.4
                                                          -------      -----
OCCUPIED COLLATERAL TOTAL .........                       452,163       88.8%
VACANT ............................                        56,813       11.2
                                                          -------      -----
COLLATERAL TOTAL ..................                       508,976      100.0%
                                                          -------      =====
PROPERTY TOTAL ....................                       628,976
                                                          =======

                                                                 % OF        DATE OF
                                      ACTUAL       ACTUAL       ACTUAL        LEASE
               TENANT                RENT PSF       RENT         RENT       EXPIRATION
----------------------------------- ---------- -------------- ---------- ---------------

ANCHOR TENANTS -- ANCHOR OWNED
Dillards ..........................        ANCHOR OWNED -- NOT PART OF COLLATERAL
 TOTAL ANCHOR OWNED ...............
ANCHOR TENANTS -- COLLATERAL
Sears .............................  $  3.40    $   442,313        9.6%   February 2016
JCPenney ..........................  $  5.89        360,232        7.8    February 2016
Recreation Station ................  $  4.00        177,872        3.9   September 2020
                                                -----------      -----
 TOTAL ANCHOR TENANTS .............  $  4.16    $   980,417       21.4%
TOP 5 NON-ANCHOR TENANTS
Regal Cinemas .....................  $ 11.50    $   445,453        9.7%        May 2011
Toys R Us (Ground Lease) ..........  $  2.51         76,869        1.7     January 2012
Burke's Outlet ....................  $  7.45         67,519        1.5    February 2007
Lane Bryant .......................  $ 13.50         97,835        2.1       April 2010
FYE ...............................  $ 24.00        156,048        3.4     January 2007
                                                -----------      -----
 TOTAL TOP 5 TENANTS ..............  $  9.15    $   843,723       18.4%
NON-MAJOR TENANTS .................  $ 22.26      2,766,691       60.3
                                                -----------      -----
OCCUPIED COLLATERAL TOTAL .........  $ 10.15    $ 4,590,831      100.0%
                                                ===========      =====
VACANT ............................
COLLATERAL TOTAL ..................
PROPERTY TOTAL ....................

*      Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                              LEASE EXPIRATION SCHEDULE

                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005             3        $ 19.77        4,932           1.0%            1.0%           2.1%             2.1%
     2006             4        $ 34.05        7,090           1.4%            2.4%           5.3%             7.4%
     2007            32        $ 18.89       76,986          15.1%           17.5%          31.7%            39.1%
     2008            10        $ 22.78       20,708           4.1%           21.6%          10.3%            49.3%
     2009             3        $ 27.73        3,206           0.6%           22.2%           1.9%            51.3%
     2010             7        $ 27.94       11,270           2.2%           24.4%           6.9%            58.1%
     2011             2        $ 12.21       39,892           7.8%           32.2%          10.6%            68.7%
     2012             4        $  4.80       40,502           8.0%           40.2%           4.2%            73.0%
     2013             2        $ 72.03        1,408           0.3%           40.5%           2.2%            75.2%
     2014             2        $ 19.97        5,449           1.1%           41.5%           2.4%            77.6%
     2015             0        $  0.00            0           0.0%           41.5%           0.0%            77.6%
  Thereafter          4        $  4.28      240,720          47.3%           88.8%          22.4%           100.0%
    Vacant            0          NA          56,813          11.2%          100.0%           0.0%           100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-179

THE LOAN. The Mortgage Loan (the"Eagle Ridge Mall Loan") is secured by a first mortgage encumbering an anchored retail shopping mall located in Lake Wales,
Florida. The Eagle Ridge Mall Loan represents approximately 1.9% of the Cut-Off
Date Pool Balance. The Eagle Ridge Mall Loan was originated on October 11, 2005 and has a principal balance as of the Cut-Off Date of $49,895,997.

The Eagle Ridge Mall Loan has a remaining term of 118 months and matures on
October 11, 2015. The Eagle Ridge Mall Loan may be prepaid on or after April
11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Eagle Ridge Mall, L.P., a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eagle Ridge Mall Loan. The sponsor of the borrower is General Growth Properties, Inc. ("GGP)". GGP owns, develops, operates, and/or manages shopping malls in 44 states. As of March 2004, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling more than 200 million square feet of retail space. GGP also has the distinction of being the largest third-party manager for owners of regional malls.

THE PROPERTY. The Mortgaged Property is a 508,976 square foot anchored retail shopping mall situated on approximately 86.0 acres. The Mortgaged Property was constructed in 1996 and renovated in 2000. The Mortgaged Property is located in
Lake Wales, Florida. As of August 29, 2005, the occupancy rate for the
Mortgaged Property securing the Eagle Ridge Mall Loan was approximately 88.8%.

The anchor tenants at the Mortgaged Property are Dillards, Sears, JC Penney and
Recreation Station, however, the Dillards store is not part of the Mortgaged
Property. The largest tenant which is part of the Mortgaged Property is Sears, occupying approximately 130,092 square feet, or approximately 25.6% of the net rentable area. Sears Holdings, the publicly traded parent of Kmart and Sears,
Roebuck and Co., is the nation's third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,800 full-line and specialty retail stores in the United States and Canada. The
Sears lease expires in February 2016. The second largest tenant is JC Penney, occupying approximately 61,160 square feet, or approximately 12.0% of the net rentable area. JC Penney, founded in 1902, is a major retailer, operating over
1,017 JC Penney department stores. The JC Penney lease expires in February
2016. The third largest tenant is Recreation Station, occupying approximately
44,468 square feet, or approximately 8.7% of the net rentable area. Recreation
Station is an entertainment facility including Station House Bar & Grill,
Climbin' Crawlin' Slidin' Bouncin' Station, over 80 high-tech video games, and a 32-lane bowling center. The Recreation Station lease expires in September
2020.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a borrower-designated lock box account, which are swept to the borrower until a springing event. At any time during the term of the Eagle
Ridge Mall Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x for the trailing 12-month period or (ii) upon the occurrence of an event of default under the Mortgage Loan documents, funds in the lockbox account are transferred to a cash collateral account in the name of the mortgagee.

MANAGEMENT. General Growth Properties, Inc. is the property manager for the
Mortgaged Property securing The Eagle Ridge Mall Loan.

                                     S-180

ONE & OLNEY SQUARE

                    LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $43,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.7%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                        Jeffrey Feil and Lloyd Goldman
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.120%
 MATURITY DATE                                 August 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       60
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       116 / 360
 LOCKBOX                                                   Yes

 UP-FRONT RESERVES
   TAX                        Yes
   ENGINEERING                $6,750

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes / Springing
   REPLACEMENT                $4,887
   TI/LC                      $14,373

 ADDITIONAL FINANCING         Unsecured Debt       $13,000,000

                                          TRUST ASSET
                                         ----------------
 CUT-OFF DATE BALANCE                    $43,000,000
 CUT-OFF DATE BALANCE/SF                     $125
 CUT-OFF DATE LTV                            77.8%
 MATURITY DATE LTV                           71.9%
 UW DSCR ON NCF                              1.23x

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                     Philadelphia, PA
 PROPERTY TYPE                              Retail -- Anchored
 SIZE (SF)                                             344,948
 OCCUPANCY AS OF JUNE 20, 2005                           86.8%
 YEAR BUILT / YEAR RENOVATED                         1987 / NA
 APPRAISED VALUE*                                  $55,250,000
 PROPERTY MANAGEMENT                  Jeffrey Management Corp.
 UW ECONOMIC OCCUPANCY                                   87.6%
 UW REVENUES                                        $5,220,830
 UW TOTAL EXPENSES                                  $1,487,843
 UW NET OPERATING INCOME (NOI)                      $3,732,988
 UW NET CASH FLOW (NCF)                             $3,463,804

*      As-Stabilized. The "as-is" value set forth in the appraisal is
       $47,350,000.

                                     S-181

                                                        TENANT SUMMARY
                                RATINGS*                                                                             DATE OF
                                MOODY'S/    NET RENTABLE      % OF NET      ACTUAL                      % OF          LEASE
           TENANT              S&P/FITCH      AREA (SF)    RENTABLE AREA   RENT PSF   ACTUAL RENT   ACTUAL RENT    EXPIRATION
---------------------------- ------------- -------------- --------------- ---------- ------------- ------------- --------------

Shoprite Supermarkets, Inc.     NR/NR/NR        56,196          16.3%     $ 13.36     $  750,779        17.5%     January 2018
Olney Retail Realty Corp. ..    NR/NR/NR        30,000           8.7      $ 11.25        337,500         7.9       August 2014
US Postal Service ..........  Aaa/AAA/AAA       27,399           7.9      $ 12.63        346,049         8.1       August 2007
Suzette Olney/Young World ..    NR/NR/NR        22,700           6.6      $ 12.00        272,400         6.3      January 2008
Dollar Group Inc. ..........    NR/NR/NR        19,000           5.5      $ 10.00        190,000         4.4     December 2018
Foot Locker, Inc. ..........   Ba2/BB+/NR       15,750           4.6      $ 15.00        236,250         5.5      January 2010
Non-Major Tenants ..........                   128,251          37.2      $ 16.87      2,163,673        50.4
Vacant .....................                    45,652          13.2                           0         0.0
                                               -------         -----                  ----------       -----
TOTAL ......................                   344,948         100.0%                 $4,296,656       100.0%
                                               =======         =====                  ==========       =====

*      Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                                 LEASE EXPIRATION SCHEDULE
                    # OF                                                     CUMULATIVE                        CUMULATIVE
                   LEASES     WA BASE RENT/     TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL       % OF ACTUAL
     YEAR         ROLLING       SF ROLLING       ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*     RENT ROLLING*
--------------   ---------   ---------------   ----------   -------------   ------------   ---------------   --------------

     2005             1          $ 25.00          1,500           0.4%            0.4%            0.9%              0.9%
     2006             0          $  0.00              0           0.0%            0.4%            0.0%              0.9%
     2007             4          $ 13.88         59,386          17.2%           17.7%           19.2%             20.1%
     2008             6          $ 14.69         33,188           9.6%           27.3%           11.3%             31.4%
     2009            10          $ 16.98         41,478          12.0%           39.3%           16.4%             47.8%
     2010             5          $ 16.18         25,928           7.5%           46.8%            9.8%             57.6%
     2011             1          $ 18.19          3,254           0.9%           47.8%            1.4%             58.9%
     2012             0          $  0.00              0           0.0%           47.8%            0.0%             58.9%
     2013             1          $ 24.41          3,182           0.9%           48.7%            1.8%             60.7%
     2014             2          $ 12.47         32,461           9.4%           58.1%            9.4%             70.2%
     2015             3          $ 14.39         23,723           6.9%           65.0%            7.9%             78.1%
  Thereafter          2          $ 12.51         75,196          21.8%           86.8%           21.9%            100.0%
    Vacant            0            NA            45,652          13.2%          100.0%            0.0%            100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-182

501 SECOND STREET

                         LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $42,720,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.7%
 NUMBER OF MORTGAGE LOANS                                   1
 LOAN PURPOSE                                      Acquisition
 SPONSOR                                        SWIG Companies
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.400%
 MATURITY DATE                               November 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       84
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       119 / 360
 LOCKBOX                                             Springing

 UP-FRONT RESERVES
   TAX                               Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes / Springing
   ROLLOVER*                         Springing

 ADDITIONAL FINANCING                                     None

                                                 TRUST ASSET
                                                 -----------
 CUT-OFF DATE BALANCE                            $42,720,000
 CUT-OFF DATE BALANCE/SF                             $206
 CUT-OFF DATE LTV                                    60.6%
 MATURITY DATE LTV                                   58.1%
 UW DSCR ON NCF                                      1.24x

*      A one time reserve in the amount of $2,000,000 will be required if
       International Data Group, Inc. fails to exercise its first renewal option by December 30, 2011.

                    PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                    San Francisco, CA
 PROPERTY TYPE                                   Office -- CBD
 SIZE (SF)                                             207,809
 OCCUPANCY AS OF SEPTEMBER 8, 2005                       95.0%
 YEAR BUILT / YEAR RENOVATED                       1925 / 1985
 APPRAISED VALUE                                   $70,500,000
 PROPERTY MANAGEMENT                          The Swig Company
 UW ECONOMIC OCCUPANCY                                   90.0%
 UW REVENUES                                        $7,162,698
 UW TOTAL EXPENSES                                  $3,309,493
 UW NET OPERATING INCOME (NOI)                      $3,853,205
 UW NET CASH FLOW (NCF)                             $3,579,388

                                     S-183

                                 TENANT SUMMARY
                                                              NET      % OF NET
                                           RATINGS(1)       RENTABLE   RENTABLE
                TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------- ------------------- ----------- ----------

International Data Group ............       NR/NR/NR        101,699       48.9%
Time Warner .........................    Baa1/BBB+/BBB+      15,802        7.6
WRNS Studio .........................       NR/NR/NR         15,393        7.4
Riverbed Technology, Inc. ...........       NR/NR/NR         14,023        6.7
Rosewood Venture Group, LLC .........       NR/NR/NR         13,703        6.6
Non-major tenants ...................                        36,814       17.7
Vacant ..............................                        10,375        5.0
                                                            -------      -----
TOTAL ...............................                       207,809      100.0%
                                                            =======      =====

                                                                  % OF
                                        ACTUAL                   ACTUAL      DATE OF LEASE
                TENANT                 RENT PSF   ACTUAL RENT     RENT         EXPIRATION
------------------------------------- ---------- ------------- ---------- -------------------

International Data Group ............ $ 31.90     $ 3,243,963      56.5%      September 2012
Time Warner ......................... $ 22.50         355,545       6.2            June 2006
WRNS Studio ......................... $ 26.51         408,140       7.1   Multiple Spaces(2)
Riverbed Technology, Inc. ........... $ 23.60         330,965       5.8        February 2007
Rosewood Venture Group, LLC ......... $ 34.49         472,562       8.2           April 2011
Non-major tenants ................... $ 25.39         934,681      16.3
Vacant ..............................                       0       0.0
                                                  -----------     -----
TOTAL ...............................             $ 5,745,856     100.0%
                                                  ===========     =====

(1)    Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)    Under the terms of multiple leases, 5,008 SF expire in August 2010, and
       10,385 SF expire in May 2011.

                                                LEASE EXPIRATION SCHEDULE
                                                                                                               CUMULATIVE
                                   WA BASE                                    CUMULATIVE                          % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL         % OF         % OF ACTUAL      ACTUAL RENT
     YEAR           ROLLING        ROLLING       ROLLING     SF ROLLING*     SF ROLLING*     RENT ROLLING*      ROLLING*
--------------   -------------   -----------   ----------   -------------   -------------   ---------------   ------------

     2005        1                 $ 21.00        2,977           1.4%            1.4%             1.1%             1.1%
     2006        3                 $ 22.94       22,628          10.9%           12.3%             9.0%            10.1%
     2007        5                 $ 24.53       18,328           8.8%           21.1%             7.8%            17.9%
     2008        4                 $ 22.40       10,091           4.9%           26.0%             3.9%            21.9%
     2009        2                 $ 29.52        6,033           2.9%           28.9%             3.1%            25.0%
     2010        5                 $ 26.15       11,590           5.6%           34.5%             5.3%            30.3%
     2011        3                 $ 31.69       24,088          11.6%           46.1%            13.3%            43.5%
     2012        5                 $ 31.90      101,699          48.9%           95.0%            56.5%           100.0%
     2013        0                 $  0.00            0           0.0%           95.0%             0.0%           100.0%
     2014        0                 $  0.00            0           0.0%           95.0%             0.0%           100.0%
     2015        0                 $  0.00            0           0.0%           95.0%             0.0%           100.0%
  Thereafter     0                 $  0.00            0           0.0%           95.0%             0.0%           100.0%
    Vacant       0                   NA          10,375           5.0%          100.0%             0.0%           100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-184

KNOLLWOOD MALL

                    LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $41,911,510
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.6%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                       General Growth Properties, Inc.
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.351%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                     None
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       118 / 358
 LOCKBOX                                                   Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)         Springing
   REPLACEMENT(1)           Springing
   TI/LC(1)                 Springing

     ADDITIONAL FINANCING(2)                              None

                                         TRUST ASSET
                                        ----------------
     CUT-OFF DATE BALANCE               $41,911,510
     CUT-OFF DATE BALANCE/SF                $90
     CUT-OFF DATE LTV                      74.8%
     MATURITY DATE LTV                     62.4%
     UW DSCR ON NCF                        1.22x

(1)   Ongoing monthly reserves for taxes, insurance and replacements will require (i) upon an event of default or (ii) the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x.

(2)   Future mezzanine debt and future unsecured debt permitted.

                      PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                 Saint Louis Park, MN
 PROPERTY TYPE                              Retail -- Anchored
 SIZE (SF)                                             464,402
 OCCUPANCY AS OF AUGUST 21, 2005                         91.0%
 YEAR BUILT / YEAR RENOVATED                       1955 / 1997
 APPRAISED VALUE                                   $56,000,000
 PROPERTY MANAGEMENT           General Growth Management, Inc.
 UW ECONOMIC OCCUPANCY                                   91.0%
 UW REVENUES                                        $5,208,594
 UW TOTAL EXPENSES                                  $1,555,286
 UW NET OPERATING INCOME (NOI)                      $3,653,308
 UW NET CASH FLOW (NCF)                             $3,422,943

                                     S-185

                                TENANT SUMMARY
                                                                      % OF NET
                                        RATINGS*       NET RENTABLE   RENTABLE
              TENANT               MOODY'S/S&P/FITCH     AREA (SF)      AREA
--------------------------------- ------------------- -------------- ----------

ANCHOR TENANTS -- COLLATERAL
Cub Foods .......................     Baa3/BBB/BBB        129,916        28.0%
Kohl's ..........................       A3/A-/A            80,684        17.4
T.J. Maxx .......................       A3/A/NR            54,619        11.8
                                                          -------       -----
 TOTAL ANCHOR TENANTS ...........                         265,219        57.1%
TOP 5 TENANTS
DSW Shoe Warehouse ..............       NR/NR/NR           25,543         5.5%
Old Navy ........................    Baa3/BBB-/BBB-        24,783         5.3
Factory Card Outlet .............       NR/NR/NR           13,000         2.8
Twin City Federal S&L ...........       NR/NR/NR           11,660         2.5
Dress Barn ......................       NR/NR/NR            8,030         1.7
                                                          -------       -----
 TOTAL TOP 5 TENANTS ............                          83,016        17.9%
NON-MAJOR TENANTS ...............                          74,503        16.0
                                                          -------       -----
OCCUPIED COLLATERAL TOTAL .......                         422,738        91.0%
VACANT ..........................                          41,664         9.0
                                                          -------       -----
COLLATERAL TOTAL ................                         464,402       100.0%
                                                          -------       =====
PROPERTY TOTAL ..................                         464,402
                                                          =======

                                    ACTUAL                  % OF ACTUAL   DATE OF LEASE
              TENANT               RENT PSF   ACTUAL RENT       RENT       EXPIRATION
--------------------------------- ---------- ------------- ------------- --------------

ANCHOR TENANTS -- COLLATERAL
Cub Foods .......................  $  5.70    $  740,521        19.0%       March 2019
Kohl's ..........................  $  6.60       532,514        13.6      January 2016
T.J. Maxx .......................  $  8.25       450,607        11.5      October 2015
                                              ----------       -----
 TOTAL ANCHOR TENANTS ...........  $  6.50    $1,723,642        44.1%
TOP 5 TENANTS
DSW Shoe Warehouse ..............  $ 10.50    $  268,202         6.9%     January 2008
Old Navy ........................  $ 12.00       297,396         7.6      January 2011
Factory Card Outlet .............  $ 12.00       156,000         4.0      January 2008
Twin City Federal S&L ...........  $  4.12        48,039         1.2        April 2014
Dress Barn ......................  $ 12.00        96,360         2.5     December 2011
                                              ----------       -----
 TOTAL TOP 5 TENANTS ............  $ 10.43    $  865,997        22.2%
NON-MAJOR TENANTS ...............  $ 17.65     1,314,859        33.7
                                              ----------       -----
OCCUPIED COLLATERAL TOTAL .......  $  9.24    $3,904,498       100.0%
                                              ==========       =====
VACANT ..........................
COLLATERAL TOTAL ................
PROPERTY TOTAL ..................

*      Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                        LEASE EXPIRATION SCHEDULE

                  # OF     WA BASE                             CUMULATIVE                    CUMULATIVE %
                 LEASES    RENT/SF    TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
-------------- --------- ----------- ---------- ------------- ------------ --------------- ---------------

     2005      2           $ 14.73      3,421         0.7%          0.7%          1.3%            1.3%
     2006      1           $  0.00        825         0.2%          0.9%          0.0%            1.3%
     2007      3           $ 17.42      5,667         1.2%          2.1%          2.5%            3.8%
     2008      7           $ 12.56     43,138         9.3%         11.4%         13.9%           17.7%
     2009      4           $ 14.16     13,957         3.0%         14.4%          5.1%           22.8%
     2010      7           $ 19.32     13,899         3.0%         17.4%          6.9%           29.6%
     2011      4           $ 11.50     40,391         8.7%         26.1%         11.9%           41.5%
     2012      3           $ 22.24      8,290         1.8%         27.9%          4.7%           46.3%
     2013      1           $ 23.34      3,000         0.6%         28.6%          1.8%           48.0%
     2014      3           $ 10.18     20,498         4.4%         33.0%          5.3%           53.4%
     2015      2           $  8.65     56,252        12.1%         45.1%         12.5%           65.9%
  Thereafter   3           $  6.25    213,400        46.0%         91.0%         34.1%          100.0%
    Vacant     0             NA        41,664         9.0%        100.0%          0.0%          100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-186

MONTE VIEJO APARTMENTS

                          LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $41,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.6%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                      Acquisition
 SPONSOR                                     Michael J. Sauter
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.420%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       60
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       118 / 360
 LOCKBOX                                             Springing

 UP-FRONT RESERVES
   TAX/INSURANCE            Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE            Yes

 ADDITIONAL FINANCING*      Mezzanine Debt         $ 2,500,000

                                                  TRUST ASSET
                                                  ------------
 CUT-OFF DATE BALANCE                             $41,500,000
 CUT-OFF DATE BALANCE/UNIT                          $86,458
 CUT-OFF DATE LTV                                     79.8%
 MATURITY DATE LTV                                    74.1%
 UW DSCR ON NCF                                       1.21x

* Future mezzanine debt permitted.

                PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                          Phoenix, AZ
 PROPERTY TYPE                     Multifamily -- Conventional
 SIZE (UNITS)                                              480
 OCCUPANCY AS OF AUGUST 31, 2005                         93.3%
 YEAR BUILT / YEAR RENOVATED                         2004 / NA
 APPRAISED VALUE                                   $52,000,000
 PROPERTY MANAGEMENT        Gray Clow Residential L.L.C. & S-J
                                                Management LLC
 UW ECONOMIC OCCUPANCY                                   95.0%
 UW REVENUES                                        $5,056,630
 UW TOTAL EXPENSES                                  $1,572,455
 UW NET OPERATING INCOME (NOI)                      $3,484,175
 UW NET CASH FLOW (NCF)                             $3,388,175

                                     S-187

                                               UNIT MIX
                           NO. OF       APPROXIMATE      APPROXIMATE
UNIT MIX                    UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        QUOTED RENT
-----------------------   --------   ----------------   ------------   ----------   ------------------

    Studio ............      102             504            51,426         15.6%          $  816
    1 BR/1 BA .........      162             612            99,096         30.0           $  785
    2 BR/1 BA .........       36             695            25,020          7.6           $  870
    2 BR/2 BA .........      144             801           115,362         35.0           $  953
    3 BR/2 BA .........       18           1,023            18,414          5.6           $1,130
    4 BR/2 BA .........       18           1,151            20,718          6.3           $1,295
                             ---                           -------        -----
    TOTAL .............      480             688           330,036        100.0%      $880/$1.28/SF
                             ===                           =======        =====

                                     S-188

BRITANNIA BUSINESS CENTER II

                           LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $41,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.6%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                      Acquisition
 SPONSOR                            Triple Net Properties, LLC
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.320%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       60
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       118 / 360
 LOCKBOX                                             Springing

 UP-FRONT RESERVES
  TAX/INSURANCE            Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE           Yes
   REPLACEMENT             $3,725
   TI/LC*                  $3,521

 ADDITIONAL FINANCING      Secured Subordinate     $11,000,000

                                                  TRUST ASSET
                                                  ------------
 CUT-OFF DATE BALANCE                             $41,000,000
 CUT-OFF DATE BALANCE/SF                             $148
 CUT-OFF DATE LTV                                    71.3%
 MATURITY DATE LTV                                   66.1%
 UW DSCR ON NCF                                      1.20x

*     Beginning in January 2006. The monthly payments increase to $19,916.67 in
      January 2007, and to $23,437.50 from 2008 through 2010. For the year 2011 monthly payments in the amount of $18,750 are required. The TI/LC escrow is capped at $1,350,000.

                           PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                       Pleasanton, CA
 PROPERTY TYPE                              Office -- Suburban
 SIZE (SF)                                             276,210
 OCCUPANCY AS OF AUGUST 15, 2005                         94.7%
 YEAR BUILT / YEAR RENOVATED                         1993 / NA
 APPRAISED VALUE                                   $57,500,000
 PROPERTY MANAGEMENT        Triple Net Properties Realty, Inc.
 UW ECONOMIC OCCUPANCY                                   94.6%
 UW REVENUES                                        $5,087,845
 UW TOTAL EXPENSES                                  $1,374,884
 UW NET OPERATING INCOME (NOI)                      $3,712,961
 UW NET CASH FLOW (NCF)                             $3,272,823

                                     S-189

                                TENANT SUMMARY
                                                            NET      % OF NET
                                          RATINGS*        RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

Nellcor (Tyco) ....................    Ba1/BBB+/BBB+      141,000       51.0%
Robert Half International .........       NR/NR/NR         92,861       33.6
Anixter, Inc. .....................     Ba3/BB+/BB+        14,145        5.1
DaimlerChrysler Corp. .............     A3/BBB/BBB+        13,680        5.0
Non-major tenants .................                             0        0.0
Vacant ............................                        14,524        5.3
                                                          -------      -----
TOTAL .............................                       276,210      100.0%
                                                          =======      =====

                                                                 % OF        DATE OF
                                      ACTUAL       ACTUAL       ACTUAL        LEASE
               TENANT                RENT PSF       RENT         RENT      EXPIRATION
----------------------------------- ---------- -------------- ---------- --------------

Nellcor (Tyco) ....................  $ 13.80    $ 1,945,800       50.9%  December 2008
Robert Half International .........  $ 15.85      1,471,481       38.5       June 2010
Anixter, Inc. .....................  $ 10.92        154,463        4.0     August 2008
DaimlerChrysler Corp. .............  $ 18.30        250,344        6.5        May 2006
Non-major tenants .................  $  0.00              0        0.0
Vacant ............................                       0        0.0
                                                -----------      -----
TOTAL .............................             $ 3,822,088      100.0%
                                                ===========      =====

*      Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                              LEASE EXPIRATION SCHEDULE
                    # OF       WA BASE                                  CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF     TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING      ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   ----------   ----------   -------------   ------------   -------------   ---------------

     2005        0            $  0.00            0           0.0%            0.0%           0.0%             0.0%
     2006        1            $ 18.30       13,680           5.0%            5.0%           6.5%             6.5%
     2007        0            $  0.00            0           0.0%            5.0%           0.0%             6.5%
     2008        2            $ 13.54      155,145          56.2%           61.1%          55.0%            61.5%
     2009        0            $  0.00            0           0.0%           61.1%           0.0%            61.5%
     2010        3            $ 15.85       92,861          33.6%           94.7%          38.5%           100.0%
     2011        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
     2012        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
     2013        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
     2014        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
     2015        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
  Thereafter     0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
    Vacant       0               NA         14,524           5.3%          100.0%           0.0%           100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-190

Residence Inn -- Beverly Hills, CA

                             LOAN INFORMATION

 MORTGAGE LOAN SELLER                                             Wachovia
 CUT-OFF DATE BALANCE                                          $38,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                              1.5%
 NUMBER OF MORTGAGE LOANS                                                1
 LOAN PURPOSE                                                    Refinance
 SPONSOR                                 Sunstone Hotel B.H. Holdings, LLC
 TYPE OF SECURITY                                                      Fee
 MORTGAGE RATE                                                      5.880%
 MATURITY DATE                                           November 11, 2015
 AMORTIZATION TYPE                                                 Balloon
 INTEREST ONLY PERIOD                                                   60
 ORIGINAL TERM / AMORTIZATION                                    120 / 300
 REMAINING TERM / AMORTIZATION                                   119 / 300
 LOCKBOX                                                               Yes

 UP-FRONT RESERVES
   TAX                        Yes

 ONGOING MONTHLY RESERVES
  TAX                         Yes
  REPLACEMENT                 $31,806

 ADDITIONAL FINANCING                                                 None

                                                               TRUST ASSET
                                                              -------------
 CUT-OFF DATE BALANCE                                         $38,000,000
 CUT-OFF DATE BALANCE/ROOM                                      $204,301
 CUT-OFF DATE LTV                                                 69.0%
 MATURITY DATE LTV                                                62.2%
 UW DSCR ON NCF                                                   1.33x

                          PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                          1
 LOCATION                                                  Los Angeles, CA
 PROPERTY TYPE                                Hospitality -- Extended Stay
 SIZE (ROOMS)                                                          186
 OCCUPANCY AS OF SEPTEMBER 30, 2005*                                 85.3%
 YEAR BUILT / YEAR RENOVATED                                   1969 / 2004
 APPRAISED VALUE                                               $55,100,000
 PROPERTY MANAGEMENT                       Sunstone Hotel Properties, Inc.
 UW ECONOMIC OCCUPANCY                                               85.0%
 UW REVENUES                                                    $9,541,726
 UW TOTAL EXPENSES                                              $5,304,062
 UW NET OPERATING INCOME (NOI)                                  $4,237,664
 UW NET CASH FLOW (NCF)                                         $3,855,995

*      Based on the trailing 12-month period ending September 30, 2005.

                                     S-191

     RESIDENCE INN -- BEVERLY HILLS, CA

GUESTROOM MIX                    NO. OF ROOMS
-----------------------------   -------------

 One Bedroom Suites .........             27
 Two Bedroom Suites .........             15
 Studio Suites ..............            144
                                         ---
   TOTAL ....................            186
                                         ===

 MEETING SPACE                   SQUARE FEET
------------------------------  -------------
 Meeting Room ...............            920
                                         ---
   TOTAL ....................            920
                                         ===

 FOOD AND BEVERAGE                 SEATING
------------------------------       ---
 Restaurant .................             50
                                         ---
   TOTAL ....................             50
                                         ===

             FINANCIAL SCHEDULE

Year ...................            2004-2005
 Latest Period .........        T12-7/31/2005
 Occupancy .............                85.3%
 ADR ...................              $144.08
 REVPAR ................              $122.90
 UW Occupancy ..........                85.0%
 UW ADR ................              $151.06
 UW REVPAR .............              $128.40

                                     S-192

BRITANNIA BUSINESS CENTER III

                 LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $35,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.4%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                      Acquisition
 SPONSOR                            Triple Net Properties, LLC
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.320%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       60
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       118 / 360
 LOCKBOX                                             Springing

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               $7,520
   TI/LC*                    $8,333

 ADDITIONAL FINANCING                                     None

                                                  TRUST ASSET
                                                 -------------
 CUT-OFF DATE BALANCE                            $35,000,000
 CUT-OFF DATE BALANCE/SF                            $183
 CUT-OFF DATE LTV                                   78.7%
 MATURITY DATE LTV                                  72.9%
 UW DSCR ON NCF                                     1.24x

*      Capped at $300,000.

                           PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                       Pleasanton, CA
 PROPERTY TYPE                              Office -- Suburban
 SIZE (SF)                                             191,009
 OCCUPANCY AS OF AUGUST 15, 2005                         94.1%
 YEAR BUILT / YEAR RENOVATED                         1990 / NA
 APPRAISED VALUE                                   $44,500,000
 PROPERTY MANAGEMENT        Triple Net Properties Realty, Inc.
 UW ECONOMIC OCCUPANCY                                   95.0%
 UW REVENUES                                        $4,462,361
 UW TOTAL EXPENSES                                  $1,232,081
 UW NET OPERATING INCOME (NOI)                      $3,230,280
 UW NET CASH FLOW (NCF)                             $2,900,768

                                     S-193

                                                        NET      % OF NET                              % OF          DATE OF
TENANT SUMMARY                       RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                   ACTUAL          LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT         EXPIRATION
------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- -------------------

Robert Half International .....       NR/NR/NR         76,854       40.2%  $ 24.84     $ 1,909,053      55.9%         August 2010
Ocular (Cooper) ...............       NR/BB/NR         25,589       13.4   $ 13.80         353,128      10.3   Multiple Spaces(2)
Nellcor (Tyco) ................    Ba1/BBB+/BBB+       25,560       13.4   $ 14.85         379,566      11.1             May 2006
Trader Publishing .............       NR/NR/NR         12,300        6.4   $ 16.50         202,950       5.9       Month to Month
Oil Changer ...................       NR/NR/NR         12,000        6.3   $ 15.00         180,000       5.3          August 2007
Non-major tenants .............                        27,428       14.4   $ 14.34         393,425      11.5
Vacant ........................                        11,278        5.9                         0       0.0
                                                       ------      -----               -----------     -----
TOTAL .........................                       191,009      100.0%              $ 3,418,123     100.0%
                                                      =======      =====               ===========     =====

(1)    Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)    Under the terms of mulitple leases, approximately 6,784 SF expire in
       April 2010 and approximately 18,805 SF expire in March 2012.

                                              LEASE EXPIRATION SCHEDULE

                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005        1             $ 16.50       12,300           6.4%            6.4%           5.9%             5.9%
     2006        2             $ 14.06       31,560          16.5%           23.0%          13.0%            18.9%
     2007        2             $ 14.29       16,449           8.6%           31.6%           6.9%            25.8%
     2008        2             $ 16.15       16,979           8.9%           40.5%           8.0%            33.8%
     2009        0             $  0.00            0           0.0%           40.5%           0.0%            33.8%
     2010        2             $ 23.94       83,638          43.8%           84.3%          58.6%            92.4%
     2011        0             $  0.00            0           0.0%           84.3%           0.0%            92.4%
     2012        1             $ 13.80       18,805           9.8%           94.1%           7.6%           100.0%
     2013        0             $  0.00            0           0.0%           94.1%           0.0%           100.0%
     2014        0             $  0.00            0           0.0%           94.1%           0.0%           100.0%
     2015        0             $  0.00            0           0.0%           94.1%           0.0%           100.0%
  Thereafter     0             $  0.00            0           0.0%           94.1%           0.0%           100.0%
    Vacant       0               NA          11,278           5.9%          100.0%           0.0%           100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-194

GREENERY MALL

                             LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $35,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.4%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                                     Herschel V. Green
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.510%
 MATURITY DATE                                October 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       24
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       118 / 360
 LOCKBOX                                                  None

 UP-FRONT RESERVES
   TAX                            Yes
   HOLDBACK ESCROW                $217,464
 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                Yes / Springing
   REPLACEMENT(1)                 $3,287
   TI/LC(2)                       $13,706
 ADDITIONAL FINANCING(3)                                  None

                                                  TRUST ASSET
                                                  ------------
 CUT-OFF DATE BALANCE                              $35,000,000
 CUT-OFF DATE BALANCE/SF                                  $160
 CUT-OFF DATE LTV                                        74.5%
 MATURITY DATE LTV                                       65.3%
 UW DSCR ON NCF                                          1.26x

(1)    Capped at $98,676.

(2)    Capped at $500,000.

(3)    Future mezzanine debt permitted.

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                             1
 LOCATION                                            Miami, FL
 PROPERTY TYPE                    Mixed Use -- Retail / Office
 SIZE (SF)                                             219,105
 OCCUPANCY AS OF SEPTEMBER 26, 2005                      95.2%
 YEAR BUILT / YEAR RENOVATED                         1982 / NA
 APPRAISED VALUE                                   $47,000,000
 PROPERTY MANAGEMENT                      Green Property Corp.
 UW ECONOMIC OCCUPANCY                                   95.0%
 UW REVENUES                                        $5,329,377
 UW TOTAL EXPENSES                                  $2,129,052
 UW NET OPERATING INCOME (NOI)                      $3,200,325
 UW NET CASH FLOW (NCF)                             $3,000,355

                                     S-195

                                 TENANT SUMMARY

                                                               NET      % OF NET
                                            RATINGS(1)       RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
-------------------------------------- ------------------- ----------- ----------

ANCHORED TENANTS -- COLLATERAL
Circuit City Stores ..................       NR/NR/NR         54,309       24.8%
Jo-Ann Stores, Inc. ..................      NR/BB-/NR         18,490        8.4
Barnes & Noble Books .................       NR/NR/NR         18,025        8.2
Guitar Center ........................       B1/BB/NR         15,169        6.9
                                                              ------      -----
 TOTAL ANCHOR TENANTS ................                       105,993       48.4%
TOP 5 TENANTS ........................
Creative Staffing ....................       NR/NR/NR          5,235        2.4%
USI (CTX Mortgage) ...................    Baa2/BBB/BBB+        4,715        2.2
Dohan & Company, P.A. ................       NR/NR/NR          4,528        2.1
Womack Appleby .......................       NR/NR/NR          4,115        1.9
Lehtinen, Vargas .....................       NR/NR/NR          3,966        1.8
                                                             -------      -----
 TOTAL TOP 5 TENANTS .................                        22,559       10.3%
NON-MAJOR TENANTS . ..................                        80,114       36.6
                                                             -------      -----
OCCUPIED COLLATERAL TOTAL .. .........                       208,666       95.2%
VACANT ...............................                        10,439        4.8
                                                             -------      -----
COLLATERAL TOTAL .....................                       219,105      100.0%
                                                             -------      =====
PROPERTY TOTAL . .....................                       219,105
                                                             =======

                                                                   % OF
                                         ACTUAL                   ACTUAL      DATE OF LEASE
                TENANT                  RENT PSF   ACTUAL RENT     RENT         EXPIRATION
-------------------------------------- ---------- ------------- ---------- -------------------

ANCHORED TENANTS -- COLLATERAL
Circuit City Stores .................. $ 17.41     $   945,520      22.4%       February 2014
Jo-Ann Stores, Inc. .................. $ 13.50         249,615       5.9        February 2015
Barnes & Noble Books ................. $ 21.16         381,409       9.0         October 2007
Guitar Center ........................ $ 18.00         273,042       6.5             May 2006
                                                   -----------     -----
 TOTAL ANCHOR TENANTS ................ $ 17.45     $ 1,849,586      43.7%
TOP 5 TENANTS ........................
Creative Staffing .................... $ 22.84     $   119,541       2.8%          April 2006
USI (CTX Mortgage) ................... $ 22.79         107,455       2.5         October 2005
Dohan & Company, P.A. ................ $ 21.33          96,582       2.3        December 2013
Womack Appleby ....................... $ 21.80          89,700       2.1   Multiple Spaces(2)
Lehtinen, Vargas ..................... $ 21.27          84,353       2.0   Multiple Spaces(3)
                                                   -----------     -----
 TOTAL TOP 5 TENANTS ................. $ 22.06     $   497,631      11.8%
NON-MAJOR TENANTS . .................. $ 23.50       1,882,957      44.5
                                                   -----------     -----
OCCUPIED COLLATERAL TOTAL .. ......... $ 20.27     $ 4,230,174     100.0%
                                                   ===========     =====
VACANT ...............................
COLLATERAL TOTAL .....................
PROPERTY TOTAL . .....................

(1)    Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)    Under the terms of multiple leases, approximately 3,915 SF expire in
       December 2005 and 200 SF are currently renewable month to month.

(3)    Under the terms of multiple leases, approximately 100 SF and 50 SF expire in November 2006 and 2,934 SF and 882 SF expire in February 2007.

                                                 LEASE EXPIRATION SCHEDULE

                  # OF
                 LEASES   WA BASE RENT/   TOTAL SF    % OF TOTAL    CUMULATIVE %     % OF ACTUAL         CUMULATIVE %
     YEAR       ROLLING     SF ROLLING     ROLLING   SF ROLLING*   OF SF ROLLING*   RENT ROLLING*   OF ACTUAL RENT ROLLING*
-------------- --------- --------------- ---------- ------------- ---------------- --------------- ------------------------

     2005         21         $ 21.20       19,122         8.7%            8.7%            9.6%                 9.6%
     2006         23         $ 21.63       38,706        17.7%           26.4%           19.8%                29.4%
     2007         13         $ 21.92       38,594        17.6%           44.0%           20.0%                49.4%
     2008         14         $ 23.05       18,947         8.6%           52.7%           10.3%                59.7%
     2009          3         $ 27.48        7,659         3.5%           56.2%            5.0%                64.7%
     2010          5         $ 24.60        7,646         3.5%           59.6%            4.4%                69.1%
     2011          1         $ 22.00          665         0.3%           59.9%            0.3%                69.5%
     2012          0         $  0.00            0         0.0%           59.9%            0.0%                69.5%
     2013          1         $ 21.33        4,528         2.1%           62.0%            2.3%                71.7%
     2014          1         $ 17.41       54,309        24.8%           86.8%           22.4%                94.1%
     2015          1         $ 13.50       18,490         8.4%           95.2%            5.9%               100.0%
  Thereafter       0         $  0.00            0         0.0%           95.2%            0.0%               100.0%
    Vacant         0           NA          10,439         4.8%          100.0%            0.0%               100.0%

*      Calculated based on the approximate square footage occupied by each tenant.

                                     S-196

PARK RIDGE APARTMENTS

                    LOAN INFORMATION
--------------------------------------------------------

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $33,500,000
 PERCENTAGE OF CUT-OFF DATE POOL  BALANCE                 1.3%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                                    William F. Raymond
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.220%
 MATURITY DATE                               November 11, 2015
 AMORTIZATION TYPE                               Interest Only
 INTEREST ONLY PERIOD                                      120
 ORIGINAL TERM / AMORTIZATION                         120 / IO
 REMAINING TERM / AMORTIZATION                        119 / IO
 LOCKBOX                                                  None
 UP-FRONT RESERVES
  TAX/INSURANCE                  Yes
 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                  Yes
  REPLACEMENT                    $7,018
 ADDITIONAL FINANCING                                    None

                                                  TRUST ASSET
                                                  -----------
 CUT-OFF DATE BALANCE                             $33,500,000
 CUT-OFF DATE BALANCE/UNIT                          $96,264
 CUT-OFF DATE LTV                                     72.4%
 MATURITY DATE LTV                                    72.4%
 UW DSCR ON NCF                                       1.54x

                        PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                     Rohnert Park, CA
 PROPERTY TYPE                     Multifamily -- Conventional
 SIZE (UNITS)                                              348
 OCCUPANCY AS OF OCTOBER 3, 2005                         91.7%
 YEAR BUILT / YEAR RENOVATED                         1986 / NA
 APPRAISED VALUE                                   $46,300,000
 PROPERTY MANAGEMENT                    Sequoia Equities, Inc.
 UW ECONOMIC OCCUPANCY                                   91.9%
 UW REVENUES                                        $4,230,482
 UW TOTAL EXPENSES                                  $1,457,294
 UW NET OPERATING INCOME (NOI)                      $2,773,188
 UW NET CASH FLOW (NCF)                             $2,686,188

                                     S-197

                                              UNIT MIX

                                      APPROXIMATE
                           NO. OF      UNIT SIZE     APPROXIMATE
UNIT MIX                    UNITS        (SF)         NRA (SF)      % OF NRA         QUOTED RENT
-----------------------   --------   ------------   ------------   ----------   --------------------

    1 BR/1 BA .........   124        639                79,236         28.9%           $920
    2 BR/1 BA .........   112        821                91,952         33.5           $1,036
    2 BR/2 BA .........   112        920               103,040         37.6           $1,120
                          ---                          -------        -----
    TOTAL .............   348        788               274,228        100.0%      $1,022/$1.30/SF
                          ===                          =======        =====

                                     S-198

SUMMERHILL POINTE APARTMENTS

                       LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $33,100,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  1.3%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                                         New Nac, Inc.
 TYPE OF SECURITY                                          Fee
 MORTGAGE RATE                                          5.740%
 MATURITY DATE                               November 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                       36
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       119 / 360
 LOCKBOX                                               None

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               $86,400

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               Springing

 ADDITIONAL FINANCING                                     None

                                                   TRUST ASSET
                                                   -----------
 CUT-OFF DATE BALANCE                              $33,100,000
 CUT-OFF DATE BALANCE/UNIT                           $57,465
 CUT-OFF DATE LTV                                     60.6%
 MATURITY DATE LTV                                    54.5%
 UW DSCR ON NCF                                       1.38x

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                              1
 LOCATION                                        Las Vegas, NV
 PROPERTY TYPE                     Multifamily -- Conventional
 SIZE (UNITS)                                              576
 OCCUPANCY AS OF AUGUST 6, 2005                          96.5%
 YEAR BUILT / YEAR RENOVATED                         1988 / NA
 APPRAISED VALUE                                   $54,600,000
 PROPERTY MANAGEMENT             B&R Property Management, Inc.
 UW ECONOMIC OCCUPANCY                                   95.0%
 UW REVENUES                                        $5,505,168
 UW TOTAL EXPENSES                                  $2,171,691
 UW NET OPERATING INCOME (NOI)                      $3,333,477
 UW NET CASH FLOW (NCF)                             $3,189,477

                                     S-199

                                           UNIT MIX

                                  APPROXIMATE
                       NO. OF      UNIT SIZE     APPROXIMATE                       QUOTED
UNIT MIX                UNITS        (SF)          NRA (SF)      % OF NRA           RENT
-------------------   --------   ------------   -------------   ----------   ------------------

1 BR/1 BA .........     160              703      112,480           19.7%            $730
2 BR/2 BA .........     288            1,102      317,232           55.5             $850
3 BR/2 BA .........     128            1,109      141,952           24.8             $930
                        ---                       -------          -----
TOTAL .............     576              992      571,664          100.0%      $ 834/$0.84/SF
                        ===                       =======          =====

                                     S-200

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan
Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan
History".

     One hundred forty eight (148) of the Mortgage Loans (the "Wachovia
Mortgage Loans"), representing 98.0% of the Cut-Off Date Pool Balance (124
Mortgage Loans in Loan Group 1 or 97.8% of the Cut-Off Date Group 1 Balance and
24 Mortgage Loans in Loan Group 2 or 100.0% of the Cut-Off Date Group 2
Balance) were originated or acquired by Wachovia Bank, National Association
("Wachovia"). Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation, which, as of September 30, 2005, had total assets of approximately $532 billion. Wachovia is acting as the Master Servicer. Wachovia Capital Markets,
LLC is acting as an Underwriter for this transaction and is an affiliate of
Wachovia.

     Three (3) of the Mortgage Loans (the "CWCapital Mortgage Loans"),
representing 2.0% of the Cut-Off Date Pool Balance (2.2% of the Cut-Off Date
Group 1 Balance) were originated by CWCapital LLC ("CWCapital"), a
Massachusetts limited liability company, whose principal offices are located in
Needham, Massachusetts. CWCapital is an affiliate of CWCapital Asset Management
LLC, which is the Special Servicer and Cadim TACH inc., which is anticipated to be the initial holder of the controlling class. CWCapital will also subservice the CWCapital Mortage Loans. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although 3 mortgage loans representing 2.0% of the mortgage pool were sold to the trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage
Securities II LLC, all references to "mortgage loan seller" or "seller" with respect to such mortgage loans will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed by
CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage
Securities I LLC or CWCapital Mortgage Securities II LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC or CWCapital Mortgage
Securities II LLC, as applicable, will be separately made to the Depositor by
CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital
LLC. The Master Servicer will enter into a subservicing agreement with
CWCapital LLC with respect to the loans for which CWCapital LLC is or is deemed to be the "seller".

     Wachovia has no obligation to repurchase or substitute any of the
CWCapital Mortgage Loans. CWCapital has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by
Wachovia. All information concerning the CWCapital Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by
CWCapital LLC.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

                                     S-201

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage
Loan Seller where it was determined not to adversely affect the related
Mortgage Loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest only periods, a maximum amortization period of 30 years following the interest only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by such Mortgage Loan
Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

    o Taxes -- Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

    o Insurance -- If the property is insured under an individual policy
      (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan
      Seller with sufficient funds to pay all insurance premiums. Each Mortgage
      Loan Seller may waive this escrow requirement under certain circumstances.

    o Replacement Reserves -- Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

    o Completion Repair/Environmental Remediation -- Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, each Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

                                     S-202

    o Tenant Improvement/Lease Commissions -- In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller
(the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the
Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and
(subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases
(if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a "pro forma" title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing)
or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the
Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage
Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable
Mortgage Loan, the interest of the Trust Fund or the interests of any
Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under

                                     S-203

which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase
Price") generally equal to the sum of (i) the unpaid principal balance of such
Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan
(calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain
Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master
Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the
Certificate Account a shortfall amount equal to the difference between the
Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute
Mortgage Loan as of the date of substitution (the "Substitution Shortfall
Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the
Internal Revenue Code of 1986, as amended (the "Code"), the applicable Mortgage
Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the "Core
Material Documents")) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage
Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage
Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master
Servicer or Special Servicer (with a possible 30 day extension if the Master
Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date;
provided, however, that the initial 90-day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the accompanying prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated
Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated
maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable
Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less

                                     S-204

than the original debt service coverage ratio of the deleted Mortgage Loan; (x)
be determined by an opinion of counsel to be a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii)
not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating
Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; (xv) not be substituted for a deleted
Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the
Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage
Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the
Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan
Seller has represented and warranted with respect to each Mortgage Loan (except in the case of the CWCapital Mortgage Loans with respect to which the representations and warranties made by CWCapital to CWCapital Mortgage
Securities I LLC or CWCapital Mortgage Securities II LLC, as applicable, in connection with the sale of such mortgage loans to CWCapital Mortgage
Securities I LLC or CWCapital Mortgage Securities II LLC will also be made separately by CWCapital to the Depositor) (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or
as of such other date specifically provided in the representation and warranty, among other things, generally that:

       (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement)
    was true and correct in all material respects as of the Cut-Off Date;

       (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan;

       (iii) immediately prior to the sale, transfer and assignment to the
      Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

       (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

       (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the
    Mortgage Loan

                                     S-205

   documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b)
   as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

       (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan
     Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

       (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

       (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
       (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the
       Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
       Mortgaged Property or the security intended to be provided by such
       Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants
       (whether under ground leases, space leases or operating leases) at the
       Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases)
       and (f) if such Mortgage Loan is cross-collateralized with any other
       Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the
       Mortgaged Property;

       (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related
     Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

       (x) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss"
    insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions;
    (2) business interruption or rental loss insurance in an amount at least equal to 12 months

                                     S-206

   of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
   Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the
   Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan
   Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

       (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

       (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the
      18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

       (xiii) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform
       Standards of Professional Appraisal Practice" as adopted by the
       Appraisal Standards Board of the Appraisal Professional Appraisal
       Practice" as adopted by the Appraisal Standards Board of the Appraisal
       Foundation, or (B) the guidelines in Title XI of the Financial
       Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase
Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage
Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage
Loan Seller generally has an additional 90-day period to cure such breach if it is diligently

                                     S-207

proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan
Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Except with respect to the CWCapital Mortgage Loans each
Mortgage Loan Seller is the sole warranting party in respect of the Mortgage
Loans sold by such Mortgage Loan Seller to the Depositor, and none of the
Depositor nor any of such party's affiliates (except with respect to Wachovia
Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.
With respect to the CWCapital Mortgage Loans, the sole recourse to cure a material document defect or a material breach in respect of such Mortgage Loans or repurchase or replace the defective Mortgage Loan, will be against
CWCapital, and neither CWCapital Mortgage Securities I LLC or CWCapital
Mortgage Securities II LLC will in any event be obligated to repurchase or replace such Mortgage Loans if CWCapital defaults in its obligations to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage
Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the
Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged
Property at least 45 days prior to commencing any such action. Such Mortgage
Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the
Special Servicer shall contract with a third party set forth in the Pooling and
Servicing Agreement (a "Determination Party") as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO
Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that
(a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional
Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed
Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt

                                     S-208

service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related
Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the
REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the
Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed
Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the
Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related
Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase
Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary
Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan
Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the
Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                                     S-209

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, and the Companion Loans for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related
Intercreditor Agreement, if applicable, and the terms of the respective
Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the
Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or
(ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a "Loan Pair") are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust
Fund (as a collective whole, taking into account that the Subordinate Companion
Loans are subordinate to the related Mortgage Loans and that the Pari Passu
Companion Loan is pari passu in right of entitlement to payment to the Hyatt
Center Loan, to the extent set forth in the Hyatt Center Intercreditor
Agreement), and (c) without regard to (i) any relationship that the Master
Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the
Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the
Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any
affiliate thereof for others of any other mortgage loans or real property; (vi)
any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing Standard").

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the
Master Servicer and the Special Servicer will remain obligated under the
Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The
Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special
Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans and the Companion Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING
AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the
Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions

                                     S-210

taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special
Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced
Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master
Servicer set forth in the accompanying prospectus, the Master Servicer and the
Special Servicer each has the right to resign at any other time, provided that
(i) a willing successor thereto has been found, (ii) each of the Rating
Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF
THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master
Servicer and the Depositor" in the accompanying prospectus.

     With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any
subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such
Companion Loan as is necessary for the depositor, issuing entity, master servicer, special servicer and trustee to comply with all requirements of
Regulation AB of the Securities Act.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master
Servicer"), will be responsible for servicing the Mortgage Loans (other than the Specially Serviced Mortgage Loans and the REO Properties). Although the
Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the
Master Servicer will remain liable for its servicing obligations under the
Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, our affiliate, one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. With respect to 3 Mortgage Loans (loan numbers 14, 97 and 120), representing 2.0% of the Cut-Off Date Pool Balance
(2.2% of Cut-Off Date Group 1 Balance), an affiliate of Wachovia Bank, National
Association is the sole equity owner in each related borrower. Wachovia Bank,
National Association's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

     As of September 30, 2005, Wachovia Bank, National Association and its
affiliates were responsible for master or primary servicing approximately
16,848 commercial and multifamily loans, totaling approximately $165 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning
Wachovia Bank, National Association has been provided by Wachovia Bank,
National Association. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     Initially, the "Special Servicer" will be CWCapital Asset Management LLC with respect to the Mortgage Loans.

     CWCapital Asset Management LLC, a Massachusetts limited liability company with an address of 1919 Pennsylvania Avenue N.W. Washington D.C. 20006, will initially be appointed as special servicer under the Pooling and Servicing
Agreement. CWCapital Asset Management LLC or its affiliates are involved in real estate investment, finance and management. CWCapital Asset Management LLC was organized in June 2005. In July of 2005 it acquired Allied Capital
Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. As of November 30, 2005, CWCapital
Asset Management LLC acted as special servicer for approximately $29 billion of commercial real estate assets

                                     S-211

representing approximately 3,500 mortgage loans and foreclosure properties within 23 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCapital Asset Management LLC may acquire certain of the Certificates not offered hereunder and may be the initial Controlling Class Representative and will be an affiliate of one of the mortgage loan sellers.

     The Special Servicer and its respective affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund.
Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding CWCapital Asset Management LLC has been provided by CWCapital Asset Management LLC.

     With respect to the Mortgage Loans, the Pooling and Servicing Agreement
permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the
Special Servicer and whose approval is required for certain actions by the
Special Servicer under certain circumstances. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the
Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in "--The Controlling Class
Representative" below including, with respect to the One Grumman Road West
Loan, the right to replace the Special Servicer solely with respect to the One
Grumman Road West Loan. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The
Controlling Class Representative" below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the
Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential
Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class
A-1A Certificates will be treated as one Class for determining the Controlling
Class.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan or Companion Loan as to which (a) the related mortgagor has (i)
failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special
Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic
Payment (other than a Balloon Payment), and such failure has continued
unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the
case of the Special Servicer, with the consent of the Controlling Class
Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a
Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against

                                     S-212

pursuant to the terms of the Pooling and Servicing Agreement) that the Master
Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing
Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
(g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1)
subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the
Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing
Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related
Mortgaged Property (each event described in clauses (a) through (h) above, a
"Servicing Transfer Event").

     In general, as long as a Co-Lender Loan is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and
Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage
Loan. If a Co-Lender Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or the related Subordinate
Companion Loans are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and
Companion Loan to the Special Servicer. Notwithstanding such transfer, the
Master Servicer will continue to receive payments on such Mortgage Loan and/or
Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the
Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage
Loans" and, together with any REO Properties, constitute "Specially Serviced
Trust Fund Assets". The Master Servicer has no responsibility for the Special
Servicer's performance of its duties under the Pooling and Servicing Agreement.

                                     S-213

     A Mortgage Loan or Companion Loan will cease to be a Specially Serviced
Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the
Master Servicer will re-assume servicing responsibilities):

       (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

       (b) with respect to any of the circumstances described in clauses (b),
    (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the
    Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

       (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

       (d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing
Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage
Loan (and from revenue with respect to each REO Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the
Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0200% to 0.0600%. As of the Cut-Off Date the weighted average
Master Servicing Fee Rate will be approximately 0.0206% per annum. The Master
Servicer will not be entitled to receive a separate fee with respect to a
Companion Loan unless such fee is expressly set forth in the related
Intercreditor Agreement. Otherwise, all references in this section to "Mortgage
Loans" will include the Companion Loans unless otherwise specified.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date.
If such a principal prepayment occurs during any Collection Period after the
Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a
"Prepayment Interest Excess") the amount of interest (net of related Master
Servicing Fees, and without regard to any Prepayment Premium or Yield
Maintenance Charge actually collected) that would have been collected on the
Mortgage Loan during such Collection Period if the borrower had not prepaid.
Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each
Distribution Date, the Master Servicer is required to deposit into the
Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan not owned by the Trust Fund) that was subject to a voluntary principal

                                     S-214

prepayment during the most recently ended Collection Period creating a
Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per
annum) received by the Master Servicer during such Collection Period on such
Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing
Fee on the applicable Mortgage Loan for such Collection Period. Compensating
Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO
Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The
"Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate")
equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially
Serviced Mortgage Loan or REO Loan, as the case may be. However, earned Special
Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a
"Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the
Certificate Account as further described in the Pooling and Servicing
Agreement. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as
described under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage
Loans; Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase
Agreement, (ii) by the Master Servicer, the Special Servicer, the Majority
Subordinate Certificateholder or the purchasing Certificateholder as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of certain Co-Lender Loans as described under
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.0% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is
terminated or resigns, it will retain the right to receive any and all Workout
Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage
Loan during the period that it acted as Special Servicer and remained a
Corrected Mortgage Loan at the time of its termination or resignation or if the
Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage
Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as
of the time the Special Servicer is terminated or resigns become a Corrected
Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage
Loan as a result of making such three consecutive payments. The successor
Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances,
Additional

                                     S-215

Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) and the cost of property inspections as provided in the
Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master
Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust
Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or
REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage
Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred.
See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of
Expenses" in the accompanying prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances", each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the
Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such
Mortgage Loan has been paid from general collections on deposit in the
Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of
Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i)
affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges)
payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such
Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such
Mortgage Loan is equal to or in excess of 5% of the then

                                     S-216

aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related
Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related
Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of any related
Companion Loan, the Special Servicer may (i) reduce the amounts owing under any
Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan,
including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity of Mortgage Loans with an original maturity of five years or less with
Controlling Class approval for up to two six-month extensions), and/or (v)
accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage
Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any
REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special
Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage
Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv)
defer interest due on any Mortgage Loan in excess of 10% of the Stated
Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under
"--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies and,
with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any

                                     S-217

such modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, and, with respect to the
Co-Lender Loans, subject to certain rights of the holders of the related
Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i)
approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage
Loan documents and (v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust
Fund as holder of the Co-Lender Loan and certain Companion Loans, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class
Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the
Controlling Class Representative's approval will be deemed to have been given):

              (i) any actual or proposed foreclosure upon or comparable
       conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage
       Loans as come into and continue in default;

              (ii) any modification or waiver of any term of the related
       Mortgage Loan documents of a Mortgage Loan that relates to the Maturity
       Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less)
       or a material non-monetary term;

              (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
       "DESCRIPTION OF THE CERTIFICATES-- Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
       "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

              (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

              (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

              (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

              (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

              (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage
       Loan documents);

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              (ix) any termination of the related property manager for Mortgage
       Loans having an outstanding principal balance of greater than $5,000,000;

              (x) any termination of, or modification of, any applicable franchise agreements related to any Mortgage Loan secured by a hotel;

              (xi) any determination to allow a borrower not to maintain terrorism insurance; and

              (xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, or (ii)
expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.
Cadim TACH inc., or an affiliate, will be the initial Controlling Class
Representative.

     Pursuant to the Hyatt Center Intercreditor Agreement, the Controlling
Class Representative will generally share with the holder of the Hyatt Center
Pari Passu Companion Loan the rights given to the Controlling Class
Representative to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the Hyatt Center Loan and the Hyatt Center Pari
Passu Companion Loan. In general, in the event the Controlling Class
Representative is required to give its consent or advice or otherwise take any action with respect to the Hyatt Center Loan, the Controlling Class
Representative will generally be required to confer with the holder of the
Hyatt Center Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the Hyatt
Center Pari Passu Companion Loan disagree with respect to such advice, consent or action, the Hyatt Center Intercreditor Agreement provides that the
Controlling Class Representative and the holder of the Hyatt Center Pari Passu
Companion Loan will contract with a third party designated under the Hyatt
Center Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the holder of the Hyatt Center Pari Passu Companion Loan in accordance with the
Hyatt Center Intercreditor Agreement.

     In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Companion
Loan that materially and adversely affects the holder of the Caplease Companion
Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Loan or Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan and certain other matters related to Defaulted Lease Claims. See "DESCRIPTION OF
THE MORTGAGE POOL--Co-Lender Loans--Caplease Loan--Servicing Provisions of the
Caplease Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holders of the Mezz Cap Companion Loans may exercise certain approval rights relating to a modification of a Mezz Cap Loan or Mezz
Cap Companion Loan that materially and adversely affects the holder of such
Mezz Cap Companion Loan prior to the expiration of the related repurchase period. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Mezz Cap
Loans--Servicing Provisions of the Mezz Cap Intercreditor Agreement" in this prospectus supplement.

     Further, notwithstanding the foregoing, provided no control appraised period is in effect under the related Intercreditor Agreement, the holders of the One Grumman Road West Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the One Grumman Road West Whole Loan and the Controlling Class,
and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement;

                                     S-219

provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicers. Generally, the holder of the One Grumman Road West
Companion Loan will be entitled to such rights. These rights include that (i)
the Special Servicer and/or the Master Servicer will be required to consult with the holder of such One Grumman Road West Companion Loan or its designee in connection with (A) the waiver of any notice provisions related to prepayment;
and (ii) the holder of the One Grumman Road West Companion Loan or its designee will be entitled to exercise rights and powers with respect to the One Grumman
Road West Whole Loan that are the same as or similar to those of the
Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the One Grumman Road West Whole
Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, Prepayment Premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the One
Grumman Road West Whole Loan or a modification or waiver of any other monetary term of the Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the One Grumman Road West Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan documents on the date hereof or any modification or waiver relating to the cash management provision of the Mortgage Loan documents or any other material change to the
Mortgage Loan documents; (B) any modification of, or waiver with respect to, the One Grumman Road West Whole Loan that would result in a discounted pay-off of the One Grumman Road West Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the
Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the
Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in Borrower or any sale of the One Grumman
Road West Whole Loan (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement); (E) any action to bring the
Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the One
Grumman Road West Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the One Grumman Road West Whole Loan); (G) any release of the related borrower or any guarantor from liability with respect to the One
Grumman Road West Whole Loan; any substitution of the banking holding the central account unless that bank agrees to comply with the terms of the
Mortgage Loan documents; (I) any waiver of or determination not to enforce a
"due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (J) any material changes to or waivers of any of the insurance requirements set forth in the
Mortgage Loan documents; (K) any determination to apply casualty or condemnation proceeds to the payment of the indebtedness; (L) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower to the extent such incurrence requires the consent of the
Mortgagee under the Mortgage Loan documents; (M) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the
Mortgagee or guarantor; (N) any consent to any lease to the extent the entering into such lease requires the consent of the Mortgagee under the Mortgage Loan documents; provided, if the Mortgagee's approval will be deemed given pursuant to the terms of the Mortgage Loan documents, the holder of the One Grumman Road
West Companion Loan is required to give or withhold its consent to any of the foregoing no less than 2 business days prior to the day upon which such consent shall be deemed given; (O) any adoption or implementation of a business plan
(including without limitation, any operating expense budget or capital expense budget) submitted by the borrower with respect to the Mortgaged Property;
provided if the Mortgagee's approval will be deemed

                                     S-220

given pursuant to the terms of the Mortgage Loan documents, the holder of the
One Grumman Road West Companion Loan must give or withhold its consent to any of the foregoing no less than 2 business days prior to the day upon which such consent shall be deemed given; (P) the release of any escrow not expressly required by the terms of the Mortgage Loan documents or under applicable law;
and (Q) material alterations on the Mortgaged Property if approval by the holder of the One Grumman Road West Companion Loan is required by the Mortgage
Loan documents.

     Further, notwithstanding any of the control rights of the holders of the
Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class
Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special
Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its
Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related
Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or
(iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a
Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a
Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan) (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such

                                     S-221

fair value determination. If the Purchase Option is not exercised by the
Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority
Subordinate Certificateholder shall assign the Purchase Option to the Special
Servicer for fifteen days. If the Purchase Option is not exercised by the
Special Servicer or its assignee within such fifteen day period, then the
Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage
Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Trustee will be required to determine if the
Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an
Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO
Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master
Servicer, Special Servicer, Majority Subordinate Certificateholder, any
independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing
Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall

                                     S-222

notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and
Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to
the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate
Account.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the
Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust
Fund's interest therein qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement
also requires that any such Mortgaged Property be managed and operated by an
"independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged
Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes
"rents from real property," within the meaning of Code Section 856(c)(3)(A) and
Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged
Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute "rents from real property," or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a
Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute "rents from real property."
Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also he subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause REMIC I, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related
Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See
"Certain Federal Income Tax Consequences" herein.

                                     S-223

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced
Mortgage Loan or the related debt service coverage ratio is below 1.00x;
provided, however with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a
Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer
(with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan is required (and, in the case of the Master Servicer, at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than
$2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the
Special Servicer in the previous 6 months. The Special Servicer and the Master
Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged
Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer with respect to Specially Serviced Mortgage Loans and
REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master
Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES-- Reports to
Certificateholders; Available Information" in this prospectus supplement.

                                     S-224

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C22 (the "Certificates") will be issued pursuant to a pooling and servicing agreement, dated as of December 1, 2005, among the Depositor, the Master Servicer, the Special Servicer and the Trustee
(the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in
the prospectus); and (iv) certain rights of the Depositor under each Mortgage
Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan
Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4
and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii)
the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and
Class Q Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class IO Certificates (together with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II
Certificates (collectively, the "REMIC Residual Certificates"); and (v) the
Class Z Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class
A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates
(collectively, the "Offered Certificates") are offered by this prospectus supplement. The Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q, Class IO Certificates (collectively, the
"Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual
Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered by this prospectus supplement. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the
REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Offered
Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through
DTC (in the United States) or Clearstream Banking, societe anonyme
("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear
Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and
Euroclear Operator will hold omnibus positions on behalf of the Clearstream
Participants and the Euroclear Participants, respectively, through customers'
securities accounts in the name of Clearstream and Euroclear Operator on the books of the respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the
Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants

                                     S-225

and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, the Euroclear
Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream
Participant or Euroclear Participant on such business day. Cash received in
Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC
Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the
Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing
Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to
Indirect Participants, Clearstream, the Euroclear Operator or holders of
Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered
Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

                                     S-226

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream
Participants through electronic book-entry changes in accounts of Clearstream
Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by
Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the
Certificate Balances representing the approximate percentage of the Cut-Off
Date Pool Balance as set forth in the following table:

                                                         CLOSING DATE        PERCENTAGE OF CUT-OFF
CLASS OF CERTIFICATES                                CERTIFICATE BALANCE       DATE POOL BALANCE
-------------------------------------------------   ---------------------   ----------------------

Class A-1 Certificates ..........................       $   51,163,000               1.996%
Class A-2 Certificates ..........................       $   91,861,000               3.584%
Class A-3 Certificates ..........................       $  157,444,000               6.143%
Class A-PB Certificates .........................       $  204,025,000               7.960%
Class A-4 Certificates ..........................       $1,035,637,000              40.407%
Class A-1A Certificates .........................       $  253,981,000               9.909%
Class A-M Certificates ..........................       $  256,302,000              10.000%
Class A-J Certificates ..........................       $  153,781,000               6.000%
Class B Certificates ............................       $   22,426,000               0.875%
Class C Certificates ............................       $   32,038,000               1.250%
Class D Certificates ............................       $   25,630,000               1.000%
Class E Certificates ............................       $   48,057,000               1.875%
Non Offered Certificates (other than the Class IO
 Certificates) ..................................       $  230,671,890               9.000%

     The "Certificate Balance" of any Class of Sequential Pay Certificates
outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable

                                     S-227

to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay
Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such
Distribution Date, and further by any Realized Losses and Additional Trust Fund
Expenses actually allocated to such Class of Certificates on such Distribution
Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the "Notional Amount"). The
Class IO Certificates have 23 separate components (each, a "Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such
Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The component balance (the "Component Balance")
of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On each
Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class IO Certificates will equal approximately $2,563,016,890 (subject to a permitted variance of plus or minus
5.0%).

     The Certificate Balance of any Class of Sequential Pay Certificates may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount,
"Certificate Deferred Interest"). With respect to the Sequential Pay
Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2,
Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances)) to such Classes. The Certificate Balance of each Class of Sequential Pay
Certificates to which Certificate Deferred Interest has been so allocated on a
Distribution Date will be increased by the amount of Certificate Deferred
Interest. Any increase in the Certificate Balance of a Class of Sequential Pay
Certificates will result in an increase in the Notional Amount of the Class IO
Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the
REMIC Regular Certificates. It is not anticipated that any such portion of the
Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C,
Class D and Class E Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. The Class IO Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

     The Pass-Through Rate applicable to the Class IO Certificates for the
initial Distribution Date will equal approximately    % per annum.

     The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the Components for such Distribution

                                     S-228

Date (weighted on the basis of the respective Component Balances of such
Components outstanding immediately prior to such Distribution Date). The "Strip
Rate" in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution
Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates
corresponding to such Component (but in no event will any Strip Rate be less than zero).

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance
(or, in the case of the Class IO Certificates, its Notional Amount) of such
Class of Certificates immediately following the Distribution Date in such
Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular
Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the
commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date; provided that, for the purpose of determining the Weighted
Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such
Mortgage Loan will be calculated without regard to such event.

     The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x)
the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related
Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage
Loan, other than 2 Mortgage Loans (loan numbers 7 and 71), representing 2.6% of the Cut-Off Date Pool Balance (2.9% of the Cut-Off Date Group 1 Balance),
accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC
Regular Certificates, then, solely for purposes of calculating the Weighted
Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each
Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a)
December of each year that does not immediately precede a leap year, and
January of each year will be the per annum rate stated in the related Mortgage
Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

     The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero)
by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any
Realized Loss incurred in respect of such Mortgage Loan during the related
Collection Period and (b) increased on each Distribution Date by any Mortgage
Deferred Interest added to the principal balance of such Mortgage Loan on such
Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances
or

                                     S-229

Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the
Stated Principal Balance (other than for purposes of computing the Weighted
Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage
Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such
Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

     The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in January 2006.

DISTRIBUTIONS

     General. Except as described below with respect to the Class Z
Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first
Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in January 2006.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the
Class R-I, Class R-II and Class Z Certificateholders) on each related
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

       (a) the total amount of all cash received on or in respect of the
    Mortgage Loans and any REO Properties by the Master Servicer as of the
    close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

          (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

          (ii) any Prepayment Premiums and Yield Maintenance Charges;

                                     S-230

          (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion
        Loans;

          (iv) any amounts deposited in the Certificate Account in error;

          (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

          (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest
        Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

       (b) all P&I Advances made by the Master Servicer, or the Trustee with respect to such Distribution Date;

       (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest
    Payment made on any Companion Loan);

       (d) if such Distribution Date occurs during March of any year or if such
    Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the
    Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan; and

       (e) with respect to the initial Distribution Date, amounts on deposit in an interest reserve account related to certain mortgage loans.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in
this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS --Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an
Actual/360 basis an amount equal to one day's interest at the related Mortgage
Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each
Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each
Distribution Date occurring in March, or in the event the final Distribution
Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Certificate Account. The Master Servicer will establish and will maintain a "Certificate Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account will be used to make distributions on the
Certificates.

                                     S-231

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available
Distribution Amount will be used to make distributions on the Certificates.

     Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a "Gain-on-Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future
Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution
Date, an amount equal to the Additional Interest received in respect of the
Mortgage Loans during the related Collection Period will be deposited into the
Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

   (1)   concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the
         Class A-1 Certificates, Class A-2 Certificates, Class A-3
         Certificates, Class A-PB Certificates and Class A-4 Certificates, pro
         rata, in accordance with the amounts of Distributable Certificate
         Interest in respect of such Classes of Certificates on such
         Distribution Date, in an amount equal to all Distributable Certificate
         Interest in respect of such Classes of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available
         Distribution Amount for such Distribution Date attributable to
         Mortgage Loans in Loan Group 2, to the holders of the Class A-1A
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates on such Distribution
         Date and, to the extent not previously paid, for all prior
         Distribution Dates, and (iii) from the entire Available Distribution
         Amount for such Distribution Date relating to the entire Mortgage
         Pool, to the holders of the Class IO Certificates, in accordance with the amounts of Distributable Certificate Interest in respect of such
         Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the
         Available Distribution Amount will be allocated among the above
         Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate
         Interest in respect of such Classes of Certificates on such
         Distribution Date, in an amount equal to all Distributable Certificate
         Interest in respect of each such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (2)   to distributions of principal to the holders of the Class A-PB
         Certificates, in an amount equal to the Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, until the
         Certificate Balance of the Class A-PB Certificates is reduced to the
         Class A-PB Planned Principal Balance set forth on Annex C to this prospectus supplement;

   (3)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates as set
         forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then

                                     S-232

        outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
        Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
        Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

   (4)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates and the
         Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class
         A-2 Certificates) equal to the remaining Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
         Certificates and the Class A-1 Certificates on such Distribution Date;

   (5)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates, the
         Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) in an
         aggregate amount equal to the remaining Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
         Certificates, the Class A-1 Certificates and the Class A-2
         Certificates on such Distribution Date;

   (6)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates, Class
         A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as
         set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class
         A-PB Certificates) equal to the remaining Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
         Certificates, the Class A-1 Certificates, Class A-2 Certificates and
         the Class A-3 Certificates on such Distribution Date;

   (7)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates, Class
         A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates
         as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-4
         Certificates in an amount (not to exceed the then outstanding
         Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
         Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
         Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
         the Class A-2 Certificates and the Class A-3 Certificates on such
         Distribution Date;

   (8)   to distributions of principal to the holders of the Class A-1A
         Certificates in an amount (not to exceed the then outstanding
         Certificate Balance of the Class A-1A Certificates) equal to the Loan
         Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB

                                     S-233

        Certificates, the Class A-1 Certificates, the Class A-2 Certificates,
        the Class A-3 Certificates and the Class A-4 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the
        Class A-2 Certificates, Class A-3 Certificates and Class A-4
        Certificates have been made on such Distribution Date;

   (9)   to distributions to the holders of the Class A-PB Certificates, the
         Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
         Certificates, the Class A-4 Certificates and the Class A-1A
         Certificates, pro rata, in accordance with the respective amounts of
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

   (10)  to distributions of interest to the holders of the Class A-M
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (11)  after the Class A Certificates have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class
         A-M Certificates) equal to the Principal Distribution Amount in respect of the Class A-M Certificates for such Distribution Date, less any portion distributed in respect of the Class A-1 Certificates, the
         Class A-2 Certificates, the Class A-3 Certificates, the Class A-4
         Certificates, and the Class A-PB Certificates and/or the Class A-1A
         Certificates on such Distribution Date;

   (12)  to distributions to the holders of the Class A-M Certificates, to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (13)  to distributions of interest to the holders of the Class A-J
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (14)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of payment;

   (15)  to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (16)  to distributions of interest to the holders of the Class B
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (17)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (18)  to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (19)  to distributions of interest to the holders of the Class C
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-234

   (20)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (21)  to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (22)  to distributions of interest to the holders of the Class D
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (23)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (24)  to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (25)  to distributions of interest to the holders of the Class E
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (26)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (27)  to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (28)  to distributions of interest to the holders of the Class F
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (29)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (30)  to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (31)  to distributions of interest to the holders of the Class G
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (32)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

                                     S-235

   (33)  to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (34)  to distributions of interest to the holders of the Class H
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (35)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (36)  to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (37)  to distributions of interest to the holders of the Class J
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (38)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (39)  to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (40)  to distributions of interest to the holders of the Class K
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (41)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (42)  to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (43)  to distributions of interest to the holders of the Class L
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (44)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (45)  to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (46)  to distributions of interest to the holders of the Class M
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-236

   (47)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (48)  to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (49)  to distributions of interest to the holders of the Class N
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (50)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (51)  to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (52)  to distributions of interest to the holders of the Class O
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (53)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (54)  to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (55)  to distributions of interest to the holders of the Class P
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (56)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (57)  to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (58)  to distributions of interest to the holders of the Class Q
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (59)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

                                     S-237

   (60)  to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received; and

   (61)  to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
         Amount remaining after the distributions to be made on such
         Distribution Date as described in clauses (1) through (60) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund
Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8)
above with respect to the Class A-1 Certificates, the Class A-2 Certificates,
the Class A-3 Certificates, the Class A-4 Certificates, the Class A-PB
Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the respective then outstanding Certificate Balances of such
Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such
Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from principal prepayments made on the
Mortgage Loans during the related Collection Period that are not covered by the
Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular
Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such
Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution
Date. The "Accrued Certificate Interest" in respect of the Class IO
Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class
IO Certificates, as the case may be, outstanding immediately prior to such
Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class IO Certificates) will equal the product of (a) such Net
Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all
Classes of REMIC Regular Certificates (other than the Class IO Certificates)
for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer's related Compensating Interest
Payment for such Distribution Date, will reduce the Distributable Certificate
Interest as described above.

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion
Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This
allocation will cause a Prepayment Interest Shortfall with respect to the Hyatt
Center Whole Loan, which shall be allocated, pro rata, between the Hyatt Center
Loan and the Hyatt Center Pari Passu Companion Loan with any Prepayment
Interest Shortfall allocated

                                     S-238

to the Hyatt Center Pari Passu Companion Loan, net of amounts payable by the
Master Servicer, to be included in the Net Aggregate Prepayment Interest
Shortfall.

     Principal Distribution Amount. So long as both the Class A-4 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis
(with respect to Loan Group 1, the "Loan Group 1 Principal Distribution Amount"
and with respect to Loan Group 2, the "Loan Group 2 Principal Distribution
Amount", respectively). On each Distribution Date after the Certificate
Balances of either the Class A-4 Certificates or Class A-1A Certificates has
been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

       (a) the aggregate of the principal portions of all Scheduled Payments
    (other than Balloon Payments) and of any Assumed Scheduled Payments due or
    deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or the Trustee, as applicable, prior to such Collection Period;

       (b) the aggregate of all principal prepayments received on the Mortgage
    Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

       (c) with respect to any Mortgage Loan in such Loan Group or the Mortgage
    Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection
    Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled
    Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of
    Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to
    Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage
    Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the
    Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

       (e) if such Distribution Date is subsequent to the initial Distribution
    Date, the excess, if any, of the Loan Group 1 Principal Distribution
    Amount, the Loan Group 2 Principal Distribution Amount and the Principal
    Distribution Amount, as the case may be, for the immediately preceding
    Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period

                                     S-239

during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex C to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions.
Based on these assumptions, the Certificate Balance of the Class A-PB
Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table
Assumptions. Therefore, there can be no assurance that the balance of the Class
A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the
Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal
Distribution Amount, as applicable, will be distributed on the Class A-PB
Certificates until the Certificate Balance of the Class A-PB Certificates is
reduced to zero.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon
Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related
Due Date that it remains or is deemed to remain outstanding will equal the
Scheduled Payment that would have been due thereon on such date if the related
Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The
Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled
Payment that would have been due in respect of such Mortgage Loan on such Due
Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of
Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained

                                     S-240

outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the
definitions of "Principal Distribution Amount" and "Weighted Average Net
Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan"). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans or a related Companion Loan, if applicable.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates and the Class F Certificates, Class G Certificates, Class
H Certificates and Class J Certificates as set forth below. "Yield Maintenance
Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated
(based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a
Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment
Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates and the Class F Certificates,
Class G Certificates, Class H Certificates and Class J Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such
Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment
Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates, Class
F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates will be equal to the discount rate stated in the related Mortgage
Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated
therein, the Discount Rate will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such
U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

                                     S-241

     For an example of the foregoing allocation of Prepayment Premiums and
Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a
Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any
Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE
MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan (and, with respect to any
Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class IO Certificates and
each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the
Class A Certificates and Class IO Certificates of the full amount of
Distributable Certificate Interest payable in respect of such Classes of
Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance.
The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class IO
Certificates), (b) to the holders of the Class D Certificates by means of the subordination of the and the Class E Certificates and the Non-Offered
Certificates (other than the Class IO Certificates), (c) to the holders of the
Class C Certificates by means of the subordination of the Class D Certificates and the Class E Certificates and the Non-Offered Certificates (other than the
Class IO Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates and
the Class E Certificates and the Non-Offered Certificates (other than the Class
IO Certificates), (e) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D
Certificates and Class E Certificates and the Non-Offered Certificates (other than the Class IO Certificates), (f) to the holders of the Class A-M
Certificates by means of the subordination of the Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates and Class E
Certificates and the Non-Offered Certificates (other than the Class IO
Certificates) and (g) to the holders of the Class A Certificates and Class IO
Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution
Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution
Amount" above and (ii) by the allocation of Realized Losses and Additional
Trust Fund Expenses as described below. After the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes of Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class IO Certificates, to the extent such
Classes of Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance

                                     S-242

with the priorities described under "--Distributions--Application of the
Available Distribution Amount" above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the
Subordinate Certificates), thereby increasing, relative to their respective
Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional
Trust Fund Expenses related to all Mortgage Loans (without regard to Loan
Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential
Pay Certificates (in each case, in reduction of their respective Certificate
Balances) as follows, but, with respect to the Classes of Sequential Pay
Certificates, in the aggregate only to the extent the aggregate Certificate
Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class Q
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; second, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
third, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class N
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fifth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
sixth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class K
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eighth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
ninth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class G
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eleventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class E Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; thirteenth, to the
Class D Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fourteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class B Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; sixteenth, to the
Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining
Certificate Balances of such Classes of Certificates are reduced to zero.

     Generally, any losses and expenses that are associated with the Co-Lender
Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate
Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Hyatt Center Whole Loan will be allocated in accordance with the Hyatt Center Intercreditor Agreement pro rata to the Hyatt
Center Loan and the Hyatt Center Pari Passu Companion Loan.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The
Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such
Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection
Period in

                                     S-243

which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield
Maintenance Charges) and (ii) certain related unreimbursed servicing expenses
(including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than
Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal
Distribution Amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the
Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the
accompanying prospectus, certain indemnities and reimbursements to the Master
Servicer, the Special Servicer and the Depositor of the type described under
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding
the Master Servicer and the Depositor" in the accompanying prospectus (the
Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating
Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax
and Other Taxes" in the accompanying prospectus and "SERVICING OF THE MORTGAGE
LOANS --Defaulted Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered
Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and
Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments
(other than Balloon Payments) and any Assumed Scheduled Payments, net of
related Master Servicing Fees in respect of the Mortgage Loans and any REO
Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I
Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the
Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will

                                     S-244

be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any
Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction
Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal
Reductions" below and (ii) the amount of the principal portion of the P&I
Advance that would otherwise be required without regard to this sentence.
Pursuant to the terms of the Pooling and Servicing Agreement, if the Master
Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the
Trustee will be required to make any P&I Advances with respect to any Companion
Loan (except, with respect to the Master Servicer, the Hyatt Center Pari Passu
Companion Loan when it is included in a securitization). If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such
P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer.

     The Master Servicer (or the Trustee) is entitled to recover any P&I
Advance made out of its own funds from any amounts collected in respect of the
Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage
Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the
Trustee is obligated to make any P&I Advance that it determines, in accordance with the Servicing Standard (in the case of the Master Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the
Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage
Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement
Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A
Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special
Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such
Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed
Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an
Advance is nonrecoverable) at any time and may obtain at the expense of the
Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an
Advance is nonrecoverable will be conclusive and binding on the
Certificateholders, the Master Servicer and the Trustee. Any requirement of the
Master Servicer or the Trustee to make an Advance in

                                     S-245

the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage
Loans. See "DESCRIPTION OF THE CERTIFICATES-- Advances in Respect of
Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the
Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the
Certificateholders) incurred by it (each such P&I Advance or expense, an
"Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the
Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the
Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master
Servicer and the Controlling Class Representative, each in its sole discretion)
and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the
Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer or the Trustee,
as applicable, will be required to give Moody's, S&P and Fitch at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and
Servicing Agreement.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that
Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable
Certificates), thereby reducing the Principal Distribution Amount of such
Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement

                                     S-246

Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution Date
corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal
Date") that (1) any Mortgage Loan (including the Hyatt Center Pari Passu
Companion Loan) is 60 days delinquent in respect of any Periodic Payments, (2)
any REO Property is acquired on behalf of the Trust Fund in respect of any
Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4)
a receiver is appointed and continues in such capacity in respect of the
Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon
Payment with respect to any Mortgage Loan (including the Hyatt Center Pari
Passu Companion Loan) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan (including the Hyatt Center Pari Passu Companion Loan) within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Hyatt Center Pari Passu Companion Loan)
will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is
outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a
"Required Appraisal Loan"), the Special Servicer is required to obtain (within
60 days of the applicable Required Appraisal Date) an appraisal of the related
Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a
Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the
Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master
Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate
Account. As a result of any such appraisal, it may be determined that an
"Appraisal Reduction Amount" exists with respect to the related Required
Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan
will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated
Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required
Appraisal Loan through the most recent Due Date prior to such Determination
Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund
Expenses in respect of such Required Appraisal Loan, plus, with respect to any
Serviced Pari Passu Companion Loan, similar fees and expenses to the extent the
Master Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate

                                     S-247

taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents)
held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction
Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate
Certificates in reverse order of entitlement to distribution with respect to such Classes. See "--P&I Advances" above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage
Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal
Reduction Amounts will be allocated to the Certificate Balance of each Class of
Sequential Pay Certificates in reverse order of payment priorities (except with respect to the Class A Certificates, to which such Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

       (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

          (i) the amount of the distribution to the holders of each Class of
        REMIC Regular Certificates in reduction of the Certificate Balance thereof;

          (ii) the amount of the distribution to the holders of each Class of
        REMIC Regular Certificates allocable to Distributable Certificate
        Interest, the applicable Interest Distribution Amount;

          (iii) the amount of the distribution to the holders of each Class of
        REMIC Regular Certificates allocable to Prepayment Premiums and Yield
        Maintenance Charges;

          (iv) the amount of the distribution to the holders of each Class of
        REMIC Regular Certificates in reimbursement of previously allocated
        Realized Losses and Additional Trust Fund Expenses;

          (v) the Available Distribution Amount;

          (vi) (a) the aggregate amount of P&I Advances made in respect of such
        Distribution Date with respect to the Mortgage Pool and each Loan
        Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

          (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related
        Determination Date;

          (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

                                     S-248

          (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and
        each Loan Group as of the close of business on the related
        Determination Date;

          (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent
        Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of
        Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
        (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

          (xi) as to each Mortgage Loan referred to in the preceding clause (x)
        above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

          (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any
        Realized Loss in connection with such liquidation event;

          (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the
        Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery
        Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such
        Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

          (xiv) the Accrued Certificate Interest in respect of each Class of
        REMIC Regular Certificates for such Distribution Date;

          (xv) any unpaid Distributable Certificate Interest in respect of each
        Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

          (xvi) the Pass-Through Rate for each Class of REMIC Regular
        Certificates for such Distribution Date;

          (xvii) the Principal Distribution Amount;

          (xviii) the Principal Distribution Amount, the Loan Group 1 Principal
        Distribution Amount and the Loan Group 2 Principal Distribution Amount
        for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage
        Loan and the amount of such prepayment or other collection of principal);

          (xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
        incurred during the related Collection Period;

          (xx) the aggregate of all Realized Losses and Additional Trust Fund
        Expenses that were allocated to each Class of Certificates on such
        Distribution Date;

          (xxi) the Certificate Balance of each Class of REMIC Regular
        Certificates (other than the Class IO Certificates) and the Notional
        Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust
        Fund Expenses on such Distribution Date;

          (xxii) the certificate factor for each Class of REMIC Regular
        Certificates immediately following such Distribution Date;

                                     S-249

          (xxiii) the aggregate amount of interest on P&I Advances paid to the
        Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

          (xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection
        Period;

          (xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
        applicable, during the related Collection Period;

          (xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
        Date;

          (xxvii) the original and then current credit support levels for each
        Class of REMIC Regular Certificates;

          (xxviii) the original and then current ratings for each Class of
         REMIC Regular Certificates;

          (xxix) the aggregate amount of Prepayment Premiums and Yield
        Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

          (xxx) the amounts, if any, actually distributed with respect to the
        Class R-I Certificates, Class R-II Certificates and Class Z
        Certificates on such Distribution Date; and

          (xxxi) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

       (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
    electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to
    CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

       (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
    Certificates, respectively.

       (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the
Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

     (a) CMSA Delinquent Loan Status Report;

     (b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

     (c) CMSA Historical Liquidation Report;

     (d) CMSA REO Status Report;

     (e) CMSA Servicer Watch List/Portfolio Review Guidelines;

     (f) CMSA Operating Statement Analysis Report;

     (g) CMSA NOI Adjustment Worksheet;

     (h) CMSA Comparative Financial Status Report;

     (i) CMSA Loan Level Reserve/LOC Report; and

     (j) CMSA Advance Recovery Report.

                                     S-250

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to
Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior to the related
Distribution Date. Absent manifest error, none of the Master Servicer, the
Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as
applicable.

     Book-Entry Certificates. Until such time as definitive Offered
Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry
Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry
Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership)
at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its
Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs", (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for the general public
(and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and
Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer
Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor.
In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master
Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the

                                     S-251

CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any
Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA
Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating
Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the
Depositor and its designees, the Underwriters or any party to the Pooling and
Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.
Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing
Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the
Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an
Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--
Evidence as to Compliance" in the accompanying prospectus, (d) all accountants'
reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence
as to Compliance" in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the
Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage
File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to
Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date
(except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table
Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted
Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                     S-252

                                              ASSUMED FINAL
                                              DISTRIBUTION
CLASS DESIGNATION                                 DATE
--------------------                       ------------------

Class A-1 ..............................    October 15, 2010
Class A-2 ..............................   November 15, 2010
Class A-3 ..............................   December 15, 2012
Class A-PB .............................    August 15, 2015
Class A-4 ..............................   November 15, 2015
Class A-1A .............................   November 15, 2015
Class A-M ..............................   November 15, 2015
Class A-J ..............................   December 15, 2015
Class B ................................   December 15, 2015
Class C ................................   December 15, 2015
Class D ................................   December 15, 2015
Class E ................................   December 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final
Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY
CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in
the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in December 2044 the first Distribution
Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of
96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of such Class of Certificates (as adjusted by treating any
Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate
Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the

                                     S-253

Certificate Balances of any Class for the purpose of determining the
Controlling Class, the Controlling Class Representative or the Majority
Subordinate Certificateholder. The holders of the Class R-I Certificates, Class
R-II Certificates and Class Z Certificates will not be entitled to any Voting
Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB
Certificates, Class A-4 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any
Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special
Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the
accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties,
if any, remaining in the Trust Fund by the Master Servicer, the Special
Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential
Pay Certificates with the lowest payment priority then outstanding (or if no
Certificateholder is entitled to greater than 50% of the Voting Rights of such
Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and
distribution or provision for distribution thereof to the Certificateholders.
Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the
Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans
(other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master
Servicer, the Special Servicer or the Majority Subordinate Certificateholder to
effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the
Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the
final Distribution Date will be distributed by the Trustee generally as described under "--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-PB Certificates, Class

                                     S-254

A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such
Certificateholder elects to exchange its Certificates for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar, the REMIC
Administrator and their respective agents under the Pooling and Servicing
Agreement.

THE TRUSTEE

     Wells Fargo Bank, N.A. (the "Trustee") is acting as trustee pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND
SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain
Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee"
in the accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the
Distribution Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and each REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the
Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC
Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income
Tax Consequences for REMIC Certificates-- Taxation of Owners of REMIC Residual
Certificates" and "--Reporting and Other Administrative Matters" in the
accompanying prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional
Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

                                     S-255

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate
Balance, (iii) the rate, timing and severity of Realized Losses and Additional
Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable
Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the
Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to the Class A-1A Certificates.
After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates and then to the Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates and then the Non-Offered Certificates (other than the Class IO
Certificates and Class Z Certificates), in that order, in each case until the
Certificate Balance of such Class of Certificates, is reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of
Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon
Payments are due, any extension of maturity dates by the Master Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the
Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A
Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB
Certificates and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on Mortgage Loans in
Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB
Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A
Certificates remain outstanding. In particular, once such Classes of
Certificates are no longer outstanding, any remaining portion on any
Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan
Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB
Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive

                                     S-256

to the rate of prepayments on the Mortgage Loans than they were when the Class
A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD
Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated
Repayment Date. The failure of a borrower to repay the ARD Loans on their
Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the Trust
Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal
Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS
--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF
MORTGAGE LOANS AND LEASES--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB
Certificates, Class A-4 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such
Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans and in particular in the case of the
Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any

                                     S-257

relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate
Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates and Class A-1A Certificates) (in
reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such
Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-1A
Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE CERTIFICATES--
Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the
Class IO Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates, Class A-1A Certificates, Class A-M
Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D and Class E Certificates could be adversely affected if
Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage
Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout
Periods, provisions requiring the payment of Prepayment Premiums, Yield
Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged
Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK
FACTORS--Prepayments Will Affect Your Yield" and "DESCRIPTION OF THE MORTGAGE
POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance
Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     With respect to 1 Mortgage Loan (loan number 92), representing in the aggregate 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group
1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents, funds deposited in certain reserve accounts may be required to be used to pay down the principal balance of the related mortgage loan. The amortization schedule will not be recast and the monthly debt service payments on the
Mortgage Loan will not be adjusted.

                                     S-258

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related
Collection Period, the effective yield to the holders of the Offered
Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of
Offered Certificates on any Distribution Date is less than the Distributable
Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates on subsequent
Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4
Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such
Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the
Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to the Class A-1A Certificates.
After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Certificates, and then to the Class

                                     S-259

A-M, the Class A-J Certificates, the Class B Certificates, the Class C
Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate
Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A
Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions
(as defined below), the Certificate Balance of the Class A-PB Certificates on
each Distribution Date would be reduced to the Class A-PB Planned Principal
Amount for such Distribution Date, there is no assurance that the Mortgage
Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate
Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class
A-2 Certificates, and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.
Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the
Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the
Mortgage Loans is prepaid in whole or in part before maturity or the
Anticipated Repayment Date, as the case may be. The columns headed "25% CPR",
"50% CPR", "75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph
(each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each
Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate
Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional
Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage
Loans or the Trust Fund, (v) scheduled interest and principal payments on the
Mortgage Loans are timely received, (vi) ARD Loans pay in full on their
Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis),
(viii) all prepayments are accompanied by a full month's

                                     S-260

interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield
Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage
Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii)
distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in January 2006 and (xiv) the Closing
Date for the sale of the Offered Certificates is December 29, 2005.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated
level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing
Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                             CLASS A-1 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................       85          85          85          85          85
12/15/07 .................................       69          69          69          69          69
12/15/08 .................................       48          48          48          48          48
12/15/09 .................................       23          21          18          13           0
12/15/10 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      2.74        2.68        2.66        2.65        2.64

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                             CLASS A-2 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100          63
12/15/10 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      4.81        4.76        4.68        4.56        4.15

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                             CLASS A-3 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      6.66        6.65        6.64        6.61        6.40

                                     S-261

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                            CLASS A-PB CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................       98          98          98          98          98
12/15/11 .................................       85          85          85          85          85
12/15/12 .................................       67          67          67          67          67
12/15/13 .................................       52          52          52          52          52
12/15/14 .................................       36          36          36          36          36
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      7.89        7.87        7.85        7.84        7.81

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                             CLASS A-4 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      9.78        9.77        9.74        9.71        9.53

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                            CLASS A-1A CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................       99          99          99          99          99
12/15/09 .................................       99          99          99          99          99
12/15/10 .................................       98          98          97          96          95
12/15/11 .................................       97          96          95          94          94
12/15/12 .................................       96          94          93          93          93
12/15/13 .................................       95          93          92          92          92
12/15/14 .................................       94          91          91          91          91
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      9.60        9.51        9.45        9.39        9.21

                                     S-262

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                             CLASS A-M CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      9.88        9.88        9.88        9.88        9.64

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                             CLASS A-J CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      9.93        9.91        9.89        9.88        9.71

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                              CLASS B CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      9.96        9.96        9.96        9.88        9.71

                                     S-263

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                              CLASS C CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      9.96        9.96        9.96        9.92        9.71

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                              CLASS D CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      9.96        9.96        9.96        9.96        9.71

           PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE
                              CLASS E CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........      9.96        9.96        9.96        9.96        9.71

EFFECT OF LOAN GROUPS

     Generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4
Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the
Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of

                                     S-264

the Class A-4 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in
Loan Group 1. Investors should take this into account when reviewing this
"YIELD AND MATURITY CONSIDERATIONS" section.

                                     S-265

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the
Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"),
rulings and decisions now in effect or (with respect to the regulations)
proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered
Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP
will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and
Servicing Agreement and (3) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the
Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC.
See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences
for REMIC Certificates--REMICs" in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest
Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- Federal Income
Tax Consequences for REMIC Certificates--REMICs" and "--Federal Income Tax
Consequences for Certificates as to Which No REMIC Election Is Made" in the
accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Offered
Certificates (other than the Class   Certificates will be treated as having
been issued at a premium, and that the Class   Certificates will be treated as
having been issued with original issue discount for federal income tax reporting purposes. Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC
Regular Certificates--Premium" in the accompanying prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of
0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax
Consequences for REMIC Certificates-- REMICs" and "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations

                                     S-266

and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered
Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the
Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such
Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 23.2% of the Cut-Off Date
Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered
Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered
Certificates will not qualify under the foregoing sections to the extent of any
Mortgage Loan that has been defeased with U.S. government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges
actually collected will be distributed to the holders of the Offered
Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or
Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield
Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master
Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and
Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment
Premiums in general.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     For further information regarding the federal income tax reporting requirements and other administrative matters, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Reporting
and Other Administrative Matters" and "--Backup Withholding with Respect to
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--REMICs"
in the accompanying prospectus.

                                     S-267

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a
Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to
ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of
ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The US Department of Labor has issued individual exemptions to each of the
Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to
Wachovia Corporation, and its subsidiaries and its affiliates, which include
Wachovia Capital Markets, LLC ("Wachovia Securities"), Final Authorization
Number 97-03E (December 9, 1996) to Deutsche Bank Securities Inc. ("Deutsche
Securities"), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. ("Goldman
Sachs"), PTE 2002-19 (March 28, 2002) to J.P. Morgan Securities Inc. ("JPMorgan
Securities") and PTE 93-32 (May 14, 1993) to Nomura Securities International,
Inc. ("Nomura Securities") (each, an "Exemption" and collectively, the
"Exemptions")), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of
ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the
Exemptions are satisfied. For purposes of this discussion, the term
"Underwriter" shall include (a) Wachovia Securities, (b) Deutsche Securities,
(c) Goldman Sachs, (d) JPMorgan Securities, (e) Nomura Securities, (f) any
person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Deutsche
Securities, Goldman Sachs, JPMorgan Securities or Nomura Securities and (g) any
member of the underwriting syndicate or selling group of which Wachovia
Securities, Deutsche Securities, Goldman Sachs, JPMorgan Securities and Nomura
Securities or a person described in (f) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch")
or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an
Underwriter. The "Restricted Group" consists of each of the Underwriters, the
Depositor, the Master

                                     S-268

Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the
Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements
(i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before

                                     S-269

their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the
NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing
Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the
Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the
Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Persons who have an ongoing relationship with the Detroit Fireman and
Policeman Pension Fund, which is a governmental plan, should note that this plan owns an equity interest in certain borrowers with respect to certain of the Mortgage Loans. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered
Certificates.

     Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in certain borrowers with respect to certain of the Mortgage Loans. An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemptions) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Offered Certificates. Each investor in the Offered
Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption
95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT
TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS
WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory

                                     S-270

authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL
INVESTMENT" in the accompanying prospectus.

                      CERTAIN RELATIONSHIPS AMONG PARTIES

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia
Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities and/or its affiliates provided financing to CWCapital in order to fund a portion of the Mortgage Loans sold to the Trust Fund under the related Mortgage Loan Purchase Agreement, which financing arrangements must be terminated on or prior to the Closing Date and all amounts owing to Wachovia
Securities and/or its affiliates in connection with such financing arrangements
(solely with respect to such Mortgage Loans) must be repaid by the Closing Date from the proceeds of the offering of the Certificates. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holder of the Certificates.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P, Moody's and Fitch (collectively, the "Rating Agencies"):

                        EXPECTED RATINGS
                              FROM
        CLASS           S&P/MOODY'S/FITCH
--------------------   ------------------

Class A-1 ..........       AAA/Aaa/AAA
Class A-2 ..........       AAA/Aaa/AAA
Class A-3 ..........       AAA/Aaa/AAA
Class A-PB .........       AAA/Aaa/AAA
Class A-4 ..........       AAA/Aaa/AAA
Class A-1A .........       AAA/Aaa/AAA
Class A-M ..........       AAA/Aaa/AAA
Class A-J ..........       AAA/Aaa/AAA
Class B ............       AA+/Aa1/AA+
Class C ............        AA/Aa2/AA
Class D ............       AA-/Aa3/AA-
Class E ............         A/A2/A

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does

                                     S-271

not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment
Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate
Prepayment Interest Shortfalls will be realized or allocated to
Certificateholders.

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS --
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                     S-272

                             INDEX OF DEFINED TERMS

1% ( ) .....................................          S-118
2% ( ) .....................................          S-118
3% ( ) .....................................          S-118
30/360 basis ...............................    S-39, S-100
30/360 Mortgage Loans ......................          S-100
Accrued Certificate Interest ...............          S-238
Actual/360 basis ...........................          S-100
Additional Interest ........................          S-100
Additional Interest Account ................          S-232
Additional Trust Fund Expenses .............          S-244
Administrative Cost Rate ...................          S-117
Advance ....................................          S-246
Anticipated Repayment Date .................          S-100
Appraisal Reduction Amount .................          S-247
ARD Loans ..................................          S-100
Assumed Final Distribution Date ............     S-3, S-252
Assumed Scheduled Payment ..................          S-240
Available Distribution Amount ..............          S-230
Balloon Loans ..............................          S-100
Balloon Payment ............................          S-100
Breach .....................................          S-208
Capital Imp. Reserve .......................          S-118
Caplease ...................................          S-106
Caplease Companion Loan ....................          S-106
Caplease Intercreditor Agreement ...........          S-107
Caplease Loan ..............................          S-106
Caplease Whole Loan ........................          S-107
Certificate Account ........................          S-231
Certificate Balance ........................          S-227
Certificate Deferred Interest ..............          S-228
Certificateholders .........................          S-230
Certificates ...............................          S-225
Class ......................................          S-225
Class A Certificates .......................          S-225
Class A-PB Planned Principal
Balance ....................................          S-240
Clearstream ................................          S-225
Clearstream Participants ...................          S-227
CMSA .......................................          S-251
CMSA Bond File .............................          S-250
CMSA Collateral Summary File ...............          S-250
CMSA Loan Periodic Update File .............          S-250
CMSA Property File .........................          S-250
CMSA Reconciliation of Funds
Report .....................................          S-250
Code .......................................          S-204
Co-Lender Loans ............................          S-106
Collection Period ..........................          S-230
Companion Loans ............................          S-107
Compensating Interest Payment ..............          S-214

Component ..................................          S-228
Component Balance ..........................          S-228
Constant Prepayment Rate ...................          S-260
Controlling Class ..........................          S-212
Controlling Class Representative ...........          S-212
Core Material Documents ....................          S-204
Corrected Mortgage Loan ....................          S-214
CPR ........................................          S-260
Crossed Group ..............................          S-208
Crossed Loan ...............................          S-208
Custodian ..................................          S-203
Cut-Off Date ...............................           S-98
Cut-Off Date Balance .......................           S-98
Cut-Off Date Group 1 Balance ...............           S-98
Cut-Off Date Group 2 Balance ...............           S-98
Cut-Off Date Group Balances ................           S-98
Cut-Off Date LTV ...........................          S-117
Cut-Off Date LTV Ratio .....................          S-117
Cut-Off Date Pool Balance ..................           S-98
CWCapital ..................................    S-99, S-201
CWCapital Mortgage Loans ...................          S-201
D ( ) ......................................          S-118
Defaulted Lease Claim ......................          S-106
Defaulted Mortgage Loan ....................          S-221
Defeasance .................................          S-118
Defeasance Collateral ......................          S-102
Defect .....................................          S-208
Depositaries ...............................          S-225
Determination Date .........................          S-230
Determination Party ........................          S-208
Deutsche Securities ........................          S-268
Discount Rate ..............................          S-241
Distributable Certificate Interest .........          S-238
Distribution Account .......................          S-232
Distribution Date ..........................          S-230
Distribution Date Statement ................          S-248
DSC Ratio ..................................          S-115
DSCR .......................................          S-115
DTC ........................................          S-225
Due Date ...................................          S-100
ERISA ......................................          S-268
Euroclear Operator .........................          S-225
Euroclear Participants .....................          S-227
Euroclear System ...........................          S-225
Excess Cash Flow ...........................          S-100
Excluded Plan ..............................          S-269
Exemption ..................................          S-268
Exemptions .................................          S-268
Final Recovery Determination ...............          S-249

                                     S-273

Fitch ..................................     S-268
Form 8-K ...............................     S-209
FSMA ...................................       S-3
Gain-on-Sale Reserve Account ...........     S-232
Goldman Sachs ..........................     S-268
Hyatt Center Intercreditor
Agreement ..............................     S-107
Hyatt Center Loan ......................     S-106
Hyatt Center Pari Passu Companion
Loan ...................................     S-106
Hyatt Center Whole Loan ................     S-106
Indirect Participants ..................     S-226
Intercreditor Agreement ................     S-107
Intercreditor Agreements ...............     S-107
Interest Accrual Period ................     S-229
Interest Reserve Account ...............     S-231
Interest Reserve Amount ................     S-231
Interest Reserve Loans .................     S-231
IRS ....................................     S-266
JPMorgan Securities ....................     S-268
Key Plaza Loan .........................     S-106
L ( ) ..................................     S-118
Lake Sweetwater Apartments Loan ........     S-106
Liquidation Fee ........................     S-215
Loan Group 1 ...........................      S-98
Loan Group 1 Principal Distribution
Amount .................................     S-239
Loan Group 2 ...........................      S-98
Loan Group 2 Principal Distribution
Amount .................................     S-239
Loan Groups ............................      S-98
Loan Pair ..............................     S-210
Loan per Sq. Ft., Unit, Pad or Room.....     S-117
Lockout ................................     S-118
Lockout Period .........................     S-118
LTV at ARD or Maturity .................     S-117
Majority Subordinate
Certificateholder ......................     S-254
Master Servicer ........................     S-211
Master Servicing Fee ...................     S-214
Master Servicing Fee Rate ..............     S-214
Maturity Date LTV Ratio ................     S-117
Mezz Cap Companion Loan ................     S-106
Mezz Cap Intercreditor Agreements.......     S-107
Mezz Cap Loans .........................     S-106
Mezz Cap Whole Loans ...................     S-107
Money Rates ............................     S-246
Moody's ................................     S-268
Mortgage ...............................      S-98
Mortgage Deferred Interest .............     S-228
Mortgage File ..........................     S-203

Mortgage Loan ..........................     S-241
Mortgage Loan Purchase Agreement........     S-201
Mortgage Loan Purchase
Agreements .............................     S-201
                                             S-98,
                                            S-214,
Mortgage Loans .........................     S-241
Mortgage Note ..........................      S-98
Mortgage Pool ..........................      S-98
Mortgage Rate ..........................      S-99
Mortgaged Property .....................      S-98
NA .....................................     S-118
NAV ....................................     S-118
Net Aggregate Prepayment Interest
Shortfall ..............................     S-238
Net Cash Flow ..........................     S-115
Net Mortgage Rate ......................     S-229
Nomura Securities ......................     S-268
Non-Offered Certificates ...............     S-225
Nonrecoverable P&I Advance .............     S-245
Notional Amount ........................     S-228
NRSRO ..................................     S-268
O ( ) ..................................     S-118

One Grumman Road West
Companion Loan .........................     S-107
One Grumman Road West Control
Appraisal Amount .......................     S-108
One Grumman Road West Control
Appraisal Period .......................     S-108
One Grumman Road West
Intercreditor Agreement ................     S-107
                                            S-106,
One Grumman Road West Loan .............     S-107
One Grumman Road West Special
Event of Default .......................     S-109
One Grumman Road West Whole
Loan ...................................     S-107
Open Period ............................     S-118
Option Price ...........................     S-221
Original Term to Maturity ..............     S-118
Pari Passu Companion Loan ..............     S-107
Pari Passu Loan ........................     S-107
Pari Passu Loan Intercreditor
Agreement ..............................     S-107
Participants ...........................     S-225
Party in Interest ......................     S-269
Periodic Payments ......................     S-100
Plan ...................................     S-268
Pooling and Servicing Agreement ........     S-225

                                     S-274

Prepayment Interest Excess ..............          S-214
Prepayment Interest Shortfall ...........          S-214
Prepayment Premiums .....................          S-241
Primary Collateral ......................          S-209
                                                  S-239,
Principal Distribution Amount ...........          S-241
Privileged Person .......................          S-252
Prudential ..............................          S-161
PTE .....................................          S-268
Purchase Option .........................          S-221
Purchase Price ..........................          S-204
Putman Place Loan .......................          S-106
P&I Advance .............................          S-244
Qualified Appraiser .....................          S-247
Qualified Substitute Mortgage Loan ......          S-204
Rated Final Distribution Date ...........     S-3, S-253
Rating Agencies .........................          S-271
Realized Losses .........................          S-243
Reimbursement Rate ......................          S-246
REIT ....................................          S-267
Related Proceeds ........................          S-245
Relevant Implementation Date ............            S-2
Relevant Member State ...................            S-2
Remaining Amortization Term .............          S-118
Remaining Term to Maturity ..............          S-118
REMIC ...................................           S-28
REMIC Administrator .....................          S-255
REMIC I .................................    S-28, S-266
REMIC II ................................    S-28, S-266
REMIC Regular Certificates ..............          S-225
REMIC Regulations .......................          S-266
REMIC Residual Certificates .............          S-225
Rental Property .........................          S-115
REO Extension ...........................          S-222
REO Loan ................................          S-241
REO Property ............................          S-213
Replacement Reserve .....................          S-118
Required Appraisal Date .................          S-247
Required Appraisal Loan .................          S-247
Restricted Group ........................          S-268
Restricted Servicer Reports .............          S-251
Rules ...................................          S-226
Scenario ................................          S-260
Scheduled Payment .......................          S-240
Securities Act ..........................          S-225

Sequential Pay Certificates .............          S-225
Servicing Fees ..........................          S-215
Servicing Standard ......................          S-210
Servicing Transfer Event ................          S-213
Similar Law .............................          S-268
SMMEA ...................................           S-29
Special Servicer ........................          S-211
Special Servicing Fee ...................          S-215
Special Servicing Fee Rate ..............          S-215
Specially Serviced Mortgage Loans .......          S-213
Specially Serviced Trust Fund Assets.....          S-213
Stated Principal Balance ................          S-229
Strip Rate ..............................          S-229
Subordinate Certificates ................          S-225
Subordinate Companion Loans .............          S-107
Subordinate Loans .......................          S-114
Substitution Shortfall Amount ...........          S-204
S&P .....................................          S-268
                                                  S-252,
Table Assumptions .......................          S-260
Terms and Conditions ....................          S-227
Tiffany Building Loan ...................          S-106
TI/LC Reserve ...........................          S-119
Trust Fund ..............................          S-225
Trustee .................................          S-255
Trustee Fee .............................          S-255
Underwriter .............................          S-268
Underwritten Replacement Reserves........          S-117
Unrestricted Servicer Reports ...........          S-251
Voting Rights ...........................          S-253
WA ......................................          S-117
Wachovia ................................    S-99, S-201
Wachovia Mortgage Loans .................          S-201
Wachovia Securities .....................          S-268
Weighted Average Net Mortgage                     S-229,
Rate ....................................          S-241
Whole Loan ..............................          S-107
Whole Loans .............................          S-107
Workout Fee .............................          S-215
Workout-Delayed Reimbursement
Amount ..................................          S-245
Year Built ..............................          S-117
Yield Maintenance Charges ...............          S-241
YM ( ) ..................................          S-118

                                     S-275

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

                                    ANNEX A-1

     MORTGAGE            LOAN
       LOAN             GROUP
      NUMBER            NUMBER                                     PROPERTY NAME
----------------------------------------------------------------------------------------------------------------

        1                 1         Hyatt Center(1)
        2                 1         Westin Casuarina Hotel & Spa
        3                 1         Abbey II Pool
       3.01                         Fletcher Parkway Medical Center
       3.02                         Upland Freeway Center
       3.03                         Aliso Viejo Commerce Center
       3.04                         Wimbledon Village
       3.05                         Airport One Office Building(2)
       3.06                         Cityview Plaza Office Park
       3.07                         Commerce Corporate Center
       3.08                         Ming Office Park
       3.09                         Moreno Valley Commerce Center
       3.10                         Glendora Commerce Center(2)
       3.11                         La Mirada Commerce Center
       3.12                         Abbey Center
       3.13                         Arlington II - Riverside
       3.14                         Fresno Airport (Gateway Plaza)(2)
       3.15                         Palm Springs Airport
       3.16                         Mt. Vernon Commerce Center
        4                 1         Extra Space PRISA Pool
       4.01                         Extra Space PRISA - Brooklyn, NY
       4.02                         Extra Space PRISA - Alexandria, VA
       4.03                         Extra Space PRISA - Hawaiian Gardens, CA
       4.04                         Extra Space PRISA - Miami, FL (Coral Way)
       4.05                         Extra Space PRISA - Hicksville, NY
       4.06                         Extra Space PRISA - Los Angeles, CA (North Vine Street)
       4.07                         Extra Space PRISA - Santa Cruz, CA
       4.08                         Extra Space PRISA - Fredericksburg, VA
       4.09                         Extra Space PRISA - Santa Fe, NM
       4.10                         Extra Space PRISA - Birmingham, AL
       4.11                         Extra Space PRISA - Kingston, NY
       4.12                         Extra Space PRISA - Ridge, NY
       4.13                         Extra Space PRISA - Skokie, IL
       4.14                         Extra Space PRISA - Gambrills, MD
       4.15                         Extra Space PRISA - Tyngsboro, MA
       4.16                         Extra Space PRISA - Brookfield, CT
       4.17                         Extra Space PRISA - Miami, FL (NW 2nd Avenue)
       4.18                         Extra Space PRISA - Aloha, OR
       4.19                         Extra Space PRISA - Belleville, MI
       4.20                         Extra Space PRISA - Los Angeles, CA (Fountain Avenue)
       4.21                         Extra Space PRISA - Dallas, TX
       4.22                         Extra Space PRISA - Mount Laurel, NJ
       4.23                         Extra Space PRISA - Spring, TX
       4.24                         Extra Space PRISA - Towson, MD
       4.25                         Extra Space PRISA - Vancouver, WA
       4.26                         Extra Space PRISA - Moreno Valley, CA
       4.27                         Extra Space PRISA - Harrison, NJ
       4.28                         Extra Space PRISA - Mesa, AZ
       4.29                         Extra Space PRISA - Bartlett, TN
       4.30                         Extra Space PRISA - Hauppauge, NY
       4.31                         Extra Space PRISA - Willoughby, OH
       4.32                         Extra Space PRISA - Mentor, OH
       4.33                         Extra Space PRISA - Memphis, TN (Covington Way)
       4.34                         Extra Space PRISA - Amsterdam, NY
       4.35                         Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)
        5                 1         300 Four Falls Corporate Center(2)
        6                 1         Tiffany Building
        7                 1         Metro Pointe at South Coast
        8                 1         Eagle Ridge Mall
        9                 1         One & Olney Square(2)
        10                1         501 Second Street
        11                1         Knollwood Mall
        12                1         Monte Viejo Apartments
        13                1         Britannia Business Center II
        14                1         Birtcher Phoenix Pool
      14.01                         AIG Building
      14.02                         TriWest Healthcare Complex
      14.03                         NCS Pearson Building
      14.04                         Hypercom Building
        15                1         Residence Inn - Beverly Hills, CA
        16                1         Britannia Business Center III
        17                1         Greenery Mall
        18                2         Park Ridge Apartments
        19                2         Summerhill Pointe Apartments
        20                1         Hamburg Village Shopping Center
        21                1         River City Renaissance Pool
      21.01                         3501 Stuart Avenue
      21.02                         3115 Monument Avenue
      21.03                         2516 West Grace Street
      21.04                         2716 West Grace Street
      21.05                         2726 West Grace Street
      21.06                         2730 West Grace Street
      21.07                         2734 West Grace Street
      21.08                         711 North Boulevard
      21.09                         801-803 North Boulevard
      21.10                         805 North Boulevard
      21.11                         808 North Boulevard
      21.12                         811 North Boulevard
      21.13                         2215 Monument Avenue
      21.14                         25 North Boulevard
      21.15                         2810 Monument Avenue
      21.16                         706 North Boulevard
      21.17                         2700 West Grace Street
      21.18                         2233 Monument Avenue
      21.19                         803 North Robinson Street
      21.20                         2217 Monument Avenue
      21.21                         2225 Monument Avenue
      21.22                         622 North Boulevard
      21.23                         306 North Nansemond Street
        22                1         Cottonwood Corners Shopping Center
        23                1         The Shoppes at Eastchase & The Plaza at Eastchase
        24                2         Knollwood Apartments
        25                1         Palmer Town Center
        26                1         Londontowne Apartments
        27                1         Talavi Corporate Center
        28                1         Price Plaza Center
        29                1         Lake Sweetwater Apartments(2)
        30                1         Mansions in the Park
        31                1         One Riverfront Plaza
        32                1         Sherwood Acres Apartments
        33                1         Walmart - Hazard, KY
        34                1         Country Club Center
        35                1         Extra Space - Marina Del Ray, CA
        36                1         Sugar Mill Apartments
        37                1         Doubletree Hotel - Tulsa, OK
        38                2         The Timbers Apartments
        39                1         Willowbend Lake Apartments
        40                1         Chloe Foods
        41                1         Warner Atrium
        42                1         Dublin Place Shopping Center
        43                1         Marriott - Oklahoma City, OK
        44                2         The Renaissance Apartments
        45                1         BJB - North Pine Grove
        46                1         Woodside Village Shopping Center(2)
        47                1         Charter Pointe Apartments
        48                1         Putnam Place
        49                1         Springfield Commons
        50                1         One Grumman Road West
        51                1         Carriage Oaks Apartments
        52                1         Virginia Office Pool(2)
      52.01                         Wythe Building
      52.02                         Culpeper Building
      52.03                         Almond Building
      52.04                         Lee Building
      52.05                         Ratcliffe Building
        53                1         Yamato Office Center
        54                1         Colonnades West Shopping Center
        55                2         Vineyard Village Apartments
        56                1         BJB - West Surf
        57                1         Crenshaw Business Park
        58                1         Brittany Lane Apartments
        59                1         Comfort Inn - Warwick, RI
        60                1         Holiday Inn Select - Orlando, FL
        61                2         Camino Real Apartments
        62                1         1201 Broadway
        63                1         Comfort Inn - New York, NY
        64                1         Motel Pool I
      64.01                         Settle Inn - Council Bluffs, IA
      64.02                         Settle Inn - Bellevue, NE
      64.03                         Best Western Settle Inn - Omaha, NE
      64.04                         Settle Inn - Lincoln, NE
      64.05                         Settle Inn - Altoona, IA
        65                1         Forestwood Apartments
        66                1         Extra Space - Chatsworth, CA
        67                1         Patrick Commerce Center
        68                2         La Fontenay III Apartments
        69                2         Citifront Apartments
        70                2         Wellington Farms Apartments(3)
        71                1         Scripps Ranch Marketplace II
        72                1         White Stone Center
        73                2         Parkway Crossing(2)
        74                1         Extra Space - Philadelphia, PA
        75                1         Colonial Estates Apartments
        76                1         Loudoun Center
        77                2         Tropicana Springs
        78                1         River Pointe Mall
        79                2         Clocktower Apartments
        80                2         Villa Sierra Apartments
        81                1         Cedar Bluff Apartments
        82                1         BJB - Ridge Pool
      82.01                         BJB - 2129-2135 Ridge
      82.02                         BJB - 2121 Ridge
        83                1         Kohl's - Wadsworth, OH
        84                1         BJB - Oakdale
        85                1         Carmel Park II
        86                1         SCC Office Building
        87                1         Oak Grove Market
        88                2         Colonie Apartments
        89                1         Key Plaza
        90                1         Motel Pool II
      90.01                         Best Western - Grand Forks, ND
      90.02                         Best Western - Lincoln, NE
      90.03                         Settle Inn - Grand Forks, ND
      90.04                         Settle Inn - Kaukauna, WI
      90.05                         Super 8 - Seward, NE
        91                1         Extra Space - Cordova, TN
        92                1         American Equities Technology Center(2)(4)
        93                1         Buena Vista II Apartments
        94                1         Extra Space - Long Beach, CA
        95                1         Lake Plaza East
        96                1         BJB - 1575 Oak  Avenue
        97                1         Kyrene Corporate Center
        98                1         Extra Space - Miami, FL
        99                1         BreckenRidge Apartments
       100                1         US Storage Center - Long Beach, CA
       101                2         Lake Pointe Apartments - Phase 2
       102                1         Extra Space - Naples, FL
       103                1         Walgreens - Metairie, LA
       104                1         Kmart - West Saint Paul, MN
       105                1         Extra Space - Burke, VA
       106                1         34 South Broadway
       107                1         Harris Teeter - Darnestown, MD
       108                1         BJB - Maple and Dempster Apartments
       109                1         350 Revolutionary Drive
       110                1         445 Dolley Madison Road
       111                2         Wyndchase Apartments
       112                1         Walgreens - Mauldin, SC
       113                1         Extra Space - Dallas, TX
       114                1         BJB - 2247 Ridge Avenue
       115                2         Carisbrooke Apartments Phase III
       116                1         Walgreens - Houston, TX (Hillcroft Avenue)
       117                1         Walgreens - Marietta, GA
       118                1         Walgreens - North Wilkesboro, NC
       119                1         Hillcrest Plaza Shopping Center
       120                1         Dreamy Draw Office Plaza
       121                1         Extra Space - Las Vegas, NV
       122                1         Extra Space - Columbus, OH (Kenny Road)
       123                2         Driftwood Apartments
       124                1         Walgreens - Hutchinson, KS
       125                1         CVS - Winter Haven, FL
       126                1         Extra Space - Houston, TX
       127                1         Walgreens - Harris County, TX
       128                1         603 Dolley Madison Road
       129                1         Walgreens - Saint Joseph, MO
       130                1         Ninth Street North
       131                1         Extra Space - Plano, TX
       132                2         Turtle Place Apartments
       133                1         Extra Space - Memphis TN (Winchester Road)
       134                1         US Storage Center - Gardena, CA
       135                2         Kentwood Apartments
       136                1         Walgreens - Newton, KS
       137                2         Barrington Apartments
       138                1         Walgreens - Warrensburg, MO
       139                1         Patterson Pope Building
       140                1         Conn's - Austin, TX
       141                1         Extra Space - West Palm Beach, FL
       142                1         Conn's - Cedar Park, TX
       143                2         Walworth Ridge Apartments
       144                1         Extra Space - Austin, TX
       145                1         Red Banks Crossing Shopping Center
       146                1         Extra Space - North Highlands, CA
       147                2         Landings at Pilot Point Apartments
       148                1         Extra Space - Memphis TN (Mount Moriah Terrace)
       149                1         Extra Space - Columbus, OH (Schofield Drive)
       150                1         Conn's - Hurst, TX
       151                1         Rite Aid - Wheelersburg, OH

(1) One Mortgage Loan, representing 6.7% of the Cut-Off Date Pool Balance, is part of a split loan structure and the related pari passu companion loan is not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified.

(2) Certain of the Mortgage Loans detail "as-stabilized" appraised values as indicated by appraisal dates in the future. Reserves were generally taken at closing in order to address the difference between the "as-is" and
"as-stabilized" valuation. See "RISK FACTORS - The Mortgage Loans - Inspections
and Appraisals May Not Accurately Reflect Value or Condition of Mortgage
Property".

(3) With respect to one Mortgage Loan, representing 0.4% of the Cut-Off Date
Pool Balance, the DSC ratio was calculated by taking into account the financial performance of the related Mortgaged Property on a "stabilized" basis that is consistent with the respective performance-related criteria required to obtain release of certain escrows pursuant to the related Mortgage Loan documents.

(4) With respect to one Mortgage Loan, representing 0.3% of the Cut-Off Date
Pool Balance, in the event the related borrower does not satisfy certain economic performance criteria specified in the related mortgage loan documents, funds deposited in certain reserve accounts are required to be used to pay down the principal balance of the related mortgage loan.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

MORTGAGE
  LOAN
 NUMBER                                                            ADDRESS                                             CITY
------------------------------------------------------------------------------------------------------------------------------------

   1          71 South Wacker Drive                                                                    Chicago
   2          160 East Flamingo Road                                                                   Las Vegas
   3          Various                                                                                  Various
  3.01        8881 Fletcher Parkway                                                                    La Mesa
  3.02        1348-1438 West 7th Street                                                                Upland
  3.03        27782-27832 Aliso Creek Road                                                             Aliso Viejo
  3.04        12276-12550 Hesperia Road                                                                Victorville
  3.05        4403 Donald Douglas Drive                                                                Long Beach
  3.06        12361-12465 Lewis Street                                                                 Garden Grove
  3.07        5800 S. Eastern Avenue                                                                   Commerce
  3.08        5500 Ming Avenue                                                                         Bakersfield
  3.09        23890-23962 Alessandro Boulevard                                                         Moreno Valley
  3.10        1309-1397 Grand Avenue                                                                   Glendora
  3.11        14670-14770 East Firestone Boulevard                                                     La Mirada
  3.12        340, 400 & 490 South Farrell Drive                                                       Palm Springs
  3.13        7145 Arlington Avenue                                                                    Riverside
  3.14        1901-1991 Gateway Boulevard                                                              Fresno
  3.15        255 and 275 N. El Cielo Road                                                             Palm Springs
  3.16        851 South Mt. Vernon Avenue                                                              Colton
   4          Various                                                                                  Various
  4.01        201 64th Street                                                                          Brooklyn
  4.02        1022 North Henry Street                                                                  Alexandria
  4.03        21123 South Norwalk Boulevard                                                            Hawaiian Gardens
  4.04        9848 Coral Way                                                                           Miami
  4.05        789 South Broadway                                                                       Hicksville
  4.06        1860 North Vine Street                                                                   Los Angeles
  4.07        2900 Soquel Avenue                                                                       Santa Cruz
  4.08        2403 Plank Road                                                                          Fredericksburg
  4.09        875 West San Mateo Road                                                                  Santa Fe
  4.10        115 Grace Baker Road                                                                     Birmingham
  4.11        119 Sawkill Road                                                                         Kingston
  4.12        14 Francis Mooney Drive                                                                  Ridge
  4.13        7540 McCormick Boulevard                                                                 Skokie
  4.14        789 MD RT 31                                                                             Gambrills
  4.15        3 Industrial Way                                                                         Tyngsboro
  4.16        578 Federal Road                                                                         Brookfield
  4.17        20240 NW 2nd Avenue                                                                      Miami
  4.18        2909 SW 229th Avenue                                                                     Aloha
  4.19        1900 Old Rawsonville Road                                                                Belleville
  4.20        4728 Fountain Avenue                                                                     Los Angeles
  4.21        19211 Preston Road                                                                       Dallas
  4.22        103 Ark Road                                                                             Mount Laurel
  4.23        25690 Interstate 45                                                                      Spring
  4.24        203 East Joppa Road                                                                      Towson
  4.25        8016 NE 78th Street                                                                      Vancouver
  4.26        21201 Box Springs Road                                                                   Moreno Valley
  4.27        412 Harrison Avenue                                                                      Harrison
  4.28        112 North Alma School Road                                                               Mesa
  4.29        3175 Germantown Road                                                                     Bartlett
  4.30        730 Old Willets Path                                                                     Hauppauge
  4.31        36155 Reading Avenue                                                                     Willoughby
  4.32        7679 Mentor Avenue                                                                       Mentor
  4.33        4961 Covington Way                                                                       Memphis
  4.34        Route 5 South                                                                            Amsterdam
  4.35        4994 Raleigh-LaGrange Road                                                               Memphis
   5          300 Conshohocken State Road                                                              West Conshohocken Borough
   6          15 Sylvan Way                                                                            Parsippany
   7          901 South Coast Drive                                                                    Costa Mesa
   8          451 Eagle Ridge Drive                                                                    Lake Wales
   9          5675 North Front Street                                                                  Philadelphia
   10         501 Second Street                                                                        San Francisco
   11         8332 Highway 7                                                                           Saint Louis Park
   12         2220 East Beardsley Road                                                                 Phoenix
   13         5700 & 5720 Stoneridge Drive                                                             Pleasanton
   14         Various                                                                                  Phoenix
 14.01        16001 North 28th Avenue                                                                  Phoenix
 14.02        15810 - 16010 North 28th Avenue                                                          Phoenix
 14.03        16402 North 28th Avenue                                                                  Phoenix
 14.04        15640 North 28th Avenue                                                                  Phoenix
   15         1177 South Beverly Drive                                                                 Los Angeles
   16         5870 Stoneridge Drive, 4511 Williow Road & 5735 West Las Positas Boulevard               Pleasanton
   17         7700 North Kendall Drive                                                                 Miami
   18         4949 Snyder Lane                                                                         Rohnert Park
   19         9501 West Sahara Avenue                                                                  Las Vegas
   20         2300, 2304, 2308 and 2312 Sir Barton Way                                                 Lexington
   21         Various                                                                                  Richmond
 21.01        3501 Stuart Avenue                                                                       Richmond
 21.02        3115 Monument Avenue                                                                     Richmond
 21.03        2516 West Grace Street                                                                   Richmond
 21.04        2716 West Grace Street                                                                   Richmond
 21.05        2726 West Grace Street                                                                   Richmond
 21.06        2730 West Grace Street                                                                   Richmond
 21.07        2734 West Grace Street                                                                   Richmond
 21.08        711 North Boulevard                                                                      Richmond
 21.09        801-803 North Boulevard                                                                  Richmond
 21.10        805 North Boulevard                                                                      Richmond
 21.11        808 North Boulevard                                                                      Richmond
 21.12        811 North Boulevard                                                                      Richmond
 21.13        2215 Monument Avenue                                                                     Richmond
 21.14        25 North Boulevard                                                                       Richmond
 21.15        2810 Monument Avenue                                                                     Richmond
 21.16        706 North Boulevard                                                                      Richmond
 21.17        2700 West Grace Street                                                                   Richmond
 21.18        2233 Monument Avenue                                                                     Richmond
 21.19        803 North Robinson Street                                                                Richmond
 21.20        2217 Monument Avenue                                                                     Richmond
 21.21        2225 Monument Avenue                                                                     Richmond
 21.22        622 North Boulevard                                                                      Richmond
 21.23        306 North Nansemond Street                                                               Richmond
   22         3701-3741 Ellison Drive, NW                                                              Albuquerque
   23         SEQ of Taylor Road and Eastchase Parkway & SEQ of Eastchase Parkway and Berryhill Road   Montgomery
   24         1651 Knollwood Drive                                                                     Mobile
   25         721 South 25th Street                                                                    Easton
   26         1591 Lane Avenue South                                                                   Jacksonville
   27         5651 West Talavi Boulevard                                                               Glendale
   28         20200 Katy Freeway                                                                       Katy
   29         3100 Sweetwater Road                                                                     Lawrenceville
   30         7250 Perkins Road                                                                        Baton Rouge
   31         One Riverfront Plaza                                                                     Westbrook
   32         12757 Coursey Boulevard                                                                  Baton Rouge
   33         120 Daniel Boone Plaza                                                                   Hazard
   34         19950 West Country Club Drive                                                            Aventura
   35         4095 Glencoe Avenue                                                                      Marina Del Ray
   36         855 Walther Boulevard                                                                    Lawrenceville
   37         6110 South Yale Avenue                                                                   Tulsa
   38         2024 Timbers Hill Road                                                                   Richmond
   39         11070 Mead Road                                                                          Baton Rouge
   40         3301 Atlantic Avenue / 85 & 111 Dinsmore Place                                           Brooklyn
   41         6400 Canoga Avenue                                                                       Woodland Hills
   42         6910-7590 Amador Plaza Road                                                              Dublin
   43         6300 Waterford Boulevard                                                                 Oklahoma City
   44         13421 North 43rd Avenue                                                                  Phoenix
   45         2816 North Pine Grove Avenue                                                             Chicago
   46         4390-4450 US Highway 17 By-Pass                                                          Murrells Inlet
   47         919 Ballard Street                                                                       Altamonte Springs
   48         1245 Dixwell Avenue                                                                      Hamden
   49         1501-1705 Bechtle Avenue                                                                 Springfield
   50         1 Grumman Road West                                                                      Bethpage
   51         12373 Oak Park Boulevard                                                                 Blaine
   52         Various                                                                                  Richmond
 52.01        1604 Santa Rosa Road                                                                     Richmond
 52.02        1606 Santa Rosa Road                                                                     Richmond
 52.03        1610 Forest Avenue                                                                       Richmond
 52.04        8004 Franklin Farms Drive                                                                Richmond
 52.05        1602 Rolling Hills Drive                                                                 Richmond
   53         999-1001 Yamato Road                                                                     Boca Raton
   54         10901 West Broad Street                                                                  Glen Allen
   55         8950 Arrow Route                                                                         Rancho Cucamonga
   56         426 West Surf Street                                                                     Chicago
   57         12501-12695 Crenshaw Boulevard                                                           Hawthorne
   58         1404 Brittany Lane Northeast                                                             Lacey
   59         1940 Post Road                                                                           Warwick
   60         12125 High Tech Avenue                                                                   Orlando
   61         3305 Calle Cuervo NW                                                                     Albuquerque
   62         1201 Broadway                                                                            New York
   63         31 West 71st Street                                                                      New York
   64         Various                                                                                  Various
 64.01        500 30th Avenue                                                                          Council Bluffs
 64.02        2105 Pratt Avenue                                                                        Bellevue
 64.03        610 North 109th Court                                                                    Omaha
 64.04        2800 Husker Circle                                                                       Lincoln
 64.05        2101 Adventureland Drive                                                                 Altoona
   65         10795 Mead Road                                                                          Baton Rouge
   66         20221 Prairie Street                                                                     Chatsworth
   67         6171-6231 McLeod Drive and 2875-2925 Patrick Lane                                        Las Vegas
   68         175 La Fontenay Drive                                                                    Louisville
   69         641 West North Temple                                                                    Salt Lake City
   70         4700 Twisted Oaks Road                                                                   Charlotte
   71         10541-10549 Scripps Poway Parkway                                                        San Diego
   72         9260 Highway 119                                                                         Alabaster
   73         102 La Mancha Drive                                                                      Asheville
   74         4433 Wayne Avenue                                                                        Philadelphia
   75         11360 Robinson Drive                                                                     Coon Rapids
   76         45305 Catalina Court; 45300 Catalina Court                                               Sterling
   77         4316 East Tropicana Avenue                                                               Las Vegas
   78         407 East Clifty Drive                                                                    Madison
   79         11600 SW 147th Terrace                                                                   Beaverton
   80         2425 McKinley Avenue                                                                     El Paso
   81         424 Cedar Bluff Road                                                                     Knoxville
   82         Various                                                                                  Evanston
 82.01        2129-2135 North Ridge Avenue                                                             Evanston
 82.02        2121 Ridge Avenue                                                                        Evanston
   83         SEQ I-76 and Akron Road                                                                  Wadsworth
   84         517 West Oakdale Avenue                                                                  Chicago
   85         11121 Carmel Commons Boulevard                                                           Charlotte
   86         5350 Tech Data Drive                                                                     Clearwater
   87         15003-15121 SE McLoughlin Boulevard                                                      Milwaukie
   88         2061 Sweet Home Road                                                                     Amherst
   89         286 Water Street                                                                         Augusta
   90         Various                                                                                  Various
 90.01        710 1st Avenue North                                                                     Grand Forks
 90.02        6501 North 28th Street                                                                   Lincoln
 90.03        1211 North 47th Street                                                                   Grand Forks
 90.04        1201 Maloney Road                                                                        Kaukauna
 90.05        1329 Progressive Drive                                                                   Seward
   91         381 North Germantown Parkway                                                             Cordova
   92         7100-7500 Technology Drive                                                               Melbourne
   93         12500 Park Boulevard                                                                     Seminole
   94         2035 West Wardlow Road                                                                   Long Beach
   95         900 Ridgefield Drive                                                                     Raleigh
   96         1575 Oak Avenue                                                                          Evanston
   97         9180-9280 South Kyrene Road                                                              Tempe
   98         12380 SW 8th Street                                                                      Miami
   99         3209 Greendale Place                                                                     Birmingham
  100         6655 Atlantic Avenue                                                                     Long Beach
  101         1608,1664,1656,1628,1632 & 1636 Toronto Road                                             Springfield
  102         14600 Old US 41                                                                          Naples
  103         909 David Drive                                                                          Metairie
  104         50 Signal Hill Mall                                                                      West Saint Paul
  105         6102 Freds Oak Road                                                                      Burke
  106         34 South Broadway                                                                        White Plains
  107         14101 Darnestown Road                                                                    Darnestown
  108         1301-1311 Maple and 915-925 Dempster                                                     Evanston
  109         350 Revolutionary Drive                                                                  Taunton
  110         445 Dolley Madison Road                                                                  Greensboro
  111         1601 McRae Boulevard                                                                     El Paso
  112         104 West Butler Road                                                                     Mauldin
  113         4114 North Central Expressway                                                            Dallas
  114         2247 Ridge Avenue                                                                        Evanston
  115         2405, 2406, 2408 Heathrow Drive and 2406, 2408 Chiswick Drive                            Champaign
  116         3210 Hillcroft Avenue                                                                    Houston
  117         2975 Delk Road                                                                           Marietta
  118         Old Highway 421 (Boone Trail) & Business 421                                             North Wilkesboro
  119         755 Memorial Parkway                                                                     Phillipsburg
  120         1819 East Morten Avenue                                                                  Phoenix
  121         3435 North Lamb Boulevard                                                                Las Vegas
  122         4616 Kenny Road                                                                          Columbus
  123         3830 University Boulevard South                                                          Jacksonville
  124         510 East 30th Avenue                                                                     Hutchinson
  125         3005 State Road 540 West                                                                 Winter Haven
  126         8600 Main Street                                                                         Houston
  127         2717 FM 1960 Road                                                                        Houston
  128         603 Dolley Madison Road                                                                  Greensboro
  129         2620 South Belt Highway                                                                  Saint Joseph
  130         811 Ninth Street North                                                                   Durham
  131         6101 Wagner Way                                                                          Plano
  132         455 Eastdale Road South                                                                  Montgomery
  133         7222 Winchester Road                                                                     Memphis
  134         620 184th Street                                                                         Gardena
  135         3800 University Boulevard South                                                          Jacksonville
  136         1300 North Main Street                                                                   Newton
  137         2541, 2543, 2545, 2547, 2549, 2551, 2553 W. Springfield Avenue                           Champaign
  138         621 North Maguire Street                                                                 Warrensburg
  139         3001 North Graham Street                                                                 Charlotte
  140         2531 West Anderson Lane                                                                  Austin
  141         401 North Military Trail                                                                 West Palm Beach
  142         11101 Pecan Park Boulevard                                                               Cedar Park
  143         100-146 Fox Lane                                                                         Walworth
  144         6512 McNeil Drive                                                                        Austin
  145         425 Greenville Boulevard SE                                                              Greenville
  146         2733 Elkhorn Boulevard                                                                   North Highlands
  147         909 South Washington                                                                     Pilot Point
  148         2673 Mt. Moriah Terrace                                                                  Memphis
  149         111 Schofield Drive                                                                      Columbus
  150         747 Northeast Loop 820                                                                   Hurst
  151         8130 Ohio River Road                                                                     Wheelersburg

MORTGAGE
  LOAN                                           CROSS COLLATERALIZED AND CROSS                   MORTGAGE              GENERAL
 NUMBER    STATE       ZIP CODE                       DEFAULTED LOAN FLAG                       LOAN SELLER          PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1         IL          60606                                                                    Wachovia              Office
   2         NV          89109                                                                    Wachovia            Hospitality
   3         CA         Various                                                                   Wachovia              Various
  3.01       CA          91942                                                                                          Office
  3.02       CA          91786                                                                                          Retail
  3.03       CA          92656                                                                                          Retail
  3.04       CA          92392                                                                                         Mixed Use
  3.05       CA          90808                                                                                          Office
  3.06       CA          92840                                                                                          Office
  3.07       CA          90040                                                                                          Office
  3.08       CA          93309                                                                                          Office
  3.09       CA          92553                                                                                         Mixed Use
  3.10       CA          91740                                                                                          Retail
  3.11       CA          90638                                                                                        Industrial
  3.12       CA          92262                                                                                          Office
  3.13       CA          92504                                                                                        Industrial
  3.14       CA          93727                                                                                          Office
  3.15       CA          92262                                                                                          Office
  3.16       CA          92324                                                                                          Office
   4      Various       Various                                                                   Wachovia           Self Storage
  4.01       NY          11220                                                                                       Self Storage
  4.02       VA          22314                                                                                       Self Storage
  4.03       CA          90716                                                                                       Self Storage
  4.04       FL          33133                                                                                       Self Storage
  4.05       NY          11801                                                                                       Self Storage
  4.06       CA          90028                                                                                       Self Storage
  4.07       CA          95062                                                                                       Self Storage
  4.08       VA          22401                                                                                       Self Storage
  4.09       NM          87505                                                                                       Self Storage
  4.10       AL          35210                                                                                       Self Storage
  4.11       NY          12401                                                                                       Self Storage
  4.12       NY          11961                                                                                       Self Storage
  4.13       IL          60076                                                                                       Self Storage
  4.14       MD          21054                                                                                       Self Storage
  4.15       MA          01879                                                                                       Self Storage
  4.16       CT          06804                                                                                       Self Storage
  4.17       FL          33169                                                                                       Self Storage
  4.18       OR          97007                                                                                       Self Storage
  4.19       MI          48111                                                                                       Self Storage
  4.20       CA          90029                                                                                       Self Storage
  4.21       TX          75252                                                                                       Self Storage
  4.22       NJ          08054                                                                                       Self Storage
  4.23       TX          77386                                                                                       Self Storage
  4.24       MD          21286                                                                                       Self Storage
  4.25       WA          98662                                                                                       Self Storage
  4.26       CA          92557                                                                                       Self Storage
  4.27       NJ          07029                                                                                       Self Storage
  4.28       AZ          85201                                                                                       Self Storage
  4.29       TN          38133                                                                                       Self Storage
  4.30       NY          11788                                                                                       Self Storage
  4.31       OH          44060                                                                                       Self Storage
  4.32       OH          44060                                                                                       Self Storage
  4.33       TN          38128                                                                                       Self Storage
  4.34       NY          12010                                                                                       Self Storage
  4.35       TN          38128                                                                                       Self Storage
   5         PA          19428                                                                    Wachovia              Office
   6         NJ          07054                                                                    Wachovia             Mixed Use
   7         CA          92626                                                                    Wachovia              Retail
   8         FL          33859                                                                    Wachovia              Retail
   9         PA          19120                                                                    Wachovia              Retail
   10        CA          94107                                                                    Wachovia              Office
   11        MN          55426                                                                    Wachovia              Retail
   12        AZ          85024                                                                    Wachovia            Multifamily
   13        CA          94588                                                                    Wachovia              Office
   14        AZ          85023                         Birtcher Portfolio                         Wachovia              Office
 14.01       AZ          85023                                                                                          Office
 14.02       AZ          85023                                                                                          Office
 14.03       AZ          85023                                                                                          Office
 14.04       AZ          85023                                                                                          Office
   15        CA          90035                                                                    Wachovia            Hospitality
   16        CA          94588                                                                    Wachovia              Office
   17        FL          33156                                                                    Wachovia             Mixed Use
   18        CA          94928                                                                    Wachovia            Multifamily
   19        NV          89117                                                                    Wachovia            Multifamily
   20        KY          40509                                                                    Wachovia              Retail
   21        VA         Various                                                                   Wachovia            Multifamily
 21.01       VA          23221                                                                                        Multifamily
 21.02       VA          23221                                                                                        Multifamily
 21.03       VA          23220                                                                                        Multifamily
 21.04       VA          23220                                                                                        Multifamily
 21.05       VA          23220                                                                                        Multifamily
 21.06       VA          23220                                                                                        Multifamily
 21.07       VA          23220                                                                                        Multifamily
 21.08       VA          23220                                                                                        Multifamily
 21.09       VA          23220                                                                                        Multifamily
 21.10       VA          23220                                                                                        Multifamily
 21.11       VA          23220                                                                                        Multifamily
 21.12       VA          23220                                                                                        Multifamily
 21.13       VA          23220                                                                                        Multifamily
 21.14       VA          23220                                                                                        Multifamily
 21.15       VA          23221                                                                                        Multifamily
 21.16       VA          23220                                                                                        Multifamily
 21.17       VA          23220                                                                                        Multifamily
 21.18       VA          23220                                                                                        Multifamily
 21.19       VA          23220                                                                                        Multifamily
 21.20       VA          23220                                                                                        Multifamily
 21.21       VA          23220                                                                                        Multifamily
 21.22       VA          23220                                                                                        Multifamily
 21.23       VA          23221                                                                                        Multifamily
   22        NM          87144                                                                    Wachovia              Retail
   23        AL          36117                                                                    Wachovia              Retail
   24        AL          36609                                                                    Wachovia            Multifamily
   25        PA          18045                                                                    Wachovia              Retail
   26        FL          33210                                                                    Wachovia            Multifamily
   27        AZ          85306                                                                   CWCapital              Office
   28        TX          77449                                                                    Wachovia              Retail
   29        GA          30044                                                                    Wachovia            Multifamily
   30        LA          70808                                                                    Wachovia            Multifamily
   31        ME          04092                                                                    Wachovia              Office
   32        LA          70816                                                                    Wachovia            Multifamily
   33        KY          41701                                                                    Wachovia              Retail
   34        FL          33180                                                                   CWCapital              Office
   35        CA          90292               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
   36        GA          30043                                                                    Wachovia            Multifamily
   37        OK          74136                                                                    Wachovia            Hospitality
   38        VA          23235                                                                    Wachovia            Multifamily
   39        LA          70816                                                                    Wachovia            Multifamily
   40        NY          11208                                                                    Wachovia            Industrial
   41        CA          91367                                                                    Wachovia              Office
   42        CA          94568                                                                    Wachovia              Retail
   43        OK          73118                                                                    Wachovia            Hospitality
   44        AZ          85029                                                                    Wachovia            Multifamily
   45        IL          60657                                                                    Wachovia            Multifamily
   46        SC          29576                                                                    Wachovia              Retail
   47        FL          32608                                                                    Wachovia            Multifamily
   48        CT          06514                                                                    Wachovia              Retail
   49        OH          45504                                                                    Wachovia              Retail
   50        NY          11714                                                                    Wachovia            Industrial
   51        MN          55434                                                                    Wachovia            Multifamily
   52        VA          23229                                                                    Wachovia              Office
 52.01       VA          23229                                                                                          Office
 52.02       VA          23229                                                                                          Office
 52.03       VA          23229                                                                                          Office
 52.04       VA          23229                                                                                          Office
 52.05       VA          23229                                                                                          Office
   53        FL          33431                                                                    Wachovia              Office
   54        VA          23060                                                                    Wachovia              Retail
   55        CA          91730                                                                    Wachovia            Multifamily
   56        IL          60657                                                                    Wachovia            Multifamily
   57        CA          90250                                                                    Wachovia            Industrial
   58        WA          98516                                                                    Wachovia            Multifamily
   59        RI          02886                                                                    Wachovia            Hospitality
   60        FL          32817                                                                    Wachovia            Hospitality
   61        NM          87114                                                                    Wachovia            Multifamily
   62        NY          10001                                                                    Wachovia              Office
   63        NY          10023                                                                    Wachovia            Hospitality
   64     Various       Various                                                                   Wachovia            Hospitality
 64.01       IA          51501                                                                                        Hospitality
 64.02       NE          68123                                                                                        Hospitality
 64.03       NE          68154                                                                                        Hospitality
 64.04       NE          68504                                                                                        Hospitality
 64.05       IA          50009                                                                                        Hospitality
   65        LA          70816                                                                    Wachovia            Multifamily
   66        CA          91311               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
   67        NV          89120                                                                    Wachovia            Industrial
   68        KY          40223                                                                    Wachovia            Multifamily
   69        UT          84116                                                                    Wachovia            Multifamily
   70        NC          28212                                                                    Wachovia            Multifamily
   71        CA          92131                                                                    Wachovia              Retail
   72        AL          35007                                                                    Wachovia              Retail
   73        NC          28805                                                                    Wachovia            Multifamily
   74        PA          19144               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
   75        MN          55433                                                                    Wachovia            Multifamily
   76        VA          20166                                                                    Wachovia              Office
   77        NV          89121                                                                    Wachovia            Multifamily
   78        IN          47250                                                                    Wachovia              Retail
   79        OR          97007                                                                    Wachovia            Multifamily
   80        TX          79930            Villa Sierra/Wyndchase Apartments Portfolio             Wachovia            Multifamily
   81        TN          37918                                                                    Wachovia            Multifamily
   82        IL          60201                                                                    Wachovia            Multifamily
 82.01       IL          60201                                                                                        Multifamily
 82.02       IL          60201                                                                                        Multifamily
   83        OH          42281                                                                    Wachovia              Retail
   84        IL          60657                                                                    Wachovia            Multifamily
   85        NC          28226                                                                    Wachovia              Office
   86        FL          33760                                                                   CWCapital              Office
   87        OR          97267                                                                    Wachovia              Retail
   88        NY          14226                                                                    Wachovia            Multifamily
   89        ME          04330                                                                    Wachovia              Office
   90     Various       Various                                                                   Wachovia            Hospitality
 90.01       ND          58203                                                                                        Hospitality
 90.02       NE          68504                                                                                        Hospitality
 90.03       ND          58203                                                                                        Hospitality
 90.04       WI          54130                                                                                        Hospitality
 90.05       NE          68434                                                                                        Hospitality
   91        TN          38018               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
   92        FL          32904                                                                    Wachovia            Industrial
   93        FL          33772                                                                    Wachovia            Multifamily
   94        CA          90810               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
   95        NC          27609                                                                    Wachovia              Office
   96        IL          60201                                                                    Wachovia            Multifamily
   97        AZ          85284                         Birtcher Portfolio                         Wachovia              Office
   98        FL          33184               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
   99        AL          35243                                                                    Wachovia            Multifamily
  100        CA          90805                                                                    Wachovia           Self Storage
  101        IL          62707                                                                    Wachovia            Multifamily
  102        FL          34110               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  103        LA          70003                                                                    Wachovia              Retail
  104        MN          55118                                                                    Wachovia              Retail
  105        VA          22015               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  106        NY          10601                                                                    Wachovia              Office
  107        MD          20874                                                                    Wachovia              Retail
  108        IL          60201                                                                    Wachovia            Multifamily
  109        MA          02718                                                                    Wachovia            Industrial
  110        NC          27410                                                                    Wachovia              Office
  111        TX          79925            Villa Sierra/Wyndchase Apartments Portfolio             Wachovia            Multifamily
  112        SC          29662                                                                    Wachovia              Retail
  113        TX          75204               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  114        IL          60201                                                                    Wachovia            Multifamily
  115        IL          61820                                                                    Wachovia            Multifamily
  116        TX          77057                                                                    Wachovia              Retail
  117        GA          30067                                                                    Wachovia              Retail
  118        NC          28659                                                                    Wachovia              Retail
  119        NJ          08865                                                                    Wachovia              Retail
  120        AZ          85020                         Birtcher Portfolio                         Wachovia              Office
  121        NV          89115               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  122        OH          43220               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  123        FL          32216                                                                    Wachovia            Multifamily
  124        KS          67502                                                                    Wachovia              Retail
  125        FL          33880                                                                    Wachovia              Retail
  126        TX          77025               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  127        TX          77073                                                                    Wachovia              Retail
  128        NC          27410                                                                    Wachovia              Office
  129        MO          64503                                                                    Wachovia              Retail
  130        NC          27705                                                                    Wachovia             Mixed Use
  131        TX          75023               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  132        AL          36117                                                                    Wachovia            Multifamily
  133        TN          38018               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  134        CA          90248                                                                    Wachovia           Self Storage
  135        FL          32216                                                                    Wachovia            Multifamily
  136        KS          67114                                                                    Wachovia              Retail
  137        IL          61820                                                                    Wachovia            Multifamily
  138        MO          64093                                                                    Wachovia              Retail
  139        NC          28206                                                                    Wachovia            Industrial
  140        TX          78757                                                                    Wachovia              Retail
  141        FL          33415               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  142        TX          78613                                                                    Wachovia              Retail
  143        WI          53184                                                                    Wachovia            Multifamily
  144        TX          78729               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  145        NC          27858                                                                    Wachovia              Retail
  146        CA          95660               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  147        TX          76258                                                                    Wachovia            Multifamily
  148        TN          38115               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  149        OH          43213               Extra Space Self Storage Portfolio #6                Wachovia           Self Storage
  150        TX          76053                                                                    Wachovia              Retail
  151        OH          45694                                                                    Wachovia              Retail

     MORTGAGE                                                                                             % OF AGGREGATE
       LOAN                   SPECIFIC                ORIGINAL LOAN           CUT-OFF DATE LOAN            CUT-OFF DATE
      NUMBER               PROPERTY TYPE               BALANCE ($)               BALANCE ($)                  BALANCE
-----------------------------------------------------------------------------------------------------------------------------

        1                       CBD                  162,500,000.00            162,500,000.00                 6.34%
        2                   Full Service             160,000,000.00            159,674,199.01                 6.23%
        3                     Various                148,865,000.00            148,865,000.00                 5.81%
       3.01                   Medical                 17,325,000.00
       3.02                   Anchored                15,675,000.00
       3.03                  Unanchored               15,150,000.00
       3.04                Retail/Office              13,575,000.00
       3.05                   Suburban                12,282,500.00
       3.06                   Suburban                12,000,000.00
       3.07                   Suburban                10,125,000.00
       3.08                   Suburban                9,600,000.00
       3.09                 Office/Flex               7,987,500.00
       3.10                  Unanchored               7,770,000.00
       3.11               Warehouse/Office            7,312,500.00
       3.12                   Suburban                5,962,500.00
       3.13               Office/Warehouse            5,662,500.00
       3.14                   Suburban                3,525,000.00
       3.15                   Suburban                3,112,500.00
       3.16                   Suburban                1,800,000.00
        4                   Self Storage             145,000,000.00            145,000,000.00                 5.66%
       4.01                 Self Storage              12,709,204.00
       4.02                 Self Storage              10,464,339.00
       4.03                 Self Storage              9,239,863.00
       4.04                 Self Storage              7,425,942.00
       4.05                 Self Storage              6,856,837.00
       4.06                 Self Storage              6,641,102.00
       4.07                 Self Storage              5,917,259.00
       4.08                 Self Storage              5,341,072.00
       4.09                 Self Storage              5,261,170.00
       4.10                 Self Storage              4,884,407.00
       4.11                 Self Storage              4,647,884.00
       4.12                 Self Storage              4,507,660.00
       4.13                 Self Storage              4,346,838.00
       4.14                 Self Storage              4,327,957.00
       4.15                 Self Storage              3,892,776.00
       4.16                 Self Storage              3,885,450.00
       4.17                 Self Storage              3,637,121.00
       4.18                 Self Storage              3,572,843.00
       4.19                 Self Storage              3,563,872.00
       4.20                 Self Storage              3,502,582.00
       4.21                 Self Storage              3,389,363.00
       4.22                 Self Storage              3,099,924.00
       4.23                 Self Storage              2,964,797.00
       4.24                 Self Storage              2,759,044.00
       4.25                 Self Storage              2,701,296.00
       4.26                 Self Storage              2,554,983.00
       4.27                 Self Storage              2,502,073.00
       4.28                 Self Storage              2,201,648.00
       4.29                 Self Storage              1,776,173.00
       4.30                 Self Storage              1,759,398.00
       4.31                 Self Storage              1,083,548.00
       4.32                 Self Storage              1,027,484.00
       4.33                 Self Storage               935,385.00
       4.34                 Self Storage               863,581.00
       4.35                 Self Storage               755,125.00
        5                     Suburban                72,000,000.00             72,000,000.00                 2.81%
        6                Office/Industrial            58,400,000.00             58,400,000.00                 2.28%
        7                     Anchored                57,000,000.00             57,000,000.00                 2.22%
        8                     Anchored                50,000,000.00             49,895,997.26                 1.95%
        9                     Anchored                43,000,000.00             43,000,000.00                 1.68%
        10                      CBD                   42,720,000.00             42,720,000.00                 1.67%
        11                    Anchored                42,000,000.00             41,911,510.06                 1.64%
        12                  Conventional              41,500,000.00             41,500,000.00                 1.62%
        13                    Suburban                41,000,000.00             41,000,000.00                 1.60%
        14                    Suburban                40,960,000.00             40,960,000.00                 1.60%
      14.01                   Suburban                16,700,000.00
      14.02                   Suburban                15,520,000.00
      14.03                   Suburban                6,050,000.00
      14.04                   Suburban                2,690,000.00
        15                 Extended Stay              38,000,000.00             38,000,000.00                 1.48%
        16                    Suburban                35,000,000.00             35,000,000.00                 1.37%
        17                 Retail/Office              35,000,000.00             35,000,000.00                 1.37%
        18                  Conventional              33,500,000.00             33,500,000.00                 1.31%
        19                  Conventional              33,100,000.00             33,100,000.00                 1.29%
        20                    Anchored                31,780,000.00             31,780,000.00                 1.24%
        21                  Conventional              30,350,000.00             30,285,631.73                 1.18%
      21.01                 Conventional
      21.02                 Conventional
      21.03                 Conventional
      21.04                 Conventional
      21.05                 Conventional
      21.06                 Conventional
      21.07                 Conventional
      21.08                 Conventional
      21.09                 Conventional
      21.10                 Conventional
      21.11                 Conventional
      21.12                 Conventional
      21.13                 Conventional
      21.14                 Conventional
      21.15                 Conventional
      21.16                 Conventional
      21.17                 Conventional
      21.18                 Conventional
      21.19                 Conventional
      21.20                 Conventional
      21.21                 Conventional
      21.22                 Conventional
      21.23                 Conventional
        22                    Anchored                28,100,000.00             28,100,000.00                 1.10%
        23                    Anchored                26,300,000.00             26,300,000.00                 1.03%
        24                  Conventional              25,040,000.00             25,040,000.00                 0.98%
        25                    Anchored                25,025,000.00             25,025,000.00                 0.98%
        26                  Conventional              24,825,000.00             24,825,000.00                 0.97%
        27                    Suburban                24,000,000.00             24,000,000.00                 0.94%
        28                    Anchored                23,400,000.00             23,400,000.00                 0.91%
        29                  Conventional              21,920,000.00             21,875,172.41                 0.85%
        30                  Conventional              21,500,000.00             21,500,000.00                 0.84%
        31                    Suburban                20,000,000.00             20,000,000.00                 0.78%
        32                  Conventional              20,000,000.00             20,000,000.00                 0.78%
        33                    Anchored                19,715,000.00             19,715,000.00                 0.77%
        34                    Suburban                19,000,000.00             19,000,000.00                 0.74%
        35                  Self Storage              18,400,000.00             18,400,000.00                 0.72%
        36                  Conventional              18,400,000.00             18,400,000.00                 0.72%
        37                  Full Service              17,400,000.00             17,400,000.00                 0.68%
        38                  Conventional              17,300,000.00             17,300,000.00                 0.67%
        39                  Conventional              17,200,000.00             17,200,000.00                 0.67%
        40             Warehouse/Distribution         17,000,000.00             17,000,000.00                 0.66%
        41                    Suburban                17,000,000.00             16,923,339.09                 0.66%
        42                    Anchored                16,920,000.00             16,920,000.00                 0.66%
        43                  Full Service              16,700,000.00             16,700,000.00                 0.65%
        44                  Conventional              16,100,000.00             16,100,000.00                 0.63%
        45                  Conventional              16,060,000.00             16,060,000.00                 0.63%
        46                    Anchored                16,000,000.00             16,000,000.00                 0.62%
        47                  Conventional              15,960,000.00             15,960,000.00                 0.62%
        48                    Anchored                15,900,000.00             15,900,000.00                 0.62%
        49                    Anchored                15,750,000.00             15,750,000.00                 0.61%
        50                      Flex                  15,500,000.00             15,500,000.00                 0.60%
        51                  Conventional              15,300,000.00             15,300,000.00                 0.60%
        52                    Suburban                15,300,000.00             15,300,000.00                 0.60%
      52.01                   Suburban
      52.02                   Suburban
      52.03                   Suburban
      52.04                   Suburban
      52.05                   Suburban
        53                    Suburban                15,300,000.00             15,300,000.00                 0.60%
        54                    Anchored                14,040,000.00             14,040,000.00                 0.55%
        55                  Conventional              14,000,000.00             14,000,000.00                 0.55%
        56                  Conventional              13,750,000.00             13,750,000.00                 0.54%
        57                      Flex                  13,000,000.00             13,000,000.00                 0.51%
        58                  Conventional              12,740,000.00             12,740,000.00                 0.50%
        59                Limited Service             12,600,000.00             12,600,000.00                 0.49%
        60                  Full Service              12,400,000.00             12,400,000.00                 0.48%
        61                  Conventional              12,390,000.00             12,390,000.00                 0.48%
        62                      CBD                   12,000,000.00             11,971,510.16                 0.47%
        63                Limited Service             11,500,000.00             11,500,000.00                 0.45%
        64                Limited Service             11,345,000.00             11,345,000.00                 0.44%
      64.01               Limited Service             3,199,872.00
      64.02               Limited Service             2,210,820.00
      64.03               Limited Service             2,094,462.00
      64.04               Limited Service             2,036,282.00
      64.05               Limited Service             1,803,564.00
        65                  Conventional              11,320,000.00             11,320,000.00                 0.44%
        66                  Self Storage              11,200,000.00             11,200,000.00                 0.44%
        67                      Flex                  11,000,000.00             11,000,000.00                 0.43%
        68                  Conventional              10,400,000.00             10,400,000.00                 0.41%
        69                   Section 42               9,250,000.00              9,250,000.00                  0.36%
        70                  Conventional              9,250,000.00              9,250,000.00                  0.36%
        71                Shadow Anchored             9,200,000.00              9,200,000.00                  0.36%
        72                    Anchored                9,160,000.00              9,141,105.43                  0.36%
        73                  Conventional              9,100,000.00              9,100,000.00                  0.36%
        74                  Self Storage              9,000,000.00              9,000,000.00                  0.35%
        75                  Conventional              8,800,000.00              8,800,000.00                  0.34%
        76                    Suburban                8,700,000.00              8,700,000.00                  0.34%
        77                  Conventional              8,700,000.00              8,700,000.00                  0.34%
        78                    Anchored                8,600,000.00              8,600,000.00                  0.34%
        79                  Conventional              8,500,000.00              8,500,000.00                  0.33%
        80                  Conventional              8,000,000.00              8,000,000.00                  0.31%
        81                  Conventional              7,903,448.00              7,903,448.00                  0.31%
        82                  Conventional              7,812,000.00              7,812,000.00                  0.30%
      82.01                 Conventional
      82.02                 Conventional
        83                    Anchored                7,815,000.00              7,806,573.99                  0.30%
        84                  Conventional              7,628,000.00              7,628,000.00                  0.30%
        85                    Suburban                7,500,000.00              7,500,000.00                  0.29%
        86                    Suburban                7,440,000.00              7,424,622.20                  0.29%
        87                    Anchored                7,358,000.00              7,358,000.00                  0.29%
        88                  Conventional              7,312,000.00              7,312,000.00                  0.29%
        89                      CBD                   7,200,000.00              7,200,000.00                  0.28%
        90                    Various                 7,155,000.00              7,155,000.00                  0.28%
      90.01                 Full Service              2,224,664.00
      90.02               Limited Service             1,803,782.00
      90.03               Limited Service             1,142,395.00
      90.04               Limited Service             1,082,269.00
      90.05               Limited Service              901,890.00
        91                  Self Storage              6,900,000.00              6,900,000.00                  0.27%
        92                Warehouse/Office            6,800,000.00              6,800,000.00                  0.27%
        93                  Conventional              6,750,000.00              6,750,000.00                  0.26%
        94                  Self Storage              6,200,000.00              6,200,000.00                  0.24%
        95                    Suburban                6,200,000.00              6,200,000.00                  0.24%
        96                  Conventional              6,187,000.00              6,187,000.00                  0.24%
        97                    Suburban                6,160,000.00              6,160,000.00                  0.24%
        98                  Self Storage              6,100,000.00              6,100,000.00                  0.24%
        99                  Conventional              5,917,241.00              5,917,241.00                  0.23%
       100                  Self Storage              5,500,000.00              5,500,000.00                  0.21%
       101                  Conventional              5,480,000.00              5,473,655.39                  0.21%
       102                  Self Storage              5,400,000.00              5,400,000.00                  0.21%
       103                    Anchored                5,290,000.00              5,290,000.00                  0.21%
       104                    Anchored                5,200,000.00              5,194,703.42                  0.20%
       105                  Self Storage              5,100,000.00              5,100,000.00                  0.20%
       106                      CBD                   5,000,000.00              5,000,000.00                  0.20%
       107                    Anchored                4,940,000.00              4,940,000.00                  0.19%
       108                  Conventional              4,904,000.00              4,904,000.00                  0.19%
       109                   Warehouse                4,850,000.00              4,850,000.00                  0.19%
       110                    Suburban                4,825,000.00              4,825,000.00                  0.19%
       111                  Conventional              4,800,000.00              4,800,000.00                  0.19%
       112                    Anchored                4,720,000.00              4,720,000.00                  0.18%
       113                  Self Storage              4,400,000.00              4,400,000.00                  0.17%
       114                  Conventional              4,280,000.00              4,280,000.00                  0.17%
       115                  Conventional              4,280,000.00              4,270,767.26                  0.17%
       116                    Anchored                4,250,000.00              4,250,000.00                  0.17%
       117                    Anchored                4,188,000.00              4,183,577.46                  0.16%
       118                    Anchored                4,105,000.00              4,105,000.00                  0.16%
       119                    Anchored                4,050,000.00              4,050,000.00                  0.16%
       120                    Suburban                4,000,000.00              4,000,000.00                  0.16%
       121                  Self Storage              3,900,000.00              3,900,000.00                  0.15%
       122                  Self Storage              3,800,000.00              3,800,000.00                  0.15%
       123                  Conventional              3,750,000.00              3,750,000.00                  0.15%
       124                    Anchored                3,462,000.00              3,462,000.00                  0.14%
       125                    Anchored                3,424,000.00              3,424,000.00                  0.13%
       126                  Self Storage              3,400,000.00              3,400,000.00                  0.13%
       127                    Anchored                3,388,000.00              3,388,000.00                  0.13%
       128                    Medical                 3,375,000.00              3,375,000.00                  0.13%
       129                    Anchored                3,350,000.00              3,350,000.00                  0.13%
       130                 Office/Retail              3,340,000.00              3,340,000.00                  0.13%
       131                  Self Storage              3,300,000.00              3,300,000.00                  0.13%
       132                  Conventional              3,200,000.00              3,196,288.21                  0.12%
       133                  Self Storage              3,100,000.00              3,100,000.00                  0.12%
       134                  Self Storage              3,050,000.00              3,050,000.00                  0.12%
       135                  Conventional              3,000,000.00              3,000,000.00                  0.12%
       136                    Anchored                2,891,000.00              2,891,000.00                  0.11%
       137                  Conventional              2,880,000.00              2,873,774.15                  0.11%
       138                    Anchored                2,870,000.00              2,870,000.00                  0.11%
       139                Warehouse/Office            2,700,000.00              2,675,989.41                  0.10%
       140                   Unanchored               2,640,000.00              2,640,000.00                  0.10%
       141                  Self Storage              2,600,000.00              2,600,000.00                  0.10%
       142                   Unanchored               2,571,000.00              2,571,000.00                  0.10%
       143                  Conventional              2,480,000.00              2,474,784.90                  0.10%
       144                  Self Storage              2,400,000.00              2,400,000.00                  0.09%
       145                   Unanchored               2,327,000.00              2,327,000.00                  0.09%
       146                  Self Storage              2,200,000.00              2,200,000.00                  0.09%
       147                  Conventional              2,200,000.00              2,200,000.00                  0.09%
       148                  Self Storage              2,100,000.00              2,100,000.00                  0.08%
       149                  Self Storage              1,500,000.00              1,500,000.00                  0.06%
       150                   Unanchored               1,444,000.00              1,444,000.00                  0.06%
       151                    Anchored                1,380,000.00              1,380,000.00                  0.05%

     MORTGAGE         % OF AGGREGATE         % OF AGGREGATE
       LOAN            CUT-OFF DATE           CUT-OFF DATE         ORIGINATION       FIRST PAY          MATURITY          MORTGAGE
      NUMBER          GROUP 1 BALANCE       GROUP 2 BALANCE           DATE              DATE          DATE OR ARD           RATE
------------------------------------------------------------------------------------------------------------------------------------

        1                  7.04%                                    11/04/05          12/11/05          11/11/15          5.4400%
        2                  6.92%                                    09/15/05          11/11/05          10/11/15          5.5100%
        3                  6.45%                                    09/29/05          11/11/05          10/11/15          5.1900%
       3.01
       3.02
       3.03
       3.04
       3.05
       3.06
       3.07
       3.08
       3.09
       3.10
       3.11
       3.12
       3.13
       3.14
       3.15
       3.16
        4                  6.28%                                    07/14/05          09/11/05          08/11/12          4.9700%
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5                  3.12%                                    12/14/05          02/11/06          01/11/16          5.7100%
        6                  2.53%                                    09/28/05          11/11/05          10/11/15          5.3300%
        7                  2.47%                                    12/09/05          01/11/06          12/11/15          5.3000%
        8                  2.16%                                    10/11/05          11/11/05          10/11/15          5.4110%
        9                  1.86%                                    08/01/05          09/11/05          08/11/15          5.1200%
        10                 1.85%                                    10/27/05          12/11/05          11/11/15          5.4000%
        11                 1.82%                                    10/11/05          11/11/05          10/11/15          5.3510%
        12                 1.80%                                    09/21/05          11/11/05          10/11/15          5.4200%
        13                 1.78%                                    09/30/05          11/11/05          10/11/15          5.3200%
        14                 1.77%                                    09/29/05          11/11/05          10/11/15          5.5700%
      14.01
      14.02
      14.03
      14.04
        15                 1.65%                                    11/09/05          12/11/05          11/11/15          5.8800%
        16                 1.52%                                    09/30/05          11/11/05          10/11/15          5.3200%
        17                 1.52%                                    10/03/05          11/11/05          10/11/15          5.5100%
        18                                       13.19%             10/31/05          12/11/05          11/11/15          5.2200%
        19                                       13.03%             10/31/05          12/11/05          11/11/15          5.7400%
        20                 1.38%                                    12/01/05          01/11/06          12/11/15          5.6100%
        21                 1.31%                                    10/03/05          11/11/05          10/11/15          5.3200%
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22                 1.22%                                    10/27/05          12/11/05          11/11/15          5.0300%
        23                 1.14%                                    11/10/05          12/11/05          11/11/15          5.5200%
        24                                       9.86%              11/21/05          01/11/06          12/11/15          5.5700%
        25                 1.08%                                    10/05/05          11/11/05          10/11/15          5.5000%
        26                 1.08%                                    11/17/05          01/11/06          12/11/15          5.4000%
        27                 1.04%                                    11/23/05          01/01/06          12/01/15          5.4840%
        28                 1.01%                                    11/21/05          01/11/06          12/11/15          5.5800%
        29                 0.95%                                    09/30/05          11/11/05          10/11/10          5.4900%
        30                 0.93%                                    09/16/05          11/11/05          10/11/10          5.2400%
        31                 0.87%                                    11/21/05          01/11/06          12/11/15          5.6500%
        32                 0.87%                                    11/21/05          01/11/06          12/11/15          5.5700%
        33                 0.85%                                    09/02/05          10/11/05          09/11/15          5.3600%
        34                 0.82%                                    04/21/05          06/01/05          05/01/15          5.4170%
        35                 0.80%                                    07/14/05          09/11/05          08/11/15          5.2850%
        36                 0.80%                                    10/21/05          12/11/05          11/11/10          5.6300%
        37                 0.75%                                    11/08/05          12/11/05          11/11/15          5.3500%
        38                                       6.81%              10/31/05          12/11/05          11/11/15          5.4500%
        39                 0.74%                                    11/21/05          01/11/06          12/11/15          5.5700%
        40                 0.74%                                    11/21/05          01/11/06          12/11/12          6.5700%
        41                 0.73%                                    07/26/05          09/11/05          08/11/15          5.0500%
        42                 0.73%                                    10/19/05          12/11/05          11/11/15          5.0900%
        43                 0.72%                                    11/07/05          12/11/05          11/11/15          5.3500%
        44                                       6.34%              09/01/05          10/11/05          09/11/15          5.2900%
        45                 0.70%                                    10/03/05          11/11/05          10/11/15          4.9900%
        46                 0.69%                                    11/22/05          01/11/06          12/11/15          5.4400%
        47                 0.69%                                    11/21/05          01/11/06          12/11/15          5.5700%
        48                 0.69%                                    11/09/05          12/11/05          11/11/15          5.8000%
        49                 0.68%                                    10/31/05          12/11/05          11/11/15          5.2300%
        50                 0.67%                                    11/03/05          12/11/05          11/11/15          5.3700%
        51                 0.66%                                    09/16/05          11/11/05          10/11/10          4.7400%
        52                 0.66%                                    11/09/05          12/11/05          11/11/15          5.3500%
      52.01
      52.02
      52.03
      52.04
      52.05
        53                 0.66%                                    10/19/05          12/11/05          11/11/15          5.0400%
        54                 0.61%                                    10/19/05          12/11/05          11/11/15          4.9900%
        55                                       5.51%              11/30/05          01/11/06          12/11/15          5.1300%
        56                 0.60%                                    10/03/05          11/11/05          10/11/15          4.9900%
        57                 0.56%                                    10/06/05          11/11/05          10/11/15          5.4800%
        58                 0.55%                                    11/10/05          12/11/05          11/11/15          5.2700%
        59                 0.55%                                    11/01/05          12/11/05          11/11/15          5.3800%
        60                 0.54%                                    11/07/05          12/11/05          11/11/15          5.3500%
        61                                       4.88%              10/06/05          11/11/05          10/11/15          5.4200%
        62                 0.52%                                    09/28/05          11/11/05          10/11/15          4.7800%
        63                 0.50%                                    11/14/05          01/11/06          12/11/15          5.9300%
        64                 0.49%                                    11/01/05          01/11/06          12/11/15          5.9100%
      64.01
      64.02
      64.03
      64.04
      64.05
        65                 0.49%                                    11/21/05          01/11/06          12/11/15          5.5700%
        66                 0.49%                                    07/14/05          09/11/05          08/11/15          5.2850%
        67                 0.48%                                    10/19/05          12/11/05          11/11/15          5.0600%
        68                                       4.09%              11/21/05          01/11/06          12/11/15          5.5700%
        69                                       3.64%              10/07/05          11/11/05          10/11/15          5.2500%
        70                                       3.64%              10/05/05          11/11/05          10/11/15          5.6300%
        71                 0.40%                                    11/17/05          01/11/06          12/11/15          5.6500%
        72                 0.40%                                    10/06/05          11/11/05          10/11/15          5.4500%
        73                                       3.58%              10/28/05          12/11/05          11/11/15          5.2500%
        74                 0.39%                                    07/14/05          09/11/05          08/11/15          5.2850%
        75                 0.38%                                    09/16/05          11/11/05          10/11/10          4.7400%
        76                 0.38%                                    11/30/05          12/11/05          11/11/15          5.2200%
        77                                       3.43%              11/01/05          12/11/05          11/11/15          5.1200%
        78                 0.37%                                    09/26/05          11/11/05          10/11/15          5.1000%
        79                                       3.35%              10/26/05          12/11/05          11/11/15          5.1600%
        80                                       3.15%              10/13/05          12/11/05          11/11/15          5.2300%
        81                 0.34%                                    11/21/05          01/11/06          12/11/15          5.5700%
        82                 0.34%                                    10/03/05          11/11/05          10/11/15          4.9900%
      82.01
      82.02
        83                 0.34%                                    10/13/05          12/11/05          11/11/15          5.5800%
        84                 0.33%                                    10/03/05          11/11/05          10/11/15          4.9900%
        85                 0.32%                                    11/16/05          01/11/06          12/11/15          5.5400%
        86                 0.32%                                    09/20/05          11/01/05          10/01/15          5.4400%
        87                 0.32%                                    10/19/05          12/11/05          11/11/15          5.0400%
        88                                       2.88%              10/31/05          12/11/05          11/11/15          5.5900%
        89                 0.31%                                    12/01/05          01/11/06          12/11/15          5.5900%
        90                 0.31%                                    11/01/05          01/11/06          12/11/15          5.9100%
      90.01
      90.02
      90.03
      90.04
      90.05
        91                 0.30%                                    07/14/05          09/11/05          08/11/15          5.2850%
        92                 0.29%                                    11/14/05          01/11/06          12/11/15          5.8700%
        93                 0.29%                                    11/17/05          01/11/06          12/11/15          5.4000%
        94                 0.27%                                    07/14/05          09/11/05          08/11/15          5.2850%
        95                 0.27%                                    11/04/05          12/11/05          11/11/15          5.7500%
        96                 0.27%                                    10/03/05          11/11/05          10/11/15          4.9900%
        97                 0.27%                                    09/29/05          11/11/05          10/11/15          5.5700%
        98                 0.26%                                    07/14/05          09/11/05          08/11/15          5.2850%
        99                 0.26%                                    11/21/05          01/11/06          12/11/15          5.5700%
       100                 0.24%                                    10/20/05          12/11/05          11/11/15          5.0200%
       101                                       2.16%              10/12/05          12/11/05          11/11/15          5.2000%
       102                 0.23%                                    07/14/05          09/11/05          08/11/15          5.2850%
       103                 0.23%                                    11/16/05          01/11/06          12/11/15          5.6000%
       104                 0.22%                                    10/26/05          12/11/05          11/11/15          5.8800%
       105                 0.22%                                    07/14/05          09/11/05          08/11/15          5.2850%
       106                 0.22%                                    10/27/05          12/11/05          11/11/15          5.4200%
       107                 0.21%                                    11/08/05          12/11/05          11/11/15          5.7500%
       108                 0.21%                                    10/03/05          11/11/05          10/11/15          4.9900%
       109                 0.21%                                    10/17/05          12/11/05          11/11/12          5.3400%
       110                 0.21%                                    11/23/05          01/11/06          12/11/15          5.6600%
       111                                       1.89%              10/13/05          12/11/05          11/11/15          5.2300%
       112                 0.20%                                    11/23/05          01/11/06          12/11/15          5.5000%
       113                 0.19%                                    07/14/05          09/11/05          08/11/15          5.2850%
       114                 0.19%                                    10/03/05          11/11/05          10/11/15          4.9900%
       115                                       1.68%              10/04/05          11/11/05          10/11/15          5.2400%
       116                 0.18%                                    11/16/05          01/11/06          12/11/15          5.6000%
       117                 0.18%                                    10/21/05          12/11/05          11/11/15          5.6900%
       118                 0.18%                                    11/30/05          01/11/06          12/11/15          5.6500%
       119                 0.18%                                    11/21/05          01/11/06          12/11/15          5.7000%
       120                 0.17%                                    09/29/05          11/11/05          10/11/15          5.5700%
       121                 0.17%                                    07/14/05          09/11/05          08/11/15          5.2850%
       122                 0.16%                                    07/14/05          09/11/05          08/11/15          5.2850%
       123                                       1.48%              11/17/05          01/11/06          12/11/15          5.4000%
       124                 0.15%                                    07/20/05          09/11/05          08/11/15          5.5100%
       125                 0.15%                                    08/29/05          10/11/05          09/11/15          5.0300%
       126                 0.15%                                    07/14/05          09/11/05          08/11/15          5.2850%
       127                 0.15%                                    11/15/05          01/11/06          12/11/15          5.8900%
       128                 0.15%                                    11/23/05          01/11/06          12/11/15          5.6600%
       129                 0.15%                                    08/03/05          09/11/05          08/11/15          5.0300%
       130                 0.14%                                    11/08/05          12/11/05          11/11/15          5.8600%
       131                 0.14%                                    07/14/05          09/11/05          08/11/15          5.2850%
       132                                       1.26%              11/01/05          12/11/05          11/11/15          5.1900%
       133                 0.13%                                    07/14/05          09/11/05          08/11/15          5.2850%
       134                 0.13%                                    10/20/05          12/11/05          11/11/15          5.0200%
       135                                       1.18%              11/17/05          01/11/06          12/11/15          5.4000%
       136                 0.13%                                    07/20/05          09/11/05          08/11/15          5.5100%
       137                                       1.13%              10/03/05          11/11/05          10/11/15          5.2300%
       138                 0.12%                                    04/23/05          06/11/05          05/11/15          5.0300%
       139                 0.12%                                    07/27/05          09/11/05          08/11/15          5.5400%
       140                 0.11%                                    09/15/05          11/11/05          10/11/10          5.7100%
       141                 0.11%                                    07/14/05          09/11/05          08/11/15          5.2850%
       142                 0.11%                                    09/15/05          11/11/05          10/11/10          5.7100%
       143                                       0.97%              09/13/05          11/11/05          10/11/15          5.3600%
       144                 0.10%                                    07/14/05          09/11/05          08/11/15          5.2850%
       145                 0.10%                                    11/18/05          01/11/06          12/11/15          5.8800%
       146                 0.10%                                    07/14/05          09/11/05          08/11/15          5.2850%
       147                                       0.87%              11/17/05          01/11/06          12/11/15          6.2000%
       148                 0.09%                                    07/14/05          09/11/05          08/11/15          5.2850%
       149                 0.06%                                    07/14/05          09/11/05          08/11/15          5.2850%
       150                 0.06%                                    09/15/05          11/11/05          10/11/10          5.7100%
       151                 0.06%                                    06/30/05          08/11/05          07/11/10          5.4000%

                                                                  INTEREST             ORIGINAL
     MORTGAGE               LOAN               INTEREST            ACCURAL              TERM TO             REMAINING
       LOAN            ADMINISTRATIVE          ACCRUAL             METHOD             MATURITY OR       TERM TO MATURITY
      NUMBER              COST RAT              METHOD            DURING IO           ARD (MOS.)          OR ARD (MOS.)
---------------------------------------------------------------------------------------------------------------------------

        1                 0.02062%            Actual/360         Actual/360               120                  119
        2                 0.02062%            Actual/360                                  120                  118
        3                 0.02062%            Actual/360         Actual/360               120                  118
       3.01
       3.02
       3.03
       3.04
       3.05
       3.06
       3.07
       3.08
       3.09
       3.10
       3.11
       3.12
       3.13
       3.14
       3.15
       3.16
        4                 0.02062%            Actual/360         Actual/360               84                   80
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5                 0.02062%            Actual/360         Actual/360               120                  120
        6                 0.02062%            Actual/360         Actual/360               120                  118
        7                 0.02062%              30/360                                    120                  120
        8                 0.02062%            Actual/360                                  120                  118
        9                 0.02062%            Actual/360         Actual/360               120                  116
        10                0.02062%            Actual/360         Actual/360               120                  119
        11                0.02062%            Actual/360                                  120                  118
        12                0.02062%            Actual/360         Actual/360               120                  118
        13                0.02062%            Actual/360         Actual/360               120                  118
        14                0.02062%            Actual/360         Actual/360               120                  118
      14.01
      14.02
      14.03
      14.04
        15                0.02062%            Actual/360         Actual/360               120                  119
        16                0.02062%            Actual/360         Actual/360               120                  118
        17                0.02062%            Actual/360         Actual/360               120                  118
        18                0.02062%            Actual/360         Actual/360               120                  119
        19                0.02062%            Actual/360         Actual/360               120                  119
        20                0.02062%            Actual/360         Actual/360               120                  120
        21                0.02062%            Actual/360                                  120                  118
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22                0.02062%            Actual/360         Actual/360               120                  119
        23                0.02062%            Actual/360         Actual/360               120                  119
        24                0.02062%            Actual/360         Actual/360               120                  120
        25                0.02062%            Actual/360         Actual/360               120                  118
        26                0.02062%            Actual/360         Actual/360               120                  120
        27                0.04062%            Actual/360         Actual/360               120                  120
        28                0.02062%            Actual/360         Actual/360               120                  120
        29                0.02062%            Actual/360                                  60                   58
        30                0.02062%            Actual/360         Actual/360               60                   58
        31                0.02062%            Actual/360                                  120                  120
        32                0.02062%            Actual/360         Actual/360               120                  120
        33                0.02062%            Actual/360         Actual/360               120                  117
        34                0.04062%            Actual/360         Actual/360               120                  113
        35                0.02062%            Actual/360         Actual/360               120                  116
        36                0.02062%            Actual/360         Actual/360               60                   59
        37                0.02062%            Actual/360         Actual/360               120                  119
        38                0.02062%            Actual/360         Actual/360               120                  119
        39                0.02062%            Actual/360         Actual/360               120                  120
        40                0.02062%            Actual/360                                  84                   84
        41                0.02062%            Actual/360                                  120                  116
        42                0.02062%            Actual/360         Actual/360               120                  119
        43                0.02062%            Actual/360         Actual/360               120                  119
        44                0.02062%            Actual/360         Actual/360               120                  117
        45                0.02062%            Actual/360         Actual/360               120                  118
        46                0.02062%            Actual/360                                  120                  120
        47                0.02062%            Actual/360         Actual/360               120                  120
        48                0.02062%            Actual/360         Actual/360               120                  119
        49                0.02062%            Actual/360         Actual/360               120                  119
        50                0.02062%            Actual/360         Actual/360               120                  119
        51                0.02062%            Actual/360         Actual/360               60                   58
        52                0.04062%            Actual/360         Actual/360               120                  119
      52.01
      52.02
      52.03
      52.04
      52.05
        53                0.02062%            Actual/360         Actual/360               120                  119
        54                0.02062%            Actual/360         Actual/360               120                  119
        55                0.02062%            Actual/360                                  120                  120
        56                0.02062%            Actual/360         Actual/360               120                  118
        57                0.02062%            Actual/360         Actual/360               120                  118
        58                0.02062%            Actual/360         Actual/360               120                  119
        59                0.02062%            Actual/360         Actual/360               120                  119
        60                0.02062%            Actual/360         Actual/360               120                  119
        61                0.02062%            Actual/360         Actual/360               120                  118
        62                0.02062%            Actual/360                                  120                  118
        63                0.02062%            Actual/360                                  120                  120
        64                0.02062%            Actual/360                                  120                  120
      64.01
      64.02
      64.03
      64.04
      64.05
        65                0.02062%            Actual/360         Actual/360               120                  120
        66                0.02062%            Actual/360         Actual/360               120                  116
        67                0.02062%            Actual/360         Actual/360               120                  119
        68                0.02062%            Actual/360         Actual/360               120                  120
        69                0.02062%            Actual/360         Actual/360               120                  118
        70                0.02062%            Actual/360         Actual/360               120                  118
        71                0.02062%              30/360             30/360                 120                  120
        72                0.02062%            Actual/360                                  120                  118
        73                0.02062%            Actual/360         Actual/360               120                  119
        74                0.02062%            Actual/360         Actual/360               120                  116
        75                0.02062%            Actual/360         Actual/360               60                   58
        76                0.02062%            Actual/360         Actual/360               120                  119
        77                0.02062%            Actual/360         Actual/360               120                  119
        78                0.02062%            Actual/360         Actual/360               120                  118
        79                0.02062%            Actual/360         Actual/360               120                  119
        80                0.02062%            Actual/360         Actual/360               120                  119
        81                0.02062%            Actual/360         Actual/360               120                  120
        82                0.02062%            Actual/360         Actual/360               120                  118
      82.01
      82.02
        83                0.02062%            Actual/360                                  120                  119
        84                0.02062%            Actual/360         Actual/360               120                  118
        85                0.02062%            Actual/360                                  120                  120
        86                0.06062%            Actual/360                                  120                  118
        87                0.02062%            Actual/360         Actual/360               120                  119
        88                0.02062%            Actual/360         Actual/360               120                  119
        89                0.02062%            Actual/360                                  120                  120
        90                0.02062%            Actual/360                                  120                  120
      90.01
      90.02
      90.03
      90.04
      90.05
        91                0.02062%            Actual/360         Actual/360               120                  116
        92                0.02062%            Actual/360         Actual/360               120                  120
        93                0.02062%            Actual/360         Actual/360               120                  120
        94                0.02062%            Actual/360         Actual/360               120                  116
        95                0.02062%            Actual/360         Actual/360               120                  119
        96                0.02062%            Actual/360         Actual/360               120                  118
        97                0.02062%            Actual/360         Actual/360               120                  118
        98                0.02062%            Actual/360         Actual/360               120                  116
        99                0.02062%            Actual/360         Actual/360               120                  120
       100                0.02062%            Actual/360         Actual/360               120                  119
       101                0.02062%            Actual/360                                  120                  119
       102                0.02062%            Actual/360         Actual/360               120                  116
       103                0.02062%            Actual/360         Actual/360               120                  120
       104                0.02062%            Actual/360                                  120                  119
       105                0.02062%            Actual/360         Actual/360               120                  116
       106                0.02062%            Actual/360         Actual/360               120                  119
       107                0.02062%            Actual/360         Actual/360               120                  119
       108                0.02062%            Actual/360         Actual/360               120                  118
       109                0.02062%            Actual/360         Actual/360               84                   83
       110                0.02062%            Actual/360         Actual/360               120                  120
       111                0.02062%            Actual/360         Actual/360               120                  119
       112                0.02062%            Actual/360         Actual/360               120                  120
       113                0.02062%            Actual/360         Actual/360               120                  116
       114                0.02062%            Actual/360         Actual/360               120                  118
       115                0.02062%            Actual/360                                  120                  118
       116                0.02062%            Actual/360         Actual/360               120                  120
       117                0.02062%            Actual/360                                  120                  119
       118                0.02062%            Actual/360                                  120                  120
       119                0.02062%            Actual/360                                  120                  120
       120                0.02062%            Actual/360         Actual/360               120                  118
       121                0.02062%            Actual/360         Actual/360               120                  116
       122                0.02062%            Actual/360         Actual/360               120                  116
       123                0.02062%            Actual/360         Actual/360               120                  120
       124                0.02062%            Actual/360         Actual/360               120                  116
       125                0.02062%            Actual/360         Actual/360               120                  117
       126                0.02062%            Actual/360         Actual/360               120                  116
       127                0.02062%            Actual/360                                  120                  120
       128                0.02062%            Actual/360         Actual/360               120                  120
       129                0.02062%            Actual/360         Actual/360               120                  116
       130                0.02062%            Actual/360         Actual/360               120                  119
       131                0.02062%            Actual/360         Actual/360               120                  116
       132                0.02062%            Actual/360                                  120                  119
       133                0.02062%            Actual/360         Actual/360               120                  116
       134                0.02062%            Actual/360         Actual/360               120                  119
       135                0.02062%            Actual/360         Actual/360               120                  120
       136                0.02062%            Actual/360         Actual/360               120                  116
       137                0.02062%            Actual/360                                  120                  118
       138                0.02062%            Actual/360         Actual/360               120                  113
       139                0.02062%            Actual/360                                  120                  116
       140                0.02062%            Actual/360         Actual/360               60                   58
       141                0.02062%            Actual/360         Actual/360               120                  116
       142                0.02062%            Actual/360         Actual/360               60                   58
       143                0.02062%            Actual/360                                  120                  118
       144                0.02062%            Actual/360         Actual/360               120                  116
       145                0.02062%            Actual/360                                  120                  120
       146                0.02062%            Actual/360         Actual/360               120                  116
       147                0.02062%            Actual/360                                  120                  120
       148                0.02062%            Actual/360         Actual/360               120                  116
       149                0.02062%            Actual/360         Actual/360               120                  116
       150                0.02062%            Actual/360         Actual/360               60                   58
       151                0.02062%            Actual/360         Actual/360               60                   55

MORTGAGE                 REMAINING                ORIGINAL          REMAINING                                      MATURITY DATE
  LOAN                   IO PERIOD               AMORT TERM           AMORT            MONTHLY P&I                OR ARD BALLOON
 NUMBER                   (MOS.)                   (MOS.)          TERM (MOS.)         PAYMENTS ($)                 BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                        59                      360                360              916,549.14                150,833,191.02
   2                                                360                358              909,466.52                133,685,196.21
   3                        58                      360                360              816,514.54                137,680,563.51
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
  3.08
  3.09
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
   4                        80                       IO                IO                   IO                    145,000,000.00
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
   5                        36                      360                360              418,344.69                 64,677,419.94
   6                        58                     Varies            Varies               Steps                    53,999,999.44
   7                                                360                360              316,523.65                 46,778,705.39
   8                                                360                358              281,108.82                 41,648,040.92
   9                        56                      360                360              233,997.13                 39,728,373.72
   10                       83                      360                360              239,885.95                 40,963,757.61
   11                                               360                358              234,559.90                 34,918,515.22
   12                       58                      360                360              233,553.65                 38,510,812.56
   13                       58                      360                360              228,184.39                 37,991,912.02
   14                       58                      360                360              234,368.48                 38,090,866.23
 14.01
 14.02
 14.03
 14.04
   15                       59                      300                300              242,054.69                 34,292,925.85
   16                       58                      360                360              194,791.56                 32,432,120.02
   17                       22                      360                360              198,945.80                 30,668,573.11
   18                       119                      IO                IO                   IO                     33,500,000.00
   19                       35                      360                360              192,952.39                 29,751,963.26
   20                       120                      IO                IO                   IO                     31,780,000.00
   21                                               360                358              168,912.11                 25,208,122.04
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
 21.07
 21.08
 21.09
 21.10
 21.11
 21.12
 21.13
 21.14
 21.15
 21.16
 21.17
 21.18
 21.19
 21.20
 21.21
 21.22
 21.23
   22                       119                      IO                IO                   IO                     28,100,000.00
   23                       119                      IO                IO                   IO                     26,300,000.00
   24                       60                      360                360              143,276.04                 23,285,811.89
   25                       118                      IO                IO                   IO                     25,025,000.00
   26                       60                      360                360              139,400.02                 23,030,075.67
   27                       60                      360                360              136,028.53                 22,325,509.06
   28                       120                      IO                IO                   IO                     23,400,000.00
   29                                               360                358              124,321.85                 20,361,222.06
   30                       58                       IO                IO                   IO                     21,500,000.00
   31                                               342                342              117,795.83                 16,403,005.56
   32                       60                      360                360              114,437.73                 18,598,891.29
   33                       117                      IO                IO                   IO                     19,715,000.00
   34                       17                      360                360              106,892.56                 16,644,728.72
   35                       56                      360                360              102,004.73                 17,041,475.51
   36                       59                       IO                IO                   IO                     18,400,000.00
   37                       23                      300                300              105,298.18                 14,211,677.55
   38                       119                      IO                IO                   IO                     17,300,000.00
   39                       60                      360                360              98,416.45                  15,995,046.50
   40                                               300                300              115,529.91                 14,749,591.81
   41                                               360                356              91,779.87                  13,998,520.25
   42                       119                      IO                IO                   IO                     16,920,000.00
   43                       23                      300                300              101,062.04                 13,639,943.39
   44                       117                      IO                IO                   IO                     16,100,000.00
   45                       58                      360                360              86,115.43                  14,809,027.86
   46                                               360                360              90,244.84                  13,339,162.00
   47                       60                      360                360              91,321.31                  14,841,915.24
   48                       35                      360                360              93,293.73                  14,308,805.04
   49                       71                      360                360              86,777.08                  14,835,972.79
   50                       35                      342                342              88,583.55                  13,640,056.21
   51                       58                       IO                IO                   IO                     15,300,000.00
   52                       59                      360                360              85,437.30                  14,183,147.20
 52.01
 52.02
 52.03
 52.04
 52.05
   53                       119                      IO                IO                   IO                     15,300,000.00
   54                       119                      IO                IO                   IO                     14,040,000.00
   55                                               360                360              76,271.25                  11,557,617.22
   56                       58                      360                360              73,728.96                  12,678,962.21
   57                       22                      360                360              73,649.53                  11,382,991.51
   58                       59                      360                360              70,508.65                  11,796,288.18
   59                       23                      300                300              76,474.67                  10,299,682.20
   60                       23                      300                300              75,040.08                  10,127,862.16
   61                       118                      IO                IO                   IO                     12,390,000.00
   62                                               360                358              62,814.86                  9,793,621.02
   63                                               300                300              73,603.36                  8,883,195.91
   64                                               240                240              80,691.16                  7,411,079.56
 64.01
 64.02
 64.03
 64.04
 64.05
   65                       60                      360                360              64,771.76                  10,526,972.47
   66                       56                      360                360              62,089.83                  10,373,072.04
   67                       119                      IO                IO                   IO                     11,000,000.00
   68                       60                      360                360              59,507.62                  9,671,423.47
   69                       16                      360                360              51,078.84                  7,962,000.81
   70                       22                      336                336              54,759.49                  7,948,611.63
   71                       84                      360                360              53,105.69                  8,816,946.89
   72                                               360                358              51,722.48                  7,639,221.16
   73                       47                      360                360              50,250.54                  8,264,826.39
   74                       56                      360                360              49,893.62                  8,335,504.32
   75                       58                       IO                IO                   IO                     8,800,000.00
   76                       59                      360                360              47,880.19                  8,049,647.39
   77                       119                      IO                IO                   IO                     8,700,000.00
   78                       58                      360                360              46,693.68                  7,943,243.83
   79                       119                      IO                IO                   IO                     8,500,000.00
   80                       29                      360                360              44,077.25                  7,041,570.48
   81                       60                      360                360              45,222.63                  7,349,768.51
   82                       58                      360                360              41,888.78                  7,203,494.38
 82.01
 82.02
   83                                               360                359              44,765.76                  6,543,176.89
   84                       58                      360                360              40,902.15                  7,033,827.18
   85                                               360                360              42,772.59                  6,272,167.67
   86                                               360                358              41,962.92                  6,216,776.21
   87                       119                      IO                IO                   IO                     7,358,000.00
   88                       23                      360                360              41,930.56                  6,418,889.34
   89                                               360                360              41,288.30                  6,030,558.90
   90                                               240                240              50,889.84                  4,673,977.65
 90.01
 90.02
 90.03
 90.04
 90.05
   91                       56                      360                360              38,251.77                  6,390,553.31
   92                       12                      360                360              40,202.84                  5,880,384.95
   93                       60                      360                360              37,903.33                  6,261,954.11
   94                       56                      360                360              34,371.16                  5,742,236.31
   95                       35                      360                360              36,181.52                  5,573,987.83
   96                       58                      360                360              33,175.35                  5,705,071.94
   97                       58                      360                360              35,246.82                  5,728,509.18
   98                       56                      360                360              33,816.78                  5,649,619.59
   99                       60                      360                360              33,857.78                  5,502,706.10
  100                       23                      360                360              29,592.45                  4,761,302.76
  101                                               360                359              30,091.28                  4,533,862.63
  102                       56                      360                360              29,936.17                  5,001,302.59
  103                       24                      360                360              30,368.78                  4,645,213.08
  104                                               360                359              30,776.58                  4,393,428.49
  105                       56                      360                360              28,273.05                  4,723,452.45
  106                       17                      360                360              28,138.99                  4,323,882.80
  107                       23                      360                360              28,828.50                  4,352,943.94
  108                       58                      360                360              26,295.77                  4,522,009.50
  109                       83                       IO                IO                   IO                     4,850,000.00
  110                       12                      360                360              27,882.14                  4,149,198.78
  111                       29                      360                360              26,446.35                  4,224,942.29
  112                       60                      360                360              26,799.64                  4,384,994.28
  113                       56                      360                360              24,392.43                  4,075,135.45
  114                       58                      360                360              22,949.82                  3,946,615.15
  115                                               360                358              23,607.82                  3,545,873.98
  116                       24                      360                360              24,398.36                  3,731,976.48
  117                                               360                359              24,280.64                  3,518,241.30
  118                                               360                360              23,695.53                  3,444,578.15
  119                                               360                360              23,506.22                  3,403,603.36
  120                       58                      360                360              22,887.55                  3,719,811.15
  121                       56                      360                360              21,620.57                  3,612,051.87
  122                       56                      360                360              21,066.19                  3,519,435.16
  123                       60                      360                360              21,057.40                  3,478,863.39
  124                       116                      IO                IO                   IO                     3,462,000.00
  125                       117                      IO                IO                   IO                     3,424,000.00
  126                       56                      360                360              18,848.70                  3,148,968.30
  127                                               360                360              20,073.79                  2,863,571.08
  128                       12                      360                360              19,503.05                  2,902,289.30
  129                       116                      IO                IO                   IO                     3,350,000.00
  130                       23                      360                360              19,725.35                  2,950,582.68
  131                       56                      360                360              18,294.33                  3,056,351.59
  132                                               360                359              17,551.79                  2,646,664.54
  133                       56                      360                360              17,185.58                  2,871,118.15
  134                       23                      360                360              16,410.36                  2,640,358.80
  135                       60                      360                360              16,845.92                  2,783,090.71
  136                       116                      IO                IO                   IO                     2,891,000.00
  137                                               360                358              15,867.81                  2,385,248.26
  138                       113                      IO                IO                   IO                     2,870,000.00
  139                                               240                236              18,634.01                  1,738,600.41
  140                       58                       IO                IO                   IO                     2,640,000.00
  141                       56                      360                360              14,413.71                  2,408,034.58
  142                       58                       IO                IO                   IO                     2,571,000.00
  143                                               360                358              13,864.10                  2,062,439.40
  144                       56                      360                360              13,304.96                  2,222,801.15
  145                                               300                300              14,822.66                  1,794,446.04
  146                       56                      360                360              12,196.22                  2,037,567.72
  147                                               360                360              13,474.32                  1,876,419.39
  148                       56                      360                360              11,641.84                  1,944,951.01
  149                       56                      360                360               8,315.60                  1,389,250.72
  150                       58                       IO                IO                   IO                     1,444,000.00
  151                       55                       IO                IO                   IO                     1,380,000.00

MORTGAGE
  LOAN                ARD
 NUMBER               LOAN         PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------

   1                   N           L(25),D(91),O(4)
   2                   N           L(26),D(89),O(5)
   3                   N           L(26),D(90),O(4)
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
  3.08
  3.09
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
   4                   N           L(28),D(52) or (GRTR2%orYM(20),GRTR1%orYM(32)),O(4)
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
   5                   N           L(23),D(94),O(3)
   6                   Y           L(26),D(91),O(3)
   7                   N           L(24),D(89),O(7)
   8                   N           L(26),D(87),O(7)
   9                   N           L(28),D(89),O(3)
   10                  N           L(25),D(91),O(4)
   11                  N           L(26),D(87),O(7)
   12                  N           L(26),D(91),O(3)
   13                  N           L(26),D(91),O(3)
   14                  N           L(26),D(91),O(3)
 14.01
 14.02
 14.03
 14.04
   15                  N           L(25),D(91),O(4)
   16                  N           L(26),D(91),O(3)
   17                  N           L(26),D(87),O(7)
   18                  N           L(48),D(69),O(3)
   19                  N           L(48),D(69),O(3)
   20                  N           L(23),GRTR1%orYM(36),LSR5%orYM(12),LSR4%orYM(12),LSR3%orYM(12),LSR2%orYM(12),LSR1%orYM(7),O(6)
   21                  N           L(48),D(69),O(3)
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
 21.07
 21.08
 21.09
 21.10
 21.11
 21.12
 21.13
 21.14
 21.15
 21.16
 21.17
 21.18
 21.19
 21.20
 21.21
 21.22
 21.23
   22                  N           L(25),D(92),O(3)
   23                  N           L(25),D(91),O(4)
   24                  N           L(24),D(91),O(5)
   25                  Y           L(26),D(93),O(1)
   26                  N           L(24),D(91),O(5)
   27                  Y           L(24),D(92),O(4)
   28                  Y           L(24),D(95),O(1)
   29                  N           L(48),D(5),O(7)
   30                  N           GRTR1%orYM(49),O(11)
   31                  N           L(48),D(68),O(4)
   32                  N           L(24),D(91),O(5)
   33                  Y           L(48),D(68),O(4)
   34                  N           L(31),D(85),O(4)
   35                  N           L(28),D(89),O(3)
   36                  N           GRTR1%orYM(49),O(11)
   37                  N           L(25),D(92),O(3)
   38                  N           L(25),D(91),O(4)
   39                  N           L(24),D(91),O(5)
   40                  N           L(24),D(56),O(4)
   41                  N           L(28),D(89),O(3)
   42                  N           L(25),D(92),O(3)
   43                  N           L(25),D(92),O(3)
   44                  N           L(27),D(90),O(3)
   45                  N           L(26),D(91),O(3)
   46                  N           L(24),D(93),O(3)
   47                  N           L(24),D(91),O(5)
   48                  N           L(25),D(91),O(4)
   49                  N           L(25),D(91),O(4)
   50                  N           L(25),D(91),O(4)
   51                  N           GRTR1%orYM(49),O(11)
   52                  N           L(25),D(92),O(3)
 52.01
 52.02
 52.03
 52.04
 52.05
   53                  N           L(25),D(92),O(3)
   54                  N           L(25)D(92),O(3)
   55                  N           L(24),D(93),O(3)
   56                  N           L(26),D(91),O(3)
   57                  N           L(26),D(91),O(3)
   58                  N           L(25),D(92),O(3)
   59                  N           L(25),D(92),O(3)
   60                  N           L(25),D(92),O(3)
   61                  Y           L(26),GRTR1%orYM(91),O(3)
   62                  N           L(26),D(90),O(4)
   63                  N           L(24),D(93),O(3)
   64                  N           L(36),D(81),O(3)
 64.01
 64.02
 64.03
 64.04
 64.05
   65                  N           L(24),D(91),O(5)
   66                  N           L(28),D(89),O(3)
   67                  N           L(25),D(92),O(3)
   68                  N           L(24),D(91),O(5)
   69                  N           L(26),D(91),O(3)
   70                  N           L(26),D(90),O(4)
   71                  N           L(24),GRTR1%orYM(93),O(3)
   72                  N           L(26),D(87),O(7)
   73                  N           L(25),D(92),O(3)
   74                  N           L(28),D(89),O(3)
   75                  N           GRTR1%orYM(49),O(11)
   76                  N           L(25),D(91),O(4)
   77                  N           GRTR1%orYM(56),O(64)
   78                  N           L(26),D(90),O(4)
   79                  N           L(25),GRTR2%orYM(91),O(4)
   80                  N           L(25),D(92),O(3)
   81                  N           L(24),D(91),O(5)
   82                  N           L(26),D(91),O(3)
 82.01
 82.02
   83                  N           L(36),D(81),O(3)
   84                  N           L(26),D(91),O(3)
   85                  N           L(24),D(92),O(4)
   86                  Y           L(26),D(90),O(4)
   87                  N           L(25),D(92),O(3)
   88                  N           L(25),D(92),O(3)
   89                  N           L(48),D(68),O(4)
   90                  N           L(36),D(81),O(3)
 90.01
 90.02
 90.03
 90.04
 90.05
   91                  N           L(28),D(89),O(3)
   92                  N           L(24),D(93),O(3)
   93                  N           L(24),D(91),O(5)
   94                  N           L(28),D(89),O(3)
   95                  N           L(25),D(92),O(3)
   96                  N           L(26),D(91),O(3)
   97                  N           L(26),D(91),O(3)
   98                  N           L(28),D(89),O(3)
   99                  N           L(24),D(91),O(5)
  100                  N           L(25),D(91),O(4)
  101                  N           L(25),D(92),O(3)
  102                  N           L(28),D(89),O(3)
  103                  N           L(36),D(81),O(3)
  104                  N           L(25),D(92),O(3)
  105                  N           L(28),D(89),O(3)
  106                  N           L(25),D(88),O(7)
  107                  N           L(25),D(91),O(4)
  108                  N           L(26),D(91),O(3)
  109                  N           L(25),D(56),O(3)
  110                  N           L(48),D(68),O(4)
  111                  N           L(25),D(92),O(3)
  112                  N           L(36),D(81),O(3)
  113                  N           L(28),D(89),O(3)
  114                  N           L(26),D(91),O(3)
  115                  N           L(26),D(91),O(3)
  116                  N           L(36),D(81),O(3)
  117                  N           L(25),D(92),O(3)
  118                  N           L(24),D(93),O(3)
  119                  N           L(24),D(93),O(3)
  120                  N           L(26),D(91),O(3)
  121                  N           L(28),D(89),O(3)
  122                  N           L(28),D(89),O(3)
  123                  N           L(24),D(91),O(5)
  124                  Y           L(48),D(68),O(4)
  125                  Y           L(48),D(68),O(4)
  126                  N           L(28),D(89),O(3)
  127                  N           L(24),D(93),O(3)
  128                  N           L(48),D(68),O(4)
  129                  Y           L(48),D(68),O(4)
  130                  N           L(25),D(92),O(3)
  131                  N           L(28),D(89),O(3)
  132                  N           L(48),D(65),O(7)
  133                  N           L(28),D(89),O(3)
  134                  N           L(25),D(91),O(4)
  135                  N           L(24),D(91),O(5)
  136                  Y           L(48),D(68),O(4)
  137                  N           L(26),D(91),O(3)
  138                  Y           L(48),D(68),O(4)
  139                  N           L(28),D(89),O(3)
  140                  Y           L(48),D(8),O(4)
  141                  N           L(28),D(89),O(3)
  142                  Y           L(48),D(8),O(4)
  143                  N           L(26),D(91),O(3)
  144                  N           L(28),D(89),O(3)
  145                  N           L(24),D(93),O(3)
  146                  N           L(28),D(89),O(3)
  147                  N           L(24),D(93),O(3)
  148                  N           L(28),D(89),O(3)
  149                  N           L(28),D(89),O(3)
  150                  Y           L(48),D(8),O(4)
  151                  Y           L(48),D(8),O(4)

                                                                                                       LTV
MORTGAGE                                                                      CUT-OFF               RATIO AT
  LOAN            APPRAISED        APPRAISAL                                 DATE LTV                MATURITY               YEAR
 NUMBER           VALUE ($)           DATE           DSCR (X)                  RATIO                  OR ARD               BUILT
------------------------------------------------------------------------------------------------------------------------------------

   1             500,000,000        08/09/05           1.51                   65.00%                 60.33%                 2005
   2             240,000,000        08/29/05           1.51                   66.53%                 55.70%                 1977
   3             200,050,000        Various            1.29                   74.41%                 68.82%               Various
  3.01           23,100,000         07/11/05                                                                                1985
  3.02           20,900,000         06/28/05                                                                                1986
  3.03           20,200,000         07/11/05                                                                                1992
  3.04           18,100,000         07/01/05                                                                                1987
  3.05           17,200,000         07/01/06                                                                                1988
  3.06           16,000,000         06/21/05                                                                                1982
  3.07           13,500,000         07/12/05                                                                                1974
  3.08           12,800,000         06/27/05                                                                                1981
  3.09           10,650,000         07/01/05                                                                                1986
  3.10           11,100,000         04/01/06                                                                                1986
  3.11            9,750,000         07/11/05                                                                                1975
  3.12            7,950,000         06/28/05                                                                                1982
  3.13            7,550,000         07/01/05                                                                                1976
  3.14            4,700,000         07/01/07                                                                                1980
  3.15            4,150,000         06/28/05                                                                                1981
  3.16            2,400,000         06/23/05                                                                                1988
   4             240,120,000        Various            2.09                   60.39%                 60.39%               Various
  4.01           22,500,000         06/09/05                                                                                1989
  4.02           17,380,000         05/20/05                                                                                1988
  4.03           15,020,000         06/22/05                                                                                1985
  4.04           11,150,000         06/01/05                                                                                1992
  4.05           11,370,000         06/09/05                                                                                1998
  4.06           10,300,000         06/11/05                                                                                1989
  4.07           11,000,000         06/02/05                                                                                2000
  4.08            8,300,000         05/18/05                                                                                1996
  4.09            8,800,000         05/27/05                                                                                1990
  4.10            8,100,000         06/11/05                                                                                1999
  4.11            7,600,000         06/09/05                                                                                1986
  4.12            7,500,000         06/09/05                                                                                1995
  4.13            5,500,000         05/25/05                                                                                1952
  4.14            7,480,000         06/01/05                                                                                1985
  4.15            6,180,000         05/26/05                                                                                1983
  4.16            6,600,000         06/08/05                                                                                1988
  4.17            6,200,000         06/02/05                                                                                1988
  4.18            5,980,000         05/24/05                                                                                1987
  4.19            5,150,000         05/20/05                                                                                1987
  4.20            6,390,000         06/11/05                                                                                1989
  4.21            4,450,000         06/07/05                                                                                1996
  4.22            4,850,000         05/18/05                                                                                1987
  4.23            3,970,000         05/25/05                                                                                1983
  4.24            5,550,000         06/02/05                                                                                1966
  4.25            4,640,000         05/24/05                                                                                1988
  4.26            4,560,000         06/22/05                                                                                1990
  4.27            4,300,000         05/16/05                                                                                1986
  4.28            3,850,000         06/29/05                                                                                1987
  4.29            2,950,000         05/24/05                                                                                1997
  4.30            3,300,000         06/09/05                                                                                1995
  4.31            1,800,000         05/12/05                                                                                1996
  4.32            2,500,000         05/12/05                                                                                1989
  4.33            2,000,000         05/25/05                                                                                1984
  4.34            1,300,000         06/03/05                                                                                1987
  4.35            1,600,000         05/25/05                                                                                1984
   5             101,000,000        11/01/06           1.23                   71.29%                 64.04%                 2003
   6             73,000,000         09/02/05           1.20                   80.00%                 73.97%                 1996
   7             157,900,000        11/06/05           2.59                   36.10%                 29.63%                 1996
   8             71,200,000         10/03/05           1.21                   70.08%                 58.49%                 1996
   9             55,250,000         12/01/07           1.23                   77.83%                 71.91%                 1987
   10            70,500,000         10/05/05           1.24                   60.60%                 58.10%                 1925
   11            56,000,000         10/01/05           1.22                   74.84%                 62.35%                 1955
   12            52,000,000         08/15/05           1.21                   79.81%                 74.06%                 2004
   13            57,500,000         09/01/05           1.20                   71.30%                 66.07%                 1993
   14            51,200,000         07/28/05           1.25                   80.00%                 74.40%               Various
 14.01           20,400,000         07/28/05                                                                                1998
 14.02           19,400,000         07/28/05                                                                                1984
 14.03            7,600,000         07/28/05                                                                                1982
 14.04            3,800,000         07/28/05                                                                                1996
   15            55,100,000         11/01/05           1.33                   68.97%                 62.24%                 1969
   16            44,500,000         09/01/05           1.24                   78.65%                 72.88%                 1990
   17            47,000,000         08/24/05           1.26                   74.47%                 65.25%                 1982
   18            46,300,000         10/11/05           1.54                   72.35%                 72.35%                 1986
   19            54,600,000         09/08/05           1.38                   60.62%                 54.49%                 1988
   20            45,400,000         11/01/05           1.56                   70.00%                 70.00%                 2002
   21            39,500,000         09/06/05           1.20                   76.67%                 63.82%               Various
 21.01                                                                                                                      1938
 21.02                                                                                                                      1923
 21.03                                                                                                                      1923
 21.04                                                                                                                      1925
 21.05                                                                                                                      1919
 21.06                                                                                                                      1919
 21.07                                                                                                                      1924
 21.08                                                                                                                      1925
 21.09                                                                                                                      1925
 21.10                                                                                                                      1924
 21.11                                                                                                                      1922
 21.12                                                                                                                      1924
 21.13                                                                                                                      1924
 21.14                                                                                                                      1917
 21.15                                                                                                                      1919
 21.16                                                                                                                      1919
 21.17                                                                                                                      1910
 21.18                                                                                                                      1911
 21.19                                                                                                                      1949
 21.20                                                                                                                      1912
 21.21                                                                                                                      1915
 21.22                                                                                                                      1909
 21.23                                                                                                                      1938
   22            40,200,000         09/16/05           1.54                   69.90%                 69.90%                 1996
   23            92,450,000         10/25/05           3.63                   28.45%                 28.45%                 2002
   24            31,300,000         10/15/05           1.32                   80.00%                 74.40%                 1978
   25            38,500,000         11/01/05           1.80                   65.00%                 65.00%                 2005
   26            33,200,000         09/27/05           1.25                   74.77%                 69.37%                 1967
   27            33,000,000         11/02/05           1.21                   72.73%                 67.65%                 2001
   28            36,000,000         07/21/05           1.61                   65.00%                 65.00%                 2000
   29            27,400,000         01/18/06           1.23                   79.84%                 74.31%                 1990
   30            26,500,000         09/01/05           1.49                   81.13%                 81.13%                 1998
   31            25,000,000         09/14/05           1.22                   80.00%                 65.61%                 2004
   32            26,650,000         10/12/05           1.23                   75.05%                 69.79%                 1977
   33            30,250,000         07/01/05           1.71                   65.17%                 65.17%                 2004
   34            24,200,000         02/01/05           1.25                   78.51%                 68.78%                 2004
   35            24,000,000         06/03/05           1.32                   76.67%                 71.01%                 1987
   36            26,350,000         09/26/05           1.32                   69.83%                 69.83%                 1998
   37            34,000,000         09/26/05           1.52                   51.18%                 41.80%                 1985
   38            22,800,000         09/07/05           1.49                   75.88%                 75.88%                 1989
   39            21,500,000         10/12/05           1.22                   80.00%                 74.40%                 1986
   40            22,200,000         05/18/05           1.25                   76.58%                 66.44%                 1920
   41            22,100,000         06/24/05           1.22                   76.58%                 63.34%                 1981
   42            32,000,000         09/20/05           1.84                   52.88%                 52.88%                 1979
   43            24,900,000         09/26/05           1.48                   67.07%                 54.78%                 1984
   44            22,000,000         06/22/05           1.51                   73.18%                 73.18%                 1984
   45            25,600,000         09/15/05           1.21                   62.73%                 57.85%                 1925
   46            20,670,000         03/01/06           1.33                   77.41%                 64.53%                 2005
   47            19,950,000         11/01/05           1.22                   80.00%                 74.40%                 1973
   48            19,900,000         04/01/05           1.24                   79.90%                 71.90%                 1955
   49            21,000,000         08/19/05           1.25                   75.00%                 70.65%                 1994
   50            32,600,000         07/08/05           2.19                   47.55%                 41.84%                 1937
   51            33,100,000         08/29/05           2.34                   46.22%                 46.22%                 1989
   52            22,200,000         06/01/07           1.25                   68.92%                 63.89%               Various
 52.01                                                                                                                      1979
 52.02                                                                                                                      1979
 52.03                                                                                                                      1977
 52.04                                                                                                                      1975
 52.05                                                                                                                      1976
   53            27,400,000         09/20/05           1.80                   55.84%                 55.84%                 1986
   54            27,000,000         09/20/05           2.48                   52.00%                 52.00%                 1998
   55            21,400,000         10/12/05           1.31                   65.42%                 54.01%                 1987
   56            19,050,000         09/15/05           1.20                   72.18%                 66.56%                 1929
   57            18,000,000         08/16/05           1.24                   72.22%                 63.24%                 1974
   58            16,500,000         10/04/05           1.20                   77.21%                 71.49%                 1999
   59            16,800,000         09/22/05           1.55                   75.00%                 61.31%                 1983
   60            21,000,000         09/13/05           1.45                   59.05%                 48.23%                 1987
   61            20,650,000         08/13/05           1.52                   60.00%                 60.00%                 1995
   62            31,400,000         08/18/05           2.64                   38.13%                 31.19%                 1929
   63            15,000,000         10/07/05           1.59                   76.67%                 59.22%                 1917
   64            19,500,000         09/01/05           1.75                   58.18%                 38.01%               Various
 64.01            5,500,000         09/01/05                                                                                1996
 64.02            3,800,000         09/01/05                                                                                1999
 64.03            3,600,000         09/01/05                                                                                1998
 64.04            3,500,000         09/01/05                                                                                2000
 64.05            3,100,000         09/01/05                                                                                1996
   65            14,150,000         10/12/05           1.23                   80.00%                 74.40%                 1986
   66            13,950,000         06/03/05           1.20                   80.29%                 74.36%                 1974
   67            22,050,000         09/19/05           1.76                   49.89%                 49.89%                 1997
   68            14,550,000         10/28/05           1.39                   71.48%                 66.47%                 1974
   69            13,310,000         08/02/05           1.22                   69.50%                 59.82%                 2003
   70            12,300,000         08/31/05           1.20                   75.20%                 64.62%                 1988
   71            15,100,000         10/01/05           1.24                   60.93%                 58.39%                 2000
   72            11,450,000         08/30/05           1.23                   79.83%                 66.72%                 2004
   73            12,200,000         04/01/06           1.22                   74.59%                 67.74%                 1974
   74            11,680,000         05/17/05           1.20                   77.05%                 71.37%                 1902
   75            18,300,000         08/29/05           2.20                   48.09%                 48.09%                 1986
   76            12,900,000         10/17/05           1.50                   67.44%                 62.40%                 2000
   77            12,000,000         07/21/05           1.53                   72.50%                 72.50%                 1985
   78            10,900,000         08/17/05           1.21                   78.90%                 72.87%                 1989
   79            12,300,000         09/14/05           1.62                   69.11%                 69.11%                 1987
   80            10,000,000         08/09/05           1.32                   80.00%                 70.42%                 1969
   81             9,900,000         11/01/05           1.20                   79.83%                 74.24%                 1979
   82             9,765,000         09/15/05           1.32                   80.00%                 73.77%                 1922
 82.01            4,925,000         09/15/05                                                                                1922
 82.02            4,840,000         09/15/05                                                                                1922
   83             9,850,000         09/11/05           1.23                   79.25%                 66.43%                 2005
   84             9,535,000         09/15/05           1.24                   80.00%                 73.77%                 1929
   85             9,500,000         11/05/05           1.35                   78.95%                 66.02%                 1984
   86             9,500,000         07/01/05           1.77                   78.15%                 65.44%                 1988
   87            13,600,000         09/22/05           2.10                   54.10%                 54.10%                 1992
   88             9,700,000         09/26/05           1.27                   75.38%                 66.17%                 1973
   89             9,000,000         09/14/05           1.25                   80.00%                 67.01%                 1988
   90            11,900,000         Various            1.69                   60.13%                 39.28%               Various
 90.01            3,700,000         09/01/05                                                                                1974
 90.02            3,000,000         09/01/05                                                                                1999
 90.03            1,900,000         09/01/05                                                                                1973
 90.04            1,800,000         08/30/05                                                                                1992
 90.05            1,500,000         09/01/05                                                                                1982
   91             8,900,000         05/11/05           1.20                   77.53%                 71.80%                 1998
   92             9,000,000         08/31/06           1.31                   75.56%                 65.34%                 1985
   93            10,450,000         09/27/05           1.20                   64.59%                 59.92%                 1971
   94             8,000,000         06/07/05           1.20                   77.50%                 71.78%                 1986
   95             8,800,000         09/16/05           1.20                   70.45%                 63.34%                 1985
   96             7,830,000         09/15/05           1.21                   79.02%                 72.86%                 1968
   97             8,100,000         08/23/05           1.21                   76.05%                 70.72%                 1998
   98             7,900,000         06/13/05           1.33                   77.22%                 71.51%                 1988
   99             7,400,000         10/15/05           1.24                   79.96%                 74.36%                 1979
  100             8,600,000         09/22/05           1.51                   63.95%                 55.36%                 1980
  101             6,850,000         08/18/05           1.22                   79.91%                 66.19%                 2004
  102             7,000,000         05/30/05           1.34                   77.14%                 71.45%                 1986
  103             7,170,000         08/26/05           1.20                   73.78%                 64.79%                 2004
  104             7,410,000         10/01/05           1.38                   70.10%                 59.29%                 2000
  105             6,700,000         05/19/05           1.24                   76.12%                 70.50%                 1997
  106             6,800,000         07/21/05           1.37                   73.53%                 63.59%                 1970
  107             6,700,000         10/21/05           1.22                   73.73%                 64.97%                 1999
  108             6,130,000         09/15/05           1.39                   80.00%                 73.77%                 1925
  109             7,800,000         08/22/05           2.04                   62.18%                 62.18%                 2004
  110             6,500,000         10/06/05           1.26                   74.23%                 63.83%                 2001
  111             6,000,000         08/01/05           1.47                   80.00%                 70.42%                 1970
  112             6,750,000         10/18/05           1.29                   69.93%                 64.96%                 2005
  113             5,750,000         06/06/05           1.27                   76.52%                 70.87%                 1997
  114             5,370,000         09/15/05           1.23                   79.70%                 73.49%                 1923
  115             5,350,000         08/18/05           1.29                   79.83%                 66.28%                 2003
  116             6,000,000         09/12/05           1.20                   70.83%                 62.20%                 2005
  117             5,625,000         08/29/05           1.20                   74.37%                 62.55%                 2004
  118             5,500,000         09/14/05           1.20                   74.64%                 62.63%                 2005
  119             8,300,000         09/28/05           1.65                   48.80%                 41.01%                 1964
  120             5,000,000         08/24/05           1.27                   80.00%                 74.40%                 1985
  121             5,100,000         06/10/05           1.30                   76.47%                 70.82%                 2001
  122             4,900,000         05/24/05           1.21                   77.55%                 71.83%                 1997
  123             5,850,000         09/27/05           1.49                   64.10%                 59.47%                 1969
  124             5,325,000         06/29/05           1.75                   65.01%                 65.01%                 2002
  125             5,260,000         08/08/05           1.92                   65.10%                 65.10%                 2004
  126             4,410,000         05/24/05           1.23                   77.10%                 71.41%                 1996
  127             4,400,000         06/22/05           1.20                   77.00%                 65.08%                 2004
  128             4,500,000         10/06/05           1.26                   75.00%                 64.50%                 1980
  129             5,150,000         06/29/05           1.92                   65.05%                 65.05%                 2003
  130             4,500,000         09/15/05           1.31                   74.22%                 65.57%                 2002
  131             4,340,000         06/04/05           1.21                   76.04%                 70.42%                 1995
  132             5,000,000         06/28/05           1.45                   63.93%                 52.93%                 1986
  133             4,000,000         05/12/05           1.21                   77.50%                 71.78%                 1997
  134             4,600,000         09/22/05           1.61                   66.30%                 57.40%                 1973
  135             4,900,000         09/27/05           1.52                   61.22%                 56.80%                 1971
  136             4,450,000         06/29/05           1.75                   64.97%                 64.97%                 2002
  137             3,600,000         08/18/05           1.27                   79.83%                 66.26%                 2004
  138             4,430,000         03/07/05           1.99                   64.79%                 64.79%                 2004
  139             3,600,000         06/01/05           1.34                   74.33%                 48.29%                 1967
  140             5,100,000         08/21/05           2.13                   51.76%                 51.76%                 2002
  141             3,350,000         05/15/05           1.20                   77.61%                 71.88%                 1987
  142             4,760,000         08/21/05           2.10                   54.01%                 54.01%                 2002
  143             3,100,000         08/03/05           1.23                   79.83%                 66.53%                 2001
  144             3,160,000         05/25/05           1.28                   75.95%                 70.34%                 1997
  145             3,400,000         10/14/05           1.21                   68.44%                 52.78%                 1968
  146             3,380,000         05/27/05           1.29                   65.09%                 60.28%                 1986
  147             2,850,000         08/24/05           1.27                   77.19%                 65.84%                 1998
  148             2,850,000         05/12/05           1.20                   73.68%                 68.24%                 1982
  149             2,600,000         05/24/05           1.20                   57.69%                 53.43%                 1995
  150             2,800,000         08/15/05           2.04                   51.57%                 51.57%                 1999
  151             2,130,000         05/24/05           2.15                   64.79%                 64.79%                 1998

MORTGAGE                                                                       CUT-OFF DATE                             OCCUPANCY
  LOAN                  YEAR                  NUMBER           UNIT OF          LOAN AMOUNT           OCCUPANCY          "AS OF"
 NUMBER               RENOVATED              OF UNITS          MEASURE         PER (UNIT) ($)            RATE             DATE
------------------------------------------------------------------------------------------------------------------------------------

   1                                        1,472,460          Sq. Ft.            220.72               78.93%           10/31/05
   2                    2002                   826              Rooms           193,310.17             74.71%           07/31/05
   3                  Various               1,415,100          Sq. Ft.            105.20               87.75%           11/01/05
  3.01                                        82,024           Sq. Ft.                                 95.69%           11/01/05
  3.02                                       116,029           Sq. Ft.                                 96.98%           11/01/05
  3.03                                        64,536           Sq. Ft.                                 100.00%          11/01/05
  3.04                                       123,225           Sq. Ft.                                 97.54%           11/01/05
  3.05                                        88,284           Sq. Ft.                                  0.00%           11/01/05
  3.06                                       150,263           Sq. Ft.                                 94.81%           11/01/05
  3.07                  1997                  67,314           Sq. Ft.                                 94.29%           11/01/05
  3.08                                       117,827           Sq. Ft.                                 97.14%           11/01/05
  3.09                                       111,060           Sq. Ft.                                 91.06%           11/01/05
  3.10                                        70,180           Sq. Ft.                                 57.49%           11/01/05
  3.11                                        82,011           Sq. Ft.                                 95.70%           11/01/05
  3.12                                        66,448           Sq. Ft.                                 91.89%           11/01/05
  3.13                                       131,263           Sq. Ft.                                 100.00%          11/01/05
  3.14                                        52,050           Sq. Ft.                                 79.80%           11/01/05
  3.15                                        62,986           Sq. Ft.                                 100.00%          11/01/05
  3.16                                        29,600           Sq. Ft.                                 97.30%           11/01/05
   4                  Various               2,367,932          Sq. Ft.             61.23               80.97%            Various
  4.01                                       111,658           Sq. Ft.                                 77.62%           04/30/05
  4.02                                        68,465           Sq. Ft.                                 85.99%           04/30/05
  4.03                                       135,233           Sq. Ft.                                 80.98%           04/30/05
  4.04                                        75,389           Sq. Ft.                                 85.43%           04/30/05
  4.05                                        81,985           Sq. Ft.                                 80.44%           04/30/05
  4.06                                        46,776           Sq. Ft.                                 89.29%           04/30/05
  4.07                                        66,571           Sq. Ft.                                 90.67%           04/30/05
  4.08                                        71,775           Sq. Ft.                                 82.03%           04/30/05
  4.09                                        83,773           Sq. Ft.                                 88.12%           04/30/05
  4.10                                        60,775           Sq. Ft.                                 86.47%           04/30/05
  4.11                                        78,900           Sq. Ft.                                 80.13%           04/30/05
  4.12                                        71,200           Sq. Ft.                                 78.20%           04/30/05
  4.13                  1998                  60,522           Sq. Ft.                                 70.63%           03/31/05
  4.14                                        55,975           Sq. Ft.                                 83.52%           04/30/05
  4.15                                        79,200           Sq. Ft.                                 77.59%           04/30/05
  4.16                                        79,665           Sq. Ft.                                 81.62%           04/30/05
  4.17                                        80,707           Sq. Ft.                                 72.19%           04/30/05
  4.18                                        71,310           Sq. Ft.                                 88.17%           04/30/05
  4.19                                        85,550           Sq. Ft.                                 70.01%           04/30/05
  4.20                                        31,069           Sq. Ft.                                 93.59%           04/30/05
  4.21                                        75,316           Sq. Ft.                                 83.65%           04/30/05
  4.22                                        46,340           Sq. Ft.                                 85.00%           04/30/05
  4.23                                        70,340           Sq. Ft.                                 84.33%           04/30/05
  4.24                                        82,875           Sq. Ft.                                 69.26%           04/30/05
  4.25                                        62,730           Sq. Ft.                                 85.02%           04/30/05
  4.26                                        44,736           Sq. Ft.                                 89.89%           04/30/05
  4.27                                        29,866           Sq. Ft.                                 83.46%           04/30/05
  4.28                                        79,558           Sq. Ft.                                 81.93%           04/30/05
  4.29                                        69,745           Sq. Ft.                                 82.75%           04/30/05
  4.30                                        57,030           Sq. Ft.                                 74.24%           04/30/05
  4.31                                        46,800           Sq. Ft.                                 85.68%           04/30/05
  4.32                                        75,800           Sq. Ft.                                 75.73%           03/31/05
  4.33                                        65,454           Sq. Ft.                                 73.42%           04/30/05
  4.34                                        27,900           Sq. Ft.                                 80.60%           04/30/05
  4.35                                        36,944           Sq. Ft.                                 77.79%           03/31/05
   5                                         292,575           Sq. Ft.            246.09               84.95%           08/12/05
   6                    2002                 367,740           Sq. Ft.            158.81               100.00%          09/28/05
   7                                         385,620           Sq. Ft.            147.81               99.66%           09/20/05
   8                    2000                 508,976           Sq. Ft.             98.03               88.84%           08/29/05
   9                                         344,948           Sq. Ft.            124.66               86.77%           06/20/05
   10                   1985                 207,809           Sq. Ft.            205.57               95.01%           09/08/05
   11                   1997                 464,402           Sq. Ft.             90.25               91.03%           08/21/05
   12                                          480              Units            86,458.33             93.33%           08/31/05
   13                                        276,210           Sq. Ft.            148.44               94.74%           08/15/05
   14                                        299,220           Sq. Ft.            136.89               100.00%           Various
 14.01                                       106,397           Sq. Ft.                                 100.00%          09/19/05
 14.02                                       119,131           Sq. Ft.                                 100.00%          09/15/05
 14.03                                        49,920           Sq. Ft.                                 100.00%          09/12/05
 14.04                                        23,772           Sq. Ft.                                 100.00%          09/14/05
   15                   2004                   186              Rooms           204,301.08             85.28%           09/30/05
   16                                        191,009           Sq. Ft.            183.24               94.10%           08/15/05
   17                                        219,105           Sq. Ft.            159.74               95.24%           09/26/05
   18                                          348              Units            96,264.37             91.67%           10/03/05
   19                                          576              Units            57,465.28             96.53%           08/06/05
   20                                        139,196           Sq. Ft.            228.31               99.10%           09/20/05
   21                 Various                  362              Units            83,661.97             96.13%           11/14/05
 21.01                  2000                   155              Units                                  95.48%           11/14/05
 21.02                                          33              Units                                  100.00%          11/14/05
 21.03                                          12              Units                                  100.00%          11/14/05
 21.04                                          12              Units                                  100.00%          11/14/05
 21.05                                          12              Units                                  100.00%          11/14/05
 21.06                                          12              Units                                  100.00%          11/14/05
 21.07                                          12              Units                                  91.67%           11/14/05
 21.08                                          12              Units                                  100.00%          11/14/05
 21.09                                          12              Units                                  100.00%          11/14/05
 21.10                                          12              Units                                  100.00%          11/14/05
 21.11                                          12              Units                                  100.00%          11/14/05
 21.12                                          12              Units                                  100.00%          11/14/05
 21.13                                          9               Units                                  100.00%          11/14/05
 21.14                                          9               Units                                  100.00%          11/14/05
 21.15                                          6               Units                                   0.00%           11/14/05
 21.16                                          6               Units                                  100.00%          11/14/05
 21.17                                          5               Units                                  100.00%          11/14/05
 21.18                                          4               Units                                  100.00%          11/14/05
 21.19                                          4               Units                                  100.00%          11/14/05
 21.20                                          3               Units                                  100.00%          11/14/05
 21.21                                          3               Units                                  100.00%          11/14/05
 21.22                                          3               Units                                  100.00%          11/14/05
 21.23                                          2               Units                                  100.00%          11/14/05
   22                                        217,911           Sq. Ft.            128.95               100.00%          11/21/05
   23                                        364,403           Sq. Ft.             72.17               96.18%           09/14/05
   24                                          704              Units            35,568.18             97.44%           11/03/05
   25                                        153,400           Sq. Ft.            163.14               90.83%           09/30/05
   26                   1998                   692              Units            35,874.28             92.77%           11/09/05
   27                                        152,936           Sq. Ft.            156.93               97.44%           11/10/05
   28                                        205,818           Sq. Ft.            113.69               100.00%          10/21/05
   29                                          448              Units            48,828.51             96.21%           09/30/05
   30                                          264              Units            81,439.39             96.59%           09/05/05
   31                                        130,726           Sq. Ft.            152.99               100.00%          11/14/05
   32                   2000                   604              Units            33,112.58             97.19%           11/03/05
   33                                        209,847           Sq. Ft.             93.95               100.00%          08/02/05
   34                                         68,825           Sq. Ft.            276.06               100.00%          10/11/05
   35                                        113,706           Sq. Ft.            161.82               91.69%           04/30/05
   36                   2005                   244              Units            75,409.84             98.36%           09/19/05
   37                                          370              Rooms            47,027.03             62.69%           08/31/05
   38                                          240              Units            72,083.33             91.67%           09/21/05
   39                                          360              Units            47,777.78             96.39%           11/02/05
   40                   1980                 267,290           Sq. Ft.             63.60               100.00%          11/08/05
   41                   1995                 125,666           Sq. Ft.            134.67               85.16%           05/31/05
   42                   2001                 265,400           Sq. Ft.             63.75               99.91%           10/01/05
   43                   2004                   197              Rooms            84,771.57             76.43%           08/31/05
   44                                          360              Units            44,722.22             92.50%           08/29/05
   45                   2005                   106              Units           151,509.43             96.23%           10/20/05
   46                                         90,575           Sq. Ft.            176.65               96.05%           11/03/05
   47                   1997                   312              Units            51,153.85             96.15%           11/03/05
   48                   1990                 153,336           Sq. Ft.            103.69               92.83%           11/01/05
   49                                        207,497           Sq. Ft.             75.90               100.00%          07/18/05
   50                                        365,204           Sq. Ft.             42.44               96.71%           10/20/05
   51                                          336              Units            45,535.71             96.13%           09/13/05
   52                                        223,038           Sq. Ft.             68.60               80.86%           08/18/05
 52.01                                        61,461           Sq. Ft.                                 66.12%           08/18/05
 52.02                                        54,832           Sq. Ft.                                 86.91%           08/18/05
 52.03                                        40,392           Sq. Ft.                                 83.64%           08/18/05
 52.04                                        35,001           Sq. Ft.                                 100.00%          08/18/05
 52.05                                        31,352           Sq. Ft.                                 74.21%           08/18/05
   53                                        170,522           Sq. Ft.             89.72               78.92%           10/01/05
   54                                        136,000           Sq. Ft.            103.24               100.00%          10/01/05
   55                                          164              Units            85,365.85             96.95%           09/28/05
   56                   2005                   124              Units           110,887.10             100.00%          10/20/05
   57                                        197,320           Sq. Ft.             65.88               98.11%           09/01/05
   58                                          189              Units            67,407.41             100.00%          10/03/05
   59                   2004                   201              Rooms            62,686.57             67.25%           08/31/05
   60                   2005                   245              Rooms            50,612.24             58.96%           08/31/05
   61                                          248              Units            49,959.68             95.97%           09/26/05
   62                                        131,874           Sq. Ft.             90.78               98.69%           11/01/05
   63                                           96              Rooms           119,791.67             93.91%           09/30/05
   64                                          381              Rooms            29,776.90             66.66%           07/31/05
 64.01                                         100              Rooms                                  69.82%           07/31/05
 64.02                                          70              Rooms                                  74.08%           07/31/05
 64.03                                          74              Rooms                                  57.76%           07/31/05
 64.04                                          70              Rooms                                  61.80%           07/31/05
 64.05                                          67              Rooms                                  69.12%           07/31/05
   65                                          272              Units            41,617.65             98.16%           11/02/05
   66                                        103,213           Sq. Ft.            108.51               80.48%           04/30/05
   67                                        223,590           Sq. Ft.             49.20               71.08%           10/01/05
   68                                          248              Units            41,935.48             91.94%           11/03/05
   69                                          155              Units            59,677.42             96.77%           09/19/05
   70                                          253              Units            36,561.26             98.38%           09/22/05
   71                                         28,700           Sq. Ft.            320.56               100.00%          10/07/05
   72                                         69,705           Sq. Ft.            131.14               86.35%           11/29/05
   73                                          248              Units            36,693.55             91.94%           10/04/05
   74                                        104,472           Sq. Ft.             86.15               67.46%           04/30/05
   75                                          192              Units            45,833.33             95.31%           09/13/05
   76                                         80,381           Sq. Ft.            108.23               74.66%           11/08/05
   77                                          140              Units            62,142.86             90.71%           10/18/05
   78                                        173,076           Sq. Ft.             49.69               98.73%           08/02/05
   79                                          195              Units            43,589.74             95.90%           09/02/05
   80                   1981                   243              Units            32,921.81             97.12%           10/10/05
   81                                          192              Units            41,163.79             95.83%           11/02/05
   82                   2005                    62              Units           126,000.00             98.39%           10/20/05
 82.01                  2005                    31              Units                                  96.77%           10/20/05
 82.02                  2005                    31              Units                                  100.00%          10/20/05
   83                                         88,408           Sq. Ft.             88.30               100.00%          11/15/05
   84                   2005                    68              Units           112,176.47             97.06%           10/20/05
   85                                         84,523           Sq. Ft.             88.73               89.96%           10/04/05
   86                                        110,008           Sq. Ft.             67.49               100.00%          01/01/06
   87                                         97,207           Sq. Ft.             75.69               93.26%           10/01/05
   88                   2004                   184              Units            39,739.13             97.28%           09/01/05
   89                                         81,918           Sq. Ft.             87.89               100.00%          09/25/05
   90                 Various                  344              Rooms            20,799.42             59.70%           07/31/05
 90.01                  1997                   101              Rooms                                  62.83%           07/31/05
 90.02                                          64              Rooms                                  67.22%           07/31/05
 90.03                  2001                    88              Rooms                                  46.64%           07/31/05
 90.04                                          46              Rooms                                  62.16%           07/31/05
 90.05                                          45              Rooms                                  64.98%           07/31/05
   91                                         89,315           Sq. Ft.             77.25               93.06%           06/30/05
   92                                        144,750           Sq. Ft.             46.98               76.34%           10/01/05
   93                   1998                   206              Units            32,766.99             95.15%           11/09/05
   94                                         68,355           Sq. Ft.             90.70               81.72%           04/30/05
   95                                         71,998           Sq. Ft.             86.11               83.74%           10/01/05
   96                   2005                    57              Units           108,543.86             100.00%          10/17/05
   97                                         48,350           Sq. Ft.            127.40               89.23%           09/22/05
   98                                         77,346           Sq. Ft.             78.87               80.20%           04/30/05
   99                                          120              Units            49,310.34             98.33%           11/02/05
  100                                         72,608           Sq. Ft.             75.75               87.74%           05/31/05
  101                                          100              Units            54,736.55             90.00%           09/20/05
  102                                         81,640           Sq. Ft.             66.14               94.91%           06/30/05
  103                                         13,650           Sq. Ft.            387.55               100.00%          11/10/05
  104                                        103,500           Sq. Ft.             50.19               100.00%          09/28/05
  105                                         75,525           Sq. Ft.             67.53               58.76%           04/30/05
  106                   2004                  51,836           Sq. Ft.             96.46               94.74%           09/01/05
  107                   2005                  43,256           Sq. Ft.            114.20               100.00%          11/02/05
  108                   2005                    52              Units            94,307.69             100.00%          10/20/05
  109                                         74,871           Sq. Ft.             64.78               100.00%          10/12/05
  110                                         52,048           Sq. Ft.             92.70               89.19%           11/07/05
  111                   1982                   150              Units            32,000.00             96.00%           10/10/05
  112                                         14,465           Sq. Ft.            326.30               100.00%          11/04/05
  113                                         65,500           Sq. Ft.             67.18               79.96%           04/30/05
  114                   2005                    37              Units           115,675.68             100.00%          10/17/05
  115                                           80              Units            53,384.59             100.00%          10/03/05
  116                                         14,820           Sq. Ft.            286.77               100.00%          05/23/05
  117                                         14,560           Sq. Ft.            287.33               100.00%          09/28/05
  118                                         14,560           Sq. Ft.            281.94               100.00%          11/11/05
  119                   2004                  57,593           Sq. Ft.             70.32               98.61%           10/03/05
  120                                         31,051           Sq. Ft.            128.82               94.34%           09/22/05
  121                                         74,625           Sq. Ft.             52.26               87.00%           04/30/05
  122                                         62,308           Sq. Ft.             60.99               80.85%           03/31/05
  123                   1998                   128              Units            29,296.88             93.75%           11/09/05
  124                                         14,395           Sq. Ft.            240.50               100.00%          07/18/05
  125                                         13,824           Sq. Ft.            247.69               100.00%          08/19/05
  126                                         56,965           Sq. Ft.             59.69               75.97%           04/30/05
  127                                         14,820           Sq. Ft.            228.61               100.00%          09/20/05
  128                   1998                  28,898           Sq. Ft.            116.79               94.07%           11/07/05
  129                                         14,573           Sq. Ft.            229.88               100.00%          07/18/05
  130                                         23,273           Sq. Ft.            143.51               94.01%           09/01/05
  131                                         77,900           Sq. Ft.             42.36               79.70%           04/30/05
  132                                           88              Units            36,321.46             95.45%           06/02/05
  133                                         78,724           Sq. Ft.             39.38               82.60%           04/30/05
  134                                         43,590           Sq. Ft.             69.97               91.89%           05/31/05
  135                   1998                   104              Units            28,846.15             95.19%           11/09/05
  136                                         14,444           Sq. Ft.            200.15               100.00%          07/18/05
  137                                           69              Units            41,648.90             91.30%           09/19/05
  138                                         14,490           Sq. Ft.            198.07               100.00%          04/20/05
  139                   2005                  93,000           Sq. Ft.             28.77               100.00%          06/29/05
  140                                         24,960           Sq. Ft.            105.77               100.00%          08/23/05
  141                                         51,755           Sq. Ft.             50.24               93.92%           04/30/05
  142                                         24,960           Sq. Ft.            103.00               100.00%          08/23/05
  143                                           40              Units            61,869.62             97.50%           09/01/05
  144                                         57,450           Sq. Ft.             41.78               81.85%           04/30/05
  145                   2001                  28,433           Sq. Ft.             81.84               100.00%          09/26/05
  146                                         66,250           Sq. Ft.             33.21               76.64%           04/30/05
  147                                           60              Units            36,666.67             91.67%           09/30/05
  148                                         73,770           Sq. Ft.             28.47               75.81%           04/30/05
  149                                         49,775           Sq. Ft.             30.14               74.38%           04/30/05
  150                                         25,230           Sq. Ft.             57.23               100.00%          08/23/05
  151                                         10,650           Sq. Ft.            129.58               100.00%          06/29/05

     MORTGAGE
       LOAN                                                            MOST RECENT          MOST RECENT              MOST RECENT
      NUMBER                   MOST RECENT PERIOD                     REVENUES ($)          EXPENSES ($)               NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

        1                           As-Is UW                           51,086,481            23,056,895              28,029,586
        2                        T12 9/30/2005                         41,820,742            25,615,742              16,205,000
        3                      Jan-Jun 2005 Ann'l                      20,425,042            7,056,274               13,368,768
       3.01                    Jan-Jun 2005 Ann'l                       2,303,980             449,666                 1,854,314
       3.02                    Jan-Jun 2005 Ann'l                       1,857,902             421,118                 1,436,784
       3.03                    Jan-Jun 2005 Ann'l                       2,032,056             428,542                 1,603,514
       3.04                    Jan-Jun 2005 Ann'l                       2,046,380             504,062                 1,542,318
       3.05                    Jan-Jun 2005 Ann'l                         4,782               316,762                 -311,980
       3.06                    Jan-Jun 2005 Ann'l                       2,585,730            1,261,444                1,324,286
       3.07                    Jan-Jun 2005 Ann'l                       1,810,284             529,786                 1,280,498
       3.08                    Jan-Jun 2005 Ann'l                       1,652,490             808,990                  843,500
       3.09                    Jan-Jun 2005 Ann'l                       1,114,392             341,340                  773,052
       3.10                    Jan-Jun 2005 Ann'l                        712,164              266,020                  446,144
       3.11                    Jan-Jun 2005 Ann'l                        911,534              218,208                  693,326
       3.12                    Jan-Jun 2005 Ann'l                       1,226,986             500,344                  726,642
       3.13                    Jan-Jun 2005 Ann'l                        653,156               91,224                  561,932
       3.14                    Jan-Jun 2005 Ann'l                        635,578              296,534                  339,044
       3.15                    Jan-Jun 2005 Ann'l                        752,920              507,126                  245,794
       3.16                    Jan-Jun 2005 Ann'l                        124,708              115,108                   9,600
        4                             2004                             25,996,331            9,015,260               16,981,071
       4.01                           2004                              2,108,877             597,379                 1,511,498
       4.02                           2004                              1,539,012             333,027                 1,205,985
       4.03                           2004                              1,477,522             380,420                 1,097,102
       4.04                           2004                              1,154,917             283,601                  871,316
       4.05                           2004                              1,508,069             688,112                  819,957
       4.06                           2004                              1,065,718             299,701                  766,017
       4.07                           2004                               975,223              337,838                  637,385
       4.08                           2004                               736,802              163,924                  572,878
       4.09                           2004                               775,177              147,366                  627,811
       4.10                           2004                               709,817              149,543                  560,274
       4.11                           2004                               818,372              269,938                  548,434
       4.12                           2004                               859,052              345,295                  513,757
       4.13                           2004                               818,310              329,508                  488,802
       4.14                           2004                               671,862              182,577                  489,285
       4.15                           2004                               651,902              210,751                  441,151
       4.16                           2004                               722,867              264,867                  458,000
       4.17                           2004                               763,319              294,643                  468,676
       4.18                           2004                               563,006              172,650                  390,356
       4.19                           2004                               643,108              218,172                  424,936
       4.20                           2004                               600,249              202,990                  397,259
       4.21                           2004                               597,055              204,950                  392,105
       4.22                           2004                               579,095              194,797                  384,298
       4.23                           2004                               597,591              245,145                  352,446
       4.24                           2004                               617,973              288,472                  329,501
       4.25                           2004                               485,439              178,190                  307,249
       4.26                           2004                               506,881              166,272                  340,609
       4.27                           2004                               538,870              251,981                  286,889
       4.28                           2004                               461,530              194,135                  267,395
       4.29                           2004                               373,562              156,165                  217,397
       4.30                           2004                               636,926              424,687                  212,239
       4.31                           2004                               295,949              162,673                  133,276
       4.32                           2004                               344,467              202,834                  141,633
       4.33                           2004                               359,646              231,107                  128,539
       4.34                           2004                               213,404              108,472                  104,932
       4.35                           2004                               224,762              133,078                  91,684
        5
        6
        7                              T3                              14,810,728            5,757,520                9,053,208
        8                         6/30/05 TTM                           8,253,345            3,678,321                4,575,024
        9                             2004                              4,545,769            1,367,521                3,178,248
        10                          2005 YTD                            8,536,395            2,318,728                6,217,667
        11                        6/30/05 TTM                           4,763,127            1,412,031                3,351,096
        12
        13                  2005 6 Months Annualized                    4,087,760            1,159,868                2,927,892
        14
      14.01
      14.02
      14.03
      14.04
        15                   T12 Through July 2005                      9,136,529            5,162,497                3,974,032
        16                            2004                              4,203,723            1,112,836                3,090,887
        17                       1/05-5/05 Ann.                         5,011,003            1,743,952                3,267,051
        18                T3 9/05 Inc/Aug YTD Ann Exp                   4,230,170            1,481,080                2,749,090
        19                          05' ANN.                            5,425,456            2,069,324                3,356,132
        20                       1/05-8/05 Ann.                         3,353,659             339,516                 3,014,143
        21                   T12 ending August 2005                     3,408,235             865,994                 2,542,241
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22                            2004                              2,656,474             466,765                 2,189,709
        23                           Year 2                             8,397,808            2,636,957                5,760,851
        24                            T-12                              3,903,335            1,550,960                2,352,375
        25
        26                          TTM 2005                            4,412,147            2,060,997                2,351,150
        27           12 Months Annualized through 09-30-05              2,745,708             923,932                 1,821,776
        28                            2004                              3,059,132             570,005                 2,489,127
        29                         May 05 TTM                           3,284,676            1,690,808                1,593,868
        30                         Trailing 3                           2,372,512             963,880                 1,408,632
        31
        32                            T-12                              3,189,498            1,421,646                1,767,852
        33
        34
        35                            2004                              2,271,852             472,758                 1,799,094
        36                        1 mo. Annlzd                          2,187,840             751,992                 1,435,848
        37                          T-6 8/05                           12,600,640            9,457,973                3,142,667
        38                       1/05-9/05 Ann.                         2,318,890             878,791                 1,440,099
        39                            T-12                              2,465,645             953,829                 1,511,816
        40
        41                      7/04 - 3/05 ann                         1,995,748            1,110,407                 885,341
        42                 Annualized YTD (July 2005)                   2,608,242             809,744                 1,798,498
        43                          T12 8/05                            8,422,844            6,300,257                2,122,587
        44                      T3 As of 6/2005                         2,593,156            1,387,446                1,205,710
        45                         T-3 8/2005                           1,821,392             389,262                 1,432,130
        46                          In-place                            1,471,084             307,606                 1,163,477
        47                            T-12                              2,366,547            1,010,213                1,356,334
        48                            2004                              2,090,849             701,520                 1,389,329
        49                            2004                              1,296,070             251,873                 1,044,197
        50
        51                            2004                              3,503,927            1,393,408                2,110,519
        52                      2005 Annualized                         2,727,567            1,178,916                1,548,651
      52.01
      52.02
      52.03
      52.04
      52.05
        53                 Annualized YTD (July 2005)                   2,892,439            1,141,159                1,751,280
        54                 Annualized YTD (July 2005)                   2,357,669             367,562                 1,990,107
        55                  '05'-8 Months Annualized                    2,033,467             766,457                 1,267,010
        56                          T-3 8/05                            1,527,976             276,017                 1,251,959
        57                          6/06 YTD                            1,591,567             363,568                 1,227,999
        58                      T 6 as of August                        1,815,082             753,666                 1,061,416
        59                          T6 8/05                             4,513,116            2,911,927                1,601,189
        60                          T6 8/05                             5,605,140            4,018,312                1,586,828
        61                       T12 thru 8/05                          1,939,797             849,203                 1,090,594
        62                       Year End 2004                          3,323,039            1,274,278                2,048,761
        63                            T-12                              4,636,124            2,885,473                1,750,651
        64                 Trailing 12 (8/04 - 7/05)                    6,060,693            3,752,473                2,308,220
      64.01                Trailing 12 (8/04 - 7/05)                    1,676,678             993,537                  683,141
      64.02                Trailing 12 (8/04 - 7/05)                    1,236,032             701,026                  535,006
      64.03                Trailing 12 (8/04 - 7/05)                    1,050,859             693,628                  357,231
      64.04                Trailing 12 (8/04 - 7/05)                     989,802              621,871                  367,931
      64.05                Trailing 12 (8/04 - 7/05)                    1,107,322             742,411                  364,911
        65                            T-12                              1,794,752             760,623                 1,034,129
        66                            2004                              1,534,709             309,495                 1,225,214
        67                 Annualized YTD (July 2005)                   1,298,136             454,152                  843,984
        68                            T-12                              1,790,402             762,434                 1,027,968
        69                        T3 thru 8/05                          1,091,228             464,968                  626,260
        70                  Seller T-12 mos. 8/2005                     1,559,183             750,650                  808,533
        71                          05' ANN.                            1,135,133             418,058                  717,075
        72
        73                    T-12 ending 8/31/05                       1,574,697             700,748                  873,949
        74                            2004                              1,157,700             437,136                  720,564
        75                            2004                              1,965,047             862,733                 1,102,314
        76                   8/31/05 YTD Annualized                     1,266,979             461,699                  805,280
        77                       T6 as of 9/05                          1,274,848             494,090                  780,758
        78                            2004                              1,082,074             338,141                  743,933
        79                    T-12 Inc., T-12 Exp.                      1,422,500             710,992                  711,508
        80                            2004                              1,926,061            1,187,052                 739,009
        81                            T-12                              1,238,714             525,302                  713,412
        82                         T-3 8/2005                            932,529              229,097                  703,432
      82.01                        T-3 8/2005                            460,985              112,787                  348,198
      82.02                        T-3 8/2005                            471,544              116,310                  355,234
        83
        84                         T-3 8/2005                            900,184              209,587                  690,597
        85                            2004                              1,008,900             462,607                  546,293
        86
        87                 Annualized YTD (July 2005)                   1,322,510             378,318                  944,192
        88                            2004                              1,347,787             792,009                  555,778
        89                            2004                              1,234,493             696,939                  537,554
        90                  Trailing 12 (8/04-7/05)                     4,335,351            2,979,474                1,355,877
      90.01                 Trailing 12 (8/04-7/05)                     1,487,120            1,065,614                 421,506
      90.02                 Trailing 12 (8/04-7/05)                      934,363              604,698                  329,665
      90.03                 Trailing 12 (8/04-7/05)                      684,586              495,991                  188,595
      90.04                 Trailing 12 (8/04-7/05)                      644,236              434,049                  210,187
      90.05                 Trailing 12 (8/04-7/05)                      585,046              379,122                  205,924
        91                            2004                               974,428              304,665                  669,763
        92                       YTD Annualized                          662,831              221,809                  441,022
        93                            TTM                               1,466,278             849,943                  616,335
        94                            2004                               843,148              221,041                  622,107
        95                     T-12 (ending 9/05)                       1,394,414             397,441                  996,973
        96                         T-3 9/2005                            698,804              186,447                  512,357
        97                            2004                               994,510              336,856                  657,654
        98                            2004                               869,655              288,523                  581,132
        99                            T-12                               847,380              316,060                  531,320
       100                       YTD. 05' ANN.                           906,333              346,828                  559,505
       101                         T-1 8/2005                            747,372              239,947                  507,425
       102                            2004                               658,597              189,866                  468,731
       103
       104                            2004                               904,676              337,412                  567,264
       105                            2004                               674,360              215,486                  458,874
       106                    YTD 9/05 Annualized                       1,016,038             559,865                  456,172
       107
       108                         T-3 8/2005                            728,365              156,309                  572,056
       109
       110                   Annualized 2005 (Sept)                      790,986              318,424                  472,561
       111                            2004                              1,022,245             598,132                  424,113
       112
       113                            2004                               813,638              315,592                  498,046
       114                         T-3 9/2005                            482,188              143,834                  338,354
       115                         T-3 8/2005                            563,568              173,194                  390,374
       116
       117
       118
       119                     9/2005 Annualized                         741,680              218,873                  522,807
       120                            2004                               663,718              251,526                  412,192
       121                      10/04 Annualized                         512,230              294,769                  217,461
       122                            2004                               605,046              249,580                  355,466
       123                            TTM                                806,648              430,169                  376,479
       124
       125
       126                            2004                               581,397              181,469                  399,928
       127
       128                   Annualized 2005 (Sept)                      550,453              201,862                  348,590
       129
       130                 YTD Annualized (Aug 2005)                     484,193              104,053                  380,140
       131                            2004                               547,759              232,608                  315,151
       132                         Annualized                            599,610              249,474                  350,136
       133                            2004                               564,704              252,100                  312,604
       134                       YTD. 05' ANN.                           453,921              195,361                  258,560
       135                            TTM                                648,026              360,810                  287,216
       136
       137                          T-1 8/05                             434,556              204,081                  230,475
       138
       139
       140
       141                            2004                               405,652              191,654                  213,998
       142
       143                       T-2 8/05 Annl                           329,520              105,512                  224,008
       144                            2004                               430,846              200,752                  230,094
       145                   Annualized 2005 (Oct)                       331,565               13,533                  318,032
       146                            2004                               414,853              210,782                  204,071
       147                          8/05 YTD                             416,682              172,659                  244,023
       148                            2004                               420,918              245,326                  175,592
       149                            2004                               357,528              199,310                  158,218
       150
       151

MORTGAGE                                                                                    UW NET
  LOAN      MOST RECENT              UW                          UW                       OPERATING                     UW NET
 NUMBER        NCF ($)          REVENUES ($)                EXPENSES ($)                  INCOME ($)                CASH FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

   1         27,882,340          62,158,320                  27,938,222                   34,220,099                  33,175,314
   2         16,205,000          41,767,079                  23,663,652                   18,103,427                  16,432,744
   3         13,145,864          21,370,666                   7,762,891                   13,607,775                  12,650,196
  3.01       1,842,010            2,172,574                    520,400                    1,652,174                   1,566,793
  3.02       1,412,418            1,832,440                    452,052                    1,380,388                   1,299,722
  3.03       1,587,380            2,007,373                    488,183                    1,519,190                   1,465,093
  3.04       1,529,996            2,037,470                    601,943                    1,435,527                   1,356,930
  3.05        -311,980                                         247,172                     -247,172                    -247,172
  3.06       1,301,747            2,964,360                   1,374,200                   1,590,159                   1,466,566
  3.07       1,268,381            1,806,212                    675,197                    1,131,014                   1,076,111
  3.08        837,609             2,024,123                    901,497                    1,122,626                   1,025,852
  3.09        748,619             1,219,041                    377,910                     841,131                     762,310
  3.10        434,213              756,240                     267,109                     489,131                     441,166
  3.11        672,823              953,921                     234,225                     719,697                     672,055
  3.12        713,352             1,169,453                    531,589                     637,864                     577,083
  3.13        548,806              648,099                     107,641                     540,458                     505,602
  3.14        324,470              606,291                     316,303                     289,988                     247,604
  3.15        228,788              850,325                     515,670                     334,655                     280,598
  3.16         7,232               322,745                     151,801                     170,944                     153,883
   4         16,981,071          26,832,877                  10,994,273                   15,838,604                  15,057,846
  4.01       1,511,498            2,224,600                    711,163                    1,513,437                   1,496,696
  4.02       1,205,985            1,585,186                    410,359                    1,174,827                   1,138,668
  4.03       1,097,102            1,483,403                    487,865                     995,538                     947,802
  4.04        871,316             1,171,295                    424,756                     746,539                     735,233
  4.05        819,957             1,513,339                    744,864                     768,475                     756,176
  4.06        766,017             1,106,867                    421,945                     684,922                     675,446
  4.07        637,385             1,061,736                    372,372                     689,364                     679,381
  4.08        572,878              790,153                     220,108                     570,045                     546,232
  4.09        627,811              791,575                     195,379                     596,196                     580,648
  4.10        560,274              741,041                     204,052                     536,989                     527,872
  4.11        548,434              825,169                     316,679                     508,490                     494,176
  4.12        513,757              892,529                     397,847                     494,682                     483,999
  4.13        488,802              840,331                     479,817                     360,514                     350,682
  4.14        489,285              700,400                     212,820                     487,580                     270,924
  4.15        441,151              688,218                     271,511                     416,707                     404,826
  4.16        458,000              760,936                     306,164                     454,772                     439,880
  4.17        468,676              798,834                     375,420                     423,414                     400,000
  4.18        390,356              604,443                     195,977                     408,466                     397,780
  4.19        424,936              641,367                     311,768                     329,599                     280,411
  4.20        397,259              656,901                     280,542                     376,359                     363,352
  4.21        392,105              621,187                     333,036                     288,151                     276,855
  4.22        384,298              573,769                     237,056                     336,713                     327,057
  4.23        352,446              580,824                     300,941                     279,883                     269,333
  4.24        329,501              636,884                     346,545                     290,339                     277,905
  4.25        307,249              502,133                     178,777                     323,356                     313,945
  4.26        340,609              497,960                     195,177                     302,783                     270,923
  4.27        286,889              544,812                     242,241                     302,571                     298,089
  4.28        267,395              495,264                     238,763                     256,501                     237,786
  4.29        217,397              387,847                     217,892                     169,955                     159,491
  4.30        212,239              670,747                     468,790                     201,957                     193,402
  4.31        133,276              297,564                     178,735                     118,829                      86,102
  4.32        141,633              357,245                     220,022                     137,223                     102,889
  4.33        128,539              350,854                     248,134                     102,720                      92,900
  4.34        104,932              211,533                     124,258                      87,275                      83,090
  4.35         91,684              225,931                     122,497                     103,434                      97,893
   5                              8,975,962                   2,565,064                   6,410,898                   6,163,565
   6                              4,797,000                    47,970                     4,749,030                   4,726,966
   7         8,995,365           15,585,120                   5,472,399                   10,112,721                  9,848,497
   8         4,452,869            8,414,898                   4,003,981                   4,410,917                   4,096,176
   9         3,109,258            5,220,830                   1,487,843                   3,732,988                   3,463,804
   10        6,176,105            7,162,698                   3,309,493                   3,853,205                   3,579,388
   11        3,272,148            5,208,594                   1,555,286                   3,653,308                   3,422,943
   12                             5,056,630                   1,572,455                   3,484,175                   3,388,175
   13        2,856,077            5,087,845                   1,374,884                   3,712,961                   3,272,823
   14                             3,734,468                    112,034                    3,622,434                   3,506,977
 14.01                            1,517,221                    45,517                     1,471,705                   1,461,065
 14.02                            1,417,063                    42,512                     1,374,551                   1,342,244
 14.03                             575,253                     17,258                      557,996                     488,338
 14.04                             224,931                      6,748                      218,183                     215,330
   15        3,517,214            9,541,726                   5,304,062                   4,237,664                   3,855,995
   16        3,001,113            4,462,361                   1,232,081                   3,230,280                   2,900,768
   17        2,917,479            5,329,377                   2,129,052                   3,200,325                   3,000,355
   18        2,662,090            4,230,482                   1,457,294                   2,773,188                   2,686,188
   19        3,212,132            5,505,168                   2,171,691                   3,333,477                   3,189,477
   20        2,991,872            3,461,479                    580,441                    2,881,037                   2,774,804
   21        2,451,741            3,355,291                    830,738                    2,524,553                   2,434,053
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
 21.07
 21.08
 21.09
 21.10
 21.11
 21.12
 21.13
 21.14
 21.15
 21.16
 21.17
 21.18
 21.19
 21.20
 21.21
 21.22
 21.23
   22        2,147,542            3,046,116                    728,683                    2,317,432                   2,172,995
   23        5,724,411            7,795,546                   2,325,636                   5,469,910                   5,265,760
   24        2,176,375            3,991,758                   1,546,147                   2,445,611                   2,269,611
   25                             3,189,382                    655,522                    2,533,859                   2,472,232
   26        2,178,150            4,388,044                   2,116,382                   2,271,662                   2,098,662
   27        1,821,776            3,144,602                   1,152,912                   1,991,960                   1,968,750
   28        2,458,254            3,477,746                   1,287,587                   2,190,159                   2,099,858
   29        1,593,868            3,287,316                   1,459,695                   1,827,621                   1,827,621
   30        1,342,632            2,516,895                    766,644                    1,750,251                   1,684,251
   31                             2,533,616                    735,340                    1,798,276                   1,719,285
   32        1,616,852            3,244,576                   1,407,923                   1,836,653                   1,685,653
   33                             1,885,000                    56,550                     1,828,450                   1,807,465
   34                             2,539,694                    889,927                    1,649,767                   1,597,672
   35        1,799,094            2,348,404                    713,358                    1,635,046                   1,617,985
   36        1,374,848            2,237,404                    808,379                    1,429,025                   1,368,025
   37        2,638,641           11,317,828                   8,943,389                   2,374,438                   1,921,725
   38        1,385,139            2,325,960                    864,182                    1,461,778                   1,406,818
   39        1,421,816            2,503,495                    972,722                    1,530,773                   1,440,773
   40                             2,161,064                    402,344                    1,758,720                   1,731,991
   41         866,491             2,593,132                   1,088,486                   1,504,646                   1,344,396
   42        1,729,553            2,689,515                    888,544                    1,800,972                   1,588,426
   43        1,785,673            8,422,956                   6,288,917                   2,134,039                   1,797,121
   44        1,115,710            2,593,156                   1,219,798                   1,373,358                   1,283,358
   45        1,405,630            1,750,486                    477,791                    1,272,695                   1,246,195
   46        1,154,420            1,841,353                    338,984                    1,502,369                   1,443,540
   47        1,278,334            2,412,158                   1,000,208                   1,411,950                   1,333,950
   48        1,366,341            2,168,778                    714,473                    1,454,305                   1,388,354
   49        1,013,072            1,808,117                    353,133                    1,454,984                   1,306,046
   50                             4,359,033                   1,746,543                   2,612,490                   2,332,890
   51        2,026,519            3,278,284                   1,495,153                   1,783,130                   1,699,130
   52        1,488,383            2,672,373                   1,179,475                   1,492,898                   1,280,692
 52.01
 52.02
 52.03
 52.04
 52.05
   53        1,732,523            2,866,394                   1,138,929                   1,727,465                   1,389,760
   54        1,976,507            2,243,390                    400,506                    1,842,884                   1,740,471
   55        1,226,010            1,994,619                    756,927                    1,237,692                   1,196,692
   56        1,220,959            1,455,440                    360,228                    1,095,212                   1,064,212
   57        1,208,267            1,640,947                    435,692                    1,205,256                   1,093,026
   58        1,014,166            1,806,013                    743,464                    1,062,549                   1,015,299
   59        1,404,608            4,457,215                   2,857,696                   1,599,519                   1,421,230
   60        1,366,781            5,605,448                   4,074,432                   1,531,016                   1,306,798
   61        1,028,594            1,911,142                    830,571                    1,080,571                   1,018,571
   62        2,028,980            3,538,515                   1,257,027                   2,281,489                   1,990,617
   63        1,611,567            4,642,323                   3,055,527                   1,586,796                   1,401,103
   64        2,308,220            5,861,574                   3,930,601                   1,930,973                   1,696,511
 64.01        683,141             1,613,557                   1,046,918                    566,639                     502,097
 64.02        535,006             1,161,085                    734,260                     426,825                     380,382
 64.03        357,231             1,044,340                    730,406                     313,934                     272,161
 64.04        367,931              957,540                     659,537                     298,003                     259,701
 64.05        364,911             1,085,052                    759,480                     325,572                     282,170
   65         966,129             1,795,480                    773,796                    1,021,684                    953,684
   66        1,225,214            1,421,781                    466,003                     955,778                     891,689
   67         821,625             1,665,634                    518,001                    1,147,632                    977,915
   68         965,968             1,817,858                    762,376                    1,055,482                    993,482
   69         595,260             1,314,583                    535,800                     778,783                     747,783
   70         745,283             1,590,996                    759,389                     831,607                     768,357
   71         713,057             1,267,168                    438,594                     828,574                     792,869
   72                             1,001,346                    221,054                     780,292                     760,800
   73         805,501             1,539,758                    734,743                     805,015                     736,567
   74         720,564             1,250,923                    454,546                     796,377                     715,553
   75        1,054,314            1,842,325                    876,848                     965,477                     917,477
   76         793,223             1,398,912                    469,494                     929,418                     862,721
   77         745,758             1,223,660                    508,969                     714,691                     679,691
   78         726,634             1,046,151                    327,556                     718,595                     679,470
   79         662,758             1,458,775                    697,328                     761,447                     712,697
   80         678,259             1,861,554                   1,104,410                    757,144                     696,394
   81         665,412             1,226,811                    525,324                     701,487                     653,487
   82         687,932              943,253                     266,279                     676,974                     661,474
 82.01        340,448              471,782                     132,358                     339,424                     331,674
 82.02        347,484              471,471                     133,921                     337,550                     329,800
   83                              673,669                      6,737                      666,932                     658,091
   84         673,597              814,080                     190,261                     623,819                     606,819
   85         533,615             1,294,221                    474,409                     819,812                     690,677
   86                             1,929,095                    893,343                    1,035,752                    888,826
   87         917,946             1,277,839                    433,716                     844,123                     777,956
   88         509,778             1,399,020                    716,044                     682,976                     636,976
   89         520,951             1,310,766                    636,931                     673,835                     620,968
   90        1,355,877            4,237,342                   3,035,436                   1,201,906                   1,032,413
 90.01        421,506             1,478,994                   1,041,475                    437,519                     378,360
 90.02        329,665              920,858                     629,317                     291,541                     254,707
 90.03        188,595              673,084                     525,702                     147,382                     120,458
 90.04        210,187              632,525                     457,535                     174,990                     149,689
 90.05        205,924              531,881                     381,407                     150,474                     129,199
   91         669,763             1,011,701                    447,586                     564,115                     550,687
   92         427,122              902,275                     225,923                     676,352                     629,820
   93         564,835             1,492,908                    895,596                     597,312                     545,812
   94         622,107              845,641                     320,797                     524,844                     495,631
   95         981,133             1,046,418                    420,255                     626,163                     522,878
   96         498,107              695,560                     198,475                     497,084                     482,834
   97         652,336              896,084                     335,946                     560,139                     509,834
   98         581,132              937,760                     387,595                     550,165                     538,565
   99         501,320              857,598                     324,947                     532,651                     502,651
  100         559,505              888,264                     334,954                     553,310                     537,917
  101         484,925              740,173                     278,142                     462,031                     439,531
  102         468,731              758,733                     265,703                     493,030                     480,663
  103                              448,000                      8,960                      439,040                     437,675
  104         556,914              862,975                     342,630                     520,346                     509,996
  105         458,874              695,398                     262,235                     433,163                     421,834
  106         444,250             1,058,218                    533,253                     524,964                     460,950
  107                              500,658                     76,257                      424,402                     420,941
  108         559,056              622,137                     169,538                     452,598                     439,598
  109                              552,846                     16,585                      536,261                     528,773
  110         467,438              824,001                     307,739                     516,262                     422,976
  111         386,863             1,084,031                    580,311                     503,720                     466,470
  112                              425,000                      8,500                      416,500                     415,054
  113         498,046              775,787                     388,730                     387,057                     371,288
  114         329,104              471,069                     123,288                     347,781                     338,531
  115         372,374              554,883                     170,842                     384,041                     366,041
  116                              360,000                      7,200                      352,800                     351,318
  117                              355,000                      3,550                      351,450                     349,994
  118                              346,528                      3,465                      343,063                     341,607
  119         514,168              733,267                     222,998                     510,269                     466,239
  120         404,740              646,917                     255,148                     391,770                     348,748
  121         217,461              629,234                     280,262                     348,972                     337,776
  122         355,466              596,959                     282,348                     314,611                     305,263
  123         344,479              851,749                     442,235                     409,514                     377,514
  124                              346,164                     10,385                      335,779                     334,340
  125                              342,382                     10,271                      332,111                     330,728
  126         399,928              571,388                     279,969                     291,419                     278,050
  127                              299,500                      8,985                      290,515                     289,033
  128         344,256              509,751                     175,338                     334,413                     294,713
  129                              335,000                     10,050                      324,950                     323,493
  130         377,813              469,142                     119,733                     349,409                     310,365
  131         315,151              570,651                     292,490                     278,161                     266,474
  132         328,136              576,188                     248,472                     327,715                     305,715
  133         312,604              554,537                     293,293                     261,244                     249,399
  134         258,560              509,303                     185,012                     324,291                     316,191
  135         261,216              699,114                     365,116                     333,998                     307,998
  136                              289,056                      8,672                      280,384                     278,940
  137         214,950              396,616                     139,637                     256,979                     241,454
  138                              298,000                      8,940                      289,060                     287,611
  139                              430,214                     96,975                      333,239                     300,520
  140                              444,610                     108,352                     336,257                     321,525
  141         213,998              452,996                     215,545                     237,451                     208,025
  142                              483,675                     159,970                     323,705                     307,881
  143         214,008              326,488                     111,637                     214,851                     204,851
  144         230,094              451,703                     238,002                     213,701                     205,084
  145         315,189              305,182                     57,493                      247,689                     215,123
  146         204,071              421,755                     222,375                     199,380                     189,441
  147         229,023              418,485                     197,454                     221,031                     206,031
  148         175,592              452,000                     273,165                     178,835                     167,768
  149         158,218              356,465                     201,627                     154,838                     120,123
  150                              300,699                     120,044                     180,655                     167,838
  151                              166,440                      4,993                      161,447                     160,382

     MORTGAGE                                                                                                           LARGEST
       LOAN                                                                                                              TENANT
      NUMBER       LARGEST TENANT NAME                                                                                   SQ. FT.
------------------------------------------------------------------------------------------------------------------------------------

        1          Mayer, Brown, Rowe & Maw LLP                                                                         392,534
        2
        3          Various                                                                                              Various
       3.01        Grossmont Hospital Corportn DBA Sharp HospiceCare                                                     13,331
       3.02        Sleep Well, Inc.DBA Sit 'n Sleep                                                                      13,222
       3.03        Lilytok Corporation DBA Sport Tavern                                                                  5,427
       3.04        Primecare Medical Group DV DBA Desert Valley Medical Group                                            14,636
       3.05
       3.06        Ask California, Inc. DBA Ask Southern Californ, Inc.                                                  5,872
       3.07        Los Angeles Unifd Schol Dst DBA LAUSD                                                                 22,970
       3.08        Processes Unlimited Internt'l                                                                         23,829
       3.09        Michael & Jeff Leichty DBA "Fun 4 All Parties"                                                        8,498
       3.10        Glen Star, L.P. DBA Lazer Star                                                                        10,951
       3.11        NL Services, Inc.                                                                                     6,160
       3.12        Switzer Inc. DBA Desert Career College                                                                7,748
       3.13        Boise Building Solutions Distribution                                                                131,263
       3.14        Univision Radio Frsn, Inc. DBA Univision - KSOL                                                       7,700
       3.15        Desert Medical Group, Inc.                                                                            56,327
       3.16        Colton Unified Schl Dstrict                                                                           16,703
        4
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5          John Templeton Foundation                                                                             43,711
        6          Tiffany & Company                                                                                    367,740
        7          Best Buy Co, Inc.                                                                                     59,143
        8          SEARS                                                                                                130,092
        9          SHOPRITE SUPERMARKETS, INC.                                                                           56,196
        10         International Data Group                                                                             101,699
        11         CUB FOODS                                                                                            129,916
        12
        13         Nellcor (Tyco)                                                                                       141,000
        14         Various                                                                                              Various
      14.01        AIG                                                                                                  106,397
      14.02        TriWest Healthcare Alliance                                                                           63,582
      14.03        NCS Pearson Inc.                                                                                      49,920
      14.04        Hypercom Corporation                                                                                  23,772
        15
        16         Robert Half International                                                                             76,854
        17         Circuit City Stores                                                                                   54,309
        18
        19
        20         Dawahares                                                                                             18,000
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22         Best Buy                                                                                              45,750
        23         Ross Dress for Less                                                                                   30,187
        24
        25         Giant Food Stores                                                                                     65,264
        26
        27         Bechtel Corporation                                                                                  104,582
        28         Best Buy                                                                                              45,700
        29
        30
        31         Core, Inc. and Disability RMS, Inc.                                                                  130,726
        32
        33         Wal-Mart                                                                                             209,847
        34         Turnberry Residential Developers                                                                      29,042
        35
        36
        37
        38
        39
        40         Chloe Foods, Inc.                                                                                    267,290
        41         Polycomp Admin Services                                                                               13,819
        42         Target                                                                                               121,017
        43
        44
        45
        46         Piggly Wiggly                                                                                         39,230
        47
        48         Stop & Shop                                                                                           60,270
        49         Lowe's                                                                                               125,357
        50         Northrop Grumman                                                                                     189,770
        51
        52         Various                                                                                              Various
      52.01        Department of General Services                                                                        32,261
      52.02        GSA - U.S. Department of Agriculture                                                                  41,850
      52.03        Department of General Services                                                                        23,925
      52.04        Department of General Services                                                                        35,001
      52.05        Department of General Services                                                                        15,177
        53         Radisys Corp                                                                                          35,900
        54         Marshalls                                                                                             30,500
        55
        56
        57         Hiatt Furniture                                                                                       37,082
        58
        59
        60
        61
        62         U.S.A. Hua Tai Group, Inc.                                                                            11,182
        63
        64
      64.01
      64.02
      64.03
      64.04
      64.05
        65
        66
        67         TCS America                                                                                           30,409
        68
        69
        70
        71         Copy Club                                                                                             5,000
        72         Publix                                                                                                44,271
        73
        74
        75
        76         Aurum Technology, Inc.                                                                                17,345
        77
        78         Kroger                                                                                                40,792
        79
        80
        81
        82
      82.01
      82.02
        83         Kohl's                                                                                                88,408
        84
        85         Pulte Homes                                                                                           12,071
        86         Soft Computer Corporation                                                                            110,008
        87         Safeway                                                                                               53,000
        88
        89         State of Maine                                                                                        58,347
        90
      90.01
      90.02
      90.03
      90.04
      90.05
        91
        92         RELM                                                                                                  54,000
        93
        94
        95         RK&K                                                                                                  12,244
        96
        97         HealthCare Dimensions, Inc.                                                                           26,034
        98
        99
       100
       101
       102
       103         Walgreens                                                                                             13,650
       104         Kmart                                                                                                103,500
       105
       106         AKRF, INC.                                                                                            5,950
       107         Harris Teeter                                                                                         43,256
       108
       109         Advo, Inc.                                                                                            74,871
       110         New Horizon's                                                                                         11,242
       111
       112         Walgreens                                                                                             14,465
       113
       114
       115
       116         Walgreens                                                                                             14,820
       117         Walgreens                                                                                             14,560
       118         Walgreens                                                                                             14,560
       119         Big Lots                                                                                              22,785
       120         Realty Executives                                                                                     5,807
       121
       122
       123
       124         Walgreens                                                                                             14,395
       125         CVS                                                                                                   13,824
       126
       127         Walgreens                                                                                             14,820
       128         Eagle Physicians and Associates                                                                       19,877
       129         Walgreens                                                                                             14,573
       130         Duke University                                                                                       8,041
       131
       132
       133
       134
       135
       136         Walgreens                                                                                             14,444
       137
       138         Walgreens                                                                                             14,490
       139         Patterson Building Systems, Inc.                                                                      93,000
       140         Conn's                                                                                                24,960
       141
       142         Conn's                                                                                                24,960
       143
       144
       145         Mattress and Sofas Plus                                                                               12,031
       146
       147
       148
       149
       150         Conn's                                                                                                25,230
       151         Rite Aid                                                                                              10,650

           LARGEST                                                                                            2ND            2ND
MORTGAGE    TENANT                                                                                          LARGEST        LARGEST
  LOAN      % OF       LARGEST TENANT                                                                        TENANT        TENANT
 NUMBER      NRA          EXP. DATE        2ND LARGEST TENANT NAME                                          SQ. FT.        % OF NRA
------------------------------------------------------------------------------------------------------------------------------------

   1       26.66%         06/30/20         Hyatt Corporation                                                292,227        19.85%
   2
   3       Various        Various          Various                                                          Various        Various
  3.01     16.25%           MTM            The San Carlos Medical Grp                                        9,984         12.17%
  3.02     11.40%         01/31/09         Wan Chon Industry Grp LTD. DBA L' Fashion Furniture               12,814        11.04%
  3.03      8.41%         09/30/07         Aliso Foreign Cars, Inc.                                          5,280          8.18%
  3.04     11.88%         06/30/07         IGEE LLC                                                          13,610        11.04%
  3.05                    01/00/00
  3.06      3.91%         07/31/06         County of Orange DBA Office the County Counsel                    5,775          3.84%
  3.07     34.12%         08/31/12         PIA-SC Insurance Srvcs, Inc DBA formerly PIASC Inc                19,737        29.32%
  3.08     20.22%         01/31/08         BFGC Archtect Plannrs, Inc.                                       9,731          8.26%
  3.09      7.65%         11/30/07         Expert Tire & Service Cntrs                                       6,467          5.82%
  3.10     15.60%         04/30/08         Child Site Corp. DBA Tutortime Corporation                        10,001        14.25%
  3.11      7.51%         01/31/09         US Micro Lab, Inc.                                                4,977          6.07%
  3.12     11.66%         12/31/10         Southern Cal Desert Retina                                        4,138          6.23%
  3.13     100.00%        02/28/08
  3.14     14.79%         12/31/06         Department Transportation                                         5,365         10.31%
  3.15     89.43%         11/30/11         Wafa T. Wear & Lawrenc Nlsn                                       2,065          3.28%
  3.16     56.43%         06/30/10         Conrad & Christina Valdez DBA Echoes of Love                      3,876         13.09%
   4
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
   5       14.94%         10/31/15         EMC Corporation                                                   38,962        13.32%
   6       100.00%        09/30/25
   7       15.34%         01/31/17         Nordstrom Rack                                                    50,187        13.01%
   8       25.56%         02/28/16         JC Penney                                                         61,160        12.02%
   9       16.29%         01/31/18         OLNEY RETAIL REALTY CORP.                                         30,000         8.70%
   10      48.94%         09/30/12         Time Warner                                                       15,802         7.60%
   11      27.97%         03/31/19         KOHL'S                                                            80,684        17.37%
   12
   13      51.05%         12/31/08         Robert Half International                                         92,861        33.62%
   14      Various        Various          Various                                                          Various        Various
 14.01     100.00%        12/31/15
 14.02     53.37%         04/30/09         Wells Fargo                                                       55,549        46.63%
 14.03     100.00%        08/31/07
 14.04     100.00%        08/31/11
   15
   16      40.24%         08/01/10         Ocular (Cooper)                                                   25,589        13.40%
   17      24.79%         02/28/14         Jo-Ann Stores, Inc.                                               18,490         8.44%
   18
   19
   20      12.93%         11/30/16         Arhaus Homeworks, Inc.                                            10,502         7.54%
   21
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
 21.07
 21.08
 21.09
 21.10
 21.11
 21.12
 21.13
 21.14
 21.15
 21.16
 21.17
 21.18
 21.19
 21.20
 21.21
 21.22
 21.23
   22      20.99%         02/28/16         Linens N Things                                                   35,650        16.36%
   23       8.28%         01/31/15         Linens N Things                                                   27,984         7.68%
   24
   25      42.54%         02/28/25         AJ Wright                                                         25,491        16.62%
   26
   27      68.38%         04/30/12         California Casualty Management                                    27,750        18.14%
   28      22.20%         01/31/16         Babies R Us                                                       37,285        18.12%
   29
   30
   31      100.00%        01/31/16
   32
   33      100.00%        04/14/24
   34      42.20%         03/31/20         Master Lease                                                      25,248        36.68%
   35
   36
   37
   38
   39
   40      100.00%        10/31/20
   41      11.00%         06/30/08         Medpoint Management                                               10,161         8.09%
   42      45.60%         11/30/08         Home Expo                                                         93,311        35.16%
   43
   44
   45
   46      43.31%         07/31/25         ReMax                                                             5,355          5.91%
   47
   48      39.31%         02/28/09         A.J. Wright                                                       27,430        17.89%
   49      60.41%         01/31/15         Toys R Us                                                         32,850        15.83%
   50      51.96%         04/30/08         E&F                                                              153,674        42.08%
   51
   52      Various        Various          Various                                                          Various        Various
 52.01     52.49%         06/30/15         Sentara Health Plans, Inc.                                        7,959         12.95%
 52.02     76.32%         06/30/08         Virginia Association of Chiefs of Police                          1,894          3.45%
 52.03     59.23%         06/30/15         CSX Transportation, Inc.                                          6,219         15.40%
 52.04     100.00%        06/30/15
 52.05     48.41%         06/30/15         Assistive Technology Loan Fund Authority                          2,476          7.90%
   53      21.05%         01/31/06         Dreamport, Inc.                                                   27,132        15.91%
   54      22.43%         11/30/08         Office Max                                                        30,000        22.06%
   55
   56
   57      18.79%         07/31/07         Iron Mountain Information Management                              21,647        10.97%
   58
   59
   60
   61
   62       8.48%     Multiple Spaces      Just Fantastic Inc.                                               6,000          4.55%
   63
   64
 64.01
 64.02
 64.03
 64.04
 64.05
   65
   66
   67      13.60%         11/30/10         AVTS                                                              16,383         7.33%
   68
   69
   70
   71      17.42%         11/30/07         Washington Mutual Bank                                            4,800         16.72%
   72      63.51%         03/31/24         Movie Gallery                                                     3,918          5.62%
   73
   74
   75
   76      21.58%         07/31/11         HCI Technologies, Inc.                                            15,000        18.66%
   77
   78      23.57%         08/31/09         Peebles                                                           33,170        19.16%
   79
   80
   81
   82
 82.01
 82.02
   83      100.00%        11/01/25
   84
   85      14.28%     Multiple Spaces      Merchandising Corporation                                         8,268          9.78%
   86      100.00%        09/30/20
   87      54.52%         02/29/12         Baxter's Auto Parts                                               8,260          8.50%
   88
   89      71.23%     Multiple Spaces      Key Bank                                                          23,571        28.77%
   90
 90.01
 90.02
 90.03
 90.04
 90.05
   91
   92      37.31%         06/30/10         Metals USA Building Products                                      18,000        12.44%
   93
   94
   95      17.01%         11/30/12         Business to Business                                              6,715          9.33%
   96
   97      53.84%         05/31/07         Law Offices of Craig W. Penrod, P.C.                              4,329          8.95%
   98
   99
  100
  101
  102
  103      100.00%        01/31/30
  104      100.00%        07/31/25
  105
  106      11.48%         12/31/07         The New York School of Court Reporting                            3,812          7.35%
  107      100.00%        09/30/25
  108
  109      100.00%        08/14/14
  110      21.60%         08/31/07         Principal Financial Group                                         7,746         14.88%
  111
  112      100.00%        08/31/30
  113
  114
  115
  116      100.00%        03/31/30
  117      100.00%        11/30/29
  118      100.00%        10/31/30
  119      39.56%         01/31/09         Eckerd                                                            9,160         15.90%
  120      18.70%         09/30/06         Norris & Benedict                                                 2,975          9.58%
  121
  122
  123
  124      100.00%        08/31/27
  125      100.00%        04/21/24
  126
  127      100.00%       2/29/2030
  128      68.78%         06/30/13         Hospice                                                           3,092         10.70%
  129      100.00%        06/30/28
  130      34.55%         08/31/06         Bali Hai                                                          3,496         15.02%
  131
  132
  133
  134
  135
  136      100.00%        08/31/27
  137
  138      100.00%        05/31/29
  139      100.00%        05/31/20
  140      100.00%        06/30/17
  141
  142      100.00%        09/30/17
  143
  144
  145      42.31%         03/31/07         ICI Delux                                                         4,520         15.90%
  146
  147
  148
  149
  150      100.00%        09/30/19
  151      100.00%        06/15/28

                                                                                                                            3RD
     MORTGAGE            2ND LARGEST                                                                                      LARGEST
       LOAN                TENANT                                                                                          TENANT
      NUMBER              EXP. DATE        3RD LARGEST TENANT NAME                                                        SQ. FT
------------------------------------------------------------------------------------------------------------------------------------

        1              Multiple Spaces     Goldman Sachs                                                                  134,049
        2
        3                  Various         Various                                                                        Various
       3.01               04/30/08         Grossmont Surgery Cntr, LLP                                                     7,960
       3.02               12/31/07         Kelly Paper Company DBA Kelly Papr Cmpny, a Cal crp                            11,867
       3.03               12/31/05         La Paz Service Center DBA La Paz Service Center                                 5,097
       3.04               10/31/11         Wendell E. Weitstein C.M. DBA Guardian Medical Group                            6,548
       3.05
       3.06               07/31/15         American Lebanese Syrn Assc DBA ALSAC/St. Jud Chldrn's Resr                     5,386
       3.07               07/31/06         Bank of America                                                                17,748
       3.08               11/30/08         Ordiz Melby Architcts, Inc.                                                     8,355
       3.09               05/31/08         Victory Temple Deliverance                                                      4,880
       3.10               10/31/07         Rigoberto Ramos & Patrc Ram DBA Casa Jimenez                                    3,772
       3.11               02/29/08         Lange America                                                                   4,218
       3.12               08/31/11         Christopher S. Manes                                                            3,871
       3.13
       3.14               09/14/12         Tamiyasu, Smith, Hrn, & Brn                                                     5,350
       3.15               04/30/08         Kocen Financial Group, Inc.                                                     1,953
       3.16               04/30/09         Alejandro Martinez DBA Martinez Photo                                           2,910
        4
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5                 05/31/10         The Judge Group                                                                31,103
        6
        7                 01/31/12         Edwards Theatres Circuit                                                       46,902
        8                 02/28/16         RECREATION STATION                                                             44,468
        9                 08/31/14         US POSTAL SERVICE                                                              27,399
        10                06/30/06         WRNS Studio                                                                    15,393
        11                01/31/16         T.J. MAXX                                                                      54,619
        12
        13                06/01/10         Anixter, Inc.                                                                  14,145
        14                 Various
      14.01
      14.02               04/30/06
      14.03
      14.04
        15
        16             Multiple Spaces     Nellcor (Tyco)                                                                 25,560
        17                02/28/15         Barnes & Noble Books                                                           18,025
        18
        19
        20                03/31/13         Gap/Gap Kids                                                                    9,000
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22                01/01/14         Michaels                                                                       34,000
        23                01/31/14         PetsMart                                                                       19,204
        24
        25                07/31/15         Hollywood Entertainment                                                         5,633
        26
        27                08/31/14         Progressive Casualty Insurance                                                 13,261
        28                01/31/16         Linens N Things                                                                33,895
        29
        30
        31
        32
        33
        34                04/30/20         Cabi Developers, LLC                                                           14,535
        35
        36
        37
        38
        39
        40
        41                03/31/08         Physician's Choice                                                              9,340
        42                01/31/27         Anderson's TV                                                                  13,777
        43
        44
        45
        46                08/31/10         Rooms Are Us                                                                    4,000
        47
        48                04/30/09         SEI/Aarons                                                                     17,457
        49                01/31/08         Best Buy                                                                       20,044
        50                04/30/15         Acme Bus Company                                                                9,760
        51
        52                 Various         Various                                                                        Various
      52.01               02/05/10         J. L. Hayes & Associates, Inc.                                                   417
      52.02               12/31/07         Affinity Marketing, Inc.                                                         980
      52.03               05/31/09         Tidewater Home Mortgage Group, Inc.                                             1,677
      52.04
      52.05               12/02/09         Virginia Billing Associates LLC                                                 2,201
        53                   MTM           Ibis, LLC                                                                       9,648
        54                05/21/17         CompUSA                                                                        25,600
        55
        56
        57                07/31/06         GB Automotive                                                                  16,992
        58
        59
        60
        61
        62                02/28/13         Young One Fashions Inc.                                                         6,000
        63
        64
      64.01
      64.02
      64.03
      64.04
      64.05
        65
        66
        67                11/30/10         Media Owl                                                                      12,300
        68
        69
        70
        71                06/30/10         North Island Federal Credit Union                                               4,200
        72                12/31/12         Sun Time                                                                        3,600
        73
        74
        75
        76                03/31/11         Concentra health Services, Inc.                                                 7,500
        77
        78                01/31/09         Tractor Supply Company                                                         32,670
        79
        80
        81
        82
      82.01
      82.02
        83
        84
        85                10/31/08         Strategic Power Systems, Inc.                                                   6,630
        86
        87                09/30/07         Blockbuster                                                                     6,000
        88
        89                10/31/08
        90
      90.01
      90.02
      90.03
      90.04
      90.05
        91
        92                03/31/10         RBB Melbourne                                                                  15,000
        93
        94
        95                08/31/11         Chemware                                                                        6,570
        96
        97                06/30/08         Estension Logistics                                                             4,207
        98
        99
       100
       101
       102
       103
       104
       105
       106                01/15/15         Metro Business Partner Inc                                                      3,473
       107
       108
       109
       110                07/31/06         American Home Mortgage                                                          7,024
       111
       112
       113
       114
       115
       116
       117
       118
       119                11/30/08         Coldwell Banker                                                                 4,438
       120                02/28/09         Frank Development                                                               2,955
       121
       122
       123
       124
       125
       126
       127
       128                08/31/10         Moses Cone                                                                      2,296
       129
       130                01/31/13         Robert C. Ekstrand                                                              2,489
       131
       132
       133
       134
       135
       136
       137
       138
       139
       140
       141
       142
       143
       144
       145                05/31/06         Cici' Pizza                                                                     4,203
       146
       147
       148
       149
       150
       151

            3RD          3RD
MORTGAGE  LARGEST      LARGEST
  LOAN     TENANT    TENANT EXP.                                        LARGEST AFFILIATED SPONSOR FLAG
 NUMBER   % OF NRA      DATE        LOCKBOX                                   (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   1       9.10%      04/30/20       Day 1                                      Pritzker Family
   2                                 Day 1                                Columbia Sussex Corporation
   3      Various      Various       Day 1                                       Donald Abbey
  3.01     9.70%      12/31/06
  3.02     10.23%     08/31/10
  3.03     7.90%      10/31/07
  3.04     5.31%      09/30/06
  3.05
  3.06     3.58%      10/31/06
  3.07     26.37%     09/30/08
  3.08     7.09%      02/28/10
  3.09     4.39%      08/31/08
  3.10     5.37%      04/30/08
  3.11     5.14%      05/31/07
  3.12     5.83%      03/31/06
  3.13
  3.14     10.28%        MTM
  3.15     3.10%      04/30/06
  3.16     9.83%      01/31/09
   4                                            Prudential Property Investment Separate Account III and Extra Space Storage LLC
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
   5       10.63%  Multiple Spaces Springing                              Triple Net Properties, LLC
   6                                 Day 1
   7       12.16%     11/30/16
   8       8.74%      09/30/20       Day 1
   9       7.94%      08/14/07       Day 1
   10      7.41%   Multiple Spaces Springing
   11      11.76%     10/31/15       Day 1
   12                              Springing
   13      5.12%      08/01/08     Springing                              Triple Net Properties, LLC
   14
 14.01
 14.02
 14.03
 14.04
   15                                Day 1
   16      13.38%     05/01/06     Springing                              Triple Net Properties, LLC
   17      8.23%      10/31/07
   18
   19
   20      6.47%      02/28/12
   21
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
 21.07
 21.08
 21.09
 21.10
 21.11
 21.12
 21.13
 21.14
 21.15
 21.16
 21.17
 21.18
 21.19
 21.20
 21.21
 21.22
 21.23
   22      15.60%     04/01/13     Springing
   23      5.27%      07/31/19       Day 1
   24                                                                          Craig Koenigsberg
   25      3.67%      04/30/20       Day 1
   26                                                                          Craig Koenigsberg
   27      8.67%      07/31/09       Day 1                                Triple Net Properties, LLC
   28      16.47%     01/31/16       Day 1
   29                                Day 1
   30
   31                                Day 1
   32                                                                          Craig Koenigsberg
   33                              Springing
   34      21.12%     03/31/20       Day 1
   35                              Springing
   36
   37
   38
   39                                                                          Craig Koenigsberg
   40                                Day 1
   41      7.43%      01/26/10
   42      5.19%      11/21/13
   43
   44                              Springing
   45
   46      4.42%      09/30/10
   47                                                                          Craig Koenigsberg
   48      11.38%     10/31/09     Springing
   49      9.66%      01/31/15
   50      2.67%      08/31/09       Day 1
   51
   52     Various      Various     Springing                              Triple Net Properties, LLC
 52.01     0.68%      05/31/06
 52.02     1.79%      08/31/08
 52.03     4.15%      02/29/08
 52.04
 52.05     7.02%      04/30/10
   53      5.66%      09/30/07
   54      18.82%     04/30/17
   55
   56
   57      8.61%      11/30/06
   58
   59
   60
   61                                Day 1
   62      4.55%      02/28/13
   63                                Day 1
   64                              Springing
 64.01
 64.02
 64.03
 64.04
 64.05
   65                                                                          Craig Koenigsberg
   66                              Springing
   67      5.50%      02/28/10
   68                                                                          Craig Koenigsberg
   69
   70                              Springing
   71      14.63%     08/31/10
   72      5.16%      07/31/14
   73                              Springing                              Triple Net Properties, LLC
   74                              Springing
   75
   76      9.33%      01/31/16
   77                              Springing
   78      18.88%     01/31/09     Springing
   79
   80
   81                                                                          Craig Koenigsberg
   82
 82.01
 82.02
   83
   84
   85      7.84%      06/30/08     Springing
   86                                Day 1
   87      6.17%      09/30/07
   88
   89                                Day 1
   90                              Springing
 90.01
 90.02
 90.03
 90.04
 90.05
   91                              Springing
   92      10.36%     12/10/05
   93                                                                          Craig Koenigsberg
   94                              Springing
   95      9.13%      07/31/09
   96
   97      8.70%      03/17/06
   98                              Springing
   99                                                                          Craig Koenigsberg
  100
  101
  102                              Springing
  103                                Day 1
  104
  105                              Springing
  106      6.70%      09/30/13
  107
  108
  109                                Day 1
  110      13.50%     10/31/10
  111
  112                                Day 1
  113                              Springing
  114
  115
  116                                Day 1
  117
  118
  119      7.71%      03/31/10
  120      9.52%      04/30/06
  121                              Springing
  122                              Springing
  123                                                                          Craig Koenigsberg
  124                              Springing
  125                              Springing
  126                              Springing
  127
  128      7.95%      01/31/09
  129                              Springing
  130      10.69%     11/30/07
  131                              Springing
  132
  133                              Springing
  134
  135                                                                          Craig Koenigsberg
  136                              Springing
  137
  138                              Springing
  139
  140                              Springing
  141                              Springing
  142                              Springing
  143
  144                              Springing
  145      14.78%     11/30/10
  146                              Springing
  147
  148                              Springing
  149                              Springing
  150                              Springing
  151                              Springing

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

                                                         ANNEX A-2
                                                         ---------
           MORTGAGE
             LOAN                     LOAN GROUP
            NUMBER                      NUMBER           PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------

              12                           1             Monte Viejo Apartments
              18                           2             Park Ridge Apartments
              19                           2             Summerhill Pointe Apartments
              21                           1             River City Renaissance Pool
            21.01                                        3501 Stuart Avenue
            21.02                                        3115 Monument Avenue
            21.03                                        2516 West Grace Street
            21.04                                        2716 West Grace Street
            21.05                                        2726 West Grace Street
            21.06                                        2730 West Grace Street
            21.07                                        2734 West Grace Street
            21.08                                        711 North Boulevard
            21.09                                        801-803 North Boulevard
            21.10                                        805 North Boulevard
            21.11                                        808 North Boulevard
            21.12                                        811 North Boulevard
            21.13                                        2215 Monument Avenue
            21.14                                        25 North Boulevard
            21.15                                        2810 Monument Avenue
            21.16                                        706 North Boulevard
            21.17                                        2700 West Grace Street
            21.18                                        2233 Monument Avenue
            21.19                                        803 North Robinson Street
            21.20                                        2217 Monument Avenue
            21.21                                        2225 Monument Avenue
            21.22                                        622 North Boulevard
            21.23                                        306 North Nansemond Street
              24                           2             Knollwood Apartments
              26                           1             Londontowne Apartments
              29                           1             Lake Sweetwater Apartments
              30                           1             Mansions in the Park
              32                           1             Sherwood Acres Apartments
              36                           1             Sugar Mill Apartments
              38                           2             The Timbers Apartments
              39                           1             Willowbend Lake Apartments
              44                           2             The Renaissance Apartments
              45                           1             BJB - North Pine Grove
              47                           1             Charter Pointe Apartments
              51                           1             Carriage Oaks Apartments
              55                           2             Vineyard Village Apartments
              56                           1             BJB - West Surf
              58                           1             Brittany Lane Apartments
              61                           2             Camino Real Apartments
              65                           1             Forestwood Apartments
              68                           2             La Fontenay III Apartments
              69                           2             Citifront Apartments
              70                           2             Wellington Farms Apartments
              73                           2             Parkway Crossing
              75                           1             Colonial Estates Apartments
              77                           2             Tropicana Springs
              79                           2             Clocktower Apartments
              80                           2             Villa Sierra Apartments
              81                           1             Cedar Bluff Apartments
              82                           1             BJB - Ridge Pool
            82.01                                        BJB - 2129-2135 Ridge
            82.02                                        BJB - 2121 Ridge
              84                           1             BJB - Oakdale
              88                           2             Colonie Apartments
              93                           1             Buena Vista II Apartments
              96                           1             BJB - 1575 Oak  Avenue
              99                           1             BreckenRidge Apartments
             101                           2             Lake Pointe Apartments - Phase 2
             108                           1             BJB - Maple and Dempster Apartments
             111                           2             Wyndchase Apartments
             114                           1             BJB - 2247 Ridge Avenue
             115                           2             Carisbrooke Apartments Phase III
             123                           2             Driftwood Apartments
             132                           2             Turtle Place Apartments
             135                           2             Kentwood Apartments
             137                           2             Barrington Apartments
             143                           2             Walworth Ridge Apartments
             147                           2             Landings at Pilot Point Apartments

                                 CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES
 MORTGAGE
   LOAN
  NUMBER      PROPERTY ADDRESS                                                  PROPERTY CITY
------------------------------------------------------------------------------------------------------------------------------

    12        2220 East Beardsley Road                                          Phoenix
    18        4949 Snyder Lane                                                  Rohnert Park
    19        9501 West Sahara Avenue                                           Las Vegas
    21        Various                                                           Richmond
  21.01       3501 Stuart Avenue                                                Richmond
  21.02       3115 Monument Avenue                                              Richmond
  21.03       2516 West Grace Street                                            Richmond
  21.04       2716 West Grace Street                                            Richmond
  21.05       2726 West Grace Street                                            Richmond
  21.06       2730 West Grace Street                                            Richmond
  21.07       2734 West Grace Street                                            Richmond
  21.08       711 North Boulevard                                               Richmond
  21.09       801-803 North Boulevard                                           Richmond
  21.10       805 North Boulevard                                               Richmond
  21.11       808 North Boulevard                                               Richmond
  21.12       811 North Boulevard                                               Richmond
  21.13       2215 Monument Avenue                                              Richmond
  21.14       25 North Boulevard                                                Richmond
  21.15       2810 Monument Avenue                                              Richmond
  21.16       706 North Boulevard                                               Richmond
  21.17       2700 West Grace Street                                            Richmond
  21.18       2233 Monument Avenue                                              Richmond
  21.19       803 North Robinson Street                                         Richmond
  21.20       2217 Monument Avenue                                              Richmond
  21.21       2225 Monument Avenue                                              Richmond
  21.22       622 North Boulevard                                               Richmond
  21.23       306 North Nansemond Street                                        Richmond
    24        1651 Knollwood Drive                                              Mobile
    26        1591 Lane Avenue South                                            Jacksonville
    29        3100 Sweetwater Road                                              Lawrenceville
    30        7250 Perkins Road                                                 Baton Rouge
    32        12757 Coursey Boulevard                                           Baton Rouge
    36        855 Walther Boulevard                                             Lawrenceville
    38        2024 Timbers Hill Road                                            Richmond
    39        11070 Mead Road                                                   Baton Rouge
    44        13421 North 43rd Avenue                                           Phoenix
    45        2816 North Pine Grove Avenue                                      Chicago
    47        919 Ballard Street                                                Altamonte Springs
    51        12373 Oak Park Boulevard                                          Blaine
    55        8950 Arrow Route                                                  Rancho Cucamonga
    56        426 West Surf Street                                              Chicago
    58        1404 Brittany Lane Northeast                                      Lacey
    61        3305 Calle Cuervo NW                                              Albuquerque
    65        10795 Mead Road                                                   Baton Rouge
    68        175 La Fontenay Drive                                             Louisville
    69        641 West North Temple                                             Salt Lake City
    70        4700 Twisted Oaks Road                                            Charlotte
    73        102 La Mancha Drive                                               Asheville
    75        11360 Robinson Drive                                              Coon Rapids
    77        4316 East Tropicana Avenue                                        Las Vegas
    79        11600 SW 147th Terrace                                            Beaverton
    80        2425 McKinley Avenue                                              El Paso
    81        424 Cedar Bluff Road                                              Knoxville
    82        Various                                                           Evanston
  82.01       2129-2135 North Ridge Avenue                                      Evanston
  82.02       2121 Ridge Avenue                                                 Evanston
    84        517 West Oakdale Avenue                                           Chicago
    88        2061 Sweet Home Road                                              Amherst
    93        12500 Park Boulevard                                              Seminole
    96        1575 Oak Avenue                                                   Evanston
    99        3209 Greendale Place                                              Birmingham
   101        1608,1664,1656,1628,1632 & 1636 Toronto Road                      Springfield
   108        1301-1311 Maple and 915-925 Dempster                              Evanston
   111        1601 McRae Boulevard                                              El Paso
   114        2247 Ridge Avenue                                                 Evanston
   115        2405, 2406, 2408 Heathrow Drive and 2406, 2408 Chiswick Drive     Champaign
   123        3830 University Boulevard South                                   Jacksonville
   132        455 Eastdale Road South                                           Montgomery
   135        3800 University Boulevard South                                   Jacksonville
   137        2541, 2543, 2545, 2547, 2549, 2551, 2553 W. Springfield Avenue    Champaign
   143        100-146 Fox Lane                                                  Walworth
   147        909 South Washington                                              Pilot Point

           MORTGAGE
             LOAN
            NUMBER                      PROPERTY STATE                      PROPERTY ZIP CODE                            COUNTY
------------------------------------------------------------------------------------------------------------------------------------

              12                              AZ                                  85024                                 Maricopa
              18                              CA                                  94928                                  Sonoma
              19                              NV                                  89117                                  Clark
              21                              VA                                 Various                             Richmond City
            21.01                             VA                                  23221                              Richmond City
            21.02                             VA                                  23221                              Richmond City
            21.03                             VA                                  23220                              Richmond City
            21.04                             VA                                  23220                              Richmond City
            21.05                             VA                                  23220                              Richmond City
            21.06                             VA                                  23220                              Richmond City
            21.07                             VA                                  23220                              Richmond City
            21.08                             VA                                  23220                              Richmond City
            21.09                             VA                                  23220                              Richmond City
            21.10                             VA                                  23220                              Richmond City
            21.11                             VA                                  23220                              Richmond City
            21.12                             VA                                  23220                              Richmond City
            21.13                             VA                                  23220                              Richmond City
            21.14                             VA                                  23220                              Richmond City
            21.15                             VA                                  23221                              Richmond City
            21.16                             VA                                  23220                              Richmond City
            21.17                             VA                                  23220                              Richmond City
            21.18                             VA                                  23220                              Richmond City
            21.19                             VA                                  23220                              Richmond City
            21.20                             VA                                  23220                              Richmond City
            21.21                             VA                                  23220                              Richmond City
            21.22                             VA                                  23220                              Richmond City
            21.23                             VA                                  23221                              Richmond City
              24                              AL                                  36609                                  Mobile
              26                              FL                                  33210                                  Duval
              29                              GA                                  30044                                 Gwinnett
              30                              LA                                  70808                             East Baton Rouge
              32                              LA                                  70816                             East Baton Rouge
              36                              GA                                  30043                                 Gwinnett
              38                              VA                                  23235                                 Henrico
              39                              LA                                  70816                             East Baton Rouge
              44                              AZ                                  85029                                 Maricopa
              45                              IL                                  60657                                   Cook
              47                              FL                                  32608                                 Seminole
              51                              MN                                  55434                                  Anoka
              55                              CA                                  91730                              San Bernardino
              56                              IL                                  60657                                   Cook
              58                              WA                                  98516                                 Thurston
              61                              NM                                  87114                                Bernalillo
              65                              LA                                  70816                             East Baton Rouge
              68                              KY                                  40223                                Jefferson
              69                              UT                                  84116                                Salt Lake
              70                              NC                                  28212                               Mecklenburg
              73                              NC                                  28805                                 Buncombe
              75                              MN                                  55433                                  Anoka
              77                              NV                                  89121                                  Clark
              79                              OR                                  97007                                Washington
              80                              TX                                  79930                                 El Paso
              81                              TN                                  37918                                   Knox
              82                              IL                                  60201                                   Cook
            82.01                             IL                                  60201                                   Cook
            82.02                             IL                                  60201                                   Cook
              84                              IL                                  60657                                   Cook
              88                              NY                                  14226                                   Erie
              93                              FL                                  33772                                 Pinellas
              96                              IL                                  60201                                   Cook
              99                              AL                                  35243                                Jefferson
             101                              IL                                  62707                                 Sangamon
             108                              IL                                  60201                                   Cook
             111                              TX                                  79925                                 El Paso
             114                              IL                                  60201                                   Cook
             115                              IL                                  61820                                Champaign
             123                              FL                                  32216                                  Duval
             132                              AL                                  36117                                Montgomery
             135                              FL                                  32216                                  Duval
             137                              IL                                  61820                                Champaign
             143                              WI                                  53184                                 Walworth
             147                              TX                                  76258                                  Denton

 MORTGAGE
   LOAN                                                                                                                ELEVATOR
  NUMBER               GENERAL PROPERTY TYPE                            SPECIFIC PROPERTY TYPE                        BUILDINGS
------------------------------------------------------------------------------------------------------------------------------------

    12                      Multifamily                                      Conventional                                 N
    18                      Multifamily                                      Conventional                                 N
    19                      Multifamily                                      Conventional                                 N
    21                      Multifamily                                      Conventional                                 N
  21.01                     Multifamily                                      Conventional                                 N
  21.02                     Multifamily                                      Conventional                                 N
  21.03                     Multifamily                                      Conventional                                 N
  21.04                     Multifamily                                      Conventional                                 N
  21.05                     Multifamily                                      Conventional                                 N
  21.06                     Multifamily                                      Conventional                                 N
  21.07                     Multifamily                                      Conventional                                 N
  21.08                     Multifamily                                      Conventional                                 N
  21.09                     Multifamily                                      Conventional                                 N
  21.10                     Multifamily                                      Conventional                                 N
  21.11                     Multifamily                                      Conventional                                 N
  21.12                     Multifamily                                      Conventional                                 N
  21.13                     Multifamily                                      Conventional                                 N
  21.14                     Multifamily                                      Conventional                                 N
  21.15                     Multifamily                                      Conventional                                 N
  21.16                     Multifamily                                      Conventional                                 N
  21.17                     Multifamily                                      Conventional                                 N
  21.18                     Multifamily                                      Conventional                                 N
  21.19                     Multifamily                                      Conventional                                 N
  21.20                     Multifamily                                      Conventional                                 N
  21.21                     Multifamily                                      Conventional                                 N
  21.22                     Multifamily                                      Conventional                                 N
  21.23                     Multifamily                                      Conventional                                 N
    24                      Multifamily                                      Conventional                                 N
    26                      Multifamily                                      Conventional                                 N
    29                      Multifamily                                      Conventional                                 N
    30                      Multifamily                                      Conventional                                 N
    32                      Multifamily                                      Conventional                                 N
    36                      Multifamily                                      Conventional                                 N
    38                      Multifamily                                      Conventional                                 N
    39                      Multifamily                                      Conventional                                 N
    44                      Multifamily                                      Conventional                                 N
    45                      Multifamily                                      Conventional                                 Y
    47                      Multifamily                                      Conventional                                 N
    51                      Multifamily                                      Conventional                                 N
    55                      Multifamily                                      Conventional                                 N
    56                      Multifamily                                      Conventional                                 Y
    58                      Multifamily                                      Conventional                                 N
    61                      Multifamily                                      Conventional                                 N
    65                      Multifamily                                      Conventional                                 N
    68                      Multifamily                                      Conventional                                 N
    69                      Multifamily                                       Section 42                                  N
    70                      Multifamily                                      Conventional                                 N
    73                      Multifamily                                      Conventional                                 N
    75                      Multifamily                                      Conventional                                 N
    77                      Multifamily                                      Conventional                                 N
    79                      Multifamily                                      Conventional                                 N
    80                      Multifamily                                      Conventional                                 N
    81                      Multifamily                                      Conventional                                 N
    82                      Multifamily                                      Conventional                                 N
  82.01                     Multifamily                                      Conventional                                 N
  82.02                     Multifamily                                      Conventional                                 N
    84                      Multifamily                                      Conventional                                 Y
    88                      Multifamily                                      Conventional                                 N
    93                      Multifamily                                      Conventional                                 N
    96                      Multifamily                                      Conventional                                 Y
    99                      Multifamily                                      Conventional                                 N
   101                      Multifamily                                      Conventional                                 N
   108                      Multifamily                                      Conventional                                 N
   111                      Multifamily                                      Conventional                                 N
   114                      Multifamily                                      Conventional                                 N
   115                      Multifamily                                      Conventional                                 N
   123                      Multifamily                                      Conventional                                 N
   132                      Multifamily                                      Conventional                                 N
   135                      Multifamily                                      Conventional                                 N
   137                      Multifamily                                      Conventional                                 N
   143                      Multifamily                                      Conventional                                 N
   147                      Multifamily                                      Conventional                                 N

 MORTGAGE           UTILITIES
   LOAN               TENANT               NUMBER OF                          NUMBER OF                         NUMBER OF
  NUMBER               PAYS               STUDIO UNITS                       1 BR UNITS                         2 BR UNITS
------------------------------------------------------------------------------------------------------------------------------------

    12                 E,W                    102                                162                               180
    18              E,G,W,S,T                                                    124                               224
    19                  E                                                        160                               288
    21                 E,W                                                       176                               159
  21.01
  21.02
  21.03
  21.04
  21.05
  21.06
  21.07
  21.08
  21.09
  21.10
  21.11
  21.12
  21.13
  21.14
  21.15
  21.16
  21.17
  21.18
  21.19
  21.20
  21.21
  21.22
  21.23
    24                 E,W                                                       320                               384
    26                 E,W                                                       257                               383
    29                  E                                                        224                               224
    30                  E                                                        144                               120
    32                  E                                                        348                               256
    36                 E,G                                                       112                                98
    38                 W,S                                                       58                                146
    39                  E                                                        192                               168
    44              E,G,W,S,T                                                    180                               180
    45                  E                      4                                 31                                 46
    47                E,G,W                    36                                132                               144
    51                 E,G                                                       105                               199
    55                  E                                                        74                                 90
    56                  E                      34                                70                                 20
    58                E,G,W                                                      79                                110
    61                  E                                                        108                               128
    65                 E,G                                                       160                               112
    68               E,G,W,S                                                     65                                131
    69                 E,G                                                       77                                 69
    70                 E,G                                                       131                               122
    73                  E                                                        132                               116
    75                 E,G                                                       60                                128
    77                  E                                                        12                                128
    79                E,W,T                                                      62                                133
    80                E,W,S                                                      168                                55
    81                E,W,S                                                      112                                80
    82                  E                                                                                           48
  82.01                 E                                                                                           24
  82.02                 E                                                                                           24
    84                  E                      6                                 52                                 10
    88                  E                                                        52                                132
    93                  E                      16                                104                                43
    96                  E                      14                                36                                 7
    99                  E                                                        80                                 32
   101                 E,W                                                       54                                 46
   108                  E                                                        24                                 15
   111                E,W,T                    7                                 49                                 90
   114                  E                                                        15                                 15
   115                 E,W                                                       40                                 40
   123                E,W,S                                                      56                                 48
   132                  E                                                        56                                 32
   135                E,W,S                                                      52                                 52
   137                 E,W                                                       69
   143                 E,G                                                                                          40
   147                 E,G                                                                                          60

 MORTGAGE                                                         AVERAGE RENT;                                   AVERAGE RENT;
   LOAN              NUMBER OF              NUMBER OF             RENT RANGES -                                   RENT RANGES -
  NUMBER            3 BR UNITS             4+ BR UNITS            STUDIO UNITS                                     1 BR UNITS
------------------------------------------------------------------------------------------------------------------------------------

    12                  18                      18                 688;650-760                                     785;730-850
    18                                                                                                             920;920-920
    19                  128                                                                                        730;730-730
    21                  22                      5                                                                  607;581-659
  21.01
  21.02
  21.03
  21.04
  21.05
  21.06
  21.07
  21.08
  21.09
  21.10
  21.11
  21.12
  21.13
  21.14
  21.15
  21.16
  21.17
  21.18
  21.19
  21.20
  21.21
  21.22
  21.23
    24                                                                                                             448;430-460
    26                  52                                                                                         528;492-548
    29                                                                                                             720;710-745
    30                                                                                                             754;688-787
    32                                                                                                             505;505-505
    36                  34                                                                                         714;684-744
    38                  36                                                                                         786;770-825
    39                                                                                                             567;530-604
    44                                                                                                             629;605-650
    45                  25                                         920;895-935                                   1276;1050-1295
    47                                                             560;560-560                                     643;630-670
    51                  32                                                                                         734;734-734
    55                                                                                                           1060;1060-1060
    56                                                             960;895-975                                   1193;1095-1295
    58                                                                                                             735;735-735
    61                  12                                                                                         673;655-695
    65                                                                                                             565;530-599
    68                  52                                                                                         541;530-625
    69                   9                                                                                         652;640-660
    70                                                                                                             651;620-705
    73                                                                                                             557;540-585
    75                   4                                                                                         745;745-745
    77                                                                                                             718;718-718
    79                                                                                                             533;518-557
    80                  20                                                                                         583;576-600
    81                                                                                                             542;535-590
    82                  14
  82.01                  7
  82.02                  7
    84                                                             892;875-895                                   1189;1125-1295
    88                                                                                                             605;605-605
    93                  43                                         553;553-553                                     609;598-618
    96                                                             995;995-995                                   1294;1195-1350
    99                   8                                                                                         595;595-595
   101                                                                                                             578;570-585
   108                  13                                                                                       1195;1195-1195
   111                   4                                         566;566-566                                     581;571-591
   114                   7                                                                                       1195;1195-1195
   115                                                                                                             530;515-545
   123                  24                                                                                         549;546-550
   132                                                                                                             560;560-560
   135                                                                                                             563;563-563
   137                                                                                                             518;500-535
   143
   147

 MORTGAGE                 AVERAGE RENT;                        AVERAGE RENT;                                   AVERAGE RENT;
   LOAN                   RENT RANGES -                        RENT RANGES -                                   RENT RANGES -
  NUMBER                   2 BR UNITS                           3 BR UNITS                                      4+ BR UNITS
------------------------------------------------------------------------------------------------------------------------------------

    12                     936;870-990                        1130;1130-1130                                  1295;1295-1295
    18                   1078;1036-1120
    19                     850;830-870                          930;930-930
    21                    807;698-1625                         1184;925-1600                                  1518;1518-1518
  21.01
  21.02
  21.03
  21.04
  21.05
  21.06
  21.07
  21.08
  21.09
  21.10
  21.11
  21.12
  21.13
  21.14
  21.15
  21.16
  21.17
  21.18
  21.19
  21.20
  21.21
  21.22
  21.23
    24                     549;525-585
    26                     599;546-639                          721;712-745
    29                     854;835-900
    30                    940;847-1012
    32                     625;625-625
    36                    903;844-1024                        1077;1024-1324
    38                     892;840-940                        1070;1070-1070
    39                     706;644-739
    44                     751;730-757
    45                   1708;1595-2195                       2146;1950-2195
    47                     745;740-805
    51                     851;829-908                        1064;1064-1064
    55                   1276;1195-1305
    56                   1714;1625-2095
    58                     847;833-855
    61                     821;804-843                        1003;1003-1003
    65                     695;644-734
    68                     665;625-710                          851;909-919
    69                     859;840-880                        1010;1010-1010
    70                     747;740-795
    73                     629;610-660
    75                     839;839-839                          999;999-999
    77                     803;803-803
    79                     631;621-653
    80                    845;804-1005                         990;972-1002
    81                     633;620-700
    82                   1695;1695-1695                       2195;2195-2195
  82.01                  1695;1695-1695                       2195;2195-2195
  82.02                  1695;1695-1695                       2195;2195-2195
    84                   1895;1895-1895
    88                     665;665-665
    93                     762;737-857                          876;862-932
    96                   1745;1745-1745
    99                     755;755-755                          880;880-880
   101                     718;710-725
   108                   1595;1595-1595                       2195;2195-2195
   111                     702;651-725                          950;950-950
   114                   1795;1795-1795                       2395;2395-2395
   115                     705;695-715
   123                     655;650-695                          787;760-810
   132                     650;650-650
   135                     686;673-713
   137
   143                     711;690-720
   147                     614;599-650

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

                                                     ANNEX A-3
                                                     ---------

          MORTGAGE                    LOAN
            LOAN                      GROUP
           NUMBER                    NUMBER          PROPERTY NAME
--------------------------------------------------------------------------------------------------------------------------------

             1                          1            Hyatt Center
             2                          1            Westin Casuarina Hotel & Spa
             3                          1            Abbey II Pool
            3.01                                     Fletcher Parkway Medical Center
            3.02                                     Upland Freeway Center
            3.03                                     Aliso Viejo Commerce Center
            3.04                                     Wimbledon Village
            3.05                                     Airport One Office Building
            3.06                                     Cityview Plaza Office Park
            3.07                                     Commerce Corporate Center
            3.08                                     Ming Office Park
            3.09                                     Moreno Valley Commerce Center
            3.10                                     Glendora Commerce Center
            3.11                                     La Mirada Commerce Center
            3.12                                     Abbey Center
            3.13                                     Arlington II - Riverside
            3.14                                     Fresno Airport (Gateway Plaza)
            3.15                                     Palm Springs Airport
            3.16                                     Mt. Vernon Commerce Center
             4                          1            Extra Space PRISA Pool
            4.01                                     Extra Space PRISA - Brooklyn, NY
            4.02                                     Extra Space PRISA - Alexandria, VA
            4.03                                     Extra Space PRISA - Hawaiian Gardens, CA
            4.04                                     Extra Space PRISA - Miami, FL (Coral Way)
            4.05                                     Extra Space PRISA - Hicksville, NY
            4.06                                     Extra Space PRISA - Los Angeles, CA (North Vine Street)
            4.07                                     Extra Space PRISA - Santa Cruz, CA
            4.08                                     Extra Space PRISA - Fredericksburg, VA
            4.09                                     Extra Space PRISA - Santa Fe, NM
            4.10                                     Extra Space PRISA - Birmingham, AL
            4.11                                     Extra Space PRISA - Kingston, NY
            4.12                                     Extra Space PRISA - Ridge, NY
            4.13                                     Extra Space PRISA - Skokie, IL
            4.14                                     Extra Space PRISA - Gambrills, MD
            4.15                                     Extra Space PRISA - Tyngsboro, MA
            4.16                                     Extra Space PRISA - Brookfield, CT
            4.17                                     Extra Space PRISA - Miami, FL (NW 2nd Avenue)
            4.18                                     Extra Space PRISA - Aloha, OR
            4.19                                     Extra Space PRISA - Belleville, MI
            4.20                                     Extra Space PRISA - Los Angeles, CA (Fountain Avenue)
            4.21                                     Extra Space PRISA - Dallas, TX
            4.22                                     Extra Space PRISA - Mount Laurel, NJ
            4.23                                     Extra Space PRISA - Spring, TX
            4.24                                     Extra Space PRISA - Towson, MD
            4.25                                     Extra Space PRISA - Vancouver, WA
            4.26                                     Extra Space PRISA - Moreno Valley, CA
            4.27                                     Extra Space PRISA - Harrison, NJ
            4.28                                     Extra Space PRISA - Mesa, AZ
            4.29                                     Extra Space PRISA - Bartlett, TN
            4.30                                     Extra Space PRISA - Hauppauge, NY
            4.31                                     Extra Space PRISA - Willoughby, OH
            4.32                                     Extra Space PRISA - Mentor, OH
            4.33                                     Extra Space PRISA - Memphis, TN (Covington Way)
            4.34                                     Extra Space PRISA - Amsterdam, NY
            4.35                                     Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)
             5                          1            300 Four Falls Corporate Center
             6                          1            Tiffany Building
             7                          1            Metro Pointe at South Coast
             8                          1            Eagle Ridge Mall
             9                          1            One & Olney Square
             10                         1            501 Second Street
             11                         1            Knollwood Mall
             12                         1            Monte Viejo Apartments
             13                         1            Britannia Business Center II
             14                         1            Birtcher Phoenix Pool
           14.01                                     AIG Building
           14.02                                     TriWest Healthcare Complex
           14.03                                     NCS Pearson Building
           14.04                                     Hypercom Building
             15                         1            Residence Inn - Beverly Hills, CA
             16                         1            Britannia Business Center III
             17                         1            Greenery Mall
             18                         2            Park Ridge Apartments
             19                         2            Summerhill Pointe Apartments
             20                         1            Hamburg Village Shopping Center
             21                         1            River City Renaissance Pool
           21.01                                     3501 Stuart Avenue
           21.02                                     3115 Monument Avenue
           21.03                                     2516 West Grace Street
           21.04                                     2716 West Grace Street
           21.05                                     2726 West Grace Street
           21.06                                     2730 West Grace Street
           21.07                                     2734 West Grace Street
           21.08                                     711 North Boulevard
           21.09                                     801-803 North Boulevard
           21.10                                     805 North Boulevard
           21.11                                     808 North Boulevard
           21.12                                     811 North Boulevard
           21.13                                     2215 Monument Avenue
           21.14                                     25 North Boulevard
           21.15                                     2810 Monument Avenue
           21.16                                     706 North Boulevard
           21.17                                     2700 West Grace Street
           21.18                                     2233 Monument Avenue
           21.19                                     803 North Robinson Street
           21.20                                     2217 Monument Avenue
           21.21                                     2225 Monument Avenue
           21.22                                     622 North Boulevard
           21.23                                     306 North Nansemond Street
             22                         1            Cottonwood Corners Shopping Center
             23                         1            The Shoppes at Eastchase & The Plaza at Eastchase
             24                         2            Knollwood Apartments
             25                         1            Palmer Town Center
             26                         1            Londontowne Apartments
             27                         1            Talavi Corporate Center
             28                         1            Price Plaza Center
             29                         1            Lake Sweetwater Apartments
             30                         1            Mansions in the Park
             31                         1            One Riverfront Plaza
             32                         1            Sherwood Acres Apartments
             33                         1            Walmart - Hazard, KY
             34                         1            Country Club Center
             35                         1            Extra Space - Marina Del Ray, CA
             36                         1            Sugar Mill Apartments
             37                         1            Doubletree Hotel - Tulsa, OK
             38                         2            The Timbers Apartments
             39                         1            Willowbend Lake Apartments
             40                         1            Chloe Foods
             41                         1            Warner Atrium
             42                         1            Dublin Place Shopping Center
             43                         1            Marriott - Oklahoma City, OK
             44                         2            The Renaissance Apartments
             45                         1            BJB - North Pine Grove
             46                         1            Woodside Village Shopping Center
             47                         1            Charter Pointe Apartments
             48                         1            Putnam Place (2)
             49                         1            Springfield Commons
             50                         1            One Grumman Road West
             51                         1            Carriage Oaks Apartments
             52                         1            Virginia Office Pool
           52.01                                     Wythe Building
           52.02                                     Culpeper Building
           52.03                                     Almond Building
           52.04                                     Lee Building
           52.05                                     Ratcliffe Building
             53                         1            Yamato Office Center
             54                         1            Colonnades West Shopping Center
             55                         2            Vineyard Village Apartments
             56                         1            BJB - West Surf
             57                         1            Crenshaw Business Park
             58                         1            Brittany Lane Apartments
             59                         1            Comfort Inn - Warwick, RI
             60                         1            Holiday Inn Select - Orlando, FL
             61                         2            Camino Real Apartments
             62                         1            1201 Broadway
             63                         1            Comfort Inn - New York, NY
             64                         1            Motel Pool I (3)
           64.01                                     Settle Inn - Council Bluffs, IA
           64.02                                     Settle Inn - Bellevue, NE
           64.03                                     Best Western Settle Inn - Omaha, NE
           64.04                                     Settle Inn - Lincoln, NE
           64.05                                     Settle Inn - Altoona, IA
             65                         1            Forestwood Apartments
             66                         1            Extra Space - Chatsworth, CA
             67                         1            Patrick Commerce Center
             68                         2            La Fontenay III Apartments
             69                         2            Citifront Apartments
             70                         2            Wellington Farms Apartments
             71                         1            Scripps Ranch Marketplace II
             72                         1            White Stone Center
             73                         2            Parkway Crossing
             74                         1            Extra Space - Philadelphia, PA
             75                         1            Colonial Estates Apartments
             76                         1            Loudoun Center
             77                         2            Tropicana Springs
             78                         1            River Pointe Mall (4)
             79                         2            Clocktower Apartments
             80                         2            Villa Sierra Apartments
             81                         1            Cedar Bluff Apartments
             82                         1            BJB - Ridge Pool
           82.01                                     BJB - 2129-2135 Ridge
           82.02                                     BJB - 2121 Ridge
             83                         1            Kohl's - Wadsworth, OH
             84                         1            BJB - Oakdale
             85                         1            Carmel Park II
             86                         1            SCC Office Building
             87                         1            Oak Grove Market
             88                         2            Colonie Apartments
             89                         1            Key Plaza
             90                         1            Motel Pool II (3)
           90.01                                     Best Western - Grand Forks, ND
           90.02                                     Best Western - Lincoln, NE
           90.03                                     Settle Inn - Grand Forks, ND
           90.04                                     Settle Inn - Kaukauna, WI
           90.05                                     Super 8 - Seward, NE
             91                         1            Extra Space - Cordova, TN
             92                         1            American Equities Technology Center
             93                         1            Buena Vista II Apartments
             94                         1            Extra Space - Long Beach, CA
             95                         1            Lake Plaza East
             96                         1            BJB - 1575 Oak  Avenue
             97                         1            Kyrene Corporate Center
             98                         1            Extra Space - Miami, FL
             99                         1            BreckenRidge Apartments
            100                         1            US Storage Center - Long Beach, CA
            101                         2            Lake Pointe Apartments - Phase 2
            102                         1            Extra Space - Naples, FL
            103                         1            Walgreens - Metairie, LA
            104                         1            Kmart - West Saint Paul, MN
            105                         1            Extra Space - Burke, VA
            106                         1            34 South Broadway
            107                         1            Harris Teeter - Darnestown, MD
            108                         1            BJB - Maple and Dempster Apartments
            109                         1            350 Revolutionary Drive
            110                         1            445 Dolley Madison Road
            111                         2            Wyndchase Apartments
            112                         1            Walgreens - Mauldin, SC
            113                         1            Extra Space - Dallas, TX
            114                         1            BJB - 2247 Ridge Avenue
            115                         2            Carisbrooke Apartments Phase III
            116                         1            Walgreens - Houston, TX (Hillcroft Avenue)
            117                         1            Walgreens - Marietta, GA
            118                         1            Walgreens - North Wilkesboro, NC
            119                         1            Hillcrest Plaza Shopping Center
            120                         1            Dreamy Draw Office Plaza
            121                         1            Extra Space - Las Vegas, NV
            122                         1            Extra Space - Columbus, OH (Kenny Road)
            123                         2            Driftwood Apartments
            124                         1            Walgreens - Hutchinson, KS
            125                         1            CVS - Winter Haven, FL
            126                         1            Extra Space - Houston, TX
            127                         1            Walgreens - Harris County, TX
            128                         1            603 Dolley Madison Road
            129                         1            Walgreens - Saint Joseph, MO
            130                         1            Ninth Street North
            131                         1            Extra Space - Plano, TX
            132                         2            Turtle Place Apartments
            133                         1            Extra Space - Memphis TN (Winchester Road)
            134                         1            US Storage Center - Gardena, CA
            135                         2            Kentwood Apartments
            136                         1            Walgreens - Newton, KS
            137                         2            Barrington Apartments
            138                         1            Walgreens - Warrensburg, MO
            139                         1            Patterson Pope Building
            140                         1            Conn's - Austin, TX
            141                         1            Extra Space - West Palm Beach, FL
            142                         1            Conn's - Cedar Park, TX
            143                         2            Walworth Ridge Apartments
            144                         1            Extra Space - Austin, TX
            145                         1            Red Banks Crossing Shopping Center
            146                         1            Extra Space - North Highlands, CA
            147                         2            Landings at Pilot Point Apartments
            148                         1            Extra Space - Memphis TN (Mount Moriah Terrace)
            149                         1            Extra Space - Columbus, OH (Schofield Drive)
            150                         1            Conn's - Hurst, TX
            151                         1            Rite Aid - Wheelersburg, OH

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) This reserve will escrow at $31,735 annually for the first 48 payments.

(3) Annual Deposit to Replacement Reserves is based on reserves payable each calendar month for March through November. The Lender, may upon notice to
Borrower, increase the monthly amounts required to be deposited into the reserve account to a monthly amount equal to 1/9th of 4.0% of the total gross annual revenues for the most recent full calendar year, effective on the first monthly payment date occurring after noticed is served.

(4) This reserve will escrow at $25,961 annually for the first 48 payments.

                                          RESERVE ACCOUNT INFORMATION
       MORTGAGE                                                                         MONTHLY
         LOAN               GENERAL                    SPECIFIC PROPERTY                  TAX
        NUMBER           PROPERTY TYPE                        TYPE                       ESCROW
--------------------------------------------------------------------------------------------------

          1                  Office                           CBD                       252,902
          2               Hospitality                     Full Service                   55,095
          3                 Various                         Various                     105,599
         3.01                Office                         Medical
         3.02                Retail                         Anchored
         3.03                Retail                        Unanchored
         3.04              Mixed Use                     Retail/Office
         3.05                Office                         Suburban
         3.06                Office                         Suburban
         3.07                Office                         Suburban
         3.08                Office                         Suburban
         3.09              Mixed Use                      Office/Flex
         3.10                Retail                        Unanchored
         3.11              Industrial                   Warehouse/Office
         3.12                Office                         Suburban
         3.13              Industrial                   Office/Warehouse
         3.14                Office                         Suburban
         3.15                Office                         Suburban
         3.16                Office                         Suburban
          4               Self Storage                    Self Storage                  237,016
         4.01             Self Storage                    Self Storage
         4.02             Self Storage                    Self Storage
         4.03             Self Storage                    Self Storage
         4.04             Self Storage                    Self Storage
         4.05             Self Storage                    Self Storage
         4.06             Self Storage                    Self Storage
         4.07             Self Storage                    Self Storage
         4.08             Self Storage                    Self Storage
         4.09             Self Storage                    Self Storage
         4.10             Self Storage                    Self Storage
         4.11             Self Storage                    Self Storage
         4.12             Self Storage                    Self Storage
         4.13             Self Storage                    Self Storage
         4.14             Self Storage                    Self Storage
         4.15             Self Storage                    Self Storage
         4.16             Self Storage                    Self Storage
         4.17             Self Storage                    Self Storage
         4.18             Self Storage                    Self Storage
         4.19             Self Storage                    Self Storage
         4.20             Self Storage                    Self Storage
         4.21             Self Storage                    Self Storage
         4.22             Self Storage                    Self Storage
         4.23             Self Storage                    Self Storage
         4.24             Self Storage                    Self Storage
         4.25             Self Storage                    Self Storage
         4.26             Self Storage                    Self Storage
         4.27             Self Storage                    Self Storage
         4.28             Self Storage                    Self Storage
         4.29             Self Storage                    Self Storage
         4.30             Self Storage                    Self Storage
         4.31             Self Storage                    Self Storage
         4.32             Self Storage                    Self Storage
         4.33             Self Storage                    Self Storage
         4.34             Self Storage                    Self Storage
         4.35             Self Storage                    Self Storage
          5                  Office                         Suburban                     51,330
          6                Mixed Use                   Office/Industrial
          7                  Retail                         Anchored
          8                  Retail                         Anchored
          9                  Retail                         Anchored                     62,178
          10                 Office                           CBD                        57,249
          11                 Retail                         Anchored
          12              Multifamily                     Conventional                   17,397
          13                 Office                         Suburban                     73,662
          14                 Office                         Suburban                     21,889
        14.01                Office                         Suburban
        14.02                Office                         Suburban
        14.03                Office                         Suburban
        14.04                Office                         Suburban
          15              Hospitality                    Extended Stay                   35,758
          16                 Office                         Suburban                     54,040
          17               Mixed Use                     Retail/Office                   48,738
          18              Multifamily                     Conventional                   39,798
          19              Multifamily                     Conventional                   31,347
          20                 Retail                         Anchored
          21              Multifamily                     Conventional                   24,698
        21.01             Multifamily                     Conventional
        21.02             Multifamily                     Conventional
        21.03             Multifamily                     Conventional
        21.04             Multifamily                     Conventional
        21.05             Multifamily                     Conventional
        21.06             Multifamily                     Conventional
        21.07             Multifamily                     Conventional
        21.08             Multifamily                     Conventional
        21.09             Multifamily                     Conventional
        21.10             Multifamily                     Conventional
        21.11             Multifamily                     Conventional
        21.12             Multifamily                     Conventional
        21.13             Multifamily                     Conventional
        21.14             Multifamily                     Conventional
        21.15             Multifamily                     Conventional
        21.16             Multifamily                     Conventional
        21.17             Multifamily                     Conventional
        21.18             Multifamily                     Conventional
        21.19             Multifamily                     Conventional
        21.20             Multifamily                     Conventional
        21.21             Multifamily                     Conventional
        21.22             Multifamily                     Conventional
        21.23             Multifamily                     Conventional
          22                 Retail                         Anchored                     18,963
          23                 Retail                         Anchored
          24              Multifamily                     Conventional                   19,686
          25                 Retail                         Anchored                     13,767
          26              Multifamily                     Conventional                   28,605
          27                 Office                         Suburban                     29,902
          28                 Retail                         Anchored                     46,833
          29              Multifamily                     Conventional                   11,628
          30              Multifamily                     Conventional                   13,340
          31                 Office                         Suburban
          32              Multifamily                     Conventional                   14,104
          33                 Retail                         Anchored
          34                 Office                         Suburban                     23,500
          35              Self Storage                    Self Storage                   13,108
          36              Multifamily                     Conventional                   14,435
          37              Hospitality                     Full Service                   14,258
          38              Multifamily                     Conventional                   14,686
          39              Multifamily                     Conventional                   11,955
          40               Industrial                Warehouse/Distribution              19,994
          41                 Office                         Suburban                     18,938
          42                 Retail                         Anchored                     31,206
          43              Hospitality                     Full Service                   9,633
          44              Multifamily                     Conventional                   13,993
          45              Multifamily                     Conventional                   12,997
          46                 Retail                         Anchored                      742
          47              Multifamily                     Conventional                   12,471
          48                 Retail                         Anchored                     20,855
          49                 Retail                         Anchored                     10,269
          50               Industrial                         Flex                      106,608
          51              Multifamily                     Conventional                   28,073
          52                 Office                         Suburban                     14,595
        52.01                Office                         Suburban
        52.02                Office                         Suburban
        52.03                Office                         Suburban
        52.04                Office                         Suburban
        52.05                Office                         Suburban
          53                 Office                         Suburban                     27,783
          54                 Retail                         Anchored                     17,777
          55              Multifamily                     Conventional                   9,039
          56              Multifamily                     Conventional                   8,350
          57               Industrial                         Flex                       11,841
          58              Multifamily                     Conventional                   13,503
          59              Hospitality                   Limited Service                  23,700
          60              Hospitality                     Full Service                   6,019
          61              Multifamily                     Conventional                   12,838
          62                 Office                           CBD                        40,262
          63              Hospitality                   Limited Service                  20,094
          64              Hospitality                   Limited Service                  28,857
        64.01             Hospitality                   Limited Service
        64.02             Hospitality                   Limited Service
        64.03             Hospitality                   Limited Service
        64.04             Hospitality                   Limited Service
        64.05             Hospitality                   Limited Service
          65              Multifamily                     Conventional                   7,930
          66              Self Storage                    Self Storage                   13,077
          67               Industrial                         Flex                       11,638
          68              Multifamily                     Conventional                   8,605
          69              Multifamily                      Section 42                    8,249
          70              Multifamily                     Conventional                   12,351
          71                 Retail                     Shadow Anchored                  14,048
          72                 Retail                         Anchored                     5,187
          73              Multifamily                     Conventional                   7,202
          74              Self Storage                    Self Storage                   3,927
          75              Multifamily                     Conventional                   15,299
          76                 Office                         Suburban                     9,895
          77              Multifamily                     Conventional                   5,319
          78                 Retail                         Anchored                     10,557
          79              Multifamily                     Conventional                   13,026
          80              Multifamily                     Conventional                   12,315
          81              Multifamily                     Conventional                   5,318
          82              Multifamily                     Conventional                   8,656
        82.01             Multifamily                     Conventional
        82.02             Multifamily                     Conventional
          83                 Retail                         Anchored
          84              Multifamily                     Conventional                   5,082
          85                 Office                         Suburban                     7,378
          86                 Office                         Suburban
          87                 Retail                         Anchored                     13,579
          88              Multifamily                     Conventional                   19,753
          89                 Office                           CBD                        16,867
          90              Hospitality                       Various                      13,835
        90.01             Hospitality                     Full Service
        90.02             Hospitality                   Limited Service
        90.03             Hospitality                   Limited Service
        90.04             Hospitality                   Limited Service
        90.05             Hospitality                   Limited Service
          91              Self Storage                    Self Storage                   10,875
          92               Industrial                   Warehouse/Office                 6,006
          93              Multifamily                     Conventional                   14,061
          94              Self Storage                    Self Storage                   5,252
          95                 Office                         Suburban                     6,695
          96              Multifamily                     Conventional                   7,453
          97                 Office                         Suburban                     9,490
          98              Self Storage                    Self Storage                   6,337
          99              Multifamily                     Conventional                   3,829
         100              Self Storage                    Self Storage                   4,218
         101              Multifamily                     Conventional                   9,167
         102              Self Storage                    Self Storage                   4,438
         103                 Retail                         Anchored
         104                 Retail                         Anchored
         105              Self Storage                    Self Storage                   6,421
         106                 Office                           CBD                        15,088
         107                 Retail                         Anchored
         108              Multifamily                     Conventional                   5,176
         109               Industrial                      Warehouse
         110                 Office                         Suburban                     5,731
         111              Multifamily                     Conventional                   9,869
         112                 Retail                         Anchored
         113              Self Storage                    Self Storage                   11,034
         114              Multifamily                     Conventional                   4,821
         115              Multifamily                     Conventional                   5,375
         116                 Retail                         Anchored
         117                 Retail                         Anchored
         118                 Retail                         Anchored
         119                 Retail                         Anchored                     7,583
         120                 Office                         Suburban                     6,108
         121              Self Storage                    Self Storage                   3,036
         122              Self Storage                    Self Storage                   5,500
         123              Multifamily                     Conventional                   4,062
         124                 Retail                         Anchored
         125                 Retail                         Anchored
         126              Self Storage                    Self Storage                   9,141
         127                 Retail                         Anchored
         128                 Office                         Medical                      3,379
         129                 Retail                         Anchored
         130               Mixed Use                     Office/Retail                   1,860
         131              Self Storage                    Self Storage                   6,583
         132              Multifamily                     Conventional                   1,820
         133              Self Storage                    Self Storage                   7,967
         134              Self Storage                    Self Storage                   2,757
         135              Multifamily                     Conventional                   3,319
         136                 Retail                         Anchored
         137              Multifamily                     Conventional                   3,813
         138                 Retail                         Anchored
         139               Industrial                   Warehouse/Office                 3,084
         140                 Retail                        Unanchored
         141              Self Storage                    Self Storage                   3,748
         142                 Retail                        Unanchored
         143              Multifamily                     Conventional                   3,202
         144              Self Storage                    Self Storage                   5,269
         145                 Retail                        Unanchored                    2,327
         146              Self Storage                    Self Storage                   4,211
         147              Multifamily                     Conventional                   4,118
         148              Self Storage                    Self Storage                   8,297
         149              Self Storage                    Self Storage                   3,493
         150                 Retail                        Unanchored
         151                 Retail                         Anchored

                                                  ANNUAL                      INITIAL DEPOSIT
  MORTGAGE           MONTHLY                    DEPOSIT TO                      TO CAPITAL             INITIAL           ONGOING
    LOAN            INSURANCE                   REPLACEMENT                     IMPROVEMENTS            TI/LC             TI/LC
   NUMBER             ESCROW                      RESERVES                        RESERVE               ESCROW           FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------

     1               41,457                       58,896                                              12,968,321
     2               13,119                      1,224,204
     3                                                                            425,438
    3.01
    3.02
    3.03
    3.04
    3.05
    3.06
    3.07
    3.08
    3.09
    3.10
    3.11
    3.12
    3.13
    3.14
    3.15
    3.16
     4                                                                            927,248
    4.01
    4.02
    4.03
    4.04
    4.05
    4.06
    4.07
    4.08
    4.09
    4.10
    4.11
    4.12
    4.13
    4.14
    4.15
    4.16
    4.17
    4.18
    4.19
    4.20
    4.21
    4.22
    4.23
    4.24
    4.25
    4.26
    4.27
    4.28
    4.29
    4.30
    4.31
    4.32
    4.33
    4.34
    4.35
     5                3,730                       351,090                                             1,000,000            (1)
     6
     7
     8
     9                                            58,640                           6,750                                   (1)
     10
     11
     12               8,145
     13               2,855                       44,702                                                                   (1)
     14               2,214                       44,141                          32,000               375,000             (1)
   14.01
   14.02
   14.03
   14.04
     15                                           381,669
     16               7,010                       90,238                                                                   (1)
     17                                           39,439                                                                   (1)
     18               5,724                       84,216
     19               7,240
     20
     21               5,300                       90,500                          99,750
   21.01
   21.02
   21.03
   21.04
   21.05
   21.06
   21.07
   21.08
   21.09
   21.10
   21.11
   21.12
   21.13
   21.14
   21.15
   21.16
   21.17
   21.18
   21.19
   21.20
   21.21
   21.22
   21.23
     22               4,358                       42,167                          63,694                                   (1)
     23
     24                                           166,848                         198,000
     25               3,883
     26                                           138,400                         66,825
     27              31,513                                                                           1,750,000
     28              11,855
     29               6,278
     30               2,917                       52,800
     31               3,350                       13,400
     32                                           125,632                         61,600
     33
     34               8,656                       10,368                                                                   (1)
     35               3,956                       17,052                          186,875
     36               2,996                       48,800
     37               9,744                       452,713                         72,188
     38               1,830                                                       30,938
     39                                           89,640                          14,850
     40                                                                                                                    (1)
     41               2,344                       18,860                           4,375                                   (1)
     42               9,334
     43               6,626                       336,918                          7,500
     44               7,496                       90,000                          37,500
     45               2,126                       26,500
     46               3,268                        9,057
     47                                           54,288                          74,140
     48                                           31,735                          16,563
     49               5,342                       31,125                                                                   (1)
     50                                           73,506                          33,375              2,000,000
     51               3,300                       84,000
     52               1,792                       60,268                          171,750              223,215             (1)
   52.01
   52.02
   52.03
   52.04
   52.05
     53               3,610
     54               1,948
     55                                           40,394
     56               2,610                       31,000
     57               2,803                       21,705
     58               3,023                       47,250
     59               4,630                       178,289                         13,169
     60               5,782                       224,218                         45,031
     61               5,535                       56,907                          12,500
     62               2,379
     63               5,051         1/12 of 2.5% Yearly Gross Revenues            30,344
     64               6,682                       234,486                         24,688
   64.01
   64.02
   64.03
   64.04
   64.05
     65                                           65,552
     66               3,495                       64,092                          113,125
     67               3,059
     68                                           60,512                          27,500
     69               2,316                       31,000
     70                                           63,250                          33,750
     71                                            4,008                                                                   (1)
     72               1,496                        6,971
     73                                           68,448
     74                952                        80,832                          187,500
     75               1,975                       48,000
     76                                            8,038                                               800,000             (1)
     77               1,755                       35,000                           5,250
     78                                           25,961
     79               1,873                       43,290
     80               2,293                       60,750                          86,250
     81                                           38,208                          28,050
     82               1,240                       15,500
   82.01
   82.02
     83
     84               1,353                       17,000
     85               1,204                       12,678                                                                   (1)
     86                                           22,002                          16,750
     87               1,823
     88               4,056                       46,372                          30,250
     89               2,042                       12,453                          22,500
     90               9,313                       169,491                         189,551
   90.01
   90.02
   90.03
   90.04
   90.05
     91                771                        13,428                           1,688
     92               2,941                       14,475                          56,875                                   (1)
     93                                           41,200                          49,060
     94               2,199                       29,208                          62,125
     95
     96               1,360                       14,250
     97                664                         5,319                                               125,000             (1)
     98               2,536                       11,604                          12,125
     99                                           27,360                          39,600
    100               1,012                       15,393                          18,125
    101               3,030                       25,000
    102               1,398                       12,372                          60,000
    103
    104
    105                712                        11,328                           1,625
    106                                           11,922                          16,250                                   (1)
    107                491
    108               1,054                       13,000
    109
    110                450                         5,123                                                                   (1)
    111               1,444                       37,250                           4,375
    112
    113                601                        15,768
    114                858                         9,250                           9,625
    115               1,496                       18,000
    116
    117
    118
    119               2,627                        8,639
    120                460                         7,452                          15,813                                   (1)
    121                667                        11,196                           5,375
    122                502                         9,348                           3,125
    123                                           25,600                          26,400
    124
    125
    126                528                        13,368                           6,250
    127
    128                244                         4,335                                                                   (1)
    129
    130                583                         2,327
    131                770                        11,688                          18,750
    132               1,833                       22,000
    133                635                        11,844                           5,625
    134                828                         8,165                          22,113
    135                                           20,800                          34,760
    136
    137               1,085                       15,525
    138
    139                405                        12,090                          194,375
    140
    141                979                        29,424                          41,563
    142
    143                712                        10,000
    144                499                         8,616                          16,375
    145                399                         2,843
    146               1,238                        9,936                          53,875
    147                                           15,000
    148                538                        11,064                           5,625
    149                402                        34,716                          18,750
    150
    151

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

                          ANNEX A-4
                          ---------

   MORTGAGE       LOAN
     LOAN        GROUP
    NUMBER       NUMBER                           PROPERTY NAME
-----------------------------------------------------------------------------------------

      1            1      Hyatt Center
      3            1      Abbey II Pool
     3.01                 Fletcher Parkway Medical Center
     3.02                 Upland Freeway Center
     3.03                 Aliso Viejo Commerce Center
     3.04                 Wimbledon Village
     3.05                 Airport One Office Building
     3.06                 Cityview Plaza Office Park
     3.07                 Commerce Corporate Center
     3.08                 Ming Office Park
     3.09                 Moreno Valley Commerce Center
     3.10                 Glendora Commerce Center
     3.11                 La Mirada Commerce Center
     3.12                 Abbey Center
     3.13                 Arlington II - Riverside
     3.14                 Fresno Airport (Gateway Plaza)
     3.15                 Palm Springs Airport
     3.16                 Mt. Vernon Commerce Center
      5            1      300 Four Falls Corporate Center
      6            1      Tiffany Building
      7            1      Metro Pointe at South Coast
      8            1      Eagle Ridge Mall
      9            1      One & Olney Square
      10           1      501 Second Street
      11           1      Knollwood Mall
      13           1      Britannia Business Center II
      14           1      Birtcher Phoenix Pool
    14.01                 AIG Building
    14.02                 TriWest Healthcare Complex
    14.03                 NCS Pearson Building
    14.04                 Hypercom Building
      16           1      Britannia Business Center III
      17           1      Greenery Mall
      20           1      Hamburg Village Shopping Center
      22           1      Cottonwood Corners Shopping Center
      23           1      The Shoppes at Eastchase & The Plaza at Eastchase
      25           1      Palmer Town Center
      27           1      Talavi Corporate Center
      28           1      Price Plaza Center
      31           1      One Riverfront Plaza
      33           1      Walmart - Hazard, KY
      34           1      Country Club Center
      40           1      Chloe Foods
      41           1      Warner Atrium
      42           1      Dublin Place Shopping Center
      46           1      Woodside Village Shopping Center
      48           1      Putnam Place
      49           1      Springfield Commons
      50           1      One Grumman Road West
      52           1      Virginia Office Pool
    52.01                 Wythe Building
    52.02                 Culpeper Building
    52.03                 Almond Building
    52.04                 Lee Building
    52.05                 Ratcliffe Building
      53           1      Yamato Office Center
      54           1      Colonnades West Shopping Center
      57           1      Crenshaw Business Park
      62           1      1201 Broadway
      67           1      Patrick Commerce Center
      71           1      Scripps Ranch Marketplace II
      72           1      White Stone Center
      76           1      Loudoun Center
      78           1      River Pointe Mall
      83           1      Kohl's - Wadsworth, OH
      85           1      Carmel Park II
      86           1      SCC Office Building
      87           1      Oak Grove Market
      89           1      Key Plaza
      92           1      American Equities Technology Center
      95           1      Lake Plaza East
      97           1      Kyrene Corporate Center
     103           1      Walgreens - Metairie, LA
     104           1      Kmart - West Saint Paul, MN
     106           1      34 South Broadway
     107           1      Harris Teeter - Darnestown, MD
     109           1      350 Revolutionary Drive
     110           1      445 Dolley Madison Road
     112           1      Walgreens - Mauldin, SC
     116           1      Walgreens - Houston, TX (Hillcroft Avenue)
     117           1      Walgreens - Marietta, GA
     118           1      Walgreens - North Wilkesboro, NC
     119           1      Hillcrest Plaza Shopping Center
     120           1      Dreamy Draw Office Plaza
     124           1      Walgreens - Hutchinson, KS
     125           1      CVS - Winter Haven, FL
     127           1      Walgreens - Harris County, TX
     128           1      603 Dolley Madison Road
     129           1      Walgreens - Saint Joseph, MO
     130           1      Ninth Street North
     136           1      Walgreens - Newton, KS
     138           1      Walgreens - Warrensburg, MO
     139           1      Patterson Pope Building
     140           1      Conn's - Austin, TX
     142           1      Conn's - Cedar Park, TX
     145           1      Red Banks Crossing Shopping Center
     150           1      Conn's - Hurst, TX
     151           1      Rite Aid - Wheelersburg, OH

                                      COMMERCIAL TENANT SCHEDULE

   MORTGAGE
     LOAN         GENERAL PROPERTY                                                  CUT-OFF DATE LOAN
    NUMBER              TYPE                    SPECIFIC PROPERTY TYPE                 BALANCE ($)
---------------------------------------------------------------------------------------------------------

      1                Office                             CBD                         162,500,000.00
      3               Various                           Various                       148,865,000.00
     3.01              Office                           Medical
     3.02              Retail                          Anchored
     3.03              Retail                         Unanchored
     3.04            Mixed Use                       Retail/Office
     3.05              Office                          Suburban
     3.06              Office                          Suburban
     3.07              Office                          Suburban
     3.08              Office                          Suburban
     3.09            Mixed Use                        Office/Flex
     3.10              Retail                         Unanchored
     3.11            Industrial                    Warehouse/Office
     3.12              Office                          Suburban
     3.13            Industrial                    Office/Warehouse
     3.14              Office                          Suburban
     3.15              Office                          Suburban
     3.16              Office                          Suburban
      5                Office                          Suburban                       72,000,000.00
      6              Mixed Use                     Office/Industrial                  58,400,000.00
      7                Retail                          Anchored                       57,000,000.00
      8                Retail                          Anchored                       49,895,997.26
      9                Retail                          Anchored                       43,000,000.00
      10               Office                             CBD                         42,720,000.00
      11               Retail                          Anchored                       41,911,510.06
      13               Office                          Suburban                       41,000,000.00
      14               Office                          Suburban                       40,960,000.00
    14.01              Office                          Suburban
    14.02              Office                          Suburban
    14.03              Office                          Suburban
    14.04              Office                          Suburban
      16               Office                          Suburban                       35,000,000.00
      17             Mixed Use                       Retail/Office                    35,000,000.00
      20               Retail                          Anchored                       31,780,000.00
      22               Retail                          Anchored                       28,100,000.00
      23               Retail                          Anchored                       26,300,000.00
      25               Retail                          Anchored                       25,025,000.00
      27               Office                          Suburban                       24,000,000.00
      28               Retail                          Anchored                       23,400,000.00
      31               Office                          Suburban                       20,000,000.00
      33               Retail                          Anchored                       19,715,000.00
      34               Office                          Suburban                       19,000,000.00
      40             Industrial                 Warehouse/Distribution                17,000,000.00
      41               Office                          Suburban                       16,923,339.09
      42               Retail                          Anchored                       16,920,000.00
      46               Retail                          Anchored                       16,000,000.00
      48               Retail                          Anchored                       15,900,000.00
      49               Retail                          Anchored                       15,750,000.00
      50             Industrial                          Flex                         15,500,000.00
      52               Office                          Suburban                       15,300,000.00
    52.01              Office                          Suburban
    52.02              Office                          Suburban
    52.03              Office                          Suburban
    52.04              Office                          Suburban
    52.05              Office                          Suburban
      53               Office                          Suburban                       15,300,000.00
      54               Retail                          Anchored                       14,040,000.00
      57             Industrial                          Flex                         13,000,000.00
      62               Office                             CBD                         11,971,510.16
      67             Industrial                          Flex                         11,000,000.00
      71               Retail                       Shadow Anchored                    9,200,000.00
      72               Retail                          Anchored                        9,141,105.43
      76               Office                          Suburban                        8,700,000.00
      78               Retail                          Anchored                        8,600,000.00
      83               Retail                          Anchored                        7,806,573.99
      85               Office                          Suburban                        7,500,000.00
      86               Office                          Suburban                        7,424,622.20
      87               Retail                          Anchored                        7,358,000.00
      89               Office                             CBD                          7,200,000.00
      92             Industrial                    Warehouse/Office                    6,800,000.00
      95               Office                          Suburban                        6,200,000.00
      97               Office                          Suburban                        6,160,000.00
     103               Retail                          Anchored                        5,290,000.00
     104               Retail                          Anchored                        5,194,703.42
     106               Office                             CBD                          5,000,000.00
     107               Retail                          Anchored                        4,940,000.00
     109             Industrial                        Warehouse                       4,850,000.00
     110               Office                          Suburban                        4,825,000.00
     112               Retail                          Anchored                        4,720,000.00
     116               Retail                          Anchored                        4,250,000.00
     117               Retail                          Anchored                        4,183,577.46
     118               Retail                          Anchored                        4,105,000.00
     119               Retail                          Anchored                        4,050,000.00
     120               Office                          Suburban                        4,000,000.00
     124               Retail                          Anchored                        3,462,000.00
     125               Retail                          Anchored                        3,424,000.00
     127               Retail                          Anchored                        3,388,000.00
     128               Office                           Medical                        3,375,000.00
     129               Retail                          Anchored                        3,350,000.00
     130             Mixed Use                       Office/Retail                     3,340,000.00
     136               Retail                          Anchored                        2,891,000.00
     138               Retail                          Anchored                        2,870,000.00
     139             Industrial                    Warehouse/Office                    2,675,989.41
     140               Retail                         Unanchored                       2,640,000.00
     142               Retail                         Unanchored                       2,571,000.00
     145               Retail                         Unanchored                       2,327,000.00
     150               Retail                         Unanchored                       1,444,000.00
     151               Retail                          Anchored                        1,380,000.00

   MORTGAGE
     LOAN          NUMBER OF UNITS           UNIT OF
    NUMBER             (UNITS)               MEASURE      LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

      1               1,472,460              Sq. Ft.      Mayer, Brown, Rowe & Maw LLP
      3               1,415,100              Sq. Ft.      Various
     3.01               82,024               Sq. Ft.      Grossmont Hospital Corportn DBA Sharp HospiceCare
     3.02              116,029               Sq. Ft.      Sleep Well, Inc.DBA Sit 'n Sleep
     3.03               64,536               Sq. Ft.      Lilytok Corporation DBA Sport Tavern
     3.04              123,225               Sq. Ft.      Primecare Medical Group DV DBA Desert Valley Medical Group
     3.05               88,284               Sq. Ft.
     3.06              150,263               Sq. Ft.      Ask California, Inc. DBA Ask Southern Californ, Inc.
     3.07               67,314               Sq. Ft.      Los Angeles Unifd Schol Dst DBA LAUSD
     3.08              117,827               Sq. Ft.      Processes Unlimited Internt'l
     3.09              111,060               Sq. Ft.      Michael & Jeff Leichty DBA "Fun 4 All Parties"
     3.10               70,180               Sq. Ft.      Glen Star, L.P. DBA Lazer Star
     3.11               82,011               Sq. Ft.      NL Services, Inc.
     3.12               66,448               Sq. Ft.      Switzer Inc. DBA Desert Career College
     3.13              131,263               Sq. Ft.      Boise Building Solutions Distribution
     3.14               52,050               Sq. Ft.      Univision Radio Frsn, Inc. DBA Univision - KSOL
     3.15               62,986               Sq. Ft.      Desert Medical Group, Inc.
     3.16               29,600               Sq. Ft.      Colton Unified Schl Dstrict
      5                292,575               Sq. Ft.      John Templeton Foundation
      6                367,740               Sq. Ft.      Tiffany & Company
      7                385,620               Sq. Ft.      Best Buy Co, Inc.
      8                508,976               Sq. Ft.      SEARS
      9                344,948               Sq. Ft.      SHOPRITE SUPERMARKETS, INC.
      10               207,809               Sq. Ft.      International Data Group
      11               464,402               Sq. Ft.      CUB FOODS
      13               276,210               Sq. Ft.      Nellcor (Tyco)
      14               299,220               Sq. Ft.      Various
    14.01              106,397               Sq. Ft.      AIG
    14.02              119,131               Sq. Ft.      TriWest Healthcare Alliance
    14.03               49,920               Sq. Ft.      NCS Pearson Inc.
    14.04               23,772               Sq. Ft.      Hypercom Corporation
      16               191,009               Sq. Ft.      Robert Half International
      17               219,105               Sq. Ft.      Circuit City Stores
      20               139,196               Sq. Ft.      Dawahares
      22               217,911               Sq. Ft.      Best Buy
      23               364,403               Sq. Ft.      Ross Dress for Less
      25               153,400               Sq. Ft.      Giant Food Stores
      27               152,936               Sq. Ft.      Bechtel Corporation
      28               205,818               Sq. Ft.      Best Buy
      31               130,726               Sq. Ft.      Core, Inc. and Disability RMS, Inc.
      33               209,847               Sq. Ft.      Wal-Mart
      34                68,825               Sq. Ft.      Turnberry Residential Developers
      40               267,290               Sq. Ft.      Chloe Foods, Inc.
      41               125,666               Sq. Ft.      Polycomp Admin Services
      42               265,400               Sq. Ft.      Target
      46                90,575               Sq. Ft.      Piggly Wiggly
      48               153,336               Sq. Ft.      Stop & Shop
      49               207,497               Sq. Ft.      Lowe's
      50               365,204               Sq. Ft.      Northrop Grumman
      52               223,038               Sq. Ft.      Various
    52.01               61,461               Sq. Ft.      Department of General Services
    52.02               54,832               Sq. Ft.      GSA - U.S. Department of Agriculture
    52.03               40,392               Sq. Ft.      Department of General Services
    52.04               35,001               Sq. Ft.      Department of General Services
    52.05               31,352               Sq. Ft.      Department of General Services
      53               170,522               Sq. Ft.      Radisys Corp
      54               136,000               Sq. Ft.      Marshalls
      57               197,320               Sq. Ft.      Hiatt Furniture
      62               131,874               Sq. Ft.      U.S.A. Hua Tai Group, Inc.
      67               223,590               Sq. Ft.      TCS America
      71                28,700               Sq. Ft.      Copy Club
      72                69,705               Sq. Ft.      Publix
      76                80,381               Sq. Ft.      Aurum Technology, Inc.
      78               173,076               Sq. Ft.      Kroger
      83                88,408               Sq. Ft.      Kohl's
      85                84,523               Sq. Ft.      Pulte Homes
      86               110,008               Sq. Ft.      Soft Computer Corporation
      87                97,207               Sq. Ft.      Safeway
      89                81,918               Sq. Ft.      State of Maine
      92               144,750               Sq. Ft.      RELM
      95                71,998               Sq. Ft.      RK&K
      97                48,350               Sq. Ft.      HealthCare Dimensions, Inc.
     103                13,650               Sq. Ft.      Walgreens
     104               103,500               Sq. Ft.      Kmart
     106                51,836               Sq. Ft.      AKRF, INC.
     107                43,256               Sq. Ft.      Harris Teeter
     109                74,871               Sq. Ft.      Advo, Inc.
     110                52,048               Sq. Ft.      New Horizon's
     112                14,465               Sq. Ft.      Walgreens
     116                14,820               Sq. Ft.      Walgreens
     117                14,560               Sq. Ft.      Walgreens
     118                14,560               Sq. Ft.      Walgreens
     119                57,593               Sq. Ft.      Big Lots
     120                31,051               Sq. Ft.      Realty Executives
     124                14,395               Sq. Ft.      Walgreens
     125                13,824               Sq. Ft.      CVS
     127                14,820               Sq. Ft.      Walgreens
     128                28,898               Sq. Ft.      Eagle Physicians and Associates
     129                14,573               Sq. Ft.      Walgreens
     130                23,273               Sq. Ft.      Duke University
     136                14,444               Sq. Ft.      Walgreens
     138                14,490               Sq. Ft.      Walgreens
     139                93,000               Sq. Ft.      Patterson Building Systems, Inc.
     140                24,960               Sq. Ft.      Conn's
     142                24,960               Sq. Ft.      Conn's
     145                28,433               Sq. Ft.      Mattress and Sofas Plus
     150                25,230               Sq. Ft.      Conn's
     151                10,650               Sq. Ft.      Rite Aid

   MORTGAGE          LARGEST             LARGEST
     LOAN            TENANT              TENANT
    NUMBER          % OF NRA            EXP. DATE      2ND LARGEST TENANT NAME
-----------------------------------------------------------------------------------------------------------------------------

      1              26.66%             06/30/20       Hyatt Corporation
      3              Various             Various       Various
     3.01            16.25%                MTM         The San Carlos Medical Grp
     3.02            11.40%             01/31/09       Wan Chon Industry Grp LTD. DBA L' Fashion Furniture
     3.03             8.41%             09/30/07       Aliso Foreign Cars, Inc.
     3.04            11.88%             06/30/07       IGEE LLC
     3.05
     3.06             3.91%             07/31/06       County of Orange DBA Office the County Counsel
     3.07            34.12%             08/31/12       PIA-SC Insurance Srvcs, Inc DBA formerly PIASC Inc
     3.08            20.22%             01/31/08       BFGC Archtect Plannrs, Inc.
     3.09             7.65%             11/30/07       Expert Tire & Service Cntrs
     3.10            15.60%             04/30/08       Child Site Corp. DBA Tutortime Corporation
     3.11             7.51%             01/31/09       US Micro Lab, Inc.
     3.12            11.66%             12/31/10       Southern Cal Desert Retina
     3.13            100.00%            02/28/08
     3.14            14.79%             12/31/06       Department Transportation
     3.15            89.43%             11/30/11       Wafa T. Wear & Lawrenc Nlsn
     3.16            56.43%             06/30/10       Conrad & Christina Valdez DBA Echoes of Love
      5              14.94%             10/31/15       EMC Corporation
      6              100.00%            09/30/25
      7              15.34%             01/31/17       Nordstrom Rack
      8              25.56%             02/28/16       JC Penney
      9              16.29%             01/31/18       OLNEY RETAIL REALTY CORP.
      10             48.94%             09/30/12       Time Warner
      11             27.97%             03/31/19       KOHL'S
      13             51.05%             12/31/08       Robert Half International
      14             Various             Various       Various
    14.01            100.00%            12/31/15
    14.02            53.37%             04/30/09       Wells Fargo
    14.03            100.00%            08/31/07
    14.04            100.00%            08/31/11
      16             40.24%             08/01/10       Ocular (Cooper)
      17             24.79%             02/28/14       Jo-Ann Stores, Inc.
      20             12.93%             11/30/16       Arhaus Homeworks, Inc.
      22             20.99%             02/28/16       Linens N Things
      23              8.28%             01/31/15       Linens N Things
      25             42.54%             02/28/25       AJ Wright
      27             68.38%             04/30/12       California Casualty Management
      28             22.20%             01/31/16       Babies R Us
      31             100.00%            01/31/16
      33             100.00%            04/14/24
      34             42.20%             03/31/20       Master Lease
      40             100.00%            10/31/20
      41             11.00%             06/30/08       Medpoint Management
      42             45.60%             11/30/08       Home Expo
      46             43.31%             07/31/25       ReMax
      48             39.31%             02/28/09       A.J. Wright
      49             60.41%             01/31/15       Toys R Us
      50             51.96%             04/30/08       E&F
      52             Various             Various       Various
    52.01            52.49%             06/30/15       Sentara Health Plans, Inc.
    52.02            76.32%             06/30/08       Virginia Association of Chiefs of Police
    52.03            59.23%             06/30/15       CSX Transportation, Inc.
    52.04            100.00%            06/30/15
    52.05            48.41%             06/30/15       Assistive Technology Loan Fund Authority
      53             21.05%             01/31/06       Dreamport, Inc.
      54             22.43%             11/30/08       Office Max
      57             18.79%             07/31/07       Iron Mountain Information Management
      62              8.48%          Multiple Spaces   Just Fantastic Inc.
      67             13.60%             11/30/10       AVTS
      71             17.42%             11/30/07       Washington Mutual Bank
      72             63.51%             03/31/24       Movie Gallery
      76             21.58%             07/31/11       HCI Technologies, Inc.
      78             23.57%             08/31/09       Peebles
      83             100.00%            11/01/25
      85             14.28%          Multiple Spaces   Merchandising Corporation
      86             100.00%            09/30/20
      87             54.52%             02/29/12       Baxter's Auto Parts
      89             71.23%          Multiple Spaces   Key Bank
      92             37.31%             06/30/10       Metals USA Building Products
      95             17.01%             11/30/12       Business to Business
      97             53.84%             05/31/07       Law Offices of Craig W. Penrod, P.C.
     103             100.00%            01/31/30
     104             100.00%            07/31/25
     106             11.48%             12/31/07       The New York School of Court Reporting
     107             100.00%            09/30/25
     109             100.00%            08/14/14
     110             21.60%             08/31/07       Principal Financial Group
     112             100.00%            08/31/30
     116             100.00%            03/31/30
     117             100.00%            11/30/29
     118             100.00%            10/31/30
     119             39.56%             01/31/09       Eckerd
     120             18.70%             09/30/06       Norris & benedict
     124             100.00%            08/31/27
     125             100.00%            04/21/24
     127             100.00%            2/29/2030
     128             68.78%             06/30/13       Hospice
     129             100.00%            06/30/28
     130             34.55%             08/31/06       Bali Hai
     136             100.00%            08/31/27
     138             100.00%            05/31/29
     139             100.00%            05/31/20
     140             100.00%            06/30/17
     142             100.00%            09/30/17
     145             42.31%             03/31/07       ICI Delux
     150             100.00%            09/30/19
     151             100.00%            06/15/28

   MORTGAGE      2ND LARGEST      2ND LARGEST
     LOAN          TENANT         TENANT EXP.
    NUMBER        % OF NRA            DATE        3RD LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

      1            19.85%       Multiple Spaces   Goldman Sachs
      3            Various          Various       Various
     3.01          12.17%           04/30/08      Grossmont Surgery Cntr, LLP
     3.02          11.04%           12/31/07      Kelly Paper Company DBA Kelly Papr Cmpny, a Cal crp
     3.03           8.18%           12/31/05      La Paz Service Center DBA La Paz Service Center
     3.04          11.04%           10/31/11      Wendell E. Weitstein C.M. DBA Guardian Medical Group
     3.05
     3.06           3.84%           07/31/15      American Lebanese Syrn Assc DBA ALSAC/St. Jud Chldrn's Resr
     3.07          29.32%           07/31/06      Bank of America
     3.08           8.26%           11/30/08      Ordiz Melby Architcts, Inc.
     3.09           5.82%           05/31/08      Victory Temple Deliverance
     3.10          14.25%           10/31/07      Rigoberto Ramos & Patrc Ram DBA Casa Jimenez
     3.11           6.07%           02/29/08      Lange America
     3.12           6.23%           08/31/11      Christopher S. Manes
     3.13
     3.14          10.31%           09/14/12      Tamiyasu, Smith, Hrn, & Brn
     3.15           3.28%           04/30/08      Kocen Financial Group, Inc.
     3.16          13.09%           04/30/09      Alejandro Martinez DBA Martinez Photo
      5            13.32%           05/31/10      The Judge Group
      6
      7            13.01%           01/31/12      Edwards Theatres Circuit
      8            12.02%           02/28/16      RECREATION STATION
      9             8.70%           08/31/14      US POSTAL SERVICE
      10            7.60%           06/30/06      WRNS Studio
      11           17.37%           01/31/16      T.J. MAXX
      13           33.62%           06/01/10      Anixter, Inc.
      14           Various          Various
    14.01
    14.02          46.63%           04/30/06
    14.03
    14.04
      16           13.40%       Multiple Spaces   Nellcor (Tyco)
      17            8.44%           02/28/15      Barnes & Noble Books
      20            7.54%           03/31/13      Gap/Gap Kids
      22           16.36%           01/01/14      Michaels
      23            7.68%           01/31/14      PetsMart
      25           16.62%           07/31/15      Hollywood Entertainment
      27           18.14%           08/31/14      Progressive Casualty Insurance
      28           18.12%           01/31/16      Linens N Things
      31
      33
      34           36.68%           04/30/20      Cabi Developers, LLC
      40
      41            8.09%           03/31/08      Physician's Choice
      42           35.16%           01/31/27      Anderson's TV
      46            5.91%           08/31/10      Rooms Are Us
      48           17.89%           04/30/09      SEI/Aarons
      49           15.83%           01/31/08      Best Buy
      50           42.08%           04/30/15      Acme Bus Company
      52           Various          Various       Various
    52.01          12.95%           02/05/10      J. L. Hayes & Associates, Inc.
    52.02           3.45%           12/31/07      Affinity Marketing, Inc.
    52.03          15.40%           05/31/09      Tidewater Home Mortgage Group, Inc.
    52.04
    52.05           7.90%           12/02/09      Virginia Billing Associates LLC
      53           15.91%             MTM         Ibis, LLC
      54           22.06%           05/21/17      CompUSA
      57           10.97%           07/31/06      GB Automotive
      62            4.55%           02/28/13      Young One Fashions Inc.
      67            7.33%           11/30/10      Media Owl
      71           16.72%           06/30/10      North Island Federal Credit Union
      72            5.62%           12/31/12      Sun Time
      76           18.66%           03/31/11      Concentra health Services, Inc.
      78           19.16%           01/31/09      Tractor Supply Company
      83
      85            9.78%           10/31/08      Strategic Power Systems, Inc.
      86
      87            8.50%           09/30/07      Blockbuster
      89           28.77%           10/31/08
      92           12.44%           03/31/10      RBB Melbourne
      95            9.33%           08/31/11      Chemware
      97            8.95%           06/30/08      Estension Logistics
     103
     104
     106            7.35%           01/15/15      Metro Business Partner Inc
     107
     109
     110           14.88%           07/31/06      American Home Mortgage
     112
     116
     117
     118
     119           15.90%           11/30/08      Coldwell Banker
     120            9.58%           02/28/09      Frank Development
     124
     125
     127
     128           10.70%           08/31/10      Moses Cone
     129
     130           15.02%           01/31/13      Robert C. Ekstrand
     136
     138
     139
     140
     142
     145           15.90%           05/31/06      Cici' Pizza
     150
     151

   MORTGAGE      3RD LARGEST      3RD LARGEST
     LOAN          TENANT         TENANT EXP.
    NUMBER        % OF NRA            DATE
--------------------------------------------------

      1             9.10%           04/30/20
      3            Various          Various
     3.01           9.70%           12/31/06
     3.02          10.23%           08/31/10
     3.03           7.90%           10/31/07
     3.04           5.31%           09/30/06
     3.05
     3.06           3.58%           10/31/06
     3.07          26.37%           09/30/08
     3.08           7.09%           02/28/10
     3.09           4.39%           08/31/08
     3.10           5.37%           04/30/08
     3.11           5.14%           05/31/07
     3.12           5.83%           03/31/06
     3.13
     3.14          10.28%             MTM
     3.15           3.10%           04/30/06
     3.16           9.83%           01/31/09
      5            10.63%       Multiple Spaces
      6
      7            12.16%           11/30/16
      8             8.74%           09/30/20
      9             7.94%           08/14/07
      10            7.41%       Multiple Spaces
      11           11.76%           10/31/15
      13            5.12%           08/01/08
      14
    14.01
    14.02
    14.03
    14.04
      16           13.38%           05/01/06
      17            8.23%           10/31/07
      20            6.47%           02/28/12
      22           15.60%           04/01/13
      23            5.27%           07/31/19
      25            3.67%           04/30/20
      27            8.67%           07/31/09
      28           16.47%           01/31/16
      31
      33
      34           21.12%           03/31/20
      40
      41            7.43%           01/26/10
      42            5.19%           11/21/13
      46            4.42%           09/30/10
      48           11.38%           10/31/09
      49            9.66%           01/31/15
      50            2.67%           08/31/09
      52           Various          Various
    52.01           0.68%           05/31/06
    52.02           1.79%           08/31/08
    52.03           4.15%           02/29/08
    52.04
    52.05           7.02%           04/30/10
      53            5.66%           09/30/07
      54           18.82%           04/30/17
      57            8.61%           11/30/06
      62            4.55%           02/28/13
      67            5.50%           02/28/10
      71           14.63%           08/31/10
      72            5.16%           07/31/14
      76            9.33%           01/31/16
      78           18.88%           01/31/09
      83
      85            7.84%           06/30/08
      86
      87            6.17%           09/30/07
      89
      92           10.36%           12/10/05
      95            9.13%           07/31/09
      97            8.70%           03/17/06
     103
     104
     106            6.70%           09/30/13
     107
     109
     110           13.50%           10/31/10
     112
     116
     117
     118
     119            7.71%           03/31/10
     120            9.52%           04/30/06
     124
     125
     127
     128            7.95%           01/31/09
     129
     130           10.69%           11/30/07
     136
     138
     139
     140
     142
     145           14.78%           11/30/10
     150
     151

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

               ANNEX A-5           CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)
               ---------

  MORTGAGE        LOAN
    LOAN          GROUP
   NUMBER        NUMBER                             PROPERTY NAME                                   CITY                STATE
------------------------------------------------------------------------------------------------------------------------------------

      3             1       Abbey II Pool                                                         Various                 CA
------------------------------------------------------------------------------------------------------------------------------------
    3.01                    Fletcher Parkway Medical Center                                       La Mesa                 CA
    3.02                    Upland Freeway Center                                                  Upland                 CA
    3.03                    Aliso Viejo Commerce Center                                         Aliso Viejo               CA
    3.04                    Wimbledon Village                                                   Victorville               CA
    3.05                    Airport One Office Building                                          Long Beach               CA
    3.06                    Cityview Plaza Office Park                                          Garden Grove              CA
    3.07                    Commerce Corporate Center                                             Commerce                CA
    3.08                    Ming Office Park                                                    Bakersfield               CA
    3.09                    Moreno Valley Commerce Center                                      Moreno Valley              CA
    3.10                    Glendora Commerce Center                                              Glendora                CA
    3.11                    La Mirada Commerce Center                                            La Mirada                CA
    3.12                    Abbey Center                                                        Palm Springs              CA
    3.13                    Arlington II - Riverside                                             Riverside                CA
    3.14                    Fresno Airport (Gateway Plaza)                                         Fresno                 CA
    3.15                    Palm Springs Airport                                                Palm Springs              CA
    3.16                    Mt. Vernon Commerce Center                                             Colton                 CA

      4             1       Extra Space PRISA Pool                                                Various              Various
------------------------------------------------------------------------------------------------------------------------------------
    4.01                    Extra Space PRISA - Brooklyn, NY                                      Brooklyn                NY
    4.02                    Extra Space PRISA - Alexandria, VA                                   Alexandria               VA
    4.03                    Extra Space PRISA - Hawaiian Gardens, CA                          Hawaiian Gardens            CA
    4.04                    Extra Space PRISA - Miami, FL (Coral Way)                              Miami                  FL
    4.05                    Extra Space PRISA - Hicksville, NY                                   Hicksville               NY
    4.06                    Extra Space PRISA - Los Angeles, CA (North Vine Street)             Los Angeles               CA
    4.07                    Extra Space PRISA - Santa Cruz, CA                                   Santa Cruz               CA
    4.08                    Extra Space PRISA - Fredericksburg, VA                             Fredericksburg             VA
    4.09                    Extra Space PRISA - Santa Fe, NM                                      Santa Fe                NM
    4.10                    Extra Space PRISA - Birmingham, AL                                   Birmingham               AL
    4.11                    Extra Space PRISA - Kingston, NY                                      Kingston                NY
    4.12                    Extra Space PRISA - Ridge, NY                                          Ridge                  NY
    4.13                    Extra Space PRISA - Skokie, IL                                         Skokie                 IL
    4.14                    Extra Space PRISA - Gambrills, MD                                    Gambrills                MD
    4.15                    Extra Space PRISA - Tyngsboro, MA                                    Tyngsboro                MA
    4.16                    Extra Space PRISA - Brookfield, CT                                   Brookfield               CT
    4.17                    Extra Space PRISA - Miami, FL (NW 2nd Avenue)                          Miami                  FL
    4.18                    Extra Space PRISA - Aloha, OR                                          Aloha                  OR
    4.19                    Extra Space PRISA - Belleville, MI                                   Belleville               MI
    4.20                    Extra Space PRISA - Los Angeles, CA (Fountain Avenue)               Los Angeles               CA
    4.21                    Extra Space PRISA - Dallas, TX                                         Dallas                 TX
    4.22                    Extra Space PRISA - Mount Laurel, NJ                                Mount Laurel              NJ
    4.23                    Extra Space PRISA - Spring, TX                                         Spring                 TX
    4.24                    Extra Space PRISA - Towson, MD                                         Towson                 MD
    4.25                    Extra Space PRISA - Vancouver, WA                                    Vancouver                WA
    4.26                    Extra Space PRISA - Moreno Valley, CA                              Moreno Valley              CA
    4.27                    Extra Space PRISA - Harrison, NJ                                      Harrison                NJ
    4.28                    Extra Space PRISA - Mesa, AZ                                            Mesa                  AZ
    4.29                    Extra Space PRISA - Bartlett, TN                                      Bartlett                TN
    4.30                    Extra Space PRISA - Hauppauge, NY                                    Hauppauge                NY
    4.31                    Extra Space PRISA - Willoughby, OH                                   Willoughby               OH
    4.32                    Extra Space PRISA - Mentor, OH                                         Mentor                 OH
    4.33                    Extra Space PRISA - Memphis, TN (Covington Way)                       Memphis                 TN
    4.34                    Extra Space PRISA - Amsterdam, NY                                    Amsterdam                NY
    4.35                    Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)               Memphis                 TN

   Various          1       Extra Space Self Storage Portfolio #6                                 Various              Various
------------------------------------------------------------------------------------------------------------------------------------
     35             1       Extra Space - Marina Del Ray, CA                                   Marina Del Ray             CA
     66             1       Extra Space - Chatsworth, CA                                         Chatsworth               CA
     74             1       Extra Space - Philadelphia, PA                                      Philadelphia              PA
     91             1       Extra Space - Cordova, TN                                             Cordova                 TN
     94             1       Extra Space - Long Beach, CA                                         Long Beach               CA
     98             1       Extra Space - Miami, FL                                                Miami                  FL
     102            1       Extra Space - Naples, FL                                               Naples                 FL
     105            1       Extra Space - Burke, VA                                                Burke                  VA
     113            1       Extra Space - Dallas, TX                                               Dallas                 TX
     121            1       Extra Space - Las Vegas, NV                                          Las Vegas                NV
     122            1       Extra Space - Columbus, OH (Kenny Road)                               Columbus                OH
     126            1       Extra Space - Houston, TX                                             Houston                 TX
     131            1       Extra Space - Plano, TX                                                Plano                  TX
     133            1       Extra Space - Memphis TN (Winchester Road)                            Memphis                 TN
     141            1       Extra Space - West Palm Beach, FL                                 West Palm Beach             FL
     144            1       Extra Space - Austin, TX                                               Austin                 TX
     146            1       Extra Space - North Highlands, CA                                 North Highlands             CA
     148            1       Extra Space - Memphis TN (Mount Moriah Terrace)                       Memphis                 TN
     149            1       Extra Space - Columbus, OH (Schofield Drive)                          Columbus                OH

   Various          1       Birtcher Portfolio                                                    Various                 AZ
------------------------------------------------------------------------------------------------------------------------------------
     14             1       Birtcher Phoenix Pool                                                 Phoenix                 AZ
    14.01                   AIG Building                                                          Phoenix                 AZ
    14.02                   TriWest Healthcare Complex                                            Phoenix                 AZ
    14.03                   NCS Pearson Building                                                  Phoenix                 AZ
    14.04                   Hypercom Building                                                     Phoenix                 AZ
     97             1       Kyrene Corporate Center                                                Tempe                  AZ
     120            1       Dreamy Draw Office Plaza                                              Phoenix                 AZ

     21             1       River City Renaissance Pool                                           Richmond                VA
------------------------------------------------------------------------------------------------------------------------------------
    21.01                   3501 Stuart Avenue                                                    Richmond                VA
    21.02                   3115 Monument Avenue                                                  Richmond                VA
    21.03                   2516 West Grace Street                                                Richmond                VA
    21.04                   2716 West Grace Street                                                Richmond                VA
    21.05                   2726 West Grace Street                                                Richmond                VA
    21.06                   2730 West Grace Street                                                Richmond                VA
    21.07                   2734 West Grace Street                                                Richmond                VA
    21.08                   711 North Boulevard                                                   Richmond                VA
    21.09                   801-803 North Boulevard                                               Richmond                VA
    21.10                   805 North Boulevard                                                   Richmond                VA
    21.11                   808 North Boulevard                                                   Richmond                VA
    21.12                   811 North Boulevard                                                   Richmond                VA
    21.13                   2215 Monument Avenue                                                  Richmond                VA
    21.14                   25 North Boulevard                                                    Richmond                VA
    21.15                   2810 Monument Avenue                                                  Richmond                VA
    21.16                   706 North Boulevard                                                   Richmond                VA
    21.17                   2700 West Grace Street                                                Richmond                VA
    21.18                   2233 Monument Avenue                                                  Richmond                VA
    21.19                   803 North Robinson Street                                             Richmond                VA
    21.20                   2217 Monument Avenue                                                  Richmond                VA
    21.21                   2225 Monument Avenue                                                  Richmond                VA
    21.22                   622 North Boulevard                                                   Richmond                VA
    21.23                   306 North Nansemond Street                                            Richmond                VA

     52             1       Virginia Office Pool                                                  Richmond                VA
------------------------------------------------------------------------------------------------------------------------------------
    52.01                   Wythe Building                                                        Richmond                VA
    52.02                   Culpeper Building                                                     Richmond                VA
    52.03                   Almond Building                                                       Richmond                VA
    52.04                   Lee Building                                                          Richmond                VA
    52.05                   Ratcliffe Building                                                    Richmond                VA

   Various          1       Villa Sierra/Wyndchase Apartments Portfolio                           El Paso                 TX
------------------------------------------------------------------------------------------------------------------------------------
              --------------
     80             1       Villa Sierra Apartments                                               El Paso                 TX
     111            1       Wyndchase Apartments                                                  El Paso                 TX

     64             1       Motel Pool I                                                          Various              Various
------------------------------------------------------------------------------------------------------------------------------------
    64.01                   Settle Inn - Council Bluffs, IA                                    Council Bluffs             IA
    64.02                   Settle Inn - Bellevue, NE                                             Bellevue                NE
    64.03                   Best Western Settle Inn - Omaha, NE                                    Omaha                  NE
    64.04                   Settle Inn - Lincoln, NE                                              Lincoln                 NE
    64.05                   Settle Inn - Altoona, IA                                              Altoona                 IA

     82             1       BJB - Ridge Pool                                                      Evanston                IL
------------------------------------------------------------------------------------------------------------------------------------
    82.01                   BJB - 2129-2135 Ridge                                                 Evanston                IL
    82.02                   BJB - 2121 Ridge                                                      Evanston                IL

     90             1       Motel Pool II                                                         Various              Various
------------------------------------------------------------------------------------------------------------------------------------
    90.01                   Best Western - Grand Forks, ND                                      Grand Forks               ND
    90.02                   Best Western - Lincoln, NE                                            Lincoln                 NE
    90.03                   Settle Inn - Grand Forks, ND                                        Grand Forks               ND
    90.04                   Settle Inn - Kaukauna, WI                                             Kaukauna                WI
    90.05                   Super 8 - Seward, NE                                                   Seward                 NE

                                                                                               % OF      ORIGINAL
                                                                                            AGGREGATE    TERM TO
  MORTGAGE                                                     ORIGINAL     CUT-OFF DATE     CUT-OFF     MATURITY
    LOAN            CROSS COLLATERALIZED AND CROSS               LOAN           LOAN           DATE       OR ARD
   NUMBER                DEFAULTED LOAN FLAG                 BALANCE ($)     BALANCE ($)     BALANCE      (MOS.)
-------------------------------------------------------------------------------------------------------------------

      3                                                     148,865,000.00 148,865,000.00     5.81%        120
-------------------------------------------------------------------------------------------------------------------
    3.01                                                    17,325,000.00
    3.02                                                    15,675,000.00
    3.03                                                    15,150,000.00
    3.04                                                    13,575,000.00
    3.05                                                    12,282,500.00
    3.06                                                    12,000,000.00
    3.07                                                    10,125,000.00
    3.08                                                     9,600,000.00
    3.09                                                     7,987,500.00
    3.10                                                     7,770,000.00
    3.11                                                     7,312,500.00
    3.12                                                     5,962,500.00
    3.13                                                     5,662,500.00
    3.14                                                     3,525,000.00
    3.15                                                     3,112,500.00
    3.16                                                     1,800,000.00

      4                                                     145,000,000.00 145,000,000.00     5.66%         84
-------------------------------------------------------------------------------------------------------------------
    4.01                                                    12,709,204.00
    4.02                                                    10,464,339.00
    4.03                                                     9,239,863.00
    4.04                                                     7,425,942.00
    4.05                                                     6,856,837.00
    4.06                                                     6,641,102.00
    4.07                                                     5,917,259.00
    4.08                                                     5,341,072.00
    4.09                                                     5,261,170.00
    4.10                                                     4,884,407.00
    4.11                                                     4,647,884.00
    4.12                                                     4,507,660.00
    4.13                                                     4,346,838.00
    4.14                                                     4,327,957.00
    4.15                                                     3,892,776.00
    4.16                                                     3,885,450.00
    4.17                                                     3,637,121.00
    4.18                                                     3,572,843.00
    4.19                                                     3,563,872.00
    4.20                                                     3,502,582.00
    4.21                                                     3,389,363.00
    4.22                                                     3,099,924.00
    4.23                                                     2,964,797.00
    4.24                                                     2,759,044.00
    4.25                                                     2,701,296.00
    4.26                                                     2,554,983.00
    4.27                                                     2,502,073.00
    4.28                                                     2,201,648.00
    4.29                                                     1,776,173.00
    4.30                                                     1,759,398.00
    4.31                                                     1,083,548.00
    4.32                                                     1,027,484.00
    4.33                                                      935,385.00
    4.34                                                      863,581.00
    4.35                                                      755,125.00

   Various      Extra Space Self Storage Portfolio #6       101,000,000.00 101,000,000.00     3.94%        120
-------------------------------------------------------------------------------------------------------------------
     35         Extra Space Self Storage Portfolio #6       18,400,000.00   18,400,000.00     0.72%        120
     66         Extra Space Self Storage Portfolio #6       11,200,000.00   11,200,000.00     0.44%        120
     74         Extra Space Self Storage Portfolio #6        9,000,000.00   9,000,000.00      0.35%        120
     91         Extra Space Self Storage Portfolio #6        6,900,000.00   6,900,000.00      0.27%        120
     94         Extra Space Self Storage Portfolio #6        6,200,000.00   6,200,000.00      0.24%        120
     98         Extra Space Self Storage Portfolio #6        6,100,000.00   6,100,000.00      0.24%        120
     102        Extra Space Self Storage Portfolio #6        5,400,000.00   5,400,000.00      0.21%        120
     105        Extra Space Self Storage Portfolio #6        5,100,000.00   5,100,000.00      0.20%        120
     113        Extra Space Self Storage Portfolio #6        4,400,000.00   4,400,000.00      0.17%        120
     121        Extra Space Self Storage Portfolio #6        3,900,000.00   3,900,000.00      0.15%        120
     122        Extra Space Self Storage Portfolio #6        3,800,000.00   3,800,000.00      0.15%        120
     126        Extra Space Self Storage Portfolio #6        3,400,000.00   3,400,000.00      0.13%        120
     131        Extra Space Self Storage Portfolio #6        3,300,000.00   3,300,000.00      0.13%        120
     133        Extra Space Self Storage Portfolio #6        3,100,000.00   3,100,000.00      0.12%        120
     141        Extra Space Self Storage Portfolio #6        2,600,000.00   2,600,000.00      0.10%        120
     144        Extra Space Self Storage Portfolio #6        2,400,000.00   2,400,000.00      0.09%        120
     146        Extra Space Self Storage Portfolio #6        2,200,000.00   2,200,000.00      0.09%        120
     148        Extra Space Self Storage Portfolio #6        2,100,000.00   2,100,000.00      0.08%        120
     149        Extra Space Self Storage Portfolio #6        1,500,000.00   1,500,000.00      0.06%        120

   Various                Birtcher Portfolio                51,120,000.00   51,120,000.00     1.99%        120
-------------------------------------------------------------------------------------------------------------------
     14                   Birtcher Portfolio                40,960,000.00   40,960,000.00     1.60%        120
    14.01                                                   16,700,000.00
    14.02                                                   15,520,000.00
    14.03                                                    6,050,000.00
    14.04                                                    2,690,000.00
     97                   Birtcher Portfolio                 6,160,000.00   6,160,000.00      0.24%        120
     120                  Birtcher Portfolio                 4,000,000.00   4,000,000.00      0.16%        120

     21                                                     30,350,000.00   30,285,631.73     1.18%        120
-------------------------------------------------------------------------------------------------------------------
    21.01
    21.02
    21.03
    21.04
    21.05
    21.06
    21.07
    21.08
    21.09
    21.10
    21.11
    21.12
    21.13
    21.14
    21.15
    21.16
    21.17
    21.18
    21.19
    21.20
    21.21
    21.22
    21.23

     52                                                     15,300,000.00   15,300,000.00     0.60%        120
-------------------------------------------------------------------------------------------------------------------
    52.01
    52.02
    52.03
    52.04
    52.05

   Various    Villa Sierra/Wyndchase Apartments Portfolio   12,800,000.00   12,800,000.00     0.50%        120
-------------------------------------------------------------------------------------------------------------------
     80       Villa Sierra/Wyndchase Apartments Portfolio    8,000,000.00   8,000,000.00      0.31%        120
     111      Villa Sierra/Wyndchase Apartments Portfolio    4,800,000.00   4,800,000.00      0.19%        120

     64                                                     11,345,000.00   11,345,000.00     0.44%        120
-------------------------------------------------------------------------------------------------------------------
    64.01                                                    3,199,872.00
    64.02                                                    2,210,820.00
    64.03                                                    2,094,462.00
    64.04                                                    2,036,282.00
    64.05                                                    1,803,564.00

     82                                                      7,812,000.00   7,812,000.00      0.30%        120
-------------------------------------------------------------------------------------------------------------------
    82.01
    82.02

     90                                                      7,155,000.00   7,155,000.00      0.28%        120
-------------------------------------------------------------------------------------------------------------------
    90.01                                                    2,224,664.00
    90.02                                                    1,803,782.00
    90.03                                                    1,142,395.00
    90.04                                                    1,082,269.00
    90.05                                                     901,890.00

                REMAINING
                 TERM TO                    ORIGINAL    REMAINING                     MATURITY DATE
  MORTGAGE      MATURITY      REMAINING      AMORT        AMORT         MONTHLY          OR ARD
    LOAN         OR ARD       IO PERIOD       TERM        TERM            P&I            BALLOON        APPRAISED
   NUMBER        (MOS.)         (MOS.)       (MOS.)      (MOS.)      PAYMENTS ($)      BALANCE ($)      VALUE ($)
---------------------------------------------------------------------------------------------------------------------

      3            118            58          360          360        816,514.54     137,680,563.51   200,050,000.00
---------------------------------------------------------------------------------------------------------------------

    3.01                                                                                              23,100,000.00
    3.02                                                                                              20,900,000.00
    3.03                                                                                              20,200,000.00
    3.04                                                                                              18,100,000.00
    3.05                                                                                              17,200,000.00
    3.06                                                                                              16,000,000.00
    3.07                                                                                              13,500,000.00
    3.08                                                                                              12,800,000.00
    3.09                                                                                              10,650,000.00
    3.10                                                                                              11,100,000.00
    3.11                                                                                               9,750,000.00
    3.12                                                                                               7,950,000.00
    3.13                                                                                               7,550,000.00
    3.14                                                                                               4,700,000.00
    3.15                                                                                               4,150,000.00
    3.16                                                                                               2,400,000.00

      4            80             80           IO          IO             IO         145,000,000.00   240,120,000.00
---------------------------------------------------------------------------------------------------------------------
    4.01                                                                                              22,500,000.00
    4.02                                                                                              17,380,000.00
    4.03                                                                                              15,020,000.00
    4.04                                                                                              11,150,000.00
    4.05                                                                                              11,370,000.00
    4.06                                                                                              10,300,000.00
    4.07                                                                                              11,000,000.00
    4.08                                                                                               8,300,000.00
    4.09                                                                                               8,800,000.00
    4.10                                                                                               8,100,000.00
    4.11                                                                                               7,600,000.00
    4.12                                                                                               7,500,000.00
    4.13                                                                                               5,500,000.00
    4.14                                                                                               7,480,000.00
    4.15                                                                                               6,180,000.00
    4.16                                                                                               6,600,000.00
    4.17                                                                                               6,200,000.00
    4.18                                                                                               5,980,000.00
    4.19                                                                                               5,150,000.00
    4.20                                                                                               6,390,000.00
    4.21                                                                                               4,450,000.00
    4.22                                                                                               4,850,000.00
    4.23                                                                                               3,970,000.00
    4.24                                                                                               5,550,000.00
    4.25                                                                                               4,640,000.00
    4.26                                                                                               4,560,000.00
    4.27                                                                                               4,300,000.00
    4.28                                                                                               3,850,000.00
    4.29                                                                                               2,950,000.00
    4.30                                                                                               3,300,000.00
    4.31                                                                                               1,800,000.00
    4.32                                                                                               2,500,000.00
    4.33                                                                                               2,000,000.00
    4.34                                                                                               1,300,000.00
    4.35                                                                                               1,600,000.00

   Various         116            56          360          360        559,917.25      93,542,881.82   131,970,000.00
---------------------------------------------------------------------------------------------------------------------
     35            116            56          360          360        102,004.73      17,041,475.51   24,000,000.00
     66            116            56          360          360         62,089.83      10,373,072.04   13,950,000.00
     74            116            56          360          360         49,893.62      8,335,504.32    11,680,000.00
     91            116            56          360          360         38,251.77      6,390,553.31     8,900,000.00
     94            116            56          360          360         34,371.16      5,742,236.31     8,000,000.00
     98            116            56          360          360         33,816.78      5,649,619.59     7,900,000.00
     102           116            56          360          360         29,936.17      5,001,302.59     7,000,000.00
     105           116            56          360          360         28,273.05      4,723,452.45     6,700,000.00
     113           116            56          360          360         24,392.43      4,075,135.45     5,750,000.00
     121           116            56          360          360         21,620.57      3,612,051.87     5,100,000.00
     122           116            56          360          360         21,066.19      3,519,435.16     4,900,000.00
     126           116            56          360          360         18,848.70      3,148,968.30     4,410,000.00
     131           116            56          360          360         18,294.33      3,056,351.59     4,340,000.00
     133           116            56          360          360         17,185.58      2,871,118.15     4,000,000.00
     141           116            56          360          360         14,413.71      2,408,034.58     3,350,000.00
     144           116            56          360          360         13,304.96      2,222,801.15     3,160,000.00
     146           116            56          360          360         12,196.22      2,037,567.72     3,380,000.00
     148           116            56          360          360         11,641.84      1,944,951.01     2,850,000.00
     149           116            56          360          360         8,315.60       1,389,250.72     2,600,000.00

   Various         118            58          360          360        292,502.85      47,539,186.56   64,300,000.00
---------------------------------------------------------------------------------------------------------------------
     14            118            58          360          360        234,368.48      38,090,866.23   51,200,000.00
    14.01                                                                                             20,400,000.00
    14.02                                                                                             19,400,000.00
    14.03                                                                                              7,600,000.00
    14.04                                                                                              3,800,000.00
     97            118            58          360          360         35,246.82      5,728,509.18     8,100,000.00
     120           118            58          360          360         22,887.55      3,719,811.15     5,000,000.00

     21            118                        360          358        168,912.11      25,208,122.04   39,500,000.00
---------------------------------------------------------------------------------------------------------------------
    21.01
    21.02
    21.03
    21.04
    21.05
    21.06
    21.07
    21.08
    21.09
    21.10
    21.11
    21.12
    21.13
    21.14
    21.15
    21.16
    21.17
    21.18
    21.19
    21.20
    21.21
    21.22
    21.23

     52            119            59          360          360         85,437.30      14,183,147.20   22,200,000.00
---------------------------------------------------------------------------------------------------------------------
    52.01
    52.02
    52.03
    52.04
    52.05

   Various         119            29          360          360         70,523.60      11,266,512.77   16,000,000.00
---------------------------------------------------------------------------------------------------------------------
     80            119            29          360          360         44,077.25      7,041,570.48    10,000,000.00
     111           119            29          360          360         26,446.35      4,224,942.29     6,000,000.00

     64            120                        240          240         80,691.16      7,411,079.56    19,500,000.00
---------------------------------------------------------------------------------------------------------------------
    64.01                                                                                              5,500,000.00
    64.02                                                                                              3,800,000.00
    64.03                                                                                              3,600,000.00
    64.04                                                                                              3,500,000.00
    64.05                                                                                              3,100,000.00

     82            118            58          360          360         41,888.78      7,203,494.38     9,765,000.00
---------------------------------------------------------------------------------------------------------------------
    82.01                                                                                              4,925,000.00
    82.02                                                                                              4,840,000.00

     90            120                        240          240         50,889.84      4,673,977.65    11,900,000.00
---------------------------------------------------------------------------------------------------------------------
    90.01                                                                                              3,700,000.00
    90.02                                                                                              3,000,000.00
    90.03                                                                                              1,900,000.00
    90.04                                                                                              1,800,000.00
    90.05                                                                                              1,500,000.00

                                                                                   CUT-OFF
  MORTGAGE                  CUT-OFF     LTV RATIO                                 DATE LOAN
    LOAN                   DATE LTV    AT MATURITY    NUMBER OF      UNIT OF       AMOUNT           UW NET
   NUMBER      DSCR (X)      RATIO       OR ARD     UNITS (UNITS)    MEASURE   PER (UNIT) ($)   CASH FLOW ($)
-----------------------------------------------------------------------------------------------------------------

      3          1.29       74.41%       68.82%       1,415,100      Sq. Ft.       105.20       12,650,196.00
-----------------------------------------------------------------------------------------------------------------
    3.01                                                82,024       Sq. Ft.                     1,566,793.00
    3.02                                               116,029       Sq. Ft.                     1,299,722.00
    3.03                                                64,536       Sq. Ft.                     1,465,093.00
    3.04                                               123,225       Sq. Ft.                     1,356,930.00
    3.05                                                88,284       Sq. Ft.                     -247,172.00
    3.06                                               150,263       Sq. Ft.                     1,466,566.00
    3.07                                                67,314       Sq. Ft.                     1,076,111.00
    3.08                                               117,827       Sq. Ft.                     1,025,852.00
    3.09                                               111,060       Sq. Ft.                      762,310.00
    3.10                                                70,180       Sq. Ft.                      441,166.00
    3.11                                                82,011       Sq. Ft.                      672,055.00
    3.12                                                66,448       Sq. Ft.                      577,083.00
    3.13                                               131,263       Sq. Ft.                      505,602.00
    3.14                                                52,050       Sq. Ft.                      247,604.00
    3.15                                                62,986       Sq. Ft.                      280,598.00
    3.16                                                29,600       Sq. Ft.                      153,883.00

      4          2.09       60.39%       60.39%       2,367,932      Sq. Ft.        61.23       15,057,846.06
-----------------------------------------------------------------------------------------------------------------
    4.01                                               111,658       Sq. Ft.                     1,496,696.42
    4.02                                                68,465       Sq. Ft.                     1,138,667.71
    4.03                                               135,233       Sq. Ft.                      947,802.25
    4.04                                                75,389       Sq. Ft.                      735,232.79
    4.05                                                81,985       Sq. Ft.                      756,175.99
    4.06                                                46,776       Sq. Ft.                      675,446.31
    4.07                                                66,571       Sq. Ft.                      679,380.59
    4.08                                                71,775       Sq. Ft.                      546,232.38
    4.09                                                83,773       Sq. Ft.                      580,648.19
    4.10                                                60,775       Sq. Ft.                      527,872.15
    4.11                                                78,900       Sq. Ft.                      494,176.16
    4.12                                                71,200       Sq. Ft.                      483,998.73
    4.13                                                60,522       Sq. Ft.                      350,682.16
    4.14                                                55,975       Sq. Ft.                      270,923.70
    4.15                                                79,200       Sq. Ft.                      404,825.56
    4.16                                                79,665       Sq. Ft.                      439,880.30
    4.17                                                80,707       Sq. Ft.                      400,000.44
    4.18                                                71,310       Sq. Ft.                      397,780.33
    4.19                                                85,550       Sq. Ft.                      280,410.59
    4.20                                                31,069       Sq. Ft.                      363,351.94
    4.21                                                75,316       Sq. Ft.                      276,854.77
    4.22                                                46,340       Sq. Ft.                      327,056.78
    4.23                                                70,340       Sq. Ft.                      269,333.36
    4.24                                                82,875       Sq. Ft.                      277,905.00
    4.25                                                62,730       Sq. Ft.                      313,945.27
    4.26                                                44,736       Sq. Ft.                      270,923.00
    4.27                                                29,866       Sq. Ft.                      298,089.06
    4.28                                                79,558       Sq. Ft.                      237,785.84
    4.29                                                69,745       Sq. Ft.                      159,491.05
    4.30                                                57,030       Sq. Ft.                      193,402.25
    4.31                                                46,800       Sq. Ft.                      86,102.27
    4.32                                                75,800       Sq. Ft.                      102,888.68
    4.33                                                65,454       Sq. Ft.                      92,900.30
    4.34                                                27,900       Sq. Ft.                      83,090.35
    4.35                                                36,944       Sq. Ft.                      97,893.39

   Various       1.25       76.53%       70.88%       1,428,594      Sq. Ft.        70.70        8,411,297.39
-----------------------------------------------------------------------------------------------------------------
     35          1.32       76.67%       71.01%        113,706       Sq. Ft.       161.82        1,617,985.40
     66          1.20       80.29%       74.36%        103,213       Sq. Ft.       108.51         891,689.00
     74          1.20       77.05%       71.37%        104,472       Sq. Ft.        86.15         715,553.00
     91          1.20       77.53%       71.80%         89,315       Sq. Ft.        77.25         550,687.00
     94          1.20       77.50%       71.78%         68,355       Sq. Ft.        90.70         495,631.05
     98          1.33       77.22%       71.51%         77,346       Sq. Ft.        78.87         538,564.66
     102         1.34       77.14%       71.45%         81,640       Sq. Ft.        66.14         480,662.73
     105         1.24       76.12%       70.50%         75,525       Sq. Ft.        67.53         421,833.50
     113         1.27       76.52%       70.87%         65,500       Sq. Ft.        67.18         371,287.93
     121         1.30       76.47%       70.82%         74,625       Sq. Ft.        52.26         337,775.74
     122         1.21       77.55%       71.83%         62,308       Sq. Ft.        60.99         305,262.75
     126         1.23       77.10%       71.41%         56,965       Sq. Ft.        59.69         278,050.39
     131         1.21       76.04%       70.42%         77,900       Sq. Ft.        42.36         266,474.03
     133         1.21       77.50%       71.78%         78,724       Sq. Ft.        39.38         249,398.71
     141         1.20       77.61%       71.88%         51,755       Sq. Ft.        50.24         208,025.00
     144         1.28       75.95%       70.34%         57,450       Sq. Ft.        41.78         205,084.13
     146         1.29       65.09%       60.28%         66,250       Sq. Ft.        33.21         189,441.37
     148         1.20       73.68%       68.24%         73,770       Sq. Ft.        28.47         167,768.00
     149         1.20       57.69%       53.43%         49,775       Sq. Ft.        30.14         120,123.00

   Various       1.24       79.50%       73.93%        378,621       Sq. Ft.       135.02        4,365,559.00
-----------------------------------------------------------------------------------------------------------------
     14          1.25       80.00%       74.40%        299,220       Sq. Ft.       136.89        3,506,977.00
    14.01                                              106,397       Sq. Ft.                     1,461,065.00
    14.02                                              119,131       Sq. Ft.                     1,342,244.00
    14.03                                               49,920       Sq. Ft.                      488,338.00
    14.04                                               23,772       Sq. Ft.                      215,330.00
     97          1.21       76.05%       70.72%         48,350       Sq. Ft.       127.40         509,834.00
     120         1.27       80.00%       74.40%         31,051       Sq. Ft.       128.82         348,748.00

     21          1.20       76.67%       63.82%          362          Units       83,661.97      2,434,053.00
-----------------------------------------------------------------------------------------------------------------
    21.01                                                155          Units
    21.02                                                 33          Units
    21.03                                                 12          Units
    21.04                                                 12          Units
    21.05                                                 12          Units
    21.06                                                 12          Units
    21.07                                                 12          Units
    21.08                                                 12          Units
    21.09                                                 12          Units
    21.10                                                 12          Units
    21.11                                                 12          Units
    21.12                                                 12          Units
    21.13                                                 9           Units
    21.14                                                 9           Units
    21.15                                                 6           Units
    21.16                                                 6           Units
    21.17                                                 5           Units
    21.18                                                 4           Units
    21.19                                                 4           Units
    21.20                                                 3           Units
    21.21                                                 3           Units
    21.22                                                 3           Units
    21.23                                                 2           Units

     52          1.25       68.92%       63.89%        223,038       Sq. Ft.        68.60        1,280,692.00
-----------------------------------------------------------------------------------------------------------------
    52.01                                               61,461       Sq. Ft.
    52.02                                               54,832       Sq. Ft.
    52.03                                               40,392       Sq. Ft.
    52.04                                               35,001       Sq. Ft.
    52.05                                               31,352       Sq. Ft.

   Various       1.37       80.00%       70.42%          393          Units       32,569.97      1,162,864.00
-----------------------------------------------------------------------------------------------------------------
     80          1.32       80.00%       70.42%          243          Units       32,921.81       696,394.00
     111         1.47       80.00%       70.42%          150          Units       32,000.00       466,470.00

     64          1.75       58.18%       38.01%          381          Rooms       29,776.90      1,696,511.00
-----------------------------------------------------------------------------------------------------------------
    64.01                                                100          Rooms                       502,096.63
    64.02                                                 70          Rooms                       380,381.61
    64.03                                                 74          Rooms                       272,160.70
    64.04                                                 70          Rooms                       259,701.40
    64.05                                                 67          Rooms                       282,170.30

     82          1.32       80.00%       73.77%           62          Units      126,000.00       661,474.00
-----------------------------------------------------------------------------------------------------------------
    82.01                                                 31          Units                       331,674.00
    82.02                                                 31          Units                       329,800.00

     90          1.69       60.13%       39.28%          344          Rooms       20,799.42      1,032,412.31
-----------------------------------------------------------------------------------------------------------------
    90.01                                                101          Rooms                       378,359.72
    90.02                                                 64          Rooms                       254,706.51
    90.03                                                 88          Rooms                       120,458.24
    90.04                                                 46          Rooms                       149,688.71
    90.05                                                 45          Rooms                       129,199.13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

ANNEX A-6                     DEBT SERVICE PAYMENT SCHEDULE FOR TIFFANY BUILDING
---------

    LOAN PAY PERIOD             DEBT SERVICE ($)                  LOAN PAY PERIOD             DEBT SERVICE ($)
-------------------------     --------------------------      -------------------------     --------------------------

           1                           268,039.78                        61                          326,798.77
           2                           259,393.33                        62                          326,798.77
           3                           268,039.78                        63                          326,798.77
           4                           268,039.78                        64                          326,798.77
           5                           242,100.44                        65                          326,798.77
           6                           268,039.78                        66                          326,798.77
           7                           259,393.33                        67                          326,798.77
           8                           268,039.78                        68                          326,798.77
           9                           259,393.33                        69                          326,798.77
           10                          268,039.78                        70                          326,798.77
           11                          268,039.78                        71                          326,798.77
           12                          259,393.33                        72                          326,798.77
           13                          268,039.78                        73                          326,798.77
           14                          259,393.33                        74                          326,798.77
           15                          268,039.78                        75                          326,798.77
           16                          268,039.78                        76                          326,798.77
           17                          242,100.44                        77                          326,798.77
           18                          268,039.78                        78                          326,798.77
           19                          259,393.33                        79                          326,798.77
           20                          268,039.78                        80                          326,798.77
           21                          259,393.33                        81                          326,798.77
           22                          268,039.78                        82                          326,798.77
           23                          268,039.78                        83                          326,798.77
           24                          259,393.33                        84                          326,798.77
           25                          268,039.78                        85                          326,798.77
           26                          259,393.33                        86                          326,798.77
           27                          268,039.78                        87                          326,798.77
           28                          268,039.78                        88                          326,798.77
           29                          250,746.89                        89                          326,798.77
           30                          268,039.78                        90                          326,798.77
           31                          259,393.33                        91                          326,798.77
           32                          268,039.78                        92                          326,798.77
           33                          259,393.33                        93                          326,798.77
           34                          268,039.78                        94                          326,798.77
           35                          268,039.78                        95                          326,798.77
           36                          259,393.33                        96                          326,798.77
           37                          268,039.78                        97                          326,798.77
           38                          259,393.33                        98                          326,798.77
           39                          268,039.78                        99                          326,798.77
           40                          268,039.78                       100                          326,798.77
           41                          242,100.44                       101                          326,798.77
           42                          268,039.78                       102                          326,798.77
           43                          259,393.33                       103                          326,798.77
           44                          268,039.78                       104                          326,798.77
           45                          259,393.33                       105                          326,798.77
           46                          268,039.78                       106                          326,798.77
           47                          268,039.78                       107                          326,798.77
           48                          259,393.33                       108                          326,798.77
           49                          268,039.78                       109                          326,798.77
           50                          259,393.33                       110                          326,798.77
           51                          268,039.78                       111                          326,798.77
           52                          268,039.78                       112                          326,798.77
           53                          242,100.44                       113                          326,798.77
           54                          268,039.78                       114                          326,798.77
           55                          259,393.33                       115                          326,798.77
           56                          268,039.78                       116                          326,798.77
           57                          259,393.33                       117                          326,798.77
           58                          268,039.78                       118                          326,798.77
           59                          268,039.78                       119                          326,798.77
           60                          259,393.33                       120                       54,352,942.11

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                           Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(S)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation Detail                                    6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables     8-16
                                 Mortgage Loan Detail                                          17
                                 Principal Prepayment Detail                                   18
                                 Historical Detail                                             19
                                 Delinquency Loan Detail                                       20
                                 Specially Serviced Loan Detail                               21-22
                                 Modified Loan Detail                                          23
                                 Liquidated Loan Detail                                        24
                                 Bond / Collateral Realized Loss Reconciliation                25
                                 ===================================================================

                     ISSUER                                       MASTER SERVICER                         SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association        CWCapital Asset Management LLC.
301 South College Street                          8739 Research Drive                        5000 Birch Street EW
Charlotte, NC 28288-1016                          URP 4, NC1075                              Suite 150
                                                  Charlotte, NC 28262                        Newport Beach, CA 92660

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Tom Nolan
Phone Number: (704) 593-7822                      Phone Number: (704) 593-7878               Phone Number: (949) 271-8699
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 25

                                                                 B-1

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-2FL                  0.000000%          0.00         0.00          0.00            0.00           0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-PB                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-1A                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-M                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-J                    0.000000%          0.00         0.00          0.00            0.00           0.00
B                      0.000000%          0.00         0.00          0.00            0.00           0.00
C                      0.000000%          0.00         0.00          0.00            0.00           0.00
D                      0.000000%          0.00         0.00          0.00            0.00           0.00
E                      0.000000%          0.00         0.00          0.00            0.00           0.00
F                      0.000000%          0.00         0.00          0.00            0.00           0.00
G                      0.000000%          0.00         0.00          0.00            0.00           0.00
H                      0.000000%          0.00         0.00          0.00            0.00           0.00
J                      0.000000%          0.00         0.00          0.00            0.00           0.00
K                      0.000000%          0.00         0.00          0.00            0.00           0.00
L                      0.000000%          0.00         0.00          0.00            0.00           0.00
M                      0.000000%          0.00         0.00          0.00            0.00           0.00
N                      0.000000%          0.00         0.00          0.00            0.00           0.00
O                      0.000000%          0.00         0.00          0.00            0.00           0.00
P                      0.000000%          0.00         0.00          0.00            0.00           0.00
R-I                    0.000000%          0.00         0.00          0.00            0.00           0.00
R-II                   0.000000%          0.00         0.00          0.00            0.00           0.00
Z                      0.000000%          0.00         0.00          0.00            0.00           0.00
==============================================================================================================
Totals                                    0.00         0.00          0.00            0.00           0.00
==============================================================================================================

==================================================================
         Realized Loss/                                 Current
        Additional Trust      Total        Ending    Subordination
Class    Fund Expenses     Distribution    Balance      Level(1)
==================================================================
A-1           0.00             0.00         0.00          0.00
A-2FL         0.00             0.00         0.00          0.00
A-3           0.00             0.00         0.00          0.00
A-PB          0.00             0.00         0.00          0.00
A-4           0.00             0.00         0.00          0.00
A-1A          0.00             0.00         0.00          0.00
A-M           0.00             0.00         0.00          0.00
A-J           0.00             0.00         0.00          0.00
B             0.00             0.00         0.00          0.00
C             0.00             0.00         0.00          0.00
D             0.00             0.00         0.00          0.00
E             0.00             0.00         0.00          0.00
F             0.00             0.00         0.00          0.00
G             0.00             0.00         0.00          0.00
H             0.00             0.00         0.00          0.00
J             0.00             0.00         0.00          0.00
K             0.00             0.00         0.00          0.00
L             0.00             0.00         0.00          0.00
M             0.00             0.00         0.00          0.00
N             0.00             0.00         0.00          0.00
O             0.00             0.00         0.00          0.00
P             0.00             0.00         0.00          0.00
R-I           0.00             0.00         0.00          0.00
R-II          0.00             0.00         0.00          0.00
Z             0.00             0.00         0.00          0.00
==================================================================
Totals        0.00             0.00         0.00          0.00
==================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================
X-P                     0.000000         0.00        0.00             0.00           0.00         0.00        0.00
X-C                     0.000000         0.00        0.00             0.00           0.00         0.00        0.00
=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 25

                                                                 B-2

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                   Realized Loss/
                  Beginning       Principal        Interest        Prepayment     Additional Trust     Ending
Class   CUSIP      Balance      Distribution     Distribution       Premium        Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2FL             0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-PB              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1A              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-M               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-J               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-I               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-II              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Z                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional        Interest     Prepayment      Notional
Class    CUSIP       Amount       Distribution     Premium        Amount
============================================================================
X-P                0.00000000      0.00000000    0.00000000     0.00000000
X-C                0.00000000      0.00000000    0.00000000     0.00000000
============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 25

                                                                 B-3

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                 SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Servicing Fees on Delinquent Payments              0.00
Reimbursements for Interest on P & I           0.00            Less Reductions to Servicing Fees                       0.00
Advances paid from general collections                         Plus Servicing Fees on Delinquent Payments Received     0.00
Reimbursements for Interest on Servicing       0.00            Plus Adjustments for Prior Servicing Calculation        0.00
Advances paid from general collections                         Total Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
         Accrued       Uncovered                          Certificate         Unpaid       Optimal Interest  Interest
       Certificate     Prepayment     Indemnification   Deferred Interest    Interest        Distribution    Shortfall    Interest
Class    Interest  Interest Shortfall     Expenses           Amount       Shortfall Amount      Amount        Amount    Distribution
====================================================================================================================================
A-1
A-2FL
A-3
A-PB
A-4
A-1A
X-P
X-C
A-M
A-J
B
C
D
E
F
G
H
J
K
L
M
N
O
P
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 25

                                                                 B-4

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                                     0.00          Additional Trust Fund Expenses/(Gains)          0.00
                                                                                     Fees Paid to Special Servicer              0.00
                                                                                     Interest on Advances                       0.00
                                                                                     Other Expenses of Trust                    0.00
Aggregate Number of Outstanding Loans                                0
Aggregate Unpaid Principal Balance of Loans                       0.00          Appraisal Reduction Amount
Aggregate Stated Principal Balance of Loans                       0.00          ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                 Loan     Reduction        ASER         App. Red.
Aggregate Amount of Servicing Fee                                 0.00          Number     Effected       Amount           Date
Aggregate Amount of Special Servicing Fee                         0.00          ====================================================
Aggregate Amount of Trustee Fee                                   0.00
Aggregate Stand-by Fee                                            0.00
Aggregate Paying Agent Fee                                        0.00
Aggregate Trust Fund Expenses

Current 1 Month LIBOR Rate                                        0.000000%
Next 1 Month LIBOR Rate                                           0.000000%

                                                                                ====================================================
                                                                                  Total
                                                                                ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 25

                                                                 B-5

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 25

                                                                 B-6

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2FL
                           A-3
                           A-PB
                           A-4
                           A-1A
                           X-P
                           X-C
                           A-M
                           A-J
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           ===============================================================================
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 25

                                                                 B-7

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                               % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 25

                                                                 B-8

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                                PROPERTY TYPE (3)
================================================================    ================================================================
                                   % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

                            NOTE RATE                                                           SEASONING
================================================================    ================================================================
                                   % of                                                                % of
Note            # of    Scheduled   Agg.  WAM        Weighted                       # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning       loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 25

                                                                 B-9

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                          % of                   Weighted    Remaining                       % of                Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                          % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 25

                                                                B-10

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 25

                                                                B-11

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of                Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 25

                                                                B-12

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 25

                                                                B-13

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 25

                                                                B-14

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 25

                                                                B-15

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 25

                                                                B-16

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                         (2) Resolution Strategy Code                            (3) Modification Code
       ----------------------                         ----------------------------                            ---------------------

- Multi-Family      OF - Office         1 - Modification  6 - DPO                 10 - Deed in Lieu Of      1 - Maturity Date
- Retail            MU - Mixed Use      2 - Foreclosure     - REO                      Foreclosure              Extension
- Health Care       LO - Lodging        3 - Bankruptcy      - Resolved            11 - Full Payoff          2 - Authorization Change
- Industrial        SS - Self Storage   4 - Extension       - Pending Return      12 - Reps and Warranties  3 - Principal Write-Off
- Warehouse         OT - Other          5 - Note Sale         to Master Servicer  13 - Other or TBD         4 - Combination
- Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 25

                                                                B-17

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalities
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 25

                                                                B-18

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 25

                                                                B-19

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Advances         Advances          Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure      - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy       - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension        - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 20 of 25

                                                                B-20

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of            - Multi-Family                - Office
2 - Foreclosure      - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy       - Resolved            11 - Full Payoff                - Health Care              LO - Lodging
4 - Extension        - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD               - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 21 of 25

                                                                B-21

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure      - REO                      Foreclosure
3 - Bankruptcy       - Resolved            11 - Full Payoff
4 - Extension        - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 22 of 25

                                                                B-22

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     MODIFIED LOAN DETAIL

===================================================================================================
              Offering
 Loan         Document          Pre-Modification     Modification
Number     Cross-Reference           Balance             Date              Modification Description
===================================================================================================

===================================================================================================
Totals
===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 23 of 25

                                                                B-23

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 24 of 25

                                                                B-24

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized     Over-collateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments/         (Recoveries)/           Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 25 of 25

                                                                B-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

                                  CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

   PERIOD         DATE            BALANCE
------------   ----------   -------------------

      0        12/29/05     204,025,000.00
      1        01/15/06     204,025,000.00
      2        02/15/06     204,025,000.00
      3        03/15/06     204,025,000.00
      4        04/15/06     204,025,000.00
      5        05/15/06     204,025,000.00
      6        06/15/06     204,025,000.00
      7        07/15/06     204,025,000.00
      8        08/15/06     204,025,000.00
      9        09/15/06     204,025,000.00
     10        10/15/06     204,025,000.00
     11        11/15/06     204,025,000.00
     12        12/15/06     204,025,000.00
     13        01/15/07     204,025,000.00
     14        02/15/07     204,025,000.00
     15        03/15/07     204,025,000.00
     16        04/15/07     204,025,000.00
     17        05/15/07     204,025,000.00
     18        06/15/07     204,025,000.00
     19        07/15/07     204,025,000.00
     20        08/15/07     204,025,000.00
     21        09/15/07     204,025,000.00
     22        10/15/07     204,025,000.00
     23        11/15/07     204,025,000.00
     24        12/15/07     204,025,000.00
     25        01/15/08     204,025,000.00
     26        02/15/08     204,025,000.00
     27        03/15/08     204,025,000.00
     28        04/15/08     204,025,000.00
     29        05/15/08     204,025,000.00
     30        06/15/08     204,025,000.00
     31        07/15/08     204,025,000.00
     32        08/15/08     204,025,000.00
     33        09/15/08     204,025,000.00
     34        10/15/08     204,025,000.00
     35        11/15/08     204,025,000.00
     36        12/15/08     204,025,000.00
     37        01/15/09     204,025,000.00
     38        02/15/09     204,025,000.00
     39        03/15/09     204,025,000.00
     40        04/15/09     204,025,000.00
     41        05/15/09     204,025,000.00
     42        06/15/09     204,025,000.00
     43        07/15/09     204,025,000.00
     44        08/15/09     204,025,000.00
     45        09/15/09     204,025,000.00
     46        10/15/09     204,025,000.00
     47        11/15/09     204,025,000.00
     48        12/15/09     204,025,000.00
     49        01/15/10     204,025,000.00
     50        02/15/10     204,025,000.00
     51        03/15/10     204,025,000.00
     52        04/15/10     204,025,000.00
     53        05/15/10     204,025,000.00
     54        06/15/10     204,025,000.00
     55        07/15/10     204,025,000.00
     56        08/15/10     204,025,000.00
     57        09/15/10     204,025,000.00
     58        10/15/10     204,024,518.46

   PERIOD         DATE            BALANCE
------------   ----------   -------------------

     59        11/15/10     201,847,553.77
     60        12/15/10     199,711,903.82
     61        01/15/11     197,664,967.57
     62        02/15/11     195,608,457.60
     63        03/15/11     192,795,027.85
     64        04/15/11     190,715,737.36
     65        05/15/11     188,378,335.07
     66        06/15/11     186,278,385.46
     67        07/15/11     183,920,872.21
     68        08/15/11     181,800,072.34
     69        09/15/11     179,669,352.45
     70        10/15/11     177,281,884.71
     71        11/15/11     175,130,029.88
     72        12/15/11     172,703,854.67
     73        01/15/12     170,514,742.48
     74        02/15/12     168,315,392.95
     75        03/15/12     165,610,919.01
     76        04/15/12     163,388,635.15
     77        05/15/12     160,909,256.56
     78        06/15/12     158,664,983.97
     79        07/15/12     156,164,200.36
     80        08/15/12     148,304,148.85
     81        09/15/12     146,027,084.18
     82        10/15/12     143,494,378.34
     83        11/15/12     139,873,437.75
     84        12/15/12     137,030,562.54
     85        01/15/13     134,689,134.38
     86        02/15/13     132,336,787.35
     87        03/15/13     129,232,621.89
     88        04/15/13     126,854,825.97
     89        05/15/13     124,219,786.52
     90        06/15/13     121,818,612.37
     91        07/15/13     119,160,812.83
     92        08/15/13     116,736,044.93
     93        09/15/13     114,299,968.85
     94        10/15/13     111,608,189.51
     95        11/15/13     109,148,197.91
     96        12/15/13     106,433,135.41
     97        01/15/14     103,949,007.80
     98        02/15/14     101,453,294.69
     99        03/15/14      98,218,479.63
     100       04/15/14      95,696,037.66
     101       05/15/14      92,920,178.34
     102       06/15/14      90,373,024.59
     103       07/15/14      87,573,106.95
     104       08/15/14      85,001,013.58
     105       09/15/14      82,416,923.75
     106       10/15/14      79,581,046.06
     107       11/15/14      76,971,676.06
     108       12/15/14      74,111,186.71
     109       01/15/15      71,476,303.43
     110       02/15/15      68,829,130.35
     111       03/15/15      65,456,290.63
     112       04/15/15      62,781,036.34
     113       05/15/15      40,373,433.92
     114       06/15/15      37,701,457.92
     115       07/15/15      34,783,430.32
     116       08/15/15                 0

                                      C-1

     The file "WBCMT 2005-C22 Prospectus Annexes A1-6.xls", which is a
Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders;
Available Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT
2005-C22 Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2005-C22 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C22 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties" or "A-2 Certain Information
Regarding Multifamily Mortgaged Properties" or "A-3 Reserve Accounts
Information" or "A-4 Commercial Tenant Schedule" or "A-5 Certain
Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and
Portfolio)" or "A-6 Debt Service Payment Schedule for Tiffany Building Loan",
respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================
       UNTIL MARCH   , 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.
                 --------------------------------------------

                PROSPECTUS SUPPLEMENT

MATERIAL FEDERAL INCOME TAX

                       PROSPECTUS
ADDITIONAL INFORMATION .......................     6
INCORPORATION OF CERTAIN INFORMATION

DESCRIPTION OF THE POOLING AND
  SERVICING AGREEMENTS .......................    53
DESCRIPTION OF CREDIT SUPPORT ................    67
CERTAIN LEGAL ASPECTS OF MORTGAGE
  LOANS AND LEASES ...........................    69
MATERIAL FEDERAL INCOME TAX

===============================================================================

===============================================================================

                                 $2,332,345,000
                                 (APPROXIMATE)

                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                           WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                              COMMERCIAL MORTGAGE
                                 PASS-THROUGH
                          CERTIFICATES SERIES 2005-C22

               ------------------------------------------------
                             PROSPECTUS SUPPLEMENT
               ------------------------------------------------
                              WACHOVIA SECURITIES

                            DEUTSCHE BANK SECURITIES

                              GOLDMAN, SACHS & CO.

                                    JPMORGAN

                                     NOMURA

                                DECEMBER  , 2005

===============================================================================

                          MAY BE AMENDED OR COMPLETED
                             PRIOR TO TIME OF SALE

                     DISKETTE TO THE PROSPECTUS SUPPLEMENT
                            DATED DECEMBER 4, 2005

                                 WACHOVIA BANK
                           COMMERCIAL MORTGAGE TRUST

                                   COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C22

                                 WBCMT 2005-C22
                          PROSPECTUS ANNEXES A1-6.XLS
                           (MICROSOFT EXCEL 5.0 FILE)

                         $2,332,345,000 (APPROXIMATE)
                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-C22

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